Exhibit 10.4

AHCA CONTRACT NO. FP020
AMENDMENT NO. 5
THIS CONTRACT, entered into between the State of Florida, AGENCY FOR HEALTH CARE ADMINISTRATION, hereinafter referred to as the “Agency,” and WELLCARE OF FLORIDA, INC., D/B/A STAYWELL HEALTH PLAN OF FLORIDA, hereinafter referred to as the “Vendor” or “Managed Care Plan,” is hereby amended as follows:

1.
Effective January 15, 2015, Attachment I, Scope of Services - Effective Date: October 1, 2014, Statewide Medicaid Managed Care Program, is hereby deleted in its entirety and replaced with Attachment I, Scope of Services - Effective Date: January 15, 2015, Statewide Medicaid Managed Care Program, attached hereto and made a part of this Contract. All references in this Contract to Attachment I, Scope of Services - Effective Date: October 1, 2014, shall hereinafter refer to Attachment I, Scope of Services- Effective Date: January 15, 2015.

2.
Effective January 15, 2015, Attachment II, Core Contract Provisions – Effective October 1, 2014, is hereby deleted in its entirety and replaced with Attachment II, Core Contract Provisions - Effective January 15, 2015, attached hereto and made a part of this Contract. All references in this Contract to Attachment II, Core Contract Provisions - Effective October 1, 2014, shall hereinafter refer to Attachment II, Core Contract Provisions- Effective January 15, 2015.

All provisions not in conflict with this Amendment are still in effect and are to be performed at the level specified in this Contract.
This Amendment, and all its attachments, are hereby made part of this Contract.
This Amendment cannot be executed unless all previous amendments to this Contract have been fully executed.
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AHCA Contract No. FP020, Amendment No. 5, Page 1 of 2

IN WITNESS WHEREOF, the Parties hereto have caused this four hundred and forty-two (442) page Amendment (including all attachments) to be executed by their officials thereunto duly authorized.

WELLCARE OF FLORIDA, INC., D/B/A			STATE OF FLORIDA, AGENCY FOR
STAYWELL HEALTH PLAN OF FLORIDA			HEALTH CARE ADMINISTRATION

SIGNED			SIGNED
BY:	/s/ Gregg MacDonald		BY:	/s/ Elizabeth Dudek
NAME:	Gregg MacDonald		NAME:	Elizabeth Dudek
TITLE:	State President		TITLE:	Secretary
DATE:	1-8-15		DATE:	1/9/15

List of Attachments/Exhibits included as part of this Amendment

Specify Type	Letter / Number	Description
Attachment	I	Scope of Services – Effective Date: January 15, 2015 (27 Pages)
Attachment	II	Core Contract Provisions - Effective January 15, 2015 (413 Pages)

AHCA Contract No. FP020, Amendment No. 5, Page 2 of 2

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
SCOPE OF SERVICES - Effective Date: January 15, 2015
STATEWIDE MEDICAID MANAGED CARE PROGRAM

I.    Services to be Provided

A.	Overview of Contract Structure
Part IV of Chapter 409, F.S. established Florida Medicaid's statewide managed care program, referred to as statewide Medicaid managed care (SMMC). Contracted managed care plans participate in one, or both, of two SMMC programs: one for managed medical assistance (MMA) and one for long-term care (LTC). Additionally, some managed care plans participating in the MMA program component serve specialty populations who meet specified criteria based on age, condition or diagnosis.
The Contract consists of distinct parts as follows:

(1)	Attachment I, Scope of Services, includes contract provisions that are unique to the particular managed care plan.

(a)	Exhibit I-A, Approved Expanded Benefits Coverage and Limitations;

(b)	Exhibit I-B, Medicaid Provider Identification Numbers;

(c)	Exhibit I-C, Managed Care Plan Rates.

(2)	Attachment II, Core Contract Provisions, includes contract provisions that apply to all managed care plans unless specifically noted otherwise.

(3)	Exhibits to Attachment II, include contract provisions that are unique to the specific component of SMMC:

(a)	Exhibit II-A, Managed Medical Assistance (MMA) Program, i.e. the MMA Exhibit;

(b)	Exhibit II-B, Long-Term Care (LTC) Managed Care Program, i.e. the LTC Exhibit;

(c)	Exhibit II-C, Specialty Plan (if applicable).
B. Authorized Regions and Program Enrollment Levels
The Managed Care Plan is authorized to provide services pursuant to this Contract in the region(s), and up to the maximum enrollment levels for such region(s), for the applicable SMMC program as specified in Table 1 below.

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AHCA Contract No. FP020, Attachment I, Effective 01/15/15, Page 1 of 7

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

Table 1: Regions and Program Enrollment Levels
Region	Program Component
	MMA	LTC	Specialty
Region 1
Region 2	117,516
Region 3	130,444
Region 4	152,143
Region 5	95,177
Region 6	118,754
Region 7	129,577
Region 8	104,607
Region 9
Region 10
Region 11	114,124

The authorized maximum enrollment levels listed are effective upon Contract execution unless otherwise specified. The maximum enrollment levels may be altered during the life of this Contract pursuant to Attachment II and its Exhibits.

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AHCA Contract No. FP020, Attachment I, Effective 01/15/15, Page 2 of 7

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

C.    Covered Services
The Managed Care Plan shall ensure the provision of covered services in accordance with the provisions of Attachment II and its Exhibits, summarized in Table 2a (MMA) and/or Table 2b (LTC) below, to enrollees of the applicable SMMC program(s) in the authorized region(s) specified in Table 1.

Table 2a: Required MMA Services
(1)	Advanced Registered Nurse Practitioner
(2)	Ambulatory Surgical Center Services
(3)	Assistive Care Services
(4)	Behavioral Health Services
(5)	Birth Center and Licensed Midwife Services
(6)	Clinic Services
(7)	Chiropractic Services
(8)	Dental Services
(9)	Child Health Check Up
(10)	Immunizations
(11)	Emergency Services
(12)	Emergency Behavioral Health Services
(13)	Family Planning Services and Supplies
(14)	Healthy Start Services
(15)	Hearing Services
(16)	Home Health Services and Nursing Care
(17)	Hospice Services
(18)	Hospital Services
(19)	Laboratory and Imaging Services
(20)	Medical Supplies, Equipment, Prostheses and Orthoses
(21)	Optometric and Vision Services
(22)	Physician Assistant Services
(23)	Physician Services
(24)	Podiatric Services
(25)	Prescribed Drug Services
(26)	Renal Dialysis Services
(27)	Therapy Services
(28)	Transportation Services

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AHCA Contract No. FP020, Attachment I, Effective 01/15/15, Page 3 of 7

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

Table 2b: Required LTC Services
(1)	Adult Companion Care
(2)	Adult Day Health Care
(3)	Assistive Care Services
(4)	Assisted Living
(5)	Attendant Care
(6)	Behavioral Management
(7)	Caregiver Training
(8)	Care Coordination/Case Management
(9)	Home Accessibility Adaptation Services
(10)	Home Delivered Meals
(11)	Homemaker Services
(12)	Hospice
(13)	Intermittent and Skilled Nursing
(14)	Medical Equipment and Supplies
(15)	Medication Administration
(16)	Medication Management
(17)	Nutritional Assessment/Risk Reduction Services
(18)	Nursing Facility Services
(19)	Personal Care
(20)	Personal Emergency Response Systems (PERS)
(21)	Respite Care
(22)	Occupational Therapy
(23)	Physical Therapy
(24)	Respiratory Therapy
(25)	Speech Therapy
(26)	Transportation

D.    Approved Expanded Benefits
The Managed Care Plan shall provide the following expanded benefits, in accordance with the provisions of Attachment II and its Exhibits and the coverage and limitations specified in Exhibit I-A of this Attachment, denoted by "X" in Table 3a (MMA) and/or Table 3b (LTC) below, to enrollees of the applicable SMMC program(s) in the authorized region(s) specified in Table 1.

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AHCA Contract No. FP020, Attachment I, Effective 01/15/15, Page 4 of 7

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

Table 3a: Approved MMA Expanded Benefits
X	Primary Care Visits (Non-Pregnant Adults)
X	Home Health Care (Non-Pregnant Adults)
X	Physician Home Visits
X	Prenatal/Perinatal Visits
X	Outpatient Services
X	Over-The-Counter (OTC) Medication/Supplies
X	Adult Dental Services
X	Waived Copayments
X	Vision Services
X	Hearing Services
X	Newborn Circumcision
X	Adult Pneumonia Vaccine
X	Adult Influenza Vaccine
X	Adult Shingles Vaccine
X	Post Discharge Meals
X	Nutritional Counseling
X	Pet Therapy
X	Art Therapy
X	Equine Therapy
X	Medically Related Lodging and Food

Table 3b: Approved LTC Expanded Benefits
ALF/AFCH Bed Hold
Cellular Phone Services
Dental Services
Emergency Financial Assistance
Hearing Evaluation
Mobile Personal Emergency Response System
Non-Medical Transportation
Over-The-Counter (OTC) Medication/Supplies
Support to Transition Out of a Nursing Facility
Vision Services
Wellness Grocery Discount
Additional LTC Expanded Benefits
These benefits will not appear in Choice Counselling materials
Box Fan
Caregiver Information/Support
Document Keeper
Household Set-Up Kit
Welcome Home Basket
Nurse Helpline Services
Pill Organizer

AHCA Contract No. FP020, Attachment I, Effective 01/15/15, Page 5 of 7

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

II.    Manner of Service Provision
A.    Plan Qualification
The Managed Care Plan is approved to provide contracted services as a qualified entity under s 409.962(6), F.S., as denoted by "X" in Table 4 below.

Table 4: Plan Qualification
X	Health Maintenance Organization (HMO)
Provider Service Network (PSN)
Exclusive Provider Organization (EPO)
Accountable Care Organization (ACO)
Other Insurer

B.    Plan Type
The Managed Care Plan is approved to provide contracted services as one or more of four plan types, denoted by authorized region(s) in Table 5 below, to enrollees of the applicable SMMC program(s) in the authorized region(s) specified in Table 1.

(1)	MMA Managed Care Plans are those plans that provide covered services specified in the MMA Exhibit, including those covered under s. 409.973(1)(a) through (cc), F.S.

(2)	LTC Managed Care Plans are those plans that provide covered services specified in the LTC Exhibit, including those covered under s. 409.98(1) through (19), F.S.

(3)	Comprehensive LTC Plans are those plans that provide services described in s. 409.973, F.S., and also provide the services described in s. 409.98, F.S.

(4)
Specialty Plans are those plans that provide covered services specified in the MMA Exhibit, including those covered under s. 409.973(1)(a) through (cc), F.S., to only eligible recipients defined as a specialty population in the Attachment II and its Exhibits.

Table 5: SMMC Plan Type
Region	SMMC Program
	MMA/LTC	Specialty
Region 1
Region 2	MMA Plan
Region 3	MMA Plan
Region 4	MMA Plan
Region 5	MMA Plan
Region 6	MMA Plan
Region 7	MMA Plan
Region 8	MMA Plan
Region 9
Region 10
Region 11	MMA Plan

AHCA Contract No. FP020, Attachment I, Effective 01/15/15, Page 6 of 7

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

III.     Method of Payment
A.    Total Contract Amount
The Agency shall make payment, in a total dollar amount not to exceed $11,789,499,367.00 to the Managed Care Plan in accordance with Attachment II and its Exhibits. The Agency shall make payments through its fiscal agent using the Medicaid Provider Identification Number(s) specified in Exhibit I-B.
B.    Capitation Rates
The capitation rate payment shall be in accordance with Attachment II and its Exhibits. The capitation rates are contained in Exhibit I-C of this Attachment. These rates are titled "MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS."
C.    Kick Payment Rates
The kick payment rates shall be in accordance with Attachment II and its Exhibits. These rates are titled "KICK PAYMENT RATES FOR COVERED [SERVICE NAME] SERVICES; NOT FOR USE UNLESS APPROVED BY CMS."
IV.    Special Provisions
A.    Order of Precedence
The Managed Care Plan shall perform its contracted duties in accordance with this Contract, the ITN(s), including all addenda and the Vendor's response to the ITN(s). In the event of conflict among Contract documents, any identified inconsistency in this Contract shall be resolved by giving precedence in the following order:

(1)	This Contract, including all attachments;

(2)	The ITN(s), including all addenda; and

(3)	The Vendor’s response to the ITN(s), including information provided through negotiations.

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AHCA Contract No. FP020, Attachment I, Effective 01/15/15, Page 7 of 7

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-A - Effective Date: January 15, 2015

Approved Expanded Benefit Coverage and Limitations Managed Medical Assistance (MMA)
Approved Benefit	Approved Limitations
Primary Care Visits (Non-Pregnant Adults)	Unlimited visits.
Home Health Care (Non-Pregnant Adults)	One (1) visit per day; subject to medical necessity and prior authorization.
Physician Home Visits	Unlimited visits; limited to homebound enrollees who are frail, have a chronic disability and/or complex medical needs; subject to medical necessity.
Prenatal/Perinatal Visits	Unlimited prenatal visits; unlimited postnatal visits for the first four (4) weeks post-partum.
Outpatient Services	One-thousand dollars ($1,000) for outpatient services per fiscal year (July 1-June 30); subject to prior authorization.
Over-The-Counter (OTC) Medication/Supplies	Twenty-five dollars ($25) per household per month; enrollee purchases limited to an approved list of products.
Adult Dental Services	One (1) exam every six (6) months; one (1) cleaning every six (6) months; one (1) x-ray per year.
Waived Copayments	Enrollees shall not be subject to co-payment charges except: non-emergency emergency room visits and chiropractic services.
Vision Services	One hundred dollars ($100) with which enrollees may purchase frames, lenses and contact lenses per year.
Hearing Services	One (1) hearing exam every two (2) years; one (1) hearing aid every two (2) years.
Newborn Circumcision	Available upon request up to three (3) months old; subject to prior authorization.
Adult Pneumonia Vaccine	Administered as medically advised; limit one (1) vaccination per lifetime.
Adult Influenza Vaccine	One (1) vaccination per year.
Adult Shingles Vaccine	Limit one (1) vaccination every six (6) years; subject to prior authorization.
Post Discharge Meals	Ten (10) meals within two weeks of an enrollee being discharged from an inpatient facility; limited to SSI and Medicare/Medicaid dual eligible enrollees; subject to prior authorization.
Nutritional Counseling	Unlimited visits; limited to enrollees who receive home health services with a chronic disability or a complex medical need; subject to medical necessity and prior authorization.

AHCA Contract No. FP020, Attachment I, Exhibit I-A, Effective 01/15/15, Page 1 of 2

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

Pet Therapy	Unlimited visits; limited to SSI, child welfare and Medicare/Medicaid dual eligible enrollees; subject to medical necessity and prior authorization.
Art Therapy	Unlimited visits; limited to SSI, child welfare and Medicare/Medicaid dual eligible enrollees; subject to medical necessity and prior authorization.
Equine Therapy	Ten (10) visits per year; limited to SSI, child welfare and Medicare/Medicaid dual eligible enrollees; enrollee must be more than one (1) year old; subject to prior authorization.
Medically Related Lodging and Food
Unlimited coverage for enrollees and traveling partners; benefit only available if enrollee is required to travel more than fifty (50) miles from their home for non-emergent specialist or hospital treatment; overnight stay required; adult enrollees are limited to one (1) travel partner; child enrollees are limited to two (2) travel partners; subject to prior authorization.

All expanded benefits are in excess of benefits specified in the Medicaid State Plan.
The Managed Care Plan may require enrollees to use an established network of providers, approved by the Agency, to obtain expanded benefits under this Contract.
Unless otherwise specified in this Exhibit, expanded benefits are not subject to prior authorization or co-payment charges.

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AHCA Contract No. FP020, Attachment I, Exhibit I-A, Effective 01/15/15, Page 2 of 2

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-B - Effective Date: January 15, 2015

Medicaid Provider Identification Numbers
Region	MMA	LTC	Specialty
1
2	0105630-02
3	0105630-03
4	0105630-04
5	0105630-05
6	0105630-06
7	0105630-07
8	0105630-08
9
10
11	0105630-11

The Agency will provide Medicaid Provider Identification Numbers to the Managed Care Plan subsequent to the Agency's completion of a plan-specific readiness review and prior to enrolling recipient in the Managed Care Plan in each authorized region.

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AHCA Contract No. FP020, Attachment I, Exhibit I-B, Effective 01/15/15, Page 1 of 1

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-C - Effective Date: January 15, 2015
MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
REGION 2 - Effective May 1, 2014 – June 30, 2014

REGION 2					HIV/AIDS		Long-Term Care Enrollees[1]
Age Band	TANF	SSI No Medicare	Dual Eligible	Child Welfare	Dual Eligible	Medicaid Only	Dual Eligible	Medicaid Only
0-2 Months	$1,094.16	$19,072.40		$1,369.48
3-11 Months	183.32	3,735.12		565.76
1-13 Years	111.00	342.61		429.69
14-54 Years Female	308.78
14-54 Years Male	132.53
14+ Years (Male and Female)		790.05		678.18
55+ Years (Male and Female)	360.48
Under Age 65			156.77				$290.81	2064.22
Age 65+			109.02				$159.36	1334.05
Medicare Advantage/D-SNP
HIV-AIDS					$155.48	$2,697.66

1. Long-Term Care Enrollees refer to those enrolled in both the MMA and LTC components of a comprehensive plan. A factor of 0.9 will be applied to the LTC Dual Eligible and LTC Medicaid Only rates for those long-term care enrollees.
2. Rates shown reflect base rates and do not include the impacts of risk adjustment.

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AHCA Contract No. FP020, Attachment I, Exhibit I-C, Effective 01/15/15, Page 1 of 17

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-C - Effective Date: January 15, 2015
MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
REGION 3 - Effective May 1, 2014 – June 30, 2014

REGION 3					HIV/AIDS		Long-Term Care Enrollees[1]
Age Band	TANF	SSI No Medicare	Dual Eligible	Child Welfare	Dual Eligible	Medicaid Only	Dual Eligible	Medicaid Only
0-2 Months	$1,237.57	$22,454.93		$1,394.19
3-11 Months	207.35	4,397.55		575.97
1-13 Years	125.55	403.37		437.44
14-54 Years Female	349.25
14-54 Years Male	149.90
14+ Years (Male and Female)		930.16		690.42
55+ Years (Male and Female)	407.73
Under Age 65			153.34				$295.91	$2,237.34
Age 65+			106.63				$161.91	$1,445.93
Medicare Advantage/D-SNP
HIV-AIDS					$182.12	$2,705.71

1. Long-Term Care Enrollees refer to those enrolled in both the MMA and LTC components of a comprehensive plan. A factor of 0.9 will be applied to the LTC Dual Eligible and LTC Medicaid Only rates for those long-term care enrollees.
2. Rates shown reflect base rates and do not include the impacts of risk adjustment.

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AHCA Contract No. FP020, Attachment I, Exhibit I-C, Effective 01/15/15, Page 2 of 17

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-C - Effective Date: January 15, 2015
MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
REGION 4 - Effective May 1, 2014 – June 30, 2014

REGION 4					HIV/AIDS		Long-Term Care Enrollees[1]
Age Band	TANF	SSI No Medicare	Dual Eligible	Child Welfare	Dual Eligible	Medicaid Only	Dual Eligible	Medicaid Only
0-2 Months	$1,146.62	$22,224.26		$1,526.83
3-11 Months	192.11	4,352.38		630.77
1-13 Years	116.32	399.23		479.06
14-54 Years Female	323.58
14-54 Years Male	138.88
14+ Years (Male and Female)		920.61		756.11
55+ Years (Male and Female)	377.76
Under Age 65			173.69				$289.37	$2,516.14
Age 65+			120.78				$158.16	$1,626.12
Medicare Advantage/D-SNP
HIV-AIDS					155.82	2500.46

1. Long-Term Care Enrollees refer to those enrolled in both the MMA and LTC components of a comprehensive plan. A factor of 0.9 will be applied to the LTC Dual Eligible and LTC Medicaid Only rates for those long-term care enrollees.
2. Rates shown reflect base rates and do not include the impacts of risk adjustment.

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AHCA Contract No. FP020, Attachment I, Exhibit I-C, Effective 01/15/15, Page 3 of 17

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-C - Effective Date: January 15, 2015
MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
REGION 5 - Effective May 1, 2014 – June 30, 2014

REGION 5					HIV/AIDS		Long-Term Care Enrollees[1]
Age Band	TANF	SSI No Medicare	Dual Eligible	Child Welfare	Dual Eligible	Medicaid Only	Dual Eligible	Medicaid Only
0-2 Months	$1,377.91	$24,350.08		$1,813.76
3-11 Months	230.86	4,768.69		749.30
1-13 Years	139.79	437.41		569.09
14-54 Years Female	388.86
14-54 Years Male	166.90
14+ Years (Male and Female)		1,008.67		898.20
55+ Years (Male and Female)	453.97
Under Age 65			131.76				$276.19	$2,482.33
Age 65+			91.63				$151.15	$1,604.26
Medicare Advantage/D-SNP
HIV-AIDS					$154.10	$2,887.15

1. Long-Term Care Enrollees refer to those enrolled in both the MMA and LTC components of a comprehensive plan. A factor of 0.9 will be applied to the LTC Dual Eligible and LTC Medicaid Only rates for those long-term care enrollees.
2. Rates shown reflect base rates and do not include the impacts of risk adjustment.

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AHCA Contract No. FP020, Attachment I, Exhibit I-C, Effective 01/15/15, Page 4 of 17

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-C - Effective Date: January 15, 2015
MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
REGION 6 - Effective May 1, 2014 – June 30, 2014

REGION 6					HIV/AIDS		Long-Term Care Enrollees[1]
Age Band	TANF	SSI No Medicare	Dual Eligible	Child Welfare	Dual Eligible	Medicaid Only	Dual Eligible	Medicaid Only
0-2 Months	$1,236.35	$22,063.22		$1,658.03
3-11 Months	207.15	4,320.84		684.97
1-13 Years	125.42	396.33		520.22
14-54 Years Female	348.91
14-54 Years Male	149.75
14+ Years (Male and Female)		913.94		821.08
55+ Years (Male and Female)	407.33
Under Age 65			127.88				$283.44	$2,505.48
Age 65+			88.93				$154.18	$1,619.23
Medicare Advantage/D-SNP
HIV-AIDS					$163.88	$2,902.00

1. Long-Term Care Enrollees refer to those enrolled in both the MMA and LTC components of a comprehensive plan. A factor of 0.9 will be applied to the LTC Dual Eligible and LTC Medicaid Only rates for those long-term care enrollees.
2. Rates shown reflect base rates and do not include the impacts of risk adjustment.

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AHCA Contract No. FP020, Attachment I, Exhibit I-C, Effective 01/15/15, Page 5 of 17

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-C - Effective Date: January 15, 2015
MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
REGION 7 - Effective May 1, 2014 – June 30, 2014

REGION 7					HIV/AIDS		Long-Term Care Enrollees[1]
Age Band	TANF	SSI No Medicare	Dual Eligible	Child Welfare	Dual Eligible	Medicaid Only	Dual Eligible	Medicaid Only
0-2 Months	Not Applicable	Not Applicable		Not Applicable
3-11 Months	Not Applicable	Not Applicable		Not Applicable
1-13 Years	Not Applicable	Not Applicable		Not Applicable
14-54 Years Female	Not Applicable
14-54 Years Male	Not Applicable
14+ Years (Male and Female)		Not Applicable		Not Applicable
55+ Years (Male and Female)	Not Applicable
Under Age 65			Not Applicable				Not Applicable	Not Applicable
Age 65+			Not Applicable				Not Applicable	Not Applicable
Medicare Advantage/D-SNP			TBD
HIV-AIDS					Not Applicable	Not Applicable

1. Long-Term Care Enrollees refer to those enrolled in both the MMA and LTC components of a comprehensive plan. A factor of 0.9 will be applied to the LTC Dual Eligible and LTC Medicaid Only rates for those long-term care enrollees.
2. Rates shown reflect base rates and do not include the impacts of risk adjustment.

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AHCA Contract No. FP020, Attachment I, Exhibit I-C, Effective 01/15/15, Page 6 of 17

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-C - Effective Date: January 15, 2015
MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
REGION 8 - Effective May 1, 2014 – June 30, 2014

REGION 8					HIV/AIDS		Long-Term Care Enrollees[1]
Age Band	TANF	SSI No Medicare	Dual Eligible	Child Welfare	Dual Eligible	Medicaid Only	Dual Eligible	Medicaid Only
0-2 Months	$1,272.58	$24,376.24		$1,366.19
3-11 Months	213.22	4,773.82		564.40
1-13 Years	129.10	437.88		428.66
14-54 Years Female	359.13
14-54 Years Male	154.14
14+ Years (Male and Female)		1,009.75		676.56
55+ Years (Male and Female)	419.26
Under Age 65			137.13				$233.54	$2,446.41
Age 65+			95.36				$127.84	$1,581.05
Medicare Advantage/D-SNP
HIV-AIDS					$167.77	$2,909.87

1. Long-Term Care Enrollees refer to those enrolled in both the MMA and LTC components of a comprehensive plan. A factor of 0.9 will be applied to the LTC Dual Eligible and LTC Medicaid Only rates for those long-term care enrollees.
2. Rates shown reflect base rates and do not include the impacts of risk adjustment.

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AHCA Contract No. FP020, Attachment I, Exhibit I-C, Effective 01/15/15, Page 7 of 17

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-C - Effective Date: January 15, 2015
MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
REGION 10 - Effective May 1, 2014 – June 30, 2014

REGION 10					HIV/AIDS		Long-Term Care Enrollees[1]
Age Band	TANF	SSI No Medicare	Dual Eligible	Child Welfare	Dual Eligible	Medicaid Only	Dual Eligible	Medicaid Only
0-2 Months	Not Applicable	Not Applicable		Not Applicable
3-11 Months	Not Applicable	Not Applicable		Not Applicable
1-13 Years	Not Applicable	Not Applicable		Not Applicable
14-54 Years Female	Not Applicable
14-54 Years Male	Not Applicable
14+ Years (Male and Female)		Not Applicable		Not Applicable
55+ Years (Male and Female)	Not Applicable
Under Age 65			Not Applicable				Not Applicable	Not Applicable
Age 65+			Not Applicable				Not Applicable	Not Applicable
Medicare Advantage/D-SNP			TBD
HIV-AIDS					Not Applicable	Not Applicable

1. Long-Term Care Enrollees refer to those enrolled in both the MMA and LTC components of a comprehensive plan. A factor of 0.9 will be applied to the LTC Dual Eligible and LTC Medicaid Only rates for those long-term care enrollees.
2. Rates shown reflect base rates and do not include the impacts of risk adjustment.

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AHCA Contract No. FP020, Attachment I, Exhibit I-C, Effective 01/15/15, Page 8 of 17

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-C - Effective Date: January 15, 2015
MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
REGION 11 - Effective May 1, 2014 – June 30, 2014

REGION 11					HIV/AIDS		Long-Term Care Enrollees[1]
Age Band	TANF	SSI No Medicare	Dual Eligible	Child Welfare	Dual Eligible	Medicaid Only	Dual Eligible	Medicaid Only
0-2 Months	Not Applicable	Not Applicable		Not Applicable
3-11 Months	Not Applicable	Not Applicable		Not Applicable
1-13 Years	Not Applicable	Not Applicable		Not Applicable
14-54 Years Female	Not Applicable
14-54 Years Male	Not Applicable
14+ Years (Male and Female)		Not Applicable		Not Applicable
55+ Years (Male and Female)	Not Applicable
Under Age 65			Not Applicable				Not Applicable	Not Applicable
Age 65+			Not Applicable				Not Applicable	Not Applicable
Medicare Advantage/D-SNP			TBD
HIV-AIDS					Not Applicable	Not Applicable

1. Long-Term Care Enrollees refer to those enrolled in both the MMA and LTC components of a comprehensive plan. A factor of 0.9 will be applied to the LTC Dual Eligible and LTC Medicaid Only rates for those long-term care enrollees.
2. Rates shown reflect base rates and do not include the impacts of risk adjustment.

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AHCA Contract No. FP020, Attachment I, Exhibit I-C, Effective 01/15/15, Page 9 of 17

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-C - Effective Date: January 15, 2015
MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
REGION 2 - Effective July 1, 2014 – August 31, 2015

REGION 2					HIV/AIDS		Long-Term Care Enrollees[1]
Age Band	TANF	SSI No Medicare	Dual Eligible	Child Welfare	Dual Eligible	Medicaid Only	Dual Eligible	Medicaid Only
0-2 Months	$1,068.84	$17,812.93		$1,309.21
3-11 Months	$187.39	$3,575.66		$553.28
1-13 Years	$115.99	$352.10		$429.54
14-54 Years Female	$312.46
14-54 Years Male	$136.40
14+ Years (Male and Female)		$802.08		$671.86
55+ Years (Male and Female)	$374.00
Under Age 65			$159.47				$297.45	$2,051.61
Age 65+			$110.85				$163.17	$1,331.90
Medicare Advantage/D-SNP
HIV-AIDS					$159.13	$2,795.08

1. Long-Term Care Enrollees refer to those enrolled in both the MMA and LTC components of a comprehensive plan. A factor of 0.9 will be applied to the LTC Dual Eligible and LTC Medicaid Only rates for those long-term care enrollees.
2. Rates shown reflect base rates and do not include the impacts of risk adjustment.

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AHCA Contract No. FP020, Attachment I, Exhibit I-C, Effective 01/15/15, Page 10 of 17

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-C - Effective Date: January 15, 2015
MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
REGION 3 - Effective July 1, 2014 – August 31, 2015

REGION 3					HIV/AIDS		Long-Term Care Enrollees[1]
Age Band	TANF	SSI No Medicare	Dual Eligible	Child Welfare	Dual Eligible	Medicaid Only	Dual Eligible	Medicaid Only
0-2 Months	$1,118.07	$19,551.78		$1,299.83
3-11 Months	$196.02	$3,924.71		$549.31
1-13 Years	$121.33	$386.47		$426.46
14-54 Years Female	$326.85
14-54 Years Male	$142.68
14+ Years (Male and Female)		$880.37		$667.04
55+ Years (Male and Female)	$391.23
Under Age 65			$155.75				$306.36	$2,046.46
Age 65+			$108.27				$167.80	$1,328.56
Medicare Advantage/D-SNP
HIV-AIDS					$182.70	$2,642.48

1. Long-Term Care Enrollees refer to those enrolled in both the MMA and LTC components of a comprehensive plan. A factor of 0.9 will be applied to the LTC Dual Eligible and LTC Medicaid Only rates for those long-term care enrollees.
2. Rates shown reflect base rates and do not include the impacts of risk adjustment.

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AHCA Contract No. FP020, Attachment I, Exhibit I-C, Effective 01/15/15, Page 11 of 17

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-C - Effective Date: January 15, 2015
MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
REGION 4 - Effective July 1, 2014 – August 31, 2015

REGION 4					HIV/AIDS		Long-Term Care Enrollees[1]
Age Band	TANF	SSI No Medicare	Dual Eligible	Child Welfare	Dual Eligible	Medicaid Only	Dual Eligible	Medicaid Only
0-2 Months	$1,057.16	$19,538.35		$1,454.69
3-11 Months	$185.34	$3,922.01		$614.76
1-13 Years	$114.72	$386.20		$477.27
14-54 Years Female	$309.04
14-54 Years Male	$134.91
14+ Years (Male and Female)		$879.77		$746.51
55+ Years (Male and Female)	$369.91
Under Age 65			$176.91				$296.28	$2,177.66
Age 65+			$122.97				$162.11	$1,413.73
Medicare Advantage/D-SNP
HIV-AIDS					$159.24	$2,461.15

1. Long-Term Care Enrollees refer to those enrolled in both the MMA and LTC components of a comprehensive plan. A factor of 0.9 will be applied to the LTC Dual Eligible and LTC Medicaid Only rates for those long-term care enrollees.
2. Rates shown reflect base rates and do not include the impacts of risk adjustment.

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AHCA Contract No. FP020, Attachment I, Exhibit I-C, Effective 01/15/15, Page 12 of 17

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-C - Effective Date: January 15, 2015
MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
REGION 5 - Effective July 1, 2014 – August 31, 2015

REGION 5					HIV/AIDS		Long-Term Care Enrollees[1]
Age Band	TANF	SSI No Medicare	Dual Eligible	Child Welfare	Dual Eligible	Medicaid Only	Dual Eligible	Medicaid Only
0-2 Months	$1,302.22	$22,081.30		$1,766.09
3-11 Months	$228.31	$4,432.47		$746.36
1-13 Years	$141.31	$436.47		$579.44
14-54 Years Female	$380.68
14-54 Years Male	$166.18
14+ Years (Male and Female)		$994.27		$906.32
55+ Years (Male and Female)	$455.67
Under Age 65			$134.56				$282.51	$2,354.78
Age 65+			$93.54				$154.78	$1,528.72
Medicare Advantage/D-SNP
HIV-AIDS					$157.32	$2,958.89

1. Long-Term Care Enrollees refer to those enrolled in both the MMA and LTC components of a comprehensive plan. A factor of 0.9 will be applied to the LTC Dual Eligible and LTC Medicaid Only rates for those long-term care enrollees.
2. Rates shown reflect base rates and do not include the impacts of risk adjustment.

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AHCA Contract No. FP020, Attachment I, Exhibit I-C, Effective 01/15/15, Page 13 of 17

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-C - Effective Date: January 15, 2015
MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
REGION 6 - Effective July 1, 2014 – August 31, 2015

REGION 6					HIV/AIDS		Long-Term Care Enrollees[1]
Age Band	TANF	SSI No Medicare	Dual Eligible	Child Welfare	Dual Eligible	Medicaid Only	Dual Eligible	Medicaid Only
0-2 Months	$1,123.47	$19,086.27		$1,572.23
3-11 Months	$196.97	$3,831.26		$664.43
1-13 Years	$121.91	$377.27		$515.83
14-54 Years Female	$328.43
14-54 Years Male	$143.37
14+ Years (Male and Female)		$859.41		$806.83
55+ Years (Male and Female)	$393.12
Under Age 65			$129.84				$291.09	$2,226.74
Age 65+			$90.26				$158.54	$1,445.60
Medicare Advantage/D-SNP
HIV-AIDS					$167.13	$2,868.52

1. Long-Term Care Enrollees refer to those enrolled in both the MMA and LTC components of a comprehensive plan. A factor of 0.9 will be applied to the LTC Dual Eligible and LTC Medicaid Only rates for those long-term care enrollees.
2. Rates shown reflect base rates and do not include the impacts of risk adjustment.

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AHCA Contract No. FP020, Attachment I, Exhibit I-C, Effective 01/15/15, Page 14 of 17

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-C - Effective Date: January 15, 2015
MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
REGION 7 - Effective July 1, 2014 – August 31, 2015

REGION 7					HIV/AIDS		Long-Term Care Enrollees[1]
Age Band	TANF	SSI No Medicare	Dual Eligible	Child Welfare	Dual Eligible	Medicaid Only	Dual Eligible	Medicaid Only
0-2 Months	$1,143.19	$19,730.90		$1,582.04
3-11 Months	$200.42	$3,960.66		$668.57
1-13 Years	$124.06	$390.01		$519.05
14-54 Years Female	$334.19
14-54 Years Male	$145.88
14+ Years (Male and Female)		$888.44		$811.87
55+ Years (Male and Female)	$400.02
Under Age 65			$131.26				$292.40	$2,479.20
Age 65+			$91.24				$158.49	$1,609.49
Medicare Advantage/D-SNP			TBD
HIV-AIDS					$167.43	$2,862.24

1. Long-Term Care Enrollees refer to those enrolled in both the MMA and LTC components of a comprehensive plan. A factor of 0.9 will be applied to the LTC Dual Eligible and LTC Medicaid Only rates for those long-term care enrollees.
2. Rates shown reflect base rates and do not include the impacts of risk adjustment.

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AHCA Contract No. FP020, Attachment I, Exhibit I-C, Effective 01/15/15, Page 15 of 17

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-C - Effective Date: January 15, 2015
MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
REGION 8 - Effective July 1, 2014 – August 31, 2015

REGION 8					HIV/AIDS		Long-Term Care Enrollees[1]
Age Band	TANF	SSI No Medicare	Dual Eligible	Child Welfare	Dual Eligible	Medicaid Only	Dual Eligible	Medicaid Only
0-2 Months	$1,133.57	$20,548.31		$1,278.24
3-11 Months	$198.74	$4,124.74		$540.19
1-13 Years	$123.01	$406.17		$419.38
14-54 Years Female	$331.38
14-54 Years Male	$144.66
14+ Years (Male and Female)		$925.24		$655.96
55+ Years (Male and Female)	$396.65
Under Age 65			$137.78				$238.39	$2,076.58
Age 65+			$95.78				$130.64	$1,348.11
Medicare Advantage/D-SNP
HIV-AIDS					$171.11	$2,890.62

1. Long-Term Care Enrollees refer to those enrolled in both the MMA and LTC components of a comprehensive plan. A factor of 0.9 will be applied to the LTC Dual Eligible and LTC Medicaid Only rates for those long-term care enrollees.
2. Rates shown reflect base rates and do not include the impacts of risk adjustment.

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AHCA Contract No. FP020, Attachment I, Exhibit I-C, Effective 01/15/15, Page 16 of 17

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
EXHIBIT I-C - Effective Date: January 15, 2015
MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
REGION 11 - Effective July 1, 2014 – August 31, 2015

REGION 11					HIV/AIDS		Long-Term Care Enrollees[1]
Age Band	TANF	SSI No Medicare	Dual Eligible	Child Welfare	Dual Eligible	Medicaid Only	Dual Eligible	Medicaid Only
0-2 Months	$1,237.30	$24,338.77		$1,902.10
3-11 Months	$216.92	$4,885.62		$803.84
1-13 Years	$134.27	$481.09		$624.06
14-54 Years Female	$361.70
14-54 Years Male	$157.89
14+ Years (Male and Female)		$1,095.92		$976.12
55+ Years (Male and Female)	$432.95
Under Age 65			$175.91				$293.29	$2,511.25
Age 65+			$122.28				$158.71	$1,630.30
Medicare Advantage/D-SNP			TBD
HIV-AIDS					$162.86	$3,361.00

1. Long-Term Care Enrollees refer to those enrolled in both the MMA and LTC components of a comprehensive plan. A factor of 0.9 will be applied to the LTC Dual Eligible and LTC Medicaid Only rates for those long-term care enrollees.
2. Rates shown reflect base rates and do not include the impacts of risk adjustment.

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AHCA Contract No. FP020, Attachment I, Exhibit I-C, Effective 01/15/15, Page 17 of 17

ATTACHMENT II
CORE CONTRACT PROVISIONS – Effective January 15, 2015
Table of Contents

Section I. Definitions and Acronyms		4
A.	Definitions	4
B.	Acronyms	29
Section II. General Overview		33
A.	Background	33
B.	Purpose	33
C.	Responsibilities of the State of Florida	33
D.	General Responsibilities of the Managed Care Plan	36
Section III. Eligibility and Enrollment		42
A.	Eligibility	42
B.	Enrollment	44
C.	Disenrollment	47
D.	Marketing	52
Section IV. Enrollee Services and Grievance Procedures		66
A.	Enrollee Material	66
B.	Enrollee Services	76
C.	Grievance System	80
Section V. Covered Services		87
A.	Required Benefits	87
B.	Expanded Benefits	88
C.	Excluded Services	90
D.	Coverage Provisions	90
E.	Care Coordination/Case Management	91
F.	Quality Enhancements	95
Section VI. Provider Network		97
A.	Network Adequacy Standards	97
B.	Network Development and Management Plan	98
C.	Provider Credentialing and Contracting	101
D.	Provider Services	111
E.	Medical/Case Records Requirements	115
Section VII. Quality and Utilization Management		118

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 1 of 217

A.	Quality Improvement	118
B.	Performance Measures (PMs)	122
C.	Performance Improvement Projects (PIPs)	124
D.	Satisfaction and Experience Surveys	126
E.	Provider-Specific Performance Monitoring	127
F.	Other Quality Management Requirements	129
G.	Utilization Management (UM)	131
H.	Continuity of Care in Enrollment	135
Section VIII. Administration and Management		137
A.	Organizational Governance and Staffing	137
B.	Subcontracts	139
C.	Information Management and Systems	144
D.	Claims and Provider Payment	153
E.	Encounter Data Requirements	156
F.	Fraud and Abuse Prevention	160
Section IX. Method of Payment		169
A.	Fixed Price Unit Contract	169
B.	Payment Provisions	169
Section X. Financial Requirements		179
A.	Insolvency Protection	179
B.	Surplus	180
C.	Interest	181
D.	Third Party Resources	181
E.	Assignment	183
F.	Financial Reporting	184
G.	Inspection and Audit of Financial Records	184
Section XI. Sanctions		185
A.	Contract Violations and Non-Compliance	185
B.	Performance Measure Action Plans (PMAP) and Corrective Action Plans (CAP)	185
C.	Performance Measure Sanctions	185
D.	Other Sanctions	186
E.	Notice of Sanctions	187
F.	Dispute of Sanctions	187
Section XII. Special Terms and Conditions		189
A.	Applicable Laws and Regulations	189
B.	Entire Agreement	189

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 2 of 217

C.	Licensing	190
D.	Ownership and Management Disclosure	190
E.	Conflict of Interest	193
F.	Withdrawing Services from a Region	194
G.	Termination Procedures	195
H.	Agency Contract Management	197
I.	Disputes	197
J.	Indemnification	198
K.	Public Records Requests	199
L.	Communications	199
Section XIII. Liquidated Damages		201
A.	Damages	201
B.	Issues and Amounts	202
Section XIV. Reporting Requirements		215
A.	Managed Care Plan Reporting Requirements	215

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AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 3 of 217

Section I. Definitions and Acronyms

Section I. Definitions and Acronyms
A.    Definitions

The following terms as used in this Contract shall be construed and/or interpreted as follows, unless the Contract otherwise expressly requires a different construction and/or interpretation. Some defined terms do not appear in all contracts.
Abandoned Call - A call in which the caller elects an option and is either not permitted access to that option or disconnects from the system.
Abuse (for program integrity functions) - Provider practices that are inconsistent with generally accepted business or medical practices and that result in an unnecessary cost to the Medicaid program or in reimbursement for goods or services that are not medically necessary or that fail to meet professionally recognized standards for health care; or recipient practices that result in unnecessary cost to the Medicaid program.
Abuse, Neglect and Exploitation - In accordance with Chapter 415, F.S., and Chapter 39, F.S.:
"Abuse" means any willful act or threatened act by a caregiver that causes or is likely to cause significant impairment to an enrollee's physical, mental, or emotional health. Abuse includes acts and omissions.
"Exploitation" of a vulnerable adult means a person who:

1.
Stands in a position of trust and confidence with a vulnerable adult and knowingly, by deception or intimidation, obtains or uses, or endeavors to obtain or use, a vulnerable adult's funds, assets, or property for the benefit of someone other than the vulnerable adult.

2.
Knows or should know that the vulnerable adult lacks the capacity to consent, and obtains or uses, or endeavors to obtain or use, the vulnerable adult's funds, assets, or property with the intent to temporarily or permanently deprive the vulnerable adult of the use, benefit, or possession of the funds, assets, or property for the benefit of someone other than the vulnerable adult.

"Neglect" of an adult means the failure or omission on the part of the caregiver to provide the care, supervision, and services necessary to maintain the physical and behavioral health of the vulnerable adult, including, but not limited to, food, clothing, medicine, shelter, supervision, and medical services, that a prudent person would consider essential for the well-being of the vulnerable adult. The term "neglect" also means the failure of a caregiver to make a reasonable effort to protect a vulnerable adult from abuse, neglect, or exploitation by others. "Neglect" is repeated conduct or a single incident of carelessness that produces, or could reasonably be expected to result in, serious physical or psychological injury or a substantial risk of death.
"Neglect" of a child occurs when a child is deprived of, or is allowed to be deprived of, necessary food, clothing, shelter, or medical treatment, or a child is permitted to live in an environment when such deprivation or environment causes the child's physical, behavioral, or emotional health to be significantly impaired or to be in danger of being significantly impaired.
Accountable Care Organization (ACO) - An entity qualified as an accountable care organization in accordance with federal regulations (see 42 CFR Part 425), and which meets the requirements of a provider service network (PSN) as described in s. 409.912(4)(d), F.S., as determined by the Agency.

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 4 of 217

Section I. Definitions and Acronyms

Action - The denial or limited authorization of a requested service, including the type or level of service, pursuant to 42 CFR 438.400(b). The reduction, suspension or termination of a previously authorized service. The denial, in whole or in part, of payment for a service. The failure to provide services in a timely manner, as defined by the state. The failure of the Managed Care Plan to act within ninety (90) days from the date the Managed Care Plan receives a grievance, or forty-five (45) days from the date the Managed Care Plan receives an appeal. For a resident of a rural area with only one (1) managed care entity, the denial of an enrollee's request to exercise the right to obtain services outside the network.
Activities of Daily Living (ADL) - Basic tasks of everyday life which include, dressing, grooming, bathing, eating, transferring in and out of bed or a chair, walking, climbing stairs, toileting, bladder/bowel control, and the wearing and changing of incontinence briefs.
Acute Care Services - Short-term medical treatment that may include, but is not limited to, community behavioral health, dental, hearing, home health, independent laboratory and x-ray, inpatient hospital, outpatient hospital/emergency medical, practitioner, prescribed drug, vision, or hospice services.
Adjudicated Claim - A claim for which a determination has been made to pay or deny the claim.
Adjudicated Date - The date on which a determination has been made to reimburse or deny the claim.
Advance Directive - A written instruction, such as a living will or durable power of attorney for health care, recognized under state law (whether statutory or as recognized by the courts of the state), relating to the provision of health care when the individual is incapacitated.
Advanced Registered Nurse Practitioner (ARNP) - A licensed advanced practice registered nurse who works in collaboration with a practitioner according to Chapter 464, F.S., according to protocol, to provide diagnostic and clinical interventions. An ARNP must be authorized to provide these services by Chapter 464, F.S., and protocols filed with the Board of Medicine.
Adverse Incident - Critical events that negatively impact the health, safety, or welfare of enrollees. Adverse incidents may include events involving abuse, neglect, exploitation, major illness or injury, involvement with law enforcement, elopement/missing, or major medication incidents.
After Hours - The hours between five PM (5pm) and eight AM (8am) local time, Monday through Friday inclusive, and all-day Saturday and Sunday. State holidays are included.
Agency - State of Florida, Agency for Health Care Administration (AHCA) or its designee.
Agent - A term that refers to certain independent contractors with the state that perform administrative functions, including but not limited to: fiscal agent activities; outreach, eligibility and enrollment activities; and systems and technical support. The term as used herein does not create a principal-agent relationship.
Aging and Disability Resource Center (ADRC) - An agency designated by the DOEA to develop and administer a plan for a comprehensive and coordinated system of services for older and disabled persons.
Aging Network Service Provider - A system of essential community providers including all providers that have previously participated in home and community-based waivers serving elders or community service programs administered by the Department of Elder Affairs (DOEA) pursuant to s. 409.982(1)(c), F.S., or s. 430.205, F.S., and to whom the Agency or DOEA has made payments in the six months prior to the release of the long-term managed care ITN.

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 5 of 217

Section I. Definitions and Acronyms

Ancillary Provider - A provider of ancillary medical services who has contracted with a Managed Care Plan to serve the Managed Care Plan's enrollees.
Appeal - A formal request from an enrollee to seek a review of an action taken by the Managed Care Plan pursuant to 42 CFR 438.400(b).
Area Agency on Aging - An agency designated by the DOEA to develop and administer a plan for a comprehensive and coordinated system of services for older persons.
Assistive Care Services - A Medicaid service as defined in the Assistive Care Services Coverage and Limitations Handbook.
Authoritative Host - A system that contains the master or "authoritative" data for a particular data type (e.g., enrollee, provider, Managed Care Plan, etc.). The authoritative host may feed data from its master data files to other systems in real time or in batch mode. Data in an authoritative host is expected to be up to date and reliable.
Authorized Representative - An individual who has the legal authority to make decisions on behalf of an enrollee or potential enrollee in matters related to the Managed Care Plan.
Automated Phone Tree System - A telephone information system consisting of a fixed-menu of options which registers information or routes calls based on a programmed response. A phone tree prompts the caller to respond to a menu of options by pressing phone keys on a touch-tone telephone. A phone tree also includes interactive voice response (IVR) technology that allows the telephone information system to interact with a caller speaking words or short phrases and responds with prerecorded or dynamically-generated audio to further direct the caller on how to proceed to available options.
Automatic Call Distribution - A device or system that manages incoming calls, handles incoming calls based on the number called and associated automated handling instructions, and distributes incoming calls to a specific group of terminals that agents use, based on caller need, call type, or agent skill set.
Baker Act - The Florida Mental Health Act, pursuant to ss. 394.451 through 394.47891, F.S.
Bed Hold Day(s) - The reservation of a bed in a nursing facility (including beds for individuals receiving hospice services), when a resident is admitted into the hospital or is on therapeutic leave during a Medicaid covered stay.
Behavioral Health Care Provider - A licensed or certified behavioral health professional, such as a clinical psychologist under Chapter 490, F.S., clinical social worker, mental health professional under Chapter 491, F.S.; certified addictions professional; or registered nurse qualified due to training or competency in behavioral health care, who is responsible for the provision of behavioral health care to patients, or a physician licensed under Chapters 458 or 459, F.S., who is under contract to provide behavioral health services to enrollees.
Behavioral Health Services - Services listed in the Community Behavioral Health Services Handbook and the Mental Health Targeted Case Management Coverage and Limitations Handbook as specified in Section V, Covered Services and the MMA or LTC Exhibit, respectively.
Benefits - A schedule of health care services to be delivered to enrollees covered by the Managed Care Plan as set forth in Section V, Covered Services and the MMA or LTC Exhibit, respectively.

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 6 of 217

Section I. Definitions and Acronyms

Biometric Technology - The use of computer technology to identify people based on physical or behavioral characteristics such as fingerprints, retinal or voice scans.
Blocked Call - A call that cannot be connected immediately because no circuit is available at the time the call arrives or the telephone system is programmed to block calls from entering the queue when the queue backs up behind a defined threshold.
Branding - Marketing through mass communication in some form of print media, such as newspapers, magazines, billboards, etc., with the purpose of influencing a potential enrollee to enroll and to contact the Managed Care Plan for more information.
Broadcast Scripts - Written text of messages transferred or transmitted to a large group of people by Managed Care Plan staff through a form of mass communication media, such as television, radio or social networking, designed to promote the Managed Care Plan and influence individuals to enroll in the Managed Care Plan.
Business Days - Traditional workdays, which are Monday, Tuesday, Wednesday, Thursday, and Friday. State holidays are excluded.
Calendar Days - All seven (7) days of the week. Unless otherwise specified, the term "days" in this Contract refers to calendar days.
Call Center -_A physical place equipped for receiving a large volume of requests by telephone and where telephone calls are handled, usually with some amount of computer automation, to respond to incoming inquiries from callers. Call centers may function as a component of a broader contact center, or as a customer interaction center from which all customer contacts are managed via telephone, email, fax, online chat, or other means of communication.
Capitation Rate - The per-member, per-month amount, including any adjustments, that is paid by the Agency to a Managed Care Plan for each Medicaid recipient enrolled under a Contract for the provision of Medicaid services during the payment period.
Care Coordination/Case Management - A process that assesses, plans, implements, coordinates, monitors and evaluates the options and services required to meet an enrollee's health needs using communication and all available resources to promote quality outcomes. Proper care coordination/case management occurs across a continuum of care, addressing the ongoing individual needs of an enrollee rather than being restricted to a single practice setting.
Case Record - A record that includes information regarding the management of services for an enrollee including the plan of care and documentation of care coordination/case management activities.
Cause - Special reasons that allow mandatory enrollees to change their Managed Care Plan choice outside their open enrollment period. May also be referred to as "good cause." (See 59G-8.600, F.A.C.)
Centers for Independent Living (CIL) - Non-profit agencies serving all Florida counties with an array of services to enable people of all ages with disabilities to live at home, work, maintain their health, care for their families, and take part in community activities.
Centers for Medicare & Medicaid Services (CMS) - The agency within the United States Department of Health & Human Services that provides administration and funding for Medicare under Title XVIII, Medicaid under Title XIX, and the Children's Health Insurance Program under Title XXI of the Social Security Act.

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Section I. Definitions and Acronyms

Certification - The process of determining that a facility, equipment or an individual meets the requirements of federal or state law, or whether Medicaid payments are appropriate or shall be made in certain situations.
Check Run Summary File - Required Managed Care Plan file listing all amounts paid to providers for each provider payment adjudication cycle. For each provider payment in each adjudication cycle, the file must detail the total encounter payments to each respective provider. This file must be submitted along with the encounter data submissions. The file must be submitted in a format and in timeframes specified by the Agency.
Child Health Check Up Program (CHCUP) - A set of comprehensive and preventive health examinations provided on a periodic basis to identify and correct medical conditions in children/adolescents. Policies and procedures are described in the Child Health Check-Up Services Coverage and Limitations Handbook. (See definition of Early and Periodic Screening, Diagnosis and Treatment Program.)
Children/Adolescents - Enrollees under the age of 21.
Children’s Medical Services Network - A primary care case management program for children from birth through age twenty (20) with special health care needs, administered by the Department of Health for physical health services and the Department of Children and Families for behavioral health.
Children’s Medical Services Network (CMS) Plan - A Medicaid specialty plan for children with chronic conditions operated by the Florida Department of Health's Children's Medical Services Network as specified in s. 409.974(4), F.S., through a single, statewide contract with the Agency that is not subject to the SMMC procurement requirements, or regional plan limits, but must meet all other plan requirements for the MMA program.
Claim - (1) A bill for services, (2) a line item of service, or (3) all services for one (1) recipient within a bill, pursuant to 42 CFR 447.45, in a format prescribed by the Agency through its Medicaid provider handbooks.
Clean Claim - A claim that can be processed without obtaining additional information from the provider of the service or from a third party. It does not include a claim from a provider who is under investigation for fraud or abuse, or a claim under review for medical necessity, pursuant to 42 CFR 447.45.
Cold-Call Marketing - Any unsolicited personal contact with a Medicaid recipient by the Managed Care Plan, its staff, its volunteers, or its vendors with the purpose of influencing the Medicaid recipient to enroll in the Managed Care Plan or either to not enroll in, or disenroll from, another Managed Care Plan.
Commission for the Transportation Disadvantaged (CTD) - An independent commission housed administratively within the Florida Department of Transportation. The CTD's mission is to ensure the availability of efficient, cost-effective, and quality transportation services for transportation-disadvantaged persons.
Community Care for the Elderly Lead Agency - An entity designated by an Area Agency on Aging and given the authority and responsibility to coordinate services for functionally impaired elderly persons.
Community Living Support Plan - A written document prepared by or on behalf of a mental health resident of an assisted living facility with a limited mental health license and the resident's mental health case manager in consultation with the administrator of the facility or the administrator's designee. A copy must be provided to the administrator. The plan must include information about the supports, services, and special needs that enable the resident to live in the assisted living facility and a method by which facility staff can recognize and respond to the signs and symptoms particular to that resident that indicate the need for professional services.

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Section I. Definitions and Acronyms

Complaint - Any oral or written expression of dissatisfaction by an enrollee submitted to the Managed Care Plan or to a state agency and resolved by close of business the following business day. Possible subjects for complaints include, but are not limited to, the quality of care, the quality of services provided, aspects of interpersonal relationships such as rudeness of a provider or Managed Care Plan employee, failure to respect the enrollee's rights, Managed Care Plan administration, claims practices or provision of services that relates to the quality of care rendered by a provider pursuant to the Managed Care Plan's Contract. A complaint is a subcomponent of the grievance system.
Comprehensive Assessment and Review for Long-Term Care Services (CARES) - A program operated by the DOEA that is Florida's federally mandated long-term care preadmission screening program for Medicaid Institutional Care Program nursing facility and Medicaid waiver program applicants. An assessment is performed to identify long-term care needs; establish level of care (medical eligibility for nursing facility care); and recommend the least restrictive, most appropriate placement. Emphasis is on enabling people to remain in their homes through provision of home-based services or with alternative placements such as assisted living facilities.
Comprehensive Long-Term Care Plan - A Managed Care Plan that provides services described in s. 409.973, F.S., and also provides the services described in s. 409.98, F.S. Also referred to as Comprehensive LTC Managed Care Plan. For purposes of this Contract, Comprehensive LTC Managed Care Plans must comply with all general requirements of Managed Care Plans, LTC Managed Care Plans and MMA Managed Care Plans unless otherwise indicated.
Continuous Quality Improvement - A management philosophy that mandates continually pursuing efforts to improve the quality of products and services produced by an organization.
Contract, Comprehensive Long-Term Care Plan - As a result of receiving a regional award from the Agency pursuant to s. 409.966(2), F.S., and/or s. 409.974, F.S., and s. 409.981, F.S., and successfully meeting all plan readiness requirements, the agreement between the Managed Care Plan and the Agency where the Managed Care Plan will provide Medicaid-covered services to enrollees, comprising the Contract and any addenda, appendices, attachments, or amendments thereto, and be paid by the Agency as described in the terms of the agreement. Also referred to as the "Contract".
Contract, Long-Term Care - As a result of receiving a regional award from the Agency pursuant to s. 409.966(2), F.S., and/or s. 409.981, F.S., and successfully meeting all plan readiness requirements, the agreement between the Managed Care Plan and the Agency where the Managed Care Plan will provide Medicaid-covered services to enrollees, comprising the Contract and any addenda, appendices, attachments, or amendments thereto, and be paid by the Agency as described in the terms of the agreement. Also referred to as the "Contract".
Contract, Medical Assistance - As a result of receiving a regional award from the Agency pursuant to s. 409.966(2), F.S., and/or s. 409.974, F.S., and successfully meeting all plan readiness requirements, the agreement between the Managed Care Plan and the Agency where the Managed Care Plan will provide Medicaid-covered services to enrollees, comprising the Contract and any addenda, appendices, attachments, or amendments thereto, and be paid by the Agency as described in the terms of the agreement. Also referred to as the "Contract".

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Section I. Definitions and Acronyms

Contracting Officer - The Secretary of the Agency or designee.
County Health Department (CHD) - Organizations administered by the Department of Health to provide health services as defined in Chapter 154, Part I., F.S., including promoting public health, controlling and eradicating preventable diseases, and providing primary health care for special populations.
Coverage and Limitations Handbook and/or Provider General Handbook (Handbook) - A Florida Medicaid document that provides information to a Medicaid provider about enrollee eligibility; claims submission and processing; provider participation; covered care, goods and services; limitations; procedure codes and fees; and other matters related to participation in the Medicaid program.
Covered Services - Those services provided by the Managed Care Plan in accordance with this Contract, and as outlined in Section V, Covered Services, and the MMA or LTC Exhibit, respectively.
Crisis Support - Services for persons initially perceived to need emergency behavioral health services, but upon assessment, do not meet the criteria for such emergency care. These are acute care services available twenty-four hours a day, seven days a week (24/7) for intervention. Examples include: mobile crisis, crisis/emergency screening, crisis hot line, and emergency walk-in.
Customized Benefit Package (CBP) - Covered services, which may vary in amount, scope, and/or duration from those listed in Section V, Covered Services and the MMA Exhibit. The CBP must meet state standards for actuarial equivalency and sufficiency as specified in this Contract. CBP is also referred to as "benefit grid."
Department of Children and Families (DCF) - The state agency responsible for overseeing programs involving behavioral health, childcare, family safety, domestic violence, economic self-sufficiency, refugee services, homelessness, and programs that identify and protect abused and neglected children and adults.
Department of Elder Affairs (DOEA) - The primary state agency responsible for administering human services programs to benefit Florida's elders and developing policy recommendations for long-term care in addition to overseeing the implementation of federally funded and state-funded programs and services for the state's elderly population.
Department of Health - The state agency responsible for public health, public primary care and personal health, disease control, and licensing of health professionals.
Direct Ownership Interest - The ownership of stock, equity in capital or any interest in the profits of a disclosing entity.
Direct Secure Messaging (DSM) - Enables Managed Care Organizations and providers to securely send patient health information to many types of organizations.
Direct Service Behavioral Health Care Provider - An individual qualified by training or experience to provide direct behavioral health services.
Direct Service Provider, Long-Term Care - A person eighteen (18) years of age or older who, pursuant to a program to provide services to the elderly or disabled, has direct, face-to-face contact with a client while providing services to the client and has access to the client's living areas, funds, personal property, or personal identification information as defined in s. 817.568, F.S. The term includes coordinators, managers, and supervisors of residential facilities and volunteers. (See s. 430.0402(1)(b), F.S.)

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Section I. Definitions and Acronyms

Disclosing Entity - A Medicaid provider, other than an individual practitioner or group of practitioners, or a fiscal agent that furnishes services or arranges for funding of services under Medicaid, or health-related services under the social services program.
Disease Management - A system of coordinated health care intervention and communication for populations with conditions in which patient self-care efforts are significant. Disease management supports the physician or practitioner/patient relationship and plan of care; emphasizes prevention of exacerbations and complications using evidence-based practice guidelines and patient empowerment strategies, and evaluates clinical, humanistic and economic outcomes on an ongoing basis with the goal of improving overall health.
Disenrollment - The Agency-approved discontinuance of an enrollee’s participation in a Managed Care Plan.
Downward Substitution - The use of less restrictive, lower cost services than otherwise might have been provided, that are considered clinically acceptable and necessary to meet specified objectives outlined in an enrollee's plan of treatment, provided as an alternative to higher cost services.
Dual Eligible - An enrollee who is eligible for both Medicaid (Title XIX) and Medicare (Title XVIII) programs.
Durable Medical Equipment (DME) - Medical equipment that can withstand repeated use, is customarily used to serve a medical purpose, is generally not useful in the absence of illness or injury and is appropriate for use in the enrollee's home.
Early and Periodic Screening, Diagnosis and Treatment Program (EPSDT) - As defined by 42 CFR 440.40(b)(2012) or its successive regulation, means: (1) Screening and diagnostic services to determine physical or mental defects in recipients under age 21; and (2) Health care, treatment, and other measures to correct or ameliorate any defects and chronic conditions discovered. Pursuant to s. 42 CFR 441.56 (2012) or its successive regulation, this is a program about which all eligible individuals and their families must be informed. EPSDT includes screening (periodic comprehensive child health assessments): consisting of regularly scheduled examinations and evaluations of the general physical and mental health, growth, development, and nutritional status of infants, children, and youth. As a minimum, these screenings must include, but are not limited to: (a) comprehensive health and developmental history, (b) comprehensive unclothed physical examination, (c) appropriate vision testing, (d) appropriate hearing testing, (e) appropriate laboratory tests, (f) dental screening services furnished by direct referral to a dentist for children beginning at 3 years of age. Screening services must be provided in accordance with reasonable standards of medical and dental practice determined by the Agency after consultation with recognized medical and dental organizations involved in child health care. Requirements for screenings are contained in the Medicaid Child Health Check-Up Coverage and Limitations handbook. Diagnosis and treatment include: (a) diagnosis of and treatment for defects in vision and hearing, including eyeglasses and hearing aids; (b) dental care, at as early an age as necessary, needed for relief of pain and infections, restoration of teeth and maintenance of dental health; and (c) appropriate immunizations. (If it is determined at the time of screening that immunization is needed and appropriate to provide at the time of screening, then immunization treatment must be provided at that time.) (See definition of Child Health Check-up program.)

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Section I. Definitions and Acronyms

Early Intervention Services (EIS) - A Medicaid program designed for children receiving services through the Department of Health's Early Steps program. Early Steps serves eligible infants and toddlers from birth to thirty-six (36) months who have development delays or a condition likely to result in a developmental delay. EIS services are authorized in the child's Early Steps Individualized Family Support Plan and are delivered by Medicaid-enrolled EIS providers throughout the state.
Educational Event - An event designed to inform Managed Care Plan enrollees about Medicaid programs and does not include marketing.
Eligible Plan - In accordance with s. 409.962(6), F.S., a health insurer authorized under Chapter 624, an exclusive provider organization (EPO) authorized under Chapter 627, a health maintenance organization (HMO) authorized under Chapter 641, F.S., or an accountable care organization (ACO) authorized under federal law. For purposes of the managed medical assistance (MMA) SMMC program, the term also includes a provider service network (PSN) authorized under s. 409.912(4)(d), the Children's Medical Services Network (or Children's Medical Services (CMS) Plan) authorized under Chapter 391, or comprehensive long-term care plans authorized under s. 409.962(4), F.S. For purposes of the long-term care SMMC program, the term also includes entities qualified under 42 CFR Part 422 as Medicare Advantage Preferred Provider Organizations, Medicare Advantage Provider-sponsored Organizations, and Medicare Advantage Special Needs Plan, Program of All-Inclusive Care for the Elderly, and long-term care PSNs, in accordance with s. 409.981(1), F.S., or comprehensive long-term care plans authorized under s. 409.962(4), F.S.
Emergency Behavioral Health Services - Those services required to meet the needs of an individual who is experiencing an acute crisis, resulting from a mental illness, which is a level of severity that would meet the requirements for an involuntary examination (see s. 394.463, F.S.), and in the absence of a suitable alternative or psychiatric medication, would require hospitalization.
Emergency Medical Condition - (a) A medical condition manifesting itself by acute symptoms of sufficient severity, which may include severe pain or other acute symptoms, such that a prudent layperson who possesses an average knowledge of health and medicine, could reasonably expect that the absence of immediate medical attention could result in any of the following: (1) serious jeopardy to the health of a patient, including a pregnant woman or fetus; (2) serious impairment to bodily functions; (3) serious dysfunction of any bodily organ or part. (b) With respect to a pregnant woman: (1) that there is inadequate time to effect safe transfer to another hospital prior to delivery; (2) that a transfer may pose a threat to the health and safety of the patient or fetus; (3) that there is evidence of the onset and persistence of uterine contractions or rupture of the membranes (see s. 395.002, F.S.).
Emergency Services and Care - Medical screening, examination and evaluation by a physician or, to the extent permitted by applicable laws, by other appropriate personnel under the supervision of a physician, to determine whether an emergency medical condition exists. If such a condition exists, emergency services and care include the care or treatment necessary to relieve or eliminate the emergency medical condition within the service capability of the facility.
Emergency Transportation - The provision of emergency transportation services in accordance with s. 409.908 (13)(c)4., F.S.

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Section I. Definitions and Acronyms

Encounter Data - A record of diagnostic or treatment procedures or other medical, allied, or long-term care provided to the Managed Care Plan's Medicaid enrollees, excluding services paid by the Agency on a fee-for-service basis.
Enrollee - A Medicaid recipient enrolled in a Managed Care Plan.
Enrollees with Special Health Care Needs - Enrollees who face physical, behavioral or environmental challenges daily that place at risk their health and ability to fully function in society. This includes individuals with mental retardation or related conditions; individuals with serious chronic illnesses, such as human immunodeficiency virus (HIV), schizophrenia or degenerative neurological disorders; individuals with disabilities resulting from many years of chronic illness such as arthritis, emphysema or diabetes; children/adolescents and adults with certain environmental risk factors such as homelessness or family problems that lead to the need for placement in foster care; and all enrollees in LTC Managed Care Plans.
Enrollment - The process by which an eligible Medicaid recipient signs up to participate in a Managed Care Plan.
Enrollment Broker - The state's contracted or designated entity that performs functions related to outreach, education, enrollment, and disenrollment of potential enrollees into a Managed Care Plan.
Enrollment Files - X-12 834 files sent by the Agency's Medicaid fiscal agent to the Managed Care Plans to provide the Managed Care Plans with their official Medicaid recipient enrollment. Supplemental enrollment files are provided by the Agency's Medicaid enrollment broker; these files contain additional demographic data and provider choice data not available on the X-12 834 enrollment files.
Enrollment Specialists - Individuals, authorized through an Agency-approved process, who provide one-on-one information to Medicaid recipients to help them choose the Managed Care Plan that best meets the health care needs of them and their families.
Excluded Parties List System (EPLS) - The EPLS, or its equivalent is a federal database containing information regarding entities debarred, suspended, proposed for debarment, excluded, or disqualified under the nonprocurement common rule, or otherwise declared ineligible from receiving federal contracts, certain subcontracts, and certain federal assistance and benefits.
Exclusive Provider Organization - Pursuant to Chapter 627, F.S., a group of health care providers that have entered into a written agreement with an insurer to provide benefits under a health insurance policy. Must be capitated by the Agency.
Expanded Benefit - A benefit offered to all enrollees in specific population groups, covered by the Managed Care Plan for which the Managed Care Plan receives no direct payment from the Agency. These specific population groups are as follows: TANF; SSI No Medicare, non-LTC eligible; SSI with Medicare, non-LTC eligible; Dual Eligible, LTC eligible; Medicaid Only, LTC eligible; HIV/AIDS Specialty Population, with Medicare; HIV/AIDS Specialty Population, No Medicare; and Child Welfare Specialty Population.
Expedited Appeal Process - The process by which the appeal of an action is accelerated because the standard timeframe for resolution of the appeal could seriously jeopardize the enrollee's life, health or ability to obtain, maintain or regain maximum function.
External Quality Review (EQR) - The analysis and evaluation by an EQRO of aggregated information on quality, timeliness, and access to the health care services that are furnished to Medicaid recipients by a Managed Care Plan.
External Quality Review Organization (EQRO) - An organization that meets the competence and independence requirements set forth in 42 CFR 438.354, and performs EQR, other related activities as set forth in federal regulations, or both.

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Section I. Definitions and Acronyms

Facility-Based- As the term relates to services, services the enrollee receives from a residential facility in which the enrollee lives. Under this Contract, assisted living facility services, assistive care services, adult family care homes and nursing facility care are facility-based services.
Federal Fiscal Year - The United States government’s fiscal year, which starts October 1 and ends on September 30.
Federally Qualified Health Center (FQHC) - An entity that is receiving a grant under section 330 of the Public Health Service Act, as amended. (Also see s. 1905(l)(2)(B) of the Social Security Act.) FQHCs provide primary health care and related diagnostic services and may provide dental, optometric, podiatry, chiropractic and behavioral health services.
Fee-for-Service (FFS) - A method of making payment by which the Agency sets prices for defined medical or allied care, goods or services.
Fee Schedule - A list of medical, dental or mental health services or products covered by the Florida Medicaid program which provide the associated reimbursement rates for each covered service or product and are promulgated into rule.
Fiscal Agent - Any corporation, or other legal entity, that enters into a contract with the Agency to receive, process and adjudicate claims under the Medicaid program.
Fiscal Year - The State of Florida’s Fiscal Year, which starts July 1 and ends on June 30.
Florida Medicaid Management Information System (FMMIS or FL MMIS) - The information system used to process Florida Medicaid claims and payments to Managed Care Plans, and to produce management information and reports relating to the Florida Medicaid program. This system is used to maintain Medicaid eligibility data and provider enrollment data.
Florida Medical School Quality Network - The network as specified in s. 409.975(2), F.S.
Florida Mental Health Act - Includes the Baker Act that covers admissions for persons who are considered to have an emergency mental health condition (a threat to themselves or others) as specified in ss. 394.451 through 394.47891, F.S.
Fraud - An intentional deception or misrepresentation made by a person with the knowledge that the deception results in unauthorized benefit to that person or another person. The term includes any act that constitutes fraud under applicable federal or state law.
Full-Benefit Dual Eligible - An enrollee who is eligible for full Medicaid benefits under Medicaid (Title XIX) and Medicare (Title XVIII) programs.
Full-Time Equivalent (FTE) Position/Employee - The equivalent of one (1) full-time employee who works forty (40) hours per week.
Functional Status - The ability of an individual to perform self-care, self-maintenance and physical activities in order to carry on typical daily activities.
Good Cause - See Cause.
Grievance - An expression of dissatisfaction about any matter other than an action. Possible subjects for grievances include, but are not limited to, the quality of care, the quality of services provided and aspects of interpersonal relationships such as rudeness of a provider or Managed Care Plan employee or failure to respect the enrollee's rights.

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Section I. Definitions and Acronyms

Grievance Process - The procedures for addressing enrollees’ grievances.
Grievance System - The system for reviewing and resolving enrollee complaints, grievances and appeals. Components must include a complaint process, a grievance process, an appeal process, access to an applicable review outside the Managed Care Plan (Subscriber Assistance Program), and access to a Medicaid Fair Hearing through the Department of Children and Families.
Health Assessment - A complete health evaluation combining health history, physical assessment and the monitoring of physical and psychological growth and development.
Healthcare Effectiveness Data and Information Set (HEDIS) - The data and information set developed and published by the National Committee for Quality Assurance. HEDIS includes technical specifications for the calculation of performance measures.
Health Care-Acquired Condition (HCAC) - A condition, occurring in any inpatient hospital or inpatient psychiatric hospital setting, including crisis stabilization units (CSUs), identified as a hospital-acquired condition (HAC) by the Secretary of Health and Human Services under section 1886(d)(4)(D)(iv) of the Social Security Act for purposes of the Medicare program as specified in the Florida Medicaid State Plan. By federal law, Deep Vein Thrombosis (DVT)/Pulmonary Embolism (PE), as related to total knee replacement or hip replacement surgery in pediatric and obstetric patients, are not reportable PPCs/HCACs. HCACs also include never events.
Health Care Professional - A physician or any of the following: podiatrist, optometrist, chiropractor, psychologist, dentist, physician assistant, physical or occupational therapist, therapist assistant, speech-language pathologist, audiologist, registered or practical nurse (including nurse practitioner, clinical nurse specialist, certified registered nurse anesthetist and certified nurse midwife), a licensed clinical social worker, registered respiratory therapist and certified respiratory therapy technician.
Health Care Service Pools - Any person, firm, corporation, partnership, or association engaged for hire in the business of providing temporary employment in health care facilities, residential facilities, and agencies for licensed, certified, or trained health care personnel including, without limitation, nursing assistants, nurses' aides, and orderlies. (See s. 400.980, F.S.)
Health Information Exchange (HIE) -- the secure, electronic exchange of health information among authorized stakeholders in the health care community - such as care providers, patients, and public health agencies - to drive timely, efficient, high-quality, preventive, and patient-centered care.
Health Insurance Premium Payment (HIPP) Program - A program that reimburses part or all of a Medicaid recipient's share of employer-sponsored health care coverage, if available and cost-effective.
Health Maintenance Organization (HMO) - An organization or entity licensed in accordance with Chapter 641, F.S., or in accordance with the Florida Medicaid State Plan definition of an HMO.
Healthy Behaviors (MMA Managed Care Plans Only) - A program offered by Managed Care Plans that encourages and rewards behaviors designed to improve the enrollee's overall health.

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Section I. Definitions and Acronyms

Health Information Technology for Economic and Clinical Health (HITECH) Act - The Health Information Technology Act, found in Title XIII of the American Recovery and Reinvestment Act of 2009, Public Law 111-005.
Health Insurance Portability and Accountability Act (HIPAA) - Enacted in 1996. Public Law 104-191.
Hospital - A facility licensed in accordance with the provisions of Chapter 395, F.S., or the applicable laws of the state in which the service is furnished.
Hospital Services Agreement - The agreement between the Managed Care Plan and a hospital to provide medical services to the Managed Care Plan's enrollees.
Home and Community Based Services - (HCBS) Services offered in the community setting designed to prevent or delay nursing facility placement of elderly or disabled adults.
Hub Site - The telecommunication distance site in Florida at which the consulting physician, dentist or therapist is delivering telemedicine services.
Incentive - Related to an MMA Healthy Behaviors Program, something offered to an enrollee that encourages or motivates him or her to take action. For example, an incentive may be offered for enrolling in a series of educational classes focused on the target behavior. Incentives should be linked to effective engagement strategies. For example, providing a financial incentive to address a substance abuse problem must be supported by an effective, evidence-based approach/program.
Indirect Ownership- Ownership interest in an entity that has direct or indirect ownership interest in the disclosing entity. The amount of indirect ownership in the disclosing entity that is held by any other entity is determined by multiplying the percentage of ownership interest at each level. An indirect ownership interest must be reported if it equates to an ownership interest of five percent (5%) or more in the disclosing entity. Example: If "A" owns ten percent (10%) of the stock in a corporation that owns eighty percent (80%) of the stock of the disclosing entity, "A's" interest equates to an eight percent (8%) indirect ownership and must be reported.
Information - As the term relates to Information Management and Systems, (a) Structured Data: Data that adhere to specific properties and validation criteria that are stored as fields in database records. Structured queries can be created and run against structured data, where specific data can be used as criteria for querying a larger data set; (b) Document: Information that does not meet the definition of structured data includes text files, spreadsheets, electronic messages and images of forms and pictures.
Information System(s) - A combination of computing and telecommunications hardware and software that is used in: (a) the capture, storage, manipulation, movement, control, display, interchange and/or transmission of information, i.e., structured data (which may include digitized audio and video) and documents as well as non-digitalized audio and video; and/or (b) the processing and/or calculating of information and non-digitalized audio and video for the purposes of enabling and/or facilitating a business process or related transaction.
Insolvency - A financial condition that exists when an entity is unable to pay its debts as they become due in the usual course of business, or when the liabilities of the entity exceed its assets.
Insurer - Pursuant to s. 624.03, F.S., every person engaged as indemnitor, surety, or contractor in the business of entering into contracts of insurance or of annuity.

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Section I. Definitions and Acronyms

Instrumental Activities of Daily Living (IADL) - Activities related to independent living which include, but are not limited to, preparing meals, taking medications, using transportation, managing money, shopping for groceries or personal items, performing light or heavy housework and using a telephone.
Intervention - Related to an MMA Healthy Behaviors Program, any measure or action that is intended to improve or restore health or alter the course of a disease.
Kick Payment (MMA Managed Care Plans only) - The method of reimbursing Managed Care Plans in the form of a separate one (1) time fixed payment for specific services.
Level of Care (LOC) - Related to the MMA/LTC Comprehensive substitution of services or service level provisions, the type of care required by an enrollee.
Long-term Care Level of Care (LOC) - The type of Long-Term care required by an enrollee based on medical needs. The criteria for Intermediate LOC (Level I and II) are described in 59G-4.180, FAC, and the criteria for Skilled LOC are described in 59G-4.290, FAC. Department of Elder Affairs (DOEA) CARES staff establish level of care for Medicaid LTC enrollees.
Licensed - A facility, equipment, or an individual that has formally met state, county, and local requirements, and has been granted a license by a local, state or federal government entity.
Licensed Practitioner of the Healing Arts - A psychiatric nurse, registered nurse, advanced registered nurse practitioner, physician assistant, clinical social worker, mental health counselor, marriage and family therapist, or psychologist.
List of Excluded Individuals and Entities (LEIE) - A database maintained by the Department of Health & Human Services, Office of the Inspector General. The LEIE provides information to the public, health care providers, patients and others relating to parties excluded from participation in Medicare, Medicaid and all other federal health care programs.
Long-Term Care Assessment - An individualized, comprehensive appraisal of an individual's medical, developmental, behavioral, social, financial, and environmental status conducted by a qualified individual for the purpose of determining the need for long-term care services. This includes all LTC assessments required by this Contract.
Long-Term Care Plan (LTC Plan) - A Managed Care Plan that provides the services described in s. 409.98, F.S., for the long-term care program of the statewide Medicaid managed care program.
Long-Term Care Provider Service Network (LTC PSN) - Pursuant to s. 409.962(8), F.S., and s. 409.981(1), F.S., a provider service network, a controlling interest of which is owned by one or more licensed nursing facilities, assisted living facilities with seventeen (17) or more beds, home health agencies, community care for the elderly lead agencies, or hospices. LTC PSNs may be paid by the Agency on a capitated/prepaid or FFS basis. Also refer to Provider Service Network.
Managed Behavioral Health Organization (MBHO) - A behavioral health care delivery system managing quality, utilization and cost of services. Additionally, an MBHO measures performance in the area of mental disorders.
Managed Care Plan - An eligible plan under Contract with the Agency to provide services in the LTC or MMA Statewide Medicaid Managed Care Program.
Managed Care Plan Report Guide - A companion guide to the SMMC LTC and MMA Managed Care Plan Contracts that provides detailed information about standard reports required by the Contract to be submitted by the Managed Care Plans to the Agency. Such detailed information includes report-specific format and submission requirements, instructions for completion, and report templates and supplemental tables.

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 17 of 217

Section I. Definitions and Acronyms

Mandatory Assignment - The process the Agency uses to assign enrollees to a Managed Care Plan. The Agency automatically assigns those enrollees required to be in a Managed Care Plan who did not voluntarily choose one.
Mandatory Enrollee - The categories of eligible Medicaid recipients who must be enrolled in a Managed Care Plan.
Mandatory Potential Enrollee - A Medicaid recipient who is required to enroll in a Managed Care Plan but has not yet made a choice.
Marketing - In accordance with 42 CFR s. 438.104, any activity or communication conducted by or on behalf of any Managed Care Plan with a Medicaid recipient who is not enrolled with the Managed Care Plan or an individual potentially eligible for Medicaid that can reasonably be interpreted as intended to influence such individual to enroll in the particular Managed Care Plan.
Marketing Agent - In accordance with s. 626.015, F.S., a Florida licensed health insurance agent who acts on behalf of the Managed Care Plan to provide marketing activities to enrollees and potential enrollees.
Marketing Events - Any event conducted by or on behalf of any Managed Care Plan with a Medicaid recipient who is not enrolled in the Managed Care Plan or an individual potentially eligible for Medicaid that can reasonably be interpreted as intended to influence such individual to enroll in a particular Managed Care Plan.
Marketing Scripts - Standardized text used by Managed Care Plan staff in verbal interactions with potential enrollees designed to provide information and/or to respond to questions and requests, and that are intended to influence such individual to enroll in the Managed Care Plan. Marketing scripts include any text included in interactive voice recognition (IVR) and on-hold messages.
Medicaid - The medical assistance program authorized by Title XIX of the Social Security Act, 42 U.S.C. §1396 et seq., and regulations thereunder, as administered in the State of Florida by the Agency under s. 409.901 et seq., F.S.
Medicaid Fair Hearing - An administrative hearing conducted by DCF to review an action taken by a Managed Care Plan that limits, denies, or stops a requested service.
Medicaid Pending - A process in which individuals who apply for the Statewide Medicaid Managed Long-Term Care Program for HCBS and who meet medical eligibility choose to receive services before being determined financially eligible for Medicaid by DCF.
Medicaid Program Integrity (MPI) - The unit of the Agency responsible for preventing and identifying fraud and abuse in the Medicaid program.
Medicaid Recipient - Any individual whom DCF, or the Social Security Administration on behalf of DCF, determines is eligible, pursuant to federal and state law, to receive medical or allied care, goods or services for which the Agency may make payments under the Medicaid program, and who is enrolled in the Medicaid program.
Medicaid State Plan - A written plan between a state and the federal government that outlines the state's Medicaid eligibility standards, provider requirements, payment methods, and health benefit packages. A Medicaid State Plan is submitted by each state and approved by the Centers for Medicare and Medicaid Services (CMS).

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 18 of 217

Section I. Definitions and Acronyms

Medical Assistance Plan (MMA Plan) - A Managed Care Plan that provides the services described in s. 409.973, F.S., for the medical assistance (MMA) Statewide Medicaid Managed Care (SMMC) program.
Medical Foster Care Services - Services provided to enable children, who are under the age of 21, have medically complex needs, and whose parents cannot care for them in their own home, to live and receive care in foster homes rather than in hospitals or other institutional settings. Medical foster care services are authorized by Title XIX of the Social Security Act and s. 409.903, F.S., and Chapter 59G, F.A.C.
Medical/Case Record - Documents corresponding to clinical, allied, or long-term care, goods or services furnished in any place of business. The records may be on paper, magnetic material, film or other media. In order to qualify as a basis for reimbursement, the records must be dated, legible and signed or otherwise attested to, as appropriate to the media, and meet the requirements of 42 CFR 456.111 and 42 CFR 456.211.
Medically Complex - An individual who is medically fragile who may have multiple co-morbidities or be technologically dependent on medical apparatus or procedures to sustain life.
Medically Necessary or Medical Necessity - Services that include medical, allied, or long-term care, goods or services furnished or ordered to:

1.	Meet the following conditions:

a.	Be necessary to protect life, to prevent significant illness or significant disability or to alleviate severe pain;

b.	Be individualized, specific and consistent with symptoms or confirm diagnosis of the illness or injury under treatment and not in excess of the patient's needs;

c.	Be consistent with the generally accepted professional medical standards as determined by the Medicaid program, and not be experimental or investigational;

d.	Be reflective of the level of service that can be furnished safely and for which no equally effective and more conservative or less costly treatment is available statewide; and

e.	Be furnished in a manner not primarily intended for the convenience of the enrollee, the enrollee's caretaker or the provider.

2.
For those services furnished in a hospital on an inpatient basis, medical necessity means that appropriate medical care cannot be effectively furnished more economically on an outpatient basis or in an inpatient facility of a different type.

3.
The fact that a provider has prescribed, recommended or approved medical, allied, or long-term care goods or services does not, in itself, make such care, goods or services medically necessary, a medical necessity or a covered service/benefit.

Medicare - The medical assistance program authorized by Title XVIII of the Social Security Act.
Medicare Advantage Plan - A Medicare-approved health plan offered by a private company that covers both hospital and medical services, often includes prescription drug coverage, and may offer extra coverage such as vision, hearing, dental and/or wellness programs. Each plan can charge different out-of-pocket costs and have different rules for how to get services. Such plans can be organized as health maintenance organizations, preferred provider organizations, coordinated care plans, and special needs plans.

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 19 of 217

Section I. Definitions and Acronyms

Meds AD - Individuals who have income up to 88% of federal poverty level and assets up to $5,000 ($6,000 for a couple) and who do not have Medicare, or who have Medicare and are receiving institutional care or hospice care, are enrolled in PACE or an HCBS waiver program, or live in an assisted living facility or adult family care home licensed to provide assistive care services.
Mental Health Targeted Case Manager - An individual who provides mental health targeted case management services directly to or on behalf of an enrollee on an individual basis in accordance with 65E-15, F.A.C., and the Florida Medicaid Mental Health Targeted Case Management Coverage and Limitations Handbook.
Mixed Services - Medicaid services that include the following services: assistive care services, home health and nursing care (intermittent and skilled nursing), hospice services, medical equipment and supplies (including durable medical equipment), therapy services (physical, occupational, respiratory and speech) and non-emergency transportation services.
National Provider Identifier (NPI) - An identification number assigned through the National Plan and Provider Enumerator System of the federal Department of Health & Human Services. NPIs can be obtained online at https://nppes.cms.hhs.gov.
Never Event (NE) - As defined by the National Quality Forum (NQF), an error in medical care that is of concern to both the public and health care professionals and providers, clearly identifiable and measurable (and thus feasible to include in a reporting system), and of a nature such that the risk of occurrence is significantly influenced by the policies and procedures of the health care organization. Currently, in Florida Medicaid, never event health care settings are limited to inpatient hospitals and inpatient psychiatric hospitals, including CSUs.
Newborn - A live child born to an enrollee who is a member of the Managed Care Plan.
Nominal Value - An individual item or service worth fifteen dollars ($15) or less (based on the retail value of the item), with a maximum aggregate of fifty dollars ($50) per person, per year.
Non-Covered Service - A service that is not a benefit under either the Medicaid State Plan or the Managed Care Plan.
Non-Participating Provider - A person or entity eligible to provide Medicaid services that does not have a contractual agreement with the Managed Care Plan to provide services. In order to receive payment for covered services, non-participating providers must be eligible for a Medicaid provider agreement and recognized in the Medicaid system (FMMIS) as either actively enrolled Medicaid providers or as Managed Care Plan registered providers.
Normal Business Hours - The hours between eight AM (8am) and five PM (5pm) local time, Monday through Friday inclusive. State holidays are excluded.
Nursing Facility - An institutional care facility that furnishes medical or allied inpatient care and services to individuals needing such services. (See Chapters 395 and 400, F.S.)
Ongoing Course of Treatment - Services that were previously authorized or prescheduled prior to the enrollee's enrollment in the Managed Care Plan.
Open Enrollment - The sixty-(60) day period before the end of certain enrollees' enrollment year, during which the enrollee may choose to change Managed Care Plans for the following enrollment year.

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 20 of 217

Section I. Definitions and Acronyms

Other Provider-Preventable Condition (OPPC) - A condition occurring in any health care setting that:

•	Is identified in the Florida Medicaid State Plan,

•	Is reasonably preventable through the application of procedures supported by evidence-based guidelines,

•	Has a negative consequence for the beneficiary,

•	Is auditable, and

•	Includes, at a minimum, the following:

◦	Wrong surgical or other invasive procedure performed on a patient,

◦	Surgical or other invasive procedure performed on the wrong body part, and

◦	Surgical or other invasive procedure performed on the wrong patient.

Outpatient - A patient of an organized medical facility, or distinct part of that facility, who is expected by the facility to receive, and who does receive, professional services for less than a twenty-four (24) hour period, regardless of the hours of admission, whether or not a bed is used and/or whether or not the patient remains in the facility past midnight.
Overpayment - Overpayment defined in accordance with s. 409.913, F.S., includes any amount that is not authorized to be paid by the Medicaid program whether paid as a result of inaccurate or improper cost reporting, improper claiming, unacceptable practices, fraud, abuse, or mistake.
Participant Direction Option (PDO) - A service delivery enrollee option that enables long-term care enrollees to exercise decision-making authority and control over allowable services and how those services are delivered, including the ability to hire and fire service providers. An enrollee choosing participant direction accepts responsibility for taking a direct role in managing his/her care.
Participant Direction Option Services (PDO Services) - The services an enrollee may choose for the participant direction option. They include: adult companion care, attendant care, homemaker services, intermittent and skilled nursing, and personal care services.
Participating Provider - A health care practitioner or entity authorized to do business in Florida and contracted with the Managed Care Plan to provide services to the Managed Care Plan's enrollees.
Participating Specialist - A physician, licensed to practice medicine in the State of Florida, who contracts with the Managed Care Plan to provide specialized medical services to the Managed Care Plan's enrollees.
Patient Responsibility - The cost of Medicaid long-term care services not paid for by the Medicaid program, for which the enrollee is responsible. Patient responsibility is the amount enrollees must contribute toward the cost of their care. This is determined by the Department of Children and Families' Economic Self Sufficiency only and is based on income and type of placement.
Peer Review - An evaluation of the professional practices of a provider by the provider's peers. The evaluator assesses the necessity, appropriateness and quality of care furnished by comparing the care to that customarily furnished by the provider's peers and to recognized health care standards.
Penultimate Saturday - The Saturday preceding the last Saturday of the month.

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 21 of 217

Section I. Definitions and Acronyms

Person (entity) - Any natural person, corporation, partnership, association, clinic, group, or other entity, whether or not such person is enrolled in the Medicaid program or is a provider of health care. (See Florida Medicaid Provider General Handbook.)
Person-Centered Approach - A nondirective approach to care planning that encourages the maximum participation of an enrollee and the enrollee's family in the decision making process.
Personal/Individual Marketing Appointments - One-on-one appointments that typically take place in the potential enrollee's or enrollee's home; however, these appointments can also take place in other venues such as a library or coffee shop.
Pharmacy Benefits Administrator - An entity contracted to or included in a Managed Care Plan that accepts pharmacy prescription claims for enrollees in the Managed Care Plan; assures these claims conform to coverage policy; and determines the allowed payment.
Physician Assistant (PA) - A person who is a graduate of an approved program or its equivalent or meets standards approved by the Board of Medicine or the Board of Osteopathic Medicine, and is certified to perform medical services delegated by the supervising physician in accordance with Chapter 458, F.S.
Physicians’ Current Procedural Terminology (CPT®) - A systematic listing and coding of procedures and services published annually by the American Medical Association.
Plan Factor (MMA Only) - A budget-neutral calculation using a Managed Care Plan's available historical enrollee diagnosis data grouped by a health-based risk assessment model. A Managed Care Plan's plan factor is developed from the aggregated individual risk scores of the Managed Care Plan's prior month's enrollment. The plan factor modifies a Managed Care Plan's monthly capitation payment to reflect the health status of its enrollees.
Plan of Care - A plan which describes the service needs of each enrollee, showing the projected duration, desired frequency, type of provider furnishing each service, and scope of the services to be provided.
Portable X-Ray Equipment - X-ray equipment transported to a setting other than a hospital, clinic or office of a physician or other licensed practitioner of the healing arts.
Post-Stabilization Care Services - Covered services related to an emergency medical condition that are provided after an enrollee is stabilized in order to maintain, improve or resolve the enrollee's condition pursuant to 42 CFR 422.113.
Potential Enrollee - Pursuant to 42 CFR 438.10(a), an eligible Medicaid recipient who is subject to mandatory assignment or who may voluntarily elect to enroll in a given Managed Care Plan, but is not yet an enrollee of a specific Managed Care Plan.
Preadmission Screening and Resident Review (PASRR) - Pursuant to 42 CFR Part 483 and in accordance with rule 59G-1.040, F.A.C, the process of screening and determining if nursing facility services and specialized mental health services or mental retardation services are needed by nursing facility applicants and residents. A DCF Office of Mental Health contractor completes the Level II reviews for those residents identified as having a mental illness. Agency for Persons with Disabilities staff complete reviews for those residents identified with a diagnosis of mental retardation.
Pre-Enrollment Marketing Activities - The conduct of marketing, including the provision of marketing materials, to a potential enrollee prior to the potential enrollee's enrollment in the Managed Care Plan.

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 22 of 217

Section I. Definitions and Acronyms

Preferred Drug List - A listing of prescription products selected by a pharmaceutical and therapeutics committee as cost-effective choices for clinician consideration when prescribing for Medicaid recipients.
Prescribed Pediatric Extended Care (PPEC) - A nonresidential health care center for children who are medically complex or technologically dependent and require continuous therapeutic intervention or skilled nursing services.
Primary Care - Comprehensive, coordinated and readily accessible medical care including: health promotion and maintenance; treatment of illness and injury; early detection of disease; and referral to specialists when appropriate.
Primary Care Case Management - The provision or arrangement of enrollees' primary care and the referral of enrollees for other necessary medical services on a twenty-four (24) hour basis.
Primary Care Provider (PCP) - A Managed Care Plan staff or participating provider practicing as a general or family practitioner, internist, pediatrician, obstetrician, gynecologist, advanced registered nurse practitioner, physician assistant or other specialty approved by the Agency, who furnishes primary care and patient management services to an enrollee.
Primary Dental Provider (PDP) - A Managed Care Plan staff or subcontracted dentist practicing as a general dentist or pediatric dentist who furnishes primary dental care and patient management services to an enrollee.
Prior Authorization - The act of authorizing specific services before they are rendered.
Program of All-Inclusive Care for the Elderly (PACE) - A program that is operated by an approved PACE organization and that provides comprehensive services to PACE enrollees in accordance with a PACE program agreement. PACE provides a capitated benefit for individuals age 55 and older who meet nursing home level of care as determined by CARES. It features a comprehensive service delivery system and integrated Medicare and Medicaid financing. (See ss. 1894 and 1934 of the Social Security Act and 42 CFR Part 460.)
Protected Health Information (PHI) - For purposes of this Attachment, protected health information shall have the same meaning and effect as defined in 45 CFR 160 and 164, limited to the information created, received, maintained or transmitted by the Managed Care Plan from, or on behalf of, the Agency.
Protocols - Written guidelines or documentation outlining steps to be followed for handling a particular situation, resolving a problem or implementing a plan of medical, nursing, psychosocial, developmental and educational services.
Provider - A person or entity eligible for a Medicaid provider agreement.
Provider-Preventable Condition (PPC) - A condition that meets the definition of a health care-acquired condition or other provider-preventable condition as defined in 42 CFR 447.26(b). PPCs include health care-acquired conditions (HCACs) and other provider-preventable conditions (OPPCs) in inpatient hospital and inpatient psychiatric hospital settings, including crisis stabilization units (CSUs).
Provider Contract - An agreement between the Managed Care Plan and a health care provider to serve Managed Care Plan enrollees.

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 23 of 217

Section I. Definitions and Acronyms

Provider Service Network (MMA Only) - A network established or organized and operated by a health care provider, or group of affiliated health care providers, that provides a substantial proportion of the health care items and services under a contract directly through the provider or affiliated group of providers. The PSN may make arrangements with physicians or other health care professionals, health care institutions, or any combination of such individuals or institutions to assume all or part of the financial risk on a prospective basis for the provision of basic health services by the physicians, by other health professionals, or through the institutions. The health care providers must have a controlling interest in the governing body of the provider service network organization. PSNs are paid by the Agency on a capitated/prepaid basis .. Also refer to the definition for LTC PSN. (See s. 409.912(4)(d), F.S.)
Public Event - An event planned or sponsored by an organization to benefit and educate or assist the community with information concerning health-related matters or public awareness. At least two (2) community organizations not affiliated under common ownership must actively participate in the public event.
Public Event Materials - Materials used by the Managed Care Plan to educate or assist the community by providing information concerning health-related topics or topics which require public awareness. Such materials do not require Agency review or approval.
Quality - The degree to which a Managed Care Plan increases the likelihood of desired health outcomes of its enrollees through its structural and operational characteristics and through the provision of health services that are consistent with current professional knowledge.
Quality Enhancements - Certain health-related, community-based services that the Managed Care Plan must offer and coordinate access to its enrollees. Managed Care Plans are not reimbursed by the Agency/Medicaid for these types of services.
Quality Improvement (QI) - The process of monitoring that the delivery of health care services is available, accessible, timely, and medically necessary. The Managed Care Plan must have a quality improvement program (QI program) that includes standards of excellence. It also must have a written quality improvement plan (QI plan) that draws on its quality monitoring to improve health care outcomes for enrollees.
Region - The designated geographical area within which the Managed Care Plan is authorized by the Contract to furnish covered services to enrollees. The Managed Care Plan must serve all counties in the Region(s) for which it is contracted. The 67 Florida counties are divided into 11 regions pursuant to s. 409.966(2), F.S. May also be referred to as "service area."
Registered Nurse (RN) - An individual who is licensed to practice professional nursing in accordance with Chapter 464, F.S.
Registered Provider - A provider that is registered with FMMIS via the Managed Care Plan. Such providers cannot bill Medicaid through fee-for-service claims submissions. Registered providers are assigned a Medicaid provider identification number for encounter data purposes only.
Remediation - The act or process of correcting a fault or deficiency.
Residential Commitment Facilities - As applied to the Department of Juvenile Justice, refers to the out-of-home placement of adjudicated youth who are assessed and deemed by the court to be a low or moderate risk to their own safety and to the safety of the public; for use in a level 4, 6, 8, or 10 facility as a result of a delinquency disposition order. Also referred to as a residential commitment program.
Residential Facility - Those facilities where individuals live and that are licensed under Chapter 400 or 429, F.S., including nursing facilities, assisted living facilities and adult family care homes.

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 24 of 217

Section I. Definitions and Acronyms

Reward - Related to an MMA Healthy Behaviors Program, if used in the program, something that may be offered to an enrollee after successful completion of a milestone (meaningful step towards meeting the goal} or goal attainment. A reward should be linked to positive behavior change. For example, a reward may be offered after successful completion of a series of educational classes focused on a target behavior.
Risk Adjustment (also Risk-Adjusted) - In a managed health care setting, risk adjustment of capitation payments is the process used to distribute capitation payments across Managed Care Plans based on the expected health risk of the members enrolled in each Managed Care Plan.
Risk Assessment - The process of collecting information from a person about hereditary, lifestyle and environmental factors to determine specific diseases or conditions for which the person is at risk.
Rural - An area with a population density of less than one hundred (100) individuals per square mile, or an area defined by the most recent United States Census as rural, i.e., lacking a metropolitan statistical area (MSA).
Rural Health Clinic (RHC) - A clinic that is located in an area that has a health care provider shortage. An RHC provides primary health care and related diagnostic services and may provide optometric, podiatry, chiropractic and behavioral health services. An RHC employs, contracts or obtains volunteer services from licensed health care practitioners to provide services.
Sanctions - In relation to Section VIII.F: Any monetary or non-monetary penalty imposed upon a provider, entity, or person (e.g., a provider entity, or person being suspended from the Medicaid program). A monetary sanction under Rule 59G-9.070, F.A.C. may be referred to as a "fine." A sanction may also be referred to as a disincentive.
Screen or Screening - A brief process, using standardized health screening instruments, used to make judgments about an enrollee's health risks in order to determine if a referral for further assessment and evaluation is necessary.
Serious Injury - Any significant impairment of the physical condition of the resident as determined by qualified medical personnel. This includes, but is not limited to, burns, lacerations, bone fractures, substantial hematoma, and injuries to internal organs, whether self-inflicted or inflicted by someone else as defined in 42 CFR. 483 352.
Service Authorization - The Managed Care Plan's approval for services to be rendered. The process of authorization must at least include an enrollee's or a provider's request for the provision of a service.
Service Delivery Systems - Mechanisms that enable provision of certain health care benefits and related services for Medicaid recipients as provided in s. 409.973, F.S., which include but are not limited to the Medicaid fee-for-service program and the Medicaid Managed Medical Assistance Program.
Service Location - Any location at which an enrollee obtains any health care service provided by the Managed Care Plan under the terms of the Contract.

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 25 of 217

Section I. Definitions and Acronyms

Sick Care - Non-urgent problems that do not substantially restrict normal activity, but could develop complications if left untreated (e.g., chronic disease).
Social Networking - Web-based applications and services (excluding the Managed Care Plan's state-mandated website content, member portal, and provider portal) that provide a variety of ways for users to interact, such as email, comment posting, image sharing, invitation and instant messaging services.
Span of Control - Information systems and telecommunications capabilities that the Managed Care Plan itself operates or for which it is otherwise legally responsible according to the terms and conditions of this Contract. The span of control also includes systems and telecommunications capabilities outsourced by the Managed Care Plan.
Special Supplemental Nutrition Program for Women, Infants & Children (WIC) - Program administered by the Department of Health that provides nutritional counseling; nutritional education; breast-feeding promotion and nutritious foods to pregnant, postpartum and breast-feeding women, infants and children up to the age of five (5) who are determined to be at nutritional risk and who have a low to moderate income. An individual who is eligible for Medicaid is automatically income eligible for WIC benefits. Additionally, WIC income eligibility is automatically provided to an enrollee's family that includes a pregnant woman or infant certified eligible to receive Medicaid.
Specialty Plan - An MMA plan that serves Medicaid recipients who meet specified criteria based on age, medical condition, or diagnosis.
Spoke Site - The provider office location in Florida where an approved service is being furnished through telemedicine.
Spoken Script - Standardized text used by Managed Care Plan staff in verbal interactions with enrollees and/or potential enrollees designed to provide information and/or to respond to questions and requests. Spoken scripts also include interactive voice recognition (IVR) and on-hold messages. Marketing scripts are intended to influence such individual to enroll in the particular Managed Care Plan.
State - State of Florida.
Statewide Inpatient Psychiatric Program (SIPP) - A twenty-four (24) hour inpatient residential treatment program funded by Medicaid that provides mental health services to children under twenty-one (21) years of age.
Statewide Medicaid Managed Care Program - A program authorized by the 2011 Florida Legislature through House Bill 7107, creating Part IV of Chapter 409, F.S., to establish the Florida Medicaid program as a statewide, integrated managed care program for all covered services, including long-term care services. This program is referred to as statewide Medicaid managed care (SMMC) and includes two programs: one for managed medical assistance (MMA) and one for long-term care (LTC).
Subcontract - An agreement entered into by the Managed Care Plan for the delegation of some of its functions, services or responsibilities for providing services under this Contract.
Subcontractor - Any person or entity with which the Managed Care Plan has contracted or delegated some of its functions, services or responsibilities for providing services under this Contract.
Subscriber Assistance Program - A state external conflict resolution program authorized under s. 408.7056, F.S., available to Medicaid managed care enrollees, that provides an additional level of appeal if the Managed Care Plan's process does not resolve the conflict.

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 26 of 217

Section I. Definitions and Acronyms

Substitute Service (MMA only) - In relation to behavioral health, a service covered by the Managed Care Plan as a downward substitution for a covered behavioral health service for which the Managed Care Plan receives no direct payment from the Agency.
Surface Mail - Mail delivery via land, sea, or air, rather than via electronic transmission.
Surplus - Net worth (i.e., total assets minus total liabilities).
System Unavailability - As measured within the Managed Care Plan's information systems' span of control, when a system user does not get the complete, correct full-screen response to an input command within three (3) minutes after depressing the "enter" or other function key.
Systems - See Information Systems.
Telebehavioral Health - The use of telemedicine to provide behavioral health individual and family therapy.
Telecommunication Equipment - Electronic equipment that includes, at a minimum, audio and video equipment permitting two-way, real-time, interactive communication between the enrollee and the provider for the provision of covered services through telemedicine.
Telemedicine -The practice of health care delivery using telecommunication equipment by the treating provider (at the spoke site) for the provision of approved covered services by the consulting provider (at the hub site) for the purpose of evaluation, diagnosis, or treatment.
Telepsychiatry - The use of telemedicine to provide behavioral health medication management.
Temporary Assistance to Needy Families (TANF) - Public financial assistance provided to low-income families through DCF.
Temporary Loss Period - Period in which an enrollee loses eligibility and regains it, allowing the recipient to be re-enrolled in the Managed Care Plan in which the recipient was enrolled prior to the eligibility loss.
Transportation - An appropriate means of conveyance furnished to an enrollee to obtain Medicaid authorized/covered services.
Unborn Activation - The process by which an unborn child, who has been assigned a Medicaid ID number, is made Medicaid eligible upon birth.
Urban - An area with a population density of greater than one-hundred (100) individuals per square mile or an area defined by the most recent United States Census as urban, i.e., as having a metropolitan statistical area (MSA).
Urgent Behavioral Health Care - Those situations that require immediate attention and assessment within twenty-three (23) hours even though the enrollee is not in immediate danger to self or others and is able to cooperate in treatment.
Urgent Care - Services for conditions, which, though not life-threatening, could result in serious injury or disability unless medical attention is received (e.g., high fever, animal bites, fractures, severe pain) or substantially restrict an enrollee's activity (e.g., infectious illnesses, influenza, respiratory ailments).
Validation - The review of information, data, and procedures to determine the extent to which they are accurate, reliable, free from bias and in accord with standards for data collection and analysis.

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 27 of 217

Section I. Definitions and Acronyms

Vendor - An entity submitting a proposal to become a Managed Care Plan.
Violation - A determination by the Agency that a Managed Care Plan failed to act as specified in this Contract or applicable statutes, rules or regulations governing Managed Care Plans. For the purposes of this Contract, each day that an ongoing violation continues shall be considered to be a separate violation. In addition, each instance of failing to furnish necessary and/or required medical services or items to each enrollee shall be considered to be a separate violation. As well, each day that the Managed Care Plan fails to furnish necessary and/or required medical services or items to enrollees shall be considered to be a separate violation.
Voluntary Enrollee - A Medicaid recipient who is not mandated to enroll in a Managed Care Plan, but chooses to do so.
Voluntary Potential Enrollee - A Medicaid recipient who is not mandated to enroll in a Managed Care Plan, has expressed a desire to do so, but is not yet enrolled in a Managed Care Plan.
Well Care Visit - A routine medical visit for one of the following: CHCUP visit, family planning, routine follow-up to a previously treated condition or illness, adult physical or any other routine visit for other than the treatment of an illness.
Written Marketing Materials - Printed informational material targeted to potential enrollees, which promotes the Managed Care Plan, including, but not limited to, brochures, flyers, leaflets or other printed information about the Managed Care Plan. Written marketing material includes materials for circulation by physicians, other providers, or third parties.

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AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 28 of 217

Section I. Definitions and Acronyms

B.	Acronyms

AAA - Area Agencies on Aging
ACCESS - Automated Community Connection to Economic Self-Sufficiency, the Department of Children and Families’ public assistance service delivery system
ADL - Activities of Daily Living
ADRC - Aging and Disability Resource Center
AFCH - Adult Family Care Home
AHCA - Agency for Health Care Administration (Agency)
ALF - Assisted Living Facility
APD - Agency for Persons with Disabilities
ARNP - Advanced Registered Nurse Practitioner
CAHPS - Consumer Assessment of Healthcare Providers and Systems
CAP - Corrective Action Plan
CARES - Comprehensive Assessment and Review for Long-Term Care Services
CBP - Customized Benefit Package
CCE - Community Care for the Elderly
CCP - Cultural Competency Program
CDC - Centers for Disease Control and Prevention
CFARS - Children’s Functional Assessment Rating Scales
CEO - Chief Executive Officer
CFO - Chief Financial Officer
CFR - Code of Federal Regulations (cites may be searched online at: http://www.gpo.gov/fdsys/browse/collectionCfr.action?collectionCode=CFR)
CHCUP - Child Health Check-Up Program
CHD - County Health Department
CMS - Centers for Medicare & Medicaid Services
COPD - Chronic Obstructive Pulmonary Disease
CPR - Cardiopulmonary Resuscitation
CPT® - Physicians’ Current Procedural Terminology
CSU - Crisis Stabilization Unit
CTD - Commission for the Transportation Disadvantaged
DCF - Department of Children and Families
DD - Developmental Disability or Developmental Disabilities
DEA - Drug Enforcement Administration
DFS - Department of Financial Services
DHHS - United States Department of Health & Human Services
DJJ - Department of Juvenile Justice

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 29 of 217

Section I. Definitions and Acronyms

DME - Durable Medical Equipment
DOEA - Department of Elder Affairs
DOH - Department of Health
DSM - Direct Secure Messaging
EDI - Electronic Data Interchange
EH - Emotionally Handicapped
EIS - Early Intervention Services
EOMB -Explanation of Medicaid Benefits
EPLS - Excluded Parties List System
EPO - Exclusive Provider Organization
EPSDT - Early and Periodic Screening, Diagnosis and Treatment Program
EQR - External Quality Review
EQRO - External Quality Review Organization
ET - Eastern Time
F.A.C. - Florida Administrative Code
FARS - Functional Assessment Rating Scales
FAR - Florida Administrative Register
FFS - Fee-for-Service
FMSQN - Florida Medical School Quality Network
FMV - Fair Market Value
FQHC - Federally Qualified Health Center
F.S. - Florida Statutes
FSFN - Florida Safe Families Network (formerly HomeSafeNet), also known as SACWIS, (Statewide Automated Child Welfare Information System)
FTE - Full-Time Equivalent Position
HCBS - Home and Community-Based Services
HEDIS - Healthcare Effectiveness Data and Information Set
HIPAA - Health Insurance Portability and Accountability Act
HIPP - Health Insurance Premium Payment
HITECH Act - Health Information Technology for Economic and Clinical Health Act
HMO - Health Maintenance Organization
HSA - Hernandez Settlement Agreement
HSD - Bureau of Medicaid Health Systems Development
IADL - Instrumental Activities of Daily Living
ICP -Institutional Care Program
IBNR - Incurred But Not Reported
ITN - Invitation to Negotiate

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 30 of 217

Section I. Definitions and Acronyms

LEIE - List of Excluded Individuals & Entities
LTC - Long-Term Care
LOC - Level of Care
MBHO - Managed Behavioral Health Organization
MCP - Managed Care Plan
MEDS - Medicaid Encounter Data System
MFCU - Medicaid Fraud Control Unit, Office of the Attorney General
MMA - Managed Medical Assistance
MPI - Medicaid Program Integrity Bureau, Office of the AHCA Inspector General
MPO - Medicaid Program Oversight
NCPDP - National Council for Prescribed Drug Programs
NCQA - National Committee for Quality Assurance
NMHPA - Newborns and Mothers Health Protection Act
NPI - National Provider Identifier
ODBC - Open Database Connectivity
OIG - Office of the Inspector General
OIR - Office of Insurance Regulation
PA - Physician Assistant
PACE - Program of All-Inclusive Care for the Elderly
PASRR - Preadmission Screening and Resident Review
PCCB - Per Capita Capitation Benchmark
PCSB - Per Capita Services Benchmark
PCP - Primary Care Provider
PERS - Personal Emergency Response Systems
PDL - Preferred Drug List
PDO - Participant Direction Option
PHI - Protected Health Information, as defined in 45 CFR 160 and 164, and 42 CFR 431.305(b)
PIP - Performance Improvement Project
PM - Performance Measure
PMAP - Performance Measures Action Plan
PPEC - Prescribed Pediatric Extended Care
PSN - Provider Service Network
QE - Quality Enhancement
QI - Quality Improvement
RFP - Request for Proposal
RHC - Rural Health Clinic
SAP - Subscriber Assistance Program

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 31 of 217

Section I. Definitions and Acronyms

SACWIS - Statewide Automated Child Welfare Information System, also known as Florida Safe Families Network (FSFN, formerly HomeSafeNet)
SAM - System for Award Management
SAMH - Substance Abuse & Mental Health Office of the Florida Department of Children and Families
SFTP - Secure File Transfer Protocol
SIPP - Statewide Inpatient Psychiatric Program
SMMC - Statewide Medicaid Managed Care Program
SNIP - Strategic National Implementation Process
SOBRA - Sixth Omnibus Budget Reconciliation Act
SQL - Structured Query Language
SSI - Supplemental Security Income
TANF - Temporary Assistance for Needy Families
TGCS - Therapeutic Group Care Services
UM - Utilization Management
USDA - United States Department of Agriculture
WEDI - Workgroup for Electronic Data Interchange
WIC - Special Supplemental Nutrition Program for Women, Infants & Children

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AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 32 of 217

Section II. General Overview

Section II. General Overview
A.    Background
Florida has offered Medicaid services since 1970. Medicaid provides health care coverage for eligible children, seniors, disabled adults and pregnant women. It is funded by both the state and federal governments. The 2011 Florida Legislature passed House Bill 7107 (creating part IV of Chapter 409, F.S.) to establish the Florida Medicaid program as a statewide, integrated managed care program for all covered services, including long-term care services. This program is referred to as statewide Medicaid managed care (SMMC) and includes two programs: one for medical assistance (MMA) and one for long-term care (LTC).
B.    Purpose
Under the SMMC program, the Agency contracts with Managed Care Plans, as defined in Section I, Definitions and Acronyms, to provide services to recipients.
The provisions in this Contract apply to all Managed Care Plans unless specifically noted otherwise. Provisions unique to a specific type of Managed Care Plan are described in this Contract and its Exhibits specific to either the LTC managed care program or the MMA managed care program, respectively.

C.	Responsibilities of the State of Florida

1.
The Agency for Health Care Administration (Agency) is responsible for administering the Medicaid program. The Agency will administer contracts, monitor Managed Care Plan performance, and provide oversight in all aspects of Managed Care Plan operations. The Agency shall be responsible for imposing liquidated damages as a result of failure to meet any aspect of the responsibilities of the Contract, sanctions for Contract violations or other non-compliance, requiring corrective actions for a violation of or any other non-compliance with this Contract

2.
The state has sole authority for determining eligibility for Medicaid. The Department of Children and Families acts as the Agency's agent by enrolling recipient in Medicaid. The Agency shall have the sole authority for determining whether Medicaid recipients are required to enroll in, may volunteer to enroll in, may not enroll in a Managed Care Plan or are subject to annual open enrollment. The Agency or its agent(s) shall be responsible for enrollment, including algorithms to assign mandatory potential enrollees, and disenrollment, including determinations regarding involuntary disenrollment, in accordance with this Contract.

3.
The Department of Elder Affairs shall assist the Agency in determining clinical eligibility for enrollment in LTC managed care plans, monitor LTC managed care plan performance and measure quality of service delivery, assist enrollees and their families to address complaints with the LTC managed care plans, facilitate working relationships between LTC managed care plans and providers serving elders and adults with disabilities, and perform other functions specified in a memorandum of agreement between the Agency and DOEA.

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Section II. General Overview

4.
The state shall be responsible for accepting complaints directly from Medicaid recipients and providers, operating the Beneficiary Assistance Panel, conducting Medicaid Fair Hearings, as well as reviewing complaints, grievances and appeals reported by Managed Care Plans to ensure appropriate resolution and monitor for contractual compliance, plan performance and trends that may reflect policy changes or operational changes needed.

5.
The Agency shall be responsible for promulgating coverage requirements applicable to Managed Care Plan through the Florida Medicaid Coverage and Limitations Handbooks, Provider General Handbook, Medicaid fee schedules and the Florida Medicaid State Plan, as well as policy transmittals specific to changes in federal and state law, rules or regulations and federal Centers for Medicare and Medicaid Services waivers applicable to this Contract.

6.
The Agency shall be responsible for providing Managed Care Plans with instructions for customize benefit packages for non-pregnant adults, vary cost-sharing provisions, and provide coverage for additional services, as well as evaluating the Managed Care Plan's customized benefits packages for actuarial equivalency and sufficiency of benefits.

7.
The Agency shall be responsible for establishing standards and requirements for provider networks, reviewing Managed Care Plan's provider networks and monitoring such Managed Care Plans to ensure provider networks are capable of meeting the needs of their enrollees and are sufficient to meet the enrollment levels in this Contract.

8.
The Agency shall be responsible for establishing standards and requirements for quality improvement (QI), including performance measures, targets, improvement plans, satisfaction surveys and medical/case record reviews, and providing instructions to Managed Care Plans through the Managed Care Plan Report Guide and Performance Measures Specifications Manual.

9.
The Agency shall be responsible for contracting with an external quality review organization (EQRO) and conducting other QI activities, to include but not limited to audits of. medical/case records, enrollee plans of care, provider credentialing records, service provider reimbursement records, contractor personnel records, and other documents and files as required under this Contract. The Agency shall be responsible for establishing incentives to high-performing Managed Care Plans and restricting enrollment activities if the Managed Care Plans do not meet acceptable quality improvement and performance indicators.

10.
The Agency shall be responsible for the operations of the Florida Medicaid Management Information System (FMMIS) and contracting with the state's fiscal agent to exchange data with Managed Care plans, enroll Medicaid providers, process Medicaid claims, distribute Medicaid forms and publications, and send written notification and information to all potential enrollees. The Agency is responsible also for the administration of programs for Florida's Medicaid Electronic Health Record Incentive Program, the Florida Health Information Network and other efforts to provide information and resources relating to Health Information Technology (HIT) and Health Information Exchange (HIE), as well as collecting data and statistics for the purpose of developing public policy and promoting the transparency of consumer health care information through www.FloridaHealthFinder.gov.

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Section II. General Overview

11.
The Agency shall be responsible for establishing standards and requirements to ensure receipt of complete and accurate data for program administration as required to determine compliance with Title XIX of the Social Security Act, the Balanced Budget Act of 1997, 42 CFR 438, and Chapters 409 and 641, F.S., and to determine Managed Care Plan compliance with contractual requirements and to measure health outcomes of Medicaid recipients. The Agency shall be responsible for establishing systems, processes, standards and requirements, including but not limited to encounter data collection and submission, and providing instructions to Managed Care Plans through the Medicaid Companion Guides, Pharmacy Payer Specifications.

12.
The Agency shall be responsible for coordinating Medicaid overpayment and abuse prevention, detection and recovery efforts. The Attorney General's office is responsible for investigating and prosecuting Medicaid fraud. The Agency shall operate the Medicaid program integrity program, which includes but is not limited to such monitoring as may be done as desk reviews or on site as determined by the Agency. These reviews may be conducted by various Agency bureaus and the Agency will provide appropriate notice for requesting documents as needed and for conducting on-site reviews, as well as providing Managed Care Plans with the result of such reviews. The Agency, Bureau of Medicaid Program Integrity (MPI), audits and investigates providers suspected of overbilling or defrauding the Florida Medicaid Program, recovers overpayments, issues administrative sanctions and refers cases of suspected fraud for criminal investigation to the Medicaid Fraud Control Unit (MFCU). The Agency shall conduct, or cause to be conducted by contract or otherwise, reviews, investigations, analyses, audits, or any combination thereof, to determine possible fraud, abuse, overpayment, or recipient neglect in the Medicaid program and shall report the findings of any overpayments in audit reports as appropriate.

13.
The Agency shall be responsible for administration of the Medicaid prescribed drug program, including negotiating supplemental rebates and favorable net pricing, and maintaining the Medicaid Pharmaceutical and Therapeutics (P&T) Committee reviews drug options within to maintain an array of choices for prescribers within each therapeutic class on the Medicaid Preferred Drug List (PDL). In order to promote an effective transition of recipients during implementation of the SMMC, the Agency will require Managed Care Plans use the Medicaid PDL for at least the first year of operation.

14.
The Agency shall be responsible for making payment to the Managed Care Plan as specified in Section IX, Method of Payment, adjusting applicable capitation rates to reflect budgetary changes in the Medicaid program, and reconciling payments for SIPPs, nursing facilities and hospices pursuant to ss. 409.9876(2), F.S., 409.983(6) and 409.983(7), F.S.

15.
In accordance with s. 409.967(3), F.S., the Agency shall be responsible for verifying the Managed Care Plan's achieved savings rebate as specified in this Contract. The Agency will contract with independent certified public accountants to conduct compliance audits for the purpose of auditing Managed Care Plan financial information in order to determine and validate the Managed Care Plan's achieved savings rebate.

16.
In accordance with 42 CFR 438.10, if the Managed Care Plan chooses not to cover or furnish counseling or referral service information to enrollees due to moral or religious objections, the Agency shall be responsible for providing information on how and where to obtain the service.

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Section II. General Overview

D.    General Responsibilities of the Managed Care Plan

1.
The Managed Care Plan shall comply with all provisions of this Contract, including all attachments, applicable exhibits, and any amendments and shall act in good faith in the performance of the Contract provisions. The Managed Care Plan agrees that failure to comply with all provisions of this Contract may result in the assessment of sanctions and/or termination of the Contract, in whole or in part, in accordance with Section XI, Sanctions. The Managed Care Plan agrees that failure to meet any aspect of the responsibilities of the Contract may result in the assessment of damages in accordance with Section XIII, Liquidated Damages.

2.
The Managed Care Plan shall comply with all requirements of the Managed Care Plan Report Guide referenced in Section XIV, Reporting Requirements, and other applicable requirements of this Contract. The Managed Care Plan may be required to provide to the Agency or its agents information or data relative to this Contract. In such instances, and at the direction of the Agency, the Managed Care Plan shall fully cooperate with such requests and furnish all data or information in a timely manner, in the format in which it is requested. The Managed Care Plan shall have at least thirty (30) days to fulfill such ad hoc requests, unless the Agency directs the Managed Care Plan to provide data or information in less than thirty (30) days. The Managed Care Plan shall verify that data and information it submits to the Agency is accurate.

3.	The Managed Care Plan shall develop and maintain written policies and procedures to implement and comply with all the provisions of this Contract.

4.
The Managed Care Plan shall submit all policies and procedures to the Agency as required by this Contract. Unless specified elsewhere in the Contract, policies and procedures required by this Contract shall be submitted to the Agency at least seventy-five (75) days before the proposed effective date of the policy and procedure or change. Other policies and procedures related to this Contract shall be sub mitted to the Agency upon request. If the Agency has requested policies and procedures, the Managed Care Plan shall notify the Agency of any subsequent changes in such materials. Comprehensive LTC managed care plans shall submit one (1) set of policies and procedures that include all MMA and LTC contractually required provisions.

5.	The Managed Care Plan shall submit model provider contract templates to the Agency for review as specified in Section VI, Provider Network.

6.
The Managed Care Plan shall submit any proposed delegation of responsibility to the Agency for prior written approval as required in Section VIII.B., Subcontracts. Except as otherwise provided in this Contract, the Managed Care Plan shall submit subcontracts, to the Agency for review as specified in Section VIII.B., Subcontracts. Unless specified elsewhere in the Contract, subcontracts shall be submitted to the Agency at least forty-five (45) days before the proposed effective date of the subcontract or change.

7.
The Managed Care Plan shall submit enrollee material and marketing materials related to this Contract to the Agency for review and approval prior to use. Any changes in such materials must be prior approved by the Agency before they take effect.

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Section II. General Overview

a.	The Managed Care Plan shall submit materials for Agency review as follows unless specified elsewhere in the Contract:

(1)	Enrollee material shall be submitted to the Agency at least seventy-five (75) days before the proposed use of the enrollee material or revised material.

(2)	Marketing material shall be submitted to the Agency at least forty-five (45) days before the proposed use of the marketing material or revised material.

(3)	Other written materials shall be submitted to the Agency upon request.

b.
The Managed Care Plan shall conduct a quality check and ensure that all materials are consistent with this Contract and state and federal requirements prior to submitting materials for review to the Agency. Generally, the Agency will not review materials for typographical or grammatical errors, unless such errors render the marketing materials inaccurate or misleading.

c.
To expedite the review of previously disapproved material, the Managed Care Plan shall clearly indicate all changes/updates made to a material when it is resubmitted. The Managed Care Plan may meet this requirement by highlighting any text changes and/or inserting notes to altered areas on the material. The Managed Care Plan may develop an alternative process for identifying changes, provided the Managed Care Plan discusses the alternative with and receives approval from the Agency.

d.
The Managed Care Plan shall ensure that non-English enrollee and marketing materials are based on previously approved English versions of the same material. The Managed Care Plan shall ensure that any changes or revisions that are made to the English version are accurately reflected in non-English materials.

e.	The Managed Care Plan shall provide written notice of such any changes affecting enrollees to those enrollees at least thirty (30) days before the effective date of change.

8.
The Managed Care Plan shall coordinate with the Agency and its agent(s) as necessary for all enrollment and disenrollment functions. The Managed Care Plan or its subcontractors, providers or vendors shall not provide or assist in the completion of enrollment or disenrollment requests or restrict the enrollee's right to disenroll voluntarily in any way.

9.
The Managed Care Plan shall accept Medicaid recipients without restriction and in the order in which they enroll. The Managed Care Plan shall not discriminate on the basis of religion, gender, race, color, age or national origin, health status, pre-existing condition or need for health care services and shall not use any policy or practice that has the effect of such discrimination.

10.
The Managed Care Plan shall establish and maintain an enrollee services function with the capability to answer enrollee inquiries and ensure that enrollees are notified of their rights and responsibilities through written materials, telephone, electronic and face-to-face communication.

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Section II. General Overview

11.
The Managed Care Plan shall establish and maintain a grievance system for reviewing and resolving enrollee complaints, grievances and appeals. Components must include a complaint process, a grievance process, an appeal process, access to an applicable review outside the Managed Care Plan (Beneficiary Assistance Program), and access to a Medicaid Fair Hearing through the Department of Children and Families.

12.
The Managed Care Plan shall ensure the provision of services in sufficient amount, duration and scope to be reasonably expected to achieve the purpose for which the services are furnished and shall ensure the provision of the covered services defined and specified in this Contract.

13.
The Managed Care Plan shall comply with all current promulgated Florida Medicaid handbooks (Handbooks) as noticed in the Florida Administrative Register (FAR), and incorporated by reference in rules relating to the provision of services, except where the provisions of the Contract alter the requirements set forth in the Handbooks and Medicaid fee schedules.

14.	MMA Managed Care Plans and Comprehensive Managed Care Plans shall provide all prescription drugs listed in the Agency's Medicaid Preferred Drug List (PDL) in accordance with the following:

a.	Prior authorization, step-edit therapy and protocols for PDL drugs may be no more restrictive than those posted on the Agency website.

b.
Certain drugs that are required to be covered by Medicaid are not listed on the PDL, and the AHCA fee-for-service program requires prior authorization because of clinical concerns or the risk of fraud or misuse. Plans may use the same prior authorization criteria that are posted to the AHCA website, or may develop their own criteria that are no more restrictive.

c.
No sooner than the end of the first year of operation, the Managed Care Plan may develop a Managed Care Plan-specific PDL for the Agency's consideration, if requested by the Agency at that time. During the time that the Managed Care Plan is utilizing the Agency's PDL, the Managed Care Plan shall participate in the Agency's Pharmaceutical and Therapeutics Committee, as requested by the Agency.

15.
The Managed Care Plan shall provide care coordination/case management services offer and coordinate access to quality enhancements (QEs), and provide approved expanded benefits as specified under this Contract.

16.
Managed Care Plan shall develop and maintain a provider network that meets the needs of enrollees in accordance with the requirements of this Contract, including contracting with a sufficient number of credentialed providers to provide all covered services to enrollees and ensuring that each covered service is provided promptly and is reasonably accessible and that each enrollee is afforded choice of participating providers in accordance with 42 CFR 431.51.

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Section II. General Overview

17.
The Managed Care Plan shall establish and maintain a formal provider relations function to respond timely and adequately to inquiries, questions and concerns from participating providers, including provider complaints and disputes proposed actions, billing, payment and service authorizations.

18.
The Managed Care Plan shall have a quality improvement program that ensures enhancement of quality of care and emphasizes improving the quality of patient outcomes, including establishing metrics for monitoring the quality and performance of each participating provider. evaluating the provider's performance and determining continued participation in the network.

19.
The Managed Care Plan shall cooperate with the Agency and the EQRO and shall have a cooperative agreement with the Florida Medical School Quality Network when the network becomes operational, in accordance with s. 409.975(2), F.S.

20.
The Managed Care Plan shall established and maintain a utilization management system to monitor utilization of services, including an automated service authorization systems for denials, service limitations and reductions of authorization. The Managed Care Plan shall not arbitrarily deny or reduce the amount, duration or scope of a required service solely because of the enrollee's diagnosis, type of illness or condition.

21.
The Managed Care Plan shall meet all requirements for doing business in the State of Florida, and shall be responsible for the administration and management of all aspects of this Contract, including, but not limited to, delivery of services, provider network, provider education, claims resolution and assistance, and all subcontracts, employees, agents and services performed by anyone acting for or on behalf of the Managed Care Plan. The Managed Care Plan shall comply with all pertinent Agency rules in effect throughout the duration of the Contract.

22.
The Managed Care Plan shall have a centralized executive administration, and must ensure adequate staffing and information systems capability to ensure the Managed Care Plan can appropriately manage financial transactions, record keeping, data collection, and other administrative functions, including the ability to submit any financial, programmatic, encounter data or other information required by this Contract.

23.
The Managed Care Plan shall have information management processes and information systems of sufficient capacity that enable it to meet Agency and federal reporting requirements, other Contract requirements, and all applicable Agency policies, state and federal laws, rules and regulations, including HIPAA. The Managed Care Plan shall be responsible for establishing connectivity to the Agency's/state's wide area data communications network, and the relevant information systems attached to this network, in accordance with all applicable Agency and/or state policies, standards and guidelines, as well as coordinating activities and developing cohesive systems strategies across vendors and agencies.

24.
The Managed Care Plan shall encourage its providers to connect to the Florida Health Information Exchange (HIE) and promote provider use of the HIE, including educating providers on the benefits of using the HIE and the availability of incentive funding. The

AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 39 of 217

Section II. General Overview

Managed Care Plan shall encourage network providers to participate in the Agency's Direct Secure Messaging (DSM) service when it is implemented.

25.
The Managed Care Plan shall collect and submit encounter data in accordance with generally accepted industry best practices and the requirements of this Contract. The Managed Care Plan shall ensure that its provision of provider information to the Agency is sufficient to ensure that its providers are recognized as participating providers of the Managed Care Plan for plan selection and encounter data acceptance purposes, and shall participate in Agency-sponsored workgroups directed at continuous improvements in encounter data quality and operations.

26.
In the event the Agency establishes systems and processes to collect submitted claims data, including denied claims, from the providers directly, the Managed Care Plan must be capable of sending and receiving any claims information directly to the Agency in standards and timeframes specified by the Agency within 60 days' notice. The Managed Care Plan shall also work cooperatively with the Agency during any transition period for network providers to move to submitting claims through the State instead of directly to the Managed Care Plan.

27.
The Managed Care Plan shall establish functions and activities governing program integrity in order to reduce the incidence of fraud and abuse and shall have adequate staffing, resources, internal controls, and policies and procedures to prevent, reduce, detect, investigate, correct and report known or suspected fraud and abuse and overpayment. activities. The Managed Care Plan shall meet with the Agency periodically, at the Agency's request, to discuss fraud, abuse, neglect and overpayment issues.

28.
The Managed Care Plan shall meet all financial requirements established by this Contract and report financial information, including but not limited to quarterly and annual financial statements, in accordance with Section XIV, Reporting Requirements, the Managed Care Plan Report Guide and other Agency instructions. The Managed Care Plan shall verify that information it submits to the Agency is accurate, truthful, and complete in accordance with 42 CFR 438.606.

29.
Prior to enrolling recipients in the Managed Care Plan in each authorized Region, the Agency will conduct a plan-specific readiness review to assess the Managed Care Plan's readiness and ability to provide services to recipients. The plan readiness review may include, but is not limited to, desk and onsite review of plan policies and procedures and corresponding documents, the plan's provider network and corresponding Contracts, a walk-through of the plan's operations, system demonstrations, and interviews with plan staff. The scope of the plan readiness review may include any and all Contract requirements, as determined by the Agency. The Agency will not enroll recipients into the Managed Care Plan until the Agency has determined that the Managed Care Plan meets all Contract requirements.

a.
The Managed Care Plan shall provide the Agency, on a weekly basis and at any time upon request of the Agency, with sufficient evidence that the Managed Care Plan has the capacity to provide covered services to all enrollees up to the maximum enrollment level, including evidence that the Managed Care Plan:

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Section II. General Overview

(1)
Maintains a Region-wide network of providers offering an appropriate range of services in sufficient numbers to meet the access standards established by the Agency, pursuant to s. 409.967(2)(c)(1), F.S.; and

(2)
Maintains a sufficient number, mix and geographic distribution of providers, including providers who are accepting new Medicaid patients as specified in s. 1932(b)(5) of the Social Security Act, as enacted by s. 4704(a) of the Balanced Budget Act of 1997.

b.	If the Managed Care Plan does not meet the plan readiness review deadlines established by the Agency for its respective Region, the following options may be exercised by the Agency:

(1)
The Agency may grant an extension for the Managed Care Plan to correct deficiencies; however the Managed Care Plan will lose the initial enrollment of eligible recipients into the affected region(s) and will lose its transition enrollment, if applicable; and /or

(2)	The Agency will impose liquidated damages for failure to meet plan readiness review deadlines and/or specific plan readiness goals set by the Agency.

c.
After an extension is granted by the Agency, the Managed Care Plan will have until the penultimate Saturday before the respective Region's enrollment effective date, as established by the Agency, to be deemed ready for recipient enrollment. If a Managed Care Plan is not deemed ready for recipient enrollment by the Agency by the penultimate Saturday before the respective Region enrollment effective date, the Contract between the Managed Care Plan and the Agency will be terminated.

30.
The Managed Care Plan shall comply with all terms of Attachment III, Business Associate Agreement, of this Contract. The Managed Care Plan shall report to the Agency contract manager, the discovery, use, or disclosure of PHI that is not in compliance with this Contract or state or federal law, in accordance with said Business Associate Agreement.

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AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 41 of 217

Section III. Eligibility and Enrollment

Section III. Eligibility and Enrollment
A.    Eligibility
Except as otherwise provided below, all Medicaid recipients shall receive Medicaid covered services through the SMMC program. The following populations represent broad categories that may contain multiple eligibility groups. Certain exceptions may apply within the broad categories and will be determined by the Agency.
1.    Mandatory Populations

a.	Recipients in any of the following programs or eligibility categories are required to enroll in a Managed Care Plan:

(1)	Temporary Assistance to Needy Families (TANF);

(2)	SSI (Aged, Blind and Disabled);

(3)	Hospice;

(4)	Low Income Families and Children;

(5)	Institutional Care;

(6)	Medicaid (MEDS) - Sixth Omnibus Budget Reconciliation Act (SOBRA) for children born after 9/30/83 (age 18 to 19);

(7)	MEDS AD (SOBRA) for aged and disabled;

(8)	Protected Medicaid (aged and disabled);

(9)	Full-Benefit Dual Eligibles (Medicare and Medicaid -FFS);

(10)	Full-Benefit Dual Eligibles enrolled in Part C- Medicare Advantage Plans that are not fully liable for all Medicaid services covered under this Contract; and

(11)	The Florida Assertive Community Treatment Team (FACT Team).

b.	Additional mandatory recipient eligibility criteria for MMA and Comprehensive LTC managed care plans are specified in the MMA Exhibit.

c.	Additional mandatory recipient eligibility criteria for LTC and Comprehensive LTC managed care plans are specified in the LTC Exhibit.

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Section III. Eligibility and Enrollment

2.	Voluntary Populations
Certain recipients may voluntarily enroll in a Managed Care Plan to receive services. These recipients are not subject to mandatory open enrollment periods.

a.	Voluntary recipients for MMA and Comprehensive LTC managed care plans are specified in the MMA Exhibit.

b.	Voluntary recipients for LTC and Comprehensive LTC managed care plans are specified in the LTC Exhibit.

3.	Excluded Populations

a.
Recipients in any eligibility category not listed in sub-items A.1. or A.2. above are excluded from enrollment in a managed care plan. This includes, but is not limited to, recipients in the following eligibility categories:

(1)	Presumptively eligible pregnant women;

(2)	Family planning waiver;

(3)	Women enrolled through the Breast and Cervical Cancer Program;

(4)	Emergency shelter/Department of Juvenile Justice (DJJ) residential;

(5)	Emergency assistance for aliens;

(6)	Qualified Individual (QI);

(7)	Qualified Medicare beneficiary (QMB) without other full Medicaid coverage;

(8)	Special low-income beneficiaries (SLMB) without other full Medicaid coverage;

(9)	Working disabled;

(10)	Recipients eligible for the Medically Needy program;

(11)	Full-Benefit Dual Eligibles enrolled in Part C - Medicare Advantage Dual Special Needs Plans; and

(12)	Full-Benefit Dual Eligibles enrolled in Part C - Medicare Advantage Plans that are fully liable for all Medicaid services covered under this Contract.

b.	In addition, regardless of eligibility category, the following recipients are excluded from enrollment in a Managed Care Plan:

(1)	Recipients in the Health Insurance Premium Payment (HIPP) program.

c.	Additional excluded populations for LTC and Comprehensive LTC managed care plans are specified in the LTC Exhibit.

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Section III. Eligibility and Enrollment

4.    Medicaid Pending for Home and Community-Based Services
a.    Medicaid pending for HCBS is specified in the LTC Exhibit.
B.    Enrollment
1.    General Provisions

a.	Only Medicaid recipients who meet eligibility requirements and are living in a region with authorized Managed Care Plans are eligible to enroll and receive services from the Managed Care Plan.

b.
Each recipient shall have a choice of Managed Care Plans and may select any authorized Managed Care Plan unless the Managed Care Plan is restricted by this Contract to a specific population that does not include the recipient.

c.
The Agency or its enrollment broker shall be responsible for enrollment, including enrollment into the Managed Care Plan, disenrollment and outreach and education activities. The Agency will use an established algorithm to assign mandatory potential enrollees who do not select a Managed Care Plan during their thirty- (30) day choice period. The process may differ for MMA Managed Care Plans, LTC Managed Care Plans and Comprehensive LTC Managed Care Plans as required by 409.977, F.S. and s. 409.984, F.S. and any other state law and federally approved State Plan amendments and/or waivers. The Managed Care Plan shall coordinate with the Agency and its enrollment broker as necessary for all enrollment and disenrollment functions.

d.
The Agency or its agents will notify the Managed Care Plan of an enrollee's selection or assignment to the Managed Care Plan. The Agency or its enrollment broker will send written confirmation to enrollees of the chosen or assigned Managed Care Plan. Notice to the enrollee will be sent by surface mail. Notice to the Managed Care Plan will be by file transfer.

e.	For MMA Managed Care Plans, if the enrollee has not chosen a PCP, the Agency's confirmation notice will advise the enrollee that a PCP will be assigned by the Managed Care Plan.

f.
Enrollment in a Managed Care Plan, whether chosen or assigned, may be effective at 12:01 a.m. on the first calendar day of the month following a selection or an assignment that occurs between the first calendar day of the month and the penultimate Saturday of the month. For those enrollees who choose or are assigned a Managed Care Plan between the Sunday after the penultimate Saturday and before the last calendar day of the month, enrollment in a Managed Care Plan may be effective on the first calendar day of the second month after choice or assignment.

g.
Conditioned on continued eligibility, mandatory enrollees have a lock-in period of up to twelve (12) consecutive months. After an initial ninety- (90) day change period, mandatory enrollees may disenroll from the Managed Care Plan only for cause. The Agency or its enrollment broker will notify enrollees at least once every twelve (12) months, and for mandatory enrollees at least sixty (60) days before the lock-in period ends that an open enrollment period exists giving them an opportunity to change

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Managed Care Plans. Mandatory enrollees who do not make a change during open enrollment will be deemed to have chosen to remain with the current Managed Care Plan, unless that Managed Care Plan no longer participates. In that case, the enrollee will be transitioned to a new Managed Care Plan.

h.
The Agency will automatically reinstate an enrollee into the Managed Care Plan in which the person was most recently enrolled if the enrollee has a temporary loss of eligibility. In this instance, for mandatory enrollees, the lock-in period will continue as though there had been no break in eligibility, keeping the original twelve- (12) month period.

(1)	For LTC managed care plans, the "temporary loss period" is defined as no more than sixty (60) days.

(2)	For MMA managed care plans, the "temporary loss period" is defined as no more than one hundred eighty (180) days.

(3)
For Comprehensive LTC managed care plans, the "temporary loss period" is defined as no more than sixty (60) days for recipients with LTC benefits and one hundred eighty (180) days for recipients without LTC benefits.

i.
If a temporary loss of eligibility causes the enrollee to miss the open enrollment period, the Agency will enroll the person in the Managed Care Plan in which he or she was enrolled before loss of eligibility. The enrollee will have ninety (90) days to disenroll without cause.

2.    Enrollment in an MMA Specialty Plan

a.
In addition to meeting the eligibility requirements listed in this section, a Specialty Plan may enroll eligible recipients who meet specific criteria by age, medical condition and/or diagnoses as defined in the Section lII.A of the applicable Specialty Plan Exhibit.

b.
The Agency or its agent will be responsible for identifying the defined specialty population and enrollment of such recipients in a Specialty Plan in accordance with this section. Clinical assessment and/or referral may be required to determine eligibility for Specialty Plan enrollment, as defined in Section III.B of the applicable Specialty Plan Exhibit.

(1)
If clinical assessment and/or referral are required to be conducted by the Specialty Plan to determine eligibility for Specialty Plan enrollment, as defined in this Contract, the Specialty Plan shall establish and maintain policies and procedures to accomplish such assessments and /or referrals.

(2)	The Specialty Plan shall submit clinical assessments and/or referral policies and procedures for approval by the Agency on an annual basis, at a date determined by the Agency.

(3)	The Agency reserves the right to make adjustments to administrative data or other mechanisms used to identify recipients eligible to enroll in a Specialty Plan.

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c.
In addition to benefits required in Section V, Covered Services and the MMA Exhibit, the Specialty Plan shall provide such other services and care coordination and/or case management services to eligible recipients enrolled in a Specialty Plan as defined in Section V.E of the applicable Specialty Plan Exhibit.

d.
In addition to the provider network standards required in Section VI, Provider Network and the MMA Exhibit, the Specialty Plan shall comply with such other provider network standards as defined in Section VI.A of the applicable Specialty Plan Exhibit.

e.
In addition to the quality management activities required in Section VII, Quality and Utilization Management and the MMA Exhibit, the Specialty Plan shall comply with such other requirements for quality management as defined in Section VII of the applicable Specialty Plan Exhibit.

3.    Verification of Enrollment

a.	The Managed Care Plan shall review its X12-834 enrollment files to ensure that all enrollees are eligible to receive services from the Managed Care Plan, including that:

(1)	Each enrollee of the Managed Care Plan is residing in the same region in which they were enrolled; and

(2)
Each enrollee of the Managed Care Plan is not ineligible for services under the MMA, Specialty, Comprehensive LTC or LTC Managed Care Plan, respectively, in accordance with this section and the applicable Exhibits.

b.
The Managed Care Plan shall notify the Agency of any discrepancies in enrollment, including enrollees not residing in the same region in which they were enrolled and enrollees not eligible for the Managed Care Plan, within five (5) days of receipt of the enrollment file.

4.    Notification of Enrollee Pregnancy

a.	Upon notification that an enrollee is pregnant or has given birth to a newborn, the Managed Care Plan shall notify DCF in a manner prescribed by the Agency.

b.	MMA and Comprehensive LTC Managed Care Plans shall notify DCF and follow the unborn activation and newborn enrollment processes in accordance with the MMA Exhibit.
5.    Maximum Enrollment Levels

a.
The Agency assigns the Managed Care Plan an authorized maximum enrollment level for the region(s), which cannot be exceeded by the Managed Care Plan. Any increases requested by the Managed Care Plan must be approved by the Agency.

b.
The Agency does not guarantee that the Managed Care Plan will receive any particular enrollment level; however, the enrollment level may not be exceeded unless a plan-specific enrollment level increase has been approved by the Agency.

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c.	The Agency must approve in writing any increase or decrease in the Managed Care Plan's maximum enrollment level for the region(s) to be served as specified in this Contract.
6.    Temporarily Stopping or Limiting Enrollment

a.
The Managed Care Plan may ask the Agency to halt or reduce enrollment temporarily for any enrollment amount above the Agency's set regional enrollment limit if continued full enrollment would exceed the Managed Care Plan's capacity to provide required services under the Contract. The Agency may not approve or may also limit Managed Care Plan enrollments when such action is considered to be in the Agency's best interest in accordance with the provisions of this Contract.

b.
For MMA Managed Care Plans, if a request to halt or reduce enrollment temporarily is received and approved by the Agency, it shall not affect the enrollment of newborns as specified in the MMA Exhibit.

7.    Increasing Enrollment Levels

a.	The Managed Care Plan may request a higher regional enrollment level, in writing, to the Agency; however, the Managed Care Plan must be able to serve the enrollment level.

b.
If the Managed Care Plan requests an increase in the regional enrollment level, the Agency will review such request and approve it in writing if the Agency determines the Managed Care Plan's regional provider network is sufficient to meet the increased enrollment level requested and the Managed Care Plan has satisfactorily performed the terms of the Contract, and the Agency has approved the Managed Care Plan's administrative, financial and service resources, as specified in this Contract, in support of the requested enrollment level. If after an enrollment increase is approved by the Agency and a Managed Care Plan determines lower enrollment levels are desired, the Managed Care Plan may request an enrollment level decrease, as long as the decrease requested is not below the required enrollment levels for the region.

c.
If the Agency has approved the Managed Care Plan's regional enrollment level increase, the Managed Care Plan must then maintain a provider network, as specified in this Contract, sufficient to meet the increased recipient enrollment level, and this enrollment level shall become the Managed Care Plan's maximum enrollment level upon execution of a Contract amendment stating such.

C.	Disenrollment
1.    General Provisions

a.
The Agency will notify enrollees of their right to request disenrollment. The Agency will process all disenrollments from the Managed Care Plan. The Agency or its agent will make final determinations about granting disenrollment requests and will notify the Managed Care Plan by file transfer and the enrollee by surface mail of any disenrollment decision. Enrollees dissatisfied with an Agency determination may request a Medicaid Fair Hearing.

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b.	An enrollee may request disenrollment at any time. The Agency or its enrollment broker performs disenrollment as follows:

(1)	For good cause, at any time.

(2)	Without cause, for mandatory enrollees at the times specified in Section III. C.4.

(3)	Without cause, for voluntary enrollees at any time.

c.	The Managed Care Plan shall ensure that it does not restrict the enrollee's right to disenroll voluntarily in any way.

d.
The Managed Care Plan or its subcontractors, providers or vendors shall not provide or assist in the completion of a disenrollment request or assist the Agency's enrollment broker in the disenrollment process.

e.
The Managed Care Plan shall ensure that enrollees who are disenrolled and wish to file an appeal have the opportunity to do so. All enrollees shall be afforded the right to file an appeal on disenrollment except for the following reasons:

(1)	Moving out of the region;

(2)	Loss of Medicaid eligibility;

(3)	Determination that an enrollee is in an excluded population, as defined in this Contract; or

(4)	Enrollee death.
2.    Disenrollment Due to Enrollee Change of Region

a.
On the first day of the month after receiving notice from FMMIS that the enrollee has moved to another region, the Agency will automatically disenroll the enrollee from the Managed Care Plan and treat the recipient as if the recipient is a new Medicaid recipient eligible to choose another Managed Care Plan pursuant to the Agency's enrollment process (see s. 409.969(2)d., F.S.) but without having to be placed on the long term care wait list if enrolled in a LTC Managed Care Plan.

3.    Disenrollment for Good Cause

a.	A mandatory enrollee may request disenrollment from the Managed Care Plan for cause at any time. Such request shall be submitted to the Agency or its enrollment broker.

b.	The following reasons constitute cause for disenrollment from the Managed Care Plan:

(1)	The enrollee does not live in a region where the Managed Care Plan is authorized to provide services, as indicated in FMMIS.

(2)	The provider is no longer with the Managed Care Plan.

(3)	The enrollee is excluded from enrollment.

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(4)	A substantiated marketing violation has occurred.

(5)	The enrollee is prevented from participating in the development of his/her treatment plan/plan of care.

(6)
The enrollee has an active relationship with a provider who is not on the Managed Care Plan's panel, but is on the panel of another Managed Care Plan. "Active relationship" is defined as having received services from the provider within the six months preceding the disenrollment request.

(7)	The enrollee is in the wrong Managed Care Plan as determined by the Agency.

(8)	The Managed Care Plan no longer participates in the region.

(9)	The state has imposed intermediate sanctions upon the Managed Care Plan, as specified in 42 CFR 438.702(a)(3).

(10)
The enrollee needs related services to be performed concurrently, but not all related services are available within the Managed Care Plan network, or the enrollee's PCP has determined that receiving the services separately would subject the enrollee to unnecessary risk.

(11)	The Managed Care Plan does not, because of moral or religious objections, cover the service the enrollee seeks.

(12)	The enrollee missed open enrollment due to a temporary loss of eligibility.

(13)
Other reasons per 42 CFR 438.56( d)(2) and s. 409.969(2), F .S., including, but not limited to: poor quality of care; lack of access to services covered under the Contract; inordinate or inappropriate changes of PCPs; service access impairments due to significant changes in the geographic location of services; an unreasonable delay or denial of service; lack of access to providers experienced in dealing with the enrollee's health care needs; or fraudulent enrollment.

c.	Voluntary enrollees may disenroll from the Managed Care Plan at any time.
4.    Disenrollment without Cause

a.
A mandatory enrollee subject to open enrollment may submit to the Agency or its enrollment broker a request to disenroll from the Managed Care Plan. This may be done without cause at the following times:

(1)	During the ninety (90) days following the enrollee's initial enrollment, or the date the Agency or its enrollment broker sends the enrollee notice of the enrollment, whichever is later;

(2)	At least every twelve (12) months during a recipient's annual open enrollment period;

(3)	If the temporary loss of Medicaid eligibility has caused the enrollee to miss the open enrollment period;

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(4)	When the Agency or its enrollment broker grants the enrollee the right to terminate enrollment without cause (done on a case-by-case basis); and

(5)	During the thirty (30) days after the enrollee is referred for hospice services in order to enroll in another Managed Care Plan to access the enrollee's choice of hospice provider.

b.	Voluntary enrollees not subject to open enrollment may disenroll without cause at any time.
5.    Involuntary Disenrollment

a.	With proper written documentation, the Managed Care Plan may submit involuntary disenrollment requests to the Agency or its enrollment broker in a manner prescribed by the Agency.

b.	The following are acceptable reasons for which the Managed Care Plan may submit involuntary disenrollment request:

(1)	Fraudulent use of the enrollee identification (ID) card. In such cases the Managed Care Plan shall notify MPI of the event.

(2)	Falsification of prescriptions by an enrollee. In such cases the Managed Care Plan shall notify MPI of the event.

(3)
The enrollee's behavior is disruptive, unruly, abusive or uncooperative to the extent that enrollment in the Managed Care Plan seriously impairs the organization's ability to furnish services to either the enrollee or other enrollees.

(a)	This provision does not apply to enrollees with medical or mental health diagnoses if the enrollee's behavior is attributable to the diagnoses.

(b)	An involuntary disenrollment request related to enrollee behavior must include documentation that the Managed Care Plan:

(i)	Provided the enrollee at least one (1) oral warning and at least one (1) written warning of the full implications of the enrollee's actions;

(ii)	Attempted to educate the enrollee regarding rights and responsibilities;

(iii)	Offered assistance through care coordination/case management that would enable the enrollee to comply; and

(iv)	Determined that the enrollee's behavior is not related to the enrollee's medical or mental health condition.

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(4)	The enrollee will not relocate from an assisted living facility or adult family care home that does not, and will not, conform to HCB characteristics required by this Contract.

c.	The Managed Care Plan shall not request disenrollment of an enrollee due to:

(1)	Health diagnosis;

(2)	Adverse changes in an enrollee's health status;

(3)	Utilization of medical services;

(4)	Diminished mental capacity;

(5)	Pre-existing medical condition;

(6)	Uncooperative or disruptive behavior resulting from the enrollee's special needs (with the exception of Section III.C.5.b.(3)(b));

(7)	Attempt to exercise rights under the Managed Care Plan's grievance system; or

(8)	Request of a provider to have an enrollee assigned to a different provider out of the Managed Care Plan.

d.
The Managed Care Plan shall promptly submit such disenrollment requests to the Agency. In no event shall the Managed Care Plan submit a disenrollment request at such a date as would cause the disenrollment to be effective later than forty-five (45) days after the Managed Care Plan's receipt of the reason for involuntary disenrollment. The Managed Care Plan shall ensure that involuntary disenrollment documents are maintained in an identifiable enrollee record.

e.
When the Managed Care Plan requests an involuntary disenrollment, it shall notify the enrollee in writing that the Managed Care Plan is requesting disenrollment, the reason for the request, and an explanation that the Managed Care Plan is requesting that the enrollee be disenrolled in the next Contract month, or earlier if necessary. Until the enrollee is disenrolled, the Managed Care Plan shall be responsible for the provision of services to that enrollee.

f.	All requests will be reviewed on a case-by-case basis and subject to the sole discretion of the Agency. Any request not approved is final and not subject to Managed Care Plan dispute or appeal.

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6.    Effective Date of Disenrollment

a.
The effective date of an approved disenrollment shall be the last calendar day of the month in which disenrollment was made effective by the Agency or its enrollment broker. In no case shall disenrollment be later than the first calendar day of the second month following the month in which the enrollee or the Managed Care Plan files the disenrollment request. If the Agency or its enrollment broker fails to make a disenrollment determination within this timeframe, the disenrollment is considered approved as of the date Agency action was required.

b.	When disenrollment is necessary because an enrollee loses Medicaid eligibility, disenrollment shall be at the end of the month in which eligibility was lost.
D.    Marketing

1.	General Provisions

a.	The Managed Care Plan shall not market nor distribute any marketing materials without first obtaining Agency approval.

b.
The Managed Care Plan shall ensure compliance with the Contract and all state and federal marketing requirements, including monitoring and overseeing the activities of its subcontractors and all persons acting for, or on behalf of, the Managed Care Plan (see 42 CFR 438.104; s. 409.912, F.S.; s. 641.3901, F.S.; s. 641.3903, F.S.; s. 641.386, F.S., s. 626.112, F.S.; s. 626.342, F.S.; s. 626.451, F.S.; s. 626.471, F.S.; s. 626.511, F.S.; s. 626.611, F.S; s. 626.9541, F.S. and s. 626.9521, F.S.). If the Agency finds that the Managed Care Plan or its subcontractors and all persons acting for, or on behalf of, the Managed Care Plan failed to comply with applicable contract, federal or state marketing requirements, the Agency may take compliance action, including sanctions (see Section XI, Sanctions).

c.	The Managed Care Plan shall document compliance with applicable marketing requirements.

d.	The Managed Care Plan shall ensure that marketing, including marketing plans and materials, is accurate and does not mislead, confuse, or defraud recipients or the Agency.

e.	The Managed Care Plan shall not engage in unfair methods of competition or unfair or deceptive acts or practices as defined in s. 641.3903, F.S. and s. 626.9541, F.S.

f.
The Managed Care Plan shall not discriminate based on race, ethnicity, national origin, religion, gender, age, mental or physical disability, actual or perceived health status, claims experience, medical history, genetic information, evidence of insurability or geographic location.

g.	The Managed Care Plan may use social/electronic media (e.g., Facebook, Twitter, Scan Code, or QR Code). However, the Agency considers such tools to be marketing

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materials, and the Managed Care Plan shall ensure that the use of social/electronic media complies with the requirements of this Contract and federal and state law.

h.
In accordance with s. 409.912, F.S., marketing to potential enrollees in State offices is prohibited unless approved in writing and approved by the affected state agency when solicitation occurs in the office of another state agency. The Agency shall ensure that marketing agents marketing in state offices market to potential enrollees only in designated areas and in such a way as to not interfere with the Medicaid recipients' activities in the State office. The Managed Care Plan shall not use any other State facility, program, or procedure in the recruitment of potential enrollees except as authorized in writing by the Agency. Request for approval of activities at State offices must be submitted to the Agency at least thirty (30) days prior to the activity.

2.	Prohibited Statements and Claims

a.
The Managed Care Plan shall ensure that marketing materials are accurate and do not mislead, confuse, or defraud recipients. The Managed Care Plan shall not distribute marketing materials that are materially inaccurate, misleading, or otherwise make material misrepresentations.

b.	The Managed Care Plan shall not, either orally or in writing:

(1)	Claim that the recipient must enroll in the Managed Care Plan in order to obtain benefits or in order to not lose benefits;

(2)	Claim that it is recommended or endorsed by CMS, the federal or state government, or similar entity.

(3)	Claim that the state or the county recommends that a Medicaid recipient enroll with the Managed Care Plan.

(4)	Claim that marketing agents are employees of the federal, state or county government, or of anyone other than the Managed Care Plan or the organization by whom they are reimbursed.

(5)
Claim that a Medicaid recipient will lose benefits under the Medicaid program or any other health or welfare benefits to which the recipient is legally entitled if the recipient does not enroll with the Managed Care Plan.

3.	Prohibited Activities

a.
The Managed Care Plan shall not enlist the assistance of any employee, officer, elected official or any other Department of state government including the state's enrollment broker in recruitment of potential enrollees except as authorized in writing by the Agency.

b.	The Managed Care Plan shall not provide any gift, commission or any form of compensation to the enrollment broker, including its full-time, part-time or temporary employees and subcontractors.

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4.	Marketing of Multiple Lines of Business

a.
Pursuant to 42 CFR 438.104(b)(1)(iv), the Managed Care Plan shall not influence enrollment in conjunction with the sale or offering of any private insurance. However, the Managed Care Plan may market other lines of business (both health-related and non health-related), other than private insurance, provided that such marketing materials are in compliance with applicable state law governing the other lines of business.

b.
The Managed Care Plan shall ensure that marketing materials sent to recipients or enrollees describing other health-related lines of business contain instructions that describe how recipients or enrollees may opt out of receiving such communications. The Managed Care Plan shall ensure that recipients and enrollees who ask to opt out of receiving future marketing communications are not sent such communications. In marketing multiple lines of business, the Managed Care Plan shall comply with HIPAA rules regarding use of enrollee information.

c.
If the Managed Care Plan advertises multiple lines of business within the same marketing material, it shall keep the Managed Care Plan's lines of business clearly and understandably distinct from the Medicaid Managed Care Plan.

d.
The Managed Care Plan shall not include enrollment applications for non-Medicaid lines of business in marketing materials that combine Medicaid Managed Care Plan information with other product information.

5.	Compliance with State Licensure and Appointment Laws

a.
The Managed Care Plan shall only use licensed insurance agents to market to potential enrollees, including pre-enrollment marketing activities. In accordance with s. 626.015, F.S., the Managed Care Plan shall ensure all such marketing agents or representatives comply with applicable state licensure and/or appointment laws.

b.
The Managed Care Plan shall register each marketing agent with the Agency within fifteen (15) days after the marketing agent's appointment to the Managed Care Plan. The registration shall consist of providing the Agency with the agent's name; address; telephone number; cellular telephone number; DFS license number; the names of all Managed Care Plans with which the marketing agent was previously employed; and the name of the Managed Care Plan with which the marketing agent is presently employed.

c.	The Managed Care Plan shall implement and maintain procedures to ensure the use of background and reference checks in its marketing agent hiring practices.

d.
The Managed Care Plan shall maintain and make available to the Agency upon request evidence of current licensure and contractual agreements with all marketing agents used by the Managed Care Plan to recruit potential enrollees.

e.	The Managed Care Plan shall ensure that all marketing agents (including employed agents) are trained and tested annually on state and federal requirements and on details

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specific to the Managed Care Plan. The Managed Care Plan shall ensure that its training and testing programs are designed and implemented in a way that maintains the integrity of the training and testing and shall provide this information to the Agency upon request.

f.	The Managed Care Plan shall report to DFS and the Agency any marketing agent who violates any requirements of this Contract, within fifteen (15) days of knowledge of such violation.

g.
The Managed Care Plan shall report the termination of any marketing agents and the reasons for the termination to the state in which the marketing agent has been appointed in accordance with the state appointment law. The Managed Care Plan shall submit reports to the Agency as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide, and in the manner and format determined by the Agency.

6.	Marketing through Unsolicited Contacts Prohibited

a.
The Managed Care Plan shall not, directly or indirectly, engage in door-to-door, telephone, or other cold-call marketing activities or market through unsolicited contacts, including but not limited to:

(1)	Leaving information such as a leaflet or flyer at a residence or car.

(2)	Approaching recipients in common areas (e.g., parking lots, hallways, lobbies, sidewalks, etc.).

(3)	Telephonic or electronic solicitation, including leaving electronic voicemail messages or text messaging.

b.	If the Managed Care Plan has a pre-scheduled personal/individual marketing appointment that becomes a "no-show," the Managed Care Plan may leave information at the no-show recipient's residence.

c.
If the Managed Care Plan receives permission to call or otherwise contact a potential enrollee, the Managed Care Plan shall treat the permission as event-specific and shall not interpret the permission as an open-ended permission to contact the potential enrollee after the potential enrollee's inquiry or questions have been answered by the Managed Care Plan.

7.	Telephonic Activities and Scripts

a.	The Managed Care Plan may contact enrollees at any time to discuss Managed Care Plan business. The Managed Care Plan shall not engage in the following telephonic activities:

(1)	Bait-and-switch strategies - making unsolicited calls about other business as a means of generating leads for the Managed Care Plan.

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(2)
Calls based on referrals. If an enrollee would like to refer a friend or relative to the Managed Care Plan, the Managed Care Plan may provide contact information such as a business card that the enrollee may give to the friend or family member. In all cases, a referred individual needs to contact the Managed Care Plan directly.

(3)	Calls to former enrollees or to enrollees who are in the process of voluntarily disenrolling, for the purpose of marketing the Managed Care Plan or other products.

(4)
Calls to potential enrollees who attended a marketing event, unless the potential enrollee gave express permission at the event for a follow-up call (including documentation of permission to be contacted).

(5)	Calls to potential enrollees to confirm receipt of marketing material.

b.	The Managed Care Plan may do the following:

(1)	Contact its enrollees to discuss enrollee educational events.

(2)	Contact its enrollees to conduct normal business related to enrollment in the Managed Care Plan.

(3)
Call former enrollees within one month after the disenrollment effective date to conduct disenrollment surveys for quality improvement purposes. Such disenrollment surveys shall be approved by the Agency before Managed Care Plan implementation. Disenrollment surveys may be done by phone or sent by mail, but the Managed Care Plan shall ensure that neither calls nor mailings include marketing material.

(4)
Call potential enrollees who have expressly given permission for the Managed Care Plan to contact them, for example, by filling out a business reply card or asking an enrollee service representative to have a marketing agent contact them.

(5)	Return phone calls or messages from potential enrollees, as these are not unsolicited.

c.
The Managed Care Plan's spoken scripts (scripts designed to respond to potential enrollee questions and requests and provide objective information about the Managed Care Plan and SMMC) shall not ask the recipient if he or she wants to be transferred to a marketing agent. The Managed Care Plan shall not automatically transfer calls from the enrollee help line or other published telephone contact number to a marketing agent. The Managed Care Plan shall only transfer calls to a marketing agent at the proactive request of the potential enrollee.

d.
The Managed Care Plan shall clearly inform the potential enrollee of any change in the nature of a call from informational to marketing. This shall be done with the full and active concurrence of the potential enrollee with a yes/no question.

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e.	The Managed Care Plan may not:

(1)	Include information about other lines of business in scripts.

(2)	Request potential enrollee identification numbers (e.g., Social Security number, bank account numbers, credit card number).

(3)	Use language in scripts that implies the Managed Care Plan is endorsed by the Agency, calling on behalf of the Agency, or that the Agency asked the Managed Care Plan to call the recipient.

f.	Any marketing scripts must be prior approved by the Agency. The Managed Care Plan shall submit all marketing scripts verbatim (bullets or talking points are unacceptable).

8.	Standards for Written Marketing Materials

a.	The Managed Care Plan shall ensure that all marketing materials comply with the standards for written materials specified in Section IV.A.

b.
The Managed Care Plan shall ensure that all marketing materials include the statement that the Managed Care Plan contracts with the Agency. The Managed Care Plan shall use the following statement as the contracting statement: "[insert Managed Care Plan's legal or marketing name] is a Managed Care Plan with a Florida Medicaid contract." The Managed Care Plan shall not modify the statement and shall include the statement either in the text of the piece or at the end/bottom of the piece.

c.	The Managed Care Plan shall include the following disclaimers in any marketing materials that include information on benefits:

(1)	“The benefit information provided is a brief summary, not a complete description of benefits. For more information contact the Managed Care Plan."

(2)	"Limitations, copayments, and restrictions may apply."

(3)	"[Benefits, formulary, pharmacy network, premium and/or co-payments/co-insurance] may change.”

d.
If there are any changes or corrections made to marketing materials, the Managed Care Plan shall correct those materials for prospective enrollees and may be required by the Agency to send errata sheets/addenda/reprints to current enrollees.

e.
The Managed Care Plan shall include a TTY number in conjunction with the Managed Care Plan's toll-free enrollee help line number. This requirement in does not apply to outdoor advertising, banner/banner-like ads or radio ads.

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9.	Regional Distribution of Marketing Materials

a.	If the Managed Care Plan markets, it shall distribute marketing materials to the entire region served by the Managed Care Plan.

b.
The Managed Care Plan shall not advertise outside of its service area unless such advertising is unavoidable. For situations in which this cannot be avoided (e.g., advertising in print or broadcast media with a statewide audience or with an audience that includes some individuals outside of the region), the Managed Care Plan shall clearly disclose its service area.

c.	If the Managed Care plan is a joint enterprise, it shall market the Managed Care Plan under a single name throughout the region.

10.	Use of Superlatives in Marketing Materials

a.
The Managed Care Plan may not use absolute superlatives (e.g., "the best," "highest ranked," "rated number 1"), unless they are substantiated with supporting data provided to the Agency as a part of the marketing review process.

b.
The Managed Care Plan may use statements in its logos and in its product tag lines (e.g., "Your health is our major concern," "Quality care is our pledge to you," "). The Managed Care Plan shall not use superlatives in logos/product tag lines (e.g., "XYZ plan means the first in quality care" or "XYZ Plus means the best in managed care").

11.	References to Studies

a.
The Managed Care Plan may only compare itself to another Managed Care Plan by referencing an independent study. If the Managed Care Plan references a study in any marketing material, it must provide the following information, either in the text or as a footnote, on the marketing material:

(1)	The source and date of the study.

(2)	Information about the Managed Care Plan's relationship with the entity that conducted the study including funding source.

(3)	The study sample size and number of Managed Care Plans surveyed (unless the study that is referenced is a CMS or Agency study).

(4)	Reference information (e.g., publication, date, page number).

b.
The Managed Care Plan shall not compare itself to another Managed Care Plan by name unless it has written concurrence from all Managed Care Plans being compared. The Managed Care Plan shall include this documentation when the marketing material is submitted to the Agency as part of the marketing review process.

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12.	Product Endorsements/Testimonials

a.
The Managed Care Plan shall not pay or compensate potential enrollees in any way to endorse or promote the Managed Care Plan.. The Managed Care Plan shall ensure that all product endorsements and testimonials adhere to the following:

(1)	The speaker must identify the Managed Care Plan by name.

(2)	If an individual, such as an actor, is paid to portray a real or fictitious situation, the ad must clearly state it is a "Paid Actor Portrayal."

b.
A provider may offer endorsement of the Managed Care Plan, provided the provider voluntarily chooses to endorse the Managed Care Plan. Any endorsement or testimonial cannot use any quotes by providers not participating in the Managed Care Plan's provider network.

c.
An enrollee may offer endorsement of the Managed Care Plan, provided the enrollee is a current enrollee and voluntarily chooses to endorse the Managed Care Plan. Any endorsement or testimonial cannot use any quotes by potential enrollees.

d.	The endorsement or testimonial cannot use negative testimonials about other Managed Care Plans.

13.	Promotional Activities and Nominal Gifts

a.	The Managed Care Plan may use nominal gifts to attract the attention of potential enrollees as long as the gifts are of nominal value and provided regardless of enrollment.

b.	The Managed Care Plan shall follow the following rules when providing nominal gifts:

(1)
If a nominal gift is one large gift that is enjoyed by all in attendance (e.g., a concert), the total retail cost must be fifteen dollars ($15) or less when it is divided by the estimated attendance. For planning purposes, anticipated attendance may be used, but must be based on venue size, response rate, or advertisement circulation.

(2)
Nominal gifts may not be in the form of cash or other monetary rebates. Cash gifts are prohibited even if their worth is less than fifteen dollars ($15). Cash gifts include charitable contributions made on behalf of potential enrollees, and those gift certificates and gift cards that can be readily converted to cash, regardless of dollar amount.

c.	The Managed Care Plan shall ensure that any promotional activities or items offered by the Managed Care Plan:

(1)	Are offered to all individuals regardless of enrollment and without discrimination;

(2)	Are not items that are considered a health benefit (e.g., a free checkup);

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(3)	Do not consist of lowering or waiving co-payments;

(4)	Are not used or included with the enrollee handbook;

(5)	Do not inappropriately influence the enrollee's selection of a provider, practitioner, or supplier of any item or service; and

(6)	Are not tied directly or indirectly to the provision of any other covered item or service.

d.
The Managed Care Plan shall track and document nominal gifts given to enrollees. The Managed Care Plan is not required to track nominal gifts distributed during pre-enrollment marketing activities on a per person basis; however, the Managed Care Plan shall not structure pre-enrollment activities with the intent to give potential enrollees or enrollees gifts in excess of a maximum value of fifty dollars ($50) per person, per year.

e.	The Managed Care Plan may use promotional activities to attract the attention of potential enrollees and/or encourage retention of current enrollees.

f.	The Managed Care Plan shall not provide meals (or have meals subsidized) at marketing or educational events.

g.
The Managed Care Plan shall include a written statement on all marketing materials promoting drawings, prizes or any promise of a free gift that there is no obligation to enroll in the Managed Care Plan. For example: "Eligible for a free drawing and prizes with no obligation." or "Free drawing without obligation."

14.	Marketing Events

a.
At marketing events, the Managed Care Plan may discuss Managed Care Plan-specific information. All marketing events shall be reported to the Agency, as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide.

b.	There are two main types of marketing events - formal and informal.

(1)
Formal marketing events are typically structured in an audience/presenter style with the Managed Care Plan formally providing specific Managed Care Plan information via a presentation on the products being offered.

(2)
Informal marketing events are conducted with a less structured presentation or in a less formal environment. They typically utilize a table, kiosk or a recreational vehicle (RV) that is staffed by a Managed Care Plan marketing agent who can discuss the merits of the Managed Care Plan.

c.	The Managed Care Plan shall submit all marketing scripts and written marketing material for approval to the Agency prior to their use during a marketing event.

d.	The Managed Care Plan shall obtain Agency approval prior to conducting any marketing events.

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e.
The Managed Care Plan shall ensure that advertisements and invitations to marketing events (in any form of media) used to invite recipients to attend a group session include the following two statements on marketing materials:

(1)	"A health plan representative will be present with information."

(2)	"For accommodation of persons with special needs at marketing events call <insert phone and TTY number>."

f.	At a marketing event, the Managed Care Plan shall not:

(1)	Conduct health screening or other like activities that could give the impression of "biased selection."

(2)
Require potential enrollees to provide any contact information as a prerequisite for attending the event. This includes requiring an email address or any other contact information as a condition to RSVP for an event online or through mail. The Managed Care Plan shall clearly indicate on any sign-in sheets that completion of any contact information is optional.

(3)	Use personal contact information obtained to notify potential enrollees of raffle or drawing winnings for any other purpose.

g.
The Managed Care Plan shall notify the Agency of cancelled marketing events in advance of the scheduled event. In addition the Managed Care plan shall take the following actions to notify potential enrollees:

(1)
If a marketing event is cancelled less than forty-eight (48) hours before its originally scheduled date and time, the Managed Care Plan shall ensure a Managed Care Plan representative is present at the site of the cancelled event, at the time that the event was scheduled to occur, to inform potential enrollees of the cancellation and distribute information about the Managed Care Plan. The representative should remain onsite at least fifteen (15) minutes after the scheduled start of the event. If the event was cancelled due to inclement weather, a Managed Care Plan representative is not required to be present at the site.

(2)
If a marketing event is cancelled more than forty-eight (48) hours before the originally scheduled date and time, the Managed Care Plan shall notify potential enrollees of the cancellation by the same means the Managed Care Plan used to advertise the event. A representative is not required to be present at the site.

h.
The Managed Care Plan may conduct, participate, or sponsor public events provided that the Managed Care Plan does not conduct marketing, including the distribution of marketing material, at such events. Such events must be held in a public venue and the Managed Care Plan shall ensure that events are not held at in-home or one-on-one settings. Participation in public events shall be reported to the Agency, as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide. At such events, the Managed Care Plan may distribute public event materials. The Managed Care Plan may not:

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(1)	Discuss Managed Care Plan-specific benefits.

(2)	Distribute Managed Care Plan-specific materials.

(3)	The Managed Care Plan may conduct the following permissible activities at public events:

(i)	Distribute public event material with the Managed Care Plan name, logo, product tag line, telephone contact number and/or website.

(ii)
Distribute nominal gifts which may display the Managed Care Plan name, logo, product tag line, and telephone contact number which may include the Managed Care Plan's website. The Managed Care Plan shall ensure that nominal gifts are free of benefit information and consistent with the requirements of nominal gift specified in Section III.D.13 of this Contract.

(iii)	Display promotional material such as banners, posters or other displays with the Managed Care Plan name, logo, product tag line, telephone contact number and/or website.

15.	Personal/Individual Marketing Appointments

a.
All personal/individual marketing appointments with potential enrollees are considered marketing events, and all marketing materials used for personal/individual appointments shall be kept in a log and reported to the Agency, as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide.

b.	During a personal/individual marketing appointment, the Managed Care Plan shall not:

(1)	Discuss products that were not agreed to by the potential enrollee.

(2)	Market any health care related product beyond the scope agreed upon by the potential enrollee, and documented by the Managed Care Plan, prior to the appointment.

(3)	Market non-health care related products (such as annuities or life insurance).

(4)	Ask a potential enrollee for referrals.

c.
During a personal/individual marketing appointment, the Managed Care Plan shall only discuss those products that have been agreed upon by the potential enrollee for that appointment. If other products need to be discussed at the request of the potential enrollee, the Managed Care Plan shall document a second scope of appointment for the new product type and then the marketing appointment may be continued.

d.
Each scope of appointment for a personal/individual marketing event must be documented either in writing, in the form of a signed agreement by the potential enrollee, or a recorded oral agreement. The Managed Care Plan is allowed and encouraged to

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use a variety of technological means to fulfill the requirement to document each scope of appointment requirement, including conference calls, fax machines, designated recording line, pre-paid envelopes, and email, etc.

e.	A potential enrollee may set a scope of appointment at a marketing event for a future personal/individual marketing appointment.

f.
The Managed Care Plan shall submit all business reply cards for documenting potential enrollee scope of appointment or agreement to be contacted to the Agency. The Managed Care Plan should include a statement on the business reply card informing the potential enrollee that a marketing agent may call as a result of the potential enrollee returning a business reply card.

g.	In instances where a potential enrollee visits the Managed Care Plan on his/her own accord, the Managed Care Plan shall document the scope of appointment prior to discussing the Managed Care Plan.

16.	Marketing in the Health Care Setting

a.
The Managed Care Plan shall not conduct marketing activities in health care settings except in common areas. Common areas where marketing activities are allowed include areas such as hospital or nursing home cafeterias, community or recreational rooms, and conference rooms. If a pharmacy counter area is located within a retail store, common areas would include the space outside of where patients wait for services or interact with pharmacy providers and obtain medications.

b.
The Managed Care Plan shall not conduct marketing in areas where patients primarily intend to receive health care services or are waiting to receive health care services. These restricted areas generally include, but are not limited to, waiting rooms, exam rooms, hospital patient rooms, dialysis center treatment areas (where patients interact with their clinical team and receive treatment), and pharmacy counter areas (where patients interact with pharmacy providers and obtain medications). The prohibition against conducting marketing activities in health care settings extends to activities planned in health care settings outside of normal business hours.

c.
The Managed Care Plan shall only schedule personal/individual marketing appointments with potential enrollees residing in long-term care facilities (including nursing facilities and assisted living facilities) upon request by the potential enrollee.

17.	Provider-Based Marketing Activities

a.
The Managed Care Plan shall ensure, through provider education, outreach and monitoring that its providers are aware of and comply with the following: Providers are permitted to make available and/or distribute Managed Care Plan marketing materials as long as the provider and/or the facility distributes or makes available marketing materials for all Managed Care Plans with which the provider participates. The Agency does not expect providers to proactively contact all Managed Care Plans; rather, if a provider agrees to make available and/or distribute Managed Care Plan marketing materials it should do so knowing it must accept future requests from other Managed

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Care Plans with which it participates. Providers are also permitted to display posters or other materials in common areas such as the provider's waiting room. Additionally, long-term care facilities are permitted to provide materials in admission packets announcing all Managed Care Plan contractual relationships.

b.	The Managed Care Plan shall ensure, through provider education, outreach and monitoring that its providers are aware of and comply with the following:

(1)
To the extent that a provider can assist a potential enrollee in an objective assessment of his/her needs and potential options to meet those needs, the provider may do so. Providers may engage in discussions with potential enrollees should a potential enrollee seek advice. However, the provider shall remain neutral when assisting with enrollment decisions.

(2)	Providers may not:

(a)	Offer marketing/appointment forms.

(b)	Make phone calls or direct, urge or attempt to persuade potential enrollees to enroll in the Managed Care Plan based on financial or any other interests of the provider.

(c)	Mail marketing materials on behalf of the Managed Care Plan.

(d)	Offer anything of value to induce potential enrollees to select them as their provider.

(e)	Offer inducements to persuade potential enrollees to enroll in the Managed Care Plan.

(f)	Conduct health screening as a marketing activity.

(g)	Accept compensation directly or indirectly from the Managed Care Plan for marketing activities.

(h)	Distribute marketing materials within an exam room setting.

(i)	Furnish to the Managed Care Plan lists of their Medicaid patients or the membership of any Managed Care Plan.

(3)	Providers may:

(a)	Provide the names of the Managed Care Plans with which they participate.

(b)	Make available and/or distribute Managed Care Plan marketing materials outside of an exam room.

(c)	Refer their patients to other sources of information, such as the Managed Care Plan, the enrollment broker or the local Medicaid Area Office.

(d)	Share information with patients from the Agency's website or CMS' website.

(4)	Provider Affiliation Information

(a)	Providers may announce new or continuing affiliations with the Managed Care Plan through general advertising (e.g., radio, television, websites).

(b)	Providers may make new affiliation announcements within the first thirty (30) days of the new provider contract.

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(c)	Providers may make one announcement to patients of a new affiliation that names only the Managed Care Plan when such announcement is conveyed through direct mail, email, or phone.

(d)	Additional direct mail and/or email communications from providers to their patients regarding affiliations must include a list of all Managed Care Plans with which the provider contracts.

(e)	Any affiliation communication materials that include Managed Care Plan-specific information (e.g., benefits, formularies) must be prior approved by the Agency.

c.
Multiple Managed Care Plans can either have one Managed Care Plan submit marketing material on behalf of all the other Managed Care Plans, or have the marketing material submitted and approved by the Agency prior to use for each Managed Care Plan. Materials that indicate the provider has an affiliation with certain Managed Care Plans and that only list Managed Care Plan names, logos, product tag lines, telephone contact numbers and/or websites do not require Agency approval.

d.
Providers may distribute printed information provided by the Managed Care Plan to their patients comparing the benefits of all of the different Managed Care Plans with which the providers contract. The Managed Care Plan shall ensure that:

(1)	Materials do not "rank order" or highlight specific Managed Care Plans and include only objective information.

(2)	Such materials have the concurrence of all Managed Care Plans involved in the comparison and are approved by the Agency prior to distribution.

(3)	The Managed Care Plans identify a lead Managed Care Plan to coordinate submission of the materials.

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Section IV. Enrollee Services and Grievance Procedures
A.    Enrollee Material
1.    General Provision
The Managed Care Plan shall ensure that enrollees are notified of their rights and responsibilities; the role of PCPs; how to obtain care; what to do in an emergency or urgent medical situation; how to pursue a complaint, a grievance, appeal or Medicaid Fair Hearing; how to report suspected fraud and abuse; how to report abuse, neglect and exploitation; and all other requirements and benefits of the Managed Care Plan.
2.    Requirements for Written Material

a.
The Managed Care Plan shall provide enrollee information in accordance with 42 CFR 438.10, which addresses information requirements related to written and oral information provided to enrollees, including: languages; format; Managed Care Plan features, such as benefits, cost sharing, provider network and physician incentive plans; enrollment and disenrollment rights and responsibilities; grievance system; and advance directives. The Managed Care Plan shall notify enrollees, on at least an annual basis, of their right to request and obtain information in accordance with the above requirements.

b.
All enrollee communications, including written materials, spoken scripts and websites shall be at or near the fourth (4th) grade comprehension level. Readability test to determine whether the written materials meet this requirement are:

(1)	Fry Readability Index;

(2)	PROSE The Readability Analyst (software developed by Education Activities, Inc.);

(3)	Gunning FOG Index;

(4)	McLaughlin SMOG Index; and/or

(5)	The Flesch-Kincaid Index; and or

(6)	Other readability test approved by the Agency.

c.
The Managed Care Plan shall make all written material available in English, Spanish and all other appropriate foreign languages. The appropriate foreign languages comprise all languages in the Managed Care Plan Contract region(s) spoken by approximately five percent (5%) or more of the total population. Upon request, the Managed Care Plan shall provide, free of charge, interpreters for potential enrollees or enrollees whose primary language is not English. (See 42 CFR 438.10(c)(3).)

d.
The Managed Care Plan shall make all written materials available in alternative formats and in a manner that takes into consideration the enrollee's special needs, including those who are visually impaired or have limited reading proficiency. The Managed Care

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Plan shall notify all enrollees and, upon request, potential enrollees that information is available in alternative formats and how to access those formats.

3.	Requirements for Mailing Material to Enrollees

a.	The Managed Care Plan shall mail all enrollee materials to the enrollee's payee address provided by the Agency on the Managed Care Plan's monthly enrollment file.

b.
When enrollee materials are returned to the Managed Care Plan as undeliverable, the Managed Care Plan shall re-mail the materials to the enrollee residence address provided by the Agency if that address is different from the payee address. The Managed Care Plan shall use and maintain in a file a record of all of the following methods to contact the enrollee:

(1)
Routine checks of the Agency enrollment files for changes of address and/or presence of the enrollee's residence address, maintaining a record of returned mail and attempts to re-mail to either a new payee address or residence address as provided by the Agency;

(2)	Telephone contact at the number obtained from Agency enrollment files, the local telephone directory, directory assistance, city directory or other directory; and

(3)
Routine checks (at least once a month for the first three (3) months of enrollment) on services or claims authorized or denied by the Managed Care Plan to determine if the enrollee has received services, and to locate updated address and telephone number information.

c.
In order to ensure that recipients and enrollees can quickly and easily identify the contents of the Managed Care Plan's mailing, the Managed Care Plan shall prominently display one of the following four statements on the front of the envelope or if no envelope is being sent, the mailing itself:

(1)	Advertising pieces - "This is an advertisement"

(2)	Managed care plan information "Important managed care plan information"

(3)	Health and wellness information - "Health or wellness or prevention information"

(4)	Non-health or non-managed care plan information - "Non-health or non-managed care plan related information”

The Managed Care Plan shall ensure that all mailings include one of these four mailing statements. The Managed Care Plan shall not modify these mailing statements and shall use them verbatim. The Managed Care Plan may meet this requirement through the use of ink stamps or stickers, in lieu of pre-printed statements. The Agency does not require resubmission of envelopes based only on a change in the envelope size. If the Managed Care Plan uses the same mailing statement on three different mailing packages (e.g., 8 x 12 envelope, letter size envelope, and box) the Managed Care Plan is only required to submit the envelope once as part of the material submission, provided

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the required mailing statement remains unchanged and additional information is not included.

d.
The Managed Care Plan shall ensure that its Managed Care Plan name or logo is included in every mailing to current and prospective enrollees (either on the front envelope or on the mailing when no envelope accompanies the mailer).

e.	Mailing envelopes for enrollee materials shall contain a request for address correction.

f.	The Managed Care Plan shall not send emails unless the enrollee or potential recipient has agreed to receive those emails.

g.	The Managed Care Plan shall not rent or purchase email lists to distribute information about its Medicaid managed care plan to enrollees or potential enrollees.

h.	The Managed Care Plan shall not email enrollees or potential recipients at email addresses obtained through friends or referrals.

i.	The Managed Care Plan shall provide an opt-out process for enrollees and potential recipients to no longer receive email communications.
4.    Required Enrollment Notice

a.	The Managed Care Plan shall notify, in writing, each person who is to be enrolled with the Managed Care Plan.

b.	The Managed Care Plan's enrollment notification shall include, at a minimum, the following information:

(1)	The effective date of enrollment;

(2)
The enrollees' right to change their Managed Care Plan selections, subject to Medicaid limitations. The notifications shall distinguish between enrollees subject to open enrollment and those who are not and shall include information about change procedures for cause, or general Managed Care Plan change procedures through the Agency's toll-free enrollment broker telephone number as appropriate;

(3)	A notice that enrollees who lose eligibility and are disenrolled shall be automatically reinstated in the Managed Care Plan if eligibility is regained within the temporary loss period;

(4)
A request to update the enrollee's name, address (home and mailing), county of residence and telephone number, and include information on how to update this information with the Managed Care Plan and through DCF and/or the Social Security Administration; and

(5)	A postage-paid, pre-addressed return envelope.

c.	The Managed Care Plan shall notify, in writing, each person who is to be reinstated, of the effective date of the reinstatement. The notification shall also instruct the enrollee

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to contact the Managed Care Plan if a new enrollee card, new enrollee handbook, and/or a new provider directory are needed.

d.
The Managed Care Plan shall provide such notice to each affected enrollee by the first calendar day of the month following the Managed Care Plan's receipt of the notice of enrollment or reinstatement or within five (5) days from receiving the enrollment file, whichever is later.

e.	MMA Managed Care Plan's new enrollment and reinstatement notifications shall include the enrollee's assigned primary care provider.
5.    New Enrollee Procedures and Materials

a.
By the first day of the assigned enrollee's enrollment or within five (5) days following receipt of the X12-834 enrollment file from the Agency or its fiscal agent, whichever is later, the Managed Care Plan shall mail or hand deliver to the new enrollee:

(1)	An enrollee identification (ID) card;

(2)	An enrollee handbook;

(3)	A printed provider directory; and

(4)	For MMA Managed Care Plans and Comprehensive LTC Plans, the following information:

(a)	Name, telephone number and address of the MMA enrollee’s PCP assignment;

(b)	An explanation that enrollees may choose to have all family members served by the same PCP or may choose different PCPs; and

(c)	A postage-paid, pre-addressed return envelope.

b.
For enrollees with LTC benefits, as long as the materials are provided within five (5) days, the LTC Managed Care Plan or Comprehensive LTC Managed Care Plan may provide new enrollee materials to enrollees as part of the initial case management visit.

c.
New enrollee materials are not required for a former enrollee who was disenrolled because of the loss of Medicaid eligibility and who regains eligibility within their temporary loss period, as specified in Section III.B.1.g., and is automatically reinstated in the Managed Care Plan, unless there was change in enrollee materials or the provider directory during the timeframe in which the recipient was disenrolled.

d.	A notation of the effective date of the reinstatement is to be made on the most recent application or conspicuously identified in the enrollee's administrative file.

e.
Enrollees who were previously enrolled in the Managed Care Plan, and who lose and regain eligibility in a number of days in excess of the temporary loss period, as specified in Section III.B.1.g., will be treated as new enrollees.

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f.	The Managed Care Plan may send new enrollment material in separate mailings. Each mailing/provision of materials shall be documented in the Managed Care Plan's records.
6.    Enrollee ID Card Requirements

a.	The Managed Care Plan shall furnish each enrollee an enrollee ID card that shall include, at a minimum, the following information:

(1)	The enrollee's name and Medicaid ID number;

(2)	The Managed Care Plan's name, address and enrollee help line number; and

(3)	A telephone number that a non-participating provider may call for billing information.

b.	The Managed Care Plan shall provide replacement ID cards at the enrollee’s request.
7.    Enrollee Handbook Requirements

a.	The Managed Care Plan shall furnish each enrollee an enrollee handbook that shall include, at a minimum, the following information:

(1)	Table of contents;

(2)	Terms, conditions and procedures for enrollment including the reinstatement process and enrollee rights and protections;

(3)
Enrollee rights and procedures for enrollment and disenrollment, including the toll-free telephone number for the Agency's enrollment broker. The Managed Care Plan shall include the following language verbatim in the enrollee handbook:

Enrollment:
If you are a mandatory enrollee required to enroll in a plan, once you are enrolled in [INSERT MANAGED CARE PLAN NAME] or the state enrolls you in a plan, you will have 90 days from the date of your first enrollment to try the Managed Care Plan. During the first 90 days you can change Managed Care Plans for any reason. After the 90 days, if you are still eligible for Medicaid, you will be enrolled in the plan for the next nine months. This is called "lock-in."
Open Enrollment:
If you are a mandatory enrollee, the state will send you a letter 60 days before the end of your enrollment year telling you that you can change plans if you want to. This is called "open enrollment." You do not have to change Managed Care Plans. If you choose to change plans during open enrollment, you will begin in the new plan at the end of your current enrollment year. Whether you pick a new plan or stay in the same plan, you will be locked into that plan for the next 12 months. Every year you may change Managed Care Plans during your 60 day open enrollment period.

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Disenrollment:
If you are a mandatory enrollee and you want to change plans after the initial 90-day period ends or after your open enrollment period ends, you must have a state-approved good cause reason to change plans. The following are state-approved cause reasons to change Managed Care Plans: [INSERT CAUSE LIST FROM THIS SECTION].

(4)
Procedures for filing a request for disenrollment for cause. As noted in the section, the state-approved for-cause reasons listed shall be listed verbatim in the disenrollment section of the enrollee handbook. In addition, the Managed Care Plan shall include the following language verbatim in the disenrollment section of the enrollee handbook:

Some Medicaid recipients may change Managed Care Plans whenever they choose, for any reason. To find out if you may change plans, call the Enrollment Broker [INSERT APPROPRIATE TELEPHONE NUMBER].

(5)	Information regarding newborn enrollment, including the mother's responsibility to notify the Managed Care Plan and DCF of the pregnancy and the newborn's birth;

(6)	Enrollee rights and responsibilities, including the extent to which and how enrollees may obtain services from non-participating providers and other provisions in accordance with 42 CFR 438.100;

(7)
Description of services provided, including limitations and general restrictions on provider access, exclusions and out-of-network use, and any restrictions on enrollee freedom of choice among participating providers;

(8)
Procedures for obtaining required services, including second opinions at no expense to the enrollee (in accordance with 42 CFR 438.206(3) and s. 641.51, F.S.). The Managed Care Plan shall make prior authorization information readily available to enrollees for any services provided, including coverage by Medicare or other third party;

(9)	The extent to which, and how, After Hours and emergency coverage is provided, and that the enrollee has a right to use any hospital or other setting for emergency care;

(10)	Cost sharing for the enrollee, if any;

(11)
Information that interpretation services and alternative communication systems are available, free of charge, including for all foreign languages and vision and hearing impairment, and how to access these services;

(12)	How and where to access any benefits that are available under the Medicaid State Plan but are not covered under this Contract, including any cost sharing;

(13)	Procedures for reporting fraud, abuse and overpayment that includes the following language verbatim:

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To report suspected fraud and/or abuse in Florida Medicaid, call the Consumer Complaint Hotline toll-free at 1-888-419-3456 or complete a Medicaid Fraud and Abuse Complaint Form, which is available online at: https://apps.ahca.myflorida.com/InspectorGeneral/fraud_complaintform.aspx;
If you report suspected fraud and your report results in a fine, penalty or forfeiture of property from a doctor or other health care provider, you may be eligible for a reward through the Attorney General's Fraud Rewards Program (toll-free 1-866-966-7226 or 850-414-3990). The reward may be up to twenty-five percent (25%) of the amount recovered, or a maximum of $500,000 per case (Section 409.9203, Florida Statutes). You can talk to the Attorney General's Office about keeping your identity confidential and protected.

(14)
Clear specifics on the required procedural steps in the grievance process, including the address, telephone number and office hours of the grievance staff. The Managed Care Plan shall specify telephone numbers to call to present a complaint, grievance, or appeal. Each telephone number shall be toll-free within the caller's geographic area and provide reasonable access to the Managed Care Plan without undue delays;

(15)	Fair Hearing procedures;

(16)	Information that services will continue upon appeal of a denied authorization and that the enrollee may have to pay in case of an adverse ruling;

(17)
Information about the Subscriber Assistance Program (SAP) process, including an explanation that a review by the SAP must be requested within one (1) year after the date of the occurrence that initiated the appeal, how to initiate a review by the SAP and the SAP address and telephone number:

Agency for Health Care Administration
Subscriber Assistance Program
Building 3, MS #45
2727 Mahan Drive, Tallahassee, FL 32308
(850) 412-4502
(888) 419-3456 (toll-free)

(18)	Information regarding HIPAA relative to the enrollee's personal health information (PHI);

(19)	Information to help the enrollee assess a potential behavioral health problem;

(20)	Procedures for reporting abuse, neglect, and exploitation, including the abuse hotline number: 1-800-96-ABUSE;

(21)	Information regarding health care advance directives pursuant to ss. 765.302 through 765.309, F.S., 42 CFR 438.6(i)(1)-(4) and 42 CFR 422.128, as follows:

(a)	The Managed Care Plan's information shall include a description of state law and must reflect changes in state law as soon as possible, but no later than ninety (90) days after the effective change.

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(b)
The Managed Care Plan shall provide these policies and procedures to all enrollee's age 18 and older and shall advise enrollees of the enrollee's rights under state law, including the right to accept or refuse medical or surgical treatment and the right to formulate advance directives.

(c)
The Managed Care Plan's written policies respecting the implementation of those rights, including a statement of any limitation regarding the implementation of advance directives as a matter of conscience.

(d)	The Managed Care Plan's information shall inform enrollees that complaints about non-compliance with advance directive laws and regulations may be filed with the state's complaint hotline.

(e)
The Managed Care Plan shall educate enrollees about their ability to direct their care using this mechanism and shall specifically designate which staff and/or participating providers are responsible for providing this education.

(22)	How to get information about the structure and operation of the Managed Care Plan and any physician incentive plans, as set forth in 42 CFR 438.10(g)(3);

(23)	Instructions explaining how enrollees may obtain information from the Managed Care Plan about how it rates on performance measures in specific areas of service;

(24)	How to obtain information from the Managed Care Plan about quality enhancements (QEs) as specified in Section V.F.; and

(25)	Toll-free telephone number of the appropriate Medicaid Area Office and Aging and Disability Resource Centers.

b.
In accordance with 42 CFR 438.10, for a counseling or referral service that the Managed Care Plan does not cover because of moral or religious objections, the Managed Care Plan need not furnish information on how and where to obtain the service.

c.	The Managed Care Plan shall include additional information in its handbooks with respect to the applicable SMMC program, as follows:

(1)	MMA Managed Care Plans shall include the additional information specified in the MMA Exhibit.

(2)	LTC Managed Care Plans shall include the additional information specified in the LTC Exhibit.

(3)	Comprehensive LTC Managed Care Plans shall include additional information as specified in both the MMA Exhibit and the LTC Exhibit.

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8.	Printed Provider Directory

a.
The Managed Care Plan shall ensure its initial provider directory printed prior to enrolling recipients in the Managed Care Plan in each authorized Region matches the provider network submission used by the Agency to determine the Managed Care Plan has the capacity to provide covered services to all enrollees up to the maximum enrollment level. After the Agency's initial provider directory approval as part of the plan-specific readiness review specified in Section II, Responsibilities of the State of Florida, the Managed Care Plan shall ensure its provider directory (either printed or online) matches the most recent provider network file that the Managed Care Plan submitted to the Agency as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide.

b.
The Managed Care Plan shall furnish a printed provider directory to all enrollees. The Managed Care Plan shall update the printed provider directory at least every six months and provide the most recently printed provider directory to new enrollees. Comprehensive LTC Managed Care Plans shall distribute a separate LTC and MMA printed provider directory to enrollees with both LTC and MMA benefits.

c.
When distributing printed provider directories, the Managed Care Plan must append to the provider directory a list of the providers who have left the network and those who have been added since the directory was printed or, in lieu of the appendix to the provider directory, enclose a letter stating that the most current listing of providers is available by calling the Managed Care Plan at its toll-free telephone number and at the Managed Care Plan's website. The letter shall include the telephone number and the Internet address that will take the enrollee directly to the online provider directory.

d.
The provider directory shall include the names, locations, office hours, telephone numbers of, and non-English languages spoken by current Managed Care Plan providers. The provider directory also shall identify providers that are not accepting new patients.

e.	The Managed Care Plan shall arrange the provider directory by county as follows:

(1)	Providers listed by name in alphabetical order, showing the provider's specialty; and

(2)	Providers listed by specialty, in alphabetical order by name.

f.
In accordance with s. 1932(b)(3) of the Social Security Act, the provider directory shall include a statement that some providers may choose not to perform certain services based on religious or moral beliefs.

g.
The Managed Care Plan is not required to include outpatient-based specialty providers in ambulatory surgical centers and hospital-based providers in the online or printed provider directory. However, the Managed Care Plan shall include these providers in the provider network file it submits to the Agency.

h.
In addition to the provision of a printed provider directory to new enrollees, the Managed Care Plan shall provide a printed provider directory to those enrollees who were reinstated after the open enrollment period.

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9.    Online Enrollee Materials

a.
The Managed Care Plan shall make enrollee materials, including the provider directory and enrollee handbook(s), available online at the Managed Care Plan's website without requiring enrollee log-in. The Managed Care Plan may provide a link to applications (smartphone applications) for enrollee use that will take enrollees directly to existing Agency-approved materials on the Managed Care Plan's website, such as the Managed Care Plan's enrollee handbook and provider directory. Smartphone applications may also be known as "apps." See Section VIII.C.

b.
The Managed Care Plan shall maintain an accurate and complete online provider directory containing all the information required in the printed provider directory as well as information about licensure or registration, specialty credentials and other certifications, and specific performance indicators. The online provider directory must be searchable by:

(1)	Name,

(2)	Provider type,

(3)	Distance from the enrollee’s address,

(4)	Zip code, and

(5)	Whether the provider is accepting new patients.

c.	The online provider directory shall also have the capability to compare the availability of providers to network adequacy standards and accept and display feedback from each provider's patients.

d.
The Managed Care Plan shall update the online provider directory at least weekly to match the most recent provider network file submitted to the Agency and shall file an attestation to this effect with the Agency each week, even if no changes have occurred. (See s. 409.967(2)(c), F.S.)

e.
MMA Managed Care Plans and Comprehensive Managed Care Plans shall provide a link to the Agency's Medicaid preferred drug list (PDL) on the Managed Care Plan's website without requiring enrollee log-in. Such Managed Care Plans shall also post prior authorization, step-edit criteria and protocol, and updates to the list of non-Medicaid PDL drugs that are subject to prior authorization within twenty one (21) days after the prior authorization and step-edit criteria and protocol and updates have been approved by the Managed Care Plan's Pharmaceutical and Therapeutics Committee.

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10.    Procedures for Provider Network Changes

a.	The Managed Care Plan shall have procedures to inform potential enrollees and enrollees, upon request, of any changes to service delivery and/or the provider network including the following:

(1)	Up-to-date information about any restrictions on access to providers, including providers who are not taking new patients;

(2)	Any restrictions on counseling and referral services based on moral or religious grounds within ninety (90) days after adopting the policy with respect to any service.

b.	The Managed Care Plan shall have procedures to inform enrollees of adverse changes to its provider network.
B.    Enrollee Services
1.    General Provisions
The Managed Care Plan shall have the capability to answer enrollee inquiries through written materials, telephone, electronic transmission and face-to-face communication.

a.
The Managed Care Plan shall develop and maintain processes, compliant with applicable federal and state laws (including, but not limited to, 42 CFR Part 435, and Chapters 709, 744, and 765 of the F.S.), which will ensure that the Managed Care Plan possesses accurate and current information indicating who has legal authority to make health care decisions on behalf of an enrollee.

b.	Notices may be sent to the enrollee's guardian or legally authorized responsible person as applicable.

c.	The Managed Care Plan shall provide written notice of changes affecting enrollees to those enrollees at least thirty (30) days before the effective date of change.
2.    Toll-Free Enrollee Help Line

a.
The Managed Care Plan shall operate a toll-free help line equipped with caller identification, automatic call distribution equipment capable of handling the expected volume of calls, a telecommunication device for the deaf (TTY/TDD), and access to the interpreter services for non-English speaking beneficiaries. The Managed Care Plan shall operate its enrollee help line as part of an inbound call center or similar functional arrangement where agents or operators staff telephones to field incoming calls.

b.
The Managed Care Plan shall staff the enrollee help line twenty-four hours a day, seven days a week (24/7) to handle care related inquiries from enrollees and caregivers. The enrollee help line agents/operators shall be trained to respond to enrollee questions in all areas.

c.	The Managed Care Plan shall develop and implement an operational policies and procedures manual relevant to the call center to provide information to agents/operators

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on how to conduct various tasks and procedures for processing enrollee inquiries, including staff procedures, such as call scripts, call-handling procedures, first call resolution and escalation protocols.

d.
If the Managed Care Plan utilizes an automated phone tree system, the Managed Care Plan's phone tree must include the option for enrollees to bypass options in the automated phone tree system and speak with an enrollee help line agent/operator.

e.
The Managed Care Plan may use a voice mail option in an automated phone tree system for callers to leave messages between the hours of 7:00 p.m. and 8:00 a.m., in the enrollee's time zone, Monday through Friday and at all hours on weekends and holidays. This phone tree must provide, at a minimum, callers with clear instructions on what to do in case of an emergency and an option to speak to a Managed Care Plan representative.

f.
If the Managed Care Plan utilizes a voice mailbox option, the Managed Care Plan shall ensure that the voice mailbox has adequate capacity to receive all messages. A Managed Care Plan representative shall respond to all messages on the next business day.

g.
The Managed Care Plan shall have administrative policies and procedures that shall include requirements for staffing, operations, technologies and performance measurement. The administrative policies and procedures shall address:

(1)	Personnel management such as staff development and training, scheduling and skill-based routing;

(2)	Operational management of all call center activities such as call center shrinkage and schedule adherence, workload and call load forecasting;

(3)	Software and technologies, such as automatic call distribution (ACD), telephone phone tree/IVR technology and call recording systems; and

(4)	Call center quality control metrics and measurement for the performance of agents/operators.

h.
The Managed Care Plan shall develop performance standards and monitor enrollee help line performance by recording calls and employing other monitoring activities. Such standards shall be submitted to and approved by the Agency before use, and comply with Attachment II, Core Provisions, Section XII, Special Terms and Conditions, Item L., Communications, of this Contract. The Managed Care Plan shall report its performance on these standards as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide. At a minimum, the standards shall require that, measured on a monthly basis:

(1)	The average speed of answer (ASA) shall not exceed thirty (30) seconds.

(2)	The call blockage rate for direct calls to the Managed Care Plan shall not exceed one half of one percent (0.5%).

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(3)
The average call abandonment rate for direct calls to the Managed Care Plan shall not exceed three percent (3%). A system, which places calls in queue, may be used but the wait time in the queue shall not exceed sixty (60) seconds.

i.
The Managed Care Plan shall ensure that hold time messages do not include non-health related items (e.g., life insurance, disability). The Managed Care Plan shall submit hold time messages that promote the Managed Care Plan or include benefit information to the Agency for prior approval.

3.    Translation Services and Availability of Translated Materials

a.
The Managed Care Plan is required to provide oral translation services to any enrollee who speaks any non-English language regardless of whether the enrollee speaks a language that meets the threshold of a prevalent non-English language.

b.
The Managed Care Plan is required to notify its enrollees of the availability of oral interpretation services and to inform them of how to access such services. Oral interpretation services are required for all Managed Care Plan information provided to enrollees, including notices of adverse action. There shall be no charge to the enrollee for translation services.

c.	If the Managed Care Plan meets the five percent (5%) threshold for language translation, the Managed Care Plan shall place the following alternate language disclaimer on all enrollee materials:
“This information is available for free in other languages. Please contact our customer service number at [insert enrollee help line and TTY/TTD numbers and hours of operation]."
The Managed Care Plan shall include the alternate language disclaimer in both English and all non-English languages that meet the five percent (5%) threshold. The Managed Care Plan shall place the non-English disclaimer(s) below the English version and in the same font size as the English version.
4.    Cultural Competency Plan

a.
In accordance with 42 CFR 438.206, the Managed Care Plan shall have a comprehensive written cultural competency plan (CCP) describing the Managed Care Plan's program to ensure that services are provided in a culturally competent manner to all enrollees, including all services and settings and including those with limited English proficiency. The CCP must describe how providers, Managed Care Plan employees, and systems will effectively provide services to people of all cultures, races, ethnic backgrounds and religions in a manner that recognizes, values, affirms and respects the worth of the individual enrollees and protects and preserves the dignity of each. The CCP shall be updated annually and submitted to the Agency by June 1 for approval for implementation by September 1 of each Contract year.

b.
The Managed Care Plan may distribute a summary of the CCP to participating providers if the summary includes information about how the provider may access the full CCP on the website. This summary shall also detail how the provider can request a hard

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copy of the cultural competency plan from the Managed Care Plan at no charge to the provider.

c.
The Managed Care Plan shall complete an annual evaluation of the effectiveness of its CCP. This evaluation may include results from the CAHPS or other comparative member satisfaction surveys, outcomes for certain cultural groups, member grievances, member appeals, provider feedback and Managed Care Plan employee surveys. The Managed Care Plan shall track and trend any issues identified in the evaluation and shall implement interventions to improve the provision of services. A description of the evaluation, its results, the analysis of the results and interventions to be implemented shall be described in the CCP submitted to the Agency annually by June 1 of each Contract year.

5.    Enrollee Educational Events

a.
Enrollee educational events may be hosted by the Managed Care Plan or an outside entity and must be held in a public venue. The Managed Care Plan shall ensure that events are not held at in-home or one-on-one settings.

b.
Educational events may not include any marketing activities such as the distribution of marketing materials. The Managed Care Plan shall explicitly advertise educational events as "educational;" otherwise, the Agency will consider the event to be a marketing event.

c.	The Managed Care Plan shall advertise these educational events in a way that reasonably targets only current enrollees (e.g., direct mail flyers, and not the mass marketplace; radio or newspaper ad).

d.
The Managed Care Plan shall ensure that materials distributed or made available at an educational event are free of Managed Care Plan-specific information including Managed Care Plan benefits, descriptive information, or individual contact information, unless approved by the Agency as enrollee material as specified under this Contract.

e.	The Managed Care Plan may conduct the following permissible activities at enrollee educational events:

(1)	Distribute public event material with the Managed Care Plan name, logo, product tag line, telephone contact number and/or website.

(2)
Distribute nominal gifts which may display the Managed Care Plan name, logo, product tag line, and telephone contact number which may include the Managed Care Plan's website. The Managed Care Plan shall ensure that nominal gifts are free of benefit information and consistent with the requirements of nominal gift specified in Section III.D.13. of this Contract.

(3)	Display promotional material such as banners, posters or other displays with the Managed Care Plan name, logo, product tag line, telephone contact number and/or website.

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f.	At enrollee educational events, the Managed Care Plan shall not:

(1)	Distribute or display business reply cards, scope of appointment forms or signup sheets.

(2)	Set up personal/individual marketing appointments or get permission for an outbound call to the enrollee.

(3)	Attach business cards or Managed Care Plan individual contact information to educational materials, unless requested by the enrollee.

(4)	Advertise an educational event and then have a marketing event immediately following in the same general location (e.g., same hotel).

g.
The Managed Care Plan shall submit educational events to the Agency for prior approval. All enrollee educational events shall be reported to the Agency, as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide.

6.    Medicaid Redetermination Assistance

a.	The Agency will provide Medicaid recipient redetermination date information to the Managed Care Plan. This information shall be used by the Managed Care Plan only as indicated in this section.

b.
MMA Managed Care Plans shall notify the Agency, in writing, if it wants to provide assistance with Medicaid eligibility redetermination to enrollees in order to promote continuous Medicaid eligibility. The Managed Care Plan's participation in using this information is voluntary. If requested and approved by the Agency, the MMA Managed Care Plan shall participate as specified in the MMA Exhibit.

c.
LTC Managed Care Plans shall develop a process for providing assistance with Medicaid eligibility redetermination to in order to ensure continuous Medicaid eligibility, including both financial and medical/functional eligibility, as specified in the LTC Exhibit.

d.
Comprehensive LTC Managed Care Plans shall develop a process for providing assistance with Medicaid eligibility redetermination for enrollees with both LTC and MMA benefits as specified in the LTC Exhibit. Comprehensive LTC Managed Care Plans may provide assistance, subject to Agency approval, for enrollees with MMA benefits only as specified in the MMA Exhibit.

C.	Grievance System
1.    General Provisions

a.
Federal law requires Medicaid managed care organizations to have internal grievance procedures under which Medicaid enrollees, or providers acting as authorized representatives, may challenge denial of coverage of, or payment for, medical assistance. The Managed Care Plan's grievance system shall comply with the requirements set forth in s. 641.511, F.S., if applicable, and with all applicable federal

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and state laws and regulations, including 42 CFR 431.200 and 42 CFR Part 438, Subpart F, "Grievance System".

b.	For purposes of this Contract, these procedures must include an opportunity to file a complaint, a grievance and/or an appeal and to seek a Medicaid Fair Hearing through DCF.

c.	A Managed Care Plan that covers services through a subcontractor shall ensure that the subcontractor meets the complaint and grievance system requirements for all delegated services.
2.    Use of Independent Review Organization

a.	The Managed Care Plan may elect to have all of its grievance and appeal issues subject to external review processes by an independent review organization.

b.	The Managed Care Plan must notify the Agency in writing if it elects to have all its contracts subject to such external review.
3.    Information to be Provided

a.	The Managed Care Plan shall include all necessary procedural steps for filing complaints, grievances, appeals and requests for a Medicaid Fair Hearing in the enrollee handbook.

b.	Where applicable, the Managed Care Plan's grievance system must include information for enrollees on seeking a state level appeal through the Beneficiary Assistance Program.

c.	The Managed Care Plan shall provide information about the grievance system to all providers and subcontractors in the provider handbook when they enter into a contract.

d.	Types of Issues

(1)
A complaint is the lowest level of challenge and provides the Managed Care Plan an opportunity to resolve a problem without it becoming a formal grievance. Complaints shall be resolved by close of business the day following receipt or be moved into the grievance system within twenty-four (24) hours.

(2)	A grievance expresses dissatisfaction about any matter other than an action.

(3)	An action is any denial, limitation, reduction, suspension or termination of service, denial of payment, or failure to act in a timely manner.

(4)	An appeal is a request for review of an action.
4.     Process for Grievances and Appeals

a.	The Managed Care Plan shall adhere to the following timeframes for filing of grievances and appeals:

(1)	A grievance may be filed orally or in writing within one (1) year of the occurrence.

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(2)
An appeal may be filed orally or in writing within thirty (30) days from the date on the notice of action and, except when expedited resolution is required, must be followed with a written notice within ten (10) days of the oral filing. The date of oral notice shall constitute the date of receipt.

b.
The Managed Care Plan shall refer all enrollees and/or providers on behalf of the enrollee (whether participating or non-participating) who are dissatisfied with the Managed Care Plan or its activities to the Managed Care Plan's grievance/appeal coordinator for processing and documentation of the issue.

c.
The Managed Care Plan shall provide any reasonable help to the enrollee in completing forms and following the procedures for filing a grievance or appeal or requesting a Medicaid Fair Hearing. This includes interpreter services, toll-free calling, and TTY/TTD capability.

d.
The Managed Care Plan shall acknowledge in writing within five (5) business days of receipt of each grievance and appeal unless the enrollee requests an expedited resolution. The Managed Care Plan shall notify enrollees in their primary language of grievance and appeal resolutions.

e.	The Managed Care Plan shall handle grievances and appeals as follows:

(1)	Provide the enrollee a reasonable opportunity to present evidence and allegations of fact or law in person as well as in writing.

(2)	Ensure the enrollee understands any time limits that may apply.

(3)
Provide opportunity before and during the process for the enrollee or an authorized representative to examine the case file, including medical/case records, and any other material to be considered during the process.

(4)	Consider as parties to the appeal the enrollee or an authorized representative or, if the enrollee is deceased, the legal representative of the estate.

f.	The Managed Care Plan shall ensure that all decision makers are health care professionals with clinical expertise in treating the enrollee's condition when deciding the following:

(1)	Appeal of denial based on lack of medical necessity;

(2)	Grievance of denial of expedited resolution of an appeal; and

(3)	Grievance or appeal involving clinical issues.

g.	The Managed Care Plan shall ensure that decision makers on grievances and appeals were not involved in previous levels of review or decision

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5.    Standard Timeframes

a.
The Managed Care Plan shall follow Agency guidelines in resolving grievances and appeals as expeditiously as possible, observing required timeframes and taking into account the enrollee's health condition.

b.	A grievance shall be reviewed and written notice of results sent to the enrollee no later than ninety (90) days from the date the Managed Care Plan receives it.

c.	For standard resolution, an appeal shall be heard and notice of results sent to the enrollee no later than forty-five (45) days from the date the Managed Care Plan receives it.

d.	The timeframe for a grievance or appeal may be extended up to fourteen (14) days if:

(1)	The enrollee asks for an extension, or the Managed Care Plan documents that additional information is needed and the delay is in the enrollee's interest;

(2)
If the timeframe is extended other than at the enrollee's request, the Managed Care Plan shall notify the enrollee within five (5) business days of the determination, in writing, of the reason for the delay.

e.
The Managed Care Plan shall complete the grievance process in time to accommodate an enrollee's disenrollment effective date, which can be no later than the first day of the second month after the filing of a request for disenrollment.

6.    Expedited Appeals

a.
The Managed Care Plan shall have an expedited review process for appeals for use when taking the time for a standard resolution could seriously jeopardize the enrollee's life or health or ability to attain, maintain or regain maximum function.

b.
The Managed Care Plan shall resolve each expedited appeal and provide notice to the enrollee, as quickly as the enrollee's health condition requires, within state established timeframes not to exceed three (3) business days after the Managed Care Plan receives the appeal request, whether the appeal was made orally or in writing.

c.	The Managed Care Plan shall ensure that no punitive action is taken against a provider who requests or supports a request for an expedited appeal.

d.	If the Managed Care Plan denies the request for expedited appeal, it shall immediately transfer the appeal to the timeframe for standard resolution and so notify the enrollee.
7.     Disposition Notice Requirements

a.
The Managed Care Plan shall provide written notice of disposition of an appeal. In the case of an expedited appeal denial, the Managed Care Plan shall also provide oral notice by close of business on the day of disposition, and written notice within two (2) days of the disposition.

b.	Content of notice - The written notice of resolution must include:

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(1)	The results of the resolution process and the date it was completed;

(2)
If not decided in the enrollee's favor, information on the right to request a Medicaid Fair Hearing and how to do so; the right to request to receive benefits while the hearing is pending, and how to make the request;

(3)
If the Managed Care Plan does not have an independent external review organization for its grievance process, the right to appeal an adverse decision on an appeal to the Subscriber Assistance Program (SAP), including how to initiate such a review and the following:

(a)	Before filing with the SAP, the enrollee must complete the Managed Care Plan's appeal process;

(b)	The enrollee must submit the appeal to the SAP within one (1) year after receipt of the final decision letter from the Managed Care Plan;

(c)	The SAP will not consider an enrollee appeal that has already been to a Medicaid Fair Hearing;

(d)	The address and toll-free telephone number for enrollee appeals to the SAP are:
Agency for Health Care Administration
Subscriber Assistance Program
Building 3, MS #45
2727 Mahan Drive
Tallahassee, Florida 32308
(850) 412-4502
(888) 419-3456 (toll-free)

(e)	That the enrollee may have to pay for the cost of those benefits if the Medicaid Fair Hearing upholds the Managed Care Plan's action.

8.	Documentation and Reporting

a.	The Managed Care Plan must maintain a record of all complaints, grievances and appeals.

b.	The Managed Care Plan shall address, log, track and trend all complaints, regardless of the degree of seriousness or whether the enrollee or provider expressly requests filing the concern.

c.
The log of complaints that do not become grievances must include date, complainant and enrollee name(s), Medicaid ID number, nature of complaint, description of resolution and final disposition. The Managed Care Plan shall submit this complaint log upon request of the Agency.

d.
The Managed Care Plan shall report on complaints, grievances and appeals to the Agency as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide, and in the manner and format determined by the Agency.

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9.    Medicaid Fair Hearings (see 65-2.042-2.069, F.A.C.)

a.	An enrollee may seek a Medicaid Fair Hearing without having first exhausted the Managed Care Plan's grievance and appeal process.

b.
An enrollee who chooses to exhaust the Managed Care Plan's grievance and appeal process may still file for a Medicaid Fair Hearing within ninety (90) days of receipt of the Managed Care Plan's notice of resolution .

c.	An enrollee who chooses to seek a Medicaid Fair Hearing without pursuing the Managed Care Plan's process must do so within ninety (90) days from the date on the Managed Care Plan's notice of action.

d.	Parties to the Medicaid Fair Hearing include the Managed Care Plan as well as the enrollee, or that person's authorized representative.

e.	The addresses and phone numbers for Medicaid Fair Hearings can be found at:
Department of Children and Families
Office of Appeal Hearings
Building 5, Room 255
1317 Winewood Boulevard
Tallahassee, FL 32399-0700
(850) 488-1429
(850) 487-0662 (fax)
Appeal_Hearings@dcf.state.fl.us (email)
http://www.myflfamilies.com/about-us/office-inspector-general/investigation-reports/
appeal-hearings
10.    Continuation of Benefits

a.	The Managed Care Plan shall continue the enrollee's benefits if:

(1)	The enrollee or the enrollee's authorized representative files an appeal with the Managed Care Plan regarding the Managed Care Plan's decision:

(a)	Within ten (10) days after the notice of the adverse action is mailed; or

(b)	Within ten (10) days after the intended effective date of the proposed action, whichever is later.

(2)	The appeal involves the termination, suspension or reduction of a previously authorized course of treatment;

(3)	The services were ordered by an authorized provider;

(4)	The original period covered by the original authorization has not expired; and

(5)	The enrollee requests extension of benefits.

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Section IV. Enrollee Services and Grievance Procedures

b.	If, at the enrollee's request, the Managed Care Plan continues or reinstates the benefits while the appeal is pending, benefits must continue until one (1) of the following occurs:

(1)	The enrollee withdraws the appeal;

(2)
Ten (10) days pass after the Managed Care Plan sends the enrollee the notice of resolution of the appeal against the enrollee, unless the enrollee within those ten (10) days has requested a Medicaid Fair Hearing with continuation of benefits;

(3)	The Medicaid Fair Hearing office issues a hearing decision adverse to the enrollee; or

(4)	The time period or service limits of a previously authorized service have been met.

c.
If the final resolution of the appeal is adverse to the enrollee and the Managed Care Plan's action is upheld, the Managed Care Plan may recover the cost of services furnished to the enrollee while the appeal was pending to the extent they were furnished solely because of the continuation of benefits requirement.

d.
If the Medicaid Fair Hearing officer reverses the Managed Care Plan's action and services were not furnished while the appeal was pending, the Managed Care Plan shall authorize or provide the disputed services promptly.

e.
If the Medicaid Fair Hearing officer reverses the Managed Care Plan's action and the enrollee received the disputed services while the appeal was pending, the Managed Care Plan shall pay for those services in accordance with this Contract.

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Section V. Covered Services

Section V. Covered Services
A.    Required Benefits
1.    General Provisions

a.
The Managed Care Plan shall ensure the provision of services in sufficient amount, duration and scope to be reasonably expected to achieve the purpose for which the services are furnished and shall ensure the provision of the covered services defined and specified in this Contract.

b.
The Managed Care Plan shall not arbitrarily deny or reduce the amount, duration or scope of a required service solely because of the enrollee's diagnosis, type of illness or condition. The Managed Care Plan may place appropriate limits on a service on the basis of such criteria as medical necessity, as defined by the Agency, or for utilization control, consistent with the terms of this Contract, provided the services furnished can be reasonably expected to achieve their purpose.

c.
The Managed Care Plan shall comply with all current Florida Medicaid Handbooks (Handbooks) as noticed in the Florida Administrative Register (FAR), or incorporated by reference in rules relating to the provision of services, except where the provisions of the Contract alter the requirements set forth in the Handbooks and Medicaid fee schedules.

d.
The Managed Care Plan is responsible for ensuring that all providers, service and product standards specified in the Agency's Medicaid Services Coverage & Limitations Handbooks and the Managed Care Plan's own provider handbooks are incorporated into the Managed Care Plan's provider contracts. This includes professional licensure and certification standards for all service providers. Exceptions exist where different standards are specified elsewhere in this Contract.

e.
The Managed Care Plan shall require non-participating providers to coordinate with respect to payment and must ensure that cost to the enrollee is no greater than it would be if the covered services were furnished within the network. When the individual is enrolled in the LTC program, it is the responsibility of the LTC Managed Care Plan or LTC Comprehensive Plan to ensure that DCF is notified of an enrollee's admission to a nursing facility. When the individual is not enrolled in the LTC program, it is the responsibility of the MMA Plan to ensure that DCF is notified of an enrollee's admission to a nursing facility.

2.	Specific Services to be Provided

a.
MMA Managed Care Plans and Comprehensive LTC Managed Care Plans shall ensure the provision of the covered services specified in the MMA Exhibit, including those covered under s. 409.973(1)(a) through (cc), F.S.

b.
LTC Managed Care Plans and Comprehensive LTC Managed Care Plans shall ensure the provision of the covered services specified in the LTC Exhibit, including those covered under s. 409.98(1) through (19), F.S.

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Section V. Covered Services

c.
LTC Managed Care Plans and Comprehensive LTC Managed Care Plans are responsible for implementing and managing the Participant Direction Option (PDO) for enrollees with LTC benefits, as defined in Section I, Definitions and Acronyms, and as specified in the LTC Exhibit.

d.
In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those specified in the Handbooks and Medicaid fee schedules except that, pursuant to s. 409.973(2), F.S., the Managed Care Plan may customize benefit packages for non-pregnant adults, vary cost-sharing provisions, and provide coverage for additional MMA services as specified in the MMA Exhibit.

B.    Expanded Benefits
1.    General Provisions

a.	The Managed Care Plan may offer expanded benefits as approved by the Agency.

b.
The Managed Care Plan shall offer the approved expanded benefits to all enrollees in the applicable Managed Care program, subject to any Agency-agreed service limitations set forth in Attachment I of this Contract as follows:

(1)	MMA enrollees shall receive MMA expanded benefits;

(2)	LTC enrollees shall receive LTC expanded benefits;

(3)	Specialty Plan enrollees shall receive both Specialty Plan and MMA expanded benefits; and

(4)	Comprehensive LTC enrollees shall receive both MMA and LTC expanded benefits.

c.
In instances where an expanded benefit is also a Medicaid covered service, the Managed Care Plan shall administer the benefit in accordance with any applicable service standards pursuant to this Contract, the Florida Medicaid State Plan and any Medicaid Coverage and Limitations Handbooks.

d.
In instances where an expanded benefit is covered by both an LTC Managed Care Plan and an MMA Managed Care Plan, the LTC Managed Care Plan is the primary payer of the service. LTC Managed Care Plans shall coordinate with the enrollee's MMA Managed Care Plan to ensure services are not duplicative. When the enrollee exhausts an expanded benefit through their LTC benefit, the enrollee may begin to access the service through their MMA benefit. The MMA Managed Care Plan shall be responsible for the provision and payment of the expanded benefit when the enrollee exhausts the LTC expanded benefit.

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Section V. Covered Services

2.    Types of Expanded Benefits

a.
The Managed Care Plan may offer services in excess of the amount, duration and scope of those listed in the MMA Exhibit for MMA Managed Care Plans and Comprehensive LTC Plans, and the LTC Exhibit for Comprehensive LTC Managed Care Plans and LTC Managed Care Plans.

b.
The Managed Care Plan may offer other services and benefits not listed in the MMA Exhibit and the LTC Exhibit upon approval of the Agency. The Managed Care Plan shall define such expanded benefits specifically in writing and submit them to the Agency for approval before implementation. Such expanded benefits are those services or benefits not otherwise covered or that exceed limits outlined in the in the Medicaid State Plan and the Florida Medicaid Coverage and Limitations Handbooks and the Florida Medicaid Fee Schedules.

c.
The Managed Care Plan may offer an over-the-counter expanded drug benefit. Such benefits shall be limited to nonprescription drugs containing a national drug code (NDC) number, first aid supplies, vitamins and birth control supplies. Such benefits must be offered directly through the Managed Care Plan's fulfillment house or through a subcontractor, in which a debit card system may be used. The Managed Care Plan shall make payments for the over-the-counter drug benefit directly to the subcontractor, if applicable. Over-the-counter expanded drug benefits shall not exceed the following limits:

(1)	For MMA Managed Care Plans, such benefits shall not to exceed twenty-five dollars ($25) per household per month for enrollees with MMA benefits.

(2)	In addition to MMA Managed Care Plan benefits, LTC Managed Care Plan benefits shall not to exceed fifteen dollars ($15) per individual per month for enrollees with LTC benefits.
3.    Changes to Expanded Benefits Offered

a.	The Managed Care Plan shall submit to the Agency for approval, by the date specified by the Agency, of each Contract year, a Plan Evaluation Tool (PET) for a CBP.

b.
Such changes in the Managed Care Plan's expanded benefits shall only be for additional expanded benefits or if the Managed Care Plan is proposing to exchange an expanded benefit for another, the proposed expanded benefit must be determined to be actuarially equivalent, by the Agency, to the expanded benefit being proposed to be removed. In no instance may the Managed Care Plan reduce or remove an expanded benefit if supplemental expanded benefit(s) are not proposed by the Managed Care Plan and approved by the Agency.

c.	The Managed Care Plan's expanded benefits may be changed on a Contract year basis and only as approved in writing by the Agency.

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Section V. Covered Services

C.    Excluded Services
1.    General Provisions
The Managed Care Plan is not obligated to provide any services not specified in this Contract. Enrollees who require services available through Medicaid but not covered by this Contract shall receive the services through other appropriate Medicaid programs, including the Medicaid fee-for-service system. In such cases, the Managed Care Plan's responsibility shall include care coordination/case management and referral. Therefore, the Managed Care Plan shall determine the potential need for the services and refer the enrollee to the appropriate Medicaid program and/or service provider. The Managed Care Plan may request assistance from the local Medicaid Area Office or ADRC for referral to the appropriate Medicaid program and/or service setting.
2.    Moral or Religious Objections
The Managed Care Plan shall provide or arrange for the provision of all covered services. If, during the course of the Contract period, pursuant to 42 CFR 438.102, the Managed Care Plan elects not to provide, reimburse for, or provide counseling or referral to a covered service because of an objection on moral or religious grounds, the Managed Care Plan shall notify:

a.	The Agency within one-hundred twenty (120) days before implementing the policy with respect to any covered service; and

b.	Enrollees within thirty (30) days before implementing the policy with respect to any covered service.

D.	Coverage Provisions
1.    Service-Specific Requirements
The Managed Care Plan shall provide the services listed in this Contract in accordance with the provisions herein, and shall comply with all state and federal laws pertaining to the provision of such services. The Managed Care Plan shall provide coverage in accordance with the Florida Medicaid Coverage and Limitations Handbooks, Medicaid fee schedules and the Florida Medicaid State Plan, as well as specific coverage requirements with respect to the applicable SMMC program, as follows:

a.	MMA Managed Care Plans must comply with additional provisions for covered services specified in the MMA Exhibit.

b.	LTC Managed Care Plans must comply with additional provisions for covered services specified in the LTC Exhibit.

c.	Comprehensive LTC Managed Care Plans must comply with additional provisions for covered services specified in both the MMA Exhibit and the LTC Exhibit.

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Section V. Covered Services

2.    Behavioral Health

a.
For SMMC enrollees, behavioral health services will be provided to enrollees by other sources, including Medicare, and state-funded programs and services. The Managed Care Plan shall coordinate with other entities, including MMA Managed Care Plans, Medicare plans, Medicare providers, and state-funded programs and services.

b.
LTC Managed Care Plans shall be responsible for coordinating with other entities' MMA Managed Care Plans available to provide behavioral health services for these enrollees as specified in the LTC Exhibit.

c.
MMA Managed Care Plans and Comprehensive LTC Managed Care Plans shall provide a full range of medically necessary behavioral health services for enrollees as authorized under the Medicaid State Plan and specified in the MMA Exhibit.

3.    Managing Mixed Services

a.
The Managed Care Plan shall provide case management and care coordination with other Managed Care Plans for enrollees with both MMA benefits and LTC benefits to ensure mixed services are not duplicative but rather support the enrollee in an efficient and effective manner. When a recipient is enrolled in both the LTC and MMA programs, the LTC case manager is primarily responsible for care coordination and case management to enrollees. LTC Managed Care Plans shall provide mixed services to enrollees with LTC benefits, regardless of an enrollee's enrollment in an MMA Managed Care Plan.

b.	Managed Care Plans shall provide non-emergency transportation (NET) mixed services to enrollees with both MMA benefits and LTC benefits as follows:

(1)	MMA Managed Care Plans shall provide non-emergency transportation (NET) to all MMA services and MMA expanded benefits, except for over-the-counter (OTC) medication expanded benefits.

(2)	LTC Managed Care Plans shall provide NET to all LTC services and LTC expanded benefits.

(3)
Comprehensive LTC Managed Care Plans shall provide NET to enrollees with both MMA and LTC benefits, and MMA Managed Care Plans shall provide services and payment for expanded benefits when the enrollee exhausts the MMA expanded benefit through the LTC Plan.

c.	Managed Care Plans shall coordinate with any other third party payor sources to ensure mixed services are not duplicative.

E.	Care Coordination/Case Management
1.    General Provisions

a.	The Managed Care Plan shall be responsible for care coordination and case management for all enrollees.

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Section V. Covered Services

b.	The Managed Care Plan shall provide care coordination and case management to enrollees as specified in this Contract and with respect to the applicable SMMC program as follows:

(1)	MMA Managed Care Plans shall comply with care coordination and case management requirements specified in the MMA Exhibit.

(2)	LTC Managed Care Plans shall comply with care coordination and case management requirements specified in the LTC Exhibit.

(3)	Comprehensive LTC Managed Care Plans shall comply with care coordination and case management requirements specified in the MMA Exhibit and the LTC Exhibit.
c.    The Managed Care Plan shall provide disease management programs as follows:

(1)	MMA Managed Care Plans shall provide disease management programs specified in Attachment I of this Contract.

(2)	LTC Managed Care Plans shall provide disease management programs specified in the LTC Exhibit.

(3)	Comprehensive LTC Managed Care Plans shall provide disease management programs specified in Attachment I of this Contract and the LTC Exhibit.

2.	Transition of Care

a.
The Managed Care Plan shall develop and maintain transition of care policies and procedures that address all transitional care coordination/care management requirements and submit these policies and procedures for review and approval to the Agency. Transition of care policies and procedures shall include the following minimum functions:

(1)
Appropriate support to case managers, and to enrollees and caregivers as needed, for referral and scheduling assistance for enrollees needing specialty health care, transportation or other service supports;

(2)
Determination of the need for non-covered services and referral of the enrollee for assessment and referral to the appropriate service setting with assistance, as needed, by the Agency. Transfer of medical/case records in compliance with HIPAA privacy and security rules;

(3)	Documentation of referral services in enrollee medical/case records, including follow up resulting from the referral;

(4)	Monitoring of enrollees with co-morbidities and complex medical conditions and coordination of services for high utilizers to identify gaps in services and evaluate progress of case management;

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Section V. Covered Services

(5)
Identification of enrollees with hospitalizations, including emergency care encounters and documentation in enrollee medical/case records of appropriate follow-up to assess contributing reasons for emergency visits and develop actions to reduce avoidable emergency room visits and potentially avoidable hospital admissions;

(6)
Transitional care coordination/care management that includes coordination of hospital/institutional discharge planning and post-discharge care, including conducting a comprehensive assessment of enrollee and family caregiver needs, coordinating the patient's discharge plan with the family and hospital provider team, collaborating with the hospital or institution's care coordinator/case manager to implement the plan in the patient's home and facilitating communication and the transition to community providers and services. The policy and procedures shall define reporting requirements for nursing facility transition, including reporting schedules for case management and submission to the Agency on a quarterly basis; and

(7)
Ensuring that in the process of coordinating care, each enrollee's privacy is protected consistent with the confidentiality requirements in 45 CFR parts 160 and 164. 45 CFR Part 164 specifically describing the requirements regarding the privacy of individually identifiable health information.

b.	The Managed Care Plan shall be responsible for coordination of care for new enrollees transitioning into the Managed Care Plan.

c.
The Managed Care Plan shall be responsible for coordination of care for enrollees transitioning to another Managed Care Plan or delivery system and shall assist the new Managed Care Plan with obtaining the enrollee's medical/case records.

d.	The Managed Care Plan shall implement a process determined by the Agency to ensure records and information are shared and passed to the new Managed Care Plan within thirty (30) days.

3.    Health Management

a.
The Managed Care Plan shall develop and maintain written policies and procedures that address components of effective health management including, but not limited to, anticipation, identification, monitoring, measurement, evaluation of enrollee's health care needs and effective action to promote quality of care.

b.
The Managed Care Plan shall define and implement improvements in processes that enhance clinical efficiency, provide effective utilization and focus on improved outcome management achieving the highest level of success.

c.	The Managed Care Plan, through its QI plan, shall demonstrate specific interventions in its health management to better manage the care and promote healthier enrollee outcomes.

4.	Disease Management Program

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Section V. Covered Services

a.	Disease management programs provided by the Managed Care Plan shall address co-morbid conditions and consider the whole health of the enrollee.

b.	Disease Management programs provided by the Managed Care Plan shall include, but are not limited to, the following components:

(1)	Education based on the enrollee assessment of health risks and chronic conditions;

(2)	Symptom management including addressing needs such as working with the enrollee on health goals;

(3)	Emotional issues of the caregiver;

(4)	Behavioral management issues of the enrollee;

(5)	Communicating effectively with providers; and

(6)
Medication management, including the review of medications that an enrollee is currently taking to ensure that the enrollee does not suffer adverse effects or interactions from contra-indicated medications..

c.	The Managed Care Plan shall have policies and procedures regarding disease management programs provided that include the following:

(1)	How enrollees are identified for eligibility and stratified by severity and risk level, including details regarding the algorithm and data sources used to identify eligible enrollees;

(2)
How eligible enrollees are contacted for outreach and attempts are made to engage enrollees in disease management services. The Managed Care Plan shall maintain documentation that demonstrates that reasonable attempts were made by the Managed Care Plan to contact and engage eligible enrollees into disease management services;

(3)	How the disease management program interfaces with the enrollee's PCP and/or specialist providers and ensures coordination of care; and

(4)	How the Managed Care Plan identifies available community support services and facilitates enrollee referrals to those entities for enrollees with identified community support needs.

d.
The Managed Care Plan shall submit a copy of its policies and procedures and program description for each of its disease management programs to the Agency by April 1 of each Contract year. If no changes, the Managed Care Plan shall attest to such.

e.
The Managed Care Plan shall develop and use a plan of treatment for each disease management program participant that is tailored to the individual enrollee. The plan of treatment shall be on file for each disease management program participant and shall include measurable goals/outcomes and sufficient information to determine if goals/outcomes are met. The enrollee's ability to adhere to a treatment regimen shall be

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Section V. Covered Services

monitored in the plan of treatment and include interventions designed to improve the enrollee's ability to adhere to the plan of treatment. The plan of treatment shall be updated at least annually and as required by changes in an enrollee's condition.

5.	Pre-admission Screening and Resident Review (PASRR)
The Managed Care Plan shall ensure that a Pre-admission Screening and Resident Review (PASRR) is completed in accordance with Rule 59G-1.040, F.A.C. The Managed Care Plan shall:

a.	Ensure that the care coordinator includes completed copies of PASRR screenings and evaluations in the enrollee's record for enrollees entering in or residing in a nursing facility.

b.
Report the most recent Pre-admission Screening and Resident Review (PASRR) date for enrollees entering or residing in a nursing facility in accordance with Section XIV, Reporting Requirements and the Managed Care Plan Report Guide.

F.    Quality Enhancements

1.
In addition to the covered services specified in this section, the Managed Care Plan shall offer and coordinate access to quality enhancements (QEs). Managed Care Plans are not reimbursed by the Agency for these services, nor may the Managed Care Plan offer these services as expanded benefits. The Managed Care Plan must offer QEs to as follows:

(a)	MMA Managed Care Plans shall offer additional quality enhancements as specified in the MMA Exhibit.

(b)	LTC Managed Care Plans shall offer additional quality enhancements as specified in the LTC Exhibit.

(c)
Comprehensive LTC Managed Care Plans shall offer additional quality enhancements as specified in the MMA Exhibit for enrollees with MMA benefits only and the LTC Exhibit for enrollees with LTC benefits.

2.	The Managed Care Plan shall develop and maintain written policies and procedures to implement QEs.

3.	The Managed Care Plan shall provide information in the enrollee and provider handbooks on the QEs and how to access related services.

4.	The Managed Care Plan shall offer QEs in community settings accessible to enrollees.

5.	The Managed Care Plan is encouraged to actively collaborate with community agencies and organizations.

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Section V. Covered Services

6.
If the Managed Care Plan involves the enrollee in an existing community program for purposes of meeting the QE requirements, the Managed Care Plan shall ensure documentation in the enrollee's medical/case record of referrals to the community program and follow up on the enrollee's receipt of services from the community program.

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Section VI. Provider Network

Section VI. Provider Network
A.    Network Adequacy Standards
1.    General Provisions

a.
The Managed Care Plan shall enter into provider contracts with a sufficient number of providers to provide all covered services to enrollees and ensure that each covered service is provided promptly and is reasonably accessible.

b.	The Managed Care Plan shall develop and maintain a provider network that meets the needs of enrollees in accordance with the requirements of this Contract.

c.	When establishing and maintaining the provider network or requesting enrollment level increases, the Managed Care Plan shall take the following into consideration as required by 42 CFR 438.206:

(1)	The anticipated number of enrollees;

(2)	The expected utilization of services, taking into consideration the characteristics and health care needs of specific Medicaid populations represented;

(3)	The numbers and types (in terms of training, experience and specialization) of providers required to furnish the covered services;

(4)	The numbers of participating providers who are not accepting new enrollees; and

(5)
The geographic location of providers and enrollees, considering distance, travel time, the means of transportation ordinarily used by enrollees and whether the location provides physical access for Medicaid enrollees with disabilities.

d.	Except as otherwise provided in the Contract, the Managed Care Plan may limit the providers in its network based on credentials, quality indicators, and price.

e.	The Managed Care Plan shall allow each enrollee to choose among participating providers in accordance with 42 CFR 431.51.
2.    Network Capacity and Geographic Access Standards

a.	The Managed Care Plan shall have sufficient facilities, service locations and practitioners to provide the covered services as required by this Contract.

b.	The Managed Care Plan shall have the capacity to provide covered services to all enrollees up to the maximum enrollment level, by region, as indicated in this Contract.

c.
Pursuant to s. 409.967(2)(c)(1), F.S., the Managed Care Plan shall maintain a region-wide network of providers in sufficient numbers to meet the network capacity and geographic access standards for services with respect to the applicable SMMC program, as follows:

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Section VI. Provider Network

(1)	MMA Managed Care Plans shall meet the network capacity and geographic access standards specified in the MMA Exhibit.

(2)	LTC Managed Care Plans shall meet the network capacity and geographic access standards specified in the LTC Exhibit.

(3)	Comprehensive LTC Managed Care Plans shall meet the network capacity and geographic access standards specified in the both the MMA Exhibit and the LTC Exhibit.

3.    Demonstration of Network Adequacy
The Managed Care Plan shall submit a provider network file of all participating providers to the Agency or its agent(s) as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide.
4.    Timely Access Standards

a.
The Managed Care Plan shall contract with and maintain a provider network sufficient to comply with timely and geographic access standards as specified in this Contract with respect to the applicable SMMC program as follows:

(1)	MMA Managed Care Plans and Comprehensive LTC Managed Care Plans shall comply with timely access standards specified in the MMA Exhibit.

b.
In accordance with 42 CFR 438.206 (c), the Managed Care Plan shall establish mechanisms to ensure network providers comply with timely access requirements, monitor regularly to determine compliance and take corrective action if there is a failure to comply.

B.    Network Development and Management Plan
1.    General Provisions

a.
The Managed Care Plan shall develop and maintain an annual network development and management plan (annual network plan). The Managed Care Plan shall submit this plan annually by September 1, to the Agency.

b.	The Managed Care Plan shall develop and maintain policies and procedures to evaluate the Managed Care Plan's provider network to ensure that covered services are:

(1)	Available and accessible, at a minimum, in accordance with the access standards in the Contract;

(2)	Provided promptly and are reasonably accessible in terms of location and hours of operation; and

(3)	For LTC Managed Care Plans and Comprehensive LTC Managed Care Plans, home and community-based services (HCBS) are available to enrollees with LTC

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Section VI. Provider Network

benefits on a seven (7) day a week basis, and for extended hours, as dictated by enrollee needs.

c.
The methodology(ies) the Managed Care Plan uses to collect and analyze enrollee, provider and staff feedback about the network designs and performance, and, when specific issues are identified, the protocols for handling them.

2.    Annual Network Plan Content

a.
The Managed Care Plan's annual network plan shall include the Managed Care Plan's processes to develop, maintain and monitor an appropriate provider network that is sufficient to provide adequate access to all services covered under this Contract.

b.
The Managed Care Plan's annual network plan must include a description of network design by region and county for the general population, including details regarding special populations as identified by the Managed Care Plan (e.g., medically complex). The description shall also cover:

(1)	How enrollees access the system;

(2)	Analysis of timely access to services; and

(3)	Relationships among various levels of the system.

c.
The Managed Care Plan's annual network plan must include a description of the evaluation of the prior year's plan including an explanation of the method used to evaluate the network and reference to the success of proposed interventions and/or the need for re-evaluation.

d.	Managed Care Plan's annual network plan must include a description or explanation of the current status of the network by each covered service at all levels including:

(1)	How enrollees access services;

(2)	Analysis of timely access to services;

(3)
Relationships between the various levels, focusing on provider-to-provider contact and facilitation of such by the Managed Care Plan (e.g., PCP, specialists, hospitals, behavioral health, ALFs, home health agencies); and

(4)
For MMA and Comprehensive LTC Managed Care Plans, the assistance and communication tools provided to PCPs when they refer enrollees to specialists and the methods used to communicate the availability of this assistance to the providers.

e.	The Managed Care Plan's annual network plan must address any current barriers and/or network gaps and include the following:

(1)	The methodology used to identify barriers and network gaps;

(2)	Immediate short-term interventions to address network gaps;

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Section VI. Provider Network

(3)	Longer-term interventions to fill network gaps and resolve barriers;

(4)	Outcome measures/evaluation of interventions to fill network gaps and resolve barriers;

(5)	Projection of changes in future capacity needs, by covered service; and

(6)	Ongoing activities for network development based on identified gaps and future needs projection.

f.
The Managed Care Plan's annual network plan must include a description of coordination between internal departments, including a comprehensive listing of all committees and committee membership where this coordination occurs. Identification of members should include the department/area (e.g., quality management, medical management/utilization management, grievances, finance, claims) that they represent on the committee.

g.	The Managed Care Plan's annual network plan must include a description of coordination with outside organizations.
3.    Waiver

a.
If the Managed Care Plan is able to demonstrate to the Agency's satisfaction that a region as a whole is unable to meet network requirements, the Agency may waive the requirement at its discretion in writing. As soon as additional service providers become available, however, the Managed Care Plan shall augment its network to include such providers in order to meet the network adequacy requirements. Such a written waiver shall require attestation by the Managed Care Plan that it agrees to modify its network to include such providers as they become available.

b.
If the Managed Care Plan is unable to provide medically necessary services to an enrollee through its network, the Managed Care Plan shall cover these services in an adequate and timely manner by using providers and services that are not in the Managed Care Plan's network for as long as the Managed Care Plan is unable to provide the medically necessary services within its network.

4.    Regional Network Changes

a.
The Managed Care Plan shall have procedures to address changes in the Managed Care Plan network that negatively affect the ability of enrollees to access services, including access to a culturally diverse provider network.

b.
The Managed Care Plan shall provide the Agency with documentation of compliance with access requirements at any time there has been a significant change in the Managed Care Plan's regional operations that would affect adequate capacity and services, including, but not limited to, the following:

(1)	Changes in Managed Care Plan services; and

(2)	Enrollment of a new population in the Managed Care Plan.

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c.	The Managed Care Plan shall notify the Agency within seven (7) business days of any adverse changes to its regional provider network. An adverse change is defined as follows:

(1)	For MMA Managed Care Plans, adverse changes to the composition of the network that impair access standards as specified in the MMA Exhibit;

(2)	For LTC Managed Care Plans, adverse changes to the composition of the network that impair access standards as specified in the LTC Exhibit; or

(3)	For Comprehensive LTC Managed Care Plans, adverse changes to the composition of the network that impair access standards as specified in both the MMA Exhibit and the LTC Exhibit.

d.
Significant changes in regional network composition that the Agency determines negatively impact enrollee access to services may be grounds for Contract termination or sanctions as determined by the Agency and in accordance with Section XI, Sanctions.

C.	Provider Credentialing and Contracting

1.	General Provision
The Managed Care Plan shall be responsible for the credentialing and recredentialing of its provider network.
2.    Credentialing and Recredentialing

a.	The Managed Care Plan's credentialing and recredentialing policies and procedures shall be in writing and include the following:

(1)	Formal delegations and approvals of the credentialing process;

(2)	A designated credentialing committee;

(3)	Identification of providers who fall under its scope of authority;

(4)	A process that provides for the verification of the credentialing and recredentialing criteria required under this Contract;

(5)	Approval of new providers and imposition of sanctions, termination, suspension and restrictions on existing providers;

(6)	Identification of quality deficiencies that result in the Managed Care Plan's restriction, suspension, termination or sanctioning of a provider.

b.
The Managed Care Plan shall establish and verify credentialing and recredentialing criteria for all providers that, at a minimum, meet the Agency's Medicaid participation standards. The Agency's criteria include:

(1)
A copy of each provider's current medical license for medical providers, or occupational or facility license as applicable to provider type, or authority to do business, including documentation of provider qualifications; if the provider is

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located in Georgia or Alabama, the provider's license and permit must be current and applicable to the respective state in which the provider is located;

(2)	No revocation, moratorium or suspension of the provider's state license by the Agency or the Department of Health, if applicable;

(3)	Evidence of the provider's professional liability claims history;

(4)	Any sanctions imposed on the provider by Medicare or Medicaid;

(5)	Disclosure related to ownership and management (42 CFR 455.104), business transactions (42 CFR 455.105) and conviction of crimes (42 CFR 455.106); and

(6)	A satisfactory level II background check pursuant to s. 409.907, F.S., for all treating providers not currently enrolled in Medicaid's fee-for-service program, in accordance with the following:

(a)
The Managed Care Plan shall verify the provider's Medicaid eligibility through the Agency's electronic background screening system; if the provider's fingerprints are not retained in the Care Provider Background Screening Clearinghouse (Clearinghouse, see s. 435.12, F.S.) and/or eligibility results are not found, the Managed Care Plan shall submit complete sets of the provider's fingerprints electronically for Medicaid Level II screening following the appropriate process described on the Agency's background screening website;

(b)
The Managed Care Plan shall not contract with any provider who has a record of illegal conduct; i.e., found guilty of, regardless of adjudication, or who entered a plea of nolo contendere or guilty to any of the offenses listed in s. 435.04, F.S.; and

(c)
For Individuals listed in s. 409.907(8)(a), F.S., for whom criminal history background screening cannot be documented, the Managed Care Plan must provide fingerprints electronically following the process described on the Agency's background screening website.

c.
The Managed Care Plan's credentialing and recredentialing files must document the education, experience, prior training and ongoing service training for each staff member or provider rendering services.

d.	The Managed Care Plan shall collect and verify each provider's National Provider Identifier (NPI) and taxonomy as part of the credentialing and recredentialing process, as applicable.

e.	The Managed Care Plan shall establish and verify additional provider credentialing and recredentialing criteria with respect to the applicable SMMC program as follows:

(1)	MMA Managed Care Plans shall verify the additional criteria specified in the MMA Exhibit.

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(2)	LTC Managed Care Plans shall verify the additional criteria specified in the LTC Exhibit.

(3)
Comprehensive LTC Managed Care Plans shall verify the additional criteria specified in the MMA Exhibit for MMA providers and the LTC Exhibit for LTC providers. Comprehensive LTC Managed Care Plans shall verify the additional criteria for all mixed service providers specified in the MMA Exhibit.

f.
The Managed Care Plan must submit disclosures and notifications to the federal Department of Health and Human Services (DHHS) Office of the Inspector General (OIG) and to MPI in accordance with s. 1128, s. 1156, and s. 1892, of the Social Security Act, 42 CFR 455.106, 42 CFR 1002.3, and 42 CFR 1001.1, as described in Section VIII.F.

g.	The Managed Care Plan shall not pay, employ or contract with individuals on the state or federal exclusions lists.

h.	If the Managed Care Plan declines to include individual providers or groups of providers in its network, it must give the affected providers written notice of the reason for its decision.
3.    Provider Registration

a.
The Managed Care Plan shall ensure that all providers are eligible for participation in the Medicaid program. If a provider is currently suspended or terminated from the Florida Medicaid program whether by contract or sanction, other than for purposes of inactivity, that provider is not considered an eligible Medicaid provider. Suspension and termination are described further in Rule 59G-9.070, F.A.C.

b.
The Managed Care Plan shall require each provider to have a unique Florida Medicaid provider number, Medicaid provider registration number or documentation of submission of the Medicaid provider registration form.

c.
The Managed Care Plan shall require each provider to have a National Provider Identifier (NPI) in accordance with s. 1173(b) of the Social Security Act, as enacted by s. 4707(a) of the Balanced Budget Act of 1997. The provider contract shall require providers to submit all NPIs to the Managed Care Plan. The Managed Care Plan shall file the providers' NPIs as part of its provider network file to the Agency or its agent, as set forth in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide. The Managed Care Plan need not obtain an NPI from an entity that does not meet the definition of "health care provider" found at 45 CFR 160.103:

(1)
Individuals or organizations that furnish atypical or nontraditional services that are only indirectly related to the provision of health care (examples include taxis, home modifications, home delivered meals and homemaker services); and

(2)	Individuals or businesses that only bill or receive payment for, but do not furnish, health care services or supplies (examples include billing services and repricers).

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4.    Minority Recruitment and Retention Plan
The Managed Care Plan shall implement and maintain a minority recruitment and retention plan in accordance with s. 641.217, F.S. The Managed Care Plan shall have policies and procedures for the implementation and maintenance of such a plan. The minority recruitment and retention plan may be company-wide for all product lines.
5.    Prohibition Against Discriminatory Practices

a.
The Managed Care Plan shall not discriminate with respect to participation, reimbursement, or indemnification as to any provider, whether participating or nonparticipating, who is acting within the scope of the provider's license or certification under applicable state law, solely on the basis of such license or certification, in accordance with s. 1932(b) (7) of the Social Security Act (as enacted by s. 4704[a] of the Balanced Budget Act of 1997).

b.	The Managed Care Plan shall not discriminate against particular providers that serve high-risk populations or specialize in conditions that require costly treatments.
6.    Provider Contract Requirements

a.
The Managed Care Plan shall submit all provider contract templates for Agency review to determine compliance with Contract requirements. The Managed Care Plan shall submit to the Agency, upon request, individual provider contracts as required by the Agency. If the Agency determines, at any time, that a provider contract is not in compliance with a Contract requirement, the Managed Care Plan shall promptly revise the provider contract to bring it into compliance. In addition, the Managed Care Plan may be subject to sanctions pursuant to Section XIV, Sanctions, and/or liquidated damages pursuant to Section XIII, Liquidated Damages.

b.	The Managed Care Plan shall ensure all provider contracts comply with 42 CFR 438.230, 42 CFR 455.104, 42 CFR 455.105, and 42 CFR 455.106.

c.	All provider contracts and amendments executed by the Managed Care Plan shall be in writing, signed and dated by the Managed Care Plan and the provider, and shall meet the following requirements:

(1)	Contain no provision that in any way prohibits or restricts the provider from entering into a commercial contract with any other Managed Care Plan (see s. 641.315, F.S.);

(2)	Contain no provision requiring the provider to contract for more than one (1) Managed Care Plan product or otherwise be excluded (see s. 641.315, F.S.);

(3)
Not prohibit a provider from acting within the lawful scope of practice, from advising or advocating on behalf of an enrollee for the enrollee's health status, medical care, or treatment or non-treatment options, including any alternative treatments that might be self-administered;

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(4)	Not prohibit a provider from discussing treatment or non-treatment options with enrollees that may not reflect the Managed Care Plan's position or may not be covered by the Managed Care Plan;

(5)	Not prohibit a provider from advocating on behalf of the enrollee in any grievance system or UM process, or individual authorization process to obtain necessary services;

(6)
Require providers to offer hours of operation that are no less than the hours of operation offered to commercial Managed Care Plan members or comparable Medicaid fee-for-service recipients if the provider serves only Medicaid recipients;

(7)	Specify covered services and populations to be served under the provider contract;

(8)	Require providers to immediately notify the Managed Care Plan of an enrollee's pregnancy, whether identified through medical history, examination, testing, claims or otherwise;

(9)	For nursing facility and hospice, include a bed hold days provision that comports with Medicaid FFS bed hold days policies and procedures;

(10)	Require all direct service providers to complete abuse, neglect and exploitation training;

(11)	Include provisions for the immediate transfer to another provider if the enrollee's health or safety is in jeopardy;

(12)	Require providers of transitioning enrollees to cooperate in all respects with providers of other Managed Care Plans to assure maximum health outcomes for enrollees;

(13)	Provide for continuity of treatment in the event a provider contract terminates during the course of an enrollee's treatment by that provider;

(14)	Prohibit the provider from seeking payment from the enrollee for any covered services provided to the enrollee within the terms of this Contract;

(15)
Require the provider to look solely to the Managed Care Plan for compensation for services rendered, with the exception of nominal cost sharing and patient responsibility, pursuant to the Medicaid State Plan and the Medicaid Provider General and Coverage and Limitations Handbooks

(16)
Specify that any claims payment be accompanied by an itemized accounting of the individual claims included in the payment including, but not limited to, the enrollee's name, the date of service, the procedure code, the service units, the amount of reimbursement and the identification of the Managed Care Plan;

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(17)
Require the provider to cooperate with the Managed Care Plan's peer review, grievance, QI and UM activities, provide for monitoring and oversight, including monitoring of services rendered to enrollees, by the Managed Care Plan (or its subcontractor), and identify the measures that will be used by the Managed Care Plan to monitor the quality and performance of the provider. If the Managed Care Plan has delegated the credentialing to a subcontractor, the agreement must ensure that all providers are credentialed in accordance with the Managed Care Plan's and the Agency's credentialing requirements as found in Section VI. C.2.;

(18)	Require that providers and subcontractors comply with the Managed Care Plan's cultural competency plan;

(19)	Require that any marketing materials related to this Contract that are displayed by the provider be submitted to the Agency for written approval before use;

(20)	Specify that the provider shall comply with the marketing requirements specified in Section III.D.;

(21)	Require an adequate record system be maintained for recording services, charges, dates and all other commonly accepted information elements for services rendered to the Managed Care Plan;

(22)
Require that records be maintained for a period not less than six (6) years from the close of the Contract, and retained further if the records are under review or audit until the review or audit is complete. Prior approval for the disposition of records must be requested and approved by the Managed Care Plan if the provider contract is continuous;

(23)	Specify that DHHS, the Agency, DOEA, MPI and MFCU shall have the right to inspect, evaluate, and audit all of the following related to this Contract:

(a)	Pertinent books;

(b)	Financial records;

(c)	Medical/case records; and

(d)	Documents, papers and records of any provider involving financial transactions;

(24)	Provide for submission of all reports and clinical information required by the Managed Care Plan, including Child Health Check-Up reporting (if applicable);

(25)	Require providers to submit timely, complete and accurate encounter data to the Managed Care Plan in accordance with the requirements of Section VIII. E.;

(26)
Require providers to cooperate fully in any investigation by the Agency, MPI, MFCU or other state or federal entity and in any subsequent legal action that may result from such an investigation involving this Contract;

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(27)	Require compliance with the background screening requirements of this Contract;

(28)	Require safeguarding of information about enrollees according to 42 CFR 438.224;

(29)	Require compliance with HIPAA privacy and security provisions;

(30)	Require providers to submit notice of withdrawal from the network at least ninety (90) days before the effective date of such withdrawal;

(31)
Specify that in addition to any other right to terminate the provider contract, and notwithstanding any other provision of this Contract, the Agency or the Managed Care Plan may request immediate termination of a provider contract if, as determined by the Agency, a provider fails to abide by the terms and conditions of the provider contract, or in the sole discretion of the Agency, the provider fails to come into compliance with the provider contract within fifteen (15) days after receipt of notice from the Managed Care Plan specifying such failure and requesting such provider abide by the terms and conditions thereof;

(32)
Specify that any provider whose participation is terminated pursuant to the provider contract for any reason shall utilize the applicable appeals procedures outlined in the provider contract. No additional or separate right of appeal to the Agency or the Managed Care Plan is created as a result of the Managed Care Plan's act of terminating, or decision to terminate, any provider under this Contract. Notwithstanding the termination of the provider contract with respect to any particular provider, this Contract shall remain in full force and effect with respect to all other providers;

(33)
Require an exculpatory clause, which survives provider contract termination, including breach of provider contract due to insolvency, which assures that neither Medicaid recipients nor the Agency shall be held liable for any debts of the provider;

(34)
Require that the provider secure and maintain during the life of the provider contract workers' compensation insurance (complying with the Florida workers' compensation law) for all of its employees connected with the work under this Contract unless such employees are covered by the protection afforded by the Managed Care Plan;

(35)
Require all providers to notify the Managed Care Plan in the event of a lapse in general liability or medical malpractice insurance, or if assets fall below the amount necessary for licensure under Florida statutes;

(36)
Contain a clause indemnifying, defending and holding the Agency and the Managed Care Plan's enrollees harmless from and against all claims, damages, causes of action, costs or expenses, including court costs and reasonable attorney fees, to the extent proximately caused by any negligent act or other wrongful conduct arising from the provider contract. This clause must survive the termination of the provider contract, including breach due to insolvency. The Agency may waive this requirement for itself, but not Managed Care Plan enrollees, for damages in excess of the statutory cap on damages for public

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entities, if the provider is a state agency or subdivision as defined by s. 768.28, F.S., or a public health entity with statutory immunity. All such waivers shall be approved in writing by the Agency;

(37)	Make provisions for a waiver of those terms of the provider contract that, as they pertain to Medicaid recipients, are in conflict with the specifications of this Contract; and

(38)
Specify that any contracts, agreements or subcontracts entered into by the provider for purposes of carrying out any aspect of this Contract shall include assurances that the individuals who are signing the contract, agreement or subcontract are so authorized and that it includes all the requirements of this Contract.

d.	The Managed Care Plan shall include additional provisions in its provider contracts with respect to the applicable SMMC program as follows:

(1)	MMA Managed Care Plans shall include the additional provisions specified in the MMA Exhibit.

(2)	LTC Managed Care Plans shall include the additional provisions specified in the LTC Exhibit.

(3)
Comprehensive LTC Managed Care Plans shall include additional provisions specified in the MMA Exhibit for MMA only providers, the LTC Exhibit for LTC only providers and the MMA Exhibit for mixed service providers.

e.
No provider contract that the Managed Care Plan enters into with respect to performance under this Contract shall in any way relieve the Managed Care Plan of any responsibility for the provision of services or duties under this Contract. The Managed Care Plan shall assure that all services and tasks related to the provider contract are performed in accordance with the terms of this Contract. The Managed Care Plan shall identify in its provider contract any aspect of service that may be subcontracted by the provider.

f.
The Managed Care Plan shall prohibit discrimination with respect to participation, reimbursement or indemnification of any provider who is acting within the scope of his/her license or certification under applicable state law, solely on the basis of such license or certification. This provision shall not be construed as an any willing provider law, as it does not prohibit the Managed Care Plan from limiting provider participation to the extent necessary to meet the needs of the enrollees. This provision does not interfere with measures established by the Managed Care Plan that are designed to maintain quality and control costs;

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7.    Network Performance Management

a.	The Managed Care Plan shall monitor the quality and performance of each participating provider.

b.	The Managed Care Plan shall include using performance measures specified and collected by the Agency, as well as additional measures agreed upon by the provider and the Managed Care Plan.

c.
The Managed Care Plan is not prohibited from including providers only to the extent necessary to meet the needs of the Managed Care Plan's enrollees or from establishing any measure designed to maintain quality and control costs consistent with the responsibilities of the Managed Care Plan.

d.	The Managed Care Plan shall have policies and procedures for imposing provider sanctions, restrictions, suspensions and/or terminations.

e.	The Managed Care Plan shall develop and implement an appeal procedure for providers against whom the Managed Care Plan has imposed sanctions, restrictions, suspensions and/or terminations.
8.    Provider Termination and Continuity of Care

a.	The Managed Care Plan shall comply with all state and federal laws regarding provider termination.

b.
The Managed Care Plan shall notify enrollees in accordance with the provisions of this Contract and state and federal law regarding provider termination. Additionally, the Managed Care Plan shall provide notice to enrollees as follows:

(1)
Pursuant to s. 409.982(1), F.S., if a LTC Managed Care Plan or Comprehensive LTC Managed Care Plan excludes an aging network provider for failure to meet quality or performance criteria specified in s. 409.967, F.S., the Managed Care Plan must provide written notice to all enrollees who have chosen that provider for care, and the notice must be provided at least thirty (30) days before the effective date of the exclusion.

(2)
For MMA Managed Care Plans and Comprehensive LTC Managed Care Plans, if a PCP ceases participation in the Managed Care Plan's network, the Managed Care Plan shall send written notice to the enrollees who have chosen the provider as their PCP. This notice must be provided at least thirty (30) days before the effective date of the termination notice. The requirement to provide notice prior to the effective dates of termination shall be waived in instances where a provider becomes physically unable to care for enrollees due to illness, death or leaving the Managed Care Plan's region(s) and fails to notify the Managed Care Plan, or when a provider fails credentialing. Under these circumstances, notice shall be issued immediately upon the Managed Care Plan's becoming aware of the circumstances.

(3)	Pursuant to s. 409.975(1)(c), F.S., if a MMA or Comprehensive LTC Managed Care Plan excludes any essential provider from its network for failure to meet

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quality or performance criteria, the Managed Care Plan must provide written notice to all enrollees who have chosen that provider for care. The notice shall be provided at least thirty (30) days before the effective date of the exclusion.

c.
The Managed Care Plan shall notify the provider and enrollees in active care at least sixty (60) days before the effective date of the suspension or termination of a provider from the network. If the termination was for "cause," the Managed Care Plan shall provide to the Agency the reasons for termination.

d.
If an enrollee is receiving prior authorized care from any provider who becomes unavailable to continue to provide services, the Managed Care Plan shall notify the enrollee in writing within ten (10) days from the date the Managed Care Plan becomes aware of such unavailability. These requirements to provide notice prior to the effective dates of termination shall be waived in instances where a provider becomes physically unable to care for enrollees due to illness, death or leaving the Managed Care Plan's region(s) and fails to notify the Managed Care Plan, or when a provider fails credentialing. Under these circumstances, notice shall be issued immediately upon the Managed Care Plan's becoming aware of the circumstances.

e.
In a case in which a patient's health is subject to imminent danger or a provider's ability to practice medicine or otherwise provide services is effectively impaired by an action by the Board of Medicine or other governmental agency, notice to the provider, the enrollee and the Agency shall be immediate. The Managed Care Plan shall work cooperatively with the Agency to develop and implement a plan for transitioning enrollees to another provider.

f.
The Managed Care Plan shall allow enrollees to continue receiving medically necessary services from a not-for-cause terminated provider and shall process provider claims for services rendered to such recipients until the enrollee selects another provider as specified below:

(1)	For MMA and LTC services, continuation shall be provided for a minimum of sixty (60) days after the termination of the provider's contract for the provision of services;

(2)	For MMA services, continuation shall not exceed six (6) months after the termination of the provider's contract for the provision of MMA services; and

(3)
For any pregnant enrollees who have initiated a course of prenatal care, regardless of the trimester in which care was initiated, continuation shall be provided until the completion of postpartum care.

g.	Notwithstanding the provisions in this section, a terminated provider may refuse to continue to provide care to an enrollee who is abusive or noncompliant.

h.	For continued care under this section, the Managed Care Plan and the terminated provider shall continue to abide by the same terms and conditions as existed in the terminated contract.

i.	The requirements set forth in this section, shall not apply to providers who have been terminated from the Managed Care Plan for cause.

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j.
The Managed Care Plan shall report provider terminations, including documentation of enrollee notification, and additions as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide.

D.    Provider Services
1.    General Provisions

a.	The Managed Care Plan shall establish and maintain a formal provider relations function to respond timely and adequately to inquiries, questions and concerns from participating providers.

b.	The Managed Care Plan shall provide sufficient information to all providers in order to operate in full compliance with this Contract and all applicable federal and state laws and regulations.

c.	The Managed Care Plan shall monitor provider compliance with Contract requirements and take corrective action when needed to ensure compliance.
2.    Provider Handbook and Bulletin Requirements

a.	The Managed Care Plan shall issue a provider handbook to all providers at the time the provider credentialing is complete.

b.
The Managed Care Plan may choose not to distribute the provider handbook via surface mail, provided it submits a written notification to all providers that explains how to obtain the handbook from the Managed Care Plan's website. This notification shall also detail how the provider can request a hard copy from the Managed Care Plan at no charge.

c.
The Managed Care Plan shall keep all provider handbooks and bulletins up to date and in compliance with state and federal laws. The provider handbook shall serve as a source of information regarding Managed Care Plan covered services, policies and procedures, statutes, regulations, telephone access and special requirements to ensure all Contract requirements are met.

d.	The Managed Care Plan's provider handbook must, at a minimum, include the following information:

(1)	Description of the Medicaid program and the SMMC program;

(2)	Listing of covered services;

(3)	Emergency service responsibilities;

(4)	Provider or subcontractor responsibilities;

(5)	Requirements regarding background screening;

(6)	Agency medical necessity standards and practice protocols, including guidelines pertaining to the treatment of chronic and complex conditions;

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(7)	Prior authorization and referral procedures, including required forms;

(8)	Information on the Managed Care Plan's quality enhancement programs;

(9)	Medical/case records standards;

(10)	Claims submission protocols and standards, including instructions and all information required for a clean or complete claim;

(11)	Protocols for submitting encounter data;

(12)
Information notifying providers that the Managed Care Plan is authorized to take whatever steps are necessary to ensure that the provider is recognized by the Agency and its agent(s) as a participating provider of the Managed Care Plan and that the provider's submission of encounter data is accepted by the Agency;

(13)	Requirements regarding marketing activities and marketing prohibitions;

(14)
Policies and procedures that cover the provider complaint system. This information shall include, but not be limited to, specific instructions regarding how to contact the Managed Care Plan to file a provider complaint, including complaints about claims issues, and which individual(s) has authority to review a provider complaint;

(15)	A summary of the Managed Care Plan's cultural competency plan and how to get a full copy at no cost to the provider;

(16)	Information on identifying and reporting abuse, neglect and exploitation of enrollees;

(17)	Enrollee rights and responsibilities (see 42 CFR 438.100); and

(18)
Required procedural steps in the enrollee grievance process, including the address, telephone number and office hours of the grievance staff; the enrollee's right to request continuation of benefits while utilizing the grievance system; and information about the Subscriber Assistance Program. The Managed Care Plan shall specify telephone numbers to call to present a complaint, grievance or appeal. Each telephone number shall be toll-free within the caller's geographic area and provide reasonable access to the Managed Care Plan without undue delays.

e.	The Managed Care Plan shall include information in provider handbooks with respect to the applicable SMMC program as follows:

(1)	MMA Managed Care Plans shall provide the additional information specified in the MMA Exhibit.

(2)	LTC Managed Care Plans shall provide the additional information specified in the LTC Exhibit.

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(3)
Comprehensive LTC Managed Care Plans shall issue one (1) provider handbook to all network providers and shall provide additional information as specified in the both the MMA Exhibit and the LTC Exhibit.

f.	The Managed Care Plan shall disseminate bulletins as needed to incorporate any needed changes to the provider handbook.
3.    Provider Education and Training

a.	The Managed Care Plan shall offer training to all providers and their staff regarding the requirements of this Contract and special needs of enrollees.

b.
The Managed Care Plan shall conduct initial training within thirty (30) days of placing a newly contracted provider, or provider group, on active status. The Managed Care Plan also shall conduct ongoing training, as deemed necessary by the Managed Care Plan or the Agency, in order to ensure compliance with program standards and this Contract.

c.	The Managed Care Plan shall provide training and education to providers regarding the Managed Care Plan's enrollment and credentialing requirements and processes.

d.
For a period of at least twelve (12) months following the implementation of this Contract, the Managed Care Plan shall conduct monthly education and training for providers regarding claims submission and payment processes, which shall include, but not be limited to, an explanation of common claims submission errors and how to avoid those errors. Such period may be extended as determined necessary by the Agency.

e.
The Managed Care Plan shall ensure all participating and direct service providers required to report abuse, neglect, or exploitation of vulnerable adults under s. 415.1034, F.S., obtain training on these subjects. If the Managed Care Plan provides such training to its participating and direct service providers, training materials must, at minimum, include the Agency's specified standards.

4.    Toll-Free Provider Help Line

a.	The Managed Care Plan shall operate a toll-free telephone help line to respond to provider questions, comments and inquiries.

b.
The Managed Care Plan shall develop provider help line policies and procedures that address staffing, personnel, hours of operation, access and response standards, monitoring of calls via recording or other means and compliance with Managed Care Plan standards.

c.	The help line must be staffed twenty-four hours a day, seven days a week (24/7) to respond to prior authorization requests.

d.
This help line shall have staff to respond to provider questions in all other areas, including but not limited to the provider complaint system and provider responsibilities, between the hours of 8 a.m. and 7 p.m. in the provider's time zone, Monday through Friday, excluding state holidays.

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e.
The Managed Care Plan shall ensure that after regular business hours the provider services line (not the prior authorization line) is answered by an automated system with the capability to provide callers with information about operating hours and instructions about how to verify enrollment for an enrollee with an emergency or urgent medical condition. This requirement shall not be construed to mean that the provider must obtain verification before providing emergency services and care.

f.	The Managed Care Plan's call center systems shall have the capability to track call management metrics identified in Section IV, Enrollee Services and Grievance Procedures.
5.    Provider Complaint System

a.
The Managed Care Plan shall establish and maintain a provider complaint system that permits a provider to dispute the Managed Care Plan's policies, procedures, or any aspect of a Managed Care Plan's administrative functions, including proposed actions, claims, billing disputes, and service authorizations. The Managed Care Plan's process for provider complaints concerning claims issues shall be in accordance with s. 641.3155, F.S. Disputes between the Managed Care Plan and a provider may be resolved as described in s. 408.7057.

b.	The Managed Care Plan shall include its provider complaint system policies and procedures in its provider handbook as described above.

c.
The Managed Care Plan shall also distribute the provider complaint system policies and procedures, including claims issues, to non-participating providers upon request. The Managed Care Plan may distribute a summary of these policies and procedures, if the summary includes information about how the provider may access the full policies and procedures on the Managed Care Plan's website. This summary shall also detail how the provider can request a hard copy from the Managed Care Plan at no charge.

d.	As a part of the provider complaint system, the Managed Care Plan shall:

(1)	Have dedicated staff for providers to contact via telephone, electronic mail, regular mail, or in person, to ask questions, file a provider complaint and resolve problems;

(2)	Identify a staff person specifically designated to receive and process provider complaints;

(3)	Allow providers forty-five (45) days to file a written complaint for issues that are not about claims;

(4)	Within three (3) business days of receipt of a complaint, notify the provider (verbally or in writing) that the complaint has been received and the expected date of resolution;

(5)
Thoroughly investigate each provider complaint using applicable statutory, regulatory, contractual and provider contract provisions, collecting all pertinent facts from all parties and applying the Managed Care Plan's written policies and procedures;

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(6)	Document why a complaint is unresolved after fifteen (15) days of receipt and provide written notice of the status to the provider every fifteen (15) days thereafter;

(7)
Resolve all complaints within ninety (90) days of receipt and provide written notice of the disposition and the basis of the resolution to the provider within three (3) business days of resolution; and

(8)	Ensure that Managed Care Plan executives with the authority to require corrective action are involved in the provider complaint process.

e.	The Managed Care Plan shall report provider complaints as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide.
E.    Medical/Case Records Requirements
1.    General Provisions

a.
The Managed Care Plan shall ensure maintenance of medical/case records for each enrollee in accordance with this section and with 42 CFR 431 and 42 CFR 456. Medical/case records shall include the quality, quantity, appropriateness and timeliness of services performed under this Contract.

b.	The Managed Care Plan shall comply with additional documentation requirements with respect to the applicable SMMC program as follows:

(1)	MMA Managed Care Plans shall comply with the additional requirements specified in the MMA Exhibit.

(2)	LTC Managed Care Plans shall comply with the additional requirements specified in the LTC Exhibit.

(3)	Comprehensive LTC Managed Care Plans shall comply with the additional requirement as specified in the both the MMA Exhibit and the LTC Exhibit.
2.    Confidentiality of Medical/Case Records

a.	The Managed Care Plan shall have a policy to ensure compliance with the privacy and security provisions of the Health Insurance Portability and Accountability Act (HIPAA).

b.	The Managed Care Plan shall have a policy to ensure the confidentiality of medical/case records in accordance with 42 CFR, Part 431, Subpart F.

c.
The enrollee or authorized representative shall sign and date a release form before any clinical/case records can be released to another party. Clinical/case record release shall occur consistent with state and federal law.

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3.    Standards for Medical/Case Records

a.	The Managed Care Plan shall follow the medical/case record standards set forth below for each enrollee's medical/case records, as appropriate:

(1)	Include the enrollee's identifying information, including name, enrollee identification number, date of birth, sex and legal guardianship (if any);

(2)	Include a summary of significant surgical procedures, past and current diagnoses or problems, allergies, untoward reactions to drugs and current medications;

(3)
Include all services provided. Such services must include, but not necessarily be limited to, family planning services, preventive services and services for the treatment of sexually transmitted diseases;

(4)	Document referral services in enrollees' medical/case records;

(5)	Each record shall be legible and maintained in detail;

(6)	All records shall contain an immunization history;

(7)	All records shall contain information relating to the enrollee's use of tobacco, alcohol, and drugs/substances;

(8)	All records shall contain summaries of all emergency services and care and hospital discharges with appropriate, medically indicated follow up;

(9)	All records shall reflect the primary language spoken by the enrollee and any translation needs of the enrollee;

(10)	All records shall identify enrollees needing communication assistance in the delivery of health care services;

(11)	All entries shall be dated and signed by the appropriate party;

(12)	All entries shall indicate the chief complaint or purpose of the visit, the objective, diagnoses, medical findings or impression of the provider;

(13)	All entries shall indicate studies ordered (e.g., laboratory, x-ray, EKG) and referral reports;

(14)	All entries shall indicate therapies administered and prescribed;

(15)	All entries shall include the name and profession of the provider rendering services (e.g., MD, DO, OD), including the signature or initials of the provider;

(16)	All entries shall include the disposition, recommendations, instructions to the enrollee, evidence of whether there was follow-up and outcome of services;

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(17)	Include copies of any consent or attestation form used or the court order for prescribed psychotherapeutic medication for a child under the age of thirteen (13);

(18)	Include copies of PASRR screening and evaluations completed in accordance with Rule 59G-1.040, F.A.C for enrollees admitted to or residing in a nursing facility under any provision of this contract,

b.
The Managed Care Plan shall maintain written policies and procedures for enrollee advance directives which address how the Managed Care Plan will access copies of any advance directives executed by the enrollee. All medical/case records shall contain documentation that the enrollee was provided with written information concerning the enrollee's rights regarding advance directives (written instructions for living will or power of attorney) and whether or not the enrollee has executed an advance directive. Neither the Managed Care Plan, nor any of its providers shall, as a condition of treatment, require the enrollee to execute or waive an advance directive.

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Section VII. Quality and Utilization Management

Section VII. Quality and Utilization Management
A.    Quality Improvement
1.    General Provisions

a.
The Managed Care Plan shall have an ongoing quality improvement program (QI program) that objectively and systematically monitors and evaluates the quality and appropriateness of care and services rendered, thereby promoting quality of care and quality patient outcomes in service performance to its enrollees. (See 42 CFR 438.204 and 438.240.)

b.
The Managed Care Plan shall cooperate with the Agency and the external quality review organization (EQRO). The Agency will set methodology and standards for quality improvement (QI) with advice from the EQRO.

c.	The Managed Care Plan shall have a cooperative agreement with the Florida Medical School Quality Network when the network becomes operational, in accordance with s. 409.975(2), F.S.

d.
The Managed Care Plan shall monitor, evaluate and improve the quality and appropriateness of care and service delivery (or the failure to provide care or deliver services) to enrollees through peer review, performance improvement projects (PIP), medical/case record audits, performance measures, surveys and related activities.

e.
The Managed Care Plan shall identify and track critical incidents and shall review and analyze critical incidents to identify and address/eliminate potential and actual quality of care and/or health and safety issues.

2.    Performance Incentives
The Agency may offer incentives to high-performing Managed Care Plans. The Agency will notify the Managed Care Plan annually on or before December 31 of the incentives that will be offered for the following calendar year. Incentives may be awarded to all high-performing Managed Care Plans or may be offered on a competitive basis. Incentives may include, but are not limited to, quality designations, quality awards, and enhanced auto-assignments. The Agency, at its discretion, may disqualify a Managed Care Plan for any reason the Agency deems appropriate including, but not limited to, Managed Care Plans that received a monetary sanction for performance measures or any other sanctionable offense. In accordance with s. 409.967(3)(g), F.S., as part of the achieved savings rebate process, a Managed Care Plan that exceeds Agency-defined quality measures as specified in Section IX, Method of Payment in the reporting period may retain an additional one percent (1%) of revenue.
3.    Accreditation
Pursuant to s. 409.967(2)(e)3., F.S., the Managed Care Plan must be accredited by a nationally recognized accrediting body, or have initiated the accreditation process within one (1) year after this Contract was executed. If the Managed Care Plan is not accredited within eighteen (18) months after executing this Contract the Agency may terminate the

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Contract for failure to comply with the Contract. The Agency shall suspend all assignments until the Managed Care Plan is accredited by a nationally recognized body.
For managed Behavioral Health Organization subcontracts:

a.
If the Managed Care Plan subcontracts with a managed behavioral health organization (MBHO) for the provision of behavioral health services, the MBHO must be accredited in the same manner as specified in s. 641.512, F.S., and Rule 59A- 12.0072, F.A.C., as follows:

(1)
If the MBHO has been in operation for less than two (2) years, it must apply for accreditation from a recognized national accreditation organization within one (1) year of start-up and achieve full accreditation within two (2) years of beginning operations.

(2)	If the MBHO has been in operation for at least two (2) years, it must be fully accredited by at least one of the recognized national accreditation organizations.

b.	All MBHOs must undergo reaccreditation not less than once every three (3) years.
4.    Oversight of Quality Improvement

a.
The Managed Care Plan's governing body shall oversee and evaluate the QI program. The role of the Managed Care Plan's governing body shall include providing strategic direction to the QI program, as well as ensuring the quality improvement plan (QI plan) is incorporated into operations throughout the Managed Care Plan.

b.
The Managed Care Plan shall have a QI program committee. The Managed Care Plan's medical director shall either chair or co-chair the committee. Other committee representatives shall be selected to meet the needs of the Managed Care Plan but must include: 1) the quality director; 2) the grievance coordinator; 3) the care coordination/case management manager; 4) the utilization review manager; 5) the credentialing manager; 6) the risk manager/infection control nurse; 7) an enrollee advocate representative (the Managed Care Plan is encouraged to include multiple advocate representatives on the QI program committee); and 8) provider representation (either through providers serving on the committee or through a provider liaison position, such as a representative from the network management department). Individual staff members may serve in multiple roles on the committee if they also serve in multiple positions within the Managed Care Plan.

c.
Comprehensive LTC Managed Care Plans and LTC Managed Care Plans shall appoint a Geriatrician to the QI program committee. The Geriatrician shall be a qualified geriatrician, with a current active unencumbered Florida license under Chapter 458 or 459, F.S., and further certified in Geriatric Medicine. The Geriatrician shall be responsible for establishing and monitoring the implementation and administration of geriatric management protocols to support long-term care requiring geriatric practice.

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d.
The committee must meet no less than quarterly. Its responsibilities shall include the development and implementation of a written QI plan, which incorporates the strategic direction provided by the governing body.

e.
The Managed Care Plan shall maintain minutes of all QI committee and sub-committee meetings and make the minutes available for Agency review on request. The minutes shall demonstrate resolution of items or be brought forward to the next meeting.

5.    Quality Improvement Plan

a.
The Managed Care Plan shall develop and maintain a written quality improvement plan (QI plan) and submit its QI plan to the Agency within thirty (30) days from execution of the initial Contract. The Managed Care Plan shall make the QI Plan available to the Agency as requested.

b.
The written QI plan must clearly describe the mechanism within the Managed Care Plan for strategic direction from the governing body to be provided to the QI program and for the QI program committee to communicate with the governing body.

c.
The QI plan must describe the QI program and committee structure and the committee's role in monitoring and evaluation of quality and appropriateness of care provided to enrollees including, but not limited to, review of quality of care and service concerns, grievances, enrollee rights, adverse events, patient safety and utilization review processes, including:

(1)	The process for selecting and directing task forces, committees or other Managed Care Plan activities to review areas of concern in the provision of health care services to enrollees;

(2)	The role of its providers in giving input to the QI program, whether that is by membership on the committee, its sub-committees or other means;

(3)
A description of the Managed Care Plan positions assigned to the QI program, including a description of why each position was chosen to serve on the committee and the roles each position is expected to fulfill. The resumes of QI program committee members shall be made available upon the Agency's request;

(4)
Specific training about quality that will be provided by the Managed Care Plan to staff serving in the QI program. At a minimum, the training shall include protocols developed by CMS regarding quality. CMS protocols may be obtained from:

http://www.medicaid.gov/medicaid-chip-program-information/by-topics/qualityof-care/quality-of-care-external-quality-review.html

(5)
A standard for how the Managed Care Plan shall assure that QI program activities take place throughout the Managed Care Plan and document results of QI program activities for reviewers. Protocols for assigning tasks to individual staff persons and selection of time standards for completion shall be included.

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d.
The QI plan must describe Managed Care Plan's guiding philosophy for quality management. The Managed Care Plan should identify any nationally recognized, standardized approach that is used (e.g., PDCA, Rapid Cycle Improvement, FOCUS-PDCA, Six Sigma). Selection of performance indicators and sources for benchmarking also shall be included in addressing the following specific components of the QI plan:

(1)	Methods for assessment of the quality and appropriateness of care provided to enrollees with timely resolution of problems and new or continued improvement activities including, but not limited to:

(a)	Service availability and accessibility;

(b)	Quality of services;

(c)	Network quality;

(d)	Care planning and implementation;

(e)	Coordination and continuity of care; and

(f)	Member safety;

(2)	The process to direct and analyze periodic review of enrollee service utilization patterns (including detection of under and over utilization of services);

(3)	Monitoring and evaluation of non-clinical aspects of service with timely resolution of problems and improvement in processes;

(4)	Monitoring and evaluation of network quality including, but not limited to:

(a)	Credentialing and recredentialing processes;

(b)	Performance improvement projects;

(c)	Performance measurement;

(d)	Problem resolution and improvement approach and strategy;

(e)	Annual program evaluation; and

(f)	Metrics for monitoring the quality and performance of participating providers related to their continued participation in the network.

e.	The QI plan must also describe:

(1)	The process for selecting evaluation and study design procedures;

(2)	A standard describing the process the QI program will use to review and suggest new and/or improved QI activities;

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(3)	Description of the health management information systems that will be used to support the QI program;

(4)
The process to report findings to appropriate executive authority, staff and departments within the Managed Care Plan as well as relevant stakeholders, such as participating providers. The QI plan also shall include how this communication will be documented for Agency review; and

(5)	The process for annual QI program evaluation.
6.    EQRO Coordination Requirements

a.	The Managed Care Plan shall provide all information requested by the EQRO, including, but not limited to, quality outcomes concerning timeliness of, and enrollee access to, covered services.

b.	The Managed Care Plan shall cooperate with the EQRO during the external quality review activities, which may include independent medical/case record review.

c.
If the EQRO indicates the Managed Care Plan's performance is not acceptable, the Agency may require the Managed Care Plan to submit a CAP and may restrict the Managed Care Plan's enrollment activities.

B.    Performance Measures (PMs)
1.    Required Performance Measures (PMs)

a.
The Managed Care Plan shall collect statewide data on enrollee PMs, as defined by the Agency and as specified in the SMMC Performance Measure Table below, the Managed Care Plan Report Guide and Performance Measures Specifications Manual.

SMMC Performance Measures Table
1	Call Abandonment (CAB)
2	Call Answer Timeliness (CAT)
b.The Managed Care Plan shall collect and report with additional PMs with respect to the applicable SMMC program as follows:

(1)	MMA Managed Care Plans shall collect and report results of additional PMs to the Agency as specified in the MMA Exhibit.

(2)	LTC Managed Care Plans shall collect and report results of additional PMs to the Agency as specified in the LTC Exhibit.

(3)	Comprehensive LTC Managed Care Plans shall collect and report results of additional PMs to the Agency as specified in both the MMA Exhibit and the LTC Exhibit.

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c.
The Managed Care Plan shall report results of PMs to the Agency as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide and Performance Measures Specifications Manual.

d.	The Agency may add or remove PM requirements with sixty (60) days' advance notice.
2.    Annual Report of Performance

a.
By July 1 of each Contract year, the Managed Care Plan shall deliver to the Agency a report on performance measure data and a certification by a National Committee for Quality Assurance (NCQA) certified HEDIS auditor that the performance measure data reported for the previous calendar year are fairly and accurately presented. The report shall be certified by the HEDIS auditor, and the auditor must certify the actual file submitted to the Agency. Extensions to the due date may be granted by the Agency for up to thirty (30) days and require a written request signed by the Managed Care Plan CEO or designee. The request must be received by the Agency before the report due date and the delay must be due to unforeseen and unforeseeable factors beyond the Managed Care Plan's control. Extensions will not be granted on oral requests.

b.
A report, certification or other information required for PM reporting is incomplete when it does not contain all data required by the Agency or when it contains inaccurate data. A report that is incomplete or contains inaccurate data shall be considered deficient and each instance shall be subject to administrative penalties pursuant to Section XI, Sanctions. A report or certification is "false" if done or made with the knowledge, of the preparer or a superior of the preparer, that it contains data or information that is not true or not accurate. A report that contains an "NR" due to bias for any or all measures by the HEDIS auditor, or is "false," shall be considered deficient and will be subject to administrative penalties pursuant to Section XI Sanctions. The Agency may refer cases of inaccurate or "false" reports to its Bureau of Medicaid Program Integrity.

3.    Publication of Performance Measures
Pursuant to s. 409.967(2)(e)2., F.S., the Managed Care Plan shall publish its results for HEDIS measures on the Managed Care Plan's website in a manner that allows recipients to reliably compare the performance of Managed Care Plans. The Managed Care Plans may meet this requirement by including information about the comparison of performance measures conducted by the Agency and providing a link to the Agency's applicable website page.
4.    Performance Targets and Penalties

a.
The Managed Care Plan shall meet Agency-specified performance targets for all PMs. For HEDIS and Agency-defined measures, the Agency will establish performance targets prior to execution of the Contract. The Agency may change these targets and/or change the timelines associated with meeting the targets. The Agency shall make these changes with sixty (60) days' advance notice to the Managed Care Plan.

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b.
If the Agency determines that the Managed Care Plan performance relative to the performance targets is not acceptable, the Agency may require the Managed Care Plan to submit a performance measure action plan (PMAP) within thirty (30) days after the notice of the determination in the format prescribed by the Agency. If the Managed Care Plan fails to provide a PMAP within the time and format specified by the Agency or fails to adhere to its own PMAP, the Agency may sanction the Managed Care Plan in accordance with the provisions of Section XI, Sanctions, and require the Managed Care Plan to submit reports to the Agency on the progress of all PMAPs.

c.
If the Agency-defined or HEDIS PMs indicate that the Managed Care Plan's performance is not acceptable, the Agency may sanction the Managed Care Plan in accordance with the provisions of Section XI, Sanctions. When considering whether to impose specific sanctions, such as applying civil monetary penalties or limiting enrollment activities or automatic assignments, the Agency may consider the Managed Care Plan's cumulative performance on all quality and performance measures.

d.
If the Managed Care Plan's performance on Agency-defined and HEDIS performance measures is not acceptable and the Managed Care Plan's performance measure report is incomplete or contains inaccurate data, the Agency may sanction the Managed Plan in accordance with the provisions of Section XI, Sanctions. Acceptable performance under this section will be determined using the initial performance measure submission, due July 1, with its corresponding attestation of accuracy and completeness. In the event that the Managed Plan later determines the submission contained errors, the Agency may consider using the updated data for public reporting purposes. In that instance, the earliest submission will apply. Likewise, eligibility for incentives and/or pay-for-performance initiatives will be determined based on the initial submission unless subsequent submissions indicate that the July 1 submission had inflated performance ratings.

C.	Performance Improvement Projects (PIPs)
1.    General Provisions

a.
Annually, by January 1 of each Contract year, the Agency shall determine and notify the Managed Care Plan if there are changes in the number and types of PIPs the Managed Care Plan shall perform for the coming Contract year.

(1)	MMA Managed Care Plans shall perform the Agency-approved statewide performance improvement projects as specified in the MMA Exhibit;

(2)	LTC Managed Care Plans shall perform the Agency-approved statewide performance improvement projects as specified in the LTC Exhibit; and

(3)	Comprehensive LTC Managed Care Plans shall perform the Agency-approved statewide performance improvement projects as specified in both the MMA Exhibit and the LTC Exhibit.

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b.
All PIPs shall achieve, through ongoing measurements and intervention, significant improvement to the quality of care and service delivery, sustained over time, in areas that are expected to have a favorable effect on health outcomes and enrollee satisfaction. Improvement must be measured through comparison of a baseline measurement and an initial re-measurement following application of an intervention. Change must be statistically significant at the ninety-five percent (95%) confidence level and must be sustained for a period of two (2) additional re-measurements. Measurement periods and methodologies shall be submitted to the Agency for approval before initiation of the PIP. PIPs that have successfully achieved sustained improvement, as approved by the Agency, shall be considered complete and shall not meet the requirement for one (1) of the number of PIPs required by the Agency, although the Managed Care Plan may wish to continue to monitor the performance indicator as part of its overall QI program. In this event, the Managed Care Plan shall select a new PIP and submit it to the Agency for approval.

c.	Each PIP shall include a sample size sufficient to produce a statistically significant result.

d.	The Managed Care Plan's PIP methodology must comply with the most recent protocol set forth by CMS, Conducting Performance Improvement Projects, available from the websites listed above.

e.
Populations selected for study under the PIP shall be specific to this Contract and shall not include Medicaid recipients from other states, or enrollees from other lines of business. If the Managed Care Plan contracts with a separate entity for management of particular services, PIPs conducted by the separate entity shall not include enrollees for other Managed Care Plans served by that entity.

2.    PIP Proposals

a.	On or before August 1, 2014,the Managed Care Plan shall submit to the Agency in writing, a proposal for each planned PIP.

b.
Each initial PIP proposal shall be submitted using the most recent version of the EQRO PIP validation form. Instructions for using the form to submit PIP proposals and updates may be obtained from the Agency.

c.	Activities 1 through 6 of the EQRO PIP validation form must be addressed in the PIP proposal.

d.	In the event the Managed Care Plan elects to modify a portion of the PIP proposal after initial Agency approval, a written request to do so must be submitted to the Agency.

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3.    Annual PIP Submission

a.	The Managed Care Plan shall submit ongoing PIPs annually by August 1 to the Agency for review and approval.

b.
The Managed Care Plan shall update the EQRO PIP validation form in its annual submission to reflect the Managed Care Plan's progress. The Managed Care Plan is not required to transfer ongoing PIPs to a new, updated EQRO form.

c.
The Managed Care Plan shall submit the Agency-approved EQRO PIP validation form to the EQRO upon its request for validation. The Managed Care Plan shall not make changes to the Agency-approved PIP being submitted to the EQRO unless expressly permitted and approved by the Agency in writing.

4.    EQRO Validation
The Managed Care Plan's PIPs shall be subject to review and validation by the EQRO. The Managed Care Plan shall comply with any recommendations for improvement requested by the EQRO, subject to approval by the Agency.

D.	Satisfaction and Experience Surveys
1.    Enrollee Satisfaction Survey

a.	The Managed Care Plan shall contract with a qualified, Agency-approved, NCQA-certified vendor to conduct annual enrollee satisfaction surveys required under this Contract.

b.
The Agency will specify the survey requirements including survey specifications, applicable supplemental item sets and Agency-defined survey items. Annually, by January 1 of each Contract year, the Agency shall determine and notify the Managed Care Plan if there are changes in survey requirements.

c.
The Managed Care Plan shall submit to the Agency in writing, by the date specified by the Agency of each Contract year, a proposal for survey administration and reporting that includes identification of survey administrator and evidence of NCQA certification as a CAHPS survey vendor; sampling methodology; administration protocol; analysis plan; and reporting description.

d.	The Managed Care Plan shall provide the survey results to the Agency, in accordance with the survey results reporting templates and instructions from the Agency, along with an action plan as follows:

(1)	MMA Managed Care Plans shall conduct enrollee satisfaction surveys as specified in the MMA Exhibit;

(2)	LTC Managed Care Plans shall conduct enrollee satisfaction surveys as specified in the LTC Exhibit; and

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(3)	Comprehensive LTC Managed Care Plans shall conduct enrollee satisfaction surveys as specified in both the MMA Exhibit and the LTC Exhibit.
2.    Provider Satisfaction Survey

a.
The Managed Care Plan shall conduct an annual Provider Satisfaction survey. The Managed Care Plan shall submit a provider satisfaction survey plan (including tool and methodology) to the Agency for written approval within ninety (90) days after initial Contract execution and annually thereafter.

b.	The Managed Care Plan shall conduct the survey, and compile and analyze its survey results for submission annually by July 1.

c.	The survey tool should utilize a four-point Likert scale and shall include the following domains:

(1)	Provider relations and communication;

(2)	Clinical management processes;

(3)	Authorization processes including denials and appeals;

(4)	Timeliness of claims payment and assistance with claims processing;

(5)	Complaint resolution process; and

(6)	Care coordination/ case management support.

d.	The Managed Care Plan shall provide the survey results to the Agency with an action plan to address the results of the Provider Satisfaction survey by July 1 of each Contract year.
E.    Provider-Specific Performance Monitoring
1.    General Provision
The Managed Care Plan shall monitor the quality and performance of each participating provider. At the beginning of the Contract period, the Managed Care Plan shall notify all its participating providers of the metrics used by the Managed Care Plan for evaluating the provider's performance and determining continued participation in the network (see s. 409.975(3), F.S.).
2.    Peer Review

a.	The Managed Care Plan shall have a peer review process that results in:

(1)	Review of a provider's practice methods and patterns, morbidity/mortality rates, and all grievances filed against the provider relating to medical treatment;

(2)	Evaluation of the appropriateness of care rendered by providers;

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(3)	Implementation of corrective action(s) when the Managed Care Plan deems it necessary to do so;

(4)	Development of policy recommendations to maintain or enhance the quality of care provided to enrollees;

(5)
Reviews that include the appropriateness of diagnosis and subsequent treatment, maintenance of a provider's medical/case records, adherence to standards generally accepted by a provider's peers and the process and outcome of a provider's care;

(6)
Appointment of a peer review committee, as a sub-committee to the QI program committee, to review provider performance when appropriate. The medical director or a designee shall chair the peer review committee. Its membership shall be drawn from the provider network and include peers of the provider being reviewed;

(7)	Receipt and review of all written and oral allegations of inappropriate or aberrant service by a provider; and

(8)
Education of enrollees and Managed Care Plan staff about the peer review process, so that enrollees and the Managed Care Plan staff can notify the peer review authority of situations or problems relating to providers.

3.    Medical/Case Record Review

a.
The Managed Care Plan shall establish and implement a mechanism to ensure provider records meet established medical/case record standards. If the Managed Care Plan is not yet fully accredited by a nationally recognized accrediting body, the Managed Care Plan shall establish processes for medical/case record review that meet or exceed nationally recognized accrediting body medical/case record review standards. The Managed Care Plan shall conduct medical/case record reviews to ensure that enrollees are provided high quality health care that is documented according to established standards below and in Section VI.E, Medical/Case Record Requirements.

b.	By June 1 of each Contract year, the Managed Care Plan shall submit a written strategy for conducting medical/case record reviews for Agency approval. The strategy shall include, at a minimum;

(1)	Designated staff to perform this duty;

(2)	Process for establishing inter-rater reliability;

(3)	Sampling methodology for case selection;

(4)	The anticipated number of reviews by practice site (non-facility service providers such as home health agencies with multiple offices locations serving the region);

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(5)	Record confidentiality and security;

(6)	The tool that the Managed Care Plan will use to review each site;

(7)	Analysis and reporting, and

(8)	How the Managed Care Plan shall link the information compiled during the review to other Managed Care Plan functions (e.g., QI, recredentialing, peer review).

c.
The Managed Care Plan shall conduct these reviews at all provider and facility provider sites (provider sites refers to service providers such as home health agencies with multiple office locations serving a region and facility provider sites refers to assisted living facilities, adult family care homes and adult foster care facilities sites) that meet the criteria in this subsection.

d.	The Managed Care Plan shall conduct medical/case record reviews of all provider sites with a pattern of complaints or poor quality outcomes.

e.	The standards, which must include all medical/case record documentation requirements addressed in this Contract, must be distributed to all providers.

f.	The Managed Care Plan shall incorporate additional requirements into the conduct these medical/case record reviews as follows:

(1)	MMA Managed Care Plans shall conduct reviews in accordance with standards specified in the MMA Exhibit;

(2)	LTC Managed Care Plans shall conduct reviews in accordance with standards specified in the LTC Exhibit; or

(3)
Comprehensive LTC Managed Care Plans shall conduct reviews in accordance with standards specified in the MMA Exhibit for enrollees with MMA benefits only and in the LTC Exhibit for enrollees with LTC benefits.

F.    Other Quality Management Requirements
1.    Critical Incidents

a.
The Managed Care Plan shall develop and implement a critical and adverse incident reporting and management system for critical events that negatively impact the health, safety, or welfare of enrollees. Adverse incidents may include events involving abuse, neglect, exploitation, major illness or injury, involvement with law enforcement, elopement/missing, or major medication incidents.

b.
The Managed Care Plan shall require participating and direct service providers to report adverse incidents to the Managed Care Plan within twenty-four (24) hours of the incident. The Managed Care Plan must ensure that all participating and direct service providers are required to report adverse incidents to the Agency immediately but not more than twenty-four (24) hours of the incident. Reporting will include information including the enrollee's identity, description of the incident and outcomes including current status of the enrollee. The Managed Care Plan shall not require nursing facilities or assisted

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living facilities to report adverse incidents or provider incident reports to the Managed Care Plan.

c.
The Managed Care Plan shall report suspected abuse, neglect and exploitation of enrollees immediately, in accordance with s.39.201 and Chapter 415, F.S. The Managed Care Plan shall report suspected cases of abuse, neglect and/or exploitation to the appropriate protective services unit/hotline

d.
Documentation related to the suspected abuse, neglect or exploitation, including the reporting of such, must be kept in a file, separate from the enrollee's case file, that is designated as confidential. Such file shall be made available to the Agency upon request.

e.	The Managed Care Plan shall implement and maintain a risk-management program.

f.
The Managed Care Plan shall provide appropriate training and take corrective action as needed to ensure its staff, participating providers, and direct service providers comply with critical incident requirements.

g.	Enrollee quality of care issues must be reported to and a resolution coordinated with the Managed Care Plan's Quality Management Department.

h.
The Managed Care Plan shall report to the Agency, as specified in Section XIV, Reporting Requirements, and in the Managed Care Plan Report Guide, and in the manner and format determined by the Agency, any death and any adverse incident that could impact the health or safety of an enrollee (e.g., physical or sexual abuse) within twenty-four (24) hours of detection or notification.

i.
The Managed Care Plan shall report a summary of critical incidents in a report to the Agency as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide, and in the manner and format determined by the Agency.

j.
The Managed Care Plan, shall report to the Agency all serious enrollee injuries occurring through health services within fifteen (15) days after the Managed Care Plan received information about the injury. The Managed Care Plan must use the Agency's online Code 15 Report to document and report the incident as specified in Section XIV, Reporting Requirements and the Managed Care Plan Report Guide, and in the manner and format determined by the Agency

k.	The Managed Care Plan shall report suspected unlicensed ALF's and AFCH's to the Agency, and shall require its providers to do the same pursuant to 408.812 F.S.
2.    Agency Annual Medical/Case Record Audit and Onsite Monitoring

a.
The Managed Care Plan shall furnish specific data requested in order for the Agency to conduct the medical/case record audit, including audit of enrollee plan of care, provider credentialing records, service provider reimbursement records, contractor personnel records, and other documents and files as required under this Contract.

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b.
If the medical/case record audit and/or other document audits indicate that quality of care is not acceptable within the terms of this Contract, the Managed Care Plan shall correct the problem immediately and may be required to submit a CAP to address the problem. The CAP shall be time limited based upon the nature of the deficiency. Regardless of a CAP, health and safety issues, and problems not corrected, shall result in the Agency sanctioning the Managed Care Plan, in accordance with the provisions of Section XI, Sanctions, and may immediately terminate all enrollment activities and mandatory assignments, until the Managed Care Plan attains an acceptable level of quality of care as determined by the Agency.

G.    Utilization Management (UM)
1.    General Provisions

a.	The UM program shall be consistent with 42 CFR Parts 438 and 456 (as applicable), reflected in a written Utilization Management Program Description and include, but not be limited to:

(1)	Procedures for identifying patterns of over-utilization and under-utilization of services and for addressing potential problems identified as a result of these analyses;

(2)
Procedures for reporting fraud and abuse information identified through the UM program to the Agency's MPI as described in Section VIII, Administration and Management, and referenced in 42 CFR 455.1(a)(1);

(3)
Procedures for enrollees to obtain a second medical opinion at no expense to the enrollee and for the Managed Care Plan to authorize claims for such services in accordance with 42 CFR 438.206(b)(3) and s. 641.51, F.S.; and

(4)
Protocols for prior authorization and denial of services; the process used to evaluate prior and concurrent authorization; objective evidence-based criteria to support authorization decisions; mechanisms to ensure consistent application of review criteria for authorization decisions; consultation with the requesting provider when appropriate; hospital discharge planning; physician profiling; and retrospective review, meeting the predefined criteria below. The Managed Care Plan shall be responsible for ensuring the consistent application of review criteria for authorization decisions and consulting with the requesting provider when appropriate.

b.
The Managed Care Plan shall ensure that applicable evidence-based criteria are utilized with consideration given to characteristics of the local delivery systems available for specific members as well as member-specific factors, such as member's age, co-morbidities, complications, progress in treatment, psychosocial situation and home environment.

c.
The Managed Care Plan must provide that compensation to individuals or entities that conduct UM activities is not structured to provide incentives for the individual or entity to deny, limit, or discontinue medically necessary services to any enrollee.

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2.    Service Authorization System

a.	Managed Care Plans shall have automated authorization systems, as required in s. 409.967(2)(c)3., F.S., and may not require paper authorization in addition as a condition for providing treatment.

b.	The Managed Care Plan's service authorization systems shall provide written confirmation of all denials, service limitations and reductions of authorization to providers (See 42 CFR 438.210(c)).

c.	The Managed Care Plan's service authorization systems shall provide the authorization number and effective dates for authorization to providers and non-participating providers.

d.
The Managed Care Plan shall not delay service authorization if written documentation is not available in a timely manner. However, the Managed Care Plan is not required to approve claims for which it has received no written documentation.

e.	The Managed Care Plan shall comply with the following standards, measured on a monthly basis, for processing authorization requests in a timely manner:

(1)	The Managed Care Plan shall process ninety-five percent (95%) of all standard authorizations within fourteen (14) days.

(2)	The Managed Care Plan's average turnaround time for standard authorization requests shall not exceed seven (7) days.

(3)	The Managed Care Plan shall process ninety five percent (95%) of all expedited authorization requests within three (3) business days.

(4)	The Managed Care Plan's average turnaround time for expedited authorization requests shall not exceed two (2) business days.

f.	The Managed Care Plan may request to be notified, but shall not deny claims payment based solely on lack of notification, for the following:

(1)	Inpatient emergency admissions (within ten (10) days);

(2)	Obstetrical care (at first visit);

(3)	Obstetrical admissions exceeding forty-eight (48) hours for vaginal delivery and ninety-six (96) hours for caesarean section; and

(4)	Transplants.

g.	The Managed Care Plan shall provide post-authorization to CHDs for emergency shelter medical screenings provided for children being taken into the child welfare system.

h.
In accordance with s. 409.967(2)(c)2, F.S., the Managed Care Plan shall assure that the prior authorization process for prescribed drugs is readily accessible to health care providers, including posting appropriate contact information on its website and providing timely responses to providers.

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3.    Practice Guidelines

a.	The Managed Care Plan shall adopt practice guidelines that meet the following requirements (see 42 CFR 438.236(b)):

(1)	Are based on valid and reliable clinical evidence or a consensus of health care professionals in a particular field;

(2)	Consider the needs of the enrollees;

(3)	Are adopted in consultation with providers; and

(4)	Are reviewed and updated periodically, as appropriate.

b.	The Managed Care Plan shall disseminate any revised practice guidelines to all affected providers and, upon request, to enrollees and potential enrollees.

c.	The Managed Care Plan shall ensure consistency with regard to all decisions relating to UM, enrollee education, covered services and other areas to which the practice guidelines apply.
4.    Clinical Decision-Making

a.
The Managed Care Plan shall ensure that all decisions to deny a service authorization request, or limit a service in amount, duration or scope that is less than requested, are made by health care professionals who have the appropriate clinical expertise in treating the enrollee's condition or disease (see 42 CFR 438.210(b)(3)).

b.
Only a licensed psychiatrist may authorize a denial for an initial or concurrent authorization of any request for behavioral health services. The psychiatrist's review shall be part of the UM process and not part of the clinical review, which may be requested by a provider or the enrollee, after the issuance of a denial.

c.
Licensed Clinical Social Workers, while classified as Health Care Professionals, are not permitted to make decisions to reduce, deny, suspend, or terminate services, unless it is within the scope of their license to do so according to Chapter 491, F.S. Under no circumstances will Licensed Clinical Social Workers diagnose and treat individuals as defined in Chapter 491, F.S.

5.    Notices of Action (See 42 CFR 438.210)

a.
The Managed Care Plan shall notify the provider and give the enrollee written notice of any decision to deny a service authorization request, or to authorize a service in an amount, duration or scope that is less than requested.

b.
For standard authorization decisions, the Managed Care Plan shall provide notice as expeditiously as the enrollee's health condition requires and within no more than seven (7) days following receipt of the request for service.

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c.
The timeframe for standard authorization decisions can be extended up to seven (7) additional days if the enrollee or the provider requests extension or the Managed Care Plan justifies the need for additional information and how the extension is in the enrollee's interest.

d.
Expedited authorization is required when a provider indicates, or the Managed Care Plan determines, that following the standard timeline could seriously jeopardize the enrollee's life or health or ability to attain, maintain or regain maximum function. An expedited decision must be made no later than forty eight (48) hours after receipt of the request for service.

e.
The Managed Care Plan may extend the timeframe for expedited authorization decisions by up to two (2) additional business days if the enrollee or the provider requests an extension or if the Managed Care Plan justifies the need for additional information and how the extension is in the enrollee's interest.

6.    Notices of Action to Enrollees (See 42 CFR 438.404)

a.	The Managed Care Plan shall provide the enrollee with a written notice of action using the template provided by the Agency and that includes the following:

(1)	The action the Managed Care Plan or its subcontractor has taken or intends to take;

(2)	The reasons for the action;

(3)	The enrollee or provider's right to file an appeal with the Managed Care Plan;

(4)	The enrollee's right to request a Medicaid Fair Hearing;

(5)	The procedures for exercising the rights specified in the notice;

(6)	The circumstances under which expedited resolution is available and how to request it; and

(7)
The enrollee's right to have benefits continue pending resolution of the appeal, how to request that benefits be continued, and the circumstances in which the enrollee must have to pay the cost of those benefits.

b.	The Managed Care Plan shall mail the notice of action as follows:

(1)
For termination, suspension or reduction of previously authorized Medicaid covered services no later than ten (10) days before the action is to take effect. Certain exceptions apply under 42 CFR 431.213 and 214;

(2)	For denial of payment, at the time of any action affecting the claim;

(3)
For standard service authorization decisions that deny or limit services no more than seven (7) days following the request for service or within forty-eight (48) hours following an expedited service request;

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(4)	If the Managed Care Plan extends the timeframe for a service authorization decision, in which case it shall:

(a)	Notify the enrollee of the reason for extending the timeframe and advising of the right to file a grievance if the enrollee disagrees with the extension of time;

(b)	Issue and carry out its determination as expeditiously as possible but no later than the date the extension expires; and

(c)	Send notice of the extension to the enrollee within five (5) business days of determining the need for an extension.

(5)	For service authorization decisions not reached within required timeframes, on the date the timeframes expire. Such failures constitute a denial and are, therefore, an adverse action; and

(6)	For expedited service authorization decisions within the timeframes specified.
7.    Changes to Utilization Management Components

a.	The Managed Care Plan shall obtain written approval from the Agency for its service authorization protocols and any changes.

b.
The Managed Care Plan shall provide no less than thirty (30) days' written notice to the Agency before making any changes to the administration and/or management procedures and/or authorization, denial or review procedures, including any delegations, as described in this section.

H.	Continuity of Care in Enrollment

1.
The Managed Care Plan shall be responsible for coordination of care for new enrollees transitioning into the Managed Care Plan. In the event a new enrollee is receiving prior authorized ongoing course of treatment with any provider, the Managed Care Plan shall be responsible for the costs of continuation of such course of treatment, without any form of authorization and without regard to whether such services are being provided by participating or non-participating providers. The Managed Care Plan shall reimburse non-participating providers at the rate they received for services rendered to the enrollee immediately prior to the enrollee transitioning for a minimum of thirty (30) days, unless said provider agrees to an alternative rate.

2.
LTC Managed Care Plans shall provide continuation of LTC services until the enrollee receives an assessment, a plan of care is developed and services are arranged and authorized as required to address the long-term care needs of the enrollee, which shall be no more than sixty (60) days after the effective date of enrollment.

3.
MMA Managed Care Plans shall provide continuation of MMA services until the enrollee's PCP or behavioral health provider (as applicable to medical or behavioral health services, respectively) reviews the enrollee's treatment plan, which shall be no more than sixty (60) days after the effective date of enrollment. The following services may extend beyond the

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sixty (60) day continuity of care period, and the Managed Care Plan shall continue the entire course of treatment with the recipient's current provider as described below:

a.
Prenatal and postpartum care - The Managed Care Plan shall continue to pay for services provided by a pregnant woman's current provider for the entire course of her pregnancy, including the completion of her postpartum care (six weeks after birth), regardless of whether the provider is in the Managed Care Plan's network.

b.
Transplant services (through the first year post-transplant) - The Managed Care Plan shall continue to pay for services provided by the current provider for one year post-transplant, regardless of whether the provider is in the Managed Care Plan's network.

c.
Oncology (Radiation and/or Chemotherapy services for the current round of treatment) - The Managed Care Plan shall continue to pay for services provided by the current provider for the duration of the current round of treatment, regardless of whether the provider is in the Managed Care Plan's network.

d.	Full course of therapy Hepatitis C treatment drugs.

4.	Comprehensive LTC Managed Care Plans shall provide continuation of LTC services for enrollees with LTC benefits and MMA services for enrollees with MMA benefits as indicated above.
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Section VIII. Administration and Management
A.    Organizational Governance and Staffing
1.    General Provisions

a.	The Managed Care Plan's governing body shall set forth policy and has overall responsibility for the organization of the Managed Care Plan.

b.
The Managed Care Plan shall be responsible for the administration and management of all aspects of this Contract, including, but not limited to, delivery of services, provider network, provider education, claims resolution and assistance, and all subcontracts, employees, agents and services performed by anyone acting for or on behalf of the Managed Care Plan.

c.	The Managed Care Plan shall have a centralized executive administration, which shall serve as the contact point for the Agency, except as otherwise specified in this Contract.

d.
The Managed Care Plan must ensure adequate staffing and information systems capability to ensure the Managed Care Plan can appropriately manage financial transactions, record keeping, data collection, and other administrative functions, including the ability to submit any financial, programmatic, encounter data or other information required by the Agency, and to comply with the HIPAA and HITECH Acts.

2.    Minimum Staffing
The positions described below represent the minimum management staff required for the Managed Care Plan. The Managed Care Plan shall notify the Agency of changes in the staff positions indicated below with one asterisk, within five (5) business days of the changes in staffing, to the Agency.

a.
Contract Manager*: The Managed Care Plan shall designate a Contract Manager to work directly with the Agency. The Contract Manager shall be a full-time employee of the Managed Care Plan and shall dedicate one hundred percent (100%) of their time employed with the Managed Care Plan to this Contract. The Contract Manager shall have the authority to administer the day-to-day business activities of this Contract, including revising processes or procedures and assigning additional resources as needed to maximize the efficiency and effectiveness of services required under the Contract. The Contract Manager cannot be designated to any other position in this section, including in other lines of business within the Managed Care Plan. The Managed Care Plan shall meet in person, or by telephone, at the request of Agency representatives to discuss the status of the Contract, Managed Care Plan performance, benefits to the state, necessary revisions, reviews, reports and planning. The Contract Manager shall be located in the State of Florida.

b.
Medical Director*: The Medical Director shall be a full-time employee of the Managed Care Plan and shall be a physician with an active unencumbered Florida license in accordance with Chapter 458 or 459, F.S., and shall have experience providing services to the population served under this Contract. The medical director shall oversee and be responsible for the proper provision of covered services to enrollees,

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the quality management program and the grievance system. The medical director cannot be designated to serve in any other position; however, if the Managed Care Plan has both a long-term care Contract and a medical assistance Contract with the Agency, the medical director can serve both Contracts. Under that circumstance, the medical director must then have experience serving both long-term care and medical assistance populations.

c.
Compliance Officer*: The Managed Care Plan shall have a designated full-time employee qualified by training and experience in health care or risk management, to oversee the compliance program. The compliance officer shall also be qualified to oversee a fraud and abuse program designed to ensure program integrity through fraud and abuse prevention and detection pursuant to this Contract and state and federal law. If the Managed Care Plan has both a long-term care Contract and a medical assistance Contract with the Agency, the compliance officer can serve both Contracts.

d.
Medical/Case Records Review Coordinator: The Managed Care Plan shall have a designated employee, qualified by training and experience, to ensure compliance with the medical/case records requirements as described in this Contract. The medical/case records review coordinator shall maintain medical/case record standards and direct medical/case record reviews according to the terms of this Contract.

e.
Data Processing and Data Reporting Coordinator*: The Managed Care Plan shall have a person trained and experienced in data processing, data reporting and claims resolution, as required, to ensure that computer system reports the Managed Care Plan provides to the Agency and its agents are accurate, and that computer systems operate in an accurate and timely manner.

f.
Marketing Coordinator: If the Managed Care Plan engages in marketing, it shall have a designated employee, qualified by training and experience, to ensure the Managed Care Plan adheres to the marketing requirements of this Contract.

g.	QI Professional: The Managed Care Plan shall have a designated employee, qualified by training and experience in QI and who holds the appropriate clinical certification and/or license.

h.	UM Professional*: The Managed Care Plan shall have a designated employee, qualified by training and experience in UM and who holds the appropriate clinical certification and/or license.

i.
Grievance System Coordinator*: The Managed Care Plan shall have a designated employee, qualified by training and experience, to process and resolve complaints, grievances and appeals and be responsible for the grievance system.

j.
Claims/Encounter Manager*: The Managed Care Plan shall have a designated employee qualified by training and experience to oversee claims and encounter submittal and processing, where applicable, and to ensure the accuracy, timeliness and completeness of processing payment and reporting.

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k.
Fraud Investigative Unit (also known as Special Investigative Unit) Manager*: The Managed Care Plan shall have a designated employee qualified by training and experience to oversee the special investigative unit for the investigation of possible fraud, abuse and overpayment and ensures mandatory reporting as required by this Contract, state and federal law.

3.    Medical and Professional Support Staff
The Managed Care Plan shall have medical and professional support staff sufficient to conduct daily business in an orderly manner, including having enrollee services staff directly available during business hours for enrollee services consultation, as determined through management and medical reviews. The Managed Care Plan shall maintain sufficient medical and professional support staff, available twenty-four hours a day, seven days a week (24/7), to handle emergency services and care inquiries from enrollees and caregivers.
4.    Care Coordination/Case Management Staff
The Managed Care Plan shall have sufficient care coordination/case management staff, qualified by training, experience and certification/licensure to conduct the Managed Care Plan's care coordination/case management functions. See the LTC Exhibit for required case manager qualifications for enrollees with LTC benefits.
5.    Staff Training and Education
The Managed Care Plan shall educate its staff about its policies and procedures and all applicable provisions of this Contract, including advance directives, situations in which advance directives may be of benefit to enrollees, and their responsibility to educate enrollees about this tool and assist them in making use of it.

6. Emergency Management Plan
Before beginning operations and annually by May 31 of each Contract year, the Managed Care Plan shall submit to the Agency for approval an emergency management plan specifying what actions the Managed Care Plan shall conduct to ensure the ongoing provision of covered services in a disaster or man-made emergency including, but not limited to, localized acts of nature, accidents, and technological and/or attack-related emergencies. If the emergency management plan is unchanged from the previous year, and was approved by the Agency, the Managed Care Plan shall submit an electronic certification to the Agency that the prior year's plan is still in place.
B.    Subcontracts
1.    General Provisions

a.
The Managed Care Plan shall be responsible for all work performed under this Contract, but may, with the prior written approval of the Agency, delegate performance of work required under this Contract to a subcontractor. The Managed Care Plan shall submit any proposed delegation to the Agency for prior written approval. The Managed Care Plan shall submit all subcontracts for Agency review to determine compliance with Contract requirements for subcontracts. If the Agency determines, at any time, that a

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subcontract is not in compliance with a Contract requirement, the Managed Care Plan shall promptly revise the subcontract to bring it into compliance. In addition, the Managed Care Plan may be subject to sanctions pursuant to Section XI, Sanctions, and/or liquidated damages pursuant to Section XIII, Liquidated Damages.

b.	All subcontracts must comply with 42 CFR 438.230, 42 CFR 455.104, 42 CFR 455.105 and 42 CFR 455.106 and any other applicable state or federal law.

c.
No subcontract that the Managed Care Plan enters into with respect to performance under the Contract shall, in any way, relieve the Managed Care Plan of any responsibility for the performance of duties under this Contract. The Managed Care Plan shall assure that all tasks related to the subcontract are performed in accordance with the terms of this Contract and shall provide the Agency with its monitoring schedule annually by December 1 of each Contract year. The Managed Care Plan shall identify in its subcontracts any aspect of service that may be further subcontracted by the subcontractor.

d.	All model and executed subcontracts and amendments used by the Managed Care Plan under this Contract shall be in writing, signed, and dated by the Managed Care Plan.

2.	Subcontractor Eligibility

a.	All subcontractors must be eligible for participation in the Medicaid program; however, the subcontractor is not required to participate in the Medicaid program as a provider.

b.	If a subcontractor was involuntarily terminated from the Medicaid program other than for purposes of inactivity, that entity is not considered an eligible subcontractor.
3.    Subcontract Content Requirements

a.
The Managed Care Plan agrees to make payment to all subcontractors pursuant to all state and federal laws, rules and regulations, including s. 409.967, F.S., s. 409.975(6), F.S., s. 409.982, F.S., s. 641.3155, F.S., 42 CFR 447.46, and 42 CFR 447.45(d)(2), (3), (5) and (6); All model and executed subcontracts and amendments used by the Managed Care Plan under this Contract shall meet the following requirements with respect to payment:

(1)	Identification of conditions and method of payment;

(2)	Provide for prompt submission of information needed to make payment;

(3)	Provide for full disclosure of the method and amount of compensation or other consideration to be received from the Managed Care Plan;

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(4)
Require any claims payment to a provider be accompanied by an itemized accounting of the individual claims included in the payment including, but not limited to, the enrollee's name, the date of service, the procedure code, service units, the amount of reimbursement, and the identification of the Managed Care Plan;

(5)	Require an adequate record system be maintained for recording services, charges, dates and all other commonly accepted information elements for services rendered to the Managed Care Plan;

(6)	Specify that the subcontractor may not seek payment from a Medicaid Pending enrollee on behalf of the Managed Care Plan; and

(7)	Specify that the Managed Care Plan shall assume responsibility for cost avoidance measures for third party collections in accordance Section X, Financial Requirements.

b.	All model and executed subcontracts and amendments used by the Managed Care Plan under this Contract shall meet the following requirements with respect to provisions for monitoring and inspections:

(1)	Provide that the Agency and DHHS may evaluate through inspection or other means the quality, appropriateness and timeliness of services performed;

(2)	Provide for inspections of any records pertinent to the Contract by the Agency and DHHS;

(3)
In addition to record retention requirements for practitioner or provider licensure, require that records be maintained for a period not less than ten (10) years from the close of the Contract and retained further if the records are under review or audit until the review or audit is complete. (Prior approval for the disposition of records must be requested and approved by the Managed Care Plan if the subcontract is continuous.);

(4)
Provide for monitoring and oversight by the Managed Care Plan and the subcontractor to provide assurance that all licensed medical professionals are credentialed in accordance with the Managed Care Plan's and the Agency's credentialing requirements as found Section VI, Provider Network, if the Managed Care Plan has delegated the credentialing to a subcontractor; and

(5)	Provide for monitoring of services rendered to Managed Care Plan enrollees through the subcontractor.

c.
All model and executed subcontracts and amendments used by the Managed Care Plan under this Contract shall meet the following requirements with respect to the specification of functions of the subcontractor:

(1)	Identify the population covered by the subcontract;

(2)	Provide for submission of all reports and clinical information required by the Managed Care Plan, including CHCUP reporting (if applicable); and

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(3)	Provide for the participation in any internal and external quality improvement, utilization review, peer review and grievance procedures established by the Managed Care Plan.

d.	All model and executed subcontracts and amendments used by the Managed Care Plan under this Contract shall meet the following requirements with respect to protective clauses:

(1)	Require safeguarding of information about enrollees according to 42 CFR, Part 438.224.

(2)	Require compliance with HIPAA privacy and security provisions.

(3)
Require an exculpatory clause, which survives subcontract termination, including breach of subcontract due to insolvency, which assures that Medicaid recipients or the Agency will not be held liable for any debts of the subcontractor.

(4)
If there is a Managed Care Plan physician incentive plan, include a statement that the Managed Care Plan shall make no specific payment directly or indirectly under a physician incentive plan to a subcontractor as an inducement to reduce or limit medically necessary services to an enrollee, and affirmatively state that all incentive plans do not provide incentives, monetary or otherwise, for the withholding of medically necessary care;

(5)	Require full cooperation in any investigation by the Agency, MPI, MFCU, DOEA, or other state or federal entity or any subsequent legal action that may result from such an investigation;

(6)
Contain a clause indemnifying, defending and holding the Agency, its designees and the Managed Care Plan's enrollees harmless from and against all claims, damages, causes of action, costs or expenses, including court costs and reasonable attorney fees, to the extent proximately caused by any negligent act or other wrongful conduct arising from the subcontract agreement. This clause must survive the termination of the subcontract, including breach due to insolvency. The Agency may waive this requirement for itself, but not Managed Care Plan enrollees, for damages in excess of the statutory cap on damages for public entities, if the subcontractor is a state agency or subdivision as defined by s. 768.28, F.S., or a public health entity with statutory immunity. All such waivers must be approved in writing by the Agency;

(7)
Require that the subcontractor secure and maintain, during the life of the subcontract, workers' compensation insurance for all of its employees connected with the work under this Contract unless such employees are covered by the protection afforded by the Managed Care Plan. Such insurance shall comply with Florida's Workers' Compensation Law;

(8)	Specify that if the subcontractor delegates or subcontracts any functions of the Managed Care Plan, that the subcontract or delegation includes all the requirements of this Contract;

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(9)	Make provisions for a waiver of those terms of the subcontract, which, as they pertain to Medicaid recipients, are in conflict with the specifications of this Contract;

(10)	Provide for revoking delegation, or imposing other sanctions, if the subcontractor's performance is inadequate;

(11)
Provide that compensation to individuals or entities that conduct utilization management activities is not structured so as to provide incentives for the individual or entity to deny, limit or discontinue medically necessary services to any enrollee; and

(12)	Provide details about the following as required by Section 6032 of the federal Deficit Reduction Act of 2005:

(a)	The False Claim Act;

(b)	The penalties for submitted false claims and statements;

(c)	Whistleblower protections; and

(d)	The entity’s role in preventing and detecting fraud, waste and abuse, and each person’s responsibility relating to detection and prevention.

e.	In conjunction with the Standard Contract, Section III, B., Termination, all provider contracts and subcontracts shall contain termination procedures.

4.	Other Contract Requirements

a.
Subcontractors are subject to background checks. The Managed Care Plan shall consider the nature of the work a subcontractor or agent will perform in determining the level and scope of the background checks.

b.	The Managed Care Plan shall document compliance certification (business-to-business) testing of transaction compliance with HIPAA for any subcontractor receiving enrollee data.
5.    Minority Business Enterprises
The Agency encourages use of minority business enterprise subcontractors. See Section VI.C., for provisions and requirements specific to provider contracts and for other minority recruitment and retention plan requirements.

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C.	Information Management and Systems
1.    General Provisions

a.
Systems Functions. The Managed Care Plan shall have information management processes and information systems that enable it to meet Agency and federal reporting requirements, other Contract requirements, and all applicable Agency policies, state and federal laws, rules and regulations, including HIPAA.

b.
Systems Capacity. The Managed Care Plan's system(s) shall possess capacity sufficient to handle the workload projected for the begin date of operations and will be scalable and flexible so to be adapted as needed, within negotiated timeframes, in response to changes in Contract requirements, increases in enrollment estimates, etc.

c.	E-Mail System. The Managed Care Plan shall provide a continuously available electronic mail communication link (e-mail system) with the Agency. This system shall be:

(1)	Available from the workstations of the designated Managed Care Plan contacts; and

(2)
Capable of attaching and sending documents created using software products other than the Managed Care Plan's systems, including the Agency's currently installed version of Microsoft Office and any subsequent upgrades as adopted. The electronic mail system should include encryption capabilities compliant with Federal Information Processing Standards Publication (FIPS) 140-2.

d.
Participation in Information Systems Work Groups/Committees. The Managed Care Plan shall meet as requested by the Agency, to coordinate activities and develop cohesive systems strategies across vendors and agencies.

e.
Connectivity to the Agency/State Network and Systems. The Managed Care Plan shall be responsible for establishing connectivity to the Agency's/state's wide area data communications network, and the relevant information systems attached to this network, in accordance with all applicable Agency and/or state policies, standards and guidelines.

2.    Data and Document Management Requirements

a.	Adherence to Data and Document Management Standards

(1)	The Managed Care Plan's systems shall conform to the standard transaction code sets specified in the Contract.

(2)	The Managed Care Plan's systems shall conform to HIPAA and HITECH standards for data and document management.

(3)
The Managed Care Plan shall partner with the Agency in the management of standard transaction code sets specific to the Agency. Furthermore, the Managed Care Plan shall partner with the Agency in the development and implementation planning of future standard code sets not specific to HIPAA or other federal efforts

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and shall conform to these standards as stipulated in the plan to implement the standards.

b.
Data Model and Accessibility. Managed Care Plan systems shall be structured query language (SQL) and/or open database connectivity (ODBC) compliant. Alternatively, the Managed Care Plan's systems shall employ a relational data model in the architecture of its databases in addition to a relational database management system (RDBMS) to operate and maintain them.

c.
Data and Document Relationships. The Managed Care Plan shall house indexed images of documents used by enrollees and providers to transact with the Managed Care Plan in the appropriate database(s) and document management systems so as to maintain the logical relationships between certain documents and certain data.

d.
Information Retention. Information in the Managed Care Plan's systems shall be maintained in electronic form for three (3) years in live systems and for six (6) years in live and/or archival systems, or longer for audits or litigation as specified elsewhere in this Contract.

e.
Information Ownership. All information, whether data or documents, and reports that contain or make references to said Information, involving or arising out of this Contract is owned by the Agency. The Managed Care Plan is expressly prohibited from sharing or publishing the Agency information and reports without the prior written consent of the Agency. In the event of a dispute regarding the sharing or publishing of information and reports, the Agency's decision on this matter shall be final and not subject to change.

3.    System and Data Integration Requirements

a.	Adherence to Standards for Data Exchange

(1)	The Managed Care Plan's systems shall be able to transmit, receive and process data in HIPAA-compliant formats that are in use as of the Contract execution date.

(2)	The Managed Care Plan's systems shall be able to transmit, receive and process data in the Agency-specific formats and/or methods that are in use on the Contract execution date.

(3)
The Managed Care Plan's systems shall conform to future federal and/or Agency-specific standards for data exchange within one-hundred twenty (120) days of the standard's effective date or, if earlier, the date stipulated by CMS or the Agency. The Managed Care Plan shall partner with the Agency in the management of current and future data exchange formats and methods and in the development and implementation planning of future data exchange methods not specific to HIPAA or other federal effort. Furthermore, the Managed Care Plan shall conform to these standards as stipulated in the Agency agreed-upon plan to implement such standards.

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b.
HIPAA Compliance Checker. All HIPAA-conforming transactions between the Agency and the Managed Care Plan shall be subjected to the highest level of compliance as measured using an industry-standard HIPAA compliance checker application.

c.
Data and Report Validity and Completeness. The Managed Care Plan shall institute processes to ensure the validity and completeness of the data, including reports, it submits to the Agency. At its discretion, the Agency will conduct general data validity and completeness audits using industry-accepted statistical sampling methods. Data elements that will be audited include, but are not limited to: enrollee ID, date of service, assigned Medicaid provider ID, category and subcategory (if applicable) of service, diagnosis codes, procedure codes, revenue codes, date of claim processing, and (if and when applicable) date of claim payment. Control totals shall also be reviewed and verified.

d.
State/Agency Website/Portal Integration. Where deemed that the Managed Care Plan's web presence will be incorporated to any degree to the Agency's or the state's web presence (also known as a portal), the Managed Care Plan shall conform to any applicable Agency or state standard for website structure, coding and presentation.

e.
Functional Redundancy with FMMIS. The Managed Care Plan's systems shall be able to transmit and receive transaction data to and from FMMIS as required for the appropriate processing of claims and any other transaction that could be performed by either system.

f.
Data Exchange in Support of the Agency's Program Integrity and Compliance Functions. The Managed Care Plan's systems shall be capable of generating files in the prescribed formats for upload into Agency systems used specifically for program integrity and compliance purposes.

g.	Address Standardization. The Managed Care Plan's system(s) shall possess mailing address standardization functionality in accordance with US Postal Service conventions.

h.	Eligibility and Enrollment Data Exchange Requirements

(1)	The Managed Care Plan shall receive process and update enrollment files sent daily by the Agency or its agent(s).

(2)	The Managed Care Plan shall update its eligibility/enrollment databases within twenty-four (24) hours after receipt of said files.

(3)
The Managed Care Plan shall transmit to the Agency or its agent, in a periodicity schedule, format and data exchange method to be determined by the Agency, specific data it may garner from an enrollee including third party liability data.

(4)	The Managed Care Plan shall be capable of uniquely identifying a distinct Medicaid recipient across multiple systems within its span of control.

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4.    Systems Availability, Performance and Problem Management Requirements

a.
Availability of Critical Systems Functions. The Managed Care Plan shall ensure that critical systems functions available to enrollees and providers, functions that if unavailable would have an immediate detrimental impact on enrollees and providers, are available twenty-four hours a day, seven days a week (24/7), except during periods of scheduled system unavailability agreed upon by the Agency and the Managed Care Plan. Unavailability caused by events outside of a Managed Care Plan's span of control should be addressed in a business continuity plan. The Managed Care Plan shall make the Agency aware of the nature and availability of these functions prior to extending access to these functions to enrollees and/or providers.

b.
Availability of Data Exchange Functions. The Managed Care Plan shall ensure that the systems and processes within its span of control associated with its data exchanges with the Agency and/or its agent(s) are available and operational according to specifications and the data exchange schedule.

c.
Availability of Other Systems Functions. The Managed Care Plan shall ensure that at a minimum all other system functions and information are available to the applicable system users between the hours of 7:00 a.m. and 7:00 p.m., in the time zone where the user is located, Monday through Friday.

d.	Problem Notification

(1)
Upon discovery of any problem within its span of control that may jeopardize or is jeopardizing the availability and performance of all systems functions and the availability of information in said systems, including any problems affecting scheduled exchanges of data between the Managed Care Plan and the Agency and/or its agent(s), the Managed Care Plan shall notify the applicable Agency staff via phone, fax and/or electronic mail within one (1) hour of such discovery. In its notification, the Managed Care Plan shall explain in detail the impact to critical path processes such as enrollment management and claims submission processes.

(2)
The Managed Care Plan shall provide to appropriate Agency staff information on system unavailability events, as well as status updates on problem resolution. At a minimum these updates shall be provided on an hourly basis and made available via electronic mail and/or telephone.

e.
Recovery from Unscheduled System Unavailability. Unscheduled system unavailability caused by the failure of systems and telecommunications technologies within the Managed Care Plan's span of control will be resolved, and the restoration of services implemented, within forty-eight (48) hours of the official declaration of system unavailability.

f.
Exceptions to System Availability Requirement. The Managed Care Plan shall not be responsible for the availability and performance of systems and IT infrastructure technologies outside of the Managed Care Plan's span of control.

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g.
Information Systems Corrective Action Plan. If at any point there is a problem with a critical systems function, at the request of the Agency, the Managed Care Plan shall provide to the Agency full written documentation that includes a corrective action plan (CAP) that describes how problems with critical systems functions will be prevented from occurring again. The CAP shall be delivered to the Agency within five (5) business days of the problem's occurrence. Failure to submit a CAP and to show progress in implementing the CAP shall make the Managed Care Plan subject to sanctions, in accordance with Section XI, Sanctions.

h.	Business Continuity-Disaster Recovery (BC-DR) Plan

(1)
Regardless of the architecture of its systems, the Managed Care Plan shall develop, and be continually ready to invoke, a BC-DR plan that is reviewed and prior-approved by the Agency. If the approved plan is unchanged from the previous year, the Managed Care Plan shall submit a certification to the Agency that the prior year's plan is still in place annually by April 30th of each Contract year. Changes in the plan are due to the Agency within ten (10) business days after the change.

(2)
At a minimum, the Managed Care Plan's BC-DR plan shall address the following scenarios: (1) the central computer installation and resident software are destroyed or damaged; (2) system interruption or failure resulting from network, operating hardware, software or operational errors that compromise the integrity of transactions that are active in a live system at the time of the outage; (3) system interruption or failure resulting from network, operating hardware, software or operational errors that compromise the integrity of data maintained in a live or archival system; (4) system interruption or failure resulting from network, operating hardware, software or operational errors that do not compromise the integrity of transactions or data maintained in a live or archival system, but do prevent access to the system, i.e., cause unscheduled system unavailability; and (5) Malicious acts, including malware or manipulation.

(3)
The Managed Care Plan shall periodically, but no less than annually, by April 30 of each Contract year, perform comprehensive tests of its BC-DR plan through simulated disasters and lower level failures in order to demonstrate to the Agency that it can restore system functions per the standards outlined in the Contract.

(4)
In the event that the Managed Care Plan fails to demonstrate in the tests of its BC-DR plan that it can restore system functions per the standards outlined in this Contract, the Managed Care Plan shall be required to submit to the Agency a corrective action plan in accordance with Section XI, Sanctions, that describes how the failure will be resolved. The corrective action plan shall be delivered within ten (10) business days of the conclusion of the test.

5.    System Testing and Change Management Requirements

a.
Notification and Discussion of Potential System Changes. The Managed Care Plan shall notify the Agency of the following changes to systems within its span of control at least ninety (90) days before the projected date of the change. If so directed by the Agency, the Managed Care Plan shall discuss the proposed change with the applicable

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Agency staff. This includes: (1) software release updates of core transaction systems: claims processing, eligibility and enrollment processing, service authorization management, provider enrollment and data management; and (2) conversions of core transaction management systems.

b.	Response to Agency Reports of Systems Problems not Resulting in System Unavailability

(1)	The Managed Care Plan shall respond to Agency reports of system problems not resulting in system unavailability according to the following timeframes:

(a)	Within seven (7) days of receipt, the Managed Care Plan shall respond in writing to notices of system problems.

(b)	Within twenty (20) days, the correction shall be made or a requirements analysis and specifications document will be due.

(2)	The Managed Care Plan shall correct the deficiency by an effective date to be determined by the Agency.

c.
Valid Window for Certain System Changes. Unless otherwise agreed to in advance by the Agency as part of the activities described in this section, scheduled system unavailability to perform system maintenance, repair and/or upgrade activities shall not take place during hours that could compromise or prevent critical business operations.

d.	Testing

(1)	The Managed Care Plan shall work with the Agency pertaining to any testing initiative as required by the Agency.

(2)
Upon the Agency's written request, the Managed Care Plan shall provide details of the test regions and environments of its core production information systems, including a live demonstration, to enable the Agency to corroborate the readiness of the Managed Care Plan's information systems.

6.    Information Systems Documentation Requirements

a.
Types of Documentation. The Managed Care Plan shall develop, prepare, print, maintain, produce and distribute distinct system process and procedure manuals, user manuals and quick-reference guides, and any updates thereafter, for the Agency and other applicable Agency staff.

b.
Content of System Process and Procedure Manuals. The Managed Care Plan shall ensure that written system process and procedure manuals document and describe all manual and automated system procedures for its information management processes and information systems.

c.	Content of System User Manuals. The system user manuals shall contain information about, and instructions for, using applicable system functions and accessing applicable system data.

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d.	Changes to Manuals

(1)	When a system change is subject to the Agency's written approval, the Managed Care Plan shall draft revisions to the appropriate manuals prior to Agency approval of the change.

(2)	Updates to the electronic version of these manuals shall occur in real time; updates to the printed version of these manuals shall occur within ten (10) business days of the update's taking effect.

e.
Availability of/Access to Documentation. All of the aforementioned manuals and reference guides shall be available in printed form and/or online. If so prescribed, the manuals will be published in accordance with the appropriate Agency and/or state standard.

7.    Reporting Requirements
The Managed Care Plan shall extract and upload data sets, upon request, to an Agency-hosted secure FTP site to enable authorized Agency personnel, or the Agency's agent, on a secure and read-only basis, to build and generate reports for management use. The Agency and the Managed Care Plan shall arrange technical specifications for each data set as required for completion of the request.

8.	Community Health Record/Continuity of Care Document/Electronic Medical/Case Record and Related Efforts

a.
At such times that the Agency requires, the Managed Care Plan shall participate and cooperate with the Agency to implement, within a reasonable timeframe, secure, web-accessible, community health records for enrollees.

b.	The design of the vehicle(s) for accessing the community health record/continuity of care document, the health record format and design shall comply with all HIPAA and related regulations.

c.	The Managed Care Plan shall also cooperate with the Agency in the continuing development of the state's health care data site (www.FloridaHealthFinder.com).

d.
The Managed Care Plan shall provide to its staff and volunteers, initial and ongoing/periodic training on this Contract including, but not limited to, HIPAA and the HITECH Act regarding the use and safeguarding of PHI.

9.    Compliance with Standard Coding Schemes

a.
Compliance with HIPAA-Based Code Sets. Managed Care Plan systems that are required to or otherwise contain the applicable data type shall conform to the following HIPAA-based standard code sets; the processes through which the data are generated should conform to the same standards as needed:

(1)	Logical Observation Identifiers Names and Codes (LOINC);

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(2)	Healthcare Common Procedure Coding System (HCPCS);

(3)	Home Infusion EDI Coalition (HEIC) Product Codes;

(4)	National Drug Code (NDC);

(5)	National Council for Prescription Drug Programs (NCPDP);

(6)	International Classification of Diseases (ICD);

(7)	Diagnosis Related Group (DRG);

(8)	Claim Adjustment Reason Codes (CARC); and

(9)	Remittance Advice Remarks Codes (RARC).

b.	Compliance with Other Code Sets. Managed Care Plan systems that are required to or otherwise contain the applicable data type shall conform to the following non-HIPAA-based standard code sets:

(1)	As described in all Agency Medicaid reimbursement handbooks, for all "covered entities," as defined under HIPAA, and which submit transactions in paper format (non-electronic format).

(2)	As described in all Agency Medicaid reimbursement handbooks for all "non-covered entities," as defined under HIPAA.
10.    Transition to ICD-10 Coding
The Managed Care Plan shall be responsible for ensuring its ability to transition from ICD-9 codes to the new ICD-10 codes upon Agency implementation and shall modify its policies, procedures and operations to reflect the coding changes brought about by the transition to ICD-10.
11.    Data Exchange and Formats and Methods Applicable to Managed Care Plans

a.
HIPAA-Based Formatting Standards. Managed Care Plan systems shall conform to the following HIPAA-compliant standards for Electronic Data Interchange (EDI) of health care data effective the first day of operations in the applicable region. The Managed Care Plan shall submit and receive transactions, ASC X12N or NCPDP (for certain pharmacy transactions), including claims and encounter information, payment and remittance advice, claims status, eligibility, enrollment and disenrollment, referrals and authorizations, coordination of benefits and premium payment. The implementation specifications for ASC X12N standards may be obtained from the Washington Publishing Company on the Internet at http://www.wpc-edi.com/. Florida specifications may be obtained on the Florida Medicaid provider portal at:

http://portal.flmmis.com/FLPublic/Provider_EDI/Provider_EDI_CompanionGuides/tabId/62/default.aspx
Transaction types include, but are not limited to:

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(1)	ASC X12N 820 Payroll Deducted & Other Premium Payment

(2)	ASC X12N 834 Enrollment and Audit Transaction

(3)	ASC X12N 835 Claims Payment Remittance Advice Transaction

(4)	ASC X12N 837I Institutional Claim/Encounter Transaction

(5)	ASC X12N 837P Professional Claim/Encounter Transaction

(6)	ASC X12N 837D Dental Claim/Encounter Transaction

(7)	ASC X12N 270/271 Eligibility/Benefit Inquiry/Response

(8)	ASC X12N 276 Claims Status Inquiry

(9)	ASC X12N 277 Claims Status Response

(10)	ASC X12N 278/279 Utilization Review Inquiry/Response

(11)	NCPDP D.0 Pharmacy Claim/Encounter Transaction

b.	Methods for Data Exchange

(1)	The Managed Care Plan and the Agency and/or its agent shall make predominant use of secure file transfer protocol (SFTP) and electronic data interchange (EDI) in their exchanges of data.

(2)	The Managed Care Plan shall encourage network providers to participate in the Agency's Direct Secure Messaging (DSM) service when it is implemented.

c.	Agency-Based Formatting Standards and Methods. Managed Care Plan systems shall exchange the following data with the Agency and/or its agent in formats specified by the Agency:

(1)	Provider network data;

(2)	Case management fees, if applicable; and

(3)	Payments.
12.    Social Networking

a.	If the Managed Care Plan uses social networking or smartphone applications (apps), the Managed Care Plan must develop and maintain policies and procedures.

b.	If the Managed Care Plan uses smartphone applications (apps) to allow enrollees direct access to Agency-approved member materials, the Managed Care Plan shall comply with the following:

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(1)
The smartphone application shall disclaim that the app being used is not private and that no PHI or personally identifying information should be published on this application by the Managed Care Plan or end user; and

(2)	The Managed Care Plan shall ensure that software applications obtained, purchased, leased, or developed are based on secure coding guidelines; for example:

(a)	OWASP [Open Web Application Security Project] Secure Coding Principles - http://www.owasp.org/index.php/Secure_Coding_Principles;

(b)	CERT Security Coding- http://www.cert.org/secure-coding/; and

(c)	Top 10 Security Coding Practices - https://www.securecoding.cert.org/confluence/display/seccode/Top+10+Secure+Coding+Practices

D.	Claims and Provider Payment
1.    General Claims Provisions

a.	Pursuant to s. 409.967(2)(i), F.S., the Managed Care Plan shall comply with ss. 641.315, 641.3155, and 641.513., F.S.

b.
The Managed Care Plan shall have performance metrics, including those for quality, accuracy and timeliness, and include a process for measurement and monitoring, and for the development and implementation of interventions for improvement in regards to claims processing and claims payment. The Managed Care Plan shall keep documentation of the above and have these available for Agency review.

c.	The Managed Care Plan shall be able to accept electronically transmitted claims from providers in HIPAA compliant formats.

d.
For purposes of this subsection, electronic transmission of claims, transactions, notices, documents, forms and payments shall be used to the greatest extent possible by the Managed Care Plan and shall be HIPAA compliant.

e.
The Managed Care Plan shall ensure that claims are processed and comply with the federal and state requirements set forth in 42 CFR 447.45 and 447.46 and Chapter 641, F.S., whichever is more stringent.

f.
Pursuant to s. 409.967(2)(l), F.S., any claims payment to a provider by the Managed Care Plan must be accompanied by an itemized accounting of the individual claims included in the payment including, but not limited to, the enrollee's name, the date of service, the procedure code, service units, the amount of reimbursement and the identification of the Managed Care Plan.

g.
Pursuant to s. 409.967(2)(k), F.S., MMA and LTC PSNs must ensure that no entity licensed under Chapter 395, F.S., with a controlling interest in the PSN charges a Medicaid Managed Care Plan more than the amount paid to that provider by the PSN for the same service.

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h.	The Managed Care Plan shall not reimburse for nursing facility services provided prior to the date of completion of PASRR requirements.

i.
The Managed Care Plan is responsible for Medicare co-insurance and deductibles for covered services. The Managed Care Plan shall reimburse providers or enrollees for Medicare deductibles and co-insurance payments made by the providers or enrollees, according to Medicaid guidelines referenced in the Florida Medicaid Provider General Handbook.

(1)	If the enrollee is a full-benefit dual eligible and has an existing Medicare PCP authorized through Medicare:

(a)	The Managed Care Plan shall not require an enrollee's assigned Medicare PCP to enter into a contract or agreement to receive payment for copayments, co-insurance, or deductibles.

(b)	The Medicare PCP must either be fully enrolled in or registered with the Florida Medicaid program in order to be reimbursed for any copayments, coinsurance, or deductibles by the Managed Care Plan.

j.
The Managed Care Plan shall not deny Medicare crossover claims solely based on the period between the date of service and the date of clean claim submission, unless that period exceeds three (3) years.

k.
The Managed Care Plan shall have a process for handling and addressing the resolution of provider complaints concerning claims issues. The process shall be in compliance with s. 641.3155 F.S. Pursuant to s. 409.967(2)(m), F.S., disputes between the Managed Care Plan and a provider may be resolved as described in s. 408.7057, F.S.

I.
The Managed Care Plan shall not deny claims submitted by a non-participating provider solely based on the period between the date of service and the date of clean claim submission, unless that period exceeds three-hundred sixty-five (365) days.

2.    Claims Provisions

a.
The Managed Care Plan shall submit an aging claims summary as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide, and in the manner and format determined by the Agency.

b.	The Managed Care Plan shall comply with the following requirements:

(1)
For Medicaid-only enrollees residing in a nursing facility and receiving hospice services, the Managed Care Plan shall pay the hospice provider the per diem rate set by the Agency for hospice services.

(2)	For dually eligible enrollees residing in a nursing facility and receiving hospice services, the hospice provider shall bill Medicare for the per diem rate for hospice services.

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c.
Pursuant to s. 409.975(6), F.S., a MMA Plan and hospitals shall negotiate mutually acceptable rates, methods, and terms of payment. For rates, methods, and terms of payment negotiated after this Contract is executed, the MMA shall pay hospitals, at a minimum, the rate the Agency would have paid on the first day of the contract between the provider and the Managed Care Plan. Such payments to hospitals may not exceed one-hundred and twenty percent (120%) of the rate the Agency would have paid on the first day of the contract between the provider and the Managed Care Plan, unless specifically approved by the Agency. Payment rates may be updated periodically.

d.
Pursuant to s. 409.975(1)(a) and (b), F.S., a MMA Plan shall make payments to essential providers as specified in the MMA Exhibit. In accordance with s. 409.976(2), F.S., a MMA Plan shall pay statewide inpatient psychiatric programs (SIPPs) the payment rates established by the Agency.

e.	For claims for services:

(1)	The date of claim receipt is the date the Managed Care Plan receives the claim at its designated claims receipt location.

(2)	The date of Managed Care Plan claim payment is the date of the check or other form of payment.

(3)	For all electronically submitted claims for services, the Managed Care Plan shall:

(a)
Within twenty-four (24) hours after the beginning of the next business day after receipt of the claim, provide electronic acknowledgement of the receipt of the claim to the electronic source submitting the claim.

(b)
Pursuant to s. 409.982(5), F.S., within ten (10) business days of receipt of nursing facility and hospice clean claims, pay or notify the provider or designee that the claim is denied or contested. The notification to the provider of a contested claim shall include an itemized list of additional information or documents necessary to process the claim.

(c)
Within fifteen (15) days after receipt of a non-nursing facility/non-hospice claim, pay the claim or notify the provider or designee that the claim is denied or contested. The notification to the provider of a contested claim shall include an itemized list of additional information or documents necessary to process the claim.

(d)
Pay or deny the claim within ninety (90) days after receipt of the non-nursing- facility/non-hospice claim. Failure to pay or deny the claim within one hundred twenty (120) days after receipt of the claim creates an uncontestable obligation for the Managed Care Plan to pay the claim. (See s. 641.3155, F.S.)

(4)	For all non-electronically submitted claims for services, the Managed Care Plan shall:

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(a)
Within fifteen (15) days after receipt of the claim, provide acknowledgment of receipt of the claim to the provider or designee or provide the provider or designee with electronic access to the status of a submitted claim.

(b)
Within twenty (20) days after receipt of the claim, pay the claim or notify the provider or designee that the claim is denied or contested. The notification to the provider of a contested claim shall include an itemized list of additional information or documents necessary to process the claim.

(c)
Pay or deny the claim within one hundred twenty (120) days after receipt of the claim. Failure to pay or deny the claim within one hundred forty (140) days after receipt of the claim creates an uncontestable obligation for the Managed Care Plan to pay the claim.

(5)	The Managed Care Plan shall comply with the following standards regarding timely claims processing:

(a)	The Managed Care Plan shall pay or deny fifty percent (50%) of all clean claims submitted within seven (7) days.

(b)	The Managed Care Plan shall pay or deny seventy percent (70%) of all clean claims submitted within ten (10) days.

(c)	The Managed Care Plan shall pay or deny ninety percent (90%) of all clean claims submitted within twenty (20) days.

f.	The Managed Care Plan shall reimburse providers for the delivery of authorized services as described in s. 641.3155, F.S., including, but not limited to:

(1)	The provider must mail or electronically transfer (submit) the claim to the Managed Care Plan within six (6) months after:

(a)	The date of service or discharge from an inpatient setting; or

(b)	The date that the provider was furnished with the correct name and address of the Managed Care Plan.

(2)
When the Managed Care Plan is the secondary payer, the provider must submit the claim to the Managed Care Plan within ninety (90) days after the final determination of the primary payer, in accordance with the Medicaid Provider General Handbook.

E.    Encounter Data Requirements
1.    General Provisions

a.
Encounter data collection and submission is required from the Managed Care Plan for all services, including expanded benefits, rendered to its enrollees (excluding services paid directly by the Agency on a fee-for-service basis). The Managed Care Plan shall submit encounter data that meets established Agency data quality standards as defined

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herein. These standards are defined by the Agency to ensure receipt of complete and accurate data for program administration and are closely monitored and enforced.

b.
The Agency will revise and amend these standards with sixty (60) days' advance notice to the Managed Care Plan to ensure continuous quality improvement. The Managed Care Plan shall make changes or corrections to any systems, processes or data transmission formats as needed to comply with Agency data quality standards as originally defined or subsequently amended. The Managed Care Plan must be capable of sending and receiving any claims information directly to the Agency in standards and timeframes specified by the Agency within sixty (60) days' notice.

c.
The Managed Care Plan must certify all data to the extent required in 42 CFR 438.606. Such certification must be submitted to the Agency with the certified data and must be based on the knowledge, information and belief of the Chief Executive Officer (CEO), Chief Financial Officer (CFO), Chief Medical Officer (CMO) or an individual who has written delegated authority to sign for, and directly reports to the CEO or CFO that all data submitted in conjunction with the encounter data and all documents requested by the Agency are accurate, truthful, and complete. The Managed Care Plan shall provide the certification at the same time it submits the certified data in the format and within the timeframe required by the Agency.

d.	The Managed Care Plan shall have the capacity to identify encounter data anomalies and shall provide a description of that process to the Agency for review and approval.

e.	The Managed Care Plan shall designate sufficient information technology (IT) and staffing resources to perform these encounter functions as determined by generally accepted best industry practices.

f.	The Managed Care Plan shall participate in Agency-sponsored workgroups directed at continuous improvements in encounter data quality and operations.
2.    Requirements for Complete and Accurate Encounters

a.	The Managed Care Plan shall have a comprehensive automated and integrated encounter data system capable of meeting the requirements below:

(1)
All Managed Care Plan encounters shall be submitted to the Agency in the standard HIPAA transaction formats, namely the ANSI X12N 837 transaction formats (P - Professional; I - Institutional; D - Dental), and, for pharmacy services, in the National Council for Prescription Drug Programs (NCPDP) format. The Managed Care Plan's encounters shall also follow the standards in the Agency's 5010 Companion Guides, the Florida D.0 Payer Specification - Encounters and in this section. Encounters must include Managed Care Plan amounts paid to the providers and shall be submitted for all providers (capitated and non-capitated).

(2)
The Managed Care Plan shall follow the instructions in the User Guide and Report Guide regarding the reporting of pharmacy encounter data using the National Council for Prescription Drug Program (NCPDP) standard D. 0. format and field definitions. Additionally the Managed Care Plan shall submit all denied pharmacy claims data and the reason code(s) for denial.

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(3)
The Managed Care Plan shall convert all information that enters its claims system via hard copy paper claims or other proprietary formats to encounter data to be submitted in the appropriate HIPAA-compliant formats.

(4)
For any services in which a Managed Care Plan has entered into capitation reimbursement arrangements with providers, the Managed Care Plan shall comply with all encounter data submission requirements in this section. The Managed Care Plan shall require timely submissions from its providers as a condition of the capitation payment.

b.	The Managed Care Plan shall implement and maintain review procedures to validate encounter data submitted by providers.

c.	The Managed Care Plan shall submit complete, accurate and timely encounter data to the Agency as defined below.

(1)
For all services rendered to its enrollees (excluding services paid directly by the Agency on a fee-for-service basis), the Managed Care Plan shall submit encounter data no later than seven (7) days following the date on which the Managed Care Plan adjudicated the claims.

(2)	Pharmacy Encounters (NCPDP)

(a)
Complete: The Managed Care Plan shall submit encounters for ninety-five percent (95%) of the covered services provided by participating and non-participating providers, as defined in E.1. of this subsection.

(b)
Accurate: For each encounter data submission, ninety-five percent (95%) of the Managed Care Plan's encounter lines submissions shall pass NCPDP edits and the pharmacy benefits system edits as specified by the Agency. The NCPDP edits are described in the National Council for Prescription Drug Programs Telecommunications Standard Guides. Pharmacy benefits system edits are defined on the following website:

http://portal.flmmis.com/FLPublic/Provider_Pharmacy/tabId/52/Default.aspx.
(3)    Non-Pharmacy Encounters (X12)

(a)
Complete: The Managed Care Plan shall submit encounters for ninety-five percent (95%) of the covered services provided by participating and non-participating providers, as defined in D.1. of this subsection.

(b)	Accurate: No less than ninety-five percent (95%) of the Managed Care Plan's encounter lines submission shall pass FMMIS system edits as specified by the Agency.

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d.	Encounter Resubmission - Adjustments, Reversals or Corrections

(1)	Within thirty (30) days after encounters fail NCPDP edits, X12 (EDI) edits or FMMIS system edits, the Managed Care Plan shall correct and resubmit all encounters for which errors can be remedied.

(2)
The Managed Care Plan shall correct and resubmit one-hundred percent (100%) of previously submitted X12 and NCPDP encounter data transactions to reflect the most current and accurate payment adjustments or reversals that resulted in a recoupment or additional payment within thirty (30) days of the respective action.

e.
For encounter data acceptance purposes the Managed Care Plan must ensure the provider information it supplies to the Agency is sufficient to ensure providers are recognized in FMMIS as either actively enrolled Medicaid providers or as Managed Care Plan registered providers. The Managed Care Plan is responsible for ensuring information is sufficient for accurate identification of participating network providers and non-participating providers who render services to Managed Care Plan enrollees.

3.	Check Run Summary File Submission

a.
The Managed Care Plan must submit a Check Run Summary File for each provider payment adjudication cycle no later than seven (7) days following each respective adjudication cycle and in a format specified by the Agency.

b.
The Managed Care Plan must submit a Check Run Summary File reporting how total provider payment amounts reconcile with the encounter data submissions for each provider payment adjudication cycle. The Check Run Summary File must be submitted along with the encounter claims data submissions. The Check Run Summary file must be submitted in a format and in timeframes specified by the Agency.

4.    Encounter Data Submission

a.
The Managed Care Plan shall collect and submit encounter data to the Agency's fiscal agent. The Managed Care Plan shall be held responsible for errors or noncompliance resulting from their own actions or the actions of an agent authorized to act on its behalf.

b.
The encounter data submission standards required to support encounter data collection and submission are defined by the Agency in the Medicaid Companion Guides, Pharmacy Payer Specifications and this section. In addition, the Agency will post encounter data reporting requirements on the following websites:

http://portal.flmmis.com/FLPublic/Provider_EDI/Provider_EDI_CompanionGuides/tabId/62/Default.aspx
and

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http://portal.flmmis.com/FLPublic/Provider_Pharmacy/tabId/52/Default.aspx.

c.	The Managed Care Plan shall adhere to the following requirements for the encounter data submission process:

(1)
Within thirty (30) days after notice by the Agency or its fiscal agent of encounters getting a denied or rejected payment status (failing fiscal agent edits), the Managed Care Plan shall accurately resubmit one-hundred percent (100%) of all encounters for which errors can be remedied.

(2)	The Managed Care Plan shall retain submitted historical encounter data for a period not less than six (6) years as specified in the Standard Contract, Section I., Item D., Retention of Records.

d.
The Managed Care Plan shall implement and maintain review procedures to validate the successful loading of encounter files by the Agency's fiscal agent's electronic data interface (EDI) clearinghouse. The Managed Care Plan shall use the EDI response (acknowledgement) files to determine if files were successfully loaded. Within seven (7) days of the original submission attempt, the Managed Care Plan shall correct and resubmit files that fail to load

e.	If the Managed Care Plan fails to comply with the encounter data reporting requirements of this Contract, the Agency will impose sanctions pursuant to Section XI, Sanctions.
F.    Fraud and Abuse Prevention
1.    General Provisions

a.
The Managed Care Plan shall establish functions and activities governing program integrity in order to reduce the incidence of fraud and abuse and shall comply with all state and federal program integrity requirements, including but not limited to, the applicable provisions of the Social Security Act, ss. 1128, 1902, 1903, and 1932; 42 CFR 431, 433, 434, 435, 438, 441, 447, 455; 45 CFR Part 74; Chapters 409, 414, 458, 459, 460, 461, 626, 641 and 932, F.S., and 59A-12.0073, 59G and 69D-2, F.A.C.

b.
The Managed Care Plan shall have adequate Florida-based staffing and resources to enable the compliance officer to investigate indicia of fraud and abuse and develop and implement corrective action plans relating to fraud and abuse and overpayment.

c.
The Managed Care Plan's written fraud and abuse prevention program shall have internal controls and policies and procedures in place that are designed to prevent, reduce, detect, investigate, correct and report known or suspected fraud and abuse activities. This shall include reporting instances of fraud and abuse pursuant to ss. 409.91212, F.S., 626.989, F.S., and 641.3915, F.S.

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d.
In accordance with s. 6032 of the federal Deficit Reduction Act of 2005, the Managed Care Plan shall make available written fraud and abuse policies to all employees. If the Managed Care Plan has an employee handbook, the Managed Care Plan shall include specific information about s. 6032, the Managed Care Plan's policies, and the rights of employees to be protected as whistleblowers.

e.	The Managed Care Plan shall meet with the Agency periodically, at the Agency's request, to discuss fraud, abuse, neglect, exploitation and overpayment issues.
2.    Compliance Officer
The Managed Care Plan's compliance officer as described in Section VIII, Administration and Management, shall have unrestricted access to the Managed Care Plan's governing body for compliance reporting, including fraud and abuse and overpayment.
3.     Fraud Investigation Unit

a.	The Managed Care Plan shall establish and maintain a fraud investigative unit to investigate possible acts of fraud, abuse or overpayment, or may subcontract such functions.

b.
If a Managed Care Plan subcontracts for the investigation of fraudulent claims and other types of program abuse by enrollees or service providers, the Managed Care Plan shall file the following with the Bureau of Medicaid Program Integrity (MPI) for approval at least sixty (60) days before subcontract execution:

(1)	The names, addresses, telephone numbers, e-mail addresses and fax numbers of the principals of the entity with which the Managed Care Plan wishes to subcontract;

(2)	A description of the qualifications of the principals of the entity with which the Managed Care Plan wishes to subcontract; and

(3)	The proposed subcontract.

c.	The Managed Care Plan shall submit to MPI such executed subcontracts, attachments, exhibits, addendums or amendments thereto, within thirty (30) days after execution.
4.    Compliance Plan and Anti-Fraud Plan

a.
The Managed Care Plan shall submit its compliance plan and anti-fraud plan, including its fraud and abuse policies and procedures, and any changes to these items, to MPI for written approval at least forty-five (45) days before those plans and procedures are implemented. (See ss. 409.91212, F.S. and 409.967(2)(f), F.S.) The Managed Care Plan shall submit these documents via the MPI-MC secure file transfer protocol (SFTP) site. Failure to implement an MPI approved anti-fraud plan within ninety (90) days may result in liquidated damages. MPI may reassess the implementation of the anti-fraud plan every ninety (90) days until MPI deems the Managed Care Plan to be in compliance. (See Section XIII, Liquidated Damages.)

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b.	At a minimum the compliance plan shall comply with 42 CFR 438.608, and include:

(1)	Written policies, procedures and standards of conduct that articulate the Managed Care Plan's commitment to comply with all applicable federal and state standards;

(2)	The designation of a compliance officer and a compliance committee accountable to senior management;

(3)	Effective training and education of the compliance officer and the Managed Care Plan's employees;

(4)	Effective lines of communication between the compliance officer and the Managed Care Plan's employees;

(5)	Enforcement of standards through well-publicized statutory and contractual requirements and related disciplinary guidelines;

(6)	Provision for internal monitoring and auditing; and

(7)	Provisions for prompt response to detected offenses and for development of corrective action initiatives.

c.	At a minimum, the Managed Care Plan shall submit its anti-fraud plan to MPI annually by September 1. The anti-fraud plan shall comply with s. 409.91212, F.S., and, at a minimum, must include:

(1)
A written description or chart outlining the organizational arrangement of the Managed Care Plan's personnel who are responsible for the investigation and reporting of possible overpayment, abuse or fraud;

(2)	A description of the Managed Care Plan's procedures for detecting and investigating possible acts of fraud, abuse and overpayment;

(3)	A description of the Managed Care Plan's procedures for the mandatory reporting of possible overpayment, abuse or fraud to MPI;

(4)	A description of the Managed Care Plan's program and procedures for educating and training personnel on how to detect and prevent fraud, abuse and overpayment;

(a)	At a minimum, training shall be conducted within thirty (30) days of new hire and annually thereafter;

(b)	The Managed Care Plan shall have a methodology to verify training occurs as required; and

(c)	The Managed Care Plan shall also include Deficit Reduction Act requirements in the training curriculum.

(5)	The name, address, telephone number, e-mail address and fax number of the individual responsible for carrying out the anti-fraud plan; and

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(6)	A summary of the results of the investigations of fraud, abuse, or overpayment which were conducted during the previous fiscal year by the Managed Care Plan's fraud investigative unit.

d.	At a minimum, the Managed Care Plan's compliance plan, anti-fraud plan, and fraud and abuse policies and procedures shall comply with s. 409.91212, F.S., and with the following:

(1)	Ensure that all officers, directors, managers and employees know and understand the provisions;

(2)
Include procedures designed to prevent and detect potential or suspected fraud and abuse in the administration and delivery of services under this Contract. Nothing in this Contract shall require that the Managed Care Plan assure that non-participating providers are compliant with this Contract, but the Managed Care Plan is responsible for reporting suspected fraud and abuse by non-participating providers when detected;

(3)
Describe the Managed Care Plan's organizational arrangement of anti-fraud personnel, their roles and responsibilities, including a description of the internal investigational methodology and reporting protocols. Such internal investigational methodology and reporting protocols shall ensure the unit's primary purpose is for the investigation (or supervision of the investigation) of suspected insurance/Medicaid fraud and fraudulent claims;

(4)	Incorporate a description of the specific controls in place for prevention and detection of potential or suspected fraud and abuse, including, but not limited to:

(a)
An effective pre-payment and post-payment review process, including but not limited to data analysis, claims and other system edits, and auditing of participating providers (see s. 409.967(2)(f), F.S.);

(b)
A description of the method(s), including detailed policies and procedures, for verifying enrollees' identity and if services billed by providers were actually received. Such methods must be either the use of electronic verification or biometric technology but may also include sending enrollee explanations of Medicaid benefits (EOMB), contacting enrollees by telephone, mailing enrollees a questionnaire, contacting a representative sample of enrollees, or sampling enrollees based on business analyses;

(c)
Provider profiling, credentialing, and recredentialing, and ongoing provider monitoring including a review process for claims and encounters that shall include providers and non-participating providers who:

(i)	Demonstrate a pattern of submitting falsified encounter data or service reports;

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(ii)	Demonstrate a pattern of overstated reports or up-coded levels of service;

(iii)	Alter, falsify or destroy clinical record documentation;

(iv)	Make false statements relating to credentials;

(v)	Misrepresent medical information to justify enrollee referrals;

(vi)	Fail to render medically necessary covered services they are obligated to provide according to their provider contracts;

(vii)	Charge enrollees for covered services; and

(viii)	Bill for services not rendered;

(d)	Prior authorization;

(e)	Utilization management;

(f)	Subcontract and provider contract provisions;

(g)	Provisions from the provider and the enrollee handbooks; and

(h)	Standards for a code of conduct.

(5)	Contain provisions pursuant to this section for the confidential reporting of Managed Care Plan violations to MPI and other agencies as required by law;

(6)	Include provisions for the investigation and follow-up of any reports;

(7)	Ensure that the identities are protected for individuals reporting in good faith alleged acts of fraud and abuse;

(8)
Require all suspected or confirmed instances of internal and external fraud and abuse relating to the provision of, and payment for, Medicaid services including, but not limited to, Managed Care Plan employees/management, providers, subcontractors, vendors, delegated entities, or enrollees under state and/or federal law be reported to MPI within fifteen (15) days of detection, as specified in s. 409.91212, F.S. and in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide. Additionally, any final resolution reached by the Managed Care Plan shall include a written statement that provides notice to the provider or enrollee that the resolution in no way binds the State of Florida nor precludes the State of Florida from taking further action for the circumstances that brought rise to the matter;

(9)	Ensure that the Managed Care Plan and all providers and subcontractors, upon request and as required by state and/or federal law, shall:

(a)
Make available to all authorized federal and state oversight agencies and their agents, including but not limited to, the Agency, the Florida Attorney General, and DFS any and all administrative, financial and medical/case

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records and data relating to the delivery of items or services for which Medicaid monies are expended; and

(b)
Allow access to all authorized federal and state oversight agencies and their agents, including but not limited to, the Agency, the Florida Attorney General, and DFS to any place of business and all medical/case records and data, as required by state and/or federal law. Access shall be during Normal Business Hours, except under special circumstances when the Agency, the Florida Attorney General, and DFS shall have After Hours admission. The Agency and the Florida Attorney General shall determine the need for special circumstances.

(10)	Ensure that the Managed Care Plan shall cooperate fully in any investigation by federal and state oversight agencies and any subsequent legal action that may result from such an investigation;

(11)	Ensure that the Managed Care Plan does not retaliate against any individual who reports violations of the Managed Care Plan's fraud and abuse policies and procedures or suspected fraud and abuse;

(12)
Not knowingly have affiliations with individuals debarred or excluded by federal agencies under ss. 1128 and 1128A of the Social Security Act and 42 CFR 438.610 or subcontractors on the discriminatory vendor list maintained by the Department of Management Services in accordance with s. 287.134, F.S.;

(13)
On at least a monthly basis check current staff, subcontractors and providers against the federal List of Excluded Individuals and Entities (LEIE) and the federal System for Award Management (SAM) (includes the former Excluded Parties List System (EPLS) or their equivalent, to identify excluded parties. The Managed Care Plan shall also check monthly the Agency's listing of suspended and terminated providers at the Agency website below, to ensure the Managed Care Plan does not include any non-Medicaid eligible providers in its network: http://apps.ahca.myflorida.com/dm_web.

The Managed Care Plan shall also conduct these checks during the process of engaging the services of new employees, subcontractors and providers and during renewal of agreements and recredentialing. The Managed Care Plan shall not engage the services of an entity that is in nonpayment status or is excluded from participation in federal health care programs under ss. 1128 and 1128A of the Social Security Act;

(14)	Provide details and educate employees, subcontractors and providers about the following as required by s. 6032 of the federal Deficit Reduction Act of 2005:

(a)	The Federal False Claim Act;

(b)	The penalties and administrative remedies for submitting false claims and statements;

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(c)	Whistleblower protections under federal and state law;

(d)	The entity's role in preventing and detecting fraud, waste and abuse;

(e)	Each person's responsibility relating to detection and prevention; and

(f)	The toll-free state telephone numbers for reporting fraud and abuse.

(15)	If the Managed Care Plan is approved to provide telemedicine, the Managed Care Plan shall include a review of telemedicine in its fraud and abuse detection activities.
5.    Reporting and Disclosure Requirements

a.	The Managed Care Plan shall comply with all reporting requirements as set forth below and in s. 409.91212, F.S.

b.
The Managed Care Plan shall report on a quarterly basis a comprehensive fraud and abuse prevention activity report regarding its investigative, preventive and detective activity efforts, as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide

c.
The Managed Care Plan shall, by September 1 of each year, report to MPI its experience in implementing an anti-fraud plan, and on conducting or subcontracting for investigations of possible fraudulent or abusive acts during the prior state fiscal year, as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide. The report must include, at a minimum:

(1)	The dollar amount of Managed Care Plan losses and recoveries attributable to overpayment, abuse and fraud; and

(2)	The number of Managed Care Plan referrals to MPI.

d.
The Managed Care Plan shall notify DHHS OIG and MPI within ten (10) business days of discovery of individuals who have met the conditions giving rise to mandatory or permissive exclusions per s. 1128, s. 1156, and s.1892 of the Social Security Act, 42 CFR 455.106, 42 CFR 1002.3, and 42 CFR 1001.1.

e.	In accordance with 42 CFR 455.106, the Managed Care Plan shall disclose to DHHS OIG, with a copy to MPI within ten (10) business days after discovery, the identity of any person who:

(1)	Has ownership or control interest in the Managed Care Plan, or is an agent or managing employee of the Managed Care Plan; and

(2)	Has been convicted of a criminal offense related to that person's involvement in any program under Medicare, Medicaid or the Title XX services program since the inception of those programs.

f.	In addition to the disclosure required under 42 CFR 455.106, the Managed Care Plan shall also disclose to DHHS OIG with a copy to MPI within ten (10) business days after

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discovery, the identity of any person described in 42 CFR 1002.3 and 42 CFR 1001.1001(a)(1), and to the extent not already disclosed, to additionally disclose any person who has ownership or control interest in a Managed Care Plan participating provider, or subcontractor, or is an agent or managing employee of a Managed Care Plan participating provider or subcontractor, and meets at least one of the following requirements:

(1)
Has been convicted of a crime as identified in s. 1128 of the Social Security Act and/or conviction of a crime related to that person's involvement in any program under Medicare, Medicaid, or the Title XX services program since the inception of those programs;

(2)	Has been denied entry into the Managed Care Plan's network for program integrity-related reasons; or

(3)
Is a provider against whom the Managed Care Plan has taken any action to limit the ability of the provider to participate in the Managed Care Plan's provider network, regardless of what such an action is called. This includes, but is not limited to, suspension actions, settlement agreements and situations where an individual or entity voluntarily withdraws from the program or Managed Care Plan provider network to avoid a formal sanction.

g.
The Managed Care Plan shall submit the written notification referenced above to DHHS OIG via email to: floridaexclusions@oig.hhs.gov and copy MPI via email to: mpifo@ahca.myflorida.com. Document information examples include, but are not limited to, court records such as indictments, plea agreements, judgments and conviction/sentencing documents.

h.	In lieu of an e-mail notification, a hard copy notification is acceptable to DHHS OIG at:
Attention: Florida Exclusions
Office of the Inspector General
Office of Investigations
7175 Security Boulevard, Suite 210
Baltimore, MD 21244

With a copy to MPI at:
Attention: Florida Exclusions
Office of the Inspector General
Medicaid Program Integrity
2727 Mahan Drive, M.S. #6
Tallahassee, FL 32308-5403

i.	The Managed Care Plan shall notify MPI and provide a copy of any corporate integrity or corporate compliance agreements within thirty (30) days after execution of such agreements.

j.	The Managed Care Plan shall notify MPI and provide a copy of any corrective action plans required by the Department of Financial Services (DFS) and/or federal

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governmental entities, excluding AHCA, within thirty (30) days after execution of such plans.

k.
The Managed Care Plan shall query its potential non-provider subcontractors before contracting to determine whether the subcontractor has any existing or pending contract(s) with the Agency and, if any, notify MPI.

6.    Sanctions

a.
Notwithstanding any other provisions related to the imposition of sanctions or fines in this Contract, including any attachments, exhibits, addendums or amendments hereto, the following sanctions will be applied:

b.
If the Managed Care Plan fails to timely submit an acceptable anti-fraud plan or fails to timely submit the reports referenced in Section XIV, Reporting Requirements, and specified in the Managed Care Plan Report Guide, a sanction of $2,000 per calendar day, from the date the report is due to the Agency, shall be imposed under this Contract until MPI deems the Managed Care Plan to be in compliance.

c.	If the Managed Care Plan fails to implement an anti-fraud plan or investigative unit, a sanction of $10,000 shall be imposed under this Contract.

d.
If the Managed Care Plan fails to timely report, or report all required information for all suspected or confirmed instances of provider or recipient fraud or abuse within fifteen (15) days after detection to MPI, as specified in s. 409.91212, F.S., a sanction of $1,000 per calendar day will be imposed under this Contract, until MPI deems the Managed Care Plan to be in compliance.

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Section IX. Method of Payment
A.    Fixed Price Unit Contract
This is a fixed price (unit cost) Contract awarded through procurement. The Agency, through its fiscal agent, shall make payment to the Managed Care Plan on a monthly basis for the Managed Care Plan's satisfactory performance of its duties and responsibilities as set forth in this Contract.
B.    Payment Provisions
1.    Capitation Rates

a.
The Agency shall pay the applicable capitation rate for each eligible enrollee whose name appears on the HIPAA-compliant X12 820 file for each month, except that the Agency shall not pay for, and shall recoup, any part of the total payment for enrollment that exceeds the maximum authorized enrollment level(s) expressed in Attachment I, as applicable. The total payment amount to the Managed Care Plan shall depend upon the number of enrollees in each eligibility category and each rate group, as provided for by this Contract, or as adjusted pursuant to the Contract when necessary. The Managed Care Plan is obligated to provide services pursuant to the terms of this Contract for all enrollees for whom the Managed Care Plan has received capitation payment or for whom the Agency has assured the Managed Care Plan that capitation payment is forthcoming.

b.
In accordance with ss. 409.968, 409.976 and 409.983, F.S., the capitation rates reflect historical utilization and spending for covered services projected forward and will be adjusted to reflect the level of care profile (risk) for enrollees in each Managed Care Plan.

c.	The rates shall be actuarially sound in accordance with 42 CFR 438.6(c).

d.
Pursuant to s. 409.966(3)(d), F.S., for the first year of the first Contract term, the Agency shall negotiate capitation rates in order to guarantee savings of at least five percent (5%). Determination of the amount of savings shall be calculated by comparison to the Medicaid rates that the Agency paid Managed Care Plans for similar populations in the same areas in the prior year. In a region without any capitated plans in the prior year, savings shall be calculated by comparison to the Medicaid rates established and certified for those regions in the prior year. After the first year no further rate negotiations will be conducted.

e.	The base capitation rates prior to risk adjustment are included in Attachment I, titled "ESTIMATED MANAGED CARE PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS."

f.
The Agency may use, or may amend and use these rates, only after certification by its actuary and approval by the Centers for Medicare and Medicaid Services. Inclusion of these rates is not intended to convey or imply any rights, duties or obligations of either

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party, nor is it intended to restrict, restrain or control the rights of either party that may have existed independently of this section of the Contract.

g.
By signature on this Contract, the parties explicitly agree that this section shall not independently convey any inherent rights, responsibilities or obligations of either party, relative to these rates, and shall not itself be the basis for any cause of administrative, legal or equitable action brought by either party. In the event that the rates certified by the actuary and approved by CMS are different from the rates included in this Contract, the Managed Care Plan agrees to accept a reconciliation performed by the Agency to bring payments to the Managed Care Plan in line with the approved rates. The Agency may amend and use the CMS-approved rates by notice to the Managed Care Plan through an amendment to the Contract.

h.
Unless otherwise specified in this Contract, the Managed Care Plan shall accept the capitation payment received each month as payment in full by the Agency for all services provided to enrollees covered under this Contract and the administrative costs incurred by the Managed Care Plan in providing or arranging for such services. Any and all costs incurred by the Managed Care Plan in excess of the capitation payment shall be borne in total by the Managed Care Plan.

i.
The Agency shall pay a retroactive capitation rate for each newborn enrolled in a MMA or Comprehensive LTC Managed Care Plan retroactive to the month of birth. (see s. 409.977(3), F.S.) The Managed Care Plan is responsible for payment of all covered services provided to newborns.

j.
The Agency shall pay a MMA or Comprehensive LTC Managed Care Plan one kick payment for each covered transplant for enrollees who are not also eligible for Medicare. The Agency shall make kick payments for transplants in the amounts indicated in the MMA Exhibit.

k.
The Agency shall pay a MMA or Comprehensive LTC Managed Care Plan kick payments for qualified/authorized enrollees undergoing treatment for Hepatitis C. The Agency shall make kick payments for treatment of Hepatitis C in the amounts indicated in the MMA Exhibit.

l.
The Agency shall pay an MMA or Comprehensive LTC Managed Care Plan a supplemental payment for eligible primary care services provided between January 1, 2013 and December 31, 2014 as provided in the MMA Exhibit.

m.	The Agency shall prospectively adjust the base capitation rates for LTC and Comprehensive LTC Managed Care Plans in accordance with the LTC Exhibit.

2.    Rate Adjustments and Reconciliations

a.	The Managed Care Plan and the Agency acknowledge that the capitation rates paid under this Contract are subject to approval by the federal government.

b.	The Managed Care Plan and the Agency acknowledge that adjustments to funds previously paid, and to funds yet to be paid, may be required. Funds previously paid

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shall be adjusted when capitation rate calculations are determined to have been in error, or when capitation rate payments have been made for enrollees who are determined not to have been eligible for Managed Care Plan membership during the period for which the capitation rate payments were made. In such events, the Managed Care Plan agrees to refund any overpayment and the Agency agrees to pay any underpayment.

c.
Pursuant to ss. 409.983(6) and 409.983(7), F.S., the Agency shall reconcile a Managed Care Plan's actual payments to nursing facilities, including patient responsibility, and hospices for enrollees with LTC benefits as specified in the LTC exhibit.

d.
Pursuant to s. 409.976(2), F.S., the Agency shall reconcile a Managed Care Plan's actual payments to SIPPs for enrollees with MMA benefits to ensure actual claim payments are, at a minimum, the same as Medicaid FFS claim payments. Any Managed Care Plan provider payments to SIPPs in excess of FFS claim payments will not be reimbursed by the Agency or in any way increase per member per month payment to the Managed Care Plan in any current or future capitation rate setting period. The Managed Care Plan accepts and assumes all risks of excess payments as a cost of doing business and cannot seek additional Medicaid payments for such business decisions. Any inadvertent payments made by the Agency to a Managed Care Plan in excess of the FFS amount shall be overpayments and shall be recouped.

e.
The Agency shall adjust capitation rates to reflect budgetary changes in the Medicaid program. The rate of payment and total dollar amount may be adjusted with a properly executed amendment when Medicaid expenditure changes have been established through the appropriations process and subsequently identified in the Agency's operating budget. Legislatively-mandated changes shall take effect on the dates specified in the legislation. The Agency may not approve any Managed Care Plan request for a rate increase unless sufficient funds to support the increase have been authorized in the General Appropriations Act. (See s. 409.968(3), F.S.).

f.	In accordance with s. 409.967(3), F.S., the Agency shall verify the Managed Care Plan's achieved savings rebate specified in this Contract.
3.    Errors
The Managed Care Plan shall carefully prepare all reports and monthly payment requests for submission to the Agency. If after preparation and electronic submission, the Managed Care Plan discovers an error, including, but not limited to, errors resulting in capitated payments above the Managed Care Plan's authorized levels, either by the Managed Care Plan or the Agency, the Managed Care Plan has thirty (30) days from its discovery of the error, or thirty (30) days after receipt of notice by the Agency, to correct the error and re-submit accurate reports and/or invoices. Failure to respond within the thirty- (30) calendar-day period shall result in a loss of any money due to the Managed Care Plan for such errors and/or sanctions against the Managed Care Plan pursuant to Section XI, Sanctions.
4.    Enrollee Payment Liability Protection

a.
Pursuant to s. 1932(b )(6), Social Security Act (as enacted by section 4704 of the Balanced Budget Act of 1997), the Managed Care Plan shall not hold enrollees liable for debts of the Managed Care Plan, in the event of the Managed Care Plan's insolvency;

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b.
Managed Care Plan shall not hold enrollees liable for payment of covered services provided by the Managed Care Plan if the Managed Care Plan has not received payment from the Agency for the covered services (excluding Medicaid Pending LTC enrollees who are determined ineligible for Medicaid as specified in this Contract), or if the provider, under contract or other arrangement with the Managed Care Plan, fails to receive payment from the Agency or the Managed Care Plan; and/or

c.
Managed Care Plan shall not hold enrollees liable for payments to a provider, including referral providers, that furnished covered services under a contract or other arrangements with the Managed Care Plan, that are in excess of the amount that normally would be paid by the enrollee if the covered services had been received directly from the Managed Care Plan.

5.     Achieved Savings Rebate

a.	In accordance with s. 409.967(3), F.S. and as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide, the Managed Care Plan shall submit:

(1)
Quarterly unaudited financial statements including the Achieved Savings Rebate exhibits, and an annual financial audit conducted by an independent certified public accountant (CPA) in accordance with generally accepted accounting principles (GAAP);

(2)
If the Managed Care Plan is regulated by the Office of Insurance Regulation (OIR) annual statements prepared in accordance with statutory accounting principles. Statements shall be submitted to the Agency contract manager annually by March 1; and

b.
The Managed Care Plan shall pay to the Agency the expenses of the Agency's achieved savings rebate audit at the rates established by the Agency. Expenses shall include actual travel expenses, reasonable living expense allowances, compensation of the CPA and necessary attendant administrative costs of the Agency directly related to the audit/examination. The Managed Care Plan shall pay the Agency within twenty-one (21) days after presentation by the Agency of the detailed account of the charges and expenses.

c.
At a Florida location by the date specified by the Agency's contracted CPA, the Managed Care Plan shall make available all books, accounts, documents, files and information that relate to the Managed Care Plan's Medicaid transactions.

(1)	The Managed Care Plan shall cooperate in good faith with the Agency and the CPA.

(2)
Records not in the Managed Care Plan's immediate possession must be made available to the Agency or the CPA in the Florida location specified by the Agency or the CPA within three (3) days after a request is made by the Agency or the CPA. If original records are required, and they cannot be made available in a Florida location as specified herein, the Managed Care Plan shall make the records

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available for the CPA to review at the applicable location and shall pay any expenses related to the CPA's review at that location.

(3)	Failure to comply with such record requests shall be deemed a breach of Contract, and the Managed Care Plan shall be subject to sanctions as specified in Section XI, Sanctions.

d.
In accordance with s. 409.967(3)(g), F.S. and as specified below, if the Managed Care Plan exceeds the Agency-defined quality measures as specified below, the Managed Care Plan may retain up to an additional one percent (1%) of its revenue.

(1)	For MMA and Comprehensive LTC managed care plans, the following shall apply:

(a)
The Agency shall assign the HEDIS performance measures listed in d.(1)(c) a point value that correlates to the National Committee for Quality Assurance HEDIS National Means and Percentiles. The scores will be assigned according to the table below. Individual performance measures will be grouped and the scores averaged within each group.

PM Ranking	Score
>= 90th percentile	6
75th - 89th percentile	5
60th - 74th percentile	4
50th - 59th percentile	3
25th-49th percentile	2
10th - 24th percentile	1
< 10th percentile	0

(b)
In order to be eligible to retain up to an additional one percent (1%) of revenue, the Managed Care Plan shall achieve a group score of four (4) or higher for each of the six performance measure groups in the first year of reporting performance measures. To be eligible to retain up to an additional one percent (1%) of revenue based on the second year and subsequent years of reporting performance measures, the Managed Care Plan shall achieve a group score of five (5) or higher for each of the six (6) performance measure groups.

(c)	Performance measure groups are as follows:

(i)	Mental Health and Substance Abuse

•	Antidepressant Medication Management

•	Follow-up Care for Children Prescribed ADHD Medication

•	Follow-up after Hospitalization for Mental Illness (7 day)

•	Initiation and Engagement of Alcohol and Other Drug Dependence Treatment

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(ii)	Well-Child

•	Adolescent Well Care Visits

•	Childhood Immunization Status - Combo 3

•	Immunizations for Adolescents

•	Well-Child Visits in the First 15 Months of Life (6 or more)

•	Well-Child Visits in the 3rd, 4th, 5th, and 6th Years of Life

•	Lead Screening in Children

(iii)	Other Preventive Care

•Adults’ Access to Preventive/Ambulatory Health Services
•Annual Dental Visits
•BMI Assessment
•Breast Cancer Screening
•Cervical Cancer Screening
•Children and Adolescents’ Access to Primary Care
•Chlamydia Screening for Women

(iv)	Prenatal/Perinatal

•	Prenatal and Postpartum Care (includes two (2) measures)

•	Prenatal Care Frequency

(v)	Diabetes - Comprehensive Diabetes Care Measure Components

•	HbA1c Testing

•	HbA1c Control (< 8%)

•	Eye Exam

•	LDL-C Screening

•	LDL-C Control

•	Medical Attention for Nephropathy

(vi)	Other Chronic and Acute Care

•	Controlling High Blood Pressure

•	Pharyngitis - Appropriate Testing related to Antibiotic Dispensing

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•	Use of Appropriate Medications for People with Asthma

•	Annual Monitoring for Patients on Persistent Medications

(2)
In order to eligible to retain up to an additional one percent (1%) of revenue in the first year, a LTC or Comprehensive LTC managed care plan shall exceed the specified threshold for each and all performance measures as listed below:

Measure	Threshold
HEDIS Measures
Care for Older Adults	90th percentile
Call Answer Timeliness	90th percentile
Agency-Defined
Required Record Documentation 701B Assessment Freedom of Choice Form Plan of Care/Enrollee Participation Plan of Care/PCP Notification Plan of Care/PCP Participation	95% 95% 95% 95% 75%
Face-To-Face Encounters	95%
Case Manager Training	95%
Timeliness of Services	98%

(3)
Comprehensive LTC plans that meet the quality standards for only one program component (LTC or MMA), may retain up to one percent (1%) of ASR-allowed revenue associated with the component for which they meet the quality standards.

(4)
The Agency may amend the performance measure groups and the group scores required for an MMA managed care plan or Comprehensive LTC plan to retain up to an additional one percent (1%) of revenue with sixty (60) days' advance notice.

(5)
The Agency may amend the performance measures and thresholds required for an LTC or Comprehensive LTC plan to retain up to an additional one percent (1%) of revenue with sixty (60) days' advance notice.

e.
The Agency CPA will validate the achieved savings rebate, and the results will be provided to the Agency. If the CPA validates the achieved savings rebate submitted by the Managed Care Plan in accordance with the Managed Care Plan Report Guide, these results shall be final and dispositive. If the CPA fails to validate the achieved savings rebate submitted by the Managed Care Plan, the Agency will provide written notice of the CPA's findings to the Managed Care Plan and allow the Managed Care Plan the opportunity to review and respond to the CPA's findings in writing within the timeframe specified by the Agency. The CPA will review the Managed Care Plan's response and issue final results. These results are dispositive.

f.	The Agency will provide the final results of the audit to the Managed Care Plan, and the Managed Care Plan shall pay the rebate to the Agency within thirty (30) days after the results are provided.

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g.	The achieved savings rebate is established by determining pretax income as a percentage of revenues and applying the following income ratios:

(1)	One hundred percent (100%) of income up to and including five (5) percent of revenue shall be retained by the Managed Care Plan.

(2)	Fifty percent (50%) of income above five (5) percent and up to ten percent (10%) shall be retained by the Managed Care Plan, and the other fifty percent (50%) refunded to the state.

(3)	One hundred percent (100%) of income above ten percent (10%) of revenue shall be refunded to the state.

h.	As further specified in the Managed Care Plan Report Guide, for purposes of the achieved savings rebate:

(1)	Pretax income is defined as pre-tax revenue minus those expenses permitted in the Managed Care Plan Report Guide.

(2)
Revenue includes but is not limited to all capitation premium payments made by the State to the Managed Care Plan. Revenue does not include additions to, or components of, premium payments made to provide funds for payment of the ACA Section 9010 Health Insurance Providers Fee, or the additional amounts to provide for the payment of state premium taxes or federal income tax on such amounts. Revenue is to be reduced by the state premium tax or other state assessments based on the premium.

(3)
Expenses generally include reasonable and appropriate medical expenses and general and administrative expenses, other than interest expense, of operating the Managed Care Plan in accordance with the requirements of this Contract. Any state premium tax or other state assessment based on premium that is treated as a reduction to premium revenue cannot be included in the allowable expenses. In accordance with s. 409.967(3)(h), F.S., the following expenses are not allowable expenses for purposes of determining the pre-tax income subject to the achieved savings rebate:

(a)	Payment of achieved savings rebates;

(b)	Any financial incentive payments made to the Managed Care Plan outside of the capitation rate;

(c)	Expenses associated with any lobbying or political activities;

(d)	Cash value or equivalent cash value of bonuses of any type paid or awarded to the Managed Care Plan's executive staff other than base salary;

(e)	Reserves and reserve accounts other than those expressly permitted by the Managed Care Plan Report Guide; and

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(f)	Administrative costs in excess of actuarially sound maximum amounts set by the Agency.

i.	The actuarially sound maximum amount for administrative costs will be calculated by the actuary developing the capitation rates as part of the ratesetting process.

j.
In accordance with s. 409.967(3)(i), F.S., if the Managed Care Plan incurs a loss in the first calendar year of operation subject to the achieved saving rebate, it may apply the full amount of such loss as an offset to income in the second year. If the Managed Care Plan elects to carry forward such a loss, then the life-years of coverage for the first calendar year of coverage will also carry over to the second year.

k.
In accordance with s. 409.967(3)(j), F.S., if the Agency later determines that the Managed Care Plan owes an additional rebate, the Managed Care Plan shall have thirty (30) days after notification by the Agency to make payment. If the Managed Care Plan fails to pay the rebate, the Agency will withhold future payments until the entire amount of the rebate is recouped. If the Agency determines that the Managed Care Plan made an overpayment, the Agency will return the overpayment within thirty (30) days of such determination.

l.
If the Managed Care Plan purchases part or all of the business of another managed care plan, the Managed Care Plan's information and reports regarding its achieved savings rebate shall include information for the purchased business, including for that part of the reporting period that was prior to the purchase.

m.
If the Managed Care Plan's enrollment in the reporting period is greater than or equal to five-thousand (5,000) life-years but fewer than seventy-five thousand (75,000) life-years, the Agency will make a credibility-based adjustment to the amount of pre-tax income that is fully retained by the Managed Care Plan. If the Managed Care Plan's enrollment in a reporting period is fewer than five thousand (5,000) life-years, the Managed Care Plan shall not owe a rebate for the reporting period. However, the information from that reporting period shall be carried over and included with information for the next reporting period. When the cumulative life-years of such combined reporting periods equals or exceeds five-thousand (5,000) life-years, the achieved saving rebate calculation will be performed subject to the credibility-based adjustment using the combined life-years.

n.
If the Agency determines that payment of an achieved savings rebate by the Managed Care Plan would result in the Managed Care Plan being put at significant risk of insolvency, the Agency may defer all or a portion of the rebate payment owed by the Managed Care Plan.

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Section IX. Method of Payment

The Achieved Savings Rebate shall be calculated in accordance with s. 409.967(3)(f), F.S., as illustrated below.
Note: The following three (3) increments shall be applied to the Managed Care Plan’s (Plan’s) pre-tax income (AKA: net operating income [NOI])

Achieved Savings Rebates Table - Effective 1/1/2014 - 12/31/2018
	NOI Range Category	Amount Managed Care Plans will retain	Amount Managed Care Plans will be required to refund to the Agency
I	NOI ranging from Zero (0) up to and including five (5) percent of the Plan’s premium revenue:	Managed Care Plans will retain 100% of NOI within this range.	Managed Care Plans will not be required to refund any of their NOI within this range.
II	NOI above five (5) percent and up to and including ten (10) percent of the Plan’s premium revenue:	Managed Care Plans will retain 50% of the NOI within this range.	Managed Care Plans will be required to refund 50% of the NOI within this range.
III	NOI above ten (10) percent of the Plan’s premium revenue:	Managed Care Plans will not be allowed to retain any of the NOI within this range.	Managed Care Plans will have to refund to the Agency 100% of the NOI within this range.

Example: If the Plan’s premium revenues are $1,000,000 and allowed expenses are $850,000, the Plan has a pre-tax net operating income (NOI) of $150,000. The NOI is calculated to be 15% of premium revenue (NOI/Revenue):

NOI Range as Percent of Revenue	Plan retains		Plan refunds to the State
0.00% to 5.00% = $50,000.00	100% of NOI within this range	$50,000.00	0% of NOI within this range:	$0.00
5.00% to 10.00% = $50,000.00	50% of NOI within this range	$25,000.00	50% of NOI within this range:	$25,000.00
above 10.00% = $50,000.00	0% of NOI within this range	$0.00	100% of NOI within this range:	$50,000.00
TOTAL = $150,000.00		$75,000.00		$75,000.00

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Section X. Financial Requirements
A.    Insolvency Protection
1.    Insolvency Protection Requirements

a.
The Managed Care Plan shall establish a restricted insolvency protection account with a federally guaranteed financial institution licensed to do business in Florida in accordance with s. 1903(m)(1) of the Social Security Act (amended by s. 4706 of the Balanced Budget Act of 1997), and s. 409.912, F.S. The Managed Care Plan shall deposit into that account five percent (5%) of the capitation payments made by the Agency each month until a maximum total of two percent (2%) of the annualized total current Contract amount is reached and maintained. No interest may be withdrawn from this account until the maximum Contract amount is reached and withdrawal of the interest will not cause the balance to fall below the required maximum amount. This provision shall remain in effect as long as the Managed Care Plan continues to contract with the Agency.

b.
The restricted insolvency protection account may be drawn upon with the authorized signatures of two (2) persons designated by the Managed Care Plan and two (2) representatives of the Agency. The Multiple Signature Verification Agreement Form shall be resubmitted to the Agency within thirty (30) days of Contract execution and resubmitted within thirty (30) days after a change in authorized Managed Care Plan personnel occurs. If the authorized persons remain the same, the Managed Care Plan shall submit an attestation to this effect annually by April 1 of each Contract year to the Agency along with a copy of the latest bank statement. The Managed Care Plan may obtain a sample Multiple Signature Verification Agreement form from the Agency or its agent or download from the Agency website at:

http://ahca.myflorida.com/MCHQ/Managed_Health_Care/MHMO/med_prov_0912.shtml.
All such agreements or other signature cards shall be approved in advance by the Agency.

c.
In the event that a determination is made by the Agency that the Managed Care Plan is insolvent, as defined in Section I, Definitions and Acronyms, the Agency may draw upon the amount solely with the two (2) authorized signatures of representatives of the Agency and funds may be disbursed to meet financial obligations incurred by the Managed Care Plan under this Contract. A statement of account balance shall be provided by the Managed Care Plan within fifteen (15) days of request of the Agency.

d.
If the Contract is terminated, expired, or not continued, the account balance shall be released by the Agency to the Managed Care Plan upon receipt of proof of satisfaction of all outstanding obligations incurred under this Contract.

e.
In the event the Contract is terminated or not renewed and the Managed Care Plan is insolvent, the Agency may draw upon the insolvency protection account to pay any outstanding debts the Managed Care Plan owes the Agency including, but not limited to, overpayments made to the Managed Care Plan, and fines imposed under the

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Contract or, for HMOs, s. 641.52, F.S., for EPOs, s. 627, F.S., and for health insurers, s. 624, F.S., for which a final order has been issued. In addition, if the Contract is terminated or not renewed and the Managed Care Plan is unable to pay all of its outstanding debts to health care providers, the Agency and the Managed Care Plan agree to the court appointment of an impartial receiver for the purpose of administering and distributing the funds contained in the insolvency protection account. An appointed receiver shall give outstanding debts owed to the Agency priority over other claims.

f.
In the event the Contract is terminated or not renewed and the Managed Care Plan is insolvent, the Agency may draw upon the insolvency protection account to pay any outstanding debts the Managed Care Plan owes the Agency including, but not limited to, overpayments made to the Managed Care Plan, and fines imposed under the Contract, for which a final order has been issued. In addition, if the Contract is terminated or not renewed and the Managed Care Plan is unable to pay all of its outstanding debts to health care providers, the Agency and the Managed Care Plan agree to the court appointment of an impartial receiver for the purpose of administering and distributing the funds contained in the insolvency protection account. An appointed receiver shall give outstanding debts owed to the Agency priority over other claims.

2.    Insolvency Protection Account Waiver
Pursuant to s. 409.912, F.S., the Agency may waive the insolvency protection account in writing when evidence of adequate insolvency insurance and reinsurance are on file with the Agency to protect enrollees in the event the Managed Care Plan is unable to meet its obligations.
B.    Surplus
1.    Surplus Start Up Account
All new Managed Care Plans (excluding public entities that are organized as political subdivisions) at Contract execution, shall submit to the Agency proof of working capital in the form of cash or liquid assets excluding revenues from Medicaid payments equal to at least the first three (3) months of operating expenses or $200,000, whichever is greater. This provision shall not apply to Managed Care Plans that have been providing services to enrollees for a period exceeding three (3) continuous months.
2.    Surplus Requirement

a.
The Managed Care Plan shall maintain at all times in the form of cash and investments allowable as admitted assets by the Department of Financial Services, and restricted funds of deposits controlled by the Agency (including the Managed Care Plan's insolvency protection account) or the Department of Financial Services, a surplus amount equal to the greater of $1.5 million, ten percent (10%) of total liabilities, or two percent (2%) of the annualized amount of the Managed Care Plan's prepaid revenues. In the event that the Managed Care Plan's surplus (as defined in Section I, Definitions and Acronyms) falls below the amount specified in this paragraph, the Agency shall prohibit the Managed Care Plan from engaging in marketing activities, shall cease to process new enrollments until the required balance is achieved, or may terminate the Managed Care Plan's Contract statewide.

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b.	In lieu of the surplus requirements under Section X.B., Surplus Requirements, the Agency may consider the following:

(1)
If the organization is a public entity, the Agency may take under advisement a statement from the public entity that a county supports the Managed Care Plan with the county's full faith and credit. In order to qualify for the Agency's consideration, the county must own, operate, manage, administer or oversee the Managed Care Plan, either partly or wholly, through a county department or agency;

(2)	The state guarantees the solvency of the organization;

(3)
The organization is a federally qualified health center (FQHC) or is controlled by one (1) or more FQHCs and meets the solvency standards established by the state for such organization pursuant to s. 409.912(4)(c), F.S.; or

(4)
The entity meets the financial standards for federally approved provider-sponsored organizations as defined in 42 CFR 422.380 through 422.390 and the solvency requirements established in approved federal waivers or Florida's Medicaid State Plan.

C.	Interest
Interest generated through investments made by the Managed Care Plan under this Contract shall be the property of the Managed Care Plan and shall be used at the Managed Care Plan's discretion.

D.	Third Party Resources
1.    Covered Third Party Collections

a.	The Managed Care Plan shall determine the legal liability of third parties to pay for services rendered to enrollees under this Contract and notify the Agency of any third party liability discovered.

b.
The Managed Care Plan shall assume full responsibility for covered third party collections in accordance with this section. Covered third party collections include only recoveries initiated within one year after the Managed Care Plan's claims payment date for the cost of covered services incurred by the Managed Care Plan on behalf of an enrollee for services that should have been paid through a third party. The Managed Care Plan shall be considered to have initiated a recovery by filing a claim of lien in a court of law or filing a claim for reimbursement with the liable third party for the full amount of medical assistance provided. The Managed Care Plan shall have the sole right to subrogation for one (1) year from the when the plan incurred the cost to recovery of any third party resource. All recoveries outside this period that were not initiated by the Managed Care Plan will be pursued by the Agency. Covered third party collections exclude all estate, trust and annuity recoveries.

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c.	The following standards govern recovery of covered third party collections:

(1)
If the Managed Care Plan has determined that third party liability exists for part or all of the services provided directly by the Managed Care Plan to an enrollee, the Managed Care Plan shall make reasonable efforts to recover from third party liable sources the value of services rendered.

(2)
If the Managed Care Plan has determined that third party liability exists for part or all of the services provided to an enrollee by a subcontractor or referral provider, and the third party is reasonably expected to make payment within one-hundred twenty (120) days, the Managed Care Plan may pay the subcontractor or referral provider only the amount, if any, by which the subcontractor's allowable claim exceeds the amount of the anticipated third party payment; or, the Managed Care Plan may assume full responsibility for third party collections for service provided through the subcontractor or referral provider.

(3)
The Managed Care Plan may not withhold payment for services provided to an enrollee if third party liability or the amount of liability cannot be determined, or if payment shall not be available within a reasonable time, beyond one-hundred twenty (120) days from the date of receipt.

d.
When the Agency has a fee-for-service lien against a third party resource and the Managed Care Plan has also extended services potentially reimbursable from the same third party resource, the Agency's lien shall be entitled to priority.

e.	The Managed Care Plan shall provide necessary data for recoveries in a format prescribed by the Agency.

2.    Optional Third Party Recovery Services

a.	The Agency may, at its sole discretion, offer to provide third party recovery services to the Managed Care Plan for covered third party collections.

b.
If the Managed Care Plan elects to authorize the Agency to recover covered third party collections on its behalf, the Managed Care Plan shall be required to provide the necessary data for recovery in the format prescribed by the Agency.

c.
If the Managed Care Plan elects to authorize the Agency to recover covered third party collections on its behalf, all recoveries, less the Agency's cost to recover, shall be income to the Managed Care Plan. The cost to recover shall be expressed as a percentage of recoveries and shall be fixed at the time the Managed Care Plan elects to authorize the Agency to recover on its behalf.

d.	All funds recovered from third parties shall be treated as income for the Managed Care Plan.

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3.    Patient Responsibility
LTC Managed Care Plans and Comprehensive LTC Managed Care Plans shall comply with the requirements regarding patient responsibility in the LTC Exhibit.
E.    Assignment
Except as provided below, or with the prior written approval of the Agency, this Contract and the monies which may become due are not to be assigned, transferred, pledged or hypothecated in any way by the Managed Care Plan, including by way of an asset or stock purchase of the Managed Care Plan, and shall not be subject to execution, attachment or similar process by the Managed Care Plan.

1.
No plan subject to this procurement or any entity outside this procurement shall be allowed to be merged with or acquire all the Managed Care Plans within the region. When a merger or acquisition of a Managed Care Plan has been approved, the Agency shall approve the assignment or transfer of the appropriate Medicaid Managed Care Plan Contract upon the request of the surviving entity of the merger or acquisition if the Managed Care Plan and the surviving entity have been in good standing with the Agency for the most recent twelve (12) month period, unless the Agency determines that the assignment or transfer would be detrimental to Medicaid recipients or the Medicaid program (see s. 409.912, F.S.). The entity requesting the assignment or transfer shall notify the Agency of the request ninety (90) days before the anticipated effective date.

2.
Entities regulated by the Department of Financial Services, Office of Insurance Regulation (OIR), must comply with provisions of s. 628.4615, F.S., and receive OIR approval before a merger or acquisition can occur.

3.	For the purposes of this section, a merger or acquisition means a change in controlling interest of a Managed Care Plan, including an asset or stock purchase.

4.
To be in good standing, a Managed Care Plan shall not have failed accreditation or committed any material violation of the requirements of s. 641.52, F.S., and shall meet the Medicaid Contract requirements.

5.
The Managed Care Plan requesting the assignment or transfer of its enrollees and the acquiring/merging entity must work with the Agency to develop and implement an Agency-approved transition plan, to include a timeline and appropriate notices to all enrollees and all providers as required by the Agency and to ensure a seamless transition for enrollees, as required by the Agency and to ensure a seamless transition for enrollees, particularly those hospitalized, those requiring care coordination/case management and those with complex medication needs. The Managed Care Plan requesting assignment or transfer of its enrollees shall perform as follows:

a.	Notice its enrollees, providers and subcontractors of the change in accordance with this Contract; and

b.	Provide to the Agency the data needed, including encounter data, by the Agency to maintain existing case relationships.

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6.	The notice to enrollees shall contain the same information as required for a notice of termination according to Section XII.F.
F.    Financial Reporting
1.    Financial Statements

a.
The Managed Care Plan shall submit to the Agency an annual audited financial report and quarterly unaudited financial statements in accordance with Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide, as applicable.

b.
The Managed Care Plan shall submit to the Agency the audited financial statements no later than three (3) calendar months after the end of the calendar year, and submit the quarterly statements no later than forty-five (45) days after each calendar quarter and shall use generally accepted accounting principles in preparing the statements.

c.	The Managed Care Plan shall submit annual and quarterly financial statements that are specific to the operations of the Managed Care Plan rather than to a parent or umbrella organization.

G.	Inspection and Audit of Financial Records
The state, CMS and DHHS may inspect and audit any financial records of the Managed Care Plan or its subcontractors. Pursuant to s. 1903(m)(4)(A) of the Social Security Act and state Medicaid Manual 2087.6(A-B), non-federally qualified Managed Care Plans shall report to the state, upon request, and to the Secretary and the Inspector General of DHHS, a description of certain transactions with parties of interest as defined in s. 1318(b) of the Social Security Act.
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Section XI. Sanctions

Section XI. Sanctions
A.    Contract Violations and Non-Compliance

1.	The Managed Care Plan shall comply with all requirements and performance standards set forth in this Contract.

2.
In the event the Agency identifies a violation of or other non-compliance with this Contract (to include the failure to meet performance standards), the Agency may sanction the Managed Care Plan pursuant to any of the following: s. 409.912 (21), F.S., s. 409.91212, F.S.; Rule 59A-12.0073, F.A.C.; s. 409.967; F.S., 42 CFR part 438 subpart I (Sanctions) and s.1932 of the Social Security Act or s.1903(m) of the Social Security Act. The Agency may impose sanctions in addition to any liquidated damages imposed pursuant to Section XIII.

3.	For purposes of this section, violations involving individual, unrelated acts shall not be considered arising out of the same action.

4.
In addition to imposing sanctions for a Contract violation or other non-compliance, the Agency may require the Managed Care Plan to submit to the Agency a performance measure action plan (PMAP) within a timeframe specified by the Agency. The Agency may also require the Managed Care Plan to submit a corrective action plan (CAP) for a violation of or any other non-compliance with this Contract.

5.
If the Agency imposes monetary sanctions, the Managed Care Plan must pay the monetary sanctions to the Agency within thirty (30) days from receipt of the notice of sanction. If the Managed Care Plan fails to pay, the Agency reserves the right to recover the money by any legal means, including but not limited to the withholding of any payments due to the Managed Care Plan. If the Deputy Secretary determines that the Agency should reduce or eliminate the amount imposed, the Agency will return the appropriate amount to the Managed Care Plan within sixty (60) days from the date of a final decision rendered.

B.    Performance Measure Action Plans (PMAP) and Corrective Action Plans (CAP)

1.
If a PMAP or CAP is required as determined by the Agency, the Agency will either approve or disapprove a proposed PMAP or CAP from the Managed Care Plan. If the Agency disapproves the PMAP or CAP, the Managed Care Plan shall submit a new PMAP or CAP within ten (10) business days, or an expedited timeframe if required by the Agency, that addresses the concerns identified by the Agency. The Managed Care Plan shall accept and implement an Agency defined CAP if required by the Agency.

2.
The Agency may impose a monetary sanction of $200 per calendar day on the Managed Care Plan for each calendar day that the Managed Care Plan does not implement, to the satisfaction of the Agency, the approved PMAP or CAP.

C.	Performance Measure Sanctions

1.
The Agency may sanction the Managed Care Plan for failure to achieve minimum performance scores on performance measures specified by the Agency after the first year of poor performance, as specified in the MMA Exhibit or the LTC Exhibit, as applicable. The

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Section XI. Sanctions

Agency will develop performance measures and may impose monetary sanctions for some or all of performance measures. The Agency will develop performance targets for each performance measure with a methodology for application of sanction specified by the Agency.

2.
The Agency shall sanction the Managed Care Plan for failure to achieve minimum scores on performance measures after the first year of poor performance on any measure as specified in the table below. The Agency may impose monetary sanctions and Performance Measure Action Plans (PMAPs) or PMAPs alone as described above.

3.
Two (2) HEDIS measures will be compared to the National Committee for Quality Assurance HEDIS National Means and Percentiles. The HEDIS Call Abandonment measure and the HEDIS Call Answer Timeliness measure have threshold rates (percentages) that may trigger a sanction, as indicated in the Performance Measure Sanction Table below.

Performance Measure Sanction Table - Effective 8/01/2014 - 8/31/2019
HEDIS Measures	Rate and applicable sanction
Call Answer Timeliness	Rate < 25th percentile - immediate monetary sanction and PMAP may be imposed Rate < 50th percentile - PMAP may be required
Call Abandonment	Rate > 5% - immediate monetary sanction and PMAP may be imposed

4.
The Agency shall sanction MMA Managed Care Plans for failure to achieve minimum scores on additional performance measures after the first year of poor performance on any measure as specified in the MMA Exhibit.

5.
The Agency shall sanction LTC Managed Care Plans for failure to achieve minimum scores on additional performance measures after the first year of poor performance on any measure as specified in the LTC Exhibit.

6.
The Agency shall sanction Comprehensive LTC Managed Care Plans for failure to achieve minimum scores on additional performance measures after the first year of poor performance on any measure as specified in both the MMA Exhibit and the LTC Exhibit.

D.	Other Sanctions

1.
Pursuant to s. 409.967(2)(h)2., F.S., if the Managed Care Plan fails to comply with the encounter data reporting requirements as specified in this Contract for thirty (30) days, the Agency shall assess the Managed Care Plan a fine of five thousand dollars ($5,000) per day for each day of noncompliance beginning on the thirty-first (31st) calendar day. On the thirty-first (31st) calendar day, the Agency must notify the Managed Care Plan that the Agency will initiate Contract termination procedures on the ninetieth (90th) calendar day unless the Managed Care Plan comes into compliance before that date.

2.	Fraud and Abuse- See Section VIII.F.

3.	Pursuant to s. 409.967(2)(a), F.S, after two (2) years of continuous operation under this Contract, the Managed Care Plan's physician payment rates shall equal or exceed Medicare

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Section XI. Sanctions

rates for similar services. The Agency may impose fines or other sanctions if the Managed Care Plan fails to meet this performance standard.

4.
Pursuant to s. 409.967(2)(h)1., F.S., if the Managed Care Plan reduces its enrollment level or leaves a region before the end of the Contract term, the Managed Care Plan shall reimburse the Agency for the cost of enrollment changes and other transition activities. If more than one (1) MMA or LTC Managed Care Plan leaves a region at the same time, the exiting Managed Care Plans will share the costs in a manner proportionate to their enrollments. In addition to the payment of costs, departing PSNs shall pay a per-enrollee penalty of up to three (3) months' payment and continue to provide services to enrollees for ninety (90) days or until the enrollee is enrolled in another Managed Care Plan, whichever occurs first. In addition to payment of costs, all other departing Managed Care Plans must pay a penalty of twenty-five percent (25%) of that portion of the minimum surplus maintained pursuant to s. 641.225(1), F.S., which is attributable to the provision of coverage to Medicaid enrollees. The Managed Care Plan will provide at least one hundred eighty (180) days' notice to the Agency before withdrawing from a region. If the Managed Care Plan leaves a region before the end of the Contract term, the Agency shall terminate all Contracts with the Managed Care Plan in other regions.

E.    Notice of Sanctions

1.
Except as noted in 42 CFR part 438, subpart I (Sanctions), before imposing any of the sanctions specified in this section, the Agency will give the Managed Care Plan written notice that explains the basis and nature of the sanction, cites the specific contract section(s) and/or provision of law and the methodology for calculation of any fine.

2.
If the Agency decides to terminate the Managed Care Plan's Contract for cause, the Agency will provide advance written notice of intent to terminate including the reason for termination and the effective date of termination. The Agency will also notify Managed Care Plan enrollees of the termination along with information on their options for receiving services following Contract termination.

3.
Unless the Agency specifies the duration of a sanction, a sanction will remain in effect until the Agency is satisfied that the basis for imposing the sanction has been corrected and is not likely to recur.

F.	Dispute of Sanctions

1.	To dispute a sanction, the Managed Care Plan must request that the Agency's Deputy Secretary for Medicaid or designee, hear and decide the dispute.

a.
The Managed Care Plan must submit, within twenty-one (21) days after the issuance of a sanction, a written dispute of the sanction directly to the Deputy Secretary or designee; this submission shall include all arguments, materials, data, and information necessary to resolve the dispute (including all evidence, documentation and exhibits). A Managed Care Plan submitting such written requests for appeal or dispute as allowed under the Contract, shall submit such appeal or dispute to the following mailing address:

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Section XI. Sanctions

Deputy Secretary for Medicaid
Agency for Health Care Administration
Managed Care Appeals/Disputes, MS 70
2727 Mahan Drive
Tallahassee, FL 32308

b.
The Managed Care Plan waives any dispute not raised within twenty-one (21) days of receiving the sanction. It also waives any arguments it fails to raise in writing within twenty-one (21) days of receiving the sanction, and waives the right to use any materials, data, and/or information not contained in or accompanying the Managed Care Plan's submission submitted within the twenty-one (21) days following its receipt of the sanction in any subsequent legal, equitable, or administrative proceeding (to include circuit court, federal court and any possible administrative venue).

2.
The Deputy Secretary or his/her designee will decide the dispute under the reasonableness standard, reduce the decision to writing and serve a copy to the Managed Care Plan. This written decision will be final.

3.
The exclusive venue of any legal or equitable action that arises out of or relating to the Contract, including an appeal of the final decision of the Deputy Secretary or his/her designee, will be Circuit Court in Leon County, Florida; in any such action, the Managed Care Plan agrees to waive its right to a jury trial, and that the Circuit Court can only review the final decision for reasonableness, and Florida law shall apply. In the event the Agency issues any action under Florida Statutes or Florida Administrative Code apart from this Contract, the Agency will notice the Managed Care Plan of the appropriate administrative remedy.

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Section XII. Special Terms and Conditions

Section XII. Special Terms and Conditions
A.    Applicable Laws and Regulations

1.
The Managed Care Plan shall comply with all applicable federal and state laws, rules and regulations including but not limited to: Title 42 CFR Chapter IV, Subchapter C; Title 45 CFR Part 74, General Grants Administration Requirements; Chapters 409 and 641, F.S.; all applicable standards, orders, or regulations issued pursuant to the Clean Air Act of 1970 as amended (42 USC 1857, et seq.); Title VI of the Civil Rights Act of 1964 (42 USC 2000d) in regard to persons served; Title IX of the education amendments of 1972 (regarding education programs and activities); 42 CFR 431, Subpart F; s. 409.907(3)(d), F.S., and Rule 59G-8.100 (24)(b), F.A.C. in regard to the Contractor safeguarding information about enrollees; Title VII of the Civil Rights Act of 1964 (42 USC 2000e) in regard to employees or applicants for employment; Rule 59G-8.100, F.A.C.; Section 504 of the Rehabilitation Act of 1973, as amended, 29 USC 794 (which prohibits discrimination on the basis of handicap in programs and activities receiving or benefiting from federal financial assistance); the Age Discrimination Act of 1975, as amended, 42 USC 6101 et. seq. (which prohibits discrimination on the basis of age in programs or activities receiving or benefiting from federal financial assistance); the Omnibus Budget Reconciliation Act of 1981, P.L. 97-35, which prohibits discrimination on the basis of sex and religion in programs and activities receiving or benefiting from federal financial assistance; Medicare - Medicaid Fraud and Abuse Act of 1978; the federal Omnibus Budget Reconciliation Acts; Americans with Disabilities Act (42 USC 12101, et seq.); the Newborns' and Mothers' Health Protection Act of 1996, the Balanced Budget Act of 1997, the Health Insurance Portability and Accountability Act of 1996; 45 CFR 74 relating to uniform administrative requirements; 45 CFR 92 providing for cooperative agreements with state, local and tribal governments; s. 508 of the Federal Water Pollution Control Act as amended (33 U.S.C. 1251, et seq.); Executive Order 11738 as amended; where applicable, Environmental Protection Agency regulations 40.CFR 30; 2 CFR 215 and Executive Order 11246, Equal Employment Opportunity, as amended by Executive Order 11375 and others, and as supplemented in Department of Labor regulation 41 CFR 60 and 45 CFR 92, if applicable; the Pro-Children Act of 1994 (20 U.S.C. 6081; 2 CFR 180 and Executive Orders 12549 and 12689 "Debarment and Suspension; the Immigration and Nationality Act (8 U.S.C. 1324a); Immigration Reform and Control Act of 1986 (8 U.S.C. 1101 ); 2 CFR 175 relating to trafficking in persons; 2 CFR 170.110(b) relating to the Transparency Act; 45 CFR 92.36(i)(10) regarding examination of records; and s. 501.171, F.S., the Florida Information Protection Act of 2014.

2.
The Managed Care Plan is subject to any changes in federal and state law, rules or regulations and federal Centers for Medicare and Medicaid Services waivers applicable to this Contract and shall implement such changes in accordance with the required effective dates upon notice from the Agency without waiting for an amendment to this Contract. However, an amendment to the Contract will be processed to incorporate the changes.

B.    Entire Agreement
This Contract, including all attachments and exhibits, represents the entire agreement between the Managed Care Plan and the Agency and supersedes all other contracts between the parties when it is executed by duly authorized signatures of the Managed Care Plan and the Agency.

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Correspondence and memoranda of understanding do not constitute part of this Contract. In the event of a conflict of language between the Contract and the attachments (which includes the ITN), the provisions of the Contract shall govern, unless otherwise noted. The Agency reserves the right to clarify any contractual relationship in writing and such clarification shall govern. Pending final determination of any dispute over any Agency decision, the Managed Care Plan shall proceed diligently with the performance of its duties as specified under the Contract and in accordance with the direction of the Agency's Division of Medicaid. The Parties, notwithstanding any other term of this Contract, do not intend to create through this Contract, and hereby disclaim and reject, any rights enforceable by third-parties or non-parties to this Contract, through a third party beneficiary cause of action or under any other contractual claim in equity or in law.

C.	Licensing
In accordance with s. 409.962, F.S., the Managed Care Plan shall be one of the following:

1.	A health insurer licensed in accordance with Chapter 624, F.S., that meets the requirements of a PSN (MMA only or an LTC PSN).

2.	An exclusive provider organization (EPO) licensed in accordance with Chapter 627, F.S.

3.	An HMO licensed in accordance with the provisions of Part I and Part Ill of Chapter 641, F.S.

4.
A PSN (MMA only or an LTC PSN) that is licensed as, or contracts with, a licensed third party administrator (TPA) or health insurer in order to adjudicate claims. A PSN (MMA only or an LTC PSN) shall operate in accordance with s. 409.912(4)(d), and s. 409.962(13), F.S., and LTC PSNs shall operate in accordance with s. 409.962(8) and s. 409.981(1), F.S. PSNs (MMA only or LTC PSNs) are exempt from licensure under Chapter 641, F.S.; however, they shall be responsible for meeting certain standards in Chapter 641, F.S., as required in this Contract.

5.	An Accountable Care Organization (ACO) that meets the requirements of an MMA or LTC PSN as applicable determined by the Agency.

D.	Ownership and Management Disclosure

1.
The Managed Care Plan shall fully disclose any business relationships, ownership, management and control of disclosing entities in accordance with state and federal law. The Agency will not contract with Managed Care Plans to operate as Standard MMA Plans that have a business relationship with another Managed Care Plan operating as a Standard MMA Plan in the same region. (See s. 409.966(3)(b), F.S.). The Agency may contract with a Managed Care Plan to operate as a Specialty Plan which has a business relationship with another managed care plan operating as a Standard MMA Plan in the same region.

2.
Pursuant to s. 409.966(3)(b), F.S., as part of the SMMC procurement, the Managed Care Plan was required to disclose any business relationship, as defined in s. 409.966(3)(b), F.S., that it had with any other eligible plan that responded to the invitation to negotiate. If the Managed Care Plan failed to disclose a business relationship or is considering a business relationship with a Managed Care Plan that has a contract with the Agency under

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Section XII. Special Terms and Conditions

the SMMC program, the Managed Care Plan shall immediately disclose such business relationship to the Agency within five (5) days after discovery. The disclosure shall include but not be limited to the identifying information for each Managed Care Plan, the nature of the business relationship, the regions served by each Managed Care Plan, and the signature of the authorized representative for each Managed Care Plan. In addition, PSNs must disclose changes in the percentages of provider ownership interest and changes in the provider make-up of the board of directors or members and/or managers if structured as a limited liability company.

3.
Disclosure shall be made on forms prescribed by the Agency for the areas of ownership and control interest (42 CFR 455.104, Form CMS 1513); business transactions (42 CFR 455.105); conviction of crimes (42 CFR 455.106); public entity crimes (s. 287.133(2)(a), F.S.); disbarment and suspension (52 Fed. Reg., pages 20360-20369, and Section 4707 of the Balanced Budget Act of 1997); and, for PSNs, an attestation disclosing any changes in the percentages of provider ownership interest and changes in the provider make-up of the board of directors or members and/or managers if structured as a limited liability company. The forms are available through the Agency and are to be submitted to the Agency by September 1 of each Contract year. In addition, the Managed Care Plan shall submit to the Agency full disclosure of ownership and control of the Managed Care Plan and any changes in management within five (5) days of knowing the change will occur and at least sixty (60) days before any change in the Managed Care Plan's ownership or control takes effect.

4.	The following definitions apply to ownership disclosure:

a.	A person with an ownership interest or control interest means a person or corporation that:

(1)	Owns, indirectly or directly, five percent (5%) or more of the Managed Care Plan's capital or stock, or receives five percent (5%) or more of its profits;

(2)
Has an interest in any mortgage, deed of trust, note or other obligation secured in whole or in part by the Managed Care Plan or by its property or assets and that interest is equal to or exceeds five percent of the total property or assets; or

(3)	Is an officer or director of the Managed Care Plan, if organized as a corporation, or is a partner in the Managed Care Plan, if organized as a partnership.

b.
The percentage of direct ownership or control is calculated by multiplying the percent of interest that a person owns by the percent of the Managed Care Plan's assets used to secure the obligation. Thus, if a person owns ten percent (10%) of a note secured by sixty percent (60%) of the Managed Care Plan's assets, the person owns six percent (6%) of the Managed Care Plan.

c.
The percent of indirect ownership or control is calculated by multiplying the percentage of ownership in each organization. Thus, if a person owns ten percent (10%) of the stock in a corporation, which owns eighty percent (80%) of the Managed Care Plan's stock, the person owns eight percent (8%) of the Managed Care Plan.

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Section XII. Special Terms and Conditions

5.	The following definitions apply to management disclosure:

a.
Changes in management are defined as any change in the management control of the Managed Care Plan. Examples of such changes are those listed below and in Section VIII, Administration and Management, or equivalent positions by another title.

b.	Changes in the board of directors or officers of the Managed Care Plan, medical director, chief executive officer, administrator and chief financial officer.

c.
Changes in the management of the Managed Care Plan where the Managed Care Plan has decided to contract out the operation of the Managed Care Plan to a management corporation. The Managed Care Plan shall disclose such changes in management control and provide a copy of the contract to the Agency for approval at least sixty (60) days prior to the management contract start date.

6.
The Managed Care Plan shall conduct criminal history record check on all principals of the Managed Care Plan, and all persons with five percent (5%) or more ownership interest in the Managed Care Plan, or who have executive management responsibility for the Managed Care Plan, or have the ability to exercise effective control of the Managed Care Plan (see ss. 409.912 and 435.04, F.S.).

a.	Principals of the Managed Care Plan shall be as defined in s. 409.907, F.S.

b.
The Managed Care Plan shall initiate the criminal history check on newly hired principals (officers, directors, agents, and managing employees) within thirty (30) days of the hire date, if the individual 's fingerprints are not already retained in the Care Provider Background Screening Clearinghouse (Clearinghouse, see s. 435.12, F.S.).

c.	The Managed Care Plan shall conduct this verification as follows:

(1)
By requesting screening results through the Agency's background screening system (see the Agency's background screening website). If the person's fingerprints are not retained in the Clearinghouse and/or eligibility results are not found, the Managed Care Plan shall submit complete sets of the person's fingerprints electronically for Medicaid Level II screening following the process described on the Agency's Care Provider Background Screening Clearinghouse website.

(2)	The Managed Care Plan shall complete and email a Background Screening (BGS) Managed Care User Registration Agreement to the Agency at: BGSSCREEN@ahca.myflorida.com.

(3)
In accordance with s. 435.12(2)(c), F.S., the Managed Care Plan shall register with the Clearinghouse and maintain the employment status of all employees within the Clearinghouse. The Managed Care Plan shall report initial employment status and changes to the Clearinghouse within ten (10) business days after the initial employment or change.

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Section XII. Special Terms and Conditions

(4)	The Managed Care Plan shall comply with the employment screening regulations described in s. 435, F.S.

(5)
By the five (5) year expiration date of retained fingerprints for a Managed Care Plan principal, the Managed Care Plan shall initiate and complete a new background screening via the Agency's Care Provider Background Screening Clearinghouse website for that individual.

7.
The Managed Care Plan shall submit to the Agency, within five (5) business days, any information on any officer, director, agent, managing employee, or owner of stock or beneficial interest in excess of five percent (5%) of the Managed Care Plan who has been found guilty of, regardless of adjudication, or who entered a plea of nolo contendere or guilty to, any of the offenses listed in s. 435.04, F.S. The Managed Care Plan shall submit information to the Agency for such persons who have a record of illegal conduct according to the background check. The Managed Care Plan shall keep a record of all background checks to be available for Agency review upon request.

8.
The Agency shall not contract with a Managed Care Plan that has an officer, director, agent, managing employee, or owner of stock or beneficial interest in excess of five percent (5%) of the Managed Care Plan, who has committed any of the above listed offenses (see ss. 409.912 and 435.04, F.S.). In order to avoid termination, pursuant to a timeline as determined by the Agency, the Managed Care Plan shall submit a corrective action plan, acceptable to the Agency, which ensures that such person is divested of all interest and/or control and has no role in the operation and/or management of the Managed Care Plan.

9.
The Managed Care Plan shall submit to the Agency reports regarding current administrative subcontractors and affiliates as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide.

E.    Conflict of Interest
This Contract is subject to the provisions of Chapter 112, F.S. Within ten (10) business days of discovery, the Managed Care Plan shall disclose to the Agency the name of any officer, director or agent who is an employee of the State of Florida, or any of its agencies. Further, within this same timeframe, the Managed Care Plan shall disclose the name of any state employee who owns, directly or indirectly, an interest of five percent (5%) or more in the Managed Care Plan or any of its affiliates. The Managed Care Plan shall disclose the name of any Agency or DOEA employee who owns, directly or indirectly, an interest of one percent (1%) or more in the Managed Care Plan or any of its affiliates. The Managed Care Plan covenants that it presently has no interest and shall not acquire any interest, direct or indirect, which would conflict in any manner or degree with the performance of the services hereunder. The Managed Care Plan further covenants that in the performance of the Contract, no person having any such known interest shall be employed. No official or employee of the Agency and no other public official of the State of Florida or the federal government who exercises any functions or responsibilities in the review or approval of the undertaking of carrying out the Contract shall, prior to completion of this Contract, voluntarily acquire any personal interest, direct or indirect, in this Contract or proposed Contract.

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Section XII. Special Terms and Conditions

F.    Withdrawing Services from a Region

1.
If the Managed Care Plan intends to withdraw services from a region, the Managed Care Plan shall provide the Agency with one-hundred eighty (180) days' notice. Once the Agency receives the request for withdrawal, the Agency will remove the Managed Care Plan from receipt of new voluntary enrollments, mandatory assignments and reinstatements going forward.

2.
The Managed Care Plan shall work with the Agency to develop a transition plan for enrollees, particularly those in the hospital, those under care coordination/case management and those with complex medication needs. The Managed Care Plan withdrawing from a Region shall perform as follows:

a.	Notice its enrollees, providers and subcontractors of the change at least sixty (60) days before the last day of service; and

b.	Provide to the Agency the data, including encounter data, needed by the Agency to maintain existing case relationships.

3.	The notice to enrollees shall contain the same information as required for a notice of termination according to Section XII.F.

4.
If the Managed Care Plan withdraws from a region before the end of the term of this Contract, the Managed Care Plan shall pay the costs and penalties specified in s. 409.967(2)(h)1, F.S., and Section XI, Sanctions, and the Contract through which the Managed Care Plan operates in any other region will be terminated in accordance with the termination procedures in s. 409.967(2)(h)3, F.S., this section and Section XI, Sanctions.

5.
As specified in s. 409.967(2)(h)1. F.S., if the Managed Care Plan intends to withdraw services from a region, the Managed Care Plan shall provide the Agency with one-hundred eighty (180) days' notice and work with the Agency to develop a transition plan for enrollees, particularly those under case management and those with complex medication needs, and provide data needed to maintain existing case relationships.

6.
As specified in s. 409.967 (2)(h)1., F.S., Managed Care Plans that reduce enrollment levels or leave a region before the end of the Contract term must continue to provide services to the enrollee for ninety (90) days or until the enrollee is enrolled in another Managed Care Plan, whichever occurs first.

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Section XII. Special Terms and Conditions

G.	Termination Procedures

1.
In conjunction with the Standard Contract, Section III, Item A., Termination, all provider contracts and subcontracts shall contain termination procedures. The Managed Care Plan agrees to extend the thirty (30) calendar-day termination notice found in the Standard Contract, Section III., Item A.1., Termination at Will, to one-hundred eighty (180) days' notice. Depending on the volume of Managed Care Plan enrollees affected, the Agency may require an extension of the termination date. Once the Agency receives the request for termination, the Agency will remove the Managed Care Plan from receipt of new voluntary enrollments, mandatory assignments and reinstatements going forward.

2.
The Managed Care Plan will work with the Agency to create a transition plan that shall ensure the orderly and reasonable transfer of enrollee care and progress whether or not the enrollees are hospitalized, under care coordination/case management, and/or have complex medication needs. The Managed Care Plan shall perform as follows:

a.	Notice its enrollees, providers and subcontractors of the change in accordance with this Contract; and

b.	Provide to the Agency the data needed by the Agency to maintain existing case/care relationships.

3.
The party initiating the termination shall render written notice of termination to the other party by certified mail, return receipt requested, or in person with proof of delivery, or by facsimile letter followed by certified mail, return receipt requested. The notice of termination shall specify the nature of termination, the extent to which performance of work under the Contract is terminated, and the date on which such termination shall become effective. In accordance with s. 1932(e)(4), Social Security Act, the Agency shall provide the Managed Care Plan with an opportunity for a hearing prior to termination for cause. This does not preclude the Agency from terminating without cause.

4.	Upon receipt of final notice of termination, on the date and to the extent specified in the notice of termination, the Managed Care Plan shall:

a.	Continue work under the Contract until the termination date unless otherwise required by the Agency;

b.	Cease enrollment of new enrollees under the Contract;

c.	Terminate all marketing activities and subcontracts relating to marketing;

d.	Assign to the state those subcontracts as directed by the Agency's contracting officer including all the rights, title and interest of the Managed Care Plan for performance of those subcontracts;

e.
In the event the Agency has terminated the Managed Care Plan's Medicaid participation in one region, complete the performance of this Contract in all other regions in which the Managed Care Plan's participation was not terminated;

f.	Take such action as may be necessary, or as the Agency's contracting officer may direct, for the protection of property related to the Contract that is in the possession of the

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Section XII. Special Terms and Conditions

Managed Care Plan and in which the Agency has been granted or may acquire an interest;

g.
Not accept any payment after the Contract ends, unless the payment is for the time period covered under the Contract. Any payments due under the terms of this Contract may be withheld until the Agency receives from the Managed Care Plan all written and properly executed documents as required by the written instructions of the Agency; and

h.
At least sixty (60) days before the termination effective date, provide written notification to all enrollees of the following information: the date on which the Managed Care Plan will no longer participate in the state's Medicaid program and instructions on contacting the Agency's enrollment broker help line to obtain information on enrollment options and to request a change in Managed Care Plans.

5.
If the Managed Care Plan fails to disclose any business relationship, as defined in s. 409.966(3)(b), F.S., with another Managed Care Plan in the same region during the procurement process, the Agency shall terminate this Contract and all other SMMC contracts with the Managed Care Plan.

6.
In the event the Agency terminates the Managed Care Plan's participation in more than one region due to non-compliance with Contract requirements, the Agency shall also terminate all of the Managed Care Plan's participation in other regions by terminating this entire Contract, in accordance with s. 409.967(2)(h)3., F.S.

7.
If the Managed Care Plan received an additional award pursuant to s. 409.966(3)(e), F.S., and is subject to penalties pursuant to s. 409.967(2)(h), F.S., for activities in Region 1 or Region 2, the additional awarded regions shall automatically be terminated from this Contract one-hundred eighty (180) days after the imposition of the penalties. The Managed Care Plan shall reimburse the Agency for the cost of enrollment changes and other transition activities.

8.
If the Managed Care Plan fails to meet regional plan readiness criteria by the Agency's specified monthly enrollment calculation date prior to the region becoming operational in SMMC, the Agency shall terminate the Managed Care Plan from participation in that region. In addition the following requirements apply to the Managed Care Plan:

a.
If the Managed Care Plan received an additional award pursuant to s. 409.966(3)(e), F.S., and fails to meet plan readiness criteria in Region 1 or Region 2, the Agency shall terminate the additional awarded region(s) within one-hundred eighty (180) days after the respective Region 1 and/or Region 2 termination from the Contract.

b.
If the Managed Care Plan has been terminated from participation in all regions of its Contract, the Agency shall terminate this entire Contract with thirty (30) days' notice, as specified in the Standard Contract, Section III, Item B., Termination at Will.

9.
If the Managed Care Plan Contract is terminated by either the Managed Care Plan or the Agency (with cause) prior to the end of the Contract period, the Agency will assess the performance bond required under this Contract to cover the costs of issuing a solicitation and selecting a new Managed Care Plan. The Agency's damages in the event of termination

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shall be considered to be the full amount of the bond. The Agency need not prove the damage amount in exercising its right of recourse against the bond.

H.	Agency Contract Management

1.
The Agency shall be responsible for management of the Contract. Contract management shall be conducted in good faith, with the best interest of the state and the Medicaid recipients it serves being the prime consideration. The Agency shall make all statewide policy decisions or Contract interpretations. The Managed Care Plan may seek an interpretation from the Agency of any Contract requirement or Medicaid policy. When an interpretation of the contract is sought, the Managed Care Plan shall submit a written request to the Agency's Deputy Secretary for Medicaid.

2.
The terms of this Contract do not limit or waive the ability, authority or obligation of the Office of Inspector General, MPI, its contractors, DOEA, or other duly constituted government units (state or federal) to audit or investigate matters related to, or arising out of this Contract.

3.	The Contract shall be amended only as follows (unless specified elsewhere in this Contract):

a.	The parties cannot amend or alter the terms of this Contract without a written amendment and/or change order to the Contract.

b.
The Agency and the Managed Care Plan understand that any such written amendment to amend or alter the terms of this Contract shall be executed by an officer of each party, who is duly authorized to bind the Agency and the Managed Care Plan.

c.
The Agency reserves the right to amend this Contract within the scope set forth in the procurement (to include original Contract and all attachments) in order to clarify requirements or if it is determined by the Agency that modifications are necessary to better serve or provide covered services to the eligible population.

I.    Disputes

1.
To dispute an interpretation of the Contract, the Managed Care Plan must request that the Agency's Deputy Secretary for Medicaid hear and decide the dispute. The Managed Care Plan must submit, within twenty-one (21) days after the interpretation of the Contract, a written dispute of the Contract interpretation directly to the Deputy Secretary; this submission shall include all arguments, materials, data, and information necessary to resolve the dispute (to include all evidence, documentation and exhibits). The Managed Care Plan waives any dispute not raised within twenty-one (21) days of receiving a notice of the Contract interpretation. It also waives any arguments it fails to raise in writing within twenty-one (21) days of receiving a Contract interpretation, and waives the right to use any materials, data, and/or information not contained in or accompanying the Managed Care Plan's submission submitted within the twenty-one (21) days following its receipt of the notice of the Contract interpretation in any subsequent legal, equitable, or administrative proceeding (to include circuit court, federal court and any possible administrative venue).

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2.
The Deputy Secretary or his/her designee will decide the dispute under the reasonableness standard, reduce the decision to writing and serve a copy to the Managed Care Plan. This written decision will be final.

3.
The exclusive venue of any legal or equitable action that arises out of or relating to the Contract, including an appeal of the final decision of the Deputy Secretary or his/her designee, will be Circuit Court in Leon County, Florida; in any such action, the Managed Care Plan agrees to waive its rights to a jury trial, and that the Circuit Court can only review the final decision for reasonableness, and Florida law shall apply. In the event the Agency issues any action under Florida Statutes or Florida Administrative Code apart from this Contract, the Agency will notice the Managed Care Plan of the appropriate administrative remedy.

J.    Indemnification

1.	The Managed Care Plan, agrees to indemnify, defend, and hold harmless the Agency, as provided in this Clause.

2.
Scope. The Duty to Indemnify and the Duty to Defend, as described herein (collectively known as the "Duty to Indemnify and Defend"), extend to any completed, actual, pending, or threatened action, suit, claim, or proceeding, whether civil, criminal, administrative, or investigative (including any action by or in the right of the Managed Care Plan), and whether formal or informal, in which the Agency is, was, or becomes involved and which in any way arises from, relates to, or concerns the Managed Care Plan's acts or omissions related to this contract (inclusive of all attachments, etc.) (collectively "Proceeding").

a.
Duty to Indemnify. The Managed Care Plan agrees to hold harmless and indemnify the Agency to the full extent permitted by law against any and all liability, claims, actions, suits, judgments, damages, and costs of whatsoever name and description, including attorneys' fees, arising from or relating to any Proceeding.

b.
Duty to Defend. With respect to any Proceeding, the Managed Care Plan agrees to fully defend the Agency and shall timely reimburse all of the Agency's legal fees and costs; provided, however, that the amount of such payment for attorneys' fees and costs is reasonable pursuant to rule 4-1.5, Rules Regulating The Florida Bar. The Agency retains the exclusive right to select, retain, and direct its defense through defense counsel funded by the Managed Care Plan pursuant to the Duty to Indemnify and Defend the Agency.

3.
Expense Advance. The presumptive right to indemnification of damages shall include the right to have the Managed Care Plan pay the Agency's expenses in any Proceeding as such expenses are incurred and in advance of the final disposition of such Proceeding.

4.
Enforcement Action. In the event that any claim for indemnity, whether an Expense Advance or otherwise, is made hereunder and is not paid in full within sixty (60) calendar days after written notice of such claim is delivered to the Managed Care Plan, the Agency may, but need not, at any time thereafter, bring suit against the Managed Care Plan to recover the unpaid amount of the claim (hereinafter "Enforcement Action"). In the event the Agency brings an Enforcement Action, the Managed Care Plan shall pay all of the Agency's attorneys' fees and expenses incurred in bringing and pursuing the Enforcement Action.

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5.
Contribution. In any Proceeding in which the Managed Care Plan is held to be jointly liable with the Agency for payment of any claim of any kind (whether for damages, attorneys' fees, costs, or otherwise), if the Duty to Indemnify provision is for any reason deemed to be inapplicable, the Managed Care Plan shall contribute toward satisfaction of the claim whatever portion is or would be payable by the Agency in addition to that portion which is or would be payable by the Managed Care Plan, including payment of damages, attorneys' fees, and costs, without recourse against the Agency. No provision of this part, or of any other section of this contract (inclusive of all attachments, etc.), whether read separately or in conjunction with any other provision, shall be construed to: (i) waive the state or the Agency's immunity to suit or limitations on liability; (ii) obligate the state or the Agency to indemnify the Managed Care Plan for the Managed Care Plan's own negligence, or otherwise assume any liability for the Managed Care Plan's own negligence; or (iii) create any rights enforceable by third parties, as third party beneficiaries or otherwise, in law or in equity.

K.    Public Records Requests

1.
In accordance with s.119.0701, F.S., and notwithstanding Standard Contract, Section I, Item M., Requirements of Section 287.058, Florida Statutes, in addition to other contract requirements provided by law, the Managed Care Plan shall comply with public records laws, as follows:

a.	The Managed Care Plan shall keep and maintain public records that ordinarily and necessarily would be required in order to perform services under the Contract;

b.
The Managed Care Plan shall provide the public with access to public records on the same terms and conditions that the Agency would provide the records and at a cost that does not exceed the cost provided in s. 119.0701, F.S., or as otherwise provided by law;

c.	The Managed Care Plan shall ensure that public records that are exempt or confidential and exempt from public records disclosure requirements are not disclosed except as authorized by law;

d.
The Managed Care Plan shall meet all requirements for retaining public records and transfer, at no cost, to the Agency all public records in possession of the Managed Care Plan upon termination of the Contract and destroy any duplicate public records that are exempt or confidential and exempt from public records disclosure requirements. All records stored electronically must be provided to the Agency in a format that is compatible with the information technology systems of the Agency.

e.	If the Managed Care Plan does not comply with a public records request, the Agency shall enforce the Contract provisions in accordance with the Contract.

L.    Communications

1.
Notwithstanding any term or condition of this contract to the contrary, the Managed Care Plan bears sole responsibility for ensuring that its performance of this contract (and that of its subcontractors related to this contract) fully complies with all state and federal law

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governing the monitoring, interception, recording, use or disclosure of wire, oral or electronic communications, including but not limited to the Florida Security of Communications Act, §§ 934.01, et seq., F.S., and the Electronic Communications Privacy Act, 18 U.S.C. § 2510 et seq. (hereafter, collectively, "Communication Privacy Laws").

2.	Prior to intercepting, recording or monitoring any communications which are subject to Communication Privacy Laws, the Managed Care Plan must:

a.
Submit a plan which specifies in detail the manner in which the Managed Care Plan (and its subcontractors related to this contract) will ensure that such actions are in full compliance with Communication Privacy Laws (the "Privacy Compliance Plan"); and

b.	Obtain written approval, signed and stamped by the Agency Contract Manager, of the Privacy Compliance Plan.

3.
No modifications to an approved Privacy Compliance Plan may be implemented by the Managed Care Plan unless an amended Privacy Compliance Plan is submitted to the Agency, and written approval of the amended Plan is signed and notarized by the Agency Contract Manager. Agency approval of the Managed Care Plan's Privacy Compliance Plan in no way constitutes a representation by the Agency that the Privacy Compliance Plan is in full compliance with applicable Communication Privacy Laws, or otherwise shifts or diminishes the Managed Care Plan's sole burden to ensure full compliance with applicable Communication Privacy Laws in all aspects of the Managed Care Plan's performance of this Contract. Violation of this term may result in sanctions to include termination of the contract and/or liquidated damages.

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Section XIII. Liquidated Damages

Section XIII. Liquidated Damages
A.    Damages

1.
If the Managed Care Plan breaches this Contract, the Agency will be entitled to monetary damages in the form of actual, consequential, direct, indirect, special, and/or liquidated damages. In some cases, the actual damage to the Agency as a result of the Managed Care Plan's failure to meet any aspect of the responsibilities of the Contract and/or to meet specific performance standards set forth in the Contract will be difficult or impossible to determine with precise accuracy. Therefore, in the event of a breach of this Contract, the Agency will impose liquidated damages in writing against the Managed Care Plan. The Agency will assess liquidated damages against the Managed Care Plan regardless of whether the breach is the fault of the Managed Care Plan (including the Plan's subcontractors, agents and/or consultants), provided the Agency has not materially caused or contributed to the breach.

2.
The liquidated damages prescribed in this section are not intended to be in the nature of a penalty, but are intended to be reasonable estimates of the Agency's projected financial loss and damage resulting from the Managed Care Plan's nonperformance, including financial loss as a result of project delays. Accordingly, in the event the Managed Care Plan fails to perform in accordance with the Contract, the Agency may assess liquidated damages as provided in this section.

3.
If the Managed Care Plan fails to perform any of the services described in the Contract, the Agency may assess liquidated damages for each occurrence listed in the table in Section XIII.B. Any liquidated damages assessed by the Agency shall be due and payable to the Agency within thirty (30) days after the Managed Care Plan's receipt of the notice of damages, regardless of any dispute in the amount or interpretation which led to the notice. All interpretations of the Contract are handled by Deputy Secretary for Medicaid or his/her delegate.

4.	The Agency may elect to collect liquidated damages:

a.	Through direct assessment and demand for payment delivered to the Managed Care Plan; or

b.
By deduction of amounts assessed as liquidated damages from, and as set-off against payments then due to the Managed Care Plan or that become due at any time after assessment of the liquidated damages. The Agency will make deductions until it has collected the full amount payable by the Managed Care Plan.

5.
The Managed Care Plan will not pass through liquidated damages imposed under this Contract to a provider and/or subcontractor, unless the provider and/or subcontractor caused the damage through its own action or inaction. Nothing described herein shall prohibit a provider and/or a subcontractor from seeking judgment before an appropriate court in situations where it is unclear that the provider and/or the subcontractor caused the damage by an action or inaction.

6.	All liquidated damages imposed pursuant to this Contract, whether paid or due, shall be paid by the Managed Care Plan out of administrative costs and profits.

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7.	To dispute the imposition of liquidated damages, the Managed Care Plan must request that the Agency's Deputy Secretary for Medicaid or designee, hear and decide the dispute.

a.
The Managed Care Plan must submit, within twenty-one (21) days after receiving notice of the imposition of liquidated damages, a written dispute of the liquidated damages directly to the Deputy Secretary or designee; this submission shall include all arguments, materials, data, and information necessary to resolve the dispute (including all evidence, documentation and exhibits). A Managed Care Plan submitting such written requests for appeal or dispute as allowed under the Contract, shall submit such appeal or dispute to the following mailing address:

Deputy Secretary for Medicaid
Agency for Health Care Administration
Managed Care Appeals/Disputes, MS 70
2727 Mahan Drive
Tallahassee, FL 32308

b.
The Managed Care Plan waives any dispute not raised within twenty-one (21) days of receiving notice of the imposition of liquidated damages. It also waives any arguments it fails to raise in writing within twenty-one (21) days of receiving said notice, and waives the right to use any materials, data, and/or information not contained in or accompanying the Managed Care Plan's submission within the twenty-one (21) days following its receipt of the notice in any subsequent legal, equitable, or administrative proceeding (to include circuit court, federal court and any possible administrative venue).

8.
The Deputy Secretary or his/her designee will decide the dispute under the reasonableness standard, reduce the decision to writing and serve a copy to the Managed Care Plan. This written decision will be final.

9.
The exclusive venue of any legal or equitable action that arises out of or relating to the Contract, including an appeal of the final decision of the Deputy Secretary or his/her designee, will be Circuit Court in Leon County, Florida; in any such action, the Managed Care Plan agrees to waive its right to a jury trial, and that the Circuit Court can only review the final decision for reasonableness, and Florida law shall apply. In the event the Agency issues any action under Florida Statutes or Florida Administrative Code apart from this Contract, the Agency will notice the Managed Care Plan of the appropriate administrative remedy.

B.    Issues and Amounts
The Managed Care Plan shall pay the Agency the amount for each issue as specified below.
MMA Managed Care Plans shall also pay the Agency the amount for each issue as specified in the MMA Exhibit.
LTC Managed Care Plans shall also pay the Agency the amount for each issue as specified in the LTC Exhibit.

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Comprehensive LTC Managed Care Plans shall also pay the Agency the amount for each issue as specified in both the MMA Exhibit and LTC Exhibit as applicable.

Liquidated Damages Issues and Amounts
#	CORE PROGRAM ISSUES	DAMAGES
1.	Failure to comply in any way with Managed Care Plan staffing requirements as specified in the Contract.	$250 per calendar day for each day that staffing requirements are not met.

2.	Failure to submit a Provider Network File that meets the Agency’s specifications as described in the Contract.	$250 per day after the due date that the Provider Enrollment File fails to meet the Agency’s specifications.
3.	Failure to submit audited HEDIS, CAHPS, and Agency-defined measures results annually by July 1 as described in the Contract.	$250 per day for every calendar day reports are late.
4.	Failure to timely report termination or suspension of providers for “for cause” as described in the Contract.	$250 per occurrence.
5.	Submission of inappropriate report certifications and/or failure to submit report attestations as described in the Contract.	$250 per occurrence.
6.	Failure to timely report staff or marketing agent violations as described in the Contract.	$250 per occurrence.
7.	Failure to maintain and/or provide proof of required insurance as described in the Contract.	$500 per calendar day.
8.	Failure to terminate providers who become ineligible for Medicaid participation.	$500 per occurrence, in addition to $250 per day until the provider is terminated.
9.	Failure to timely submit any complete plan as described in this Contract, including, but not limited to a cultural competency plan.	$250 per day for every calendar day plans are late.

Note: The Anti-Fraud plan liquidated damages listed in this table is separate and not included in this program issue.
10.	Failure to achieve and/or maintain insolvency requirements in accordance with the Contract.	$500 per calendar day for each day that insolvency requirements are not met.

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Liquidated Damages Issues and Amounts
#	CORE PROGRAM ISSUES	DAMAGES
11.	Failure to timely submit audited annual and quarterly unaudited financial statements as described in the Contract.	$500 per calendar day for each day that reporting requirements are not met.
12.	Failure to comply with fraud and abuse provisions as described in the Contract.	$500 per calendar day per occurrence/issue.
13.	Failure to address or resolve problems with individual encounter records in a timely manner as required by the Agency and described in the Contract.	$500 per calendar day, per occurrence.
14.	Failure to provide continuity of care and a seamless transition consistent with the services in place prior to the new enrollee’s enrollment in the Managed Care Plan as described in the Contract.	$500 per day beginning on the next calendar day after default by the Managed Care Plan in addition to the cost of the services not provided.

These amounts shall be multiplied by two (2) when the Managed Care Plan has not complied with the case management requirements as described in this Contract.
15.	Failure to timely file required reports as described in the Contract.	$500 per day beyond the due date until submitted.
16.
Failure to respond to an Agency request or ad-hoc report for documentation (such as medical records, complaint logs, or Contract checklists) within the time prescribed by the Agency as described in the Contract.

$500 per day for each calendar day beyond the due date until provided to the Agency. However, after three (3) instances during the Contract period, the liquidated damages amount is increased by $1,000 per day.

17.	Failure to obtain approval of enrollee and provider materials, as required by the Contract.	$500 per day for each calendar day that the Agency determines the Managed Care Plan has provided enrollee or provider material that had not been approved by the Agency.

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Liquidated Damages Issues and Amounts
#	CORE PROGRAM ISSUES	DAMAGES
18.
Failure to complete a comprehensive assessment, develop a treatment or service plan or plan of care, or authorize and initiate all services specified in the plan for an enrollee within specified timelines as described in the Contract.
$500 per day for each service not initiated timely beginning on the next calendar day after default by the Managed Care Plan in addition to the cost of the services not provided.
These amounts shall be multiplied by two (2) when the Managed Care Plan has not complied with the case management requirements as described in this Contract.
19.	Failure to obtain and/or maintain national accreditation as described in the Contract.	$500 per day for every calendar day beyond the day accreditation status must be in place as described in this Contract.
20.	Failure to provide covered services within the timely access standards in the Contract.	$500 per day, per occurrence.
21.	Failure to provide covered services within the geographic access standards in the Contract.	$500 per day, per occurrence.
22.	Failure to report notice of provider termination of participation in the Managed Care Plan as described in of the Contract.	$500 per day, per occurrence.
23.
Failure by the Managed Care Plan to timely report violations in the access, use and disclosure of PHI or timely report a security incident or timely make a notification of breach or notification of provisional breach (see also ancillary business associate agreement between the parties) as described in the Contract.
$500 per enrollee per occurrence, not to exceed $10,000,000.

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Liquidated Damages Issues and Amounts
#	CORE PROGRAM ISSUES	DAMAGES
24.
Failure by the Managed Care Plan to execute the appropriate agreements to effectuate transfer and exchange of enrollee PHI confidential information including, but not limited to, a data use agreement, trading partner agreement, business associate agreement or qualified protective order prior to the use or disclosure of PHI to a third party (see ancillary business associate agreement between the parties) pursuant to the Contract.
$500 per enrollee per occurrence.
25.	Failure to cooperate fully with the Agency and/or state during an investigation of fraud or abuse, complaint, or grievances as described in the Contract.	$500 per incident for failure to fully cooperate during an investigation.
26.	Failure to comply with the notice requirements described in the Contract, the Agency rules and regulations, and all court orders governing appeal procedures, as they become effective.
$500 per occurrence in addition to $500 per calendar day for each calendar day required notices are late or deficient or for each calendar day beyond the required time frame that the appeal is unanswered in each and every aspect and/or day beyond the required time frame that the appeal is unanswered in each and every aspect and/or each day the appeal is not handled according to the provisions set forth by this Contract or required by the Agency.

$1,000 per occurrence if the Agency notice remains defective plus a per calendar day assessment in increasing increments of $500 ($500 for the first day, $1,000 for the second day, $1,500 for the third day, etc.) for each day the notice is late and/or remains defective.

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Liquidated Damages Issues and Amounts
#	CORE PROGRAM ISSUES	DAMAGES
27.	Failure to timely report changes in Managed Care Plan staffing as described in the Contract.	$500 per occurrence.
28.	Failure to timely report information about offenses listed in s. 435.04, F.S., as described in the Contract.	$500 per occurrence.
29.	Failure to comply with marketing requirements as described in the Contract.	$500 per recipient, per verified incident of promotion or marketing of Managed Care Plan.
30.	Failure to timely submit appropriate performance improvement projects (PIPs) as described in this Contract.	$1,000 per day for every calendar day PIPs are late.
31.	Failure to achieve and/or maintain financial surplus requirements as described in the Contract.	$1,000 per calendar day for each day Contract requirements are not met.
32.
Failure by the Managed Care Plan to ensure that all data containing protected health information (PHI), as defined by HIPAA, is secured through commercially reasonable methodology in compliance with the HITECH Act, such that it is rendered unusable, unreadable and indecipherable to unauthorized individuals through encryption or destruction, that compromises the security or privacy of the Agency enrollee’s PHI (see also ancillary business associate agreement requirements between the parties) as specified in the Contract.
$1,000 per enrollee per occurrence.
If the State determines credit monitoring and/or identity theft safeguards are needed to protect those enrollees whose PHI was placed at risk by Managed Care Plan’s failure to comply with the terms of this Contract, the Managed Care Plan shall also be liable for all costs associated with the provision of such monitoring and/or safeguard services.

33.	Failure to comply with enrollee notice requirements as described in the Contract.
$1,000 per occurrence if the enrollee notice remains defective plus a per calendar day assessment in increasing increments of $500 ($500 for the first day, $1,000 for the second day, $1,500 for the third day, etc.) for each day the notice is late and/or remains defective.

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Liquidated Damages Issues and Amounts
#	CORE PROGRAM ISSUES	DAMAGES
34.	Failure to notify enrollees of denials, reductions, or terminations of services within the timeframes specified in the Contract as described in the Contract.
$1,000 per occurrence plus a per calendar day assessment in increasing increments of $500 ($500 for the first day, $1,000 for the second day, $1,500 for the third day, etc.) for each day the notice is late.

35.	Failure to acknowledge or act timely upon a request for prior authorization in accordance the Contract.	$1,000 per occurrence, in addition to $1,000 for each day that it is determined the Managed Care Plan failed to acknowledge or act timely upon a request for prior authorization.
36.	Failure to update online and printed provider directory in accordance with Contract requirements as described in the Contract.	$1,000 per occurrence.
37.	Failure to file accurate reports as described in this Contract.	$1,000 per occurrence.
38.	Failure to facilitate transfers between health care settings as described in the Contract.	$1,000 per occurrence.
These amounts shall be multiplied by two (2) when the Managed Care Plan has not complied with the case management requirements as described in the Contract.
39.	Failure to allow an enrollee to obtain a second medical opinion at no expense and regardless of whether the provider is participating or not, as described in this Contract.	$5,000 per occurrence.
40.	Failure to cooperate with the Agency’s contracted external quality review organization (EQRO) as described in this Contract.	$5,000 per occurrence.
41.	Failure to honor any written documentation of prior authorization of ongoing covered services for a period of sixty (60) days after the effective date of enrollment, as specified in this Contract.	$5,000 per occurrence, in addition to $5,000 per day services are not authorized.

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Liquidated Damages Issues and Amounts
#	CORE PROGRAM ISSUES	DAMAGES
42.	Failure to comply with time frames for providing Enrollee Handbooks, I.D. cards and Provider Directories, as required in the Contract.	$5,000 for each occurrence.
43.	Failure to comply with licensure or background screening requirements for Managed Care Plan principals in the Contract.	$5,000 per calendar day that owner/staff is not licensed or qualified as required by applicable state or local law plus the amount paid to the owner/staff during that period.
44.	Failure to comply with licensure or background screening requirements for subcontractors in the Contract.
$5,000 per calendar day that subcontractor/driver/agent is not licensed or qualified as required by applicable state or local law plus the amount paid to the subcontractor/driver/agent during that period.

45.	Failure to timely report notice of terminated providers due to imminent danger/impairment as described in the Contract.	$5,000 per occurrence.
46.	Failure to meet provider credentialing requirements, including background screening requirements, specified in the Contract.	$5,000 per occurrence.
47.	Failure to timely report, or provide notice for, significant network changes as described in the Contract.	$5,000 per occurrence.
48.	Failure to timely report changes in ownership and control as described in the Contract.	$5,000 per occurrence.
49.	Failure to comply with claims processing as described in the Contract.	$10,000 per month, for each month that the Agency determines that the Managed Care Plan is not in compliance.
50.	Failure to ensure compliance with PASRR requirements prior to reimbursement for nursing facility services as described in the contract.	$500 per enrollee per occurrence.

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Section XIII. Liquidated Damages

Liquidated Damages Issues and Amounts
#	CORE PROGRAM ISSUES	DAMAGES
51.	Failure to establish an investigative unit as required in this Contract, by the time the Managed Care Plan has enrolled its first recipient.	$10,000 for each occurrence.

	Failure to implement an anti-fraud plan as required by this Contract, within ninety (90) days of its approval by the Agency.	$10,000 for each occurrence.

	Failure to timely submit an acceptable anti-fraud plan, quarterly fraud and abuse report or the annual report required by this Contract.	$2,000 per calendar day, until MPI deems the Managed Care Plan to be in compliance.

	Failure to timely report, or report all required information for, all suspected or confirmed instances of provider or recipient fraud or abuse as required by this Contract.	$1,000 per calendar day, until MPI deems the Managed Care Plan to be in compliance.

52.	Failure to develop and/or implement a transition plan for recipients including the provision of data to the Agency, as specified in the Contract.	$10,000 per occurrence.
53.	Failure to comply with conflict of interest or lobbying requirements as described in the Contract.	$10,000 per occurrence.
54.	Failure to disclose lobbying activities and/or conflict of interest as required by the Contract.	$1,000 per day that disclosure is late.
55.
Failure to provide no less than thirty (30) days’ written notice before making any changes to the administration and/or management procedures and/or authorization, denial or review procedures, including any delegations, as described in this Contract.
$25,000 per occurrence.

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Liquidated Damages Issues and Amounts
#	CORE PROGRAM ISSUES	DAMAGES
56.
Failure to comply with encounter data submission requirements as described in the Contract (excluding the failure to address or resolve problems with individual encounter records in a timely manner as required by the Agency).
$25,000 per occurrence.
57.	Imposition of arbitrary utilization guidelines or other quantitative coverage limits as prohibited in the Contract.	$25,000 per occurrence.
58.
Failure to provide continuation of services during the pendency of a Medicaid fair hearing and/or the Managed Care Plan’s appeal process where the enrollee has challenged a reduction or elimination of services as required by the Contract, applicable state or federal law, and all court orders governing appeal procedures as they become effective.

The value of the reduced or eliminated services as determined by the Agency for the timeframe specified by the Agency and $500 per day for each calendar day the Managed Care Plan fails to provide continuation or restoration as required by the Agency.

59.
Failure to provide restoration of services after the Managed Care Plan receives an adverse determination as a result of a Medicaid fair hearing or the Managed Care Plan’s appeal process as required by the Contract, applicable state or federal law and all court orders governing appeal procedures as they become effective.

The value of the reduced or eliminated services as determined by the Agency and $500 per day for each calendar day the Managed Care Plan fails to provide continuation or restoration as required by the Agency.

60.	Failure to comply with provider network requirements specified in this Contract.	$500 per day, per occurrence.
61.	Failure to comply with the quality requirements specified in this Contract under Section VII of Attachment II and its Exhibits.	$1,000 per occurrence.
62.	Failure to provide notice of noncompliance to the Agency within five (5) days or other Contract-specified period of time in accordance with the Contract.	$500 per day beginning on the next calendar day after default by the Managed Care Plan.

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Section XIII. Liquidated Damages

Liquidated Damages Issues and Amounts
#	CORE PROGRAM ISSUES	DAMAGES
63.	Failure to staff the Compliance Officer position with a qualified individual in accordance with the Contract.	$500 per calendar day starting ninety (90) days from the date of the position vacancy.

64.	Failure to maintain and/or provide proof of the Managed Care Plan’s fidelity bond as required in the Contract.	$500 per calendar day.
65.	Failure to comply with public records laws, in accordance with s. 119.0701, F.S.	$5,000 for each occurrence.
66.	Failure to develop and document a treatment or service plan for an enrollee, that shall be documented in writing as described in the Contract.	$500 per deficient/missing treatment or service plan.
67.	Failure to provide proof of compliance to the Agency within five (5) days of a directive from the Agency or within a longer period of time that has been approved by the Agency	$500 per day beginning on the next calendar day after default by the Managed Care Plan.
68.	Failure to require and ensure compliance with ownership and disclosure requirements as required in the Contract.	$5,000 per provider disclosure/attestation for each disclosure/attestation that is not received timely or is not in compliance with the requirements outlined in 42 CFR 455, Subpart B.
69.	Failure to respond to an Agency communication within the time prescribed by the Agency as described in the Contract.
$500 for each calendar day beyond the due date until provided to the Agency. However, after three (3) instances during the Contract period, the liquidated damages amount is increased by $1,000 per day.

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Section XIII. Liquidated Damages

Liquidated Damages Issues and Amounts
#	CORE PROGRAM ISSUES	DAMAGES
70.	Failure to submit a timely notice of involuntary disenrollment to the enrollee as described in the Contract.
$1,000 per occurrence if the enrollee notice remains defective plus a per calendar day assessment in increasing increments of $500 ($500 for the first day, $1,000 for the second day, $1,500 for the third day, etc.) for each day the notice is late and/or remains defective.

71.	Failure to timely initiate a background screening via the Clearinghouse for newly hired principals as described in the Contract.	$500 per occurrence.
72.	Failure to complete or comply with corrective action plans as described in the Contract.	$500 per calendar day for each day the corrective action is not completed or complied with as required.
73.	Failure to have a rate at or above the 25th percentile for the HEDIS measures as described in the Contract.	$500 per each case in the denominator not present in the numerator for the measure.
74.
Failure to comply in any way with the toll-free enrollee help line requirements as described in the Contract (excluding the failure to respond to individual messages on the automated system of the toll-free enrollee help line in a timely manner as required by the Agency).
$10,000 per month, for each month that the Agency determines that the Managed Care Plan is not in compliance.
75.	Failure to respond to individual messages on the automated system of the toll-free enrollee help line in a timely manner as described the Contract.	$500 per calendar day, per occurrence
76.	Failure to comply with any of the standards for timely service authorization decisions as specified in the Contract.	$5,000 per month, for each month that the Agency determines that the Managed Care Plan is not in compliance, per standard
77.	Failure of a provider contract to comply with a requirement of this Contract.	$1,000 per failure per provider contract

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Section XIII. Liquidated Damages

Liquidated Damages Issues and Amounts
#	CORE PROGRAM ISSUES	DAMAGES
78.	Failure to receive prior written Agency approval of delegation to a subcontractor.	$25,000 per occurrence
79.	Failure of a subcontract to comply with a requirement of this Contract.	$5,000 per failure per subcontract
80.	Failure to meet plan readiness review deadlines set by the Agency	$2,000 per calendar day per occurrence
81.	Failure to meet plan readiness goals set by the Agency	$2,000 per occurrence

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AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 214 of 217

Section XIV. Reporting Requirements

Section XIV. Reporting Requirements
A.    Managed Care Plan Reporting Requirements
1.    General Provisions

a.	The Managed Care Plan shall comply with all reporting requirements set forth in this Contract.

b.
The Managed Care Plan shall comply with the Managed Care Plan Report Guide in submitting required reports, including the report formats, templates, instructions, data specifications, submission timetables and locations, and other materials contained in the guide. The Managed Care Plan Report Guide will be posted on the Agency's website. The Agency shall furnish the Managed Care Plan with appropriate technical assistance in using the Managed Care Plan Report Guide.

c.	Unless otherwise specified, all reports shall be submitted electronically, as prescribed in the reporting guidelines. PHI information shall be submitted to the Agency SFTP sites.
2.     Submission Deadlines

a.	Deadlines for report submission referred to in this Contract specify the actual time of receipt at the Agency bureau or location, not the date the file was postmarked or transmitted.

b.	If a reporting due date falls on a weekend or state holiday, the report shall be due to the Agency on the following business day.

c.	All reports filed on a quarterly basis shall be filed on a calendar year quarter.
3.    Required Reports

a.
The Managed Care Plan shall comply with reports required by the Agency as specified in the Managed Care Plan Report Guide. All reports shall be submitted to the Agency Contract Manager unless otherwise indicated in the Managed Care Report Guide

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Section XIV. Reporting Requirements

Summary of Reporting Requirements
Report Name	Plan Type	Frequency
Marketing Agent Termination	All Plans	Monthly
Marketing/Educational Events Report	All Plans	Monthly
Enrollee Help Line Statistics	All Plans	Monthly
Enrollee Complaints, Grievance and Appeals Report	All Plans	Monthly
Pre-Admission Screening and Resident Review (PASRR)_Report	All Plans	Quarterly
Provider Network File	All Plans	Weekly
Provider Termination and New Provider Notification Report	All Plans	Weekly
Provider Complaint Report	All Plans	Monthly
Performance Measure Report	All Plans	Annually
Critical Incident Summary Report	All Plans	Monthly
Critical Incident Report	All Plans	Immediately upon occurrence and no less than within twenty-four (24) hours of detection or notification
Claims Aging Report and Supplemental Filing Report	All Plans	Quarterly Optional supplemental filing - due within one-hundred five (105) days after the end of the reporting quarter
Suspected/ Confirmed Fraud & Abuse Reporting	All Plans	Within fifteen (15) days of detection
Quarterly Fraud and Abuse Activity Report	All Plans	Quarterly
Annual Fraud and Abuse Activity Report	All Plans	Annually
Achieved Savings Rebate Financial Reports	All Plans	Annually Quarterly
Annual Financial Statements Filed with OIR	All Plans	Annually Quarterly,
Audited Annual and Unaudited Quarterly Financial Reports	All Plans	Annually Quarterly
Administrative Subcontractors and Affiliates Report	All Plans	Quarterly

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Section XIV. Reporting Requirements

b.	MMA Managed Care Plans shall comply with the additional reporting requirements specified in the MMA Exhibit.

c.	LTC Managed Care Plans shall comply with the additional reporting requirements as specified in the LTC Exhibit.

d.	Comprehensive LTC Managed Care Plans shall comply with the additional reporting requirements as specified in both the MMA Exhibit and the LTC Exhibit.
4.    Modifications to Reporting Requirements

a.	The Agency reserves the right to modify the reporting requirements, with a ninety (90) calendar day notice to allow the Managed Care Plan to complete implementation, unless otherwise required by law.

b.	The Agency shall provide the Managed Care Plan with written notification of any modifications to the reporting requirements.
5.    Certification of Timely, Complete and Accurate Submission

a.	The Managed Care Plan shall assure the accuracy, completeness and timely submission of each report.

b.
The Managed Care Plan's chief executive officer (CEO), chief financial officer (CFO) or an individual who reports to the CEO or CFO and who has delegated authority to certify the Managed Care Plan's reports, shall attest, based on his/her best knowledge, information and belief, that all data submitted in conjunction with the reports and all documents requested by the Agency are accurate, truthful and complete (see 42 CFR 438.606(a) and (b)).

c.
The Managed Care Plan shall submit its certification at the same time it submits the certified data reports (see 42 CFR 438.606(c)). The certification page shall be scanned and submitted electronically.

d.
If the Managed Care Plan fails to submit the required reports accurately or within the timeframes specified, the Agency shall fine or otherwise sanction the Managed Care Plan in accordance with Section XI, Sanctions, and 59A-12.0073, F.A.C.

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AHCA Contract No. FP020, Attachment II, Effective 01/15/15, Page 217 of 217

ATTACHMENT II
EXHIBIT II-A – Effective Date: January 15, 2015
MANAGED MEDICAL ASSISTANCE (MMA) PROGRAM
Section I. Definitions and Acronyms
The definitions and acronyms in Core Provisions Section I, Definitions and Acronyms apply to all MMA Managed Care Plans and Comprehensive LTC Managed Care Plans unless specifically noted otherwise in this Exhibit.
Section II. General Overview
The provisions in this Exhibit apply to all MMA Managed Care Plans and Comprehensive LTC Managed Care Plans. The provisions in this Exhibit also apply to all Specialty Plans unless provisions unique to a specific type of Specialty Plan are codified in the resulting Contract and its Exhibits.
In accord with the order of precedence listed in Attachment I, any additional items or enhancements listed in the Managed Care Plan's response to the Invitation to Negotiate are included in this Exhibit by this reference.
Section III. Eligibility and Enrollment

A.	Eligibility

1.	Mandatory Populations

a.
In addition to the programs and eligibility categories specified in Section Ill, Eligibility and Enrollment, recipients in the following eligibility categories are required to enroll in a managed care plan:

(1)	Title XXI MediKids; and

(2)	Children between 100 - 133% of federal poverty level (FPL) who transfer from the state's Children's Health Insurance Program (CHIP) to Medicaid.

2.	Voluntary Populations
In addition to the programs and eligibility categories specified in Section Ill, Eligibility and Enrollment, recipients in any of the following eligibility categories may, but are not required to, enroll in a Managed Care Plan:

a.	SSI (enrolled in developmental disabilities home and community based waiver);

b.	MEDS (SOBRA) for children under one (1) year old and income between one-hundred eighty-five percent ( 185%) and two-hundred percent (200%) FPL;

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c.	MEDS AD - (SOBRA) for aged and disabled - enrolled in DD home and community based waiver;

d.	Recipients with other creditable coverage excluding Medicare;

e.	Recipients age sixty-five (65) and older residing in mental health treatment facilities as defined in s. 394.455(32), F.S.;

f.	Residents of DD centers including Sunland and Tachacale;

g.	Refugee assistance;

h.	Recipients residing in group homes licensed under Chapter 393, F.S.; and

i.	Children receiving services in a prescribed pediatric extended care center (PPEC).

B.	Enrollment

1.	Notification of Enrollee Pregnancy

a.
The Managed Care Plan shall be responsible for newborns of pregnant enrollees from the date of their birth. The Managed Care Plan shall comply with all requirements set forth by the Agency or its agent related to unborn activation and newborn enrollment.

b.	Unborn activation shall occur through the following procedures:

(1)
Upon identification of an enrollee's pregnancy through medical history, examination, testing, claims, or otherwise, the Managed Care Plan shall immediately notify DCF of the pregnancy and any relevant information known (for example, due date and gender). The Managed Care Plan must provide this notification by completing the DCF Excel spreadsheet and submitting it, via electronic mail, to the statewide DCF Customer Call Center address. The Managed Care Plan shall indicate its name and number as the entity initiating the referral. The DCF Excel spreadsheet and directions for completion and submission are located on the Medicaid web site: http://ahca.myflorida.com/Medicaid/Newborn/index.shtml.

(2)
DCF will generate a Medicaid ID number for the unborn child. This information will be transmitted to the Medicaid fiscal agent. The Medicaid ID number will remain inactive until the child is born and DCF is notified of the birth.

(3)
Upon notification that a pregnant enrollee has presented to the hospital for delivery, the Managed Care Plan shall inform the hospital, the pregnant enrollee's attending physician and the newborn's attending and consulting physicians that the newborn is an enrollee. At this time the Managed Care Plan or its designee shall complete and submit the Excel spreadsheet for unborn activation to DCF.

(4)
E-mail submissions shall include the password-protected spreadsheet as an attachment, and the spreadsheet shall contain all pregnancy notifications and newborn births for that Managed Care Plan (or that Managed Care Plan's designated subcontractor). Each Managed Care Plan (or Managed Care Plan-

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designated subcontractor) shall submit notifications as specified by the Agency to the statewide DCF customer call center address. (Refer to the Medicaid website referenced above for DCF customer call center information.)

(5)	When the baby's Medicaid ID has been activated the newborn will be enrolled in the Managed Care Plan retroactive to birth.

c.
If a pregnant enrollee presents for delivery without having an unborn eligibility record that is awaiting activation, the Managed Care Plan or designee shall submit the spreadsheet to DCF immediately upon birth of the child. The newborn will automatically become a Managed Care Plan enrollee retroactive to birth.

d.	Failure to use the unborn activation process for reporting pregnancies as specified by his Contract may result in sanctions as described in Section XI, Sanctions.

e.
Newborns are enrolled in the Managed Care Plan of the mother unless the mother chooses another plan or the newborn does not meet the enrollment criteria of the mother's plan. When a newborn does not meet the criteria of the mother's plan, the newborn will be enrolled in a plan in accordance with Attachment II, Core Provisions, Section Ill, Eligibility and Enrollment, Item B., of this Contract. The Managed Care Plan shall comply with the unborn activation process in this section.

C.	Disenrollment
There are no additional disenrollment provisions unique to the MMA managed care program.
D. Marketing
There are no additional marketing provisions unique to the MMA managed care program.
Section IV. Enrollee Services and Grievance Procedures

A.	Enrollee Materials

1.	Enrollee Handbook Requirements

a.	The Managed Care Plan shall include additional information in its handbook applicable to the MMA program, as follows:

(1)	Information on the importance of selecting a PCP and the procedure for selecting a PCP (see s. 409.973(4)(a), F.S.);

(2)	How to change PCPs;

(3)	Information about how to select a newborn's PCP;

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(4)	An explanation to all potential enrollees that an enrolled family may choose to have all family members served by the same PCP or they may choose different PCPs based on each family member's needs;

(5)
Emergency services and procedures for obtaining services both in and out of the Managed Care Plan's region, including explanation that prior authorization is not required for emergency or post-stabilization services, the locations of any emergency settings and other locations at which providers and hospitals furnish emergency services and post-stabilization care services, use of the 911-telephone system or its local equivalent, and other post-stabilization requirements in s. 1932(b)(2)(A)(ii)) of the Social Security Act and 42 CFR 438.114; and

(6)	The right to obtain family planning services from any participating Medicaid provider without prior authorization.

b.	The Managed Care Plan, subject to Agency approval, may include a separate section for behavioral health services. In such cases, its handbook shall provide the following information:

(1)	The extent to which and how after-hours and emergency coverage are provided and that the enrollee has a right to use any hospital or other setting for emergency care;

(2)
Information that post-stabilization services are provided without prior authorization and other post-stabilization care services rules set forth in s. 1932(b)(2)(A)(ii)) of the Social Security Act and 42 CFR 438.114;

(3)	A clear statement that the enrollee may select an alternative mental health case manager or direct service provider within the Managed Care Plan, if one is available;

(4)	A description of behavioral health services provided, including limitations, exclusions and out-of-network use;

(5)	A description of emergency behavioral health services procedures both in and out of the Managed Care Plan's region;

(6)	Information to help the enrollee assess a potential behavioral health problem;

(7)	A clear statement that prior authorization or referral by a PCP is not required for behavioral health services;

(8)
Information on the Managed Care Plan's healthy behavior programs, including how to participate, that incentives/rewards are non-transferrable, and that members will lose access to earned incentives/rewards if they voluntarily disenroll from the Managed Care Plan or lose Medicaid eligibility for more than one-hundred eighty (180) days (and thus are not automatically reinstated in the Managed Care Plan); and

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(9)	The Managed Care Plan's psychotropic drug informed consent requirements for enrollees under age thirteen (13) as provided for in s. 409.912(51), F.S.

2.	Required Enrollment Notice
If an enrollee is a full-benefit dual eligible and has an existing Medicare PCP authorized through Medicare, the Managed Care Plan's new enrollment and reinstatement notifications shall not include the enrollee's assigned primary care provider (see V.D.1.f.(2) of this Exhibit).

3.	New Enrollee Procedures and Materials
If an enrollee is a full-benefit dual eligible and has an existing Medicare PCP authorized through Medicare, the MMA Managed Care Plan shall ensure that enrollee materials and identification cards do not include PCP assignments or any other PCP information (see V.D.1.f.(2) of this Exhibit).

B.	Enrollee Services
1.    Medicaid Redetermination Assistance

a.	The Agency will provide Medicaid recipient redetermination date information to the Managed Care Plan. This information shall be used by the Managed Care Plan only as indicated in this subsection.

b.	The Managed Care Plan shall notify the Agency, in writing, if it wants to participate in using this information. The Managed Care Plan's participation in using this information is voluntary.

c.
If the Managed Care Plan chooses to participate in the use of this information, it shall provide its policies and procedures regarding this subsection to the Agency for its approval along with its notification indicating it will participate.

d.
A Managed Care Plan that chooses to participate in the use of this information may decide to discontinue using it at any time and must so notify the Agency in writing thirty (30) days prior to the date it will discontinue such use.

e.
Regardless of whether the Managed Care Plan participates in the use of this information, the Managed Care Plan is subject to the sanctioning indicated in this subsection if the Managed Care Plan misuses the information at any time.

f.
A Managed Care Plan that chooses to participate in using this information shall use the redetermination date information only in the methods listed below and shall use either or both methods to communicate this information.

(1)
The Managed Care Plan may use redetermination date information in written notices to be sent to their enrollees reminding them that their Medicaid eligibility may end soon and to reapply for Medicaid if needed. A Managed Care Plan that chooses to use this method to provide this information to its enrollees must adhere to the following requirements:

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(a)
The Managed Care Plan shall mail the redetermination date notice to each enrollee for whom it has received a redetermination date. The Managed Care Plan may send one (1) notice to the enrollee's household when there are multiple enrollees within a family who have the same Medicaid redetermination date, provided that these enrollees share the same mailing address;

(b)
The Managed Care Plan shall use the Agency-provided template for its redetermination date notices. The Managed Care Plan may put this template on its letterhead for mailing; however, the Managed Care Plan shall make no other changes, additions or deletions to the letter text; and

(c)	The Managed Care Plan shall mail the redetermination date notice to each enrollee no more than sixty (60) days and no less than thirty (30) days before the redetermination date occurs.

(2)
The Managed Care Plan may use redetermination date information in automated voice response (AVR) or integrated voice response (IVR) automated messages sent to enrollees reminding them that their Medicaid eligibility may end soon and to reapply for Medicaid if needed. A Managed Care Plan that chooses to use this method to provide this information to its enrollees must adhere to the following requirements:

(a)
The Managed Care Plan shall send the redetermination date messages to each enrollee for whom that Managed Care Plan has received a redetermination date and for whom the Managed Care Plan has a telephone number. The Managed Care Plan may send an automated message to the enrollee's household when there are multiple enrollees within a family who have the same Medicaid redetermination date provided that these enrollees share the same mailing address/phone number;

(b)
For the voice messages, the Managed Care Plan shall use only the language in the Agency's redetermination date notice template provided to the Managed Care Plan. The Managed Care Plan may add its name to the message but shall make no other changes, additions or deletions to the message text; and

(c)	The Managed Care Plan shall make such automated calls to each enrollee no more than sixty (60) days and no less than thirty (30) days before the redetermination date occurs.

g.
The Managed Care Plan shall not include the redetermination date information in any file viewable by enrollee service or community outreach staff. This information shall be used only in the letter templates and automated scripts provided by the Agency and cannot be referenced or discussed by the Managed Care Plan with the enrollees, unless in response to an enrollee inquiry about the letter received, nor shall it be used at a future time by the Managed Care Plan. If the Managed Care Plan receives enrollee inquiries about the notices, such inquiries must be referred to the Department of Children and Families.

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h.
Should any complaint or investigation by the Agency result in a finding that the Managed Care Plan has violated this subsection, the Managed Care Plan will be sanctioned in accordance with Section XI, Sanctions. In addition to any other sanctions available in Section XI, Sanctions, the first such violation will result in a thirty (30) day suspension of use of Medicaid redetermination dates; any subsequent violations will result in thirty-day (30-day) incremental increases in the suspension of use of Medicaid redetermination dates. In the event of any subsequent violations, additional penalties may be imposed in accordance with Section XI, Sanctions. Additional or subsequent violations may result in the Agency's rescinding provision of redetermination date information to the Managed Care Plan.

C.	Grievance System

1.	Process for Grievances and Appeals

a.	Title XXI MediKids enrollees are not eligible to participate in the Medicaid Fair Hearing process
Section V. Covered Services

A.	Required MMA Benefits

1.	Specific MMA Services to be Provided

a.
The Managed Care Plan shall provide the services listed below in accordance with the Florida Medicaid State Plan, the Florida Medicaid Coverage and Limitations Handbooks, the Florida Medicaid fee schedules, and the provisions herein, unless specified elsewhere in this Contract. The Managed Care Plan shall comply with all state and federal laws pertaining to the provision of such services. The following provisions highlight key requirements for certain covered services, including requirements specific to the MMA program:

(1)	Advanced Registered Nurse Practitioner

(a)
The Managed Care Plan shall provide Advanced Registered Nurse Practitioner Services. Advanced Registered Nurse Practitioners (ARNPs) are licensed advanced practice registered nurses who work in collaboration with practitioners pursuant to Chapter 464, F.S., according to protocol, to provide diagnostic and interventional patient care.

(b)
The Managed Care Plan shall comply with provisions of the Medicaid Practitioner Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Practitioner Services Coverage and Limitations Handbook.

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(2)	Ambulatory Surgical Center Services

(a)
The Managed Care Plan shall provide Ambulatory Surgical Center Services. Ambulatory surgical centers (ASCs) provide scheduled, elective, medically necessary surgical care to patients who do not require hospitalization. Medicaid reimburses surgical procedures that have been approved by the federal Centers for Medicare and Medicaid Services and Florida Medicaid, provided in a licensed Medicare-approved, Medicaid-participating ASC entity that is separate and distinguishable from any other entity or type of facility, and is not part of a hospital. The reimbursed facility fee is all-inclusive of the following:

(i)	Administrative, record keeping, and housekeeping items and services;

(ii)	Blood, blood plasma, and components;

(iii)	Diagnostic or therapeutic services or items directly related to providing surgical procedures;

(iv)	Drugs, biologicals, intraocular lenses, surgical dressings, supplies, splints, casts, appliances, and equipment directly related to providing surgical procedures;

(v)	Materials for anesthesia;

(vi)	Nursing, technical, and related services; and

(vii)	Use of ASC facilities.

(b)
The Managed Care Plan shall comply with provisions of the Medicaid Ambulatory Surgical Center Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Ambulatory Surgical Center Services Coverage and Limitations Handbook.

(3)	Assistive Care Services

(a)
The Managed Care Plan shall provide Assistive Care Services. Assistive Care Services are an integrated set of 24-hour services only for Medicaid-eligible residents in assisted living facilities, adult family care homes and residential treatment facilities. Assistive Care Services require a health assessment by a licensed practitioner establishing medical necessity for at least two of the four service components and the need for at least one specific service each day. Components are health support, assistance with activities of daily living (ADL), assistance with instrumental activities of daily living (IADL), and assistance with self-administration of medication.

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(b)
The Managed Care Plan shall comply with provisions of the Medicaid Assistive Care Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Assistive Care Services Coverage and Limitations Handbook.

(4)	Behavioral Health Services

(a)
The Managed Care Plan shall provide a full range of medically necessary behavioral health services authorized under the State Plan and specified in the Florida Medicaid Mental Health Targeted Case Management Coverage and Limitations Handbook, the Florida Medicaid Specialized Therapeutic Services Coverage and Limitations Handbook, the Florida Medicaid Behavioral Health Overlay Services Coverage and Limitations Handbook, and the Florida Medicaid Community Behavioral Health Services Coverage and Limitations Handbook (the Handbooks} and by this Contract to all enrollees.

(b)
The Managed Care Plan shall provide the following services as described in the Handbooks and applicable fee schedules. The amount, duration and scope of such services shall not be more restrictive than that specified in the Handbooks. The Managed Care Plan shall not establish service limitations that are lower than, or inconsistent with, the Handbooks.

(i)	Inpatient hospital services for behavioral health conditions;

(ii)	Outpatient hospital services for behavioral health conditions;

(iii)	Psychiatric physician services for behavioral health conditions and psychiatric specialty codes 42, 43, and 44;

(iv)	Community behavioral health services for behavioral health conditions;

(v)	Community behavioral health services for substance abuse conditions;

(vi)	Mental Health Targeted Case Management;

(vii)	Mental Health Intensive Targeted Case Management;

(viii)	Specialized therapeutic foster care;

(ix)	Therapeutic group care services;

(x)	Comprehensive behavioral health assessment;

(xi)	Behavioral health overlay services in child welfare settings;

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(xii)	Residential care; and

(xiii)	Statewide Inpatient Psychiatric Program (SIPP) services for individuals under age twenty-one (21).

(c)
The Managed Care Plan may provide substitute services to its enrollees as specified in this subsection. The Managed Care Plan is encouraged to provide substitute services that will enhance covered services. To the degree possible, the Managed Care Plan shall use existing community resources. Substitute services represent a downward substitution for services in the Florida Medicaid Community Behavioral Health Services Coverage and Limitations Handbook and are not an expansion of behavioral health benefits. The Managed Care Plan shall make information on substitute services available to enrollees and require documentation of enrollee agreement before implementing such services. Managed Care Plans shall ensure providers use clinical rationale for determining the benefit of the service for the enrollee. The Managed Care Plan shall not require an enrollee to choose a substitute service over a Florida Medicaid Community Behavioral Health Services Coverage and Limitations Handbook service. Substitute services must be prior approved by the Agency.

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HCPCS Or Revenue Code	HCPCS Level II or Revenue Code Service Description	Service Description	Provider Qualifications	Documentation Required	Service Setting	Unit of Service	Reimbursement /Service Limits
0912	Psychiatric/Psychological Svcs: Partial Hosp - less intensive	Partial Hospitalization - Less intensive	Master's Level Practitioner, or Licensed Practitioner of the Healing Arts	Documentation must be sufficient to indicate that this Partial Hospitalization Service is clinically appropriate for the enrollee.	Face to Face in a Hospital	All inclusive Daily Per Diem	1 unit per day; 90 days annual limit for adults ages 21+; No annual limit for children under age 21.
1001	Residential treatment-psychiatric
Short Term Residential Treatment - Level I - (SRT when utilized as a medically necessary downward substitution for acute CSU). Services should be provided with the goal of giving the enrollee additional time to stabilize, recover and rehabilitate. These services are intended to Increase enrollees’ ability to successful re-integrate into an independent community setting at the time of discharge.
Licensed SRTs
Documentation must be sufficient to indicate that the enrollee meets clinical criteria for this level of care. The enrollee must meet criteria for acute crisis stabilization services and documentation must indicate that this level of care is being utilized as a downward substitution.
					Face-to-Face in a licensed SRT program	Per diem
I unit per day. This benefit like CSU is flexed against the inpatient day limit of 45 days per fiscal year for adults over age 21. Note: 2 SRT days = 1 Inpatient day. No annual limit for children under age 21.

H0038	SELF-HELP/PEER SERVICES, PER 15 MINUTES
Services may include: peer specialist activities, peer mentoring, peer education, recovery coach services and behavioral health services provided by peers. Does not include: paperwork for consumers, attendance at NAMI or other consumer support meetings, offering meeting space for consumer meetings, travel time or transportation of consumers, peer specialist time that is not spent on education or self-help activities, or other administrative services.
			Those qualified by training & certification to perform this service under the supervision of a licensed master's level clinician	Services must provide a documented support and/or treatment benefit to PMHP enrollees. Services must be individualized and demonstrate a recovery and resiliency focus.	Face- to-Face with Client Present	15 minutes	16 units per day.

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HCPCS Or Revenue Code	HCPCS Level II or Revenue Code Service Description	Service Description	Provider Qualifications	Documentation Required	Service Setting	Unit of Service	Reimbursement /Service Limits
H0046 HE	MENTAL HEALTH SERVICES, NOT OTHERWISE SPECIFIED; MENTAL HEALTH PROGRAM	Respite care services
Those qualified by 2 years of experience with the mental health population and have completed 30 hours of training which includes psychopathology, medication management, family dynamics, and crisis intervention or those licensed as a regular foster care home and certified as a specialized therapeutic foster home.

Enrollee must be in active treatment and there must be documentation to support that respite services will assist family or caregivers while providing an option to de-escalate a situation while avoiding hospitalization.
					Services may be provided in the home, school, or community and must be provided face-to-face.	Daily rate	Minimum of 8 hours per day.
H2011 HO	PSYCHIATRIC HEALTH FACILITY SERVICE, PER DIEM; MASTERS DEGREE LEVEL	Mobile Crisis Assessment and Intervention for enrollees in the community	Provided by a master degree level clinician under the supervision of a licensed master's level clinician	Documentation of clinical intervention and outcome of intervention	Intervention by referral from MCO	15 minutes	96 units per year; maximum of 8 units per day.
H2015 HE	COMPREHENSIVE COMMUNITY SUPPORT SERVICES, PER 15 MINUTES; BEHAVIORAL HEALTH PROGRAM
Outreach Services; Services may include: activities designed to keep individuals out of the jail and juvenile justice system. Applies to both Children and Adults. Does not include: paperwork, travel time, transportation of consumers, phone calls, or other administrative services.
Bachelor's level practitioner or LPN
Services must provide a beneficial diversion from jail or juvenile justice system. Services must be targeted towards a specific recipient and encourage engagement in the treatment process to prevent involvement in the criminal justice system.
					Face- to-Face; Client Present	15 minutes	16 units per day.

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HCPCS Or Revenue Code	HCPCS Level II or Revenue Code Service Description	Service Description	Provider Qualifications	Documentation Required	Service Setting	Unit of Service	Reimbursement /Service Limits
H2019 HB	THERAPEUTIC BEHAVIORAL SERVICES, PER 15 MINUTES; ADULT PROGRAM	In-Home Counseling Adult - Therapy, rehabilitative and supportive counseling in the client's home	minimum of master’s degree	documentation of services	Face-to-Face	encounter	No limit.
H2020 HB	Therapeutic Behavioral Services, per diem, adult program
A service that covers the medically necessary clinical support services of enrollees while residing in an SRT level of care. The goal of these services would be to provide stabilization, recovery, and rehabilitation services to enrollees to allow them to discharged to a community setting and increase their capacity for independent living.

Services must be provided by the appropriate level clinician. In a SRT setting. There must be a clinical supervisor and master's level clinician. Physicians and bachelor's level clinicians would be able to provide this service as well.
				Enrollees must meet criteria for admission to SRT – Residential Level Treatment I. The program must also be licensed by SAMH as a short term residential treatment unit.	Services are face to face delivered in a residential level I (SRT) setting.	Per Diem	1 unit per day.
S5102 HE	DAY CARE SERVICES, ADULT; PER DIEM; MENTAL HEALTH PROGRAM	Drop-In Center - A social club offering peer support and flexible schedule of activities: may operate on weekdays, evenings and/ or weekends. Activities focus on support, social and behavioral skills.	BA level practitioner	Plan of care, activities and documented records	Face- to-Face	One day	365 days per year.

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HCPCS Or Revenue Code	HCPCS Level II or Revenue Code Service Description	Service Description	Provider Qualifications	Documentation Required	Service Setting	Unit of Service	Reimbursement /Service Limits
T1023 HA	SCREENING TO DETERMINE THE APPROPRIATENESS OF CONSIDERATION OF AN INDIVIDUAL FOR PARTICIPATION IN A SPECIFIED PROGRAM, PROJECT OR TREATMENT PROTOCOL, PER ENCOUNTER; CHILD/ADOLESCENT PROGRAM
Infant Mental Health Pre and Post Testing Services - Tests, inventories, questionnaires, structured interviews, structured observations, and systematic assessments that are administered to help assess the caregiver-child relationship and to help aid in the development of the treatment plan

Masters level or above with 2 years’ experience working with infant mental health OR MA level and under the supervision of a MA level or above with at least 2 years’ experience working IMH. Individuals administering the tests are to be operating within the scope of their professional licensure, training, test protocols, and competencies, and in accordance with applicable statutes.

A written report of evaluation and testing results must be done by the individual rendering services and must be included in the child's medical record for all evaluation and testing services listed in the evaluation and testing section
					Face-to-Face	15 minutes	For children ages 0 through 5 years, 40 units per year.
T1027	Family Training & Counseling for Child Development, per 15 minutes
Services may include: support groups for family members which provide education regarding SED, family education, psychosocial activities, and other education and support activities related to SED. Does not include paperwork or case management services, does not include telephone calls to families, travel time, transportation of consumers, services to support appointment coordination, or other administrative services.
BA level practitioner
Services must support the family and child in treatment. They must be resiliency focused and provide meaningful supports to allow the family and caregivers, and child to participate fully in the treatment process.
					Face- to-Face; Client Present	15 minutes.	16 units per day.

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HCPCS Or Revenue Code	HCPCS Level II or Revenue Code Service Description	Service Description	Provider Qualifications	Documentation Required	Service Setting	Unit of Service	Reimbursement /Service Limits
H0046 HK	BEHAVIORAL HEALTH SERVICES, NOT OTHERWISE SPECIFIED; SPECIALIZED BEHAVIORAL HEALTH PROGRAMS FOR HIGH-RISK POPULATIONS
Specialized therapeutic in-home service is a flexible in-home support service designed for children in the child welfare system, ages 5 through 17, who are stepping down from or at high risk for residential care and institutional services. Providing therapeutic support in addition to helping parents in developing parenting skills, specialized therapeutic in-home services are designed to aid in the transition to community-based outpatient services by providing intensive therapeutic services plus 24 hour crisis response services for an anticipated length of stay of up to 120 days.

The specialized therapeutic in-home services team is led by a licensed clinician who coordinates the services of the treatment team, which includes a mental health targeted case manager, master’s level therapist and psychiatrist.

Individualized treatment plans within 14 days of admission, treatment plan reviews biweekly by the treatment team with the youth and family and updated as needed. Weekly written progress updates are provided in addition to a weekly face-to-face or telephonic staffing with the Community Based Care agency responsible for the child's care.

Specialized therapeutic in-home services will be reimbursed on a weekly basis. A minimum of four face-to-face contacts per week are required and must include both individual and family therapy. A minimum of three contacts per week are to be made in the home by the primary clinician.
						1 unit per week	1 unit per week.

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HCPCS Or Revenue Code	HCPCS Level II or Revenue Code Service Description	Service Description	Provider Qualifications	Documentation Required	Service Setting	Unit of Service	Reimbursement /Service Limits
S9475	AMBULATORY SETTING SUBSTANCE ABUSE TREATMENT OR DETOXIFICATION SERVICES
The ambulatory detoxification service includes clinical and medical management of the physical and psychological process of withdrawal from alcohol and other drugs on an outpatient basis in a community based setting. This service is intended to stabilize the recipient physically and psychologically using accepted detox protocols.
Licensed ambulatory detoxification facility.
Documentation must be sufficient to indicate that the enrollee meets clinical criteria for this level of care. The enrollee must meet criteria for detoxification and documentation must indicate that this level of care is being utilized as a downward substitution.
					Face-to-face in a licensed ambulatory detoxification facility.	Per diem	3 hours per day for up to 30 days.

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HCPCS Or Revenue Code	HCPCS Level II or Revenue Code Service Description	Service Description	Provider Qualifications	Documentation Required	Service Setting	Unit of Service	Reimbursement /Service Limits
H2022	Community-Based Wrap-Around Services
Wraparound is an intensive level of community-based services in order to prevent residential treatment. The wraparound service delivery model is built around family team planning. Wraparound services include frequent assessment and treatment plan progress reviews, and treatment team meetings must include the full complement of professionals working with the family. Meeting frequency of child and family teams is guided by the family’s needs and level of risk. Included in the wraparound services include intensive targeted case management, in-home intervention, crisis intervention, parenting, peer support, psychiatric services, and behavior analytical services.
Provider type 91 and certified to provide children’s mental health targeted case management; Provider type 05—Community Behavioral Health Provider
All Wraparound team meetings shall be documented in the form of formal meeting minutes.
All collateral contacts shall be documented in the form of contact/progress notes. Treatment and TCM services documented according to handbook standards for PT-05 and PT-91.
					Services may be provided in the home, school, or community and must be provided face-to-face.	Per diem	No annual limit for children under age 21.
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(d)	The Managed Care Plan shall adhere to the following requirements regarding evaluation and treatment services for enrolled children/adolescents:

(i)
The Managed Care Plan shall provide all medically necessary evaluations, psychological testing and treatment services for children/adolescents referred to the Managed Care Plan by DCF, DJJ and schools (elementary, middle, and secondary schools);

(ii)
The Managed Care Plan shall provide court-ordered evaluation and treatment required for children/adolescents who are enrollees. See specifications in the Florida Medicaid Community Behavioral Health Services Coverage and Limitations Handbook; and

(iii)
The Managed Care Plan or designee shall develop a process to participate in interagency staffings (for example, DCF and DJJ) or school staffings that may result in the provision of behavioral health services to an enrolled child/adolescent. The Managed Care Plan or designee shall participate in such staffings upon request.

(5)	Birth Center and Licensed Midwife Services

(a)
The Managed Care Plan shall provide Birth Center and Licensed Midwife Services. Birth centers and licensed midwifes provide services appropriate to the care of Medicaid recipients during low-risk pregnancies, deliveries and the postpartum period. Birth center birth center must meet all state licensure requirements pursuant to the guidelines set forth in Chapter 59A-11, F.A.C. and Chapter 383, F.S. to provide obstetrical, postpartum, gynecological, and family planning services and Child Health Check-Up screenings (newborn evaluations only). Licensed midwives must meet all state licensure requirements pursuant to the guidelines set forth in Chapter 467, F.S. to provide obstetrical and postpartum care and Child Health Check-Up screenings (newborn evaluations only).

(b)
The Managed Care Plan shall comply with provisions of the Medicaid Birth Center and Licensed Midwife Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Birth Center and Licensed Midwife Services Coverage and Limitations Handbook.

(6)	Clinic Services

(a)
The Managed Care Plan shall provide Rural Health Clinic Services. Rural Health Clinics provide ambulatory primary care to a medically underserved population in a rural geographical area. A Rural Health Clinic provides primary health care and related diagnostic services. In addition, Rural Health Clinics may provide Adult Health Screening Services, Child Health Check-Up Screenings, Chiropractic Services, Family Planning Services, Family

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Planning Waiver Services, Immunization Services, Medical Primary Care Services, Mental Health Services, Optometric Services, and Podiatry Services.

(b)
The Managed Care Plan shall comply with provisions of the Medicaid Rural Health Clinic Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Rural Health Clinic Services Coverage and Limitations Handbook.

(c)
The Managed Care Plan shall provide Federally Qualified Health Center Services. A Federally Qualified Health Center provides primary health care and related diagnostic services. In addition, an Federally Qualified Health Center may provide Adult health screening services, Child Health Check-Up, Chiropractic services, Dental services, Family planning services, Medical primary care, Mental health services, Optometric services, and Podiatric services.

(d)
The Managed Care Plan shall comply with provisions of the Medicaid Federally Qualified Health Center Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Federally Qualified Health Center Services Coverage and Limitations Handbook.

(e)
The Managed Care Plan shall provide County Health Department Services. County Health Departments provide public health services in accordance with Chapter 154, F.S. Medicaid County Health Department services consist of primary and preventive health care, related diagnostic services, and dental services.

(f)
The Managed Care Plan shall comply with provisions of the Medicaid County Health Department Program Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid County Health Department Program Coverage and Limitations Handbook.

(7)	Chiropractic Services

(a)
The Managed Care Plan shall provide Chiropractic Services. Chiropractic services include evaluation and medically necessary treatment performed on one or more areas of the body. Treatment consists of manual manipulation or adjustment with application of controlled force to re-establish normal articular function. Manual manipulation is used to restore optimum mobility and range of motion to the spine. A doctor of chiropractics (D.C.) is an individual who is licensed to engage in the practice of chiropractic medicine, as defined in Chapter 460, F.S.

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(b)
The Managed Care Plan shall comply with provisions of the Medicaid Chiropractic Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Chiropractic Services Coverage and Limitations Handbook.

(8)	Dental Services

(a)
The Managed Care Plan shall provide Dental Services to enrollees under the age of 21 years, emergency dental services to enrollees age 21 and older, and denture and denture-related services and oral and maxillofacial surgery services to all enrollees. The Managed Care Plan shall provide medically-necessary, emergency dental procedures to alleviate pain or infection to enrollees age 21 and older. Emergency dental care for enrollees 21 years of age and older is limited to a problem focused oral evaluation, necessary radiographs in order to make a diagnosis, extractions, and incision and drainage of an abscess. Full and removable partial dentures and denture-related services are also covered services for enrollees 21 years of age and older. The Managed Care Plan shall provide full dental services for all enrollees age 20 and below. The Managed Care Plan shall provide medically necessary oral and maxillofacial surgery for all eligible Medicaid recipients regardless of age.

(b)
The Managed Care Plan shall comply with provisions of the Medicaid Dental Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Dental Services Coverage and Limitations Handbook.

(9)	Child Health Check Up

(a)
The Managed Care Plan shall provide Child Health Check-Up Services. The Managed Care Plan shall provide a health screening evaluation that shall consist of: comprehensive health and developmental history (including assessment of past medical history, developmental history and behavioral health status); comprehensive unclothed physical examination; developmental assessment; nutritional assessment; appropriate immunizations according to the appropriate Recommended Childhood Immunization Schedule for the United States; laboratory testing (including blood lead testing); health education (including anticipatory guidance); dental screening (including a direct referral to a dentist for enrollees beginning at age three or earlier as indicated); vision screening, including objective testing as required; hearing screening, including objective testing as required; diagnosis and treatment; and referral and follow-up as appropriate. A Child Health Check-Up is a comprehensive, preventive health screening service. Child Health Check-Ups are performed according to a periodicity schedule that ensures that children have a health screening on

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a routine basis. In addition, a child may receive a Child Health Check-Up whenever it is medically necessary or requested by the child or the child's parent or caregiver. If a child is diagnosed as having a medical problem, the child is treated for that problem through the applicable Medicaid program, such as physician, dental and therapy services.

(b)
The Managed Care Plan shall comply with provisions of the Medicaid Child Health Check-Up Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Child Health Check-Up Coverage and Limitations Handbook.

(c)
For children/adolescents whom the Managed Care Plan identifies through blood lead screenings as having abnormal levels of lead, the Managed Care Plan shall provide care coordination/case management follow-up services as required in Chapter Two of the Child Health Check-Up Services Coverage and Limitations Handbook. Screening for lead poisoning is a required component of this Contract. The Managed Care Plan shall require all providers to screen all enrolled children for lead poisoning at ages 12 months and 24 months. In addition, children between the ages of 12 months and 72 months must receive a screening blood lead test if there is no record of a previous test. The Managed Care Plan shall provide additional diagnostic and treatment services determined to be medically necessary to a child/adolescent diagnosed with an elevated blood lead level. The Managed Care Plan shall recommend, but shall not require, the use of paper filter tests as part of the lead screening requirement.

(d)
The Managed Care Plan shall inform enrollees of all testing/screenings due in accordance with the periodicity schedule specified in the Medicaid Child Health Check-Up Services Coverage and Limitations Handbook. The Managed Care Plan shall contact enrollees to encourage them to obtain health assessment and preventive care.

(e)
The Managed Care Plan shall authorize enrollee referrals to appropriate providers within four (4) weeks of these examinations for further assessment and treatment of conditions found during the examination. The Managed Care Plan shall ensure that the referral appointment is scheduled for a date within six (6) months of the initial examination, or within the time periods set forth in Section VI, Provider Network, as applicable.

(f)
The Managed Care Plan shall cover fluoride treatment by a physician or a dentist for children/adolescents. Fluoride varnish application in a physician's office is limited to children up four (4) years of age.

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(g)	The Managed Care Plan shall offer transportation to enrollees in order to assist them to keep, and travel to, medical appointments.

(h)
The CHCUP program includes the maintenance of a coordinated system to follow the enrollee through the entire range of screening and treatment, as well as supplying CHCUP training to medical care providers.

(i)
Pursuant to s. 409.975(5), F.S., the Managed Care Plan shall achieve a CHCUP screening rate of at least eighty percent (80%) for those enrollees who are continuously enrolled for at least eight (8) months during the federal fiscal year (October 1 - September 30). This screening compliance rate shall be based on the CHCUP data reported by the Managed Care Plan in its CHCUP (CMS-416) and FL 80% Screening Report and due to the Agency as specified in Section XIV, Reporting Requirements. The data shall be monitored by the Agency for accuracy, and, if the Managed Care Plan does not achieve the eighty percent (80%) screening rate, the Agency may require the Managed Care Plan to submit a corrective action plan (CAP). Failure to meet the eighty percent (80%) screening requirement may result in sanctions (see Section XI, Sanctions). Any data reported by the Managed Care Plan that is found to be inaccurate shall be disallowed by the Agency, and the Agency shall consider such findings as being in violation of the Contract and may sanction the Managed Care Plan accordingly.

(j)
The Managed Care Plan shall adopt annual participation goals to achieve at least an eighty percent (80%) CHCUP participation rate, as required by the Centers for Medicare & Medicaid Services. This participation compliance rate shall be based on the CHCUP data reported by the Managed Care Plan in its CHCUP (CMS-416) and FL 80% Screening Report (see sub-item H.2.i. above) and/or supporting encounter data. Upon implementation and notice by the Agency, the Managed Care Plan shall submit additional data, as required by the Agency for its submission of the CMS-416, to the Centers for Medicare & Medicaid Services, within the schedule determined by the Agency. For each federal fiscal year that the Managed Care Plan does not meet the eighty percent (80%) participation rate, the Agency may require the Managed Care Plan to submit a CAP. Any data reported by the Managed Care Plan that is found to be inaccurate shall be disallowed by the Agency, and the Agency shall consider such findings as being in violation of the Contract and shall sanction the Managed Care Plan accordingly. (See s. 1902(a)(43)(D)(iv) of the Social Security Act.)

(k)
The Managed Care Plan shall achieve a preventive dental services rate of at least twenty-eight percent (28%) for those enrollees who are continuously eligible for CHCUP for ninety (90) continuous days. This rate shall be based on the CHCUP data reported by the Managed Care Plan in its CHCUP (CMS-416) audited report and/or supporting encounter data. Beginning with the report for federal fiscal year 2015, failure to meet the 28% preventive dental services rate may result in a corrective action plan and liquidated damages (see Section XIII, Liquidated Damages).

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(10)	Immunizations

(a)	The Managed Care Plan shall provide immunizations in accordance with the Recommended Childhood Immunization Schedule for the United States, or when medically necessary for the enrollee's health.

(b)	The Managed Care Plan shall provide for the simultaneous administration of all vaccines for which an enrollee under the age of 21 is eligible at the time of each visit.

(c)	The Managed Care Plan shall follow only contraindications established by the Advisory Committee on Immunization Practices (ACIP), unless:

(i)	In making a medical judgment in accordance with accepted medical practices, such compliance is deemed medically inappropriate; or

(ii)	The particular requirement is not in compliance with Florida law, including Florida law relating to religious or other exemptions.

(d)
The Managed Care Plan shall participate, or direct its providers to participate, in the Vaccines For Children Program ("VFC"). See s. 1905(r)(1)(B)(iii) of the Social Security Act. The VFC is administered by the Department of Health, Bureau of Immunizations. The VFC provides vaccines at no charge to physicians and eliminates the need to refer children to CHDs for immunizations. Title XXI MediKids enrollees do not qualify for the VFC program. The Managed Care Plan shall advise providers to bill Medicaid fee-for-service directly for immunizations provided to Title XXI MediKids participants.

(e)
The Managed Care Plan shall submit an attestation with accompanying documentation annually, by October 1 of each Contract year, to the Agency that the Managed Care Plan has advised its providers to enroll in the VFC program. The Agency may waive this requirement in writing if the Managed Care Plan provides documentation to the Agency that the Managed Care Plan is enrolled in the VFC program.

(f)	The Managed Care Plan shall provide coverage and reimbursement to the participating provider for immunizations covered by Medicaid, but not provided through VFC.

(g)
The Managed Care Plan shall ensure that providers have a sufficient supply of vaccines if the Managed Care Plan is enrolled in the VFC program. The Managed Care Plan shall direct those providers that are directly enrolled in the VFC program to maintain adequate vaccine supplies.

(h)
The Managed Care Plan shall pay no more than the Medicaid program vaccine administration fee. For dates of service through December 31, 2014, the Managed Care Plan, in accordance with the Patient Protection and Affordable Care Act (ACA), shall pay no more than the Medicaid program vaccine product code and administration fee, per administration, as specified in the Florida Medicaid Physician Primary Care Rate Increase Fee Schedule

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at: http://portal.flmmis.com/FLPublic/Tab/125/content/public/fee%20schedules/2014_01_01_phys_primary_care rates_v1_1.pdf.spage, and Section V, Covered Services, unless another rate is negotiated with the participating provider.

(i)	The Managed Care Plan shall pay no less than the Medicaid program vaccine administration fee when an enrollee receives immunizations from a non-participating provider so long as:

(i)	The non-participating provider contacts the Managed Care Plan at the time of service delivery;

(ii)	The Managed Care Plan is unable to provide documentation to the non-participating provider that the enrollee has already received the immunization; and

(iii)	The non-participating provider submits a claim for the administration of immunization services and provides medical records documenting the immunization to the Managed Care Plan.

(j)
The Managed Care Plan shall encourage PCPs to provide immunization information about enrollees requesting temporary cash assistance from DCF, upon request by DCF and receipt of the enrollee's written permission. This information is necessary in order to document that the enrollee has met the immunization requirements for enrollees receiving temporary cash assistance.

(11)	Emergency Services

(a)	The Managed Care Plan shall provide pre-hospital and hospital-based trauma services and emergency services and care to enrollees. See ss. 395.1041, 395.4045 and 401.45, F.S.

(b)
When an enrollee presents at a hospital seeking emergency services and care, the determination that an emergency medical condition exists shall be made, for the purposes of treatment, by a physician of the hospital or, to the extent permitted by applicable law, by other appropriate personnel under the supervision of a hospital physician. See ss. 409.9128, 409.901, F.S. and 641.513, F.S.

(i)	The physician, or the appropriate personnel, shall indicate on the enrollee's chart the results of all screenings, examinations and evaluations.

(ii)
The Managed Care Plan shall cover all screenings, evaluations and examinations that are reasonably calculated to assist the provider in arriving at the determination as to whether the enrollee's condition is an emergency medical condition.

(iii)	If the provider determines that an emergency medical condition does not exist, the Managed Care Plan is not required to cover services

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rendered subsequent to the provider's determination unless authorized by the Managed Care Plan.

(c)
If the provider determines that an emergency medical condition exists, and the enrollee notifies the hospital or the hospital emergency personnel otherwise have knowledge that the patient is an enrollee of the Managed Care Plan, the hospital must make a reasonable attempt to notify:

(i)	The enrollee's PCP, if known; or

(ii)	The Managed Care Plan, if the Managed Care Plan has previously requested in writing that it be notified directly of the existence of the emergency medical condition.

(d)	If the hospital, or any of its affiliated providers, do not know the enrollee's PCP, or have been unable to contact the PCP, the hospital must:

(i)	Notify the Managed Care Plan as soon as possible before discharging the enrollee from the emergency care area; or

(ii)	Notify the Managed Care Plan within twenty-four (24) hours or on the next business day after the enrollee's inpatient admission.

(e)
If the hospital is unable to notify the Managed Care Plan, the hospital must document its attempts to notify the Managed Care Plan, or the circumstances that precluded the hospital's attempts to notify the Managed Care Plan. The Managed Care Plan shall not deny coverage for emergency services and care based on a hospital's failure to comply with the notification requirements of this section.

(f)
If the enrollee's PCP responds to the hospital's notification, and the hospital physician and the PCP discuss the appropriate care and treatment of the enrollee, the Managed Care Plan may have a member of the hospital staff with whom it has a participating provider contract participate in the treatment of the enrollee within the scope of the physician's hospital staff privileges.

(g)
The Managed Care Plan shall advise all enrollees of the provisions governing emergency services and care. The Managed Care Plan shall not deny claims for emergency services and care received at a hospital due to lack of parental consent. In addition, the Managed Care Plan shall not deny payment for treatment obtained when a representative of the Managed Care Plan instructs the enrollee to seek emergency services and care in accordance with s. 743.064, F.S.

(h)	The Managed Care Plan shall not:

(i)	Require prior authorization for an enrollee to receive pre-hospital transport or treatment or for emergency services and care;

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(ii)	Specify or imply that emergency services and care are covered by the Managed Care Plan only if secured within a certain period of time;

(iii)	Use terms such as "life threatening" or "bona fide" to qualify the kind of emergency that is covered; or

(iv)	Deny payment based on a failure by the enrollee or the hospital to notify the Managed Care Plan before, or within a certain period of time after, emergency services and care were given.

(i)
Notwithstanding any other state law, a hospital may request and collect from an enrollee any insurance or financial information necessary to determine if the patient is an enrollee of the Managed Care Plan, in accordance with federal law, so long as emergency services and care are    not delayed in the process.

(j)
The Managed Care Plan shall cover any medically necessary duration of stay in a non-contracted facility, which results from a medical emergency, until such time as the Managed Care Plan can safely transport the enrollee to a participating facility. The Managed Care Plan may transfer the enrollee, in accordance with state and federal law, to a participating hospital that has the service capability to treat the enrollee's emergency medical condition. The attending emergency physician, or the provider actually treating the enrollee, is responsible for determining when the enrollee is sufficiently stabilized for transfer discharge, and that determination is binding on the entities identified in 42 CFR 438.114(b) as responsible for coverage and payment.

(k)
In accordance with 42 CFR 438.114 and s. 1932(b)(2)(A)(ii) of the Social Security Act, the Managed Care Plan shall cover post-stabilization care services without authorization, regardless of whether the enrollee obtains a service within or outside the Managed Care Plan's network for the following situations:

(i)	Post-stabilization care services that were pre-approved by the Managed Care Plan;

(ii)
Post-stabilization care services that were not pre-approved by the Managed Care Plan because the Managed Care Plan did not respond to the treating provider's request for pre-approval within one (1) hour after the treating provider sent the request;

(iii)	The treating provider could not contact the Managed Care Plan for pre-approval; and

(iv)
Those post-stabilization care services that a treating physician viewed as medically necessary after stabilizing an emergency medical condition are non-emergency services. The Managed Care Plan can choose not to cover them if they are provided by a non-participating provider, except in those circumstances detailed above.

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(l)
The Managed Care Plan shall not deny claims for the provision of emergency services and care submitted by a non-participating provider solely based on the period between the date of service and the date of clean claim submission, unless that period exceeds three-hundred and sixty-five (365) days.

(m)
Pursuant to s. 409.967(2)(b), F.S., the Managed Care Plan shall pay for services required by ss. 395.1041 and 401.45, F.S. provided to an enrollee under this section by a non-participating provider. The Managed Care Plan must comply with s. 641.3155, F.S. Reimbursement for services under this paragraph is the lesser of:

(i)	The non-participating provider's charges;

(ii)	The usual and customary provider charges for similar services in the community where the services were provided;

(iii)	The charge mutually agreed to by the Managed Care Plan and the non-participating provider within sixty (60) days after the non-participating provider submits a claim; or

(iv)	The rate the Agency would have paid on the most recent October 1.

(n)
Notwithstanding the requirements set forth in this section, the Managed Care Plan shall approve all claims for emergency services and care by non-participating providers pursuant to the requirements set forth in s. 641.3155, F.S., and 42 CFR 438.114.

(o)
The Managed Care Plan shall provide timely approval or denial of authorization of out-of-network use of non-emergency services through the assignment of a prior authorization number, which refers to and documents the approval. The Managed Care Plan may not require paper authorization as a condition of receiving treatment. Written follow-up documentation of the approval must be provided to the non-participating provider within one (1) business day after the approval. Enrollees shall be liable for the cost of such unauthorized use of covered services from non-participating providers.

(p)
In accordance with ss. 409.912(18) and 409.967(2), F.S., the Managed Care Plan shall reimburse any hospital or physician that is outside the Managed Care Plan's authorized service area for Managed Care Plan-authorized services at a rate negotiated with the hospital or physician or according to the lesser of the following:

(i)	The usual and customary charge made to the general public by the hospital or provider; or

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(ii)	The Florida Medicaid reimbursement rate established for the hospital or provider.

(q)	The Managed Care Plan shall reimburse all non-participating providers as described in s. 641.3155, F.S.

(r)
Unless otherwise specified in this Contract, where an enrollee uses non-emergency services available under the Managed Care Plan from a non-participating provider, the Managed Care Plan shall not be liable for the cost of such services unless the Managed Care Plan referred the enrollee to the non-participating provider or authorized the out-of-network service.

(12)	Emergency Behavioral Health Services

(a)
The Managed Care Plans shall provide emergency behavioral health services pursuant, but not limited, to s. 394.463, F.S.; s. 641.513, F.S.; and Title 42 CFR Chapter IV. Emergency service providers shall make a reasonable attempt to notify the Managed Care Plan within twenty-four (24) hours of the enrollee's presenting for emergency behavioral health services. In cases in which the enrollee has no identification, or is unable to orally identify himself/herself when presenting for behavioral health services, the provider shall notify the Managed Care Plan within twenty-four (24) hours of learning the enrollee's identity.

(b)	In addition to the requirements outlined in s. 641.513, F.S., the Managed Care Plan will ensure:

(i)	The enrollee has a follow-up appointment scheduled within seven (7) days after discharge; and

(ii)	All required prescriptions are authorized at the time of discharge.

(c)	The Managed Care Plan shall operate, as part of its crisis support/emergency services, a crisis emergency hotline available to all enrollees twenty-four hours a day, seven days a week (24/7).

(d)
For each county it serves, the Managed Care Plan shall designate an emergency service facility that operates twenty-four hours a day, seven days a week, (24/7) with Registered Nurse coverage and on-call coverage by a behavioral health specialist.

(13)	Family Planning Services and Supplies

(a)
The Managed Care Plan shall provide family planning services to help enrollees make comprehensive and informed decisions about family size and/or spacing of births. The Managed Care Plan shall provide the following services: planning and referral, education and counseling, initial examination, diagnostic procedures and routine laboratory studies, contraceptive drugs and supplies, and follow-up care in accordance with the Medicaid Practitioner Services Coverage and Limitations Handbook. Policy requirements include:

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(i)	The Managed Care Plan shall furnish services on a voluntary and confidential basis.

(ii)
The Managed Care Plan shall allow enrollees freedom of choice of family planning methods covered under the Medicaid program, including Medicaid-covered implants, where there are no medical contra-indications.

(iii)
The Managed Care Plan shall render the services to enrollees under the age of 18 provided the enrollee is married, a parent, pregnant, has written consent by the enrollee's authorized representative, or, in the opinion of a physician, the enrollee may suffer health hazards if the services are not provided. See s. 390.01114, F.S.

(iv)
The Managed Care Plan shall allow each enrollee to obtain family planning services from any provider and require no prior authorization for such services. If the enrollee receives services from a non-participating Medicaid provider, then the Managed Care Plan shall reimburse at the Medicaid reimbursement rate, unless another payment rate is negotiated.

(v)
The Managed Care Plan shall make available and encourage all pregnant women and mothers with infants to receive postpartum visits for the purpose of voluntary family planning, including discussion of all appropriate methods of contraception, counseling and services for family planning to all women and their partners. The Managed Care Plan shall direct providers to maintain documentation in the enrollee's medical records to reflect this provision. See ss. 409.912(34) and 409.967(2), F.S.

(b)
The provisions of this subsection shall not be interpreted so as to prevent a health care provider or other person from refusing to furnish any contraceptive or family planning service, supplies or information for medical or religious reasons. A health care provider or other person shall not be held liable for such refusal.

(c)
Pursuant to s. 409.973(1)(h), F.S., and 42 CFR 438.102, the Managed Care Plan may elect to not provide these services due to an objection on moral or religious grounds, and must have notified the Agency of that election as specified in, Section V.C., Excluded Services.

(14)	Healthy Start Services

(a)
Pursuant to s. 409.975(4)(b), F.S., the Managed Care Plan shall establish specific programs and procedures to improve pregnancy outcomes and infant health, including, but not limited to, coordination with the Healthy Start program, immunization programs, and referral to the Special Supplemental Nutrition Program for Women, Infants, and Children, and the Children's Medical Services program for children with special health care needs. In addition, the program for pregnant women and infants must be aimed at

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promoting early prenatal care to decrease infant mortality and low birth weight and to enhance healthy birth outcomes. The Managed Care Plan shall provide the most appropriate and highest level of quality care for pregnant enrollees.

(b)
Florida's Healthy Start Prenatal Risk Screening The Managed Care Plan shall ensure that the provider offers Florida's Healthy Start prenatal risk screening to each pregnant enrollee as part of her first prenatal visit, as required by s. 383.14, F.S., s. 381.004, F.S., and 64C-7.009, F.A.C.

(i)	The Managed Care Plan shall ensure that the provider uses the Agency approved Healthy Start (Prenatal) Risk Screening Instrument.

(ii)	The Managed Care Plan shall ensure that the provider keeps a copy of the completed screening instrument in the enrollee's medical record and provides a copy to the enrollee.

(iii)
The Managed Care Plan shall ensure that the provider submits the Healthy Start (Prenatal) Risk Screening Instrument to the CHD in the county where the prenatal screen was completed within ten (10) business days of completion of the screening.

(iv)	The Managed Care Plan shall collaborate with the Healthy Start care coordinator within the enrollee's county of residence to assure delivery of risk-appropriate care.

(c)
Florida's Healthy Start Infant (Postnatal) Risk Screening Instrument - Florida hospitals electronically file the Healthy Start (Prenatal) Risk Screening Instrument Certificate of Live Birth with the CHD in the county where the infant was born within five (5) business days of the birth. If the Managed Care Plan contracts with birthing facilities not participating in the Department of Health electronic birth registration system, the Managed Care Plan shall ensure that the provider files required birth information with the CHD within five (5) business days of the birth, keeps a copy of the completed Healthy Start (Prenatal) Risk Screening Instrument in the enrollee's medical record and mails a copy to the enrollee.

(d)
Pursuant to s. 409.975(4)(b), F.S., the Managed Care Plan shall establish specific programs and procedures to improve pregnancy outcomes and infant health, including, but not limited to, coordination with the Healthy Start program, immunization programs, and referral to the Special Supplemental Nutrition Program for Women, Infants, and Children, and the Children's Medical Services program for children with special health care needs. The programs and procedures shall include agreements with each local Healthy Start Coalition in the region to provide risk-appropriate care coordination/case management for pregnant women and infants, consistent with Agency policies in accordance with Agency policies and the MomCare Network.

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(e)
Pregnant enrollees or infants who do not score high enough to be eligible for Healthy Start case management may be referred for services, regardless of their score on the Healthy Start risk screen, in the following ways:

(i)
If the referral is to be made at the same time the Healthy Start risk screen is administered, the provider may indicate on the risk screening form that the enrollee or infant is invited to participate based on factors other than score; or

(ii)
If the determination is made subsequent to risk screening, the provider may refer the enrollee or infant directly to the Healthy Start care coordinator based on assessment of actual or potential factors associated with high risk, such as HIV, Hepatitis B, substance abuse or domestic violence.

(f)
The Managed Care Plan shall refer all infants, children up to age five (5), and pregnant, breast-feeding and postpartum women to the local WIC office. The Managed Care Plan shall ensure providers provide:

(i)	A completed Florida WIC program medical referral form with the current height or length and weight (taken within sixty (60) days of the WIC appointment);

(ii)	Hemoglobin or hematocrit; and

(iii)	Any identified medical/nutritional problems.
For subsequent WIC certifications, the Managed Care Plan shall ensure that providers coordinate with the local WIC office to provide the above referral data from the most recent CHCUP.
Each time the provider completes a WIC referral form, the Managed Care Plan shall ensure that the provider gives a copy of the form to the enrollee and keeps a copy in the enrollee's medical record.

(g)	The Managed Care Plan shall ensure that providers give all women of childbearing age HIV counseling and offer them HIV testing. See Chapter 381, F.S.

(i)	The Managed Care Plan shall ensure that its providers offer all pregnant women counseling and HIV testing at the initial prenatal care visit and again at twenty-eight (28) and thirty-two (32) weeks.

(ii)	The Managed Care Plan shall ensure that its providers attempt to obtain a signed objection if a pregnant woman declines an HIV test. See s. 384.31, F.S. and 64D-3.019, F.A.C.

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(iii)
The Managed Care Plan shall ensure that all pregnant women who are infected with HIV are counseled about and offered the latest antiretroviral regimen recommended by the U.S. Department of Health & Human Services (Public Health Service Task Force Report entitled Recommendations for the Use of Antiretroviral Drugs in Pregnant HIV-1 Infected Women for Maternal Health and Interventions to Reduce Perinatal HIV-1 Transmission in the United States).

(h)	The Managed Care Plan shall ensure that its providers screen all pregnant enrollees receiving prenatal care for the Hepatitis B surface antigen (HBsAg) during the first prenatal visit.

(i)
The Managed Care Plan shall ensure that its providers perform a second HBsAg test between twenty-eight (28) and thirty-two (32) weeks of pregnancy for all pregnant enrollees who tested negative at the first prenatal visit and are considered high-risk for Hepatitis B infection. This test shall be performed at the same time that other routine prenatal screening is ordered.

(ii)	All HBsAg-positive women shall be reported to the local CHD and to Healthy Start, regardless of their Healthy Start screening score.

(i)
The Managed Care Plan shall ensure that infants born to HBsAg-positive enrollees receive Hepatitis B Immune Globulin (HBIG) and the Hepatitis B vaccine once they are physiologically stable, preferably within twelve (12) hours of birth, and shall complete the Hepatitis B vaccine series according to the vaccine schedule established by the Recommended Childhood Immunization Schedule for the United States.

(i)
The Managed Care Plan shall ensure that its providers test infants born to HBsAg-positive enrollees for HBsAg and Hepatitis B surface antibodies (anti-HBs) six (6) months after the completion of the vaccine series to monitor the success or failure of the therapy.

(ii)
The Managed Care Plan shall ensure that providers report to the local CHD a positive HBsAg result in any child age 24 months or less within twenty-four (24) hours of receipt of the positive test results.

(iii)	The Managed Care Plan shall ensure that infants born to enrollees who are HBsAg-positive are referred to Healthy Start regardless of their Healthy Start screening score.

(j)
The Managed Care Plan shall report to the Perinatal Hepatitis B Prevention Coordinator at the local CHD all prenatal or postpartum enrollees who test HBsAg-positive. The Managed Care Plan also shall report said enrollees' infants and contacts to the Perinatal Hepatitis B Prevention Coordinator.

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(i)
The Managed Care Plan shall report the following information - name, date of birth, race, ethnicity, address, infants, contacts, laboratory test performed, date the sample was collected, the due date or estimated date of confinement, whether the enrollee received prenatal care, and immunization dates for infants and contacts.

(ii)	The Managed Care Plan shall use the Practitioner Disease Report Form (DH Form 2136) for reporting purposes.

(k)	The Managed Care Plan shall ensure that the PCP maintains all documentation of Healthy Start screenings, assessments, findings and referrals in the enrollees' medical records.

(I)	Prenatal Care- The Managed Care Plan shall:

(i)	Require a pregnancy test and a nursing assessment with referrals to a physician, PA or ARNP for comprehensive evaluation;

(ii)	Require care coordination/case management through the gestational period according to the needs of the enrollee;

(iii)	Require any necessary referrals and follow-up;

(iv)
Schedule return prenatal visits at least every four (4) weeks until week thirty-two (32), every two (2) weeks until week thirty-six (36), and every week thereafter until delivery, unless the enrollee's condition requires more frequent visits;

(v)	Contact those enrollees who fail to keep their prenatal appointments as soon as possible, and arrange for their continued prenatal care;

(vi)	Assist enrollees in making delivery arrangements, if necessary; and

(vii)
Ensure that all providers screen all pregnant enrollees for tobacco use and make certain that the providers make available to pregnant enrollees smoking cessation counseling and appropriate treatment as needed.

(m)	Nutritional Assessment/Counseling - The Managed Care Plan shall ensure that its providers supply nutritional assessment and counseling to all pregnant enrollees. The Managed Care Plan shall:

(i)	Ensure the provision of safe and adequate nutrition for infants by promoting breast-feeding and the use of breast milk substitutes;

(ii)	Offer a mid-level nutrition assessment;

(iii)	Provide individualized diet counseling and a nutrition care plan by a public health nutritionist, a nurse or physician following the nutrition assessment; and

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(iv)	Ensure documentation of the nutrition care plan in the medical record by the person providing counseling.

(n)
Obstetrical Delivery - The Managed Care Plan shall develop and use generally accepted and approved protocols for both low-risk and high-risk deliveries reflecting the highest standards of the medical profession, including Healthy Start and prenatal screening, and ensure that all providers use these protocols.

(i)	The Managed Care Plan shall ensure that all providers document preterm delivery risk assessments in the enrollee's medical record by week twenty-eight (28).

(ii)
If the provider determines that the enrollee's pregnancy is high risk, the Managed Care Plan shall ensure that the provider's obstetrical care during labor and delivery includes preparation by all attendants for symptomatic evaluation and that the enrollee progresses through the final stages of labor and immediate postpartum care.

(o)
Newborn Care - The Managed Care Plan shall make certain that its providers supply the highest level of care for the newborn beginning immediately after birth. Such level of care shall include, but not be limited to, the following:

(i)	Instilling of prophylactic eye medications into each eye of the newborn;

(ii)	When the mother is Rh negative, securing a cord blood sample for type Rh determination and direct Coombs test;

(iii)	Weighing and measuring of the newborn;

(iv)	Inspecting the newborn for abnormalities and/or complications;

(v)	Administering one half (.5) milligram of vitamin K;

(vi)	APGAR scoring;

(vii)	Any other necessary and immediate need for referral in consultation from a specialty physician, such as the Healthy Start (postnatal) infant screen; and

(viii)
Newborn screening services in accordance with s. 383.14, F.S., which outlines the required laboratory screening process to test for metabolic, hereditary and congenital disorders known to result in significant impairment of health or intellect. These required laboratory tests shall be processed through the State Public Health Laboratory. The Managed Care Plan shall reimburse for these screenings at the established Medicaid rate and must enter into a provider agreement or a contract with the State Public Health Laboratory.

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(p)	Postpartum Care – The Managed Care Plan shall:

(i)	Provide a postpartum examination for the enrollee within six (6) weeks after delivery;

(ii)	Ensure that its providers supply voluntary family planning, including a discussion of all methods of contraception, as appropriate; and

(iii)	Ensure that continuing care of the newborn is provided through the CHCUP program component and documented in the child's medical record.

(15)	Hearing Services

(a)
The Managed Care Plan shall provide Hearing Services. Hearing services include medically-necessary hearing evaluations, diagnostic testing, hearing aids, hearing aid fitting and dispensing, hearing aid repairs and accessories; and medically-necessary cochlear implant services including provision of the device, post-operative tuning of the headset, replacement and repairs furnished by physicians, audiologists and hearing aid specialists. Newborn and infant hearing screenings are covered through Medicaid fee-for-service (FFS).

(b)
The Managed Care Plan shall comply with provisions of the Medicaid Hearing Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Hearing Services Coverage and Limitations Handbook.

(16)	Home Health Services and Nursing Care

(a)
The Managed Care Plan shall provide Home Health Services. Home health services are medically necessary services, which can be effectively and efficiently provided in the place of residence of a recipient. Services include home health visits (nurse and home health aide), private duty nursing and personal care services for children, therapy services, medical supplies, and durable medical equipment.

(b)
The Managed Care Plan shall comply with provisions of the Medicaid Home Health Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Home Health Services Coverage and Limitations Handbook.

(17)	Hospice Services

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(a)
The Managed Care Plan shall provide Hospice Services. Hospice services are forms of palliative medical care and services designed to meet the physical, social, psychological, emotional, and spiritual needs of terminally ill recipients and their families. Hospice care is an approach that focuses on palliative care rather than curative care.

(b)
In accordance with Section 2302 of the Affordable Care Act (ACA), children under twenty-one (21) who meet hospice criteria may receive hospice services while concurrently receiving all other Medicaid services, including curative treatment for their terminal diagnosis.

(c)
The Managed Care Plan shall comply with provisions of the Medicaid Hospice Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Hospice Services Coverage and Limitations Handbook.

(18)	Hospital Services

(a)
The Managed Care Plan shall provide Inpatient Hospital Services. Inpatient services are medically necessary services ordinarily furnished by a state-licensed acute care hospital for the medical care and treatment of inpatients provided under the direction of a physician or dentist in a hospital maintained primarily for the care and treatment of patients with disorders other than mental diseases.

(b)
Inpatient services include, but are not limited to, rehabilitation hospital care (which are counted as inpatient hospital days), medical supplies, diagnostic and therapeutic services, use of facilities, drugs and biologicals, room and board, nursing care and all supplies and equipment necessary to provide adequate care. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than the Medicaid Hospital Services Coverage & Limitations Handbook.

(c)	Inpatient services also include inpatient care for any diagnosis including tuberculosis and renal failure when provided by general acute care hospitals in both emergent and non-emergent conditions.

(d)	The Managed Care Plan shall cover physical therapy services when medically necessary and when provided during an enrollee's inpatient stay.

(e)
The Managed Care Plan shall provide up to twenty-eight (28) inpatient hospital days (calendar) in an inpatient hospital substance abuse treatment program for pregnant substance abusers who meet ISD (intensity, severity, discharge screens) Criteria with Florida Medicaid modifications, as specified in InterQual Level of Care Acute Criteria-Pediatric and/or InterQual Level of Care Acute Criteria-Adult (McKesson Health Solutions, LLC, "McKesson"), the most current edition, for use in screening cases admitted to rehabilitative hospitals and CON-approved rehabilitative units in acute care hospitals.

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(f)
In addition, the Managed Care Plan shall provide inpatient hospital treatment for severe withdrawal cases exhibiting medical complications that meet the severity of illness criteria under the alcohol/substance abuse system-specific set which generally requires treatment on a medical unit where complex medical equipment is available. Withdrawal cases (not meeting the severity of illness criteria under the alcohol/substance abuse criteria) and substance abuse rehabilitation (other than for pregnant women), including court ordered services, are not covered in the inpatient hospital setting.

(g)	The Managed Care Plan shall coordinate hospital and institutional discharge planning for substance abuse detoxification to ensure inclusion of appropriate post-discharge care.

(h)
The Managed Care Plan shall adhere to the provisions of the Newborns and Mothers Health Protection Act (NMHPA) of 1996 regarding postpartum coverage for mothers and their newborns. Therefore, the Managed Care Plan shall provide for no less than a forty-eight (48) hour hospital length of stay following a normal vaginal delivery, and at least a ninety-six (96) hour hospital length of stay following a Cesarean section. In connection with coverage for maternity care, the hospital length of stay is required to be decided by the attending physician in consultation with the mother.

(i)	The Managed Care Plan shall prohibit the following practices:

(i)
Denying the mother or newborn child eligibility, or continued eligibility, to enroll or renew coverage under the terms of the Managed Care Plan, solely for the purpose of avoiding the NMHPA requirements;

(ii)	Providing monetary payments or rebates to mothers to encourage them to accept less than the minimum protections available under NMHPA;

(iii)	Penalizing or otherwise reducing or limiting the reimbursement of an attending physician because the physician provided care in a manner consistent with NMHPA;

(iv)	Providing incentives (monetary or otherwise) to an attending physician to induce the physician to provide care in a manner inconsistent with NMHPA; and

(v)
Restricting any portion of the forty-eight (48) hour, or ninety-six (96) hour, period prescribed by NMHPA in a manner that is less favorable than the benefits provided for any preceding portion of the hospital stay.

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(j)
The Managed Care Plan shall cover any medically necessary duration of stay in a non-contracted facility that results from a medical emergency until such time as the Managed Care Plan can safely transport the enrollee to a Managed Care Plan participating facility.

(k)
For all child/adolescent enrollees (up to age 21) and pregnant adults, the Managed Care Plan shall be responsible for providing up to three-hundred and sixty-five (365) days of health-related inpatient care, including behavioral health, for each state fiscal year. For all non-pregnant adults, the Managed Care Plan shall be responsible for up to forty-five (45) days of inpatient coverage and up to three-hundred sixty-five (365) days of emergency inpatient care, including behavioral health, in accordance with the Medicaid Hospital Services Coverage and Limitations Handbook, for each state fiscal year.

(i)
The Managed Care Plan shall count inpatient days based on the lesser of the actual number of covered days in the inpatient hospital stay and the average length of stay for the relevant All Patient Refined Diagnosis Related Group (APR-DRG or DRG). This requirement applies whether or not the Managed Care Plans uses DRGs to pay the provider. DRGs can be found at the following website: http://ahca.myflorida.com/Medicaid/cost_reim/index.shtml.

(ii)
If an enrollee has not yet met his/her forty-five day (45-day) hospital inpatient limit per state fiscal year for non-pregnant adults, at the start of a new hospital admission, the entire new stay must be covered by the Managed Care Plan in which the enrollee was enrolled on the date of admission. This requirement applies even if the actual or average length of stay for the DRG puts the person over the inpatient limit. There is no proration of inpatient days.

(l)
Pursuant to section 2702 of the Patient Protection and Affordable Care Act (ACA), the Florida Medicaid State Plan and 42 CFR 434.6(12) and 447.26, the Managed Care Plan shall comply with the following requirements:

(i)	Require providers to identify Provider-Preventable Conditions (PPCs) in their claims;

(ii)
Deny reimbursement for PPCs occurring after admission in any inpatient hospital or inpatient psychiatric hospital setting, including CSUs, as listed under Forms at: http://ahca.myflorida.com/MCHQ/Managed_Health_Care/MHMO/med_prov_0912.shtml;

(iii)	Ensure that non-payment for PPCs does not prevent enrollee access to services;

(iv)	Ensure that documentation of PPC identification is kept and accessible for reporting to the Agency;

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(v)	Ensure encounter data submissions include PPC information in order to meet the PPC identification requirements;

(vi)	Amend all hospital provider contracts to include PPC reporting requirements; and

(vii)	Relative to all above requirements, not:

(a)	Limit inpatient days for services that are unrelated to the PPC diagnosis present on admission (POA);

(b)	Reduce authorization to a provider when the PPC existed prior to admission;

(c)	Deny reimbursement to inpatient hospitals and inpatient psychiatric hospitals, including CSUs, for services occurring prior to the PPC event;

(d)	Deny reimbursement to surgeons, ancillary and other providers that bill separately through the CMS 1500;

(e)	Deny reimbursement for health care settings other than inpatient hospital and inpatient psychiatric hospital, including CSUs; or

(f)	Deny reimbursement for clinic services provided in clinics owned by hospitals.

(m)
The Managed Care Plan shall provide medically necessary transplants and related services as outlined in the chart below. For transplant services specified with one (1) asterisk, Managed Care Plans are paid by the Agency through kick payments. See Section IX, Method of Payment, for payment details. Transplant services specified with two (2) asterisks are covered through fee-for-service Medicaid and not by the Managed Care Plan.

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summary of responsibility
Transplant Service	Adult (21 and Over)	Pediatric (20 and Under)
Evaluation	Managed Care Plan	Managed Care Plan
Bone Marrow	Managed Care Plan	Managed Care Plan
Cornea	Managed Care Plan	Managed Care Plan
Heart	Managed Care Plan*	Managed Care Plan*
Intestinal/ Multivisceral	Medicaid**	Medicaid**
Kidney	Managed Care Plan	Managed Care Plan
Liver	Managed Care Plan*	Managed Care Plan*
Lung	Managed Care Plan*	Managed Care Plan*
Pancreas	Managed Care Plan	Managed Care Plan
Pre- and Post-Transplant Care, including Transplants Not Covered by Medicaid	Managed Care Plan	Managed Care Plan
Other Transplants Not Covered by Medicaid	Not Covered	Not Covered

(n)
The Managed Care Plans shall be responsible for the reimbursement of care for enrollees who have been diagnosed with Tuberculosis disease, or show symptoms of having Tuberculosis and have been designated a threat to the public health by the FDOH Tuberculosis Program and shall observe the following:

(i)	Said enrollees shall be hospitalized and treated in a hospital licensed under Chapter 395 F.S. and under contract with the FDOH pursuant to 392.62, Florida Statutes;

(ii)	Treatment plans and discharge determinations shall be made solely by FDOH and the treating hospital;

(iii)
For enrollees determined to be a threat to public health and receiving Tuberculosis treatment at an FDOH contracted hospital, the Managed Care Plan shall pay the Medicaid per diem rate for hospitalization and treatment as negotiated between Florida Medicaid and FDOH, and shall also pay any wrap-around costs not included in the per-diem rate; and

(iv)	Reimbursement shall not be denied for failure to prior authorize admission, or for services rendered pursuant to 392.62 F.S.

(o)
With the exception of hospitalization pursuant to section (n) above, the Managed Care Plan may provide services in a nursing facility as downward substitution for inpatient services. Such services shall not be counted as inpatient hospital days.

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(p)
The Managed Care Plan shall provide Outpatient Hospital Services. Outpatient hospital services consist of medically necessary preventive, diagnostic, therapeutic or palliative care under the direction of a physician or dentist at a licensed acute care hospital. Outpatient hospital services include medically necessary emergency room services, dressings, splints, oxygen and physician-ordered services and supplies for the clinical treatment of a specific diagnosis or treatment.

(i)	The Managed Care Plan shall provide emergency services and care without any specified dollar limitations.

(ii)
The Managed Care Plan shall have a procedure for the authorization of dental care and associated ancillary medical services provided in an outpatient hospital setting if that is provided under the direction of a dentist at a licensed hospital and, although not usually considered medically necessary, is considered medically necessary to the extent that the outpatient hospital services must be provided in a hospital due to the enrollee's disability, behavioral health condition or abnormal behavior due to emotional instability or a developmental disability.

(q)
The Managed Care Plan shall provide medically necessary ancillary medical services at the hospital without limitation. Ancillary hospital services include, but are not limited to, radiology, pathology, neurology, neonatology, and anesthesiology.

(i)
When the Managed Care Plan or its authorized physician authorizes these services (either inpatient or outpatient), the Managed Care Plan shall reimburse the provider of the service at the Medicaid line item rate, unless the Managed Care Plan and the hospital have negotiated another reimbursement rate.

(ii)	The Managed Care Plan shall authorize payment for non-participating physicians for emergency ancillary services provided in a hospital setting.

(r)
The Managed Care Plan shall cover medically necessary dental care and associated ancillary services provided in licensed ambulatory surgical center settings if that care is provided under the direction of a dentist as described in the Florida Medicaid State Plan.

(s)
Crisis stabilization units (CSU) may be used as a substitute service for inpatient psychiatric hospital care when determined medically appropriate. Notwithstanding network adequacy standards, when reporting inpatient days used, these bed days are calculated on a one-to-one basis. If CSU beds are at capacity, and some of the beds are occupied by enrollees, and a non-funded client presents in need of services, the enrollees must be transferred to an appropriate facility to allow the admission of the non-funded client. Therefore, the Managed Care Plan shall demonstrate adequate capacity for psychiatric inpatient hospital care in anticipation of such transfers.

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(19)	Laboratory and Imaging Services

(a)	The Managed Care Plan shall provide laboratory, portable x-ray, and advanced diagnostic imaging services as medically necessary.

(b)
Laboratory services are clinical laboratory procedures provided in freestanding laboratory facilities. A clinical laboratory is defined as a facility that examines materials taken from the human body for the purpose of providing information to assist in the diagnosis, prevention, or treatment of disease or assessment of health. A freestanding or independent facility is one that is not controlled, managed or supervised by a hospital or a hospital's organized medical staff, or the treating health care practitioner.

(c)
Portable x-ray services are diagnostic x-ray services provided at the residence of a recipient who is unable to travel to a physician's office or outpatient hospital's radiology facility. The recipient's residence must be one of the following: recipient's private home, assisted living facility (ALF), nursing facility, or intermediate care facility for the developmentally disabled (ICF/DD).

(d)	Advanced diagnostic imaging services include magnetic resonance imaging (MRI), computed tomography (CT), and positron emission tomography (PET) studies.

(e)
The Managed Care Plan shall comply with provisions of the Medicaid Independent Laboratory Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Independent Laboratory Services Coverage and Limitations Handbook and the Portable X-Ray Services Coverage and Limitations Handbook.

(20)	Medical Supplies, Equipment, Prostheses and Orthoses

(a)
The Managed Care Plan shall provide medical supplies, equipment, prostheses and orthoses. Medical supplies are defined as medically-necessary medical or surgical items that are consumable, expendable, disposable, or non-durable and appropriate for use in the recipient's home. Durable medical equipment (DME) is defined as medically-necessary equipment that can withstand repeated use, serves a medical purpose, and is appropriate for use in the recipient's home as determined by the Agency for Health Care Administration (AHCA). DME also includes respiratory equipment Ventilator, oxygen, oxygen-related and respiratory equipment used to support the respiratory system. Orthotic devices are defined as medically-necessary devices or appliances that support or correct a weak or deformed body part, or restrict or eliminate motion in a diseased or injured body part. Prosthetic devices are defined as medically-necessary artificial devices or appliances that replace all or part of a permanently inoperative or missing body part.

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(b)
The Managed Care Plan shall comply with provisions of the Medicaid DME and Medical Supply Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract,    the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid DME and Medical Supply Services Coverage and Limitations Handbook.

(c)
In the same manner as specified in s. 641.31, F.S., the Managed Care Plan shall provide coverage for medically necessary diabetes equipment, supplies, and services used to treat diabetes, including outpatient self-management training and educational services, if the enrollee's PCP, or the physician to whom the enrollee has been referred who specializes in treating diabetes, certifies that the equipment, supplies and services are medically necessary. Outpatient self-management training and educational services shall be in accordance with American Diabetes Association standards for such services.

(21)	Optometric and Vision Services

(a)
The Managed Care Plan shall provide Optometric and Vision Services. Optometric services are medically-necessary services that provide for examination, diagnosis, treatment and management of ocular and adnexal pathology. Visual examinations to determine the need for eyeglasses are also covered. Optometric services must be furnished by or under the direct supervision of a licensed optometrist or ophthalmologist. Visual services include the medically necessary provision of optical services and supplies such as eyeglasses, prosthetic eyes, and contact lenses; the fitting, dispensing, and adjusting of eyeglasses; and eyeglass repair services.

(b)
The Managed Care Plan shall comply with provisions of the Medicaid Optometric Services Coverage and Limitations Handbook and Medicaid Vision Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Optometric Services Coverage and Limitations Handbook and Medicaid Vision Services Coverage and Limitations Handbook.

(22)	Physician Assistant Services

(a)
The Managed Care Plan shall provide Physician Assistant Services. Physician Assistant Services are services provided by a Physician Assistant (PA) certified to provide diagnostic and therapeutic patient care and fully licensed as a PA as defined in Chapter 458 or Chapter 459, Florida Statutes. The services must be provided in collaboration with a practitioner licensed pursuant to Chapter 458 or 459, Florida Statutes.

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(b)
The Managed Care Plan shall comply with provisions of the Medicaid Practitioner Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Practitioner Services Coverage and Limitations Handbook.

(23)	Physician Services

(a)
The Managed Care Plan shall provide Physician Services. Physician Services are those services rendered by licensed doctors of allopathic or osteopathic medicine. Services may be rendered in the practitioner's office, the patient's home, a hospital, a nursing facility, or other approved place of service as necessary to treat a particular injury, illness, or disease.

(b)
The Managed Care Plan shall comply with provisions of the Medicaid Practitioner Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Practitioner Services Coverage and Limitations Handbook.

(c)
The Managed Care Plan shall maintain a log of all hysterectomy, sterilization and abortion procedures performed for its enrollees. The log shall include, at a minimum, the enrollee's name and identifying information, date of procedure, and type of procedure. The Managed Care Plan shall provide abortions only in the following situations:

(i)	If the pregnancy is a result of an act of rape or incest; or

(ii)	The physician certifies that the woman is in danger of death unless an abortion is performed.

(d)	Primary Care Services

(i)
The Managed Care Plan shall process claims for and pay certain physicians who provide Florida Medicaid-covered eligible primary care services in accordance with sections 1902(a)(13), 1902(jj), 1932(f), and 1905(dd) of the Social Security Act, as amended by the Affordable Care Act and 42 CFR sections 438, 441 and 447, for dates of service on or after January 1, 2013, through December 31, 2014. This provision also applies to any payments made through subcapitation arrangements. For Managed Care Plans with subcapitation arrangements, the Agency recommends that the Managed Care Plan shall implement a physician payment increase methodology similar to the Agency's payment methodology approved by CMS.

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(ii)
The Managed Care Plan shall ensure the physician payment specified in this section applies to such primary care services provided by physicians with a specialty designation of family medicine, general internal medicine, or pediatric medicine or related subspecialists. Physicians affected include the following:

(a)
A physician as defined in 42 CFR 440.50; or provider under the personal supervision of a physician who self-attests to a specialty designation of family medicine, general internal medicine or pediatric medicine; or a subspecialty recognized by the American Board of Medical Specialties (ABMS), the American Board of Physician Specialties (ABPS) or the American Osteopathic Association (AOA); and

(b)
A physician who self-attests that he/she is board certified with such a specialty or subspecialty and/or has furnished evaluation and management services and vaccine administration services under the codes listed below that equal at least sixty percent (60%) of the Medicaid codes he or she has billed during the most recently completed calendar year or, for newly eligible physicians, the prior month.

(iii)	The Managed Care Plan shall ensure that increased payments specified in this provision are not provided to physicians delivering primary care services at FQHCs, RHCs or CHDs.

(iv)
The Managed Care Plan shall make increased physician payments according to this provision. The Managed Care Plan shall ensure that the full benefit of the payment increase is paid to eligible providers, regardless of the payment amount received by the Managed Care Plan from the Agency.

(v)
The Managed Care Plan shall document physician eligibility for any increased payments made under this subsection for each calendar year as part of its credentialing information or by the use of a physician self-attestation form as follows:

(a)
Enrolled Medicaid providers may use the Agency's online attestation form and certification process for the Affordable Care Act Primary Care Increase, as specified at http://portal.flmmis.com/FLpublic/Default.aspx. The Managed Care Plan may not require additional documentation to be submitted to the Managed Care Plan for Medicaid-enrolled physicians who have already self-attested using the Agency's web-portal process for each calendar year.

(b)
For the January 1, 2014, through December 31, 2014, calendar year, the Managed Care Plan shall ensure written notification of the Managed Care Plan's attestation/eligibility process is given to eligible providers by June 15, 2014, in order to allow physicians

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time to complete the process. The capitated Managed Care Plan may direct its providers to print out and submit the Agency's online attestation form, use its own attestation form or use its credentialing information to document Medicaid-registered providers' eligibility for the increased physician payments.

i.
If the Managed Care Plan uses the notification language supplied by the Agency verbatim (except for specified insertions), the Managed Care Plan does not need Agency approval for this notice. If the Managed Care Plan uses the supplied notice language verbatim, the Managed Care Plan shall email AHCA of its intent to do so.

ii.	The Managed Care Plan shall complete its initial review of credentialing information from eligible physicians by August 15, 2014.

iii.
The Managed Care Plan shall ensure that physicians who complete the Managed Care Plan's eligibility process or the Agency's attestation process as specified above by August 15, 2014, will be eligible for the rate increase retroactively up to January 1, 2014. The Managed Care Plan shall ensure that physicians who complete the Managed Care Plan's eligibility process or the Agency's attestation process as specified above after August 15, 2014, are eligible for the fee increase on the first day of the month of documented eligibility.

(c)
The Managed Care Plan shall retain documentation of how its affected providers met the physician self-attestation and payment eligibility requirements, and make the documentation available to the Agency upon request.

(vi)
The Managed Care Plan shall ensure that payments to eligible providers are limited to the following primary care services, in accordance with the Florida Medicaid Physician Primary Care Rate Increase Fee Schedule:

(a)	Evaluation and Management (E&M) codes 99201 through 99499;and

(b)	Current Procedural Terminology (CPT) vaccine administration codes 90460, 90461, 90471, 90472, 90473 and 90474, and their successor codes.

(vii)
Notwithstanding the claims payment requirements in Section VIII.D, Claims and Provider Payment, the Managed Care Plan shall ensure physician payments related to this fee increase are made as follows: For dates of service in calendar year 2014, the Managed Care Plan

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shall ensure payments are paid within sixty (60) days of receipt of the Agency's supplemental payment to the Managed Care Plan.

(viii)
In order to provide accurate data reports of utilization and encounter data for physicians eligible for provider payments, including vaccination administration payments, made to the physician relative to this subsection, the Managed Care Plan shall report utilization of eligible services to the Agency's Medicaid Program Analysis (MPA) secure file transfer protocol (SFTP) site as follows:

(a)
For calendar year 2014, the Managed Care Plan shall submit to the Agency quarterly reports that document the physician's eligibility and provider payments, including vaccination administration payments, made to the physician relative to this subsection, and as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide. The Managed Care Plan shall not include PCP fee increases (differential) in its regular, ongoing encounter data submissions to the Agency (see Section VIII.E., Encounter Data Requirements); and

(b)
The Agency will review and evaluate all submissions, and provide feedback to the Managed Care Plan. Evaluation will consider: (1) adherence of submitted data to the format and content requirements as specified by the Agency; (2) consistency between the summary report and the supporting encounter data; (3) the number of submissions required for acceptability of data; and (4) adherence to reporting deadlines. If the Managed Care Plan's data is unacceptable, the Managed Care Plan shall make corrections and resubmit, potentially resulting in payment delays for eligible physicians and resulting in sanctions and/or liquidated damages to the Managed Care Plan.

(ix)
The Managed Care Plan shall submit any documentation as required by the Agency, by the date specified by the Agency, in order to ensure that increased provider payments are made as required by 42 CFR 438.6(c)(5)(vi)(A), to adequately document expenditures eligible for 100% FFP and to support all audit or reconciliation processes.

(x)	The Managed Care Plan shall provide its physicians that have received an increased payment pursuant to this subsection with an explanation of benefits (EOB).

(xi)
In accordance with the ACA PCP fee increase provisions of this Attachment, primary care services provided to MediKids are not eligible for this fee increase. Managed Care Plans shall not include such payments in the summary reports and encounter data supporting documentation submissions for the ACA PCP fee increase payments.

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(24)	Podiatric Services

(a)
The Managed Care Plan shall provide Podiatric Services. Podiatry is the specialty concerned with the diagnosis and or the medical, surgical, mechanical, physical, and adjunctive treatment of the diseases, injuries, and defects of the human foot. Podiatry services may include routine care of the foot as well as care related to underlying systemic conditions such as metabolic, neurologic or peripheral vascular disease, or injury, ulcers, wounds and infections.

(b)
The Managed Care Plan shall comply with provisions of the Medicaid Podiatry Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Podiatry Services Coverage and Limitations Handbook.

(25)	Prescribed Drug Services

(c)
The Managed Care Plan shall provide those products and services associated with the dispensing of medicinal drugs pursuant to a valid prescription, as defined in Chapter 465, F.S. Prescribed drug services shall include all prescription drugs listed in the Agency's Medicaid Preferred Drug List (PDL). For prescribed drug services under this Contract, the Managed Care Plan shall not negotiate any drug rebates with pharmaceutical manufacturers during the time that the Managed Care Plan is utilizing the Agency's Medicaid PDL. The Agency will be the sole negotiator of pharmaceutical rebates, and all rebate payments will be made to the Agency. No sooner than the end of the first year of operation, the Managed Care Plan may develop a Managed Care Plan-specific PDL for the Agency's consideration, if requested by the Agency at that time. See s. 409.91195, F.S. and s. 409.912(37), F.S.

(b)	The Managed Care Plan shall make available those drugs and dosage forms listed on the Agency's Medicaid PDL, and shall comply with the following requirements listed in s. 409.912(37)(a), F.S.:

(i)	The requirements of s. 409.912(37)(a)1.a. and b., F.S., regarding responding to requests for prior authorization and 72-hour drug supplies;

(ii)	The requirements of s. 409.912(37)(a)4., F.S., regarding limiting pharmacy networks;

(iii)	The requirements of s. 409.912(37)(a)5., F.S., regarding the use of counterfeit-proof prescription pads;

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(iv)	The requirements of s. 409.912(37)(a)13., F.S., regarding promoting best practices and ensuring cost-effective prescribing practices; and

(v)	The requirements of s. 409.912(37)(a)14., 15., and 16., F.S., regarding prior authorization.

(c)
The Managed Care Plan shall not arbitrarily deny or reduce the amount, duration or scope of prescriptions solely based on the enrollee's diagnosis, type of illness or condition. The Managed Care Plan may place appropriate limits on prescriptions based on criteria such as medical necessity, or for the purpose of utilization control, provided the Managed Care Plan reasonably expects said limits to achieve the purpose of the prescribed drug services set forth in the Medicaid State Plan.

(d)
The Managed Care Plan shall make available those drugs not on the PDL, when requested and approved, if the drugs on the PDL have been used in a step therapy sequence or when other medical documentation is provided. The Managed Care Plan may adopt the Medicaid prior authorization criteria posted on the Agency website, or develop its own criteria. Prior authorization, step-edit therapy protocols for PDL drugs may not be more restrictive than that used by the Agency as indicated in the Florida Statutes, the Florida Administrative Code, the Medicaid State Plan and those posted on the Agency website.

(e)
The Managed Care Plan shall participate in the Medicaid Pharmaceutical and Therapeutics Committee by asking qualified plan administrators (MDs, DOs or pharmacists) to volunteer for committee appointment by the Governor's Office.

(f)	The Managed Care Plan shall ensure that antiretroviral agents and contraceptive drugs and items are not subject to the PDL.

(g)	The Managed Care Plan shall notify providers who may prescribe or are currently prescribing a drug that is being deleted from the PDL within thirty (30) days of the effective date of the change.

(h)
The Managed Care Plan may delegate any or all functions to one (1) or more PBMs. Before entering into a subcontract, the Managed Care Plan shall obtain the Agency's prior written approval of the delegation in accordance with Section VIII.B, Subcontracts. In addition, the Managed Care Plan shall work with the Agency's fiscal agent to ensure that the transfer of accurate and complete Managed Care Plan encounter prescription data is initiated within forty-five (45) days of PBM implementation. The Managed Care Plan acknowledges that the transfer of prescription data is required by federal law (Affordable Care Act) and that the Agency will invoice pharmaceutical manufacturers for federal rebates mandated under federal law, and for supplemental rebates negotiated by the Agency according to s. 409.912(37)(a)(7), F.S. The Managed Care Plan also acknowledges that failure to provide the necessary data to the Agency will result in immediate action by the Agency that may include (but not be limited to) sanctions,

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application of liquidated damages, or reduction of capitation payments in the amount of estimated combined federal and supplemental rebates. If there is a dispute between the Agency and a drug manufacturer regarding federal drug rebates, the Managed Care Plan shall assist the Agency in dispute resolution by providing information regarding claims and provider details. Failure to collect drug rebates due to the Managed Care Plan's failure to assist the Agency will result in the Agency's recouping from the Managed Care Plan any determined uncollected rebates.

(i)
The Managed Care Plan shall continue the medication prescribed to the enrollee in a state mental health treatment facility for at least ninety (90) days after the facility discharges the enrollee, unless the Managed Care Plan's prescribing psychiatrist, in consultation and agreement with the facility's prescribing physician, determines that the medications:

(i)	Are not medically necessary; or

(ii)	Are potentially harmful to the enrollee.

(j)	The Managed Care Plan shall provide smoking cessation medications consistent with the Agency PDL to enrollees who want to quit smoking.

(i)	The Managed Care Plan shall not cover barbiturates and benzodiazepines for dually eligible Medicare and Medicaid enrollees.

(k)
If the Managed Care Plan has authorization requirements for prescribed drug services, the Managed Care Plan shall comply with all aspects of the Settlement Agreement to Hernandez, et al v. Medows (case number 02- 20964 Civ-Gold/Simonton) (HSA). An HSA situation arises when an enrollee attempts to fill a prescription at a participating pharmacy location and is unable to receive the prescription as a result of:

(i)	An unreasonable delay in filling the prescription;

(ii)	A denial of the prescription;

(iii)	The reduction of a prescribed good or service; and/or

(iv)	The expiration of a prescription.

(l)	The Managed Care Plan shall ensure that its enrollees are receiving the functional equivalent of those goods and services received by fee-for-service Medicaid recipients in accordance with the HSA.

(m)
The Managed Care Plan shall maintain a log of all correspondence and communications from enrollees relating to the HSA ombudsman process. The ombudsman log shall contain, at a minimum, the enrollee's name, address and telephone number and any other contact information, the reason for the participating pharmacy location's denial (an unreasonable delay in filling a prescription, a denial of a prescription and/or the termination of a prescription), the pharmacy's name (and store number, if applicable),

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the date of the call, a detailed explanation of the final resolution, and the name of the prescribed good or service. The ombudsman log report shall be submitted quarterly to the Agency, as required in Section XIV, Reporting Requirements, and specified in the Managed Care Plan Report Guide.

(n)	The Managed Care Plan's enrollees are third party beneficiaries for this section of the Contract.

(o)	The Managed Care Plan shall conduct annual HSA surveys of no less than five percent (5%) of all participating pharmacy locations to ensure compliance with the HSA.

(i)
The Managed Care Plan may survey less than five percent (5%), with written approval from the Agency, if the Managed Care Plan can show that the number of participating pharmacies it surveys is a statistically significant sample that adequately represents the pharmacies that have contracted with the Managed Care Plan to provide pharmacy services.

(ii)
The Managed Care Plan shall not include in the HSA survey any participating pharmacy location that the Managed Care Plan found to be in complete compliance with the HSA requirements within the past twelve (12) months.

(iii)
The Managed Care Plan shall require all participating pharmacy locations that fail any aspect of the HSA survey to undergo mandatory training within six (6) months and then be re-evaluated within one (1) month of the training to ensure that the pharmacy location is in compliance with the HSA.

(iv)
The Managed Care Plan shall ensure that it complies with all aspects and surveying requirements set forth in Policy Transmittal 06-01, Hernandez Settlement Requirements, an electronic copy of which can be found at:

http://ahca.myflorida.com/MCHQ/Managed_Health_Care/MHMO/med_prov_0912.shtml

(v)
The Managed Care Plan shall submit a report annually, by August 1 of each Contract year to the Agency, providing survey results following requirements in Section XIV, Reporting Requirements and the Managed Care Plan Report Guide.

(p)	The Managed Care Plan shall offer training to all new and existing participating pharmacy locations about the HSA requirements.

(q)
The Managed Care Plan shall ensure its PBM provides the following electronic message alerting the pharmacist to provide Medicaid recipients with the Hernandez notice/pamphlet when coverage is rejected due to the drug not being on the PDL:

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Non-preferred drug; Contact provider for change to preferred drug or to obtain prior authorization. Give Medicaid pamphlet if not corrected.

(r)	The Managed Care Plan shall cover a brand-name drug if the prescriber:

(i)	Writes in his/her own handwriting on the valid prescription that the "Brand Name is Medically Necessary" (pursuant to s. 465.025, F.S.); and

(ii)
Submits a completed "Multisource Drug and Miscellaneous Prior Authorization" form to the Managed Care Plan indicating that the enrollee has had an adverse reaction to a generic drug or has had, in the prescriber's medical opinion, better results when taking the brand-name drug.

(s)
Hemophilia factor-related drugs identified by the Agency for distribution through the Comprehensive Hemophilia Disease Management Program are reimbursed on a fee-for-service basis. During operation of the Comprehensive Hemophilia Disease Management Program, the Managed Care Plan shall coordinate the care of its enrollees with Agency-approved organizations and shall not be responsible for the distribution of hemophilia-related drugs.

(t)
The Managed Care Plan may have a pharmacy lock-in program that conforms to the requirements in the Medicaid Prescribed Drug Services Coverage, Limitations and Reimbursement Handbook, provided it is submitted in writing and approved by the Agency in advance of implementation.

(u)
The Managed Care Plan shall require that prescriptions for psychotropic medication prescribed for an enrollee under the age of thirteen (13) be accompanied by the express written and informed consent of the enrollee's authorized representative. Psychotropic (psychotherapeutic) medications include antipsychotics, antidepressants, antianxiety medications, and mood stabilizers. Anticonvulsants and attention-deficit/hyperactivity disorder (ADHDS) medications (stimulants and non-stimulants) are not included at this time. In accordance with s. 409.912(51), F.S., the Managed Care Plan shall ensure the following requirements are met:

(i)	The prescriber must document the consent in the child's medical record and provide the pharmacy with a signed attestation of the consent with the prescription.

(ii)	The prescriber must ensure completion of an appropriate attestation form.

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(iii)	Sample consent/attestation forms that may be used and pharmacies may receive are located at the following link:
http://ahca.myflorida.com/Medicaid/Prescribed_Drug/med_resource.shtml

(iv)	The completed form must be filed with the prescription (hardcopy of imaged) in the pharmacy and held for audit purposes for a minimum of six (6) years.

(v)	Pharmacies may not add refills to old prescriptions to circumvent the need for an updated informed consent form.

(vi)	Every new prescription will require a new informed consent form .

(vii)
The informed consent forms do not replace prior authorization requirements for non-PDL medications or prior authorized antipsychotics for children and adolescents from birth through age seventeen (17).

(v)
The Managed Care Plan shall design and implement a drug utilization review (DUR) program designed to encourage coordination between an enrollee's primary care provider and a prescriber of a psychotropic or similar prescription drug for behavioral health problems. The Managed Care Plan's DUR program shall identify those medications for other serious medical conditions (such as hypertension, diabetes, neurological disorders, or cardiac problems), where this is a significant risk to the enrollee posed by potential drug interactions between drugs for these conditions and behavioral-related drugs. After the Managed Care Plan identifies the potential for such problems, the Managed Care Plan's DUR program shall notify all related prescribers that certain drugs may be contra-indicated due to the potential for drug interactions and shall encourage the prescribers to coordinate their care. Notice may be provided electronically or via mail, or by telephonic or direct consultation, as the Managed Care Plan deems appropriate.

(26)	Renal Dialysis Services

(a)
The Managed Care Plan shall provide renal dialysis services. The services include in-center hemodialysis, in-center administration of the injectable medication Erythropoietin (Epogen or EPO), other Agency approved drugs, and home peritoneal dialysis. Dialysis is a process by which waste products are removed from the body by diffusion from one fluid compartment to another across a semi-permeable membrane. There are two types of renal dialysis procedures in common clinical usage: hemodialysis and peritoneal dialysis. Both hemodialysis and peritoneal dialysis are acceptable modes of treatment for ESRD under Medicaid. Hemodialysis is a process by which blood passes through an artificial kidney machine and the waste products diffuse across a manmade membrane into a bath solution known as dialysate, after which the cleansed blood is returned to the patient's body.

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Hemodialysis is accomplished usually in three to four hour sessions, three times a week. Peritoneal dialysis is a process by which waste products pass from the patient's body through the peritoneal membrane into the peritoneal (abdominal) cavity where the bath solution (dialysate) is introduced and removed periodically. The dialysis treatment includes routine laboratory tests, dialysis-related supplies, and ancillary and parenteral items. These services must be provided under the supervision of a physician licensed to practice allopathic or osteopathic medicine in Florida.

(b)
The Managed Care Plan shall comply with provisions of the Medicaid Freestanding Dialysis Center Coverage and Limitations Handbook and Medicaid Hospital Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Freestanding Dialysis Center Coverage and Limitations Handbook and Medicaid Hospital Services Coverage and Limitations Handbook.

(27)	Therapy Services

(a)
The Managed Care Plan shall provide physical therapy services. Physical therapy (PT) is a specifically prescribed program to develop, improve or restore neuro-muscular or sensory-motor function, relieve pain, or control postural deviations to attain maximum performance. PT services include evaluation and treatment of range-of motion, muscle strength, functional abilities and the use of adaptive and therapeutic equipment. Examples are rehabilitation through exercise, massage, the use of equipment and habilitation through therapeutic activities.

(b)
The Managed Care Plan shall provide occupational therapy services. Occupational therapy (OT) is the provision of services that addresses the developmental or functional needs of a child related to the performance of self-help skills; adaptive behavior; and sensory, motor and postural development. OT services include evaluation and treatment to prevent or correct physical and emotional deficits or to minimize the disabling effect of these deficits. Examples are perceptual motor activities, exercises to enhance functional performance, kinetic movement activities, guidance in the use of adaptive equipment and other techniques related to improving motor development.

(c)
The Managed Care Plan shall provide speech-language pathology services. Speech-language pathology (SLP) services involve the evaluation and treatment of speech-language disorders. Services include the evaluation and treatment of disorders of verbal and written language, articulation, voice, fluency, phonology, mastication, deglutition, cognition, communication (including the pragmatics of verbal communication), auditory processing, visual processing, memory, comprehension and interactive communication as well as the use of instrumentation, techniques, and strategies to remediate and enhance the recipient's communication needs, when appropriate. Services also include the evaluation and treatment of oral pharyngeal and

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laryngeal sensorimotor competencies. Examples are techniques and instrumentation to evaluate the recipient's condition, remedial procedures to maximize the recipient's oral motor functions and communication via augmentative and alternative communication (AAC) systems.

(d)
The Managed Care Plan shall provide respiratory therapy services. respiratory therapy (RT) is treatment of conditions that interfere with respiratory functions or other deficiencies of the cardiopulmonary system. RT services include evaluation and treatment related to pulmonary dysfunction. Examples are ventilatory support; therapeutic and diagnostic use of medical gases; respiratory rehabilitation; management of life support systems and bronchopulmonary drainage; breathing exercises and chest physiotherapy.

(e)
The Managed Care Plan shall comply with provisions of the Medicaid Therapy Services Coverage and Limitations Handbook and Medicaid Hospital Services Coverage and Limitations Handbook. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Therapy Services Coverage and Limitations Handbook and Medicaid Hospital Services Coverage and Limitations Handbook.

(28)	Transportation Services

(a)
The Managed Care Plan shall provide transportation services, including emergency transportation, for its enrollees who have no other means of transportation available to any covered service, including transportation to Medicaid State Plan services not covered by the Managed Care Plan and expanded benefits.

(b)
The Managed Care Plan shall comply with provisions of the Medicaid Transportation Services Coverage and Limitations Handbooks. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Managed Care Plan be more stringent than those in the Medicaid Transportation Services Coverage and Limitations Handbooks.

(c)
The Managed Care Plan is not obligated to follow the requirements of the Commission for the Transportation Disadvantaged (CTD) or the Transportation Coordinating Boards as set forth in Chapter 427, F.S., unless the Managed Care Plan has chosen to coordinate services with the CTD.

(d)
The Managed Care Plan may provide transportation services directly through its own network of transportation providers or through a provider contract relationship, which may include the Commission for the Transportation Disadvantaged. In either case, the Managed Care Plan is responsible for monitoring provision of services to its enrollees.

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(e)	The Managed Care Plan shall:

(i)
Ensure that all transportation providers comply with standards set forth in Chapter 427, F.S., and Rules 41-2 and 14-90, F.A.C. These standards include drug and alcohol testing, safety standards, driver accountability, and driver conduct;

(ii)
Ensure that all transportation providers maintain vehicles and equipment in accordance with State and federal safety standards and the manufacturers' mechanical operating and maintenance standards for any and all vehicles used for transportation of Medicaid recipients;

(iii)
Ensure that all transportation providers comply with applicable state and federal laws, including, but not limited to, the Americans with Disabilities Act (ADA) and the Federal Transit Administration (FTA) regulations;

(iv)
Ensure that transportation providers immediately remove from service any vehicle that does not meet the Florida Department of Highway Safety and Motor Vehicles licensing requirements, safety standards, ADA regulations, or Contract requirements and re-inspect the vehicle before it is eligible to provide transportation services for Medicaid recipients under this Contract. Vehicles shall not carry more passengers than the vehicle was designed to carry. All lift-equipped vehicles must comply with ADA regulations;

(v)
Ensure transportation services meet the needs of its enrollees including use of multiload vehicles, public transportation, wheelchair vehicles, stretcher vehicles, private volunteer transport, over-the-road bus service, or, where applicable, commercial air carrier transport;

(vi)	Collect and submit encounter data, as required elsewhere in this Contract;

(vii)	Ensure a transportation network of sufficient size so that failure of any one component will not impede the ability to provide the services required in this Contract;

(viii)	Ensure that any subcontracts for transportation services meet the subcontracting requirements detailed in Section VIII.B., Subcontracts;

(ix)	Maintain policies and procedures, consistent with 42 CFR 438.12 to ensure there is no discrimination in serving high-risk populations or people with conditions that require costly transportation; and

(x)	Ensure all transportation providers maintain sufficient liability insurance to meet requirements of Florida law.

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(f)
The Managed Care Plan shall be responsible for the cost of transporting an enrollee from a non-participating facility or hospital to a participating facility or hospital if the reason for transport is solely for the Managed Care Plan's convenience.

(g)	The Managed Care Plan shall approve and process claims for transportation services in accordance with the requirements set forth in this Contract.

(h)	If the Managed Care Plan subcontracts for transportation services, it shall provide a copy of the model subcontract to the Agency for approval before use.

(i)	Before providing transportation services, the Managed Care Plan shall provide the Agency a copy of its policies and procedures for approval relating to the following:

(i)	How the Managed Care Plan will determine eligibility for each enrollee and what type of transportation to provide that enrollee;

(ii)	The Managed Care Plan's procedure for providing prior authorization to enrollees requesting transportation services;

(iii)
How the Managed Care Plan will review transportation providers to prevent and/or identify those who falsify encounter or service reports, overstate reports or upcode service levels, or commit any form of fraud or abuse as defined in s. 409.913, F.S.;

(iv)
How the Managed Care Plan will deal with providers who alter, falsify or destroy records before the end of the retention period; make false statements about credentials; misrepresent medical information to justify referrals; fail to provide scheduled transportation; or charge enrollees for covered services; and

(v)	How the Managed Care Plan will provide transportation services outside its region.

(j)
The Managed Care Plan shall report within two (2) business days of the occurrence, in writing to the Agency, any transportation-related adverse or untoward incident (see s. 641.55, F.S.). The Managed Care Plan shall also report, immediately upon identification, in writing to MPI, all instances of suspected enrollee or transportation services provider fraud or abuse as defined in s. 409.913, F.S. See also Section VIII.F., Fraud and Abuse Prevention.

(k)
The Managed Care Plan shall ensure compliance with the minimum liability insurance requirement of $200,000 per person and $300,000 per incident for all transportation services purchased or provided for the transportation disadvantaged through the Managed Care Plan. (See s. 768.28(5), F.S.) The Managed Care Plan shall indemnify and hold harmless the local, state, and federal governments and their entities and the Agency from any liabilities arising out of or due to an accident or negligence on the part of the Managed

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Care Plan and/or all transportation providers under contract to the Managed Care Plan.

(I)
The Managed Care Plan shall ensure adequate seating for paratransit services for each enrollee and escort, child, or personal care attendant, and shall ensure that the vehicle meets the following requirements and does not transport more passengers than the registered passenger seating capacity in a vehicle at any time:

(i)
Enrollee property that can be carried by the passenger and/or driver, and can be stowed safely on the vehicle, shall be transported with the passenger at no additional charge. The driver shall provide transportation of the following items, as applicable, within the capabilities of the vehicle:

(a)	Wheelchairs;

(b)	Child seats;

(c)	Stretchers;

(d)	Secured oxygen;

(e)	Personal assistive devices; and/or

(f)	Intravenous devices.

(ii)	Each vehicle shall have posted inside the Managed Care Plan's toll-free telephone number for enrollee complaints.

(iii)
The interior of all vehicles shall be free from dirt, grime, oil, trash, torn upholstery, damaged or broken seats, protruding metal or other objects or materials which could soil items placed in the vehicle or cause discomfort to enrollees.

(iv)
The transportation provider shall provide the enrollee with boarding assistance, if necessary or requested, to the seating portion of the vehicle. Such assistance shall include, but not be limited to, opening the vehicle door, fastening the seat belt or wheelchair securing devices, storage of mobility assistive devices and closing the vehicle door. In the door-through-door paratransit service category, the driver shall open and close doors to buildings, except in situations in which assistance in opening and/or closing building doors would not be safe for passengers remaining in the vehicle. The driver shall provide assisted access in a dignified manner.

(v)	Smoking, eating and drinking are prohibited in any vehicle, except in cases in which, as a medical necessity, the enrollee requires fluids or sustenance during transport.

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(vi)
All vehicles must be equipped with two-way communications, in good working order and audible to the driver at all times, by which to communicate with the transportation services hub or base of operations.

(vii)	All vehicles must have working air conditioners and heaters.

(m)	Vehicle transfer points shall provide shelter, security, and safety of enrollees.

(n)	The transportation provider shall maintain a passenger/trip database for each enrollee it transports.

(o)
The Managed Care Plan shall establish a minimum twenty-four (24) hour advance notification policy to obtain transportation services, and the Managed Care Plan shall communicate that policy to its enrollees and transportation providers. However, advance notification policies shall comport with the timely access to medical care requirements of this Contract.

(p)	The Managed Care Plan shall establish enrollee pick-up windows and communicate those timeframes to enrollees and transportation providers.

(q)
The Managed Care Plan shall submit data on transportation performance measures as defined by the Agency and as specified in the Agency's Performance Measures Specifications Manual. The Managed Care Plan shall report on those measures to the Agency as specified in Section VII, Quality and Utilization Management, Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide.

(r)
The Managed Care Plan shall provide an annual attestation to the Agency by January 1 of each Contract year that it is in full compliance with the policies and procedures relating to transportation services, and that all vehicles used for transportation services have received annual safety inspections.

(s)
The Managed Care Plan shall provide an annual attestation to the Agency by January 1 of each Contract Year that all drivers providing transportation services have passed background checks and meet all qualifications specified in law and in rule.

2.	Customized Benefits

a.	The Managed Care Plan may customize benefit packages for non-pregnant adults, vary cost-sharing provisions, and provide coverage for additional services.

b.
Submitted PETs must comply with instructions available from the Agency. The Agency shall evaluate the Managed Care Plan's CBP for actuarial equivalency and sufficiency of benefits before approving the CBP. Actuarial equivalency is tested by using a PET that:

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(1)	Compares the value of the level of benefits in the proposed package to the value of the contracted benefit package for the average member of the covered population;

(2)	Ensures that the overall level of benefits is appropriate; and

(3)
Compares the proposed CBP to state-established standards. The standards are based on the covered population's historical use of Medicaid State Plan services. These standards are used to ensure that the proposed CBP is adequate to cover the needs of the vast majority of the enrollees.

c.	If, in its CBP, the Managed Care Plan limits a service to a maximum annual dollar value, the Managed Care Plan must calculate the dollar value of the service using the Medicaid fee schedule.

d.
The CBPs may change on a Contract year basis and only if approved by the Agency in writing. The Managed Care Plan shall submit to the Agency a PET for its proposed CBP for evaluation of actuarial equivalency and sufficiency standards no later than the date established by the Agency each year.

e.
The Managed Care Plan shall send letters of notification to enrollees regarding exhaustion of benefits for services restricted by unit amount if the amount is more restrictive than Medicaid. The Managed Care Plan shall send an exhaustion of benefits letter for any service restricted by a dollar amount. The Managed Care Plan shall implement said letters upon the written approval of the Agency. The letters of notification include the following:

(1)	A letter notifying an enrollee when he/she has reached fifty percent (50%) of any maximum annual dollar limit established by the Managed Care Plan for a benefit;

(2)	A follow-up letter notifying the enrollee when he/she has reached seventy-five (75%) of any maximum annual dollar limit established by the Managed Care Plan for a benefit; and

(3)	A final letter notifying the enrollee that he/she has reached the maximum dollar limit established by the Managed Care Plan for a benefit.

f.	The Managed Care Plan shall submit the Customized Benefit Notifications Report to the Agency in accordance with Section XIV, Reporting Requirements and the Managed Care Plan Report Guide.

B.	Expanded Benefits
There are no additional expanded benefits provisions unique to the MMA managed care program.
C. Excluded Services

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There are no additional excluded services provisions unique to the MMA managed care program.
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D.	Coverage Provisions

1.	Primary Care Provider Initiatives

a.	Pursuant to s. 409.973(4), F.S., the Managed Care Plan shall establish a program to encourage enrollees to establish a relationship with their PCP.

b.	This program shall provide information to each enrollee on the importance of selecting a PCP and the procedure for selecting a PCP (see s. 409.973(4), F.S.).

c.	The Managed Care Plan shall offer each enrollee a choice of PCPs. After making a choice, each enrollee shall have a single or group PCP.

d.
The Managed Care Plan shall allow pregnant enrollees to choose Managed Care Plan obstetricians as their PCPs to the extent that the obstetrician is willing to participate as a PCP, as specified in Section VI, Provider Network.

e.
If the enrollee has not selected a provider for a newborn, the Managed Care Plan shall assign a pediatrician or other appropriate PCP to all pregnant enrollees for the care of their newborn babies no later than the beginning of the last trimester of gestation.

f.
The Managed Care Plan shall assign a PCP to those enrollees who did not choose a PCP at the time of managed care plan selection. The Managed Care Plan shall take into consideration the enrollee's last PCP (if the PCP is known and available in the Managed Care Plan's network), closest PCP to the enrollee's ZIP code location, keeping children/adolescents within the same family together, enrollee's age (adults versus children/adolescents), and PCP performance measures.

(1)
If the language and/or cultural needs of the enrollee are known to the Managed Care Plan, the Managed Care Plan shall assign the enrollee to a PCP who is or has office staff who are linguistically and culturally competent to communicate with the enrollee.

(2)	If the enrollee is a full-benefit dual eligible:

(a)	The Managed Care Plan shall not require the enrollee to choose a new PCP through the Managed Care Plan.

(b)	The Managed Care Plan shall not prevent the enrollee from receiving primary care services from the enrollee's existing Medicare PCP.

(c)	The Managed Care Plan shall not assign a PCP to an enrollee who has an existing Medicare PCP.

(d)	The Managed Care Plan may assist the enrollee in choosing a PCP, if the enrollee does not have a Medicare assigned PCP.

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g.
The Managed Care Plan shall permit enrollees to request to change PCPs at any time. If the enrollee request is not received by the Managed Care Plan's established monthly cut-off date for system processing, the PCP change will be effective the first day of the next month.

h.
The Managed Care Plan shall assign all enrollees that are reinstated after a temporary loss of eligibility to the PCP who was treating them prior to loss of eligibility, unless the enrollee specifically requests another PCP, the PCP no longer participates in the Managed Care Plan or is at capacity.

i.
Pursuant to s. 409.973(4), F.S., the Managed Care Plan shall report on the number of enrollees assigned to each participating PCP and the number of enrollees who have not had an appointment with their PCP within their first year of enrollment as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide.

j.
Pursuant to s. 409.973(4), F.S., the Managed Care Plan shall report on the number of emergency room visits by enrollees who have not had at least one appointment with their PCP as specified in the Managed Care Plan Report Guide and as referenced in Section XIV, Reporting Requirements.

2.	Enrollee Screening and Education

a.
Within thirty (30) days of enrollment, the Managed Care Plan shall notify enrollees of, and ensure the availability of, a screening for all enrollees known to be pregnant or who advise the Managed Care Plan that they may be pregnant. The Managed Care Plan shall refer enrollees who are, or may be, pregnant to a provider to obtain appropriate care.

b.
The Managed Care Plan shall use the enrollee's health risk assessment and/or released medical/case records to identify enrollees who have not received CHCUP screenings in accordance with the Agency-approved periodicity schedule.

c.
The Managed Care Plan shall develop and implement an education and outreach program to increase the number of eligible enrollees receiving CHCUP screenings. This program shall include, at a minimum, the following:

(1)	The Managed Care Plan shall have a tracking system to identify enrollees for whom a screening is due or overdue;

(2)	The Managed Care Plan shall systematically send reminder notices to enrollees before a screening is due. The notice shall include an offer to assist with scheduling and transportation;

(3)
If the Managed Care Plan's CHCUP screening rate is below eighty percent (80%), the Managed Care Plan shall call (which may include automated calls) all new enrollees under the age of twenty-one (21) to inform them of CHCUP services and offer to assist with scheduling and transportation;

(4)
The Managed Care Plan shall have a process for following up with enrollees who do not get timely screenings. This shall include contacting, twice if necessary, any enrollee more than two (2) months behind in the Agency-approved periodicity

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screening schedule to urge those enrollees, or their legal representatives, to make an appointment with the enrollee's PCP for a screening visit and offering to assist with scheduling and transportation. The Managed Care Plan shall document all outreach education attempts. For this subsection "contact" is defined as mailing a notice to or calling an enrollee at the most recent address or telephone number available; and

(5)	The Managed Care Plan shall provide enrollee education and outreach in community settings.

d.	The Managed Care Plan shall develop and implement an education outreach program to encourage wellness visits to prevent illness or exacerbations of chronic illness.

e.
The Managed Care Plan shall take immediate action to address any identified urgent medical needs. "Urgent medical needs" means any sudden or unforeseen situation that requires immediate action to prevent hospitalization or nursing facility placement. Examples include hospitalization of spouse or caregiver or increased impairment of an enrollee living alone who suddenly cannot manage basic needs without immediate help, hospitalization or nursing home placement.

(1)
Pursuant to s. 409.966(3)(c)2, F.S., the Managed Care Plan may have program for recognizing patient centered medical homes (PCMHs) and providing increased compensation for recognized PCMHs, as defined by the Managed Care Plan. If the Managed Care Plan has a patient centered medical home program, it shall submit its policies and procedures for such program to the Agency, which shall include recognition standards and increased compensation protocols developed by the Managed Care Plan for the program.

(2)
The Managed Care Plan shall report to the Agency regarding providers that are recognized by the Managed Care Plan as PCMHs in accordance with Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide.

3.	New Enrollee Procedures

a.
The Managed Care Plan shall contact each new enrollee at least twice, if necessary, within ninety (90) days of the enrollee's enrollment to offer to schedule the enrollee's initial appointment with the PCP Pursuant to s. 409.973(4)(a), F.S., for enrollees who enroll before December 31, 2015, the appointment should be scheduled within six (6) months after enrollment in the Managed Care Plan. For enrollees who enroll after December 31, 2015, the appointment should be scheduled within thirty (30) days of enrollment. This appointment is to obtain an initial health assessment including a CHCUP screening, if applicable. For this subsection "contact" is defined as mailing a notice to or telephoning an enrollee at the most recent address or telephone number available.

b.
Within thirty (30) days of enrollment, the Managed Care Plan shall ask the enrollee to authorize release of the medical/case and behavioral health clinical records to the new PCP or other appropriate provider and shall assist by requesting those records from the enrollee's previous provider(s).

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c.
The Managed Care Plan shall honor any written documentation of prior authorization of ongoing covered services for a period of sixty (60) days after the effective date of enrollment, or until the enrollee's PCP or behavioral health provider (as applicable to medical care or behavioral health care services, respectively) reviews the enrollee's treatment plan, whichever comes first.

d.
For all enrollees, written documentation of prior authorization of ongoing medical and behavioral health services includes the following, provided that the services were prearranged prior to enrollment with the Managed Care Plan:

(1)	Prior existing orders;

(2)	Provider appointments, e.g., dental appointments, surgeries, etc.;

(3)	Prescriptions (including prescriptions at non-participating pharmacies); and

(4)	Behavioral health services.

e.
The Managed Care Plan shall not delay service authorization if written documentation is not available in a timely manner. However, the Managed Care Plan is not required to approve claims for which it has received no written documentation.

4.	Telemedicine Coverage Provisions

a.	The Managed Care Plan may use telemedicine as specified in this Contract and as specified in the Medicaid State Plan for the following services:

(1)	Behavioral Health Services;

(2)	Dental Services; and

(3)	Physician Services.

b.	The Managed Care Plan may utilize telemedicine for other covered services, as approved by the Agency.

c.	When providing services through telemedicine, the Managed Care Plan shall ensure:

(1)
The equipment used meets the definition of telecommunication equipment as defined in this Contract. See hub site, spoke site and telecommunication equipment definitions in Section I, Definitions and Acronyms;

(2)	The telecommunication equipment and telemedicine operations meet the technical safeguards required by 45 CFR 164.312, where applicable;

(3)	Telemedicine services are provided only to enrollees in a provider office setting;

(4)	The Managed Care Plan's providers using telemedicine comply with HIPAA and other state and federal laws pertaining to patient privacy;

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(5)	The Managed Care Plan's telemedicine policies and procedures comply with the requirements in this Contract; and

(6)	Provider training regarding the telemedicine requirements in this Contract.

d.	When telemedicine services are provided, the Managed Care Plan shall ensure that the enrollee's medical/case record includes documentation, as applicable.

e.	The following interactions are not Medicaid reimbursable telemedicine services:

(1)	Telephone conversations;

(2)	Video cell phone interactions;

(3)	Electronic mail messages;

(4)	Facsimile transmissions;

(5)	Telecommunication with the enrollee at a location other than the spoke site; and

(6)	"Store and forward" visits and consultations that are transmitted after the enrollee or provider is no longer available.

f.	Medicaid does not reimburse for the costs or fees of any of the equipment necessary to provide services through telemedicine, including telecommunication equipment and services.

g.	Only certain providers that meet the requirements in Section VI, Provider Network, are eligible to provide services through telemedicine at the spoke and hub sites.

h.
The Managed Care Plan shall ensure the enrollee has a choice of whether to access services through a face-to-face or telemedicine encounter, and shall document such choice in the enrollee's medical/case record.

5.	Protective Custody Coverage Provisions

a.
The Managed Care Plan shall provide a physical screening within seventy-two (72) hours, or immediately if required, for all enrolled children/adolescents taken into protective custody, emergency shelter or the foster care program by DCF. See 65C-29.008, F.A.C.

b.
The Managed Care Plan shall provide these required examinations without requiring prior authorization, or, if a non-participating provider is utilized by DCF, approve and process the out-of-network claim.

c.
For all CHCUP screenings for children/adolescents whose enrollment and Medicaid eligibility are undetermined at the time of entry into the care and custody of DCF, and who are later determined to be enrollees at the time the examinations took place, the Managed Care Plan shall approve and process the claims.

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E.	Care Coordination/Case Management

1.	Behavioral Health Coverage and Coordination in Long-Term Care Settings

a.
The Managed Care Plan shall retain responsibility for provision of medically necessary behavioral health evaluation and treatment services to enrollees, regardless of setting, including in the community, a medical facility, an assisted-living facility, or a nursing facility. Provision of services in long-term care settings will require coordination with other entities including LTC Managed Care Plans and providers, Medicare plans and providers, and state-funded programs and services.

b.
In cooperation with the administration and/or treatment providers associated with the other plans, settings or agencies, the Managed Care Plan shall coordinate behavioral health services consistent with the care coordination requirements established in Section V.D.2. Specific responsibilities of the Managed Care Plan as it relates to coordinating with other entities include:

(1)
Psychiatric Evaluations and Treatment for Enrollees Applying for Nursing Facility Admission: The Managed Care Plan shall, upon request from the DCF offices, promptly arrange for and authorize psychiatric evaluations for enrollees who are applying for admission to a nursing facility pursuant to OBRA 1987, and who, on the basis of a screening conducted by Comprehensive Assessment and Review for Long-Term Care Services (CARES) workers, are thought to need behavioral health treatment. The examination shall be adequate to determine the need for "specialized treatment" under OBRA. Evaluations must be completed within five (5) business days from the time the request from the DCF office is received. Regulations have been interpreted by the state to permit any of the mental health professionals listed in s. 394.455, F.S., to make the observations preparatory to the evaluation, although a psychiatrist must sign such evaluations. The Managed Care Plan will not be responsible for resident reviews as a result of a pre-admission screening and resident review (PASRR) evaluation. If the psychiatric evaluation of an enrollee indicates covered behavioral health services are medically necessary, and the enrollee is subsequently admitted to a nursing facility, the Managed Care Plan will retain responsibility for provision or those behavioral health services to enrollee in the nursing facility.

(2)
Assessment and Treatment of Mental Health Residents Who Reside in Assisted Living Facilities (ALFs) That Hold a Limited Mental Health License: The Managed Care Plan shall develop and implement a plan to ensure compliance with s, 394.4574, F.S., related to behavioral health services provided to residents of licensed assisted living facilities that hold a limited mental health license.

c.
The Managed Care Plan shall ensure that a cooperative agreement, as defined in s. 429.02, F.S., is developed by the ALF administrator and the Managed Care Plan's designated care coordinator/case manager for enrollees that are residents of an ALF and qualify as a mental health resident. The Managed Care Plan must ensure that appropriate assessment services are provided to enrollees and that medically necessary behavioral health services, including psychiatric medication and access to drop-in centers and clubhouses, are available to all enrollees who meet criteria as a mental health resident and reside in this type of setting.

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d.
A community living support plan, as defined in Section I, Definitions and Acronyms, shall be developed for each enrollee who is a resident of an ALF, and it must be updated annually. The Managed Care Plan shall ensure that its designated care coordinator/case manager is responsible for ensuring that the community living support plan is implemented as written.

e.	Upon request from an ALF, the Managed Care Plan shall provide procedures for the ALF to follow should an emergent condition arise with an enrollee that resides at the ALF (see s. 409.912(35), F.S.).

2.	Enhanced Care Coordination for Enrollees under Age 21 Receiving Skilled Nursing facility or Private Duty Nursing Services

a.
The Managed Care Plan shall implement enhanced care coordination processes for medically complex and medically fragile enrollees under the age of 21 who are receiving services in a skilled nursing facility or are receiving private duty nursing services in their family home or other community based setting.

b.	The Managed Care Plan shall maintain written protocols for the care coordination of medically complex and medically fragile enrollees, as described in sub-item a., above, which shall include:

(1)
The Managed Care Plan shall assign a care coordinator to all enrollees meeting the criteria described in sub-item a., above. The Managed Care Plan shall maintain documentation of an enrollee or the enrollee's authorized representative's rejection of care coordination services.

(2)	The Managed Care Plan shall utilize care coordinators who possess the following qualifications:

(a)	State of Florida licensed registered nurse with at least two (2) years of pediatric experience;

(b)	State of Florida licensed practical nurse with four (4) years of pediatric experience; or

(c)	Master's degree in social work with at least one (1) year of related professional experience.

(3)
The Managed Care Plan shall ensure that care coordinator caseloads do not exceed a ratio of forty (40) enrollees to one care coordinator for enrollees receiving private duty nursing services in their family home or other community based setting and no more than a ratio of fifteen (15) enrollees to one (1) care coordinator for enrollees who are receiving services in a skilled nursing facility.

(4)
The care coordinator shall ensure the enrollee's or enrollee's authorized representative's completion and signature of the Agency-approved Freedom of Choice Certification Form within five (5) business days of the enrollee's effective

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date of authorization for private duty nursing services and within seven (7) business days of the effective date of admission to a nursing facility and every six (6) months thereafter. The Managed Care Plan shall maintain documentation in the enrollee's record the completed Freedom of Choice Certification Forms.

(5)
The Managed Care Plan shall ensure that the care coordinator maintains monthly (or more frequently, if needed) contact with the enrollee and the enrollee's authorized representative. The contact shall be face-to-face or telephonic. The Managed Care Plan shall maintain documentation in the enrollee's record of any contacts made, including whether such attempts were successful in reaching the enrollee or the enrollee's authorized representative.

(6)
The Managed Care Plan shall report monthly on the following, in accordance with Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide the number and frequency of enrollees having executed Freedom of Choice Certification Forms in the enrollee's record.

(7)
The Managed Care Plan shall convene a multidisciplinary team (MDT) every six (6) months to provide a comprehensive review of the services and supports that the enrollee needs, and to authorize any Medicaid reimbursable services that are prescribed for the enrollee (e.g., private duty nursing, therapy services, etc.), and to complete the Freedom of Choice Certification Form with the enrollee or the enrollee's authorized representative. The MDT shall meet more frequently, if needed, based on any changes in the enrollee's medical condition. The MDT meeting shall include at a minimum: the enrollee's care coordinator, the enrollee (if able), the enrollee's authorized representative, and other health care professionals involved in that enrollee's care. The MDT shall also develop a person centered individualized service plan that reflects the services and supports that the enrollee needs.

(8)
The Managed Care Plan shall convene an MDT meeting one year prior to an enrollee turning the age of twenty-one (21) to discuss the services and supports that the enrollee will need after turning twenty-one (21). If the services are not covered by Medicaid, the Managed Care Plan shall inform the enrollee or their representative of any community programs or home and community based waiver options that may be able to meet the needs and make the necessary referrals, as needed.

c.
The Managed Care Plan shall maintain written protocols that address the transition/discharge planning process for medically complex and medically fragile enrollees who are receiving services in a skilled nursing facility. The Managed Care Plan shall:

(1)	Ensure that transition planning begins upon admission to a skilled nursing facility. In those cases where the enrollee has been residing a skilled nursing facility prior

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to enrollment in the Managed Care Plan, the Managed Care Plan shall begin the transition planning process upon enrollment in the Managed Care Plan.

(2)
Convene an MDT meeting focused specifically on transition planning to proactively consider placement alternatives and offer such opportunities to the enrollee and the enrollee's authorized representative. This transition planning meeting shall occur every three (3) months until the enrollee is transitioned home or to another community based setting.

(3)	Develop a final written transition plan within thirty (30) days prior to discharge that includes all of the services and supports that the enrollee needs to successfully reside in the community.

(4)
Maintain contact with the enrollee and the enrollee's authorized representative at least two (2) times a month during the first six (6) months after discharge from the skilled nursing facility. If agreed to by the enrollee's authorized representative, at least one of these contacts must be face-to-face. After this six (6) month transition period, the Managed Care Plan shall continue to maintain monthly contact with the enrollee and the enrollee's authorized representative.

3.	Healthy Behaviors Program

a.
Pursuant to s. 409.973(3), F.S., the Managed Care Plan shall establish and maintain programs to encourage and reward healthy behaviors. At a minimum, the Managed Care Plan must establish a medically approved smoking cessation program, medically directed weight loss program, and a medically approved alcohol or substance abuse recovery program. The Managed Care Plan must identify enrollees who smoke, are morbidly obese, or are diagnosed with alcohol or substance abuse in order to establish written agreements to secure the enrollees' commitment to participation in these programs.

(1)
A medically approved smoking cessation program shall be evidence based and recognized by medical professionals as an effective treatment method in addressing tobacco/nicotine dependence. The program may include interventions such as counseling and/or the use of medications (nicotine replacement products) as a part of the overall therapeutic process.

(2)
A medically directed weight loss program shall require ongoing supervision by a physician and may include the use of prescription drugs/supplements depending upon the need and goals of the enrollee, along with other physician approved interventions (diet, exercise, etc.).

(3)
A medically approved alcohol or substance abuse recovery program shall be evidenced based and recognized by medical professionals as an effective treatment method/approach. The program may include interventions such as medically assisted detoxification, medication and behavioral therapy, followed by treatment and relapse prevention as a part of the overall therapeutic process.

b.	The Managed Care Plan shall receive written approval of its healthy behavior programs from the Agency before implementing the programs. The Managed Care Plan's program

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shall include a detailed description of the program, including the goals of the program, how targeted enrollees will be identified, the interventions the Managed Care Plan intends to use, rewards for or incentives to participate, research to support the effectiveness of the program, and evidence that the program is medically approved or directed, as applicable. Programs administered by the Managed Care Plan must comply with all applicable laws, including fraud and abuse laws that fall within the purview of the United States Department of Health and Human Services, Office of Inspector General (OIG). The Managed Care Plan is encouraged to seek an advisory opinion from OIG once the specifics of its Healthy Behaviors programs are determined.

c.	The Managed Care Plan may, through its healthy behavior programs, deploy a number of interventions as part of the overall therapeutic process. Examples of interventions:

(1)	Series of counseling sessions;

(2)	Series of health educational classes;

(3)	Gym membership;

(4)	Nicotine replacement therapy patches; and

(5)	Meal planning services (e.g. NutriSystem®)

d.
The Managed Care Plan shall make all programs, including incentives and rewards available to all enrollees and shall not use incentives or rewards to direct individuals to select a particular provider.

e.	The Managed Care Plan may inform enrollees, once they are enrolled, about its healthy behavior programs, including incentives and rewards.

f.
The Managed Care Plan shall not include the provision of gambling, alcohol, tobacco or drugs (except for over-the-counter drugs) in any of its incentives or rewards and shall state on the incentive or reward that it may not be used for such purposes.

g.
The Managed Care Plan's healthy behavior program shall include a detailed description of the rewards and incentives offered to enrollees. Incentives by themselves do not constitute an effective program. Incentives or rewards may have some health- or child development-related function (e.g., clothing, food, books, safety devices, infant care items, subscriptions to publications that include health-related subjects, membership in clubs advocating educational advancement and healthy lifestyles, etc.). Incentive or reward dollar values shall be in proportion to the importance of the healthy behavior being encouraged or rewarded (e.g., a tee-shirt for attending one (1) smoking cessation class, but a gift card for completion of a series of classes).

h.	Both incentives and rewards offered to enrollees shall be "reasonable." Incentives or rewards may include any of the following:

(1)	Money through debit cards;

(2)	Gift cards;

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(3)	Flexible spending accounts that may be used for health and wellness items;

(4)	Vouchers for health and wellness related items; and

(5)	Points or credits which are redeemable for goods or services.

i.	Incentives and rewards shall be limited to a value of twenty dollars ($20). The exceptions to this monetary limit are as follows:

(1)
Programs that require the enrollee to complete a series of activities (e.g.; completion of a series of health education classes). In these instances, the incentive or reward shall be limited to a value of fifty dollars ($50).

(2)
Infant car seats, strollers, and cloth baby carriers/slings that are offered as incentives to engage in a healthy behavior program or rewards for completion of an action or a series of activities may have a special exception to the dollar value, with Agency approval.

(3)
Participation in multiple healthy behavior programs (e.g.; smoking cessation and substance abuse recovery program). In these instances, the incentive or reward shall be limited to a value of fifty dollars ($50) for each healthy behavior program.

j.
The Managed Care Plan shall not include in the dollar limits on incentives or rewards any money spent on the transportation of enrollees to services or child care provided during the delivery of services; or the healthy behavior program or associated interventions.

k.	Healthy Behavior incentives/rewards are non-transferable from one managed care plan to another.

l.
As part of its smoking cessation program, the Managed Care Plan shall provide participating PCPs with the Quick Reference Guide to assist in identifying tobacco users and supporting and delivering effective smoking cessation interventions. (The Managed Care Plan can obtain copies of the guide by contacting the DHHS, Agency for Health Care Research & Quality (AHR) Publications Clearinghouse at (800) 358-9295 or P.O. Box 8547, Silver Spring, MD 20907.)

m.
As part of its medically approved alcohol or substance abuse recovery program, the Managed Care Plan shall offer annual alcohol or substance abuse screening training to its providers. The Managed Care Plan shall have all PCPs screen enrollees for signs of alcohol or substance abuse as part of prevention evaluation at the following times:

(1)	Initial contact with a new enrollee;

(2)	Routine physical examinations;

(3)	Initial prenatal contact;

(4)	When the enrollee evidences serious over-utilization of medical, surgical, trauma or emergency services; and

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(5)	When documentation of emergency room visits suggests the need.

n.
The Managed Care Plan shall report on its healthy behavior programs in accordance with Section XIV, Reporting Requirements and the Managed Care Plan Report Guide. This shall include submitting data related to each healthy behavior program, caseloads (new and ongoing) for each healthy behavior program, and the amount and type of rewards/incentives provided for each healthy behavior program.

4.	Additional Care Coordination / Case Management Requirements

a.	The Managed Care Plan shall be responsible for the management and continuity of medical and behavioral health care for all enrollees.

b.	The Managed Care Plan shall maintain written care coordination/case management and continuity of care protocols that include the following minimum functions:

(1)	Appropriate referral and scheduling assistance for enrollees needing specialty health care or transportation services, including those identified through CHCUP screenings;

(2)
Determination of the need for non-covered services and referral of the enrollee for assessment and referral to the appropriate service setting (to include referral to WIC and Healthy Start) with assistance, as needed, by the Medicaid Area Office;

(3)	Care coordination/case management follow-up services for children/adolescents whom the Managed Care Plan identifies through blood screenings as having abnormal levels of lead;

(4)	A mechanism for direct access to specialists for enrollees identified as having special health care needs, as appropriate for their conditions and identified needs;

(5)
An outreach program and other strategies for identifying every pregnant enrollee. This shall include care coordination/case management, claims analysis, and use of health risk assessment, etc. The Managed Care Plan shall require its participating providers to notify the plan of any enrollee who is identified as being pregnant;

(6)	Documentation of referral services in enrollee medical/case records, including reports resulting from the referral;

(7)	Documentation of emergency care encounters in enrollee medical/case records with appropriate medically indicated follow-up;

(8)
Coordination of hospital/institutional discharge planning that includes post-discharge care, including residential services, day treatment programs, outpatient appointments, skilled short-term rehabilitation, and skilled nursing facility care, as appropriate;

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(9)
Sharing with other Managed Care Plans serving the enrollee the results of its identification and assessment of any enrollee with special health care needs so that those activities need not be duplicated; and

(10)
Ensuring that in the process of coordinating care/case management, each enrollee's privacy is protected consistent with the confidentiality requirements in 45 CFR parts 160 and 164. 45 CFR Part 164 specifically describes the requirements regarding the privacy of individually identifiable health information.

c.
The Managed Care Plan shall maintain written protocols for identifying, assessing and implementing interventions for enrollees with complex medical issues, high service utilization, intensive health care needs, or who consistently access services at the highest level of care. This shall include, at a minimum, the following:

(1)	Identifying eligible enrollees and stratifying enrollees by severity and risk level including developing an algorithm to identify and stratify eligible enrollees;

(2)	Developing different types of interventions and specifying minimum touch frequency for each severity and/or risk level;

(3)	Determining maximum caseloads for each case manager and support staff and managing and monitoring caseloads;

(4)	Specifying experience and educational requirements for case managers and case management support staff;

(5)	Providing training and continuing education for case management staff;

(6)	Using evidence based guidelines;

(7)
Conducting comprehensive assessments that identify enrollee needs across multiple domains, including current health conditions, current providers, caregiver or other supports available, transportation barriers, medications, behavioral health conditions, and preferences for treatment;

(8)
Developing treatment plans that incorporate the health risk issues identified during the assessment and incorporate the treatment preferences of the enrollee. The treatment plan shall contain goals that are outcomes based and measurable and include the interventions and services to be provided to obtain goals. Interventions should include community service linkage, improving support services and lifestyle management as appropriate based on the enrollee's identified issues. Treatment plans shall be updated at least every six (6) months when there are significant changes in enrollee's condition;

(9)	Identifying enrollees with co-morbid mental health and substance abuse disorders, including a depression screening, and addressing those disorders;

(10)	Identifying enrollees with co-morbid medical conditions and addressing the co-morbid medical conditions;

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(11)	Interfacing with the enrollee's PCP and/or specialists;

(12)
Assessing enrollees for literacy levels and other hearing, vision or cognitive functions that may impact an enrollee's ability to participate in his/her care and implementing interventions to address the limitations;

(13)	Assessing enrollees for community, environmental or other supportive services needs and referring enrollees to get needed assistance;

(14)	Facilitating enrollee preferences for treatment, including cultural preferences, and enrollee participation in treatment planning;

(15)	Using best practices to increase enrollee engagement;

(16)	Documentation of emergency care encounters in enrollee medical/case records with appropriate medically indicated follow-up;

(17)
Coordination of hospital/institutional discharge planning that includes post-discharge care, including residential services, day treatment programs, outpatient appointments, skilled short-term rehabilitation, and skilled nursing facility care, as appropriate;

(18)	Ensure a linkage to pre-booking sites for assessment, screening or diversion related to behavioral health services for enrollees who have justice system involvement;

(19)
Sharing with other managed care plans serving the enrollee the results of its identification and assessment of any enrollee with special health care needs so that those activities need not be duplicated; and

(20)
Ensuring that in the process of coordinating care/case management, each enrollee's privacy is protected consistent with the confidentiality requirements in 45 CFR parts 160 and 164. 45 CFR Part 164 specifically describes the requirements regarding the privacy of individually identifiable health information.

d.
Pursuant to 42 CFR 438.208(c)(4), for enrollees with special health care needs determined through an assessment by appropriate behavioral health professionals (consistent with 42 CFR 438.208(c)(2)) to need a course of treatment or regular care monitoring, the Managed Care Plan shall have a mechanism in place to allow enrollees to directly access a behavioral health care specialist (for example, through a standing referral or an approved number of visits) as appropriate for the enrollee's condition and identified needs.

e.
The Managed Care Plan shall maintain written protocols for discharge planning through the evaluation of an enrollee's medical care needs, mental health service needs, and substance use service needs and coordination of appropriate care after discharge from one level of care to another. The Managed Care Plan shall:

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(1)
Monitor all enrollee discharge plans from behavioral health inpatient admissions to ensure that they incorporate the enrollee's needs for continuity in existing behavioral health therapeutic relationships;

(2)
Ensure enrollees' family members, guardians, outpatient individual practitioners and other identified supports are given the opportunity to participate in enrollee treatment to the maximum extent practicable and appropriate, including behavioral health treatment team meetings and discharge plan development. For adult enrollees, family members and other identified supports may be involved in the development of the discharge plan only if the enrollee consents to their involvement;

(3)
Designate care coordination/case management staff who are responsible for identifying and providing care coordination/case management to enrollees who remain in the hospital for non-clinical reasons (i.e., absence of appropriate treatment setting availability, high demand for appropriate treatment setting, high-risk enrollees and enrollees with multiple agency involvement);

(4)
Develop and implement a plan that monitors and ensures that clinically indicated behavioral health services are offered and available to enrollees within seven (7) days of discharge from an inpatient setting;

(5)
Ensure that a behavioral health program clinician provides medication management to enrollees requiring medication monitoring within seven (7) days of discharge from a behavioral health program inpatient setting. The Managed Care Plan shall ensure that the behavioral health program clinician is duly qualified and licensed to provide medication management; and

(6)
Upon the admission of an enrollee, the Managed Care Plan shall make its best efforts to ensure the enrollee's smooth transition to the next service or to the community and shall require that behavioral health care providers:

(a)	Assign a mental health case manager to oversee the care given to the enrollee;

(b)
Develop an individualized discharge plan, in collaboration with the enrollee where appropriate, for the next service or program or the enrollee's discharge, anticipating the enrollee's movement along a continuum of services; and

(c)	Document all significant efforts related to these activities, including the enrollee's active participation in discharge planning.

f.
The Managed Care Plan and its QI plan shall demonstrate specific interventions in its behavioral health care coordination/case management to better manage behavioral health services and promote positive enrollee outcomes. The Managed Care Plan's written policies and procedures shall address components of effective behavioral health care coordination/case management including, but not limited to: anticipation, identification, monitoring, measurement, evaluation of enrollee's behavioral health needs, and effective action to promote quality of care; participation in the DCF planning

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process outlined in s. 394.75, F.S.; and the provision of enhanced care coordination and management for high-risk populations. Such populations shall include, at a minimum, enrollees that meet any of the following conditions:

(1)	Have resided in a state mental health facility for at least six (6) of the past thirty-six (36) months;

(2)	Reside in the community and have had two (2) or more admissions to a state mental health facility in the past thirty-six (36) months;

(3)
Reside in the community and have had three (3) or more admissions to a crisis stabilization unit, short-term treatment facility, inpatient psychiatric unit, or any combination of these facilities within the past twelve (12) months;

(4)	Have been diagnosed with a behavioral health disorder in conjunction with a complex medical condition and have been prescribed numerous prescription medications; or

(5)	Have been identified as exceeding the Managed Care Plan's prescription limits as permitted under Section V, Covered Services.
If an enrollee makes a request for behavioral health services to the Managed Care Plan, the Managed Care Plan shall provide the enrollee with the name (or names) of qualified behavioral health care providers, and if requested, assist the enrollee with making an appointment with the provider that is within the required access times indicated in Section VI, Provider Network.
The Managed Care Plan shall be responsible for the management and continuity of medical and behavioral health care for all enrollees.

g.
The Managed Care Plan shall ensure that appropriate resources are available to address the treatment of complex conditions that reflect both behavioral health and physical health involvement. The following conditions must be addressed:

(1)	Mental health disorders due to or involving a general medical condition; and

(2)	Eating disorders.
The Managed Care Plan shall develop a plan of care that includes all appropriate collateral providers necessary to address the complex medical issues involved. Clinical care criteria shall address modalities of treatment that are effective for each diagnosis. The Managed Care Plan's provider network must include appropriate treatment resources necessary for effective treatment of each diagnosis within the required access time periods.

F.	Quality Enhancements
The Managed Care Plan shall offer quality enhancements (QE) to enrollees as specified below:

1.	Children's Programs

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a.
The Managed Care Plan shall provide regular general wellness programs targeted specifically toward enrollees from birth to age of five (5), or the Managed Care Plan shall make a good faith effort to involve enrollees in existing community children's programs.

b.
Children's programs shall promote increased use of prevention and early intervention services for at-risk enrollees. The Managed Care Plan shall approve claims for services recommended by the Early Intervention Program when they are covered services and medically necessary.

c.	The Managed Care Plan shall offer its providers annual training that promote proper nutrition, breast-feeding, immunizations, CHCUP, wellness, prevention and early intervention services.

2.	Domestic Violence
The Managed Care Plan shall ensure that PCPs screen enrollees for signs of domestic violence and shall offer referral services to applicable domestic violence prevention community agencies.

3.	Pregnancy Prevention
The Managed Care Plan shall conduct regularly scheduled pregnancy prevention programs, or shall make a good faith effort to involve enrollees in existing community pregnancy prevention programs, such as the Abstinence Education Program. The programs shall be targeted towards teen enrollees, but shall be open to all enrollees, regardless of age, gender, pregnancy status or parental consent.

4.	Prenatal/Postpartum Pregnancy Programs
The Managed Care Plan shall provide regular home visits, conducted by a home health nurse or aide, and counseling and educational materials to pregnant and postpartum enrollees who are not in compliance with the Managed Care Plan's prenatal and postpartum programs. The Managed Care Plan shall coordinate its efforts with the local Healthy Start care coordinator/case manager to prevent duplication of services.

5.	Behavioral Health Programs
The Managed Care Plan shall provide outreach to homeless and other populations of enrollees at risk of justice system involvement, as well as those enrollees currently involved in this system, to assure that services are accessible and provided when necessary. This activity shall be oriented toward preventive measures to assess behavioral health needs and provide services that can potentially prevent the need for future inpatient services or possible deeper involvement in the forensic or justice system.

6.	Other Programs and Services
The Managed Care Plan is encouraged to actively collaborate with community agencies and organizations, including CHDs, local Early Intervention Programs and local school districts in offering these services.

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Section VI. Provider Network

A.	Network Adequacy Standards

1.	Network Capacity and Geographic Access Standards

a.
Pursuant to s. 409.967(2)(c)(1), Managed Care Plans must maintain a region wide network of providers in sufficient numbers to meet the access standards for specific medical services for all recipients enrolled in the plan. At a minimum, Managed Care Plans shall contract with the providers specified in the MMA Provider Network Standards Table (table) below. Managed Care Plans shall ensure regional provider ratios and provider-specific geographic access standards for recipients in urban or rural counties are met and maintained throughout the life of this Contract, as specified in the table.

b.
Managed Care Plans must maintain sufficient Indian or Tribal providers in the network to ensure timely access to services available under the contract for Indian enrollees who are eligible to receive services from such providers, in accordance with the American Recovery and Reinvestment Act of 2009.

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Managed Medical Assistance Provider Network Standards Table
	Urban County		Rural County		Regional Provider Ratios
Required Providers	Maximum Time (minutes)	Maximum Distance (miles)	Maximum Time (minutes)	Maximum Distance (miles)	Providers per Recipient
Primary Care Providers	30	20	30	20	1:1,500 enrollees
Specialists
Adolescent Medicine	100	75	110	90	1:31,200 enrollees
Allergy	80	60	90	75	1:20,000 enrollees
Anesthesiology	n/a	n/a	n/a	n/a	1:1,500 enrollees
Cardiology	50	35	75	60	1:3,700 enrollees
Cardiology (PEDS)	100	75	110	90	1:16,667 enrollees
Cardiovascular Surgery	100	75	110	90	1:10,000 enrollees
Chiropractic	80	60	90	75	1:10,000 enrollees
Dermatology	60	45	75	60	1:7,900 enrollees
Endocrinology	100	75	110	90	1:25,000 enrollees
Endocrinology (PEDS)	100	75	110	90	1:20,000 enrollees
Gastroenterology	60	45	75	60	1:8,333 enrollees
General Dentist	50	35	75	60	1:1,500 enrollees
General Surgery	50	35	75	60	1:3,500 enrollees
Infectious Diseases	100	75	110	90	1:6,250 enrollees
Midwife	100	75	110	90	1:33,400 enrollees
Nephrology	80	60	90	75	1:11,100 enrollees
Nephrology (PEDS)	100	75	110	90	1:39,600 enrollees
Neurology	60	45	75	60	1:8,300 enrollees
Neurology (PEDS)	100	75	110	90	1:22,800 enrollees
Neurosurgery	100	75	110	90	1:10,000 enrollees
Obstetrics/Gynecology	50	35	75	60	1:1,500 enrollees
Oncology	80	60	90	75	1:5,200 enrollees

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Managed Medical Assistance Provider Network Standards Table
	Urban County		Rural County		Regional Provider Ratios
Required Providers	Maximum Time (minutes)	Maximum Distance (miles)	Maximum Time (minutes)	Maximum Distance (miles)	Providers per Recipient
Ophthalmology	50	35	75	60	1:4,100 enrollees
Optometry	50	35	75	60	1:1,700 enrollees
Oral Surgery	100	75	110	90	1:20,600 enrollees
Orthodontist	100	75	110	90	1:38,500 enrollees
Orthopaedic Surgery	50	35	75	60	1:5,000 enrollees
Otolaryngology	80	60	90	75	1:3,500 enrollees
Pathology	n/a	n/a	n/a	n/a	1:3,700 enrollees
Pediatrics	50	35	75	60	1:1,500 enrollees
Pharmacy	30	20	60	45	1:2,500 enrollees
24-hour Pharmacy	60	45	60	45	n/a
Podiatry	60	45	75	60	1:5,200
Pulmonology	60	45	75	60	1:7,600 enrollees
Rheumatology	100	75	110	90	1:14,400 enrollees
Therapist (Occupational)	50	35	75	60	1:1,500 enrollees
Therapist (Speech)	50	35	75	60	1:1,500 enrollees
Therapist (Physical)	50	35	75	60	1:1,500 enrollees
Therapist (Respiratory)	100	75	110	90	1:8,600 enrollees
Urology	60	45	75	60	1:10,000 enrollees
Facility/ Group/ Organization
Hospitals (acute care)	30	20	30	20	1 bed: 275 enrollees
Hospital or Facility with Birth/Delivery Services	30	20	30	20	2: County
24/7 Emergency Service Facility	30	20	30	20	2: County
Home Health Agency	n/a	n/a	n/a	n/a	2: County
Adult Family Care Home	n/a	n/a	n/a	n/a	2: County
ALF	n/a	n/a	n/a	n/a	2: County

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Managed Medical Assistance Provider Network Standards Table
	Urban County		Rural County		Regional Provider Ratios
Required Providers	Maximum Time (minutes)	Maximum Distance (miles)	Maximum Time (minutes)	Maximum Distance (miles)	Providers per Recipient
Birthing Center	n/a	n/a	n/a	n/a	1: County
Hospice	n/a	n/a	n/a	n/a	2: County
DME/HME	n/a	n/a	n/a	n/a	As required in s. 409.975(1)(d), F.S.
Behavioral Health
Board Certified or Board Eligible Adult Psychiatrists	30	20	60	45	1:1,500 enrollees
Board Certified or Board Eligible Child Psychiatrists	30	20	60	45	1:7,100 enrollees
Licensed Practitioners of the Healing Arts	30	20	60	45	1:1,500 enrollees
Licensed Community Substance Abuse Treatment Centers	30	20	60	45	2: county
Inpatient Substance Abuse Detoxification Units	n/a	n/a	n/a	n/a	1 bed:4,000 enrollees
Fully Accredited Psychiatric Community Hospital (Adult) or Crisis Stabilization Units/ Freestanding Psychiatric Specialty Hospital	n/a	n/a	n/a	n/a	1 bed:2,000 enrollees
Fully Accredited Psychiatric Community Hospital (Child) or Crisis Stabilization Units/ Freestanding Psychiatric Specialty Hospital	n/a	n/a	n/a	n/a	1 bed:4,000 enrollees

2.	Primary Care Providers

a.
The Managed Care Plan shall enter into provider contracts with at least one (1) FTE PCP per one-thousand five-hundred (1,500) enrollees. The Managed Care Plan may increase the ratio by seven-hundred fifty (750) enrollees for each FTE advanced registered nurse practitioner (ARNP) or physician's assistant (PA) affiliated with a PCP. The Managed Care plan shall have at least one (1) FTE PCP in each of the following four (4) specialty areas within the geographic access standards indicated above:

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(1)	Family Practice;

(2)	General Practice;

(3)	Pediatrics; and

(4)	Internal Medicine.

b.	The Managed Care Plan shall ensure the following:

(1)
The PCP provides, or arranges for coverage of services, consultation or approval for referrals twenty-four hours per day, seven days per week (24/7) by Medicaid-enrolled providers who will accept Medicaid reimbursement. This coverage shall consist of an answering service, call forwarding, provider call coverage or other customary means approved by the Agency. The chosen method of 24/7 coverage must connect the caller to someone who can render a clinical decision or reach the PCP for a clinical decision. The after-hours coverage must be accessible using the medical office's daytime telephone number;

(2)
The PCP arranges for coverage of primary care services during absences due to vacation, illness or other situations that require the PCP to be unable to provide services. A Medicaid-eligible PCP must provide coverage; and

(3)	Pregnant enrollees are allowed to choose Managed Care Plan obstetricians as their PCPs to the extent that the obstetrician is willing to participate as a PCP.
3.    Primary Dental Providers

a.
The Managed Care Plan shall enter into provider contracts with a sufficient number of Primary Dental Providers (PDPs) providing dental services to ensure adequate accessibility for enrollees of all ages. The Managed Care Plan shall ensure that PDPs provide services in accordance with this Contract and the Medicaid Dental Services Coverage and Limitations Handbooks.

b.	The Managed Care Plan shall provide the following:

(1)	At least one (1) FTE PDP per service area including, but not limited to, the following broad specialty areas:

(a)	General dentist; and

(b)	Pediatric dentist.

(2)
At least one (1) FTE PDP per 1,500 enrollees. The Managed Care Plan may increase the ratio by 500 enrollees for each FTE licensed dental hygienist affiliated with a PDP providing dental services. However, this increase is limited to two (2) FTE licensed dental hygienists per FTE dentist.

c.	The Managed Care Plan shall ensure that PDP services and referrals to participating specialists are available on a timely basis, as follows:

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(1)	Urgent Care — within one (1) day;

(2)	Routine Sick Patient Care — within one (1) week;

(3)	Well Care Visit — within one (1) month; and

(4)	Follow-up dental services — within one (1) month after assessment.

4.	Specialists and Other Providers

a.
The Managed Care Plan shall enter into provider contracts with a sufficient number of specialists to ensure adequate accessibility for enrollees of all ages. The Managed Care Plan shall ensure the following:

(1)	At least one (1) of the network infectious disease specialists have expertise in HIV/AIDS and its treatment and care;

(2)
Female enrollees have direct access to a women's health specialist within the network for covered services necessary to provide women's routine and preventive health care services. This is in addition to an enrollee's designated PCP, if that provider is not a women's health specialist; and

(3)	In accordance with s. 641.31, F.S., low-risk enrollees have access to certified nurse midwife services or licensed midwife services, licensed in accordance with Chapter 467, F.S.

b.
For pediatric specialists not listed the Managed Medical Assistance Provider Network Standards Table, the Managed Care Plan may assure access by providing telemedicine consultations with participating pediatric specialists, at a location or via a PCP within sixty (60) minutes travel time or forty-five (45) miles from the enrollee's residence zip code. Alternatively, for pediatric specialists not listed in the Managed Medical Assistance Provider Network Standards Table, for which there is no pediatric specialist located within sixty (60) minutes travel time or forty-five (45) miles from the enrollee's residence zip code, the Managed Care Plan may assure access to that specialist in another location in Florida through a transportation arrangement with willing participating pediatric provider(s) who have such capability.

c.
The Managed Care Plan shall ensure the availability of providers in the following dental specialty areas, as appropriate for both adults and pediatric enrollees, on at least a referral basis. The Managed Care Plan shall use participating specialists with pediatric expertise for children/adolescents when the need for pediatric specialty care is significantly different from the need for adult specialty care (for example a pediatric endodontist). Specialties below marked with an asterisk (*) require the Managed Care Plan to assure the availability of both adult and pediatric participating providers.

(1)	Endodontics;

(2)	Oral and maxillofacial surgery*;

(3)	Orthodontics;

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(4)	Periodontics; and

(5)	Prosthodontics*.

d.
The Managed Care Plan shall determine when exceptional referrals to non-participating specialty-qualified providers are needed to address any unique dental needs of an enrollee (for example, when an enrollee's dental condition requires the placement of a maxillofacial prosthesis for the correction of an anatomical deficiency). Financial arrangements for the provision of such services shall be agreed to prior to the provision of services. The Managed Care Plan shall develop and maintain policies and procedures for such referrals.

5.	Public Health Providers

a.
The Managed Care Plan shall make a good faith effort to execute memoranda of agreement with the local County Health Departments (CHDs) to provide services which may include, but are not limited to, family planning services, services for the treatment of sexually transmitted diseases, other public health related diseases, tuberculosis, immunizations, foster care emergency shelter medical screenings, and services related to Healthy Start prenatal and post-natal screenings. The Managed Care Plan shall provide documentation of its good faith effort upon the Agency's request.

b.
The Managed Care Plan shall pay, without prior authorization, at the contracted rate or the Medicaid fee-for-service rate, all valid claims initiated by any CHD for office visits, prescribed drugs, laboratory services directly related to DCF emergency shelter medical screening, and tuberculosis. The Managed Care Plan shall reimburse the CHD when the CHD notifies the Managed Care Plan and provides the Managed Care Plan with copies of the appropriate medical/case records and provides the enrollee's PCP with the results of any tests and associated office visits.

c.
The Managed Care Plan shall authorize all claims from a CHD, a migrant health center funded under Section 329 of the Public Health Services Act or a community health center funded under Section 330 of the Public Health Services Act, without prior authorization for the services listed below. Such providers shall attempt to contact the Managed Care Plan before providing health care services to enrollees and shall provide the Managed Care Plan with the results of the office visit, including test results. The Managed Care Plan shall not deny claims for services delivered by these providers solely based on the period between the date of service and the date of clean claim submission, unless that period exceeds three-hundred sixty-five (365) days, and shall be reimbursed by the Managed Care Plan at the rate negotiated between the Managed Care Plan and the public provider or the applicable Medicaid fee-for-service rate. The Medicaid FFS rate is the standard Medicaid fee schedule rate or the CHD cost-based rate as specified by the County Health Department Clinic Services Coverage and Limitations Handbook for applicable rates.

(1)	The diagnosis and treatment of sexually transmitted diseases and other reportable infectious diseases, such as tuberculosis and HIV;

(2)	The provision of immunizations;

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(3)	Family planning services and related pharmaceuticals;

(4)	School health services listed in a, b and c above, and for services rendered on an urgent basis by such providers; and

(5)	In the event that a vaccine-preventable disease emergency is declared, the Managed Care Plan shall authorize claims from the CHD for the cost of the administration of vaccines.

d.
Other clinic-based services provided by a CHD, migrant health center or community health center, including well-child care, dental care, and sick care services not associated with reportable infectious diseases, require prior authorization from the Managed Care Plan in order to receive reimbursement. If prior authorization is provided, the Managed Care Plan shall reimburse at the entity's cost-based reimbursement rate. If prior authorization for prescription drugs is given and the drugs are provided, the Managed Care Plan shall reimburse the entity at Medicaid's standard pharmacy rate.

e.	The Managed Care Plan shall make a good faith effort to execute a contract with a Rural Health Clinic (RHC).

f.	The Managed Care Plan shall reimburse FQHCs and RHCs at rates comparable to those rates paid for similar services in the FQHC's or RHC's community.

g.
The Managed Care Plan shall report quarterly to the Agency as part of its quarterly financial reports (as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide), the payment rates and the payment amounts made to FQHCs and RHCs for contractual services provided by these entities.

h.
The Managed Care Plan shall make a good faith effort to execute memoranda of agreement with school districts participating in the certified match program regarding the coordinated provision of school-based services pursuant to ss. 1011.70, 409.9071, F.S. and 409.908(21), F.S.

6.    Facilities and Ancillary Providers
The Managed Care Plan shall enter into provider contracts with a sufficient number of facilities and ancillary providers to ensure adequate accessibility for enrollees of all ages. The Managed Care Plan shall ensure the following:

a.	Network emergency service facilities have one (1) or more physicians and one (1) or more nurses on duty in the facility at all times;

b.
Network facilities are licensed, as required by law and rule, accessible to the handicapped, in compliance with federal Americans with Disabilities Act guidelines, and have adequate space, supplies, good sanitation, and fire, safety, and disaster preparedness and recovery procedures in operation;

c.	Care for medically high-risk perinatal enrollees is provided in a facility with a NICU sufficient to meet the appropriate level of need for the enrollee;

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d.
Pursuant to s. 409.967(2)(c)1, F.S., the Managed Care Plan may use mail-order pharmacies; however mail-order pharmacies shall not count towards the Managed Care Plan's pharmacy network access standards; and

e.
In accordance with s. 409. 975(1)(d), F.S., a provider contract is offered to each licensed home medical equipment and supplies provider and to each Medicaid enrolled durable medical equipment (DME) provider in the region, as specified by the Agency, that meets quality and fraud prevention and detection standards established by the Managed Care Plan and that agrees to accept the lowest price previously negotiated between the Managed Care Plan and another such provider.

f.	The Managed Care Plan's provider network includes:

(1)	Independent laboratories to conduct medically necessary clinical laboratory procedures in freestanding facilities;

(2)
Freestanding dialysis centers to conduct medically necessary hemodialysis and peritoneal dialysis performed in the center and related injectable medications, including Erythropoietin (Epogen or EPO) administered in the freestanding dialysis center;

(3)	Portable x-ray providers to provide diagnostic x-ray services at the residence of an enrollee who is unable to travel to a physician's office or an outpatient hospital's radiology facility;

(4)	Ambulatory surgical centers to provide scheduled, elective, medically necessary surgical care to patients who do not require hospitalization; and

(5)	Audiologists to provide medically necessary hearing related services.
7.    Essential Providers

a.
Pursuant to s. 409.975(1)(b), F.S., certain providers are statewide resources and essential providers for all managed care plans in all regions. The Managed Care Plan shall include these essential providers in its network, even if the provider is located outside of the region served by the Managed Care Plan.

b.	Statewide essential providers include:

(1)
Faculty plans of Florida medical schools, which include University of Florida College of Medicine, University of Miami School of Medicine, University of South Florida College of Medicine, University of Central Florida College of Medicine, Nova Southeastern University College of Osteopathic Medicine, Florida State University College of Medicine, and Florida International University College of Medicine;

(2)
Regional perinatal intensive care centers (RPICCs) as defined in s. 383.16(2), F.S., including All Children's Hospital, Arnold Palmer Hospital, Bayfront Medical Center, Broward General Medical Center, Jackson Memorial Hospital, Lee Memorial Hospital at HealthPark, Memorial Regional Hospital, Sacred Heart

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Hospital, Shands - Jacksonville, Shands Teaching Hospital, St. Mary's Hospital and Tampa General Hospital;

(3)	Hospitals licensed as specialty children's hospitals as defined in s. 395.002(28), F.S., including All Children's Hospital, Miami Children's Hospital, Nemours; and Shriners Hospitals for Children; and

(4)
Accredited and integrated systems serving medically complex children that are comprised of separately licensed, but commonly owned, health care providers delivering at least the following services: medical group home, in-home and outpatient nursing care and therapies, pharmacy services, durable medical equipment, and Prescribed Pediatric Extended Care.

c.
If the Managed Care Plan has not contracted with all statewide essential providers in all regions as of the first date of recipient enrollment, the Managed Care Plan must continue to negotiate in good faith.

(1)	The Managed Care Plan shall make payments to physicians on the faculty of non-participating Florida medical schools at the applicable Medicaid rate.

(2)	The Managed Care Plan shall make payments for services rendered by a regional perinatal intensive care center at the applicable Medicaid rate as of the first day of this Contract.

(3)
The Managed Care Plan shall make payments to a non-participating specialty children's hospital equal to the highest rate established by contract between that provider and any other Medicaid managed care plan.

d.
Pursuant to s. 409.975(1)(c), F.S., after twelve (12) months of active participation in the Managed Care Plan's network, the Managed Care Plan may exclude any essential provider from the network for failure to meet quality or performance criteria.

e.
Pursuant to s. 409.975(1)(a), F.S., the Managed Care Plan must include all providers in the region that are classified by the Agency as essential Medicaid providers, unless the Agency approves, in writing, an alternative arrangement for securing the types of services offered by the essential providers.

f.	The Agency may determine that the following providers are essential Medicaid providers:

(1)	Federally qualified health centers;

(2)	Statutory teaching hospitals as defined in s. 408.07(45), F.S.;

(3)	Hospitals that are trauma centers as defined in s. 395.4001(14), F.S.; and

(4)	Hospitals located at least twenty-five (25) miles from any other hospital with similar services.

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8.	Timely Access Standards

a.	The Managed Care Plan must assure that PCP services and referrals to specialists for medical and behavioral health services are available on a timely basis, as follows:

(1)	Urgent Care — within one (1) day of the request;

(2)	Sick Care — within one (1) week of the request; and

(3)	Well Care Visit — within one (1) month of the request.

b.
Annually the Managed Care Plan shall review a statistically valid sample of PCP and specialist offices' average appointment wait times to ensure services are in compliance with this subsection, and report the results to the Agency as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide. (See 42 CFR 438.206(c)(1)(iv),(v) and (vi).)

9.	Network Adequacy Measures

a.	The Managed Care Plan shall collect regional data on the following measures in order to evaluate the Managed Care Plan's provider network and to ensure that covered services are reasonably accessible.

b.	The Managed Care Plan shall comply with the regional standards for each measure as specified in the Provider Network Adequacy Standards Table below.

c.
The Managed Care Plan shall submit the results of the network adequacy standards specified in the table below to the Agency quarterly as specified in Section XIV, Reporting Requirements and the Managed Care Plan Report Guide.

d.	The Agency reserves the right to require Managed Care Plans to collect data and report results on additional network adequacy standards.
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Provider Network Adequacy Measures Table
Measure	Standard	Region
		1	2	3	4	5	6	7	8	9	10	11
The Managed Care Plan agrees that at least ___ percent of required participating primary care providers (as required by the Managed Medical Assistance Provider Network Standards Table in Exhibit II-A), by region, are accepting new Medicaid enrollees.		90	85	90	85	85	90	85	90	85	85	85
The Managed Care Plan agrees that at least ___ percent of required participating specialist providers, (as required by the Managed Medical Assistance Provider Network Standards Table in Exhibit II-A), by region, are accepting new Medicaid enrollees.		90	90	85	90	90	90	90	90	90	90	90
The Managed Care Plan agrees that at least ___ percent of required participating primary care providers (as required by the Managed Medical Assistance Provider Network Standards Table in Exhibit II-A), by region, offer after hours appointment availability to Medicaid enrollees.		30	40	35	40	35	35	40	30	40	40	40
The Managed Care Plan agrees that no more than ___ percent of enrollee hospital admissions, by region, shall occur in non-participating facilities, excluding continuity of care periods, as defined in Subsection VII. H., Continuity of Care in Enrollment. Admissions through the emergency department are not included in this standard.		5	5	8	5	3	5	5	5	5	10	8
The Managed Care Plan agrees that no more than ___ percent of enrollee specialty care (physician specialists) utilization, by region, shall occur with non-participating providers, excluding continuity of care periods, as defined in Subsection VII. H., Continuity of Care in Enrollment. Hospital based specialists are not included in this standard.		8	10	10	10	8	8	8	8	10	10	8

10.	Electronic Health Record Measures

a.
The Managed Care Plan shall collect regional data on the regional standards specified in the Electronic Health records Standards Table below in order to evaluate the Managed Care Plan's provider's EHR capabilities.

b.	The Managed Care Plan shall comply with the regional standards specified in the Electronic Health Record Standards Table below.

c.
The Managed Care Plan shall submit the results of the electronic health record standards specified below to the Agency quarterly as specified in Section XIV, Reporting Requirements and the Managed Care Plan Report Guide.

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d.	The Agency reserves the right to require Managed Care Plans to collect data and report results on additional network adequacy standards.

Electronic Health Records Standards Table
Measure	Standard	Region
		1	2	3	4	5	6	7	8	9	10	11
By the end of the second Contract year, the Managed Care Plan agrees at least ___ percent of eligible professionals and hospitals, as defined under the HITECH Act, are: (1) Using certified electronic health records in a meaningful manner; (2) Using certified electronic health exchange of health information to improve quality of health care; and, (3) Using certified electronic health record technology to submit clinical quality measures and other such measures selected by the Secretary of DHHS under the HITECH Act.		55	55	60	65	50	60	60	50	60	50	45
By the end of the second Contract year, the Managed Care Plan agrees at least ___ percent of enrollees are assigned to primary care providers meeting meaningful use requirements defined above.		65	65	65	75	70	75	70	70	70	70	70

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B.	Network Development and Management Plan

1.	Regional Network Changes

a.	The Managed Care Plan shall notify the Agency within seven (7) business days of any significant changes to its regional provider network. A significant change is defined as follows:

(1)	Any change that would cause more than five percent ( 5%) of enrollees in the region to change the location where services are received or rendered; or

(2)	For MMA Managed Care Plans, a decrease in the total number of PCPs by more than five percent (5%).

C.	Provider Credentialing and Contracting

1.	Credentialing and Recredentialing

a.	Managed Care Plan credentialing and recredentialing processes must include verification of the following additional requirements for physicians and must ensure compliance with 42 CFR 438.214.

(1)
Good standing of privileges at the hospital designated as the primary admitting facility by the physician or if the physician does not have admitting privileges, good standing of privileges at the hospital by another provider with whom the physician has entered into an arrangement for hospital coverage.

(2)	Valid Drug Enforcement Administration (DEA) certificates, where applicable.

(3)
Attestation that the total active patient load (all populations, including but not limited to, Medicaid FFS; Children's Medical Services Network; SMMC plans; Medicare; KidCare and commercial coverage) is no more than three-thousand (3,000) patients per PCP. An active patient is one that is seen by the provider a minimum of three (3) times per year.

(4)	A good standing report on a site visit survey. For each PCP, documentation in the Managed Care Plan's credentialing files regarding the site survey shall include the following:

(a)	Evidence that the Managed Care Plan has evaluated the provider's facilities using the Managed Care Plan's organizational standards;

(b)
Evidence that the provider's office meets criteria for access for persons with disabilities and that adequate space, supplies, proper sanitation, smoke-free facilities, and proper fire and safety procedures are in place;

(c)	Evidence that the Managed Care Plan has evaluated the provider's medical/case record keeping practices at each site to ensure conformity with the Managed Care Plan's organizational standards; and

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(d)
Evidence that the Managed Care Plan has determined that the following documents are posted in the provider's waiting room/reception area: the Agency's statewide consumer call center telephone number, including hours of operation, and a copy of the summary of Florida's Patient's Bill of Rights and Responsibilities, in accordance with s. 381.026, F.S. The provider must have a complete copy of the Florida Patient's Bill of Rights and Responsibilities, available upon request by an enrollee, at each of the provider's offices.

(5)	Attestation to the correctness/completeness of the provider's application.

(6)	Statement regarding any history of loss or limitation of privileges or disciplinary activity as described in s. 456.039, F.S.

(7)	A statement from each provider applicant regarding the following:

(a)	Any physical or behavioral health problems that may affect the provider's ability to provide health care;

(b)	Any history of chemical dependency/substance abuse;

(c)	Any history of loss of license and/or felony convictions; and

(d)	The provider is eligible to become a Medicaid provider.

(8)	Current curriculum vitae, which includes at least five (5) years of work history.

(9)
Proof of the provider's medical school graduation, completion of residency and other postgraduate training. Evidence of board certification shall suffice in lieu of proof of medical school graduation, residency and other postgraduate training, if applicable.

(10)	Evidence of specialty board certification, if applicable.

b.	The Managed Care Plan shall recredential its providers at least every three (3) years using information from ongoing provider monitoring.

c.	Hospital ancillary providers are not required to be independently credentialed if those providers serve Managed Care Plan enrollees only through the hospital.

2.	Provider Contract Requirements

a.	The Managed Care Plan shall include the following additional provisions in its MMA provider contracts:

(1)
If there is a Managed Care Plan physician incentive plan, include a statement that the Managed Care Plan shall make no specific payment directly or indirectly under a physician incentive plan to a provider as an inducement to reduce or limit, medically necessary services to an enrollee, and that incentive plans shall not contain provisions that provide incentives, monetary or otherwise, for withholding medically necessary care;

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(2)	Require providers to meet timely access standards pursuant to this Contract;

(3)	Require that all providers agreeing to participate in the network as PCPs fully accept and agree to responsibilities and duties associated with the PCP designation;

(4)
Contain no provision that prohibits the provider from providing inpatient services in a participating hospital to an enrollee if such services are determined to be medically necessary and covered services under this Contract;

(5)	For hospital contracts, include rates that are in accordance with s. 409.975(6), F.S.;

(6)
For hospital contracts, include a clause that states whether the Managed Care Plan or the hospital will complete the DCF Excel spreadsheet for unborn activation and include Provider-Preventable Conditions (PPC) reporting requirements as specified in Section V, Covered Services;

(7)
If copayments are waived as an expanded benefit, the provider must not charge enrollees copayments for covered services; and if copayments are not waived as an expanded benefit, that the amount paid to providers shall be the contracted amount, less any applicable copayments; and

(8)
If the provider has been approved by the Managed Care Plan to provide services through telemedicine, specify that the provider is required to have protocols to prevent fraud and abuse. The provider must implement telemedicine fraud and abuse protocols that address:

(a)	Authentication and authorization of users;

(b)	Authentication of the origin of the information;

(c)	The prevention of unauthorized access to the system or information;

(d)	System security, including the integrity of information that is collected, program integrity and system integrity; and

(e)	Maintenance of documentation about system and information usage.

D.	Provider Services

1.	Additional Provider Handbook Requirements
The Managed Care Plan shall include the following information in provider handbooks:

a.	Child Health Check-Up program services and standards;

b.	PCP responsibilities;

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c.	Information on the Managed Care Plan's Healthy Behaviors programs;

d.	If Managed Care Plan allows the use of telemedicine, telemedicine requirements for providers; and

e.
If copayments are waived as an expanded benefit, the provider must not charge enrollees copayments for covered services; and if copayments are not waived as an expanded benefit, that the amount paid to providers shall be the contracted amount, less any applicable copayments.

f.
The Managed Care Plan may not impose enrollment fees, premiums, or similar charges on Indians served by an Indian health care provider; Indian Health Service; an Indian Tribe, Tribal Organization, or Urban Indian Organization; or through referral under contract health services, in accordance with the American Recovery and Reinvestment Act of 2009.

E.	Medical/Case Record Requirements

1.	Standards for Medical/Case Records

a.	All records shall contain documentation to include the following items for services provided through telemedicine:

(1)	A brief explanation of the use of telemedicine in each progress note;

(2)	Documentation of telemedicine equipment used for the particular covered services provided;

(3)
A signed statement from the enrollee or the enrollee's representative indicating their choice to receive services through telemedicine. This statement may be for a set period of treatment or one-time visit, as applicable to the service(s) provided; and

(4)	For telepsychiatry, the results of the assessment, findings and practitioner(s) plan for next steps.
Section VII. Quality and Utilization Management
A.    Quality Improvement
There are no additional quality improvements provisions unique to the MMA managed care program.

B.	Performance Measures (PMs)
The Managed Care Plan shall collect and report the following performance measures, certified via qualified auditor.

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HEDIS
1	Adolescent Well Care Visits - (AWC)
2	Adults' Access to Preventive/Ambulatory Health Services - (AAP)
3	Annual Dental Visits - (ADV)
4	Antidepressant Medication Management - (AMM)
5	BMI Assessment – (ABA)
6	Breast Cancer Screening – (BCS)
7	Cervical Cancer Screening – (CCS)
8	Childhood Immunization Status – (CIS) – Combo 2 and 3
9
Comprehensive Diabetes Care – (CDC)
· Hemoglobin A1c (HbA1c) testing
· HbA1c poor control
· HbA1c control (<8%)
· Eye exam (retinal) performed
· LDL-C screening
· LDL-C control (<100 mg/dL)
· Medical attention for nephropathy

10	Controlling High Blood Pressure – (CBP)
11	Follow-up Care for Children Prescribed ADHD Medication – (ADD)
12	Immunizations for Adolescents – (IMA)
13	Chlamydia Screening for Women – (CHL)
14	Prenatal and Postpartum Care – (PPC)
15	Use of Appropriate Medications for People With Asthma – (ASM)
167	Well-Child Visits in the First 15 Months of Life – (W15)
17	Well-Child Visits in the Third, Fourth, Fifth and Sixth Years of Life – (W34)
18	Children and Adolescents’ Access to Primary Care - (CAP)
19	Initiation and Engagement of Alcohol and Other Drug Dependence Treatment (IET)
20	Ambulatory Care - (AMB)

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HEDIS
21	Lead Screening in Children – (LSC)
22	Annual Monitoring for Patients on Persistent Medications (MPM)
23	Plan All-Cause Readmissions (PCR)
Agency-Defined
1	Mental Health Readmission Rate – (RER)
2	Transportation Timeliness (TRT)
3	Transportation Availability (TRA)
HEDIS & Agency-Defined
1	Follow-Up after Hospitalization for Mental Illness – (FHM)
2	Prenatal Care Frequency (PCF)
Health Resources and Services Administration – HIV/AIDS Bureau
1	CD4 Cell Count (CD4)
2	Viral Load Monitoring (VLM)
3	Antiretroviral Therapy (ART)
4	Viral Load Suppression (VLS)
CHIPRA Child Core Set/Child Health Check-Up Report (CMS-416)
1	Preventive Dental Services (PDENT)
2	Dental Treatment Services (TDENT)
3	Sealants (SEA)
CMS Adult Medicaid Core Set/Joint Commission
1	Antenatal Steroids (ANT)
CAHPS Health Plan Survey
1	Medical Assistance with Smoking and Tobacco Use Cessation (MSC)
The first Performance Measure Report is due to the Agency no later than July 1, 2015, covering the measurement period of calendar year 2014. Measures should be collected based on the technical specifications for the measure, across the Statewide Medicaid Managed Care (SMMC) contract and the previous Health Plan contract, as applicable. For example, if someone has been in XYZ Managed Care Plan for six months under the SMMC contract and for six months under the previous managed care/health plan contract, the enrollee would meet the 12 months of continuous enrollment required for many performance measures. Due to calendar year 2014 being a transition year across contracts, performance measures will be collected and may be reported publicly by the Agency, but will be labeled as "transition year" measures and will not be subject to liquidated damages and sanctions related to where performance measure results fall relative to the National

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Medicaid Means and Percentiles (as published by the National Committee for Quality Assurance). Liquidated damages and sanctions due to incomplete and/or inaccurate reporting will be in effect.
Beginning with the Performance Measures Report that is due to the Agency no later than July 1, 2016, covering the measurement period of calendar year 2015, all performance measure-related liquidated damages and sanctions will be in effect.

C.	Performance Improvement Projects
The Managed Care Plan shall perform four (4) Agency-approved statewide performance improvement projects (PIPs) as specified below:

1.	One (1) of the PIPs shall combine a focus on improving prenatal care and well-child visits in the first fifteen (15) months;

2.	One (1) of the PIPs shall focus on preventive dental care for children;

3.	One (1) of the PIPs shall be an administrative PIP focusing on a topic prior approved by the Agency; and

4.
One (1) PIP shall be a choice of PIP in one of the following topic areas: population health issues (such as diabetes, hypertension and asthma) within a specific geographic area that have been identified as in need of improvement; integrating primary care and behavioral health; and reducing preventable readmissions.

5.
The PIPs identified in 1. and 2. above will be collaborative PIPs coordinated by the External Quality Review Organization (EQRO). The EQRO will put together proposed methodologies for the collaborative PIPs, which will be sent to the managed care plans for review. Once the proposed methodologies for the collaborative PIPs have been sent to the managed care plans, the Managed Care Plan has two (2) weeks to submit feedback to the Agency and the EQRO on the methodologies.

6.	By April15, 2014, the Managed Care Plan shall submit to the Agency, in writing:

a.	The Managed Care Plan's proposed administrative PIP topic and its indicator(s);

b.
The Managed Care Plan's proposed PIP topic and its indicator(s) from one of the following topic areas: population health issues within a specific geographic area that have been identified as in need of improvement; integrating primary care and behavioral health; and reducing preventable readmissions; and

c.	A brief summary of the baseline data that the Managed Care Plan will use for each indicator for each of the proposed PIPs.

7.
The Managed Care Plan shall submit to the Agency in writing, a proposal for each planned PIP by August 1, 2014. The proposal must meet the requirements provided in Attachment II, Core Contract Provisions, Section VII, Quality Improvement, sub-item C.2.

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D.    Satisfaction and Experience Surveys
1.    Enrollee Satisfaction Survey

a.
The Managed Care Plan shall conduct an annual Consumer Assessment of Healthcare Providers and Systems (CAHPS) survey for a time period specified by the Agency, using the Consumer Assessment of Healthcare Providers and Systems (CAHPS) Health Plan Survey- Medicaid Survey 5.0.

b.
In addition to the core survey, the Managed Care Plan shall include items MH1 through MH4 (related to Behavioral Health) and H.17 through H.20 (related to medical assistance with smoking and tobacco use cessation) from the CAHPS Health Plan Survey - Supplemental Items for the Adult Questionnaires.

c.
The Managed Care Plan shall submit to the Agency, in writing within ninety (90) calendar days of initial contract execution, a proposal for survey administration and reporting that includes identification of the survey administrator and evidence of NCQA certification as a CAHPS survey vendor; sampling methodology; administration protocol; analysis plan; and reporting description.

d.
The Managed Care Plans shall report CAHPS survey results to the Agency with an action plan to address the results of the CAHPS survey by July 1 of each Contract year. (See Section XIV, Reporting Requirements.)

e.
The Managed Care Plan shall submit a corrective action plan, as required by the Agency, within sixty (60) days of the request from the Agency to address any deficiencies identified in the annual CAHPS survey.

f.
The Managed Care Plan shall use the results of the annual CAHPS survey to develop and implement plan-wide activities designed to improve member satisfaction. Activities conducted by the Managed Care Plan pertaining to improving member satisfaction resulting from the annual member satisfaction survey must be reported to the Agency on a quarterly basis.

E.    Provider-Specific Performance Monitoring

1.	Medical/Case Record Review

a.
The Managed Care Plan shall conduct medical/case record reviews of all PCP sites that serve ten (10) or more enrollees. Practice sites include individual offices, clinics, multi-provider practices and facilities at least once every three (3) years.

(1)
The Managed Care Plan shall review a reasonable number of records at each site to determine compliance. Five (5) to ten (10) records per site is a generally-accepted target, though additional reviews must be completed for large group practices or when additional data is necessary in specific instances.

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F.    Other Quality Management Requirements
MMA Managed Care Plans and Comprehensive LTC Managed Care Plans shall develop a reporting and management system for critical and adverse incidents that occur in all service delivery settings applicable to enrollees with MMA benefits only.
G.    Utilization Management
There are no additional utilization management contract provisions unique to the MMA managed care program.
H.    Continuity of Care in Enrollment
There are no additional continuity of care in enrollment contract provisions unique to the MMA managed care program.
Section VIII. Administration and Management

A.	Organizational Governance and Staffing
There are no additional subcontract provisions unique to the MMA managed care program.

B.	Subcontracts
There are no additional subcontract provisions unique to the MMA managed care program.

C.	Information Management and Systems
There are no additional information management and systems provisions unique to the MMA managed care program.

D.	Claims and Provider Payment
The Managed Care Plan shall reimburse Indian or Tribal providers, whether participating in the network or not, for covered managed care services provided to Indian enrollees who are eligible to receive services from the Indian or Tribal provider either at a negotiated rate between the Managed Care Plan and the Indian or Tribal provider, or if there is no negotiated rate, at a rate no less than the level and amount of payment that would be made if the provider were not an Indian or Tribal provider, in accordance with the American Recovery and Reinvestment Act of 2009.

E.	Encounter Data Requirements
There are no additional encounter data provisions unique to the MMA managed care program.

F.	Fraud and Abuse Prevention
There are no additional fraud and abuse prevention provisions unique to the MMA managed care program.

AHCA Contract No. FP020, Attachment II, Exhibit II-A, Effective 1/15/15 Page 100 of 113

Section IX. Method of Payment
A.    Fixed Price Unit Contract
There are no additional provisions unique to the MMA managed care program.
B.    Payment Provisions

1.	The Agency shall pay the Managed Care Plan one kick payment for each heart, liver and lung transplant covered for enrollees who are not also eligible for Medicare.

2.	The Agency shall make kick payments for heart, liver and lung transplants in the amounts specified in the resulting Contract.

3.
To receive a kick payment for a heart, liver and/or lung transplant, the Managed Care Plan must adhere to the specific requirements listed in subsection 4. below and adhere to the following requirements:

a.	The Managed Care Plan must have provided the covered transplant while the recipient was enrolled in the Managed Care Plan; and

b.	The Managed Care Plan shall submit any required documentation to the Agency upon its request in order to receive the transplant kick payment.

4.	In addition to subsection 3. above, to receive a kick payment for covered transplants provided to an enrollee without Medicare, the Managed Care Plan shall comply with the following requirements:

a.
For each transplant provided, the Managed Care Plan shall submit an accurate and complete CMS-1500 claim form (CMS-1500) to the fiscal agent within the required Medicaid FFS claims submittal timeframes;

b.	The Managed Care Plan shall list itself as both the pay-to and the treating provider on the CMS-1500; and

c.
The Managed Care Plan shall use the following table: Kick Payment Rates for Covered Transplant Services, Effective Date: May 1, 2014, that includes transplant procedure codes relative to the type of transplant performed when completing Field 24 D on the CMS-1500.

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AHCA Contract No. FP020, Attachment II, Exhibit II-A, Effective 1/15/15 Page 101 of 113

KICK PAYMENT RATES FOR COVERED TRANSPLANT SERVICES;
NOT FOR USE UNLESS APPROVED BY CMS.
EFFECTIVE DATE: May 1, 2014

CPT Code	Transplant CPT Code Description	Children/Adolescents or Adult	All Areas
32851	Lung single, without bypass	Children/Adolescents	$320,800.00
32851	Lung single, without bypass	Adult	$238,000.00
32852	Lung single, with bypass	Children/Adolescents	$320,800.00
32852	Lung single, with bypass	Adult	$238,000.00
32853	Lung double, without bypass	Children/Adolescents	$320,800.00
32853	Lung double, without bypass	Adult	$238,000.00
32854	Lung double, with bypass	Children/Adolescents	$320,800.00
32854	Lung double, with bypass	Adult	$238,000.00
33945	Heart transplant with or without recipient cardiectomy	All Age Groups	$162,000.00
47135	Liver, allotransplantation, orthotopic, partial or whole from cadaver or living donor	All Age Groups	$122,600.00
47136	Liver, heterotopic, partial or whole from cadaver or living donor any age	All Age Groups	$122,600.00

5.
The Agency shall make kick payments to the Managed Care Plan for Sovaldi or Sovaldi/Olysio therapy for treatment of Hepatitis C in the amounts indicated in the Kick Payment Rates for Covered Hepatitis C Treatment Services table below, Effective Date: May 1, 2014.

KICK PAYMENT RATES FOR COVERED HEPATITIS C TREATMENT SERVICES; NOT FOR USE UNLESS APPROVED BY CMS.
EFFECTIVE DATE: May 1, 2014

Prior Authorization Period	All Regions
4-Week	$34,972.00
8-Week	$69,943.00
12-Week	$104,915.00
1. Payment is triggered if a member in a capitated plan is authorized for hepatitis C treatment that includes Olysio or Sovaldi.

2. The kick payment is the same amount by authorization duration regardless of the type of treatment that is included.

3. Each additional payment is triggered when the member is authorized and continues the treatment.

AHCA Contract No. FP020, Attachment II, Exhibit II-A, Effective 1/15/15 Page 102 of 113

a.	To receive a kick payment for Sovaldi or Sovaldi/Olysio therapy for treatment of Hepatitis C, the Managed Care Plan shall follow the prior authorization (PA) criteria specified by the Agency.

b.	The Managed Care Plan may request kick payment(s) for any authorized Sovaldi or Sovaldi/Olysio therapies dated May 1, 2014, and later.

c.	The Managed Care Plan records documenting each PA are subject to review by the Agency upon request.
6. Health Insurance Providers Fee

a.	General
Pursuant to Section 26 CFR Part 57 (2013) (the applicable regulations providing guidance to section 9010 of the "Affordable Care Act"), the Managed Care Plan is required to pay the "Health Insurance Providers" Fee annually. The Agency will pay the portion of this fee specifically related to the Managed Care Plan's performance of this Contract with an adjustment related to the federal and state income tax impact of this Fee using the methodology described below under the following conditions:

(1)
The entity which comprises the Managed Care Plan or of which the Managed Care Plan is a part and which is required to submit the IRS Form 8963 pursuant to the above mentioned federal regulations (referred to hereinafter as the "Reporting Plan") shall submit to the Agency a copy of the IRS Form 8963 submitted to the IRS by April 15 after each calendar year for which it intends to be reimbursed.

(2)
The Reporting Plan shall submit to the Agency a copy of the IRS Notice of final fee calculation (as described in 26 CFR s. 57.7) by September 15 after each calendar year for which it intends to be reimbursed.

(3)
The Reporting Plan shall submit its annual statement (which includes information pertinent to the tax impact of this subject fee) once it is issued for the preceding calendar year for which it intends to be reimbursed.

(4)
All documents listed above and any additional data or information requested by the Agency shall be submitted with an attestation by the Reporting Plan in accordance with the certification requirements specified in Section XVI, Reporting Requirements, of this Contract. Following the determination of the amount to be reimbursed and the federal and state income tax impact related to this health insurance providers fee, the capitated per member per month Fee for the plan will be timely reprocessed. This process is subject to approval by the Centers for Medicare and Medicaid Services and any change in federal or state law.

b.	Health Insurance Providers Fee Methodology

(1)
Table 1 is to be used to enter revenue information for the data year related to the fee payment year. The data year is the year preceding the year in which the fee is to be paid. For example, Table 1 would include 2013 revenue information for the 2014 Health Insurance Providers fee. The amounts designated as A through

AHCA Contract No. FP020, Attachment II, Exhibit II-A, Effective 1/15/15 Page 103 of 113

I in the illustration below are net of the exempted premiums amounts. The total premiums taken into account are to be allocated proportionately to total premiums by state and line of business.

(2)
The information in Table 1 will be used by the Agency to calculate the portion of the Health Insurance Providers Fee related to Medicaid activities for the Reporting Plan using the formula (A / I) * J. The proportion denoted by (A / I) represents the percentage of total premiums taken into account related to Medicaid for the Reporting Plan, and J represents the total Health Insurance Providers Fee amount allocated to the Reporting Plan as documented by the Reporting Plan's IRS notice. Note that items I and J should be taken directly from the IRS memos received by the Reporting Plan.

Table 1 Florida AHCA Illustrative Health Insurance Providers Fee Information Collection
Business Location	Medicaid Premiums Taken into Account	Other Health Insurance Premiums Taken into Account	Total Premiums Taken into Account
Florida	A	B	C = A + B
Other States	D	E	F = D + E
Total	G	H	I = G + H
Insurer Fee (Estimated or Final)		J

c.	An actuarially sound approach will be developed to calculate the amount of federal and state income tax related to the Health Insurance Providers Fee.

7.
Upon receipt of acceptable quarterly reports of utilization and encounter data for physicians eligible for the ACA primary care physician payment increase, the Agency shall pay the Managed Care Plan a supplemental payment for eligible services provided between January 1, 2013 and December 31, 2014. This payment will be based on the Agency's approved Managed Care Plan payment methodology from CMS.

a.	The Agency shall notify the Managed Care Plan of the supplemental payment being made.

b.	Such payment shall be made through the Medicaid fiscal agent. The Managed Care Plan shall address errors found regarding such reports in accordance with Section XIII.F.

AHCA Contract No. FP020, Attachment II, Exhibit II-A, Effective 1/15/15 Page 104 of 113

8.
The Managed Care Plan shall submit enrollees identified with an HIV/AIDS diagnosis to the Agency in a report format and transmittal method approved by the Agency and as specified in the Agency's Managed Care Plan Report Guide. See Attachment II, Section XIV, Reporting Requirements, of this Contract.

Section X. Financial Requirements
A.    Insolvency Protection
There are no additional insolvency provisions unique to the MMA managed care program.
B.    Surplus
There are no surplus provisions unique to the MMA managed care program.
C.    Interest
There are no additional interest provisions unique to the MMA managed care program.
D.    Third Party Resources
There are no additional third party resources provisions unique to the MMA managed care program.
E.    Assignment
There are no additional assignment provisions unique to the MMA managed care program.
F.    Financial Reporting

1.	Medical Loss Ratio

a.
The Managed Care Plan shall maintain an annual (January 1 - December 31) medical loss ratio (MLR) of a minimum of eighty-five percent (85%) for the first full year of MMA program operation, beginning January 1, 2015.

b.
The Agency will calculate the MLR in a manner consistent with 45 CFR Part 158 and s. 409.9122(21)(b) and (c), F.S. To demonstrate ongoing compliance, the Managed Care Plan shall complete and submit appropriate financial reports, as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide. The Agency will provide additional guidance to Comprehensive LTC managed care plans within the Managed Care Plan Report Guide, as appropriate, to ensure that the Managed Care Plan adheres to all relevant Federal requirements .

c.	The federal Centers for Medicare & Medicaid Services, will determine the corrective action for non-compliance with this requirement.
G.    Inspection and Audit of Financial Records
There are no additional inspection provisions unique to the MMA managed care program.

AHCA Contract No. FP020, Attachment II, Exhibit II-A, Effective 1/15/15 Page 105 of 113

Section XI. Sanctions
A.    Contract Violations and Non-Compliance
There are no additional provisions unique to the MMA managed care program.

B.	Performance Measure Action Plans (PMAP) and Corrective Action Plans (CAP)
There are no PMAP and/or CAP contract provisions unique to the MMA managed care program.

C.	Performance Measure Sanctions

1.
The Agency may sanction the Managed Care Plan for failure to achieve minimum scores on HEDIS performance measures after the first year of poor performance. The Agency may impose monetary sanctions as described below in the event that the plan's performance is not consistent with the Agency's expected minimum standards, as specified in this subsection.

2.
The Agency shall assign performance measures a point value that correlates to the National Committee for Quality Assurance HEDIS National Means and Percentiles for Medicaid plans. The scores will be assigned according to the table below. Individual performance measures will be grouped and the scores averaged within each group.

PM Ranking	Score
>= 90th percentile	6
75th – 89th percentile	5
60th – 74th percentile	4
50th – 59th percentile	3
25th-49th percentile	2
10th – 24th percentile	1
< 10th percentile	0

3.	The Agency may require the Managed Care Plan to complete a Performance Measure Action Plan (PMAP) after the first year of poor performance.

4.	The Managed Care Plan may receive a monetary sanction of up to $10,000 for each performance measure group where the group score is below three (3). Performance measure groups are as follows:

a.	Mental Health and Substance Abuse

(1)	Antidepressant Medication Management

(2)	Follow-up Care for Children Prescribed ADHD Medication

(3)	Follow-up after Hospitalization for Mental Illness (7 day)

AHCA Contract No. FP020, Attachment II, Exhibit II-A, Effective 1/15/15 Page 106 of 113

(4)	Initiation and Engagement of Alcohol and Other Drug Dependence Treatment

b.	Well-Child

(1)	Adolescent Well Care Visits

(2)	Childhood Immunization Status – Combo 3

(3)	Immunizations for Adolescents

(4)	Well-Child Visits in the First 15 Months of Life (6 or more)

(5)	Well-Child Visits in the 3rd, 4th, 5th, and 6th Years of Life

(6)	Lead Screening in Children

c.	Other Preventive Care

(1)	Adults’ Access to Preventive/Ambulatory Health Services

(2)	Annual Dental Visits

(3)	BMI Assessment

(4)	Breast Cancer Screening

(5)	Cervical Cancer Screening

(6)	Children and Adolescents’ Access to Primary Care

(7)	Chlamydia Screening for Women

d.	Prenatal/Perinatal

(1)	Prenatal and Postpartum Care (includes two (2) measures)

(2)	Prenatal Care Frequency

e.	Diabetes – Comprehensive Diabetes Care measure components

(1)	HbA1c Testing

(2)	HbA1c Control (< 8%)

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(3)	Eye Exam

(4)	LDL-C Screening

(5)	LDL-C Control

(6)	Medical Attention for Nephropathy

f.	Other Chronic and Acute Care

(1)	Controlling High Blood Pressure

(2)	Pharyngitis – Appropriate Testing related to Antibiotic Dispensing

(3)	Use of Appropriate Medications for People with Asthma

(4)	Annual Monitoring for Patients on Persistent Medications
The Agency may amend the performance measure groups with sixty (60) days’ advance notice.

D.	Other Sanctions
There are no additional provisions unique to the MMA managed care program.

E.	Notice of Sanctions
There are no additional notice provisions unique to the MMA managed care program.

F.	Dispute of Sanctions
There are no additional disputes provisions unique to the MMA managed care program.
Section XII. Special Terms and Conditions
The Special Terms and Conditions in Section XII, Special Terms and Conditions apply to all MMA Managed Care Plans and Comprehensive LTC Managed Care Plans unless specifically noted otherwise in this Exhibit.

AHCA Contract No. FP020, Attachment II, Exhibit II-A, Effective 1/15/15 Page 108 of 113

Section XIII. Liquidated Damages

A.	Damages
Additional damages issues and amounts unique to the MMA managed care program are specified below.

B.	Issues and Amounts
If the Managed Care Plan fails to perform any of the services set forth in the Contract, the Agency may assess liquidated damages for each occurrence listed in the MMA Issues and Amounts Table below.

Liquidated Damages Issues and Amounts
#	MMA PROGRAM ISSUES	DAMAGES
1.	Failure to obtain and/or maintain managed behavioral health organization (MBHO) national accreditation as described in the Contract.	$500 per day for every calendar day beyond the day accreditation status must be in place.
2.	Failure to comply with the medical/case records documentation requirements pursuant to the Contract.	$500 per enrollee file (medical/case) that does not include all of the required elements.
3.	Failure to have a face-to-face contact between the case manager and/or behavioral health provider, if applicable, and each enrollee as described in the Contract.	$5,000 for each occurrence.
4.	Failure to comply with the federal and/or state CHCUP eighty percent (80%) screening rate and/or federal eighty percent (80%) CHCUP participation rate requirements described the Contract.	$50,000 per occurrence in addition to $10,000 for each percentage point less than the target.
5.	Failure to comply with the preventive dental services rate requirement of at least twenty-eight percent (28%), described in the Contract.	$50,000 per occurrence in addition to $10,000 for each percentage point less than the target.
6.	Failure to accurately report utilization and encounter data for physicians that are eligible for the ACA primary care physician fee increase as described in the Contract.	$5,000 per occurrence.
7.	Failure to timely report utilization and encounter data for physicians that are eligible for the ACA primary care physician fee increase as described in the Contract.	$1,000 per day.

AHCA Contract No. FP020, Attachment II, Exhibit II-A, Effective 1/15/15 Page 109 of 113

C.	Performance Measure Liquidated Damages

1.
The Agency may impose liquidated damages for performance measures as described below in the event that the Managed Care Plan fails to perform at the level of the Agency's expected minimum standards, as specified in sub-item 2 of this item.

2.
The Agency shall compare the Managed Care Plan's performance measure rates to the National Committee for Quality Assurance (NCQA) HEDIS National Means and Percentiles for Medicaid plans. For each measure where the Managed Care Plan's rate falls below the 50th percentile, the Managed Care Plan may receive liquidated damages. Liquidated damages will be calculated based on the number of members enrolled in the Managed Care Plan.

3.
Liquidated damages will be assessed at the following rates by percentile under which the Managed Care Plan's rate falls for each measure. The 40th percentile rate will be calculated as a midpoint between the 25th and 50th percentile rates that are published by NCQA.

PM Ranking	Amount per member
40th – 49th percentile	$1.25
25th – 39th percentile	$2.00
10th – 24th percentile	$2.75
< 10th percentile	$3.50

4.	The Agency may assess liquidated damages for each of the following measures:

AHCA Contract No. FP020, Attachment II, Exhibit II-A, Effective 1/15/15 Page 110 of 113

a.	Antidepressant Medication Management (acute);

b.	Follow-up Care for Children Prescribed ADHD Medication (initiation);

c.	Follow-up after Hospitalization for Mental Illness (7 day);

d.	Initiation and Engagement of Alcohol and Other Drug Dependence Treatment (initiation - total);

e.	Adolescent Well Care Visits;

f.	Childhood Immunization Status - Combo 3;

g.	Immunizations for Adolescents;

h.	Well-Child Visits in the First 15 Months of Life (6 or more);

i.	Well-Child Visits in the 3rd, 4th, 5th, and 6th Years of Life;

j.	Lead Screening in Children;

k.	Adults' Access to Preventive/Ambulatory Health Services (total);

l.	Annual Dental Visits (total);

m.	BMI Assessment;

n.	Breast Cancer Screening;

o.	Cervical Cancer Screening;

p.	Children and Adolescents' Access to Primary Care (includes 4 age group rates);

q.	Chlamydia Screening for Women (total);

r.	Prenatal and Postpartum Care (includes two (2) measures);

s.	Prenatal Care Frequency;

t.	Comprehensive Diabetes Care- HbA1c Testing;

u.	Comprehensive Diabetes Care- HbA1c Control (< 8%);

v.	Comprehensive Diabetes Care- Eye Exam;

w.	Comprehensive Diabetes Care - LDL-C Screening;

x.	Comprehensive Diabetes Care- LDL-C Control;

y.	Comprehensive Diabetes Care - Medical Attention for Nephropathy;

AHCA Contract No. FP020, Attachment II, Exhibit II-A, Effective 1/15/15 Page 111 of 113

z.	Controlling High Blood Pressure;

aa.	Pharyngitis - Appropriate Testing related to Antibiotic Dispensing;

ab.	Use of Appropriate Medications for People with Asthma (total); and

ac.	Annual Monitoring for Patients on Persistent Medications (total)

5.	The Agency may amend the performance measure listing with sixty (60) days' advance notice.
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AHCA Contract No. FP020, Attachment II, Exhibit II-A, Effective 1/15/15 Page 112 of 113

Section XIV. Reporting Requirements

A.	Required Reports
The Managed Care Plan shall comply with all reporting requirements set forth in this Contract, including reports specific to MMA managed care plans as specified in the Summary of Reporting Requirements Table below and the Managed Care Plan Report Guide.

Summary of Reporting Requirements
Report Name	Plan Type	Frequency
CHCUP (CMS-416) and FL 80% Screening	All MMA Plans	Annually
Affordable Care Act (ACA) Physician Fee Increase Quarterly Report each quarter of 2014)	All MMA Plans	Quarterly
Hernandez Settlement Ombudsman Log	All MMA Plans	Quarterly
Hernandez Settlement Agreement Survey	All MMA Plans	Annually
PCP Appointment Report	All MMA Plans	Annually
ER Visits for Enrollees without PCP appointment	All MMA Plans	Monthly
Customized Benefit Notification	All MMA Plans	Monthly
Patient Centered Medical Home (PCMH) Providers	All MMA Plans	Quarterly
Healthy Behaviors	All MMA Plans	Quarterly
Timely Access/PCP Wait Times Report	All MMA Plans	Annually
Supplemental HIV/AIDS Report	All MMA Plans	Monthly
Freedom of Choice Certification	All MMA Plans	Quarterly
Additional Network Adequacy Standards	All MMA Plans	Monthly
Electronic Health Records Standards	All MMA Plans	Quarterly

AHCA Contract No. FP020, Attachment II, Exhibit II-A, Effective 1/15/15 Page 113 of 113

ATTACHMENT II
EXHIBIT II-B - Effective Date: January 15, 2015
LONG-TERM CARE (LTC) MANAGED CARE PROGRAM
Section I. Definitions and Acronyms
The definitions and acronyms in Core Provisions Section I, Definitions and Acronyms apply to all LTC Managed Care Plans and Comprehensive LTC Managed Care Plans unless specifically noted otherwise in this Exhibit.
Section II. General Overview
The provisions in this Exhibit apply to all LTC Managed Care Plans and Comprehensive LTC Managed Care Plans.
In accord with the order of precedence listed in Attachment I, any additional items or enhancements listed in the Managed Care Plan's response to the Invitation to Negotiate are included in this Exhibit by this reference.
Section III. Eligibility and Enrollment

A.	Eligibility

1.	Mandatory Populations

a.
Eligible recipients age eighteen (18) or older in any of the following programs or eligibility categories are required to enroll in a Managed Care Plan if they have been determined by CARES to meet the nursing facility level of care:

(1)	Temporary Assistance to Needy Families (TANF);

(2)	SSI (Aged, Blind and Disabled);

(3)	Institutional Care;

(4)	Hospice;

(5)	Aged/Disabled Adult waiver;

(6)	Individuals who age out of Children's Medical Services and meet the following criteria for the Aged/Disabled Adult waiver:

(a)	Received care from Children’s Medical Services prior to turning age 21;

(b)	Age 21 and older;

(c)	Cognitively intact;

(d)	Medically complex; and

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 1 of 83

(e)	Technologically dependent.

(7)	Assisted Living waiver;

(8)	Nursing Home Diversion waiver;

(9)	Channeling waiver;

(10)	Low Income Families and Children;

(11)	MEDS (SOBRA) for children born after 9/30/83 (age 18 - 20);

(12)	MEDS AD (SOBRA) for aged and disabled;

(13)	Protected Medicaid (aged and disabled);

(14)	Full Benefit Dual Eligibles (Medicare and Medicaid);

(15)	Individuals enrolled in the Frail/Elderly Program component of United Healthcare HMO; and

(16)	Medicaid Pending for Long-term Care Managed Care HCBS waiver services.

2.	Voluntary Populations
Eligible recipients eighteen (18) years or older in any of the following eligibility categories may, but are not required to, enroll in a Managed Care Plan if they have been determined by CARES to meet the nursing facility level of care:

a.	Traumatic Brain and Spinal Cord Injury waiver;

b.	Project AIDS Care (PAC) waiver;

c.	Adult Cystic Fibrosis waiver;

d.	Program of All-Inclusive Care for the Elderly (PACE) plan members;

e.	Familial Dysautonomia waiver;

f.	Model waiver (age 18-20);

g.	Developmental Disabilities waiver (iBudget and Tiers 1-4);

h.	Medicaid for the Aged and Disabled (MEDS AD) - Sixth Omnibus Budget Reconciliation Act (SOBRA) for aged and disabled - enrolled in Developmental Disabilities (DD) waiver; and

i.	Recipients with other creditable coverage excluding Medicare.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 2 of 83

3.	Excluded Populations

a.
Recipients in any eligibility category not listed in items A, Eligibility, sub-items 1., Mandatory Populations and 2., Voluntary Populations, above, are excluded from enrollment in a LTC Managed Care Plan.

b.	In addition, regardless of eligibility category, the following recipients are excluded from enrollment in a LTC Managed Care Plan:

(1)	Recipients residing in residential commitment facilities operated through DJJ or mental health facilities;

(2)	Recipients residing in DD centers including Sunland and Tacachale;

(3)	Children receiving services in a prescribed pediatric extended care center (PPEC);

(4)	Children with chronic conditions enrolled in the Children's Medical Services Network; and

(5)	Recipients in the Health Insurance Premium Payment (HIPP) program.

4.	Medicaid Pending for Home and Community-Based Services

a.	The Managed Care Plan shall authorize and provide services to Medicaid Pending enrollees as specified in Section V, Covered Services.

b.
Medicaid Pending recipients may choose to disenroll from the Managed Care Plan at any time, but the Managed Care Plan shall not encourage the enrollee to do so. However, Medicaid Pending recipients may not change managed care plans until full financial Medicaid eligibility is complete.

c.
The Managed Care Plan shall be responsible for reimbursing subcontracted providers for the provision of home and community-based services (HCBS) during the Medicaid Pending period, whether or not the enrollee is determined financially eligible for Medicaid by DCF. The Managed Care Plan shall assist Medicaid Pending enrollees with completing the DCF financial eligibility process.

d.
The Agency will notify the Managed Care Plan in a format to be determined by the Agency of Medicaid Pending recipients that have chosen to enroll in the Managed Care Plan on a schedule consistent with the X-12 834 monthly enrollment files. On the first of the month after the notification, the Managed Care Plan shall provide services as indicated in Section V, Covered Services. The Managed Care Plan shall not deny or delay services covered under this Contract to Medicaid Pending enrollees based on their Medicaid eligibility status.

e.
The Agency will notify the Managed Care Plan if and when Medicaid Pending enrollees are determined financially eligible by DCF via the X-12 834 enrollment files. If full Medicaid eligibility is granted by DCF, the Managed Care Plan shall be reimbursed a capitated rate, by whole months, retroactive to the first of the month in which the recipient was enrolled into the Managed Care Plan as a Medicaid Pending enrollee. At the request of the Agency, the Managed Care Plan shall provide documentation to

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 3 of 83

prove all medically necessary services were provided for the Medicaid Pending recipient during their pending status.

f.
If DCF determines the recipient is not financially eligible for Medicaid, the Managed Care Plan may terminate services and seek reimbursement from the enrollee. In this instance only, the Managed Care Plan may seek reimbursement only from the individual for documented services, claims, copayments and deductibles paid on behalf of the Medicaid Pending enrollee for services covered under this Contract during the period in which the Managed Care Plan should have received a capitation payment for the enrollee in a Medicaid Pending status. The Managed Care Plan shall send the affected enrollee an itemized bill for services. The itemized bill and related documentation shall be included in the enrollee's case notes. The Managed Care Plan shall not allow subcontractors to seek payment from the Medicaid Pending enrollee on behalf of the Managed Care Plan.

B.	Enrollment
There are no additional enrollment provisions unique to the LTC managed care program.

C.	Disenrollment

1.
An enrollee may continue enrollment in the Managed Care Plan for sixty (60) days upon losing Medicaid eligibility (the SIXT period). The enrollee will be disenrolled from the Managed Care Plan if they do not regain eligibility upon the expiration of the SIXT period.

2.
The Managed Care Plan shall continue to provide covered services and may not reduce, or eliminate, service provision including but not limited to care coordination/case management during the SIXT period.

3.
In the event the enrollee regains Medicaid eligibility within the SIXT period, the enrollee will be reinstated with the Managed Care Plan in accordance with Core Provisions, Section III.6.1. sub-items h. and i. The Managed Care Plan will receive payment for any months during the SIXT period for which eligibility was restored retroactively.

4.
In the In the event the enrollee regains Medicaid eligibility after the SIXT period, but within one-hundred-twenty (120) days of losing eligibility, the enrollee will be reinstated in accordance with Core Provisions, Section III.6.1. sub-item i. effective the next available monthly enrollment date. The Managed Care Plan will receive payment for any months during the SIXT period for which eligibility was restored retroactively.

D.	Marketing
There are no additional marketing provisions unique to the LTC managed care program.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 4 of 83

Section IV. Enrollee Services and Grievance Procedures

A.	Enrollee Materials

1.	New Enrollee Procedures and Materials
For each new HCBS enrollee, the Managed Care Plan shall complete and submit to DCF a 2515 form (Certification of Enrollment Status HCBS) within five (5) business days after receipt of the applicable enrollment file from the Agency or its agent. The Managed Care Plan shall retain proof of submission of the completed 2515 form to DCF.

2.	Enrollee Handbook Requirements
The Managed Care Plan shall include additional information in its handbooks applicable to the LTC program, as follows:

a.	An explanation of the role of the case manager and how to access a case manager;

b.	Instructions on how to access services included in an enrollee's plan of care;

c.
Information regarding how to develop the enrollee disaster/emergency plan including information on personal and family plans and shelters, dealing with special medical needs, local shelter listings, special needs registry, evacuation information, emergency preparedness publications for people with disabilities, and information for caregivers, all of which is available at the web site www.floridadisaster.org;

d.	Information regarding how to develop a contingency plan to cover gaps in services;

e.	A signature page for signature of the enrollee/authorized representative;

f.
Instructions on how to access appropriate state or local educational and consumer resources providing additional information regarding residential facilities and other Long-term Care providers in the Managed Care Plan's network. At a minimum, the Managed Care Plan shall include the current website addresses for the Agency's Health Finder website (www.FloridaHealthFinder.gov) and the Department of Elder Affairs' Florida Affordable Assisted Living consumer website (http://elderaffairs.state.fl.us/faal/).

g.	Information regarding participant direction for the following services:

(1)	Attendant care services;

(2)	Homemaker services;

(3)	Personal care services;

(4)	Adult companion care services; and

(5)	Intermittent and skilled nursing.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 5 of 83

h.	Patient responsibility obligations for enrollees residing in a residential facility.

B.	Enrollee Services

1.	Medicaid Redetermination Assistance

a.	The Managed Care Plan shall send enrollees Medicaid redetermination notices and assist enrollees with maintaining eligibility.

b.
The Managed Care Plan shall develop a process for tracking eligibility redetermination and documenting the assistance provided by the Managed Care Plan to ensure continuous Medicaid eligibility, including both financial and medical/functional eligibility.

c.	The Managed Care Plan's assistance shall include:

(1)
Within the requirements provided below, using Medicaid recipient redetermination date information provided by the Agency to remind enrollees that their Medicaid eligibility may end soon and to reapply for Medicaid if needed;

(2)	Assisting enrollees to understand applicable Medicaid income and asset limits and, as appropriate and needed, supporting enrollees to meet verification requirements;

(3)	Assisting enrollees to understand any patient responsibility obligation they may need to meet to maintain Medicaid eligibility;

(4)	Assisting enrollees to understand the implications of their functional level of care as it relates to the eligibility criteria for the program;

(5)
Having staff that has received Agency-specified training complete the Agency-defined reassessment form and submit it to CARES staff to review and determine whether the enrollee continues to meet nursing facility level of care; and

(6)	If appropriate and needed, assisting enrollees to obtain an authorized representative.

d.	The Agency will provide Medicaid recipient redetermination date information to the Managed Care Plan.

e.
The Managed Care Plan shall train all affected staff, prior to implementation, on its policies and procedures and the Agency's requirements regarding the use of redetermination date information. The Managed Care Plan shall document such training has occurred, including a record of those trained, for the Agency's review within five (5) business days after the Agency's request.

f.
The Managed Care Plan shall use redetermination date information in written notices to be sent to their enrollees reminding them that their Medicaid eligibility may end soon and to reapply for Medicaid if needed. The Managed Care Plan shall adhere to the following requirements:

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 6 of 83

(1)
The Managed Care Plan shall mail the redetermination date notice to each enrollee for whom it has received a redetermination date. The Managed Care Plan may send one (1) notice to the enrollee's household when there are multiple enrollees within a family who have the same Medicaid redetermination date, provided that these enrollees share the same mailing address.

(2)
The Managed Care Plan shall use the Agency-provided LTC template for its redetermination date notices. The Managed Care Plan may put this template on its letterhead for mailing; however, the Managed Care Plan shall make no other changes, additions or deletions to the letter text.

(3)	The Managed Care Plan shall mail the redetermination date notice to each enrollee no more than sixty (60) days and no less than thirty (30) days before the redetermination date occurs.

g.
The Managed Care Plan shall keep the following information about each mailing made available for the Agency's review within five (5) business days after the Agency's request. For each month of mailings, a dated hard copy or pdf. of the monthly template used for that specific mailing shall include:

(1)
A list of enrollees to whom a mailing was sent. This list shall include each enrollee's name and Medicaid identification number, the address to which the notice was mailed, and the date of the Agency's enrollment file used to create the mailing list; and

(2)	A log of returned, undeliverable mail received for these notices, by month, for each enrollee for whom a returned notice was received.

h.	The Managed Care Plan shall keep up-to-date and approved policies and procedures regarding the use, storage and securing of this information as well as address all requirements of this subsection.

i.
Should any complaint or investigation by the Agency result in a finding that the Managed Care Plan has violated this subsection, the Managed Care Plan may be sanctioned in accordance with Section XI, Sanctions. In addition to any other sanctions available in Section XI, Sanctions, the first such violation may result in a thirty- (30) day suspension of use of Medicaid redetermination dates; any subsequent violations will result in thirty (30) day incremental increases in the suspension of use of Medicaid redetermination dates. In the event of any subsequent violations, additional penalties may be imposed in accordance with Section XI, Sanctions. Additional or subsequent violations may result in the Agency's rescinding provision of redetermination date information to the Managed Care Plan.

2.	Requirement for Nursing Home Admissions and Discharges

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a.	The Managed Care Plan shall ensure the Florida Department of Children and Families (DCF) is notified of an LTC enrollee's admission to a nursing facility.

(1)	The Managed Care Plan shall submit to DCF a properly completed CF-ES 2506A Form (Client Referral/Change) within ten (10) business days of the LTC enrollee's admission to the nursing facility.

(2)
The Managed Care Plan may delegate the submission of the CF-ES 2506A Form (Client Referral/Change) to the nursing facility. The Managed Care Plan must obtain a copy of the completed CF-ES 2506A Form (Client Referral/Change) that the facility submitted to DCF.

b.	The Managed Care Plan shall ensure the Florida Department of Children and Families (DCF) is notified of an LTC enrollee's discharge from a nursing facility.

(1)
The Managed Care Plan shall submit to DCF a properly completed CF-ES 2515 Form (Certification of Enrollment Status, Home and Community Based Services (HCBS)) within ten (10) business days of the LTC enrollee's discharge from the nursing facility.

(2)
The Managed Care Plan shall not delegate submission of the CF-ES 2515 Form (Certification of Enrollment Status, Home and Community Based Services (HCBS)) to the nursing facility, when the LTC enrollee is discharged from a nursing facility.

c.
The LTC Managed Care Plans and the LTC Comprehensive Plans shall submit reports on these transactions to the Agency as specified in Section XIV, Reporting Requirements and the Managed Care Plan Report Guide. The Managed Care Plan shall retain proof of submission of each completed form in the enrollee's case record.

C.	Grievance System
There are no additional grievance system provisions unique to the LTC managed care program.
Section V. Covered Services

A.	Required Benefits

1.	Specific LTC Services to be Provided

a.
The Managed Care Plan shall provide the services listed below in accordance with the Florida Medicaid State Plan, the Florida Medicaid Coverage and Limitations Handbooks, the Florida Medicaid fee schedules, and the provisions herein, unless otherwise specified elsewhere in this Contract. The Managed Care Plan shall comply with all state and federal laws pertaining to the provision of such services. The following provisions highlight key requirements for certain covered services, including requirements specific to the LTC program.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 8 of 83

(1)
Adult Companion Care- Non-medical care, supervision and socialization provided to a functionally impaired adult. Companions assist or supervise the enrollee with tasks such as meal preparation or laundry and shopping, but do not perform these activities as discreet services. The provision of companion services does not entail hands-on nursing care. This service includes light housekeeping tasks incidental to the care and supervision of the enrollee.

(2)
Adult Day Health Care- Services provided pursuant to Chapter 429, Part Ill, F.S. Services furnished in an outpatient setting which encompass both the health and social services needed to ensure optimal functioning of an enrollee, including social services to help with personal and family problems and planned group therapeutic activities. Adult day health care includes nutritional meals. Meals are included as a part of this service when the patient is at the center during meal times. Adult day health care provides medical screening emphasizing prevention and continuity of care, including routine blood pressure checks and diabetic maintenance checks. Physical, occupational and speech therapies indicated in the enrollee's plan of care are furnished as components of this service. Nursing services, which include periodic evaluation, medical supervision and supervision of self-care services directed toward activities of daily living and personal hygiene, are also a component of this service. The inclusion of physical, occupational and speech therapy services, and nursing services as components of adult day health services does not require the Managed Care Plan to contract with the adult day health provider to deliver these services when they are included in an enrollee's plan of care. The Managed Care Plan may contract with the adult day health care provider for the delivery of these services or the Managed Care Plan may contract with other providers qualified to deliver these services pursuant to the terms of this Contract.

(3)	Assistive Care Services- An integrated set of twenty-four (24) hour services only for Medicaid-eligible residents in adult family care homes.

(4)
Assisted Living -A service comprising personal care, homemaker, chore, attendant care, companion care, medication oversight, and therapeutic social and recreational programming provided in a home-like environment in an assisted living facility, licensed pursuant to Chapter 429, Part I, F.S., in conjunction with living in the facility. Service providers shall ensure enrollees reside in a facility offering care with HCB characteristics in accordance with item 3., Home-Like Environment and Community Inclusion - (HCB Characteristics), below. This service includes twenty-four (24) hour onsite response staff to meet scheduled or unpredictable needs in a way that promotes maximum dignity independence, and to provide supervision, safety and security. Individualized care is furnished to persons who reside in their own living units (which may include dual occupied units when both occupants consent to the arrangement) which may or may not include kitchenette and/or living rooms and which contain bedrooms and toilet facilities. The resident has a right to privacy. Living units may be locked at the discretion of the resident, except when a physician or mental health professional has certified in writing that the resident is sufficiently cognitively impaired as to be a danger to self or others if given the opportunity to lock the door, and all protections have been met to ensure individuals' rights

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 9 of 83

have not been violated. The facility shall have a central dining room, living room or parlor, and common activity areas, which may also serve as living rooms or dining rooms. The resident retains the right to assume risk, tempered only by a person's ability to assume responsibility for that risk. Care shall be furnished in a way that fosters the independence of each consumer to facilitate aging in place. Routines of care provision and service delivery shall be consumer-driven to the maximum extent possible, and treat each person with dignity and respect. The Managed Care Plan may arrange for other authorized service providers to deliver care to residents of assisted living facilities in the same manner as those services would be delivered to a person in their own home. ALF administrators, direct service personnel and other outside service personnel such as physical therapists have a responsibility to encourage enrollees to take part in social, educational and recreational activities they are capable of enjoying. All services provided by the assisted living facility shall be included in a care plan maintained at the facility with a copy provided to the enrollee's case manager. The Managed Care Plan shall be responsible for placing enrollees in the appropriate assisted living facility setting based on each enrollee's choice and service needs.

(5)
Attendant Care - Hands-on care, of both a supportive and health-related nature, specific to the needs of a medically stable, physically handicapped individual. Supportive services are those which substitute for the absence, loss, diminution or impairment of a physical or cognitive function. This service may include skilled or nursing care to the extent permitted by state law. Housekeeping activities which are incidental to the performance of care may also be furnished as part of this activity.

(6)
Behavioral Management - This service provides behavioral health care services to address mental health or substance abuse needs of members. These services are in excess of those listed in the Community Behavioral Health Services Coverage and Limitations Handbook and the Mental Health Targeted Case Management Coverage and Limitations Handbook. The services are used to maximize reduction of the enrollee's disability and restoration to the best possible functional level and may include, but are not limited to: an evaluation of the origin and trigger of the presenting behavior; development of strategies to address the behavior; implementation of an intervention by the provider; and assistance for the caregiver in being able to intervene and maintain the improved behavior.

(7)
Caregiver Training - Training and counseling services for individuals who provide unpaid support, training, companionship or supervision to enrollees. For purposes of this service, individual is defined as any person, family member, neighbor, friend, companion or co-worker who provides uncompensated care, training, guidance, companionship or support to an enrollee. This service may not be provided to train paid caregivers. Training includes instruction about treatment regimens and other services included in the plan of care, use of equipment specified in the plan of care, and includes updates as necessary to safely maintain the enrollee at home. Counseling shall be aimed at assisting the unpaid caregiver in meeting the needs of the enrollee. All training for individuals who provide unpaid support to the enrollee shall be included in the enrollee's plan of care.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 10 of 83

(8)
Care Coordination/Case Management - Services that assist enrollees in gaining access to needed waiver and other State plan services, as well as other needed medical, social, and educational services, regardless of the funding source for the services to which access is gained. Case management services contribute to the coordination and integration of care delivery through the ongoing monitoring of service provision as prescribed in each enrollee's plan of care.

(9)
Home Accessibility Adaptation Services - Physical adaptations to the home required by the enrollee's plan of care which are necessary to ensure the health, welfare and safety of the enrollee or which enable the enrollee to function with greater independence in the home and without which the enrollee would require institutionalization. Such adaptations may include the installation of ramps and grab-bars, widening of doorways, modification of bathroom facilities, or installation of specialized electric and plumbing systems to accommodate the medical equipment and supplies, which are necessary for the welfare of the enrollee. Excluded are those adaptations or improvements to the home that are of general utility and are not of direct medical or remedial benefit to the enrollee, such as carpeting, roof repair or central air conditioning. Adaptations which add to the total square footage of the home are not included in this service. All services shall be provided in accordance with applicable state and local building codes.

(10) Home Delivered Meals- Nutritionally sound meals to be delivered to the residence of an enrollee who has difficulty shopping for or preparing food without assistance. Each meal is designed to provide a minimum thirty-three and three tenths percent (33.3%) of the current Dietary Reference Intake (DRI). The meals shall meet the current Dietary Guidelines for Americans, the USDA My Pyramid Food Intake Pattern and reflect the predominant statewide demographic.

(11)
Homemaker Services - General household activities such as meal preparation and routine household care provided by a trained homemaker when the individual regularly responsible for these activities is temporarily absent or unable to manage these activities. Chore services, including heavy chore services and pest control may be included in this service.

(12)
Hospice Services are forms of palliative medical care and services designed to meet the physical, social, psychological, emotional and spiritual needs of terminally ill recipients and their families. Hospice care focuses on palliative care rather than curative care. An individual is considered to be terminally ill if he has a medical diagnosis with a life expectancy of six (6) months or less if the disease runs its normal course.

(13)
Intermittent and Skilled Nursing- The scope and nature of these services do not differ from skilled nursing furnished under the State Plan. This service includes the home health benefit available under the Medicaid state plan as well as expanded nursing services coverage under this waiver. Services listed in the plan of care that are within the scope of Florida's Nurse Practice Act and are provided by a registered professional nurse, or licensed practical or vocational nurse under the supervision of a registered nurse, licensed to practice in the state. Skilled nursing services shall be listed in the enrollee's plan of care and

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are provided on an intermittent basis to enrollees who either do not require continuous nursing supervision or whose need is predictable.

(14)
Medical Equipment and Supplies - Medical equipment and supplies, specified in the plan of care, include: (a) devices, controls or appliances that enable the enrollee to increase the ability to perform activities of daily living; (b) devices, controls or appliances that enable the enrollee to perceive, control or communicate the environment in which he or she lives; (c) items necessary for life support or to address physical conditions along with ancillary supplies and equipment necessary to the proper functioning of such items; (d) such other durable and non-durable medical equipment that is necessary to address enrollee functional limitations; (e) necessary medical supplies not available under the State Plan including consumable medical supplies such as adult disposable diapers. This service includes the durable medical equipment benefits available under the state plan service as well as expanded medical equipment and supplies coverage under this waiver. All items shall meet applicable standards of manufacture, design and installation. This service also includes repair of such items as well as replacement parts.

(15)
Medication Administration - Pursuant to s. 429.256, F.S., assistance with self-administration of medications, whether in the home or a facility, includes taking the medication from where it is stored and delivering it to the enrollee; removing a prescribed amount of medication from the container and placing it in the enrollee's hand or another container; helping the enrollee by lifting the container to their mouth; applying topical medications; and keeping a record of when an enrollee receives assistance with self-administration of their medications.

(16)
Medication Management Review by the licensed nurse or pharmacist of all prescriptions and over-the-counter medications taken by the enrollee, in conjunction with the enrollee's physician on at least an annual or as needed basis upon a significant change in the enrollee's condition. The purpose of the review is to assess whether the enrollee's medication is accurate, valid, non-duplicative and correct for the diagnosis; that therapeutic doses and administration are at an optimum level; that there is appropriate laboratory monitoring and follow-up taking place; and that drug interactions, allergies and contraindications are being assessed and prevented.

(17)
Nutritional Assessment/Risk Reduction Services - An assessment, hands-on care, and guidance to caregivers and enrollees with respect to nutrition. This service teaches caregivers and enrollees to follow dietary specifications that are essential to the enrollee's health and physical functioning, to prepare and eat nutritionally appropriate meals and promote better health through improved nutrition. This service may include instructions on shopping for quality food and food preparation.

(18)	Nursing Facility Services - Services furnished in a health care facility licensed under Chapter 395 or Chapter 400, F.S., per the Nursing Facility Coverage and Limitation Handbook.

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(19)
Personal Care A service that provides assistance with eating, bathing, dressing, personal hygiene, and other activities of daily living. This service includes assistance with preparation of meals, but does not include the cost of the meals. This service may also include housekeeping chores such as bed making, dusting and vacuuming, which are incidental to the care furnished or are essential to the health and welfare of the enrollee, rather than the enrollee's family.

(20)
Personal Emergency Response Systems (PERS) - The installation and service of an electronic device that enables enrollees at high risk of institutionalization to secure help in an emergency. The PERS is connected to the person's phone and programmed to signal a response center once a "help" button is activated. The enrollee may also wear a portable "help" button to allow for mobility. PERS services are generally limited to those enrollees who live alone or who are alone for significant parts of the day and who would otherwise require extensive supervision.

(21)
Respite Care - Services provided to enrollees unable to care for themselves furnished on a short-term basis due to the absence or need for relief of persons normally providing the care. Respite care does not substitute for the care usually provided by a registered nurse, a licensed practical nurse or a therapist. Respite care is provided in the home/place of residence, Medicaid licensed hospital, nursing facility or assisted living facility.

(22)
Occupational Therapy Treatment to restore, improve or maintain impaired functions aimed at increasing or maintaining the enrollee's ability to perform tasks required for independent functioning when determined through a multi-disciplinary assessment to improve an enrollee's capability to live safely in the home setting.

(23)
Physical Therapy - Treatment to restore, improve or maintain impaired functions by use of physical, chemical and other properties of heat, light, electricity or sound, and by massage and active, resistive or passive exercise. There shall be an explanation that the patient's condition will be improved significantly (the outcome of the therapies shall be measureable by the attending medical professional) in a reasonable (and generally predictable) period of time based on an assessment of restoration potential, or a determination that services are necessary to a safe and effective maintenance program for the enrollee, using activities and chemicals with heat, light, electricity or sound, and by massage and active, resistive or passive exercise when determined through a multi-disciplinary assessment to improve an enrollee's capability to live safely in the home setting.

(24)
Respiratory Therapy Treatment of conditions that interfere with respiratory functions or other deficiencies of the cardiopulmonary system. Services include evaluation and treatment related to pulmonary dysfunction.

(25)
Speech Therapy - The identification and treatment of neurological deficiencies related to feeding problems, congenital or trauma-related maxillofacial anomalies, autism, or neurological conditions that effect oral motor functions. Therapy services include the evaluation and treatment of problems related to

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an oral motor dysfunction when determined through a multi-disciplinary assessment to improve an enrollee's capability to live safely in the home setting.

(26)
Transportation - Non-emergent transportation services shall be offered in accordance with the enrollee's plan of care and coordinated with other service delivery systems. This non-emergency transportation service includes trips to and from services offered by the LTC Managed Care Plan and includes trips to and from the Managed Care Plan's expanded benefits.

b.
The Managed Care Plan shall provide covered services to enrollees who lose eligibility for up to sixty (60) days. Likewise, care coordination/case management services shall continue for such enrollees for up to sixty (60) days.

2.	Participant Direction Option (PDO)

a.	General Provisions

(1)
The Managed Care Plan is responsible for implementing and managing the Participant Direction Option (PDO) as defined in Section I, Definitions and Acronyms. The Managed Care Plan shall ensure the PDO is available to all Long-term Care enrollees who have any PDO-qualifying service on their authorized care plan and who live in their own home or family home.

(2)
An enrollee's care plan shall include one or more of the following services in order for the enrollee to be eligible to participate in the PDO: adult companion care, attendant care, homemaker services, intermittent and skilled nursing, or personal care. The enrollee may choose to participate in the PDO for one or more of the eligible PDO services, as outlined in their authorized care plan.

(3)
Enrollees who receive PDO services shall be called "participants" in any PDO specific published materials. The enrollee shall have employer authority. An enrollee may delegate their employer authority to a representative. The representative can neither be paid for services as a representative, nor be a direct service worker. For the purposes of this section, "enrollee" means the enrollee or their representative.

(4)
The Managed Care Plan shall develop PDO-specific policies and procedures that shall be updated at least annually and shall obtain Agency approval prior to distributing PDO materials to enrollees, representatives, direct service workers, and case managers.

(5)	The Managed Care Plan shall operate the PDO service delivery option in a manner consistent with the PDO Manual and the PDO Participant Guidelines provided by the Agency.

(6)
The Agency will provide templates for the following to the Managed Care Plan: PDO Consent Form, PDO Representative Agreement, PDO Participant Guidelines, PDO Training Evaluations, and PDO Pre-Screening Tool.

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(7)	The Managed Care Plan shall maintain books, records, documents, and other evidence of PDO-related expenditures using generally accepted accounting principles (GAAP).

(8)
The Managed Care Plan shall submit a PDO report monthly as specified in Section XIV, Reporting Requirements and the Managed Care Plan Report Guide. The Managed Care Plan shall provide ad-hoc PDO related information, records, and statistics, at the request of the Agency within the specified timeframe.

(9)	The Agency will conduct PDO satisfaction surveys on at least an annual basis and shall provide results to the Managed Care Plan for use in quality improvement plans.

(10)	The Managed Care Plan shall cooperate with, and participate in, ongoing evaluations and focus groups conducted by the Agency to evaluate the quality of the PDO.

b.	Training Requirements

(1)	The Managed Care Plan shall ensure all applicable staff receives basic training on the PDO service delivery option

(2)	The Managed Care Plan shall designate staff to participate in PDO training conducted by the Agency.

(3)
The Managed Care Plan shall ensure an adequate number of case managers are trained extensively in the PDO. This extensive PDO training, beyond the general PDO informational training, is provided to case managers who serve enrollees and consists of training specific to PDO employer responsibilities, such as: completing federal and state tax documents, interviewing potential direct service workers, developing Emergency Back-up Plans, training direct service workers, completing the PDO Pre-Screening tool, evaluating direct service worker job performance, and completing and submitting timesheets.

(4)
The Managed Care Plan shall submit completed PDO Training Evaluations from all Managed Care Plan staff and case manager trainings, to the Agency, on at least an annual basis. The Agency will supply a PDO Training Evaluation template to be distributed during all Managed Care Plan staff and case manager trainings.

(5)	The Managed Care Plan shall provide PDO-trained staff as part of the enrollee and provider call centers to be available during the business hours specified in this Contract.

c.	PDO Case Management

(1)	The case manager is responsible for informing enrollees of the option to participate in the PDO when any of the PDO services are listed on the enrollee's authorized care plan.

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(2)	The Managed Care Plan shall assign a case manager trained extensively in the PDO within two business days of an enrollee electing to participate in the PDO delivery option.

(3)	In addition to the other case manager requirements in this Contract, all case managers are responsible for:

(a)	Documenting the PDO was offered to the enrollee, initially and annually, upon reassessment. This documentation shall be signed by the enrollee and included in the case file;

(b)	Referring Managed Care Plan enrollees, who have expressed an interest in choosing the PDO, to available case managers who have received specialized PDO training.

(4)	In addition to the other case manager requirements in this Contract, case managers who have received extensive PDO training are responsible for:

(a)	Completing the PDO Pre-Screening Tool with each enrollee and prospective representative;

(b)	Ensuring enrollees choosing the PDO understand their roles and responsibilities;

(c)	Ensuring the Participant Agreement is signed by enrollees and included in the case file;

(d)	Facilitating the transition of enrollees to, and from, the PDO service delivery system;

(e)	Ensuring PDO and non-PDO services do not duplicate;

(f)
Training enrollees, initially, and as needed, on employer responsibilities such as: creating job descriptions, interviewing, hiring, training, supervising, evaluating job performance, and terminating employment of the direct service worker(s);

(g)	Assisting enrollees as needed with finding and hiring direct service workers;

(h)	Assisting enrollee's with resolving disputes with direct service workers and/or taking employment action against direct service workers;

(i)
Assisting enrollees with developing emergency back-up plans including identifying Plan network providers and explaining the process for accessing network providers in the event of a foreseeable or unplanned lapse in PDO services;

(j)	Assisting and training enrollees as requested in PDO related subjects.

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d.	Enrollee Employer Authority/Direct Service Workers

(1)
Enrollees may hire any individual who satisfies the minimum qualifications set forth in Section VI, Provider Network, including, but not limited to, neighbors, family members, or friends. The Managed Care Plan shall not restrict an enrollees' choice of direct service worker(s) or require them to choose providers in the Managed Care Plan's provider network.

(2)
The Managed Care Plan shall inform enrollees, upon choosing the PDO, of the rate of payment for the PDO services. If the rate of payment changes for any PDO service, the Managed Care Plan shall provide a written notice to the applicable enrollees and direct service workers, at least thirty (30) days prior to the change.

(3)	The Managed Care Plan shall ensure the enrollees update their Participant/Direct Service Worker Agreement indicating any changes in rate of payment.

(4)	The Managed Care Plan shall provide instructions to the enrollee regarding the submission of timesheets.

(5)	The Managed Care Plan shall ensure the Participant/Direct Service Worker Agreement includes, at a minimum, include the following:

(a)	Service(s) to be provided;

(b)	Hourly rate;

(c)	Direct service worker work schedule;

(d)	Relationship of the direct service worker to the enrollee;

(e)	Job description and duties;

(f)	Agreement statement; and

(g)	Dated signatures of the case manager, enrollee, and direct service worker.

(6)
The Managed Care Plan shall pay for Level II background screening for at least one representative (if applicable) per enrollee and at least one direct service worker for each service per enrollee, per Contract year. The Managed Care Plan shall receive the results of the background screening and make a determination of clearance, adhering to all requirements in Chapters 435 and 408.809 F.S.

(7)	The Managed Care Plan shall monitor over and under use of services based on payroll and an enrollee's approved care plan and provide reports to the Agency, or its designee.

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e.	Fiscal/Employer Agent

(1)
The Managed Care Plan shall be the Fiscal/Employer Agent (F/EA) for PDO enrollee's or may sub-contract this function. Should any of the F/EA duties be sub-contracted, the Managed Care Plan shall provide enrollees with at least thirty (30) days' notice informing them that the Managed Care Plan shall utilize a subcontractor to perform certain F/EA duties.

(2)
The Managed Care Plan shall meet all applicable PDO-related Federal and State requirements and shall be operated in accordance with Section 3504 of the Internal Revenue Code, per Revenue Procedure 70-6 and Section 3504 Agent Employment Tax Liability proposed regulations (REG-137036-08) issued by the IRS on January 13, 2010.

(3)
The Managed Care Plan remain abreast of all federal and state F/EA requirements and tax forms, and shall ensure all materials distributed to enrollees, representatives, direct service workers, and case managers are current, and in accordance with the appropriate federal and state regulations.

(4)
The Managed Care Plan shall have a separate Federal Employer Identification Number (FEIN) that is used only for purposes of representing enrollees as employers. This FEIN should not be used to file or pay taxes for the Managed Care Plan's staff.

(5)	The Managed Care Plan shall complete the following payroll and F/EA tasks:

(a)	Develop a pay schedule and distribute it to all enrollees at least annually;

(b)	Collect and process timesheets submitted by the enrollee. Resolve any timesheet issues with the enrollee and/or direct service worker;

(c)
Disburse payroll (no less than twice per month) by direct deposit or pre-paid card to each direct service worker who has a complete and current Hiring Packet on file and has provided services to an enrollee as authorized in the enrollee's care plan and the Participant/ Direct Service Worker Agreement by the published pay date;

(d)	Maintain payroll documentation for all direct service workers;

(e)
Compute, maintain, and appropriately withhold all employer and direct service worker taxes pursuant to federal and state law. All payments that are not in compliance with federal and state tax withholding, reporting, and payment requirements shall be corrected within two (2) business days of identifying an error;

(f)
Process applicable direct service worker garnishments, liens, and levies in accordance with state and federal garnishment rules. Submit payments and reports to applicable agencies per garnishment instructions;

(g)	Deposit direct service worker aggregate payroll deductions per federal and state tax deposit requirements. Federal Income Tax, Social Security and

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Medicare and enrollee Federal Social Security and Medicare (FICA) taxes in the aggregate per deposit frequency required by an F/EA. (See IRS publication 15-A, located at www.irs.gov/);

(h)
Deposit employer aggregate tax deductions per federal and state tax deposit requirements. Federal Unemployment Tax (FUTA) shall be deposited in the aggregate per F/EA deposit frequency. (See IRS publication 15-A, located at www.irs.gov/);

(i)	Refund over-collected FICA for direct service workers who earn less than the Federal FICA threshold for the calendar year (See IRS Publication 15, Circular E for threshold information);

(j)
File a single IRS Form 941, Employer's Quarterly Tax Return in the aggregate on behalf of all enrollees represented by the Managed Care Plan. Form 941 is completed using the Managed Care Plan's separate F/EA, FEIN. Wages and taxes reported represent total, aggregate wages and taxes for all enrollees represented by the Managed Care Plan. Schedule B should be completed per rules. The Managed Care Plan shall also complete and submit Schedule R with the Form 941. Schedule R disaggregates each enrollee's employer wages and federal tax liability;

(k)	Adjust Forms 941 as applicable by completing and filing IRS Form 941-X.

(I)
File a single IRS Form 940, Employer's Annual Federal Unemployment Tax Return in the aggregate on behalf of all enrollees represented by the Managed Care Plan. Form 940 is completed using the Managed Care Plan's separate FEIN. Wages and FUTA tax reported represent total, aggregate wages and taxes for all enrollees represented by the Managed Care Plan. Note: Even Managed Care Plans incorporated with a nonprofit 501 c3 status SHALL file and pay FUTA on behalf of enrollees;

(m)	Process and distribute IRS Forms W-2 to the direct service workers and submit them electronically according to IRS Form W-2 instructions, per IRS rules and regulations;

(n)	Track payroll disbursed to all direct service workers and provide reports as may be required by the Agency or its designee in accordance with this Contract;

(o)	Provide written notification to the case manager and enrollee if utilization is less than 10% of the monthly hours as approved on the authorized care plan for more than one month;

(p)
Obtain workers' compensation coverage for the enrollee's direct service workers, if required by Florida statute or rule (see, e.g., Chapter 440, F.S., and Rule 69L, F.A.C.), which shall be funded by the Managed Care Plan;

(q)	Comply with, and support enrollee compliance with, state workers' compensation audits as applicable;

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 19 of 83

(r)	Prepare for and support enrollee preparation for unemployment claim proceedings, as applicable;

(s)	Maintain records in compliance with Fair Labor Standards Act requirements for employers;

(t)
Ensure a payroll system with maximum data integrity in which direct service workers are not paid above authorized hours as prescribed in the enrollee's care plan and the Participant/Direct Service Worker Agreement;

(u)	Respond to requests for direct service worker employment verification;

(v)
Perform all duties regarding disenrollment of an enrollee from the PDO, including final federal and state tax filings and payments and revocation of accounts, numbers, and authorizations previously obtained by the Managed Care Plan. This includes retiring the FEIN and State Unemployment Tax Account (SUTA) Number;

(w)	Provide a transitioning enrollee's new plan with the enrollee's FEIN and SUTA numbers.

f.	PDO Monitoring
The Managed Care Plan shall monitor for compliance with PDO requirements, and shall report to the Agency or its designee upon request for an annual F/EA Quality Assessment and Performance Review including:

(1)	Whether timesheets are signed by the enrollee (or representative, if applicable) and the direct service worker;

(2)	Utilization of services based on payroll and an enrollee's approved care plan;

(3)	Whether services, duties, and hours listed on the Participant/Direct Service Worker Agreement are in compliance with the authorized care plan;

(4)	Whether direct service workers are qualified pursuant to the PDO Participant Guidelines and the PDO Manual, prior to providing services to an enrollee;

(5)	Duplication of PDO and non-PDO services.

3.	Home-Like Environment and Community Inclusion - (HCB Characteristics)

a.	Each enrollee is guaranteed the right to receive home and community-based services in a home-like environment and participate in his or her community regardless of his or her living arrangement.

b.
The Managed Care Plan shall ensure enrollees who reside in assisted living facilities and adult family care homes reside in a home-like environment, and are integrated into their community as much as possible, unless medical, physical, or cognitive impairments restrict or limit exercise of these options which, at a minimum, includes the following characteristics:

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(1)
Choice of: private or semi-private rooms; roommate for semi-private rooms; locking door to living unit; access to telephone and length of use; eating schedule; and participation in facility and community activities;

(2)	Ability to have unlimited visitation; and snacks as desired; and

(3)	Ability to prepare snacks as desired; and maintain personal sleeping schedule.

c.
The Managed Care Plan shall include language in the enrollee handbook explaining the enrollee's right to receive home and community-based services in a HCB characteristic compliant setting regardless of their living arrangement. It shall provide enrollees with information regarding the community integration goal planning process and their participation in that process.

d.
The case manager shall work with the enrollee and their providers as appropriate to facilitate the enrollee's personal goals and community activities. The case manager is responsible for continuously educating the enrollee of their rights and documenting their efforts in the case file for Agency review.

e.	The case manager shall discuss these rights with enrollees residing in assisted living facilities and adult family care homes at least annually and document this in the case file for Agency review.

f.
The Managed Care Plan shall include language provided by the Agency pursuant to HCB characteristics in its provider contract agreements with assisted living facility and adult family care home providers, and shall require these providers to be in compliance with the Assisted Care Communities Resident Bill of Rights per s. 429.28, Florida Statutes.

g.
The Managed Care Plan shall verify during the credentialing and recredentialing process that assisted living facilities and adult family care homes conform to the HCB characteristics as described herein. Verification shall include on-site review of the facilities by the managed care plan staff prior to the Managed Care Plan offering the provider as a provider choice to enrollees.

h.
The Managed Care Plan shall include documentation of all network assisted living facility and adult family care homes' compliance with the requirements of this contract in each provider's credentialing and recredentialing file for Agency review.

i.
The Managed Care Plan shall take corrective action as necessary if the Managed Care Plan or the Agency concludes an assisted living facility or adult family care home does not meet the HCB characteristics.

j.
Upon receipt of finding an assisted living facility or adult family care home is not in compliance with and part of the HCB characteristics, the Managed Care Plan shall have fifteen (15) business days to both ensure the deficiencies are rectified and submit accompanying documentation to the Agency, or if required, to submit a corrective action plan.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 21 of 83

k.
The Managed Care Plan shall not place, shall not continue to place, and shall not receive reimbursement for, enrollees in an assisted living facility or adult family care home that does not meet the HCB characteristics and/or does not have an effective provider agreement including the HCB characteristic language provided by the Agency.

I.
The Managed Care Plan shall transition enrollees out of assisted living facilities and adult family care homes that do not meet HCB characteristics and do not take corrective action if the enrollee wishes to remain enrolled in the Managed Care Plan.

m.
The Managed Care Plan may involuntarily disenroll an enrollee who wishes to remain in an assisted living facility or adult family care home that does not comply with HCB characteristics pursuant to this Contract.

B.	Expanded Benefits
There are no additional expanded benefits provisions unique to the LTC managed care program.

C.	Excluded Services
There are no additional excluded services provisions unique to the LTC managed care program.

D.	Coverage Provisions

1.	Case Closure Standard

a.
Case managers are required to provide community referral information on available services and resources to meet the needs of enrollees who are no longer eligible for the Long-term Care component of the SMMC program.

b.
If a service is closed because the Managed Care Plan has determined that it is no longer medically necessary, the enrollee shall be given a written Notice of Action regarding the intent to discontinue the service that contains information about his/her rights with regards to that decision.

c.
When the enrollee's enrollment will be changed to another Managed Care Plan, the case manager shall coordinate a transfer between the managed care plans. This includes transferring case management records from the prior twelve (12) months to the new managed care plan.

d.	The case manager is responsible for notification of and coordination with service providers to assure a thorough discharge planning process and transition case management.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 22 of 83

e.	Case notes shall be updated to reflect closure activity, including, but not limited to:

(1)	Reason for the closure;

(2)	Enrollee’s status at the time of the closure; and

(3)	Referrals to community resources if the enrollee is no longer Medicaid eligible.

2.	Abuse/Neglect and Adverse Incident Reporting Standard
The Managed Care Plan shall ensure the adherence to the following provisions:

a.
Suspected cases of abuse, neglect and/or exploitation must be reported to the Florida Abuse Hotline (1-800-96A-BUSE) (see s. 415.1034, F.S.). The DCF Adult Protective Services Program has the responsibility for investigating allegations of abuse and neglect of elders and individuals with disabilities, once a report has been accepted by the Abuse Hotline. Abuse Hotline assigns reports of abuse, neglect and/or exploitation to the appropriate Adult Protective Services Unit. If the investigation requires the enrollee to move from his/her current location(s), the Managed Care Plan shall assist the investigator in finding a safe living environment or another participating provider of the enrollee's choice.

b.
After receiving an intake from the Florida Abuse Hotline, the Adult Protective Investigator assigns a risk-level designation of "low," "intermediate" or "high" for each referral. If the enrollee needs immediate protection from further harm, which can be accomplished completely or in part with the provision of home and community-based services, the referral is designated "high" risk. The Managed Care Plan shall serve enrollees who have been designated "high" risk within seventy-two (72) hours after being referred to the Managed Care Plan from the Florida Adult Protective Services Unit or designee, as mandated by Florida Statute. To ensure that Adult Protective Investigators can easily contact the Managed Care Plan, the Managed Care Plan shall provide Adult Protective Services a primary and back-up contact person, including a telephone number, for "high" risk referrals. The Managed Care Plan's contacts shall return calls from Adult Protective Services within twenty-four (24) hours of initial contact.

c.
Documentation related to the suspected abuse, neglect or exploitation, including the reporting of such, must be kept in a file, separate from the enrollee's case file, that is designated as confidential. This documentation will consist of only the necessary elements for the treatment of, and service delivery to a vulnerable adult. Such file shall be made available to the Agency upon request.

d.	Enrollee quality of care issues must be reported to and a resolution coordinated with the Managed Care Plan's Quality Management Department.

3.	Monitoring of Care Coordination and Services

a.
The Managed Care Plan shall describe inter-departmental interface with UM, Care Coordination, Quality Management and inter-agency coordination (e.g., DOEA, AHCA) in the Case Management Program Description. Interface shall include

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 23 of 83

electronic and written reports and verbal communication required for coordination of care planning activities.

b.	Service Gap Identification and Contingency Plan

(1)
The Managed Care Plan shall ensure the case manager review, with the enrollee and/or representative, the Managed Care Plan's process for immediately reporting any unplanned gaps in service delivery at the time of each plan of care review for each HCBS enrollee receiving in-home HCBS.

(2)
The Managed Care Plan shall develop a standardized system for verifying and documenting the delivery of services with the enrollee or representative after authorization. The case manager shall verify the Managed Care Plan's documentation of assisted living services components and their delivery as detailed in the plan of care during each face-to-face review.

(3)
The Managed Care Plan shall develop a form for use as a Service Gap Contingency and Back-Up Plan for enrollees receiving HCBS in the home. A gap in in-home HCBS is defined as the difference between the number of hours of home care worker critical service scheduled in each enrollee's HCBS plan of care and the hours of the scheduled type of in-home HCBS that are actually delivered to the enrollee. This form shall be reviewed and approved by the Agency prior to implementation. The Service Gap Contingency and Back-Up Plan shall also be completed for those enrollees who will receive any of the following HCBS services that allow the enrollee to remain in their own home:

(a)	Personal Care/Attendant Care Services, including participant directed services;

(b)	Homemaker;

(c)	In-Home Respite; and/or

(d)	Skilled and intermittent Nursing.

(4)	The following situations are not considered gaps:

(a)	The enrollee is not available to receive the service when the service provider arrives at the enrollee's home at the scheduled time;

(b)
The enrollee refuses the caregiver when s/he arrives at the enrollee's home, unless the service provider's ability to accomplish the assigned duties is significantly impaired by the caregiver's condition or state (e.g., drug and/or alcohol intoxication);

(c)	The enrollee refuses services;

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(d)	The provider agency or case manager is able to find an alternative service provider for the scheduled service when the regular service provider becomes unavailable;

(e)	The enrollee and regular service provider agree in advance to reschedule all or part of a scheduled service; and/or

(f)	The service provider refuses to go or return to an unsafe or threatening environment at the enrollee's residence.

(5)
The contingency plan shall include information about actions that the enrollee and/or representative should take to report any gaps and what resources are available to the enrollee, including on-call back-up service providers and the enrollee's informal support system, to resolve unforeseeable gaps (e.g., regular service provider illness, resignation without notice, transportation failure, etc.) within three (3) hours unless otherwise indicated by the enrollee. The informal support system shall not be considered the primary source of assistance in the event of a gap, unless this is the enrollee's/family's choice.

(6)
The Managed Care Plan's contingency plan shall include the telephone numbers for provider and/or Managed Care Plan that will be responded to promptly twenty-four hours per day, seven days per week (24/7).

(7)
In those instances where an unforeseeable gap in in-home HCBS occurs, it is the responsibility of the Managed Care Plan to ensure that in-home HCBS are provided within three hours of the report of the gap. If the provider agency or case manager is able to contact the enrollee or representative before the scheduled service to advise him/her that the regular service provider will be unavailable, the enrollee or representative may choose to receive the service from a back-up substitute service provider, at an alternative time from the regular service provider or from an alternate service provider from the enrollee's informal support system. The enrollee or representative has the final say in how (informal versus paid service provider) and when care to replace a scheduled service provider who is unavailable will be delivered.

(8)	When the Managed Care Plan is notified of a gap in services, the enrollee or enrollee representative shall receive a response acknowledging the gap.

(9)
The contingency plan shall be discussed with the enrollee/representative at least quarterly. A copy of the contingency plan shall be given to the enrollee when developed and at the time of each review visit and updated as necessary.

4.	Monitoring Activities

a.
The Managed Care Plan shall implement a systematic method of monitoring its case management program to include, but not be limited to conducting quarterly case file audits and quarterly reviews of the consistency of enrollee assessments/service authorizations (inter-rater reliability). The Managed Care Plan shall compile reports of these monitoring activities to include an analysis of the data and a description of the continuous improvement strategies the Managed Care Plan has taken to resolve

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identified issues. This information shall be submitted to the Agency on a quarterly basis, thirty (30) days after the close of each quarter.

b.	The case management case file audit tool to be used by the Managed Care Plan shall be approved by the Agency prior to implementation and revision.

c.	At a minimum the case file and plan of care audit tool shall include:

(1)	Verification of participant eligibility;

(2)	Proper completion of assessment;

(3)	Evidence of special screening for and monitoring of high risk persons and conditions;

(4)	Comprehensive plan of care consistent with assessment and properly completed and signed by the individual;

(5)	Management of diagnosis;

(6)	All assessment forms and plans of care are complete and comprehensive including all required signatures whenever appropriate;

(7)	Appropriateness and timeliness of care;

(8)	Use of services;

(9)	Ongoing case narrative documenting case management visits and other contacts;

(10)	Documentation of individual provider choice and Medicaid Fair-Hearing information;

(11)	Evidence of quality monitoring and improvement;

(12)	Satisfaction survey;

(13)	Review of complaint and the quality remediation to resolve and prevent problems; and

d.
The Managed Care Plan shall have data collection and analysis capabilities that enable the tracking of enrollee service utilization, cost and demographic information and maintain documentation of the need for all services provided to enrollees.

e.
The Managed Care Plan shall provide reports demonstrating case management monitoring and evaluation as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide. These reports shall include results for the following performance measures but not limited to:

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 26 of 83

(1)	Level of care related reassessments within three-hundred thirty-five (335) days of previous level of care determination;

(2)	Complete and accurate level of care forms for annual re-evaluations sent to CARES within thirty (30) days of LOC due date;

(3)	Number and percent of staff meeting mandated abuse, neglect and exploitation training requirements;

(4)	Plan of care audit results;

(5)	Number and percentage of enrollee plans of care being distributed within ten (10) business days of development to the enrollee's PCP;

(6)	Number and percentage of plans of care/summaries where enrollee participation is verified by signatures;

(7)	Number and percentage of enrollee plans of care reviewed for changing needs on a face-to-face basis at least every three (3) months and updated as appropriate;

(8)	Number and percentage of plan of care services delivered according to the plan of care as to service type, scope, amount and frequency;

(9)	Number and percentage of enrollees with plans of care addressing all identified care needs;

(10)	Number/percent of adverse/critical incidents reported within twenty-four (24) hours to the appropriate agency;

(11)	Number and percent of case files that include evidence that advance directives were discussed with the enrollee; and

(12)	Number and percent of enrollees requesting a Fair Hearing and outcomes.

f.
The Managed Care Plan shall develop an organized quality assurance and quality improvement program to enhance delivery of services through systemic identification and resolution of enrollee issues as specified in Section VII, Quality and Utilization Management.

g.
The Managed Care Plan shall develop a recording and tracking system log for enrollee complaints and resolutions and identify and resolve enrollee satisfaction issues, as specified in Core Provision, Section IV, Enrollee Services and Grievance Procedures.

5.	Missed Services
The Managed Care Plan shall submit a monthly summary report of all missed facility and non-facility services in accordance with Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide. For months without missed services, the Managed Care Plan shall submit a report explaining that no authorized covered services were missed during the reported month.

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6.	Continuity of Care During Temporary Loss of Eligibility
The Managed Care Plan shall provide covered services to enrollees who lose eligibility for up to sixty (60) days. Likewise, care coordination/case management services shall continue for such enrollees for up to sixty (60) days.

7.	Behavioral Health
The Managed Care Plan is responsible for coordinating with other entities available to provide behavioral health services including:

a.
Developing and implementing a plan to ensure compliance with s. 394.4574, F.S., related to services provided to residents of licensed assisted living facilities that hold a limited mental health license. A cooperative agreement, as defined in s. 429.02, F.S., shall be developed with the ALF if an enrollee is a resident of the ALF.

b.
Ensuring that appropriate behavioral health screening and assessment services are provided to plan enrollees and that medically necessary mental health targeted case management and behavioral health care services are available to all enrollees who reside in this type of setting.

c.	Educating Managed Care Plan staff on screening; privacy and consent regulations and procedures; referral processes; and follow-up and provider coordination requirements.

d.
Developing a systematic process for coordinating referrals to services for enrollees who request or who are identified by screening as being in need of behavior health care, by facilitating contact with the Medical Assistance managed care plan or other relevant entity or referring them to treatment providers for assessment and treatment.

e.	Documenting all efforts to coordinate services, including the following:

(1)	Authorizations for release of information;

(2)	Intake and referral;

(3)	Diagnosis and evaluation;

(4)	Needs assessment;

(5)	Plan of care development;

(6)	Resource assessment;

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 28 of 83

(7)	Plan of care implementation;

(8)	Medication management;

(9)	Progress reports;

(10)	Reassessment and revision of plans of care; and

(11)	Routine monitoring of services by appropriate clinical staff.

f.
Ensuring that a community living support plan, as defined in Core Provision, Section I, Definitions and Acronyms, is developed and implemented for each enrollee who is a resident of an ALF or an AFCH, and that it is updated annually.

g.	Coordinating care (including communication of medication management, treatment plans and progress among behavioral health providers, medical specialists and Long-term Care providers).

h.
Ensure that a quarterly review of the enrollee's plan of care is conducted to determine the appropriateness and adequacy of services, and to ensure that the services furnished are consistent with the nature and severity of needs. Documentation of this quarterly review shall be maintained on file and provided at the Agency's request.

i.
Maintaining information about the enrollee's behavioral health condition, the types of services to be furnished, the amount, frequency and duration of each service, and the provider who will furnish each service.

j.
Provide training to the ALF staff and administrators of the procedures to follow should an urgent or emergent behavior health condition arise and ensuring that the procedures are followed; Assist the facility to develop and implement procedures for responding to urgent and emergent behavior health conditions, if none exist.

k.
Ensuring that facilities are fully compliant with the voluntary, involuntary and transport provisions of the Baker Act (see chapters 394, 400 and 429, F.S.) for Long-term Care residents who are sent to a hospital or Baker Act receiving facility for psychiatric issues.

I.	Ensuring through monitoring and reporting that facilities are fully compliant with Baker Act requirements (see s. 394.451, F.S.).

m.	Provide training to ALF staff which includes:

(1)	Signs and symptoms of mental illness;

(2)	Behavior management strategies;

(3)	Identification of suicide risk and management;

(4)	Verbal de-escalation strategies for aggressive behavior;

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 29 of 83

(5)	Trauma informed care;

(6)	Documentation and reporting of behavior health concerns; and

(7)	Abuse, neglect, exploitation and adverse incident reporting standards (as found in Core Provision, Section V, Covered Services.)

E.	Care Coordination / Case Management

1.	Case Management Program Description
The Managed Care Plan shall submit a Case Management Program Description annually to the Agency by June 1. The Case Management Program Description shall address:

a.	How the Managed Care Plan shall implement and monitor the case management program and standards outlined in this Exhibit.

b.	A description of the methodology for assigning and monitoring case management caseloads and emergency preparedness plans.

c.	An evaluation of the Managed Care Plan's case management program from the previous year, highlighting lessons learned and strategies for improvement.

2.	Case Management Staff Qualifications and Experience

a.	Case managers shall meet one of the following qualifications:

(1)	Case Managers with the following qualifications shall also have a minimum of two (2) years of relevant experience:

(a)	Bachelor’s degree in social work, sociology, psychology, gerontology or a related social services field;

(b)	Registered nurse, licensed to practice in the state;

(c)	Bachelor’s degree in a field other than social science; or

(2)	Case Managers with the following qualifications shall also have a minimum of four (4) years of relevant experience: Licensed Practical Nurse, licensed to practice in the state.

(3)
Case Managers without the aforementioned qualifications may substitute professional human service experience on a year-for-year basis for the educational requirement. Case Managers without a bachelor's degree shall have a minimum of six (6) years of relevant experience.

b.	All case managers are required to obtain a successful Level II criminal history and/or background investigation.

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c.	All Case Managers shall have at least four (4) hours of in-service training in the identification of abuse, neglect and exploitation and shall complete this training requirement annually.

d.
The Managed Care Plan shall ensure that a staff person(s) is designated as the expert(s) on housing, education and employment issues and resources within the Managed Care Plan's Contract region(s). This individual shall be available to assist case managers with up-to-date information designed to aid enrollees in making informed decisions about their independent living options.

3.	Case Management Supervision

a.	Supervision of case managers:
A supervisor-to-case-manager ratio shall be established that is conducive to a sound support structure for case managers. Supervisors shall have adequate time to train and review the work of newly hired case managers as well as provide support and guidance to established case managers. A system of internal monitoring of the case management program, to include case file audits and reviews of the consistency of enrollee assessments and service authorizations, shall be established and applied, at a minimum, on a quarterly basis. The results of this monitoring, including the development and implementation of continuous improvement strategies to address identified deficiencies, shall be documented and made available to the Agency upon request.

b.	Case management supervisor qualifications:

(1)	Successful completion of a Level II criminal history and/or background investigation; and

(2)
Master's degree in a human service, social science or health field and has a minimum of two (2) years' experience in case management, at least one (1) year of which shall be related to the elderly and disabled populations; or

(3)
Bachelor's degree in a human service, social science or health field with a minimum of five (5) years' experience in case management, at least one (1) year of which shall be related to the elderly and disabled populations; or

(4)
Professional human service, social science or health related experience may be substituted on a year-for-year basis for the educational requirement, (i.e., a high school diploma or equivalent and nine (9) years of experience in a human service, social science or health field, five (5) years of which shall be related to case management, at least one (1) year of which shall be related to elders and individuals with disabilities).

4.	Training

a.
The Managed Care Plan shall provide case managers with adequate orientation and ongoing training on subjects relevant to the population served. Documentation of training dates and staff attendance as well as copies of materials used shall be maintained. The respondent shall ensure that there is a training plan in place to provide

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 31 of 83

uniform training to all case managers. This plan should include formal training classes as well as practicum observation and instruction for newly hired case managers.

b.	Newly hired case managers shall be provided orientation and training in a minimum of the following areas:

(1)	The role of the case manager in utilizing a person-centered approach to Long-term Care case management, including involving the enrollee and their family in decision making and care planning;

(2)	Enrollee rights and responsibilities;

(3)	Enrollee safety and infection control;

(4)	Participant Direction Option (overview);

(5)	Case management responsibilities as outlined in this Exhibit;

(6)	Case management procedures specific to the Managed Care Plan;

(7)	The Long-term Care component of SMMC and the continuum of Long-term Care services including available service settings and service restrictions/limitations;

(8)	The Managed Care Plan's provider network by location, service type and capacity;

(9)	Information on local resources for housing, education and employment services/program that could help enrollees gain greater self-sufficiency in these areas;

(10)
Responsibilities related to monitoring for and reporting of regulatory issues and quality of care concerns, including, but not limited to, suspected abuse/neglect and/or exploitation and adverse incidents (see Chapters 39 and 415, F.S.);

(11)	General medical information, such as symptoms, medications and treatments for diagnostic categories common to the Long-term Care population serviced by the Managed Care Plan;

(12)	Behavioral health information, including identification of enrollee's behavioral health needs and how to refer to behavioral health services;

(13)	Reassessment processes using the Agency's required forms.

c.
In addition to review of areas covered in orientation, all case managers shall also be provided with regular ongoing training on topics relevant to the population(s) served. The following are examples of topics that could be covered:

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(1)	In-service training on issues affecting the aged and disabled population;

(2)	Abuse, neglect and exploitation training;

(3)	Alzheimer's disease and related disorders continuing education training from a qualified individual or entity, focusing on newly developed topics in the field;

(4)	Policy updates and new procedures;

(5)	Refresher training for areas found deficient through the Managed Care Plan;

(6)	Interviewing skills;

(7)	Assessment/observation skills;

(8)	Cultural competency;

(9)	Enrollee rights;

(10)	Participant Direction Option (extensive);

(11)	Critical incident and adverse event reporting;

(12)	Medical/behavioral health issues;

(13)	Medication awareness (including identifying barriers to compliance and side effects); and/or

(14)	The Managed Care Plan shall ensure all case management staff hold current CPR certification.

5.	Caseload and Contact Management

a.	The Managed Care Plan shall have an adequate number of qualified and trained case managers to meet the needs of enrollees.

b.	Caseload:

(1)
The Managed Care Plan shall ensure that case manager caseloads do not exceed a ratio of sixty (60) enrollees to one case manager for enrollees that reside in the community and no more than a ratio of one-hundred (100) enrollees to one (1) case manager for enrollees that reside in a nursing facility. Where the case manager's caseload consists of enrollees who reside in the community and enrollees who reside in nursing facilities (mixed caseload), the Managed Care Plan shall ensure the ratio of enrollees to one (1) case manager does not exceed sixty (60).

(2)
The Managed Care Plan shall have written protocols to ensure newly enrolled enrollees are assigned to a case manager immediately upon enrollment. The case manager assigned to special subpopulations (e.g., individuals with AIDS, dementia, behavioral health issues or traumatic brain injury) shall have experience or training in case management techniques for such populations.

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(3)
The Managed Care Plan shall ensure that case managers are not assigned duties unrelated to enrollee-specific case management for more than fifteen percent (15%) of their time if they carry a full caseload.

(4)
Caseload Exceptions: The Managed Care Plan shall receive authorization from the Agency prior to implementing caseloads whose values exceed those outlined above. Lower caseload sizes may be established by the Managed Care Plan and do not require authorization.

(5)	The Managed Care Plan shall report to the Agency monthly on its case manager caseloads as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide.

c.	Initial Contact:

(1)
An onsite visit to develop an individualized plan of care shall be completed by the Managed Care Plan within five (5) business days of the enrollee's effective date of enrollment for enrollees in the community (including ALFs and AFCHs) and within seven (7) business days of the effective date of enrollment for those enrolled in a nursing facility. If information obtained during the initial contact or during the eligibility determination indicates the enrollee has more immediate needs for services, the onsite visit should be completed as soon as possible. Services covered under this Contract may not be denied based on an incomplete plan of care. The Managed Care Plan shall ensure the enrollee's or enrollee's representative's completion and signature of the Agency-approved Freedom of Choice Certification Form within the above time frames.

(2)
The Managed Care Plan shall follow up with the enrollee or the enrollee's authorized representative by telephone within seven (7) business days after initial contact and care plan development to ensure that services were started on the first of the month, if applicable.

(3)
The enrollee shall be present for, and be included in, the onsite visit. The enrollee representative shall be contacted for care planning, including establishing service needs and setting goals, if the enrollee is unable to participate due to cognitive impairment, or the enrollee has an authorized representative.

(4)
If the case manager is unable to locate/contact an enrollee via telephone, visit or letter, or through information from the enrollee's relatives, neighbors or others, another letter requesting that the enrollee contact the case manager should be left at, or sent to, the enrollee's residence. If there is no contact within thirty (30) days from the enrollee's date of enrollment, the Managed Care Plan shall report enrollees whom the plan is unable to locate/contact, in accordance with Attachment II, Section XIV, Reporting Requirements and the Managed Care Plan Report Guide.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 34 of 83

(5)	All contacts attempted and made with, or regarding, an enrollee shall be documented in the enrollee's case file.

(6)
The case manager is responsible for explaining the enrollee's rights and responsibilities including the procedures for filing a grievance, appeal or fair hearing, including continuation of benefits during the fair hearing process.

d.	Frequency and type of ongoing minimum contact requirements include:

(1)	Maintain, at a minimum, monthly telephone contact with the enrollee to verify satisfaction and receipt of services;

(2)
The case manager shall evaluate and document the HCB characteristics as part of the care planning process and update of the plan of care for enrollees residing in ALFs and AFCHs during face-to-face visits every ninety (90) days. The responses to the HCB characteristics queries shall become part of the case record documentation of the update;

(3)	Review the plan of care in a face-to-face visit every ninety (90) days and, if necessary, update the enrollee's plan of care;

(4)	Review the plan of care in a face-to-face visit more frequently than once every ninety (90) days if the enrollee's condition changes or requires it; and

(5)
Have an annual face-to-face visit with the enrollee to complete the annual reassessment using Agency-required forms and to determine the enrollee's functional status, satisfaction with services, changes in service needs and develop a new plan of care.

e.
If the enrollee is not capable of making his/her own decisions, but does not have a legal representative or enrollee authorized representative available, the case manager shall refer the case to the Public Guardianship Program or other available resource. If a guardian/fiduciary is not available, the reason shall be documented in the file.

f.
If the case manager is unable to contact an enrolled enrollee to schedule an ongoing visit, a letter shall be sent to the enrollee or authorized representative requesting contact within ten (10) business days from the date of the letter. If no response is received by the designated date, the Managed Care Plan shall report such inability to locate enrollees to the Agency, as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide indicating loss of contact for possible disenrollment from the LTC component of SMMC.

g.	Access to case managers and back-up case managers:

(1)	Enrollee shall be able to contact the case manager during business hours with emergency or back-up through an after-hours telephone line.

(2)
A system of back-up case managers shall be in place and enrollees who contact an office when their case manager is unavailable shall be given the opportunity to be referred to a back-up for assistance.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 35 of 83

(3)	There shall be a mechanism to ensure enrollees, representatives and providers receive timely communication when messages are left for case managers.

6.	Case Management of Enrollees
The Managed Care Plan shall ensure the adherence to the following provisions.

a.
Person-centered approach: Case managers are expected to use a person-centered approach regarding the enrollee assessment and needs, taking into account not only covered services, but also other needed services and community resources, regardless of payor source, as applicable. Elements of the case management process include:

(1)	Identification;

(2)	Outreach;

(3)	Contact and visits;

(4)	Initial (immediate care needs) and ongoing (care needs necessary after immediate care needs stabilized);

(5)	Enrollee packet/informing enrollee;

(6)	Comprehensive assessment;

(7)	Core assessment criteria (applicable to all plans);

(8)	Assessment of risks and barriers;

(9)	CARES assessment;

(10)	Plan of care and coordination of services; and

(11)	Assistance to enrollees living in the community in developing a personal emergency plan and determining whether they need to register with a Special Needs Shelter.

b.	Needs Assessment Standard

(1)	The case manager shall review and utilize Agency-required forms when completing the initial assessment of the enrollee and developing the initial plan of care.

(2)	Assessment will include an individual risk assessment to identify safety, health and behavioral risks that should be addressed in developing the plan of care.

c.	Care Planning Standard

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 36 of 83

(1)
The case manager shall develop a single, comprehensive, person centered plan of care specific to the enrollee's needs and goals that are identified using, at a minimum, the assessment form(s) provided to the Managed Care Plan by the Agency and the Managed Care Plan's assessment tool, if applicable. The enrollee or the enrollee's authorized representative and the guardian advocate, caregiver, PCP or other enrollee-authorized representative shall be consulted in the development of the plan of care.

(2)
Care planning includes, but is not limited to face-to-face discussion with the enrollee, the enrollee's representative and any other enrollee-approved person, that includes a systematic approach to the assessment of the enrollee's strengths and needs in at least the following areas:

(a)	Functional abilities;

(b)	Medical conditions;

(c)	Physical and cognitive functioning;

(d)	Behavioral health;

(e)	Personal goals;

(f)	Social/environmental/cultural factors;

(g)	Existing support system;

(h)	End-of life decisions;

(i)	Recommendations of the enrollee’s primary care provider (PCP); and

(j)	Input from service providers, as applicable.

(3)	The plan of care template shall at a minimum include:

(a)	Enrollee's Name and Medicaid ID number and SSN;

(b)	Plan of care effective date (the first date a recipient is enrolled in the Managed Care Plan);

(c)	Plan of care review date (at a minimum, every ninety (90) days);

(d)	Services needed, including routine medical and waiver services;

(e)	Each service authorization begin and end date;

(f)	All the services and supports to be provided regardless of the funding source;

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 37 of 83

(g)	All service providers;

(h)	The enrollee's assisted living service components provided by the ALF as well as the amount and frequency of those services if the enrollee resides in an ALF;

(i)	The number of units of each service to be provided;

(j)	The date on which the Managed Care Plan shall submit the completed Agency-required reassessment tool and required medical documentation to CARES;

(k)	Case Manager's' signature; and

(I)	Enrollee or authorized representative's signature and date.

(4)	The plan of care (reviewed face-to-face with the enrollee at a minimum every three (3) months) shall also include:

(a)	Goals and objectives;

(b)	Service schedules;

(c)	Medication management strategies;

(d)	Barriers to progress; and

(e)	Detail of interventions.

(5)	The Managed Care Plan shall submit the plan of care template that includes these minimum components to the Agency for approval forty-five (45) days prior to implementation.

(6)
Together, the case manager and enrollee shall develop goals that address the issues that are identified in the care planning process including goals that ensure the enrollee is integrated into the community. Goals should be built on the enrollee's strengths and include steps that the enrollee will take to achieve the goal. Goals shall be written to outline clear expectations about what is to be achieved through the service delivery and care coordination processes. Enrollee goals shall:

(a)	Be enrollee specific;

(b)	Be measurable;

(c)	Specify a plan of action/interventions to be used to meet the goals;

(d)	Include a timeframe for the attainment of the desired outcome; and

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 38 of 83

(e)
Be reviewed at each assessment visit and progress shall be documented. Progress means information regarding potential barriers, changes that need to be made to the goal and/or plan of action, and, if the goal has been met but will be continued, the reason(s) for this.

(7)
The case manager is responsible for identifying the enrollee's primary care provider (PCP) and specialists involved in the enrollee's treatment and obtaining the required authorizations for release of information in order to coordinate and communication with the primary care provider and other treatment providers.

(8)
The case manager is responsible for informing enrollees' primary care and other treatment providers that recipients should be encouraged to adopt healthy habits and maintain their personal independence.

(9)	Upon the enrollee's or enrollee representative's agreement to the plan of care, the case manager is responsible for coordinating the services with appropriate providers.

(10)	Copies of the plan of care shall be forwarded to the enrollee's primary care provider and, if applicable, to the facility where the enrollee resides within ten (10) business days of development.

(11)
The plan of care shall document that the process for enrollee grievance and appeals was clearly explained. It shall be noted for each service whether the frequency/quantity of the service has changed since the previous plan of care. The enrollee or representative shall indicate whether they agree or disagree with each service authorization and sign the plan of care at initial development and when there are changes in services. The case manager shall provide a copy of the plan of care to the enrollee or representative and maintain a copy in the case file.

(12)
Enrollees who reside in "own home" settings should be encouraged, and assisted as indicated, by the case manager to have a disaster/emergency plan for their household that considers the special needs of the enrollee. If applicable, this plan shall be placed in the enrollee's case file. Informational materials are available at the Federal Emergency Management Agency's (FEMA) website at www.fema.gov or www.ready.gov. Enrollees should also be encouraged to register with the state's Emergency Preparedness Special Needs Shelter Registry. For more information go to. http://www.doh.state.fl.us/phnursing/SpNS/SpecialNeedsShelter.html.

(13)
At initial plan of care development and when there are changes in services, the case manager shall create a plan of care summary. The case manager shall provide the enrollee or enrollee's representative with a plan of care summary containing the following minimum components:

(a)	The enrollee's name;

(b)	The enrollee's date of birth and Medicaid ID Number;

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 39 of 83

(c)	Covered services provided including routine medical and HCBS services;

(d)	Begin date of services;

(e)	Providers;

(f)	Amount and frequency;

(g)	Case manager's signature; and

(h)	Enrollee or the enrollee's authorized representative's signature and date.

d.	Placement/Service Planning Standard

(1)
Service authorizations shall reflect services as specified in the plan of care. When developing service authorizations, case managers shall authorize ongoing services within timeframes specified in the plan of care.

(2)	The authorization time period shall be consistent with the end date of the services as specified in the plan of care.

(3)
When service needs are identified, the enrollee shall be given information about the available providers so that an informed choice of providers can be made. The entire care planning process shall be documented in the case record.

(4)
The case manager shall ensure that the enrollee or representative understands that some Long-term Care services (such as home health nurse, home health aide or durable medical equipment (DME) shall be prescribed by the PCP.

(5)	The case manager is responsible for coordinating physician's orders for those services requiring a physician's order.

(6)	If the enrollee does not have a PCP or wishes to change PCP, it is the case manager's responsibility to coordinate the effort to obtain a PCP or to change the PCP.

(7)
The case manager shall also verify that medically necessary services are available in the enrollee's community. If a service is not currently available, the case manager shall substitute a combination of other services in order to meet the enrollee's needs until such time as the desired service becomes available. A temporary alternative placement may be needed if services cannot be provided to safely meet the enrollee's needs.

(8)	Enrollees cannot be required to enter an alternative residential placement/setting because it is more cost-effective than living in his/her home.

(9)
If the enrollee disagrees with the assessment and/or authorization of placement/services (including the amount and/or frequency of a service), the case manager shall provide the enrollee with a written notice of action that explains the enrollee's right to file an appeal regarding the placement or plan of care determination.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 40 of 83

(10)
If the case manager and PCP or attending physician do not agree regarding the need for a change in level of care, placement or physician's orders for medical services, the case manager shall refer the case to the Managed Care Plan's Medical Director for review. The Medical Director is responsible for reviewing the case, discussing it with the PCP and/or attending physician if necessary, and making a determination in order to resolve the issue.

(11)
The enrollee or enrollee representative shall be notified in writing of any denial, reduction, termination or suspension of services, that varies from the type, amount, or frequency of services detailed on the plan of care that the enrollee or his/her representative has signed. Refer to Section IV, Enrollee Services and Grievance Procedures.

(12)
The Managed Care Plan shall submit a monthly summary report of all enrollees whose services have been denied, reduced, or terminated for any reason as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide.

(13)
The Managed Care Plan shall submit a summary report of the physical location/residence of all enrollees, including Medicaid Pending enrollees, as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide.

e.	Reassessment Standard

(1)
The Managed Care Plan shall submit quarterly reports to the Agency on those enrollees receiving annual level of care redeterminations, within 365 days of the previous determination, enrollees having current level of care based on the Agency-required assessment tool and required medical documentation and on enrollees requesting a fair hearing related to their level of care, as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide.

(2)
Case managers are responsible for ongoing monitoring of the services and placement of each enrollee assigned to their caseload in order to assess the continued suitability of the services and placement in meeting the enrollee's needs as well as the quality of the care delivered by the enrollee's service providers.

(3)	Case managers are responsible for ensuring that an enrollee's care is coordinated, including, but not limited to:

(a)	Ensuring each enrollee has an ongoing source of primary care appropriate to his/her needs;

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 41 of 83

(b)	Coordinating the services furnished to the enrollee with services the enrollee receives from any other managed care entity or any other health care payor source;

(c)	Conducting Long-term Care planning and face-to-face reassessments for level-of-care determination as required by this Contract;

(d)
Tracking level-of-care redeterminations to ensure enrollees are reassessed face-to-face with the Agency-required assessment tool and required medical documentation and a new level of care determination authorized annually. Enrollees residing and remaining in the nursing home setting are exempt from the annual level of care redetermination requirement. If the Agency-required assessment tool is not submitted to the state in a timely manner and the level of care expires, the case manager is responsible for ensuring that a new Agency-required certification form is completed, signed and dated by a physician;

(e)
For enrollees residing and remaining in the community, the Managed Care Plan shall conduct the annual reassessment and required medical documentation and submit to CARES no earlier than sixty (60), and no later than thirty (30) days prior to the one (1) year anniversary date of the previous Notification of Level of Care form;

(f)
The Managed Care Plan shall not transition enrollees into home and community based LTC services who have not been released from the LTC wait list or who have not resided in a nursing facility for a minimum of sixty (60) consecutive days prior to transition.

(g)
For enrollees transitioned from the nursing facility into the community within twelve (12) months of their initial level of care determination, the Managed Care Plan shall submit the reassessment thirty (30) days prior to the date on the initial Notification of Level of Care form;

(h)
For enrollees that reside in a nursing facility more than twelve (12) months before being transitioned into the community, the reassessment shall be due thirty (30) days prior to the anniversary date of discharge from the nursing facility;

(i)
Tracking an enrollee's Medicaid financial eligibility on annual basis, and are responsible for helping the enrollee continuously maintain Medicaid financial eligibility. If the enrollee loses Medicaid financial eligibility due to inaction or lack of follow-through with the DCF redetermination process, the case manager shall help the enrollee regain Medicaid financial eligibility; and

(j)
Referring pregnant enrollees to appropriate maternity and family services and notifying medical service payers of enrollee status for further eligibility determination for the enrollee and unborn infant.

(4)	Case managers shall conduct a face-to-face review within five (5) business days following an enrollee's change of placement type (e.g., from HCBS to an

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 42 of 83

institutional setting, own home to assisted living facility or institutional setting to HCBS). This review shall be conducted to ensure that appropriate services are in place and that the enrollee agrees with the plan of care as authorized.

(5)	The case manager shall meet face-to-face at least every three (3) months with the enrollee and/or representative, in order to:

(a)	Discuss the type, amount and providers of authorized services. If any issues are reported or discovered, the case manager shall take and document action taken to resolve these as quickly as possible;

(b)	Assess needs, including any changes to the enrollee's informal support system;

(c)	Discuss the enrollee's perception of his/her progress toward established goals;

(d)	Identify any barriers to the achievement of the enrollee's goals;

(e)	Develop new goals as needed;

(f)
Review, at least annually, the enrollee handbook to ensure enrollees/representatives are familiar with the contents, especially as related to the grievance and reporting abuse, neglect, and exploitation, appeals process, covered services and their rights/responsibilities;

(g)	Document the enrollee's current functional, medical, behavioral and social strengths; and

(h)	Complete the Agency-required assessment form and medical documentation annually.

(6)	The enrollee authorized representative shall be involved for the above if the enrollee is unable to participate due to a cognitive impairment or if the enrollee has a legal guardian.

(7)
The case manager shall document contacts and face-to-face visits at the time of each visit or contact and when there are any changes in services. The enrollee or representative shall indicate whether they agree or disagree with each service authorization and sign the plan of care each time changes occur. The enrollee shall be given a copy of each signed plan of care.

(8)
The enrollee's HCBS providers shall be contacted at least annually to discuss their assessment of the enrollee's needs and status. Contact should be made as soon as possible to address problems or issues identified by the enrollee/representative or case manager. This should include providers of such services as personal or attendant care, home delivered meals, therapy, etc.

7.	Disease Management Program

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 43 of 83

a.	In addition to the disease management program specified in Attachment I, the Managed Care Plan shall include disease management programs for:

(1)	Dementia and Alzheimer’s issues;

(2)	Cancer;

(3)	Diabetes;

(4)	Chronic Obstructive Pulmonary Disease (COPD); and

(5)	End of life issues including information on advance directives.

b.
The Managed Care Plan shall develop and implement a disease management programs to combine elements of caregiver support and disease management. The integrated program shall be aimed at providing enrollee caregivers, circles of support for enrollees and the enrollee with support and education to help care for and improve the health and quality of life for the enrollee living with chronic conditions in the home.

F.	Quality Enhancements
The Managed Care Plan shall offer quality enhancements (QE) to enrollees as specified below:

1.	Safety concerns in the home and fall prevention;

2.	End of life issues, including information on advanced directives; and

3.	Ensuring that case managers and providers screen enrollees for signs of domestic violence and offer referral services to applicable domestic violence prevention community agencies.
Section VI. Provider Network

A.	Network Adequacy Standards

1.	Network Capacity and Geographic Access Standards

a.
In accordance with s. 409.982(4), F.S., and s. 409.98(1) - (19), F.S., the Managed Care Plan's network shall include the following types of providers: (See LTC Provider Qualifications and Minimum Network Adequacy Requirements Table, for minimum waiver network standards).

(1)	Adult companion providers;

(2)	Adult day health care centers;

(3)	Adult family care homes;

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 44 of 83

(4)	Assistive care service providers;

(5)	Assisted living facilities;

(6)	Attendant care providers;

(7)	Behavior management providers;

(8)	Caregiver training providers;

(9)	Case managers or case management agency;

(10)	Community care for the elderly lead agencies (CCEs);

(11)	Health care services pools;

(12)	Home adaptation accessibility providers;

(13)	Home health agencies;

(14)	Homemaker and companion service providers;

(15)	Hospices;

(16)	Medication administration providers;

(17)	Medication management providers;

(18)	Medical supplies providers;

(19)	Nurse registries;

(20)	Nursing facilities;

(21)	Nutritional assessment and risk reduction providers;

(22)	Personal care providers;

(23)	Personal emergency response system providers;

(24)	Transportation providers; and

(25)	Therapy (occupational, speech, respiratory, and physical) providers.

b.
In accordance with s. 409.982(1), F.S., the Managed Care Plan may limit the providers in its network based on credentials, quality and price; however, during the period between October 1, 2013 and September 30, 2014, the Managed Care Plan shall, in good faith, offer a provider contract to all of the following providers in the region:

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 45 of 83

(1)	Nursing facilities;

(2)	Hospices; and

(3)	Aging network services providers that previously participated in home and community-based waivers serving elders or community-service programs administered by DOEA, as identified by the state.

c.
In accordance with s. 409.982(1), F.S., after twelve (12) months of active participation in the Managed Care Plan's network, the Managed Care Plan may exclude any of the providers named in b. above for failure to meet quality or performance criteria.

d.
Therapy, facility-based hospice, and adult day health care services shall be available within an average of thirty (30) minutes from an enrollee's residence or other preferred location within the region. The Agency may waive this requirement, in writing, for rural areas and for areas where there is no applicable provider within a thirty (30) minute average travel time. Travel time requirements for adult day health care and therapy services are increased to sixty (60) minutes for rural areas.

e.
Unless otherwise provided in this Contract or authorized by the Agency, the Managed Care Plan shall ensure that each county in a region has at least two (2) providers available to deliver each covered HCBS. For HCBS provided in an enrollee's place of residence, the provider does not need to be located in the county of the enrollee's residence but shall be willing and able to serve residents of that county. For adult day health care, the service provider does not have to be located in the enrollee's county of residence, but shall meet the access standards for adult day health care.

f.
Facility-based services are those services the enrollee receives from the residential facility in which they live. For purposes of this Contract assisted living facility, adult family care homes, assistive care, and nursing facility care services are facility-based.

g.
The Managed Care Plan shall contract with at least two (2) facility-based service providers per county in the region(s) it serves and meet the licensed bed ratio requirement of one (1) licensed bed for each enrollee included in the applicable maximum enrollment level. If the Managed Care Plan demonstrates to the Agency's satisfaction that it is not feasible to meet either or both requirements within a specific county within a contracted region, the Agency may provide written authorization to use network facilities from one or more neighboring counties within the region to meet network requirements.

h.
If the Managed Care Plan is able to demonstrate to the Agency's satisfaction that a region as a whole is unable to meet either or both network requirements for facility-based services, the Agency may waive the requirement at its discretion in writing. As soon as additional service providers become available, however, the Managed Care Plan shall augment its network to include such providers in order to meet the network adequacy requirements. Such a written waiver shall require attestation by the Managed Care Plan that it agrees to modify its network to include such providers as they become available.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 46 of 83

i.
Facilities from neighboring counties within the region are allowed as additional network providers above and beyond the required number. No state approval is required to include these additional providers in the Managed Care Plan network as long as minimum requirements specified in Section VI.A.1.e. have been met.

j.
The Managed Care Plan may not include facility-based service providers from outside the region as network providers unless the Managed Care Plan's provider agreement or subcontract specifies that it will serve the respective region(s); however, such providers may not be used to meet the region's minimum network requirements. A waiver from the Agency will be necessary if the Managed Care Plan cannot meet network requirements for facility-based services for a region using only providers located within that region.

k.
The Managed Care Plan shall provide authorized HCBS within the timeframe prescribed in Section V, Covered Services. This includes initiating HCBS in the enrollee's plan of care within the timeframes specified in this Contract and continuing services in accordance with the enrollee's plan of care, including the amount, frequency, duration and scope of each service in accordance with the enrollee's service schedule.

I.
The Managed Care Plan shall permit enrollees in the community to choose care through participant direction for allowable services as specified in Section V, Covered Services. Such providers shall agree to all applicable terms of the Managed Care Plan's policies and procedures. Such qualification requirements shall include the minimum provider qualifications in Table 2 and all training and background screening requirements. The Managed Care Plan shall develop any necessary policies, procedures, or agreements to allow providers to provide care to enrollees where appropriate.

m.	The Managed Care Plan shall not continue to contract with providers designated as chronic poor performers, pursuant to the Managed Care Plan's policies and procedures.

n.
The Managed Care Plan shall permit enrollees to choose from among all Managed Care Plan network residential facilities with a Medicaid-designated bed available. The Managed Care Plan shall inform the enrollee of any residential facilities that have specific cultural or religious affiliations. If the enrollee makes a choice, the Managed Care Plan shall make a reasonable effort to place the enrollee in the facility of the enrollee's choice. In the event the enrollee does not make a choice, the Managed Care Plan shall place the enrollee in a participating residential facility with a Medicaid-designated bed available within the closest geographical proximity to the enrollee's current residence. All Managed Care Plan enrollee placements into participating or non-participating residential facilities shall be appropriate to the enrollees' needs.

o.
The Managed Care Plan shall report monthly to the Agency results of its internal monitoring, ensuring that all Long-term Care providers are appropriately qualified, as specified in Table 1 - LTC Provider Qualifications & Minimum Network Adequacy Requirements, and Table 2 - PDO Provider Qualifications below. This report shall be submitted as specified in Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 47 of 83

B.	Network Development and Management Plan

1.	Regional Network Changes
The Managed Care Plan shall notify the Agency within seven (7) business days of any significant changes to its regional provider network. A significant change is defined as follows:

a.
Managed Care Plans shall report to the Agency a loss of a nursing facility, adult day health care center, adult family care home or assisted living facility in a region where another participating nursing facility, adult day health care center, adult family care home or assisted living facility of equal service ability is not available to ensure compliance with the geographic access standards specified in this Exhibit.

b.
If the Managed Care Plan excludes an Aging Network Provider, as defined by the state, the Managed Care Plan shall provide written notice to all enrollees who have chosen that provider for care, and the notice shall be provided at least thirty (30) days before the effective date of the exclusion.

C.	Provider Credentialing and Contracting

1.	Credentialing and Recredentialing

a.
The Managed Care Plan shall establish and verify provider credentialing and recredentialing criteria that includes a determination of whether the provider, or employee or volunteer of the provider, meets the definition of "direct service provider" and completion of a Level II criminal history background screening on each direct service provider to determine whether any have disqualifying offenses as provided for in s. 430.0402, F.S., and s. 435.04, F.S. Any provider or employee or volunteer of the provider meeting the definition of "direct service provider" who has a disqualifying offense is prohibited from providing services to enrollees. No additional Level II screening is required if the individual is qualified for licensure or employment by the Agency pursuant to its background screening standards under s. 408.809, F.S., and the individual is providing a service that is within the scope of his or her licensed practice or employment. (See s. 430.0402(3), F.S.)

(1)
The Managed Care Plan shall maintain a signed affidavit from each provider attesting to its compliance with this requirement, or with the requirements of its licensing agency if the licensing agency requires Level II screening of direct services providers.

(2)	The Managed Care Plan shall include compliance with this requirement in its provider contracts and subcontracts and verify compliance as part of its subcontractor and provider monitoring activity.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 48 of 83

b.
The Managed Care Plan shall establish and verify provider credentialing and recredentialing criteria to ensure that assisted living facilities and adult family care homes meet the minimum HCB characteristics as defined in this Contract.

c.
When recredentialing a participating nursing facility provider, the Managed Care Plan shall, at a minimum, review the facility's performance using the following measures as provided on the federal CMS Nursing Home Compare website at: http://www.medicare.gov/nursinghomecompare/:

(1)	If the nursing facility has an overall rating of two (2) or more stars, the nursing facility has met this measure. If the nursing facility has less than two (2) overall stars, proceed with the review.

(2)
If the nursing facility has a rating of less than two (2) stars in the Quality Measures category within the Long-Stay Residents section, the nursing facility has not met this measure. If the nursing facility has a rating of two (2) or more stars in the Quality Measures category within the Long-Stay Residents section, proceed with the review.

(3)
Determine under the Quality Measures category within the Long-Stay Residents section, if the percentage of long-stay residents who receive an antipsychotic medication at the nursing facility is the same as the statewide average or less. If the percentage is more than the statewide average percentage, the nursing facility has not met this measure. If the percentage is the same or less than the statewide average percentage, the facility has met this measure.

d.
The Managed Care Plan's credentialing and recredentialing process shall include ensuring that all Long-term Care providers are appropriately qualified, as specified in Table 1 - LTC Provider Qualifications & Minimum Network Adequacy Requirements, and Table 2 - PDO Provider Qualifications below.

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AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 49 of 83

Table 1

LTC Provider Qualifications & Minimum Network Adequacy Requirements Table*

Long-Term Care Plan Benefit	Qualified Service Provider Types	Minimum Provider Qualifications	Minimum Network Adequacy Requirements
			Urban Counties	Rural Counties
Adult Companion	Community Care for the Elderly (CCE) Provider	As defined in Ch. 410 or 430, F.S.	At least two (2) providers serving each county of the region.	At least two (2) providers serving each county of the region.
	Center for Independent Living	As defined under 413.371, F. S.
	Homemaker/Companion Agency	Registration in accordance with 400.509, F.S.
	Home Health Agency	Licensed per Ch. 400, Part III, F.S.; Optional to meet Federal Conditions of Participation under 42 CFR 484.
	Nurse Registries	Licensed per Chapter 400.506, F. S.
	Health Care Service Pools	Licensed per Chapter 400, Part IX, F. S.
Adult Day Care (Adult Day Health Care)	Assisted Living Facility (ALF)	Licensed per Ch. 429, Part I, F.S. with a written approval from local AHCA office to provide services under 429.905(2) F.S.	At least two (2) providers serving each county of the region AND at least (1) provider within 30 minutes travel time.	At least two (2) providers serving each county of the region AND at least (1) provider within 60 minutes travel time.
	Adult Day Care Center	Licensed per Ch. 429, Part III, F.S.
Assisted Living Facility Services	Assisted Living Facility	Licensed per Ch. 429, Part I, F.S. and ALF must agree to offer facility services with home-like characteristics	At least two (2) providers serving each county of the region and one (1) licensed bed for each enrollee in the applicable max enrollment.	At least two (2) providers serving each county of the region and one (1) licensed bed for each enrollee in the applicable max enrollment.
Assistive Care Services	Adult Family Care Home (AFCH)	Licensed per Ch. 429, Part II, F.S. and Adult Family Care Home (AFCH) must agree to offer facility services with home-like characteristics	At least two (2) providers serving each county of the region and one (1) licensed bed for each enrollee in the applicable max enrollment.	At least two (2) providers serving each county of the region and one (1) licensed bed for each enrollee in the applicable max enrollment.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 50 of 83

Long-Term Care Plan Benefit	Qualified Service Provider Types	Minimum Provider Qualifications	Minimum Network Adequacy Requirements
			Urban Counties	Rural Counties
Attendant Care	Center for Independent Living	As defined under Chapter 413.371, F.S.; have licensed direct care staff, if required, to perform the waiver services	At least two (2) providers serving each county of the region.	At least two (2) providers serving each county of the region.
	Home Health Agency	Licensed per Ch. 400, Part III, F.S.; Optional to meet Federal Conditions of Participation under 42 CFR 484.
	Registered Nurse (RN), Licensed Practical Nurse (LPN)	Licensed per Ch. 464, F.S.
	Nurse Registry	Licensed per 400.506, F.S. Services shall be provided by a licensed RN or LPN.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 51 of 83

Long-Term Care Plan Benefit	Qualified Service Provider Types	Minimum Provider Qualifications	Minimum Network Adequacy Requirements
			Urban Counties	Rural Counties
Behavior Management	Clinical Social Worker, Mental Health Counselor	Licensed per Ch. 491, F.S.	At least two (2) providers serving each county of the region.	At least two (2) providers serving each county of the region.
	Community Mental Health Center	Licensed per Ch. 394, F.S.
Home Health Agencies
Licensed per Ch. 400, Part III, F.S.; Optional to meet Federal Conditions of Participation under 42 CFR 484. Direct service provider shall have a minimum of two (2) years direct experience working with adult populations diagnosed with Alzheimer’s disease, other dementias or persistent behavioral problems.

	Psychologist	Licensed per Ch. 490, F.S.
Registered Nurse
Licensed per Ch. 464, Part I “Nurse Practice Act”, F.S. and Ch. 64B9 “Board of Nursing”, F.A.C.; Minimum of 2 years direct experience working with adult populations diagnosed with Alzheimer’s disease, other dementias or persistent behavioral problems.

	Center for Independent Living	As defined under Chapter 413.371, F.S.; have licensed direct care staff, if required, to perform the waiver services

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 52 of 83

Long-Term Care Plan Benefit	Qualified Service Provider Types	Minimum Provider Qualifications	Minimum Network Adequacy Requirements
			Urban Counties	Rural Counties
Caregiver Training	CCE Provider	As defined in Ch. 410 or 430, F.S.	At least two (2) providers serving each county of the region.	At least two (2) providers serving each county of the region
	Clinical Social Worker, Mental Health Counselor	Licensed per Ch. 491, F.S.
	RN, LPN	Licensed per Ch. 400, Part III, F.S.
	Home Health Agency	Optional to meet Federal Conditions of Participation under 42 CFR 484.
	Center for Independent Living	As defined under Chapter 413.371, F.S.; have licensed direct care staff, if required, to perform the waiver services

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 53 of 83

Long-Term Care Plan Benefit	Qualified Service Provider Types	Minimum Provider Qualifications	Minimum Network Adequacy Requirements
			Urban Counties	Rural Counties
Case Management	Case Managers employed or contracted by Managed Care Plans
Either: 2+ yrs. of relevant experience and; (1) BA or BS in Social Work, Sociology, Psychology, Gerontology or related social services field; (2) RN licensed in FL; (3) BA or BS in unrelated field, OR: 4+ yrs. relevant experience and LPN licensed in FL, OR: Professional human services experience can be substituted on a year-for-year basis for the educational requirements. All shall have four (4) hrs. of in-service training in identifying and reporting abuse, neglect and exploitation.
			Each case manager’s caseload may not exceed sixty (60) for enrollees in HCBS settings, one-hundred (100) for enrollees in nursing facilities or sixty (60) when the case manager has a mixed caseload	Each case manager’s caseload may not exceed sixty (60) for enrollees in HCBS settings, one-hundred (100) for enrollees in nursing facilities or sixty (60) when the case manager has a mixed caseload.
Center for Independent Living
Either: 2+ yrs. of relevant experience and; (1) BA or BS in Social Work, Sociology, Psychology, Gerontology or related social services field; (2) RN licensed in FL; (3) BA or BS in unrelated field, OR: 4+ yrs. relevant experience and LPN licensed in FL, OR: Professional human services experience can be substituted on a year-for-year basis for the educational requirements. All shall have four (4) hrs. of in-service training in identifying and reporting abuse, neglect and exploitation.

Case Management Agency
Either: 2+ yrs. of relevant experience and; (1) BA or BS in Social Work, Sociology, Psychology, Gerontology or related social services field; (2) RN licensed in FL; (3) BA or BS in unrelated field, OR: 4+ yrs. relevant experience and LPN licensed in FL, OR: Professional human services experience can be substituted on a year-for-year basis for the educational requirements. All shall have four (4) hrs. of in-service training in identifying and reporting abuse, neglect and exploitation. Designated a CCE Lead Agency by DOEA (per Ch. 430 F.S.) or other agency meeting comparable standards as determined by DOEA.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 54 of 83

Long-Term Care Plan Benefit	Qualified Service Provider Types	Minimum Provider Qualifications	Minimum Network Adequacy Requirements
			Urban Counties	Rural Counties
Home Accessibility Adaptation	Independent Provider
Licensed per state and local building codes or other licensure appropriate to tasks performed. Ch. 205, F.S.; Licensed by local city and/or county occupational license boards for the type of work being performed. Required to furnish proof of current insurance.
			At least two (2) providers serving each county of the region.	At least two (2) providers serving each county of the region.
	Center for Independent Living	As defined under 413.371, F. S. and licensed under Ch. 205, F. S.
	General Contractor	Licensed per 459.131, F.S.
Home Delivered Meals	Food Establishment Older Americans Act	Permit under 500.12, F.S.	At least two (2) providers serving each county of the region.	At least two (2) providers serving each county of the region.
	Older American’s Act (OAA) Provider	As defined in Rule 58A-1, F.A.C.
	CCE Provider	As defined in Ch. 410 or 430, F.S.
	Food Service Establishment	Licensed per s.509.241, F.S.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 55 of 83

Long-Term Care Plan Benefit	Qualified Service Provider Types	Minimum Provider Qualifications	Minimum Network Adequacy Requirements
			Urban Counties	Rural Counties
Homemaker	Nurse Registry	Licensed per 400.506, F.S.	At least two (2) providers serving each county of the region.	At least two (2) providers serving each county of the region.
	Home Health Agency	Licensed per Ch. 400, Part III, F.S.; Optional to meet Federal Conditions of Participation under 42 CFR 484.
	CCE Provider	As defined in Ch. 410 or 430, F.S.
	Center for Independent Living	As defined under 413.371, F. S.
	Homemaker/Companion Agency	Registration in accordance with Ch. 400.509, F.S.
	Health Care Service Pools	Licensed per Chapter 400, Part IX, F. S.
Hospice	Hospice Organizations	Hospice providers shall be licensed under Chapter 400, Part IV, F. S. and meet Medicaid and Medicare conditions of participation annually.	At least two (2) providers serving each county of the region.	At least two (2) providers serving each county of the region.
Intermittent and Skilled Nursing	Home Health Agency	Licensed per Ch. 400, Part III, F.S.; Optional to meet Federal Conditions of Participation under 42 CFR 484.	At least two (2) providers serving each county of the region.	At least two (2) providers serving each county of the region.
Medication Administration	RN, LPN	Licensed per Ch. 464, F.S.	At least two (2) providers serving each county of the region.	At least two (2) providers serving each county of the region.
	Home Health Agency	Licensed per Ch. 400, Part III, F.S.; Optional to meet Federal Conditions of Participation under 42 CFR 484.
	Unlicensed Staff Member Trained per 58A-5.0191(5), F.A.C.	Trained per 58A-5.0191(5), F.A.C.; demonstrate ability to accurately read and interpret a prescription label.
	Nurse Registry	Licensed per 400.506, F.S.
	Pharmacist	Licensed per Ch. 465, F.S.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 56 of 83

Long-Term Care Plan Benefit	Qualified Service Provider Types	Minimum Provider Qualifications	Minimum Network Adequacy Requirements
			Urban Counties	Rural Counties
Medication Management	Home Health Agencies	Licensed per Ch. 400, Part III, F.S.; Optional to meet Federal Conditions of Participation under 42 CFR 484. Individuals providing services shall be an RN or LPN.	At least two (2) providers serving each county of the region.	At least two (2) providers serving each county of the region.
	Nurse Registries	Licensed per 400.506, F.S. Individuals providing services shall be an RN or LPN.
	Licensed Nurse, LPN	Licensed per Ch. 464, F.S.
	Pharmacist	Licensed per Ch. 465, F.S.
Medical Equipment & Supplies	Pharmacy	Licensed per Ch. 465, F.S.; Permitted per Ch. 465, F.S.	At least two (2) providers serving each county of the region.	At least two (2) providers serving each county of the region.
	Home Health Agency	Licensed per Ch. 400, Part III, F.S.; Optional to meet Federal Conditions of Participation under 42 CFR 484.
	Home Medical Equipment Company	Licensed per Ch. 400, Part VII, F.S.
Nutritional Assessment and Risk Reduction	CCE Provider	As defined in Ch. 410 or 430, F.S.	At least two (2) providers serving each county of the region.	At least two (2) providers serving each county of the region.
	Home Health Agency	Licensed per Ch. 400, Part III, F.S.; Optional to meet Federal Conditions of Participation under 42 CFR 484.
	Nurse Registry	Licensed per 400.506, F.S.
	Other Health Care Professional	Must practice within the legal scope of their practice.
	Dietician/Nutritionist or Nutrition Counselor	Licensed per Ch. 468, Part X, F.S.
	Center for Independent Living	As defined under Chapter 413.371, F.S.; have licensed direct care staff, if required, to perform the waiver services

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 57 of 83

Long-Term Care Plan Benefit	Qualified Service Provider Types	Minimum Provider Qualifications	Minimum Network Adequacy Requirements
			Urban Counties	Rural Counties
Nursing Facility Care	See State Plan Requirements.	See State Plan Requirements.	At least two (2) providers serving each county of the region and one (1) licensed bed for each enrollee in the applicable max enrollment	At least two (2) providers serving each county of the region and one (1) licensed bed for each enrollee in the applicable max enrollment
Personal Care	Nurse Registry	Licensed per 400.506, F.S.	At least two (2) providers serving each county of the region.	At least two (2) providers serving each county of the region.
	Home Health Agency	Licensed per Ch. 400, Part III, F.S.; Optional to meet Federal Conditions of Participation under 42 CFR 484.
	CCE Provider	As defined in Ch. 410 or 430, F.S.
	Center for Independent Living	As defined under Chapter 413.371, F.S.; have licensed direct care staff, if required, to perform the waiver services
Personal Emergency Response System	Alarm System Contractor	Certified per Ch. 489, Part II, F.S.	At least two (2) providers serving each county of the region.	At least two (2) providers serving each county of the region.
	Low-Voltage Contractors and Electrical Contractors	Exempt from licensure in accordance with 489.503(15)(a-d), F.S. and 489.503(16), F.S.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 58 of 83

Long-Term Care Plan Benefit	Qualified Service Provider Types	Minimum Provider Qualifications	Minimum Network Adequacy Requirements
			Urban Counties	Rural Counties
Respite Care	CCE Provider	As defined in Ch. 410 or 430, F.S.	At least two (2) providers serving each county of the region.	At least two (2) providers serving each county of the region.
	Nurse Registry	Licensed per 400.506, F.S.
	Adult Day Care Center	Licensed per Ch. 429, Part III, F.S.
	Assisted Living Facility**	Licensed per Ch. 429, Part I, F.S.
	Nursing Facility	Licensed per Ch. 400, Part II, F.S.
	Center for Independent Living	As defined under 413.371, F. S.
	Home Health Agency	Licensed per Ch. 400, Part III, F.S.; Optional to meet Federal Conditions of Participation under 42 CFR 484.
	Homemaker/ Companion Agency	Registration in accordance with 400.509, F.S.
Transportation	Independent (private auto, wheelchair van, bus, taxi)	Licensed per Ch. 322, F.S.; Residential facility providers that comply with requirements of Ch. 427, F.S.	At least two (2) providers serving each county of the region.	At least two (2) providers serving each county of the region.
	Community Transportation Coordinator	Licensed per Chapter 316 and 322, F. S., in accordance with Chapter 41-2, F. A. C

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 59 of 83

Long-Term Care Plan Benefit	Qualified Service Provider Types	Minimum Provider Qualifications	Minimum Network Adequacy Requirements
			Urban Counties	Rural Counties
Occupational Therapy	Home Health Agency	Licensed per Ch. 400, Part III, F.S.; Optional to meet Federal Conditions of Participation under 42 CFR 484.	At least two (2) providers serving each county of the region AND at least (1) provider within 30 minutes travel time	At least two (2) providers serving each county of the region AND at least (1) provider within 60 minutes travel time.
	Occupational Therapist Assistant	Licensed per Ch. 468, Part III, F.S.
	Occupational Therapist	Licensed per Ch. 468, Part III, F.S.
	Center for Independent Living	As defined under Chapter 413.371, F.S.; have licensed direct care staff, if required, to perform the waiver services
	Hospital Outpatient Department	Licensed per Ch. 395, Part I and 408, Part II, F.S., and required licensure or be under supervision of a licensed professional qualified to provide the service.
	Nursing Facility	Licensed per Ch. 400, Part III, F.S.;
Physical Therapy	Physical Therapist	Licensed per Ch. 486, F.S.	At least two (2) providers serving each county of the region AND at least (1) provider within 30 minutes travel time.	At least two (2) providers serving each county of the region AND at least (1) provider within 60 minutes travel time.
	Physical Therapist Assistant	Licensed per Ch. 486, F.S.
	Home Health Agency	Licensed per Ch. 400, Part III, F.S.; Optional to meet Federal Conditions of Participation under 42 CFR 484.
	Center for Independent Living	As defined under Chapter 413.371, F.S.; have licensed direct care staff, if required, to perform the waiver services
	Hospital Outpatient Department	Licensed per Ch.395, Part I and 408, Part II, F.S., and required licensure or be under supervision of a licensed professional qualified to provide the service.
	Nursing Facility	Licensed per Ch. 400, Part III, F.S.;

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 60 of 83

Long-Term Care Plan Benefit	Qualified Service Provider Types	Minimum Provider Qualifications	Minimum Network Adequacy Requirements
			Urban Counties	Rural Counties
Respiratory Therapy	Home Health Agency
Home Health Agencies licensed per Chapter 400, Part III,F. S, employing certified respiratory therapists licensed under Chapter 468, F. S and may meet Federal conditions of Participation under 42 CFR 484 or individuals licensed per Chapter 468, F. S. as certified respiratory therapists.

			At least two (2) providers serving each county of the region AND at least (1) provider within 30 minutes travel time.	At least two (2) providers serving each county of the region AND at least (1) provider within 60 minutes travel time.
	Respiratory Therapist	Licensed per Ch. 468, F.S.
	Health Care Service Pools	Licensed per Chapter 400, Part IX, F. S.
Center for Independent Living
As defined under Chapter 413.371, F.S.; and registered, certified or licensed under s. 468, Part V, F.S., as a respiratory therapist or under the direct supervision of such registered, certified or licensed respiratory therapists.

	Hospital Outpatient Department	Licensed per Ch. 395, Part I and 408, Part II, F.S., and required licensure or be under supervision of a licensed professional qualified to provide the service.
	Nursing Facility	Licensed per Ch. 400, Part III, F.S.;
Speech Therapy	Speech-Language Pathologist	Licensed per Ch. 468, Part I, F.S.	At least two (2) providers serving each county of the region AND at least (1) provider within 30 minutes travel time.	At least two (2) providers serving each county of the region AND at least (1) provider within 30 minutes travel time.
	Home Health Agency	Licensed per Ch. 400, Part III, F.S.; Optional to meet Federal Conditions of Participation under 42 CFR 484.
	Center for Independent Living	As defined under Chapter 413.371, F.S.; have licensed direct care staff, if required, to perform the waiver services
* The Agency reserves the right to change Minimum Provider Qualifications and Minimum Network Adequacy Requirements.
**Additional qualifications: See Section V.A.3.g. for HCB characteristics requirements.
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AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 61 of 83

Table 2
PDO Provider Qualifications

Long-term Care Plan Benefit	Qualified Service Provider Types	Minimum Provider Qualifications
Adult Companion	Individual	None *
Attendant Care	Registered Nurse (RN), Licensed Practical Nurse (LPN)	Licensed per Chapter 464, F. S.*
Homemaker	Individual	None *
Intermittent/ Skilled Nursing	Registered Nurse (RN), Licensed Practical Nurse (LPN)	Licensed per Chapter 464, F. S.*
Personal Care	Individual	None*
* Individuals of the enrollee's choosing may provide PDO services so long as they meet the minimum provider qualifications as above and are eighteen (18) years of age or older. PDO providers are also required to sign a Participant/Direct Service Worker Agreement and obtain a satisfactory Level II background screening.

2.	Provider Contract Requirements

a.	The Managed Care Plan shall include the following provisions in its provider contracts:

(1)
Require that each provider develop and maintain policies and procedures for back-up plans in the event of absent employees, and that each provider maintain sufficient staffing levels to ensure that service delivery is not interrupted due to absent employees;

(2)	Include requirements for residential facilities regarding collection of patient responsibility, including prohibiting the assessment of late fees; and

(3)
For assisted living facilities and adult family care homes, that they shall conform to the HCB characteristics pursuant this Contract. The Managed Care Plan shall include the following statement verbatim in its provider contracts with assisted living facility and adult family care home providers:

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(Insert ALF/AFCH identifier) will support the enrollee's community inclusion and integration by working with the case manager and enrollee to facilitate the enrollee's personal goals and community activities.
Enrollees residing in (insert ALF/AFCH identifier) shall be offered services with the following options unless medical, physical, or cognitive impairments restrict or limit exercise of these options.
Choice of:

•	Private or semi-private rooms;

•	Roommate for semi-private rooms;

•	Locking door to living unit;

•	Access to telephone and length of use;

•	Eating schedule; and

•	Participation in facility and community activities.
Ability to have:

•	Unlimited visitation; and

•	Snacks as desired.
Ability to:

•	Prepare snacks as desired; and

•	Maintain personal sleeping schedule.

(4)	The Managed Care Plan shall include the following statement in its provider contract with assisted living facility providers:
(Insert ALF identifier) hereby agrees to accept monthly payments from (insert plan identifier) for enrollee services as full and final payment for all Long-term Care services detailed in the enrollee's plan of care which are to be provided by (insert ALF identifier). Enrollees remain responsible for the separate ALF room and board costs as detailed in their resident contract. As enrollees age in place and require more intense or additional Long-term Care services, (insert ALF identifier) may not request payment for new or additional services from an enrollee, their family members or personal representative. (Insert ALF identifier) may only negotiate payment terms for services pursuant to this provider contract with (insert plan identifier).

(5)
The Managed Care Plan shall include the following provision it its provider contract with nursing facilities and hospices: The provider shall maintain active Medicaid enrollment and submit required cost reports to the Agency for the duration of this agreement.

D.	Provider Services

1.	Provider Handbook and Bulletin Requirements

a.	The Managed Care Plan shall include the following information in its provider handbooks:

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(1)	The role of case managers;

(2)	Requirements for HCBS providers regarding critical incident reporting and management; and

(3)	Requirements for residential facilities regarding patient responsibility.

E.	Medical/ Case Records Requirements

1.	Standards for Medical/Case Records

a.	The Managed Care Plan shall ensure the adherence to the following provisions.

(1)
The enrollee's case record documents all activities and interactions with the enrollee and any other provider(s) involved in the support and care of the enrollee. The record shall include, at a minimum, the following information:

(a)
Enrollee demographic data including emergency contact information, guardian contact data, if applicable, permission forms and copies of assessments, evaluations, and medical and medication information;

(b)	Legal data such as guardianship papers, court orders and release forms;

(c)	Copies of eligibility documentations, including level of care determinations by CARES;

(d)	Identification of the enrollee's PCP;

(e)	Information from quarterly onsite assessments that addresses at least the following:

i.	Enrollee's current medical/functional/behavioral health status, including strengths and needs;

ii.	Identification of family/informal support system or community resources and their availability to assist the enrollee, including barriers to assistance;

iii.	Enrollee's ability to participate in the review and/or who case manager discusses service needs and goals with if the enrollee was unable to participate, and

iv.	Environmental and/or other special needs.

(f)	Needs assessments, including all physician referrals;

(g)	Documentation of HCB characteristics for enrollees in ALFs and AFCHs. The responses to the HCB characteristics queries and enrollee limitations shall be documented;

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(h)	Documentation of interaction and contacts (including telephone contacts) with enrollee, family of enrollees, service providers or others related to services;

(i)
Documentation of issues relevant to the enrollee remaining in the community with supports and services consistent with his or her capacities and abilities. This includes monitoring achievement of goals and objectives as set forth in the plan of care;

(j)	Residential agreements between facilities and the enrollee;

(k)	Problems with service providers shall be addressed in the narrative with a planned course of action noted;

(l)	Copies of eligibility documents, including LOC determinations;

(m)	Record of Service authorizations;

(n)	CARES assessment documents;

(o)	Documentation that the enrollee has received and signed, if applicable, all required plan and program information (including copies of the enrollee handbook, provider directory, etc.);

(p)	Documentation of the discussion of Advanced Directives and Do Not Resuscitate orders;

(q)	Documentation of the discussion with the enrollee on the procedures for filing complaints and grievances;

(r)	Documentation of the choice of a participant-directed care option;

(s)	Notices of Action sent to the enrollee regarding denial or changes to services (discontinuance, termination, reduction or suspension);

(t)	Enrollee-specific correspondence;

(u)	Physician's orders for Long-term Care services and equipment;

(v)	Provider evaluations/assessments and/or progress reports (e.g., home health, therapy, behavioral health);

(w)	Case notes including documentation of the type of contact made with the enrollee and/or all other persons who may be involved with the enrollee's care (e.g., providers);

(x)	Other documentation as required by the Managed Care Plan;

(y)	Copy of the contingency plan and other documentation that indicates the enrollee/representative has been advised regarding how to report unplanned gaps in authorized service delivery; and

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(z)	Documentation of choice between institutional and home and community-based services.

(2)
Case management enrollee file information shall be maintained by the Managed Care Plan in compliance with state regulations for record retention. Per 42 CFR 441.303(c)(3), written and electronically retrievable documentation of all evaluations and re-evaluations shall be maintained as required in 45 CFR 92.42. The Managed Care Plan shall specify in policy where records of evaluation and re-evaluations of level of care are maintained and exchanged with the CARES unit.

(3)	The Managed Care Plan shall adhere to the confidentiality standards under the Health Insurance Portability and Accountability Act (HIPAA).

(4)	Case files shall be kept secured.

(5)	All narratives in case records shall be electronically signed and dated by the case manager. Electronic signatures with date stamps are allowable for electronic case records.
Section VII. Quality and Utilization Management

A.	Quality Improvement
There are no additional quality improvements provisions unique to the LTC managed care program.

B.	Performance Measures (PMs)

1.	Required Performance Measures (PMs)

a.	The Managed Care Plan shall collect and report the following performance measures, certified via qualified auditor.

HEDIS/Agency-defined
1
Care for Older Adults (COA): - included components: advance care planning; medication review, and functional status assessment.
Add age bands:
18 to 60 years as of December 31 of the measurement year*
61 to 65 years as of December 31 of the measurement year*
66 years and older as of December 31 of the measurement year

Agency-defined
2	Required Record Documentation (RRD)
3	Face-To-Face Encounters (F2F)
4	Case Manager Training (CMT)
5	Timeliness of Services (TOS)
6	Prevalence of Antipsychotic Drug Use in Long-Stay Dementia Residents
*Agency addition to HEDIS

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 66 of 83

b.
The Agency, at its sole discretion, may add and/or change required performance measures based on state and federal quality initiatives. These measures may include, but are not limited to, Medicare measures related to nursing home care and home-based care. Examples of measures that may be included are avoidable hospitalizations; hospital readmissions; prevalence of pressure ulcers; prevalence of use of restraints; rates of antipsychotic drug use; prevalence of dehydration among enrollees; and prevalence of Baker Act-related hospitalizations.

c.
The first Performance Measure Report is due to the Agency no later than July 1, 2014, covering the measurement period of calendar year 2013. Due to continuous enrollment requirements, several measures will not be reported for calendar year 2013. The measures that some managed care plans should be able to report are:

(1)	Face-to-Face Encounters (managed care plans with at least three (3) months of enrollment);

(2)	Case Manager Training (managed care plans with case managers employed ninety (90) days or more as of December 31, 2013);

(3)	Timeliness of Services (managed care plans with at least one month of enrollment).

C.	Performance Improvement Projects (PIPs)
The Managed Care Plan shall perform two (2) Agency-approved statewide performance improvement projects (PIPs), one (1) clinical PIP and one (1) non-clinical PIP.

1.	The collaborative PIP topic for the long-term care plans is Medication Review. This is a clinical PIP.

2.	The Managed Care Plan shall submit a proposed non-clinical PIP topic to the Agency contract manager no later than March 21, 2014.
3.    PIP proposals (including activities I through VI of the EQRO PIP validation form) for both the collaborative PIP and the non-clinical PIP are due to the Agency no later than August 1, 2014.

D.	Satisfaction and Experience Surveys

1.	Enrollee Satisfaction Survey

a.
The Managed Care Plan shall conduct an annual enrollee satisfaction survey for a time period specified by the Agency, using the revised Enrollee Survey for Long-term Care Plans provided February 20, 2014 and located at: http://ahca.myflorida.com/medicaid/statewide mc/survey.shtml.

b.	The Managed Care Plan shall follow the Survey Administration Guidelines below:

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 67 of 83

(1)
Long-term Care Plans (LTC Plans) are required to contract with an Agency-approved independent survey vendor to administer the surveys. The minimum sample size is 1,700, with a target of 411 completed surveys. The survey should be administered according to the NCQA mixed mode protocol (mail with telephone follow-up).

(2)	The first round of surveys will be of LTC Plan members residing in the community. A simple random sample per NCQA protocol should be used.

(3)	To be included in the survey sample, enrollees must have been enrolled in the LTC plan for at least six months with no more than a 1-month gap in enrollment.

(4)
LTC Plans are required to use the core LTC Plan Enrollee Survey. If they would like to add questions to the survey, those questions may be added to the end of the core survey. Additional questions must be submitted to the Agency contract manager for review and approval prior to being included in the survey.

(5)
LTC plans must submit an Excel file of the survey results (including the responses to each survey item for each respondent) as well as an Excel file report of the aggregate response rates for the plan for each survey item. Both of these items must be attested to by the plan's independent survey vendor and a plan attestation regarding the accuracy and completeness of the files must be submitted. The submission templates for each of these two files may be obtained from the Agency's contract manager.

(6)	The due dates for the LTC Plan Enrollee Survey Results submissions will be as follows:

(a)	The first enrollee survey results submissions will be due to the Agency by December 31, 2014.

(b)	The second enrollee survey results submissions will be due to the Agency by October 1, 2015.

(c)	The third submission is due by July 1, 2016.

(d)	Thereafter, submissions are due to the Agency by July 1 of each Contract year.

c.
The Managed Care Plans shall submit to the Agency, in writing, by April 7, 2014, a proposal for survey administration and reporting that includes identification of the survey administrator/vendor; sampling methodology; administration protocol; analysis plan; and reporting description.

d.
The Managed Care Plan shall submit a corrective action plan, as required by the Agency, within sixty 60 days of the request from the Agency to address any deficiencies the annual enrollee satisfaction survey.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 68 of 83

e.
The Managed Care Plan shall use the results of the annual member satisfaction survey to develop and implement plan-wide activities designed to improve member satisfaction. Activities conducted by the Managed Care Plan pertaining to improving member satisfaction resulting from the annual enrollee satisfaction survey must be reported to the Agency on a quarterly basis.

E.	Provider- Specific Performance Monitoring

1.	Medical/Case Record Review

a.	The Managed Care Plan shall conduct medical/case record reviews at the following provider sites:

(1)	Adult Family Care Homes at least once every two (2) years; and

(2)	Assisted Living Facilities at least once every two (2) years.

F.	Other Quality Management Requirements

1.	Critical Incidents

a.
The Managed Care Plan shall develop and implement a critical and adverse incident reporting and management system for incidents that occur in a home and community-based Long-term Care service delivery setting, including: community-based residential alternatives other than assisted living facilities; other HCBS provider sites; and an enrollee's home, if the incident is related to the provision of covered HCBS.

b.
The Managed Care Plan shall require HCBS providers to report adverse incidents to the Managed Care Plans within twenty-four (24) hours of the incident. The Managed Care Plan shall not require nursing facilities or assisted living facilities to report adverse incidents or provide incident reports to the Managed Care Plan. Adverse incidents occurring in nursing facilities and assisted living facilities will be addressed in accordance with Florida law, including but not limited to ss. 400.147, 429.23, Chapter 39 and Chapter 415, F.S.

c.
If the event involves a health and safety issue for an enrollee with LTC benefits, the LTC Managed Care Plan or Comprehensive LTC Managed Care Plan and case manager shall arrange for the enrollee to move from his/her current location or change providers to accommodate a safe environment and participating or direct service provider of the enrollee's choice.

d.
If an investigation of suspected abuse, neglect or exploitation requires the enrollee to move from his/her current locations, the LTC Managed Care Plan or Comprehensive LTC Managed Care Plan shall coordinate with the investigator to find a safe living environment or another participating provider of the enrollee's choice.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 69 of 83

G.	Utilization Management
There are no additional utilization management provisions unique to the LTC managed care program.

H.	Continuity of Care in Enrollment
There are no additional continuity of care in enrollment provisions unique to the LTC managed care program.
Section VIII. Administration and Management

A.	Organizational Governance and Staffing
Addition requirements related to case management staffing are specified in Section V.E. 2, Case Management Staff Qualifications and Experience.

B.	Subcontracts
There are no additional subcontract provisions unique to the LTC managed care program.

C.	Information Management and Systems
There are no additional information management and systems provisions unique to the LTC managed care program.

D.	Claims and Provider Payment
There are no additional claims and provider payment provisions unique to the LTC managed care program.

E.	Encounter Data Requirements
There are no additional encounter data provisions unique to the LTC managed care program.

F.	Fraud and Abuse Prevention
There are no additional fraud and abuse prevention provisions unique to the LTC managed care program.
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AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 70 of 83

Section IX. Method of Payment

A.	Fixed Price Unit Contract
There are no additional provisions unique to the LTC managed care program.

B.	Payment Provisions

1.	Capitation Rates

a.	The Agency will prospectively adjust the base capitation rates included in Attachment I, Scope of Services to reflect the Managed Care Plan's enrolled risk.

b.
The Agency will develop a pre-enrollment benchmark case mix for each region based on analysis of the most recent twelve (12) months of historical data that allows for three (3) months of claims run out. The enrollment distribution will be calculated using population segmentation logic consistent with that used in rate development. Recipients whose last care setting prior to the start of the capitation rate period was nursing facility will be classified as Non-HCBS. Recipients who become program-eligible after the start of the capitation rate period will be classified as Non-HCBS based on program codes that indicate Institutional Care Program eligibility. Enrollees not meeting the Non-HCBS classification criteria will be classified as HCBS. For rate purposes, for both the transitioned and new enrollees, the recipient's initial classification will remain valid through the duration of the capitation rate period.

c.
Month 1: In each region, the Agency will pay the Managed Care Plan a blended capitation rate that reflects the regional pre-enrollment benchmark case mix, adjusted for the Agency-required transition percentage, which is included as Attachment I, Scope of Services, Exhibit I-C. AHCA will later perform a reconciliation based on month one (1) actual enrollment and case mix for each plan.

d.
Subsequent months: For the second month and each subsequent month of the contract payment period, AHCA will develop a blended capitation rate for the Managed Care Plan, adjusted for the new enrollments and disenrollments that occurred in the previous month, and adjusted for the Agency-required transition percentage.

e.
Once ninety-five percent (95%) of regional eligible recipients are enrolled in managed care plans, the Agency will ensure that the recalibrated rates are budget neutral to the State on a PMPM basis. The benchmark against which budget neutrality will be measured is the region-wide rate based on the pre-enrollment case mix with the Agency-required transition percentage.

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AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 71 of 83

2.	Rate Adjustments and Reconciliations

a.	Pursuant to ss. 409.983(6) and 409.983(7), F.S., the Agency will reconcile the Managed Care Plan's payments to nursing facilities, including patient responsibility and hospices as follows:

(1)
Actual nursing facility payments shall be reconciled by the Agency to ensure actual claim payments are, at a minimum, the same as Medicaid fee-for-service (FFS) claim payments. Any Managed Care Plan provider payments to nursing homes in excess of FFS claim payment will not be reimbursed by the Agency or in any way increase per member per month payment to the Managed Care Plan in any current or future capitation rate setting period. The Managed Care Plan accepts and assumes all risks of excess payments as a cost of doing business and cannot seek additional Medicaid payments for such business decisions. Any inadvertent payments made by the Agency to a Managed Care Plan in excess of the FFS amount shall be overpayments and shall be recouped.

(a)	The nursing facility rate reconciliation process required by 409.983(6), Florida Statutes, is as follows:

i.
The Agency will set facility-specific payment rates based on the rate methodology outlined in the most recent version of the Florida Title XIX Long-term Care Reimbursement Plan. The Managed Care Plan shall pay nursing facilities an amount no less than the nursing facility specific payment rates set by the Agency and published on the Agency website. The Managed Care Plan shall use the published facility-specific rates as a minimum payment level for all future payments.

ii.	Participating nursing facilities shall maintain their active Medicaid enrollment and submit required cost reports to the Agency.

iii.	For changes in nursing facility payment rates that apply prospectively, the following process shall be used:

•
The Agency will annually reconcile between the nursing facility payment rates used in the capitation rates and the actual published payment rates. This Managed Care Plan-specific reconciliation will be performed using the Managed Care Plan's own utilization, as reflected through encounter data that covers the capitation rate period dates of services with at least four (4) months of claims run out.

•
The Managed Care Plan shall review and provide written comments or a letter of concurrence to the Agency within forty-five (45) days after receipt of the reconciliation results. This reconciliation is considered final if the Managed Care Plan concurs with the result.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 72 of 83

•	Comments and errors identified are limited to the published rates reviewed and related Managed Care Plan nursing facility and hospice payments, methodology and/or calculations.

•
If the Managed Care Plan or the Agency comments that such an error has occurred, a new forty-five (45) calendar review period shall start on the date the Managed Care Plan receives the Agency's final determination of the reconciliation results. The Agency's final determination of the reconciliation results shall be final and conclusive. The Managed Care Plan may dispute the Agency's decision as per Section XVI.I., Disputes, if it does not concur with the results.

•	If the Managed Care Plan does not provide comments within the forty-five (45) calendar day period, no further opportunity for review consideration will be provided.

iv.	For changes in nursing facility payment rates that apply retroactively, the following process shall be used:

•	The Agency will settle directly with nursing facilities that were overpaid for the prior period. The Managed Care Plan shall not collect such payments from the nursing facilities.

•
The Agency may settle directly with nursing facilities that were underpaid for the prior period, or may send the payment to the Managed Care Plan for distribution to the affected nursing facility. If the Managed Care Plan is asked to distribute an underpayment to a nursing facility under this process, payment to the facility shall be made within fifteen (15) days of receiving the payment from the Agency.

(2)
Hospices: The Agency will set hospice level of care and room and board rates based upon the rate development methodology detailed in 42 CFR Part 418 for per diem rates and Chapter 409.906 (14), Florida Statutes and 59G-4.140, Florida Administrative Code, for room and board rates. The Managed Care Plan shall pay hospices an amount no less than the hospice payment rates set by the Agency and published on the Agency website no later than October 1 of each year for per diem rates and January 1 and July 1 of each year for room and board rates for nursing home residents. The Managed Care Plan shall use the published hospice rates as a minimum payment level for all future payments.

(a)	Participating hospices shall maintain their active Medicaid enrollment and submit room and board cost logs to the Agency.

(b)	For changes in hospice per diem and room and board payment rates that apply prospectively, the following process shall be used:

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 73 of 83

i.
The Agency will annually reconcile between the hospice per diem and room and board payment rates used in the capitation rates paid and the actual published payment rates. This hospice-specific reconciliation will be performed using the Managed Care Plan's own utilization, as reflected through encounter data that covers the capitation rate period dates of services with at least four (4) months of claims run out.

ii.
The Managed Care Plan shall review and provide written comments or a letter of concurrence to the Agency within forty-five (45) days after receipt of the reconciliation results. This reconciliation is considered final if the Managed Care Plan concurs with the result.

iii.	Comments and errors identified are limited to the published rates reviewed and related Managed Care Plan hospice payments, and methodology, and/or calculations.

iv.
If the Managed Care Plan or the Agency comments that such an error has occurred, a new forty-five (45) calendar review period shall start on the date the Managed Care Plan receives the Agency's final determination of the reconciliation results. The Agency's final determination of the reconciliation results shall be final and conclusive. The Managed Care Plan may dispute the Agency's decision as per Section XVI. I., Disputes, if it does not concur with the results.

v.	If the Managed Care Plan does not provide comments within the forty-five (45) calendar day period, no further opportunity for review consideration will be provided.

(3)
Patient Responsibility Reconciliation. The Managed Care Plan shall have its annual patient responsibility collections and HCBS waiver service costs report reviewed annually to verify the patient responsibility collections on a per capita basis did not exceed the cost of HCBS services. If the per capita patient responsibility collections exceed the HCBS waiver costs, the Agency will adjust the capitation to correct the Managed Care Plan overpayment.

(4)
Nursing Facility, Hospice and Patient Responsibility Collection Reconciliation Schedule. The Agency will announce the reconciliation schedule after the close of each capitation rate period. The Managed Care Plan shall respond to any Agency requests for additional information concerning the reconciliation within fifteen (15) days of notification.

(5)
Actual hospice payments shall be reconciled by the Agency to ensure actual claim payments are, at a minimum, the same as Medicaid fee-for-service (FFS) claim payments. Any Managed Care Plan provider payments to hospices in excess of FFS claim payment will not be reimbursed by the agency or in any way increase per member per month payment to the Managed Care Plan in any current or future capitation rate setting period. The Managed Care Plan accepts and assumes all risks of excess payments as a cost of doing business and cannot seek additional Medicaid payments for such business decisions.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 74 of 83

Any inadvertent payments made by the Agency to a Managed Care Plan in excess of the FFS amount shall be overpayments and shall be recouped.

7.	Community High Risk Pool (CHRP)

a.
The Community High Risk Pool (CHRP) for the SMMC Long-Term Care (LTC) program, implemented July 1, 2014, recognizes the disproportionate enrollment of high cost home and community-based (HCBS) recipients. The CHRP operates as a revenue neutral redistribution of plan reimbursement associated with community enrollees. The risk pool is funded through a small withhold amount applied to the pre-transition adjusted HCBS enrollment for the LTC contractor. Encounter data submissions are required in accordance with Attachment II, Core Contract Provisions, Section VIII, Administration and Management, E., Encounter Data Requirements. The Agency shall analyze the LTC encounter data submitted by the LTC plans.

(1)	Only HCBS services will be used to evaluate the SMMC LTC risk pool for an enrolled recipient.

(2)	Costs associated with nursing home services and hospice services are explicitly excluded from the distribution of the risk pool.

b.	Effective July 1, 2014, the Agency will establish a withhold per-member-per-month (PMPM) on a quarterly basis.

(1)	The withhold PMPM will use only state-plan or waiver approved services and exclude nursing facility and hospice services.

(2)	The CHRP will be established by SMMC LTC region.

(3)	The Agency may adjust the PMPM withhold value on a quarterly basis as necessary.

(4)	The Agency shall communicate the terms of the CHRP including the threshold and coinsurance amount each quarter.

(5)	The established CHRP withhold will be applied to the pre-transition HCBS enrollment on a monthly basis.

c.
The Agency will distribute the funds in the CHRP in proportion to each LTC Plan's reported or Agency adjusted expenditures in excess of the CHRP threshold average PMPM for HCBS recipients for the quarterly period.

(1) The Agency will utilize encounter data submitted by the LTC Plan and the enrollment maintained by the Agency to evaluate LTC plan expenditures for the purpose of distributing the CHRP funds. Encounter data shall be submitted in accordance with Attachment, II, Core Contract Provisions, Section VIII, Administration and Management, E., Encounter Data Requirements.

(2)	The Agency shall aggregate the qualified service expenditures from the encounter data by LTC Plan for the quarter based on incurred date reported on

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 75 of 83

the encounter data for HCBS recipients who were eligible on the date of service. The Agency, at its discretion, may reprice encounter data based on what the Agency would have paid for the same services under fee-for-service.

(3)
The first CHRP distribution will cover the months of July and August 2014, for incurred dates paid through November 2014, with payment in December 2014, after which distributions will occur every three (3) months) using the following schedule:

(a)	February Disbursement- Claims incurred September- November, paid and submitted through January;

(b)	May Disbursement - Claims incurred December- February, paid and submitted through April;

(c)	August Disbursement - Claims incurred March - May, paid and submitted through July; and

(d)	November Disbursement - Claims incurred June - August, paid and submitted through October.

(4)
At the end of each twelve (12) month period, in the event the eligible expenditures for the CHRP are less than the total amount withheld the balance of the withheld amount less any disbursement for eligible expenditures will be refunded to the LTC Plans participating in the region

(5)
At the end of each twelve (12) month period, in the event the LTC Plan(s) in a region do not have any HCBS recipients whose expenditures meet the threshold the withheld amounts will be refunded to the LTC Plans participating in the region.

(6)
At the end of each twelve (12) month period, the Agency will close the funds, eliminating any carry over balances, and return any unused portion of each regional fund to the LTC Plans operating in that region on a per member basis. The Agency, at its discretion, may distribute any unused portion of the funds from the pool before the end of the twelve (12) month period.

d.
The Agency may adjust prior CHRP distributions if the encounter data used for the original CHRP distribution has changed through adjustments submitted in the encounter data that may include but are not limited to voided and replaced encounters submitted by the LTC Plans or a recipients retro-active disenrollment from the SMMC LTC program. Twelve (12) months after the end of the quarter, the Agency will make no further post-payment adjustments,

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 76 of 83

Section X. Financial Requirements

A.	Insolvency Protection
There are no additional insolvency provisions unique to the LTC managed care program.

B.	Surplus
There are no surplus provisions unique to the LTC managed care program.

C.	Interest
There are no additional interest provisions unique to the LTC managed care program.

D.	Third Party Resources

1.	Patient Responsibility

a.
The Managed Care Plan is responsible for collecting patient responsibility as determined by DCF and shall have policies and procedures to ensure that, where applicable, enrollees are assessed for and pay their patient responsibility. Some enrollees have no patient responsibility either because of their limited income or the methodology used to determine patient responsibility.

b.
The Managed Care Plan may transfer the responsibility for collecting its enrollees' patient responsibility to residential providers and compensate these providers net of the patient responsibility amount. If the Managed Care Plan transfers collection of patient responsibility to the provider, the provider contract shall specify complete details of both parties' obligations in the collection of patient responsibility. The Managed Care Plan shall either collect patient responsibility from all of its residential providers or transfer collection to all of its residential providers.

c.
The Managed Care Plan shall have a system in place to track the receipt of patient responsibility at the enrollee level irrespective of which entity collects the patient responsibility. This data shall be available upon request by the Agency. The Managed Care Plan or its providers shall not assess late fees for the collection of patient responsibility from enrollees.

d.
The Managed Care Plan shall submit a Patient Responsibility Report annually, in accordance with Section XIV, Reporting Requirements, and the Managed Care Plan Report Guide. If an enrollee's patient responsibility exceeds the reported Medicaid Home and Community Based service expenditure, the Agency will employ the reconciliation process detailed in Section IX.B., Payment Provisions, to determine if a payment adjustment is required.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 77 of 83

E.	Assignment
There are no additional assignment provisions unique to the LTC managed care program.

F.	Financial Reporting
There are no additional financial reporting provisions unique to the LTC managed care program.

G.	Inspection and Audit of Financial Records
There are no additional inspection provisions unique to the LTC managed care program.
Section XI. Sanctions

A.	Contract Violations and Non-Compliance
There are no additional provisions unique to the LTC managed care program.

B.	Performance Measure Action Plans (PMAP) and Corrective Action Plans (CAP)
There are no additional PMAP and/or CAP provisions unique to the LTC managed care program.

C.	Performance Measure Sanctions

1.
The Agency may sanction the Managed Care Plan for failure to achieve minimum performance scores on performance measures specified by the Agency after the first year of poor performance. The HEDIS measure will be compared to the National Committee for Quality Assurance HEDIS National Means and Percentiles. The Agency-defined measures have threshold rates (percentages) that may trigger a sanction. The Survey-based measures have threshold average ratings (from 0-10) that may trigger a sanction.

Performance Measure Sanction Table – Effective 8/01/2013 – 8/31/2018
HEDIS Measures	Rate and applicable sanction
Care for Older Adults	Rate < 25th percentile - immediate monetary sanction and PMAP may be imposed Rate < 50th percentile - PMAP may be required
Agency-defined Measures	Rate and applicable sanction
Required Record Documentation – numerators 1-4	Rate < 85% - immediate monetary sanction and PMAP may be imposed Rate < 90% - PMAP may be required
Face-to-Face Encounters
Care Manager Training
Timeliness of Service
Survey-based Measures	Average rating and applicable sanction
Satisfaction with Long-term Care Plan	Rate 4.0 or lower – immediate monetary sanction and PMAP may be imposed Rate 5.0 or lower – PMAP may be required
Satisfaction with Care Manager
Rating of Quality of Services

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 78 of 83

2.
Monetary sanctions: The Managed Care Plan may receive a monetary sanction for measures for which their scores meet the thresholds given in the above table for the first offense. Managed Care Plans shall receive a monetary sanction for measures for which their scores meet the thresholds given in the above table for the second offense and subsequent offenses. For the HEDIS and Agency-defined measures, if the Health Plan has a score/rate that triggers an immediate monetary sanction, the Health Plan may be sanctioned $500 for each case in the denominator not present in the numerator. If the Health Plan fails to improve these performance measures in subsequent years, the Agency will impose a sanction of $1,000 per case. For each Survey-based measure in the table above for which the Health Plan has an average rate that triggers an immediate monetary sanction, the Health Plan may be sanctioned $10,000.

3.
The Agency may amend the performance measure thresholds and sanctions and will notice the Managed Care Plans prior to the start of the applicable measurement year or with an amount of notice mutually agreed upon by the Agency and the Managed Care Plans. Amendments to the performance measure thresholds and sanctions may include, but are not limited to, adding and removing performance measures from the sanction strategy, changing thresholds for sanctions, and changing the monetary amounts of sanctions.

D.	Other Sanctions
There are no additional provisions unique to the LTC managed care program.

E.	Notice of Sanctions
There are no additional notice provisions unique to the LTC managed care program.

F.	Dispute of Sanctions
There are no additional disputes provisions unique to the LTC managed care program.
Section XII. Special Terms and Conditions
The Special Terms and Conditions in Section XII, Special Terms and Conditions apply to all LTC Managed Care Plans and Comprehensive LTC Managed Care Plans unless specifically noted otherwise in this Exhibit.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 79 of 83

Section XIII. Liquidated Damages

A.	Damages
Additional damages issues and amounts unique to the LTC managed care program are specified below.
B. Issues and Amounts
If the Managed Care Plan fails to perform any of the services set forth in the Contract, the Agency may assess liquidated damages for each occurrence listed in the LTC Issues and Amounts Table below.

Liquidated Damages Issues and Amounts
#	LTC PROGRAM ISSUE	DAMAGES
1	Failure to comply with the medical/case records documentation requirements pursuant to the Contract.
$500 per plan of care for HCBS enrollees that does not include all of the required elements. $500 per member file that does not include all of the required elements. $500 per face-to-face visit where the care coordinator fails to document the specified observations.

These amounts shall be multiplied by two (2) when the Managed Care Plan has not complied with the caseload and staffing requirements

2	Failure to comply with the timeframes for developing and approving a plan of care for transitioning or initiating home and community-based services as described in the Contract.	$500 per day, per occurrence.
3	Failure to have a face-to-face contact between the Managed Care Plan case manager and each enrollee at least every ninety (90) days or following a significant change as described in the Contract.	$5,000 for each occurrence.
4	Failure to complete in a timely manner minimum care coordination contacts required for persons transitioned from a nursing facility to a community placement as described in the Contract.	$500 per day, per occurrence.
5
Failure to meet the performance standards established by the Agency regarding missed visits for personal care, attendant care, homemaker, or home-delivered meals for enrollees (referred to herein as “specified HCBS”) pursuant to the Contract.
$500 per day, per occurrence.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 80 of 83

Liquidated Damages Issues and Amounts
6
Failure to develop a person-centered plan of care for an enrollee that includes all of the required elements, and which has been reviewed with and signed and dated by the member or authorized representative, unless the member/representative refuses to sign, which shall be documented in writing as described in the Contract.
$500 per deficient plan of care. These amounts shall be multiplied by two (2) when the Managed Care Plan has not complied with the caseload and staffing requirements specified in the Contract.
7	Failure to meet any timeframe regarding care coordination for members as described in the Contract.	$250 per calendar day, per occurrence.
8	Failure to follow-up within seven (7) days of service authorization for the initial care plan to ensure that services are in place as described in the Contract	$5,000 for each occurrence.
9	Failure to provide a copy of the care plan to each enrollee’s PCP and residential facility in the timeframes as described in the Contract.	$500 per calendar day.
10	Failure to report enrollees that do not receive any Long-term Care services listed in the approved care plan for a month, as described in the Contract.	For each enrollee, an amount equal to the capitation rate for the month in which the enrollee did not receive Long- term Care services.
11	Failure to comply with obligations and time frames in the delivery of annual face-to-face reassessments for level of care as described in the Contract.	$1,000 per occurrence.
12	Failure to ensure that for each enrollee all necessary paperwork is submitted to DCF within the timeframes included in the Contract.	$100 assessed for each enrollee who temporarily loses eligibility (for less than 60 days) pursuant to a redetermination.
13	Failure to follow-up within twenty-four (24) hours of initial contact by the Florida Adult Protective Services Unit pursuant to the Contract	$5,000 for each occurrence
14	Performance Measure: Care for Older Adults
Failure to achieve a rate at the 25th percentile (per the NCQA National Means and Percentiles, Medicare) or higher will result in liquidated damages of $500 per each case in the denominator not present in the numerator for the measure.

If the Managed Care Plan’s rate remains below the 25th percentile in subsequent years, damages will be $1,000 per case.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 81 of 83

Liquidated Damages Issues and Amounts
15	Performance Measure: Required Record Documentation – numerators 1-4
Failure to achieve a rate of 90% or higher for each of these measures will result in liquidated damages of $500 per each case in the denominator not present in the numerator for the measure.

If the Managed Care Plan’s rate remains below 90% in subsequent years, damages will be $1,000 per case.

16	Performance Measure: Face-to-Face Encounters
Failure to achieve a rate of 90% or higher for each of these measures will result in liquidated damages of $500 per each case in the denominator not present in the numerator for the measure.

If the Managed Care Plan’s rate remains below 90% in subsequent years, damages will be $1,000 per case.

17	Performance Measure: Care Manager Training
Failure to achieve a rate of 90% or higher for each of these measures will result in liquidated damages of $500 per each case in the denominator not present in the numerator for the measure.

If the Managed Care Plan’s rate remains below 90% in subsequent years, damages will be $1,000 per case.

18	Performance Measure: Timeliness of Service
Failure to achieve a rate of 90% or higher for each of these measures will result in liquidated damages of $500 per each case in the denominator not present in the numerator for the measure.

If the Managed Care Plan’s rate remains below 90% in subsequent years, damages will be $1,000 per case.

19	Performance Measure: Satisfaction with Care Manager and LTC Managed Care Plan
Failure to achieve a rate of 90% or higher for each of these measures will result in liquidated damages of $500 per each case in the denominator not present in the numerator for the measure.

If the Managed Care Plan’s rate remains below 90% in subsequent years, damages will be $1,000 per case.

AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 82 of 83

Liquidated Damages Issues and Amounts
20	Performance Measure: Rating of Quality of Services
Failure to achieve a rate of 90% or higher for each of these measures will result in liquidated damages of $500 per each case in the denominator not present in the numerator for the measure.

If the Managed Care Plan’s rate remains below 90% in subsequent years, damages will be $1,000 per case.

Section XIV. Reporting Requirements

A.	Managed Care Plan Reporting Requirements

1.	Required Reports
The Managed Care Plan shall comply with all reporting requirements set forth in this Contract, including reports specific to LTC Managed Care Plans as specified in the Summary of Reporting Requirements Table below and the Managed Care Plan Report Guide.

Summary of Reporting Requirements
Report Name	Plan Type	Frequency
Participant Direction (PDO) Roster Report	All LTC Plans	Monthly
Case Management File Audit Report	All LTC Plans	Quarterly
Case Management Monitoring and Evaluation Report	All LTC Plans	Quarterly and Annually
Missed Services Report	All LTC Plans	Monthly
Case Manager Caseload Report	All LTC Plans	Monthly
Denial, Reduction or Termination of Services Report	All LTC Plans	Monthly
Enrollee Roster and Facility Residence Report	All LTC Plans	Monthly
Unable to Locate Report	All LTC Plans	Monthly
Patient Responsibility Report	All LTC Plans	Annually

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AHCA Contract No. FP020, Attachment II, Exhibit II-B, Effective 01/15/15, Page 83 of 83